     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2001


                                                      REGISTRATION NO. 333-64580

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                              CANTEL MEDICAL CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                             5047
22-1760285
 (State or other jurisdiction of     (Primary Standard Industrial
(IRS Employer
 incorporation or organization)       Classification Code Number)
Identification No.)

                         ------------------------------

                              CANTEL MEDICAL CORP.
                    OVERLOOK AT GREAT NOTCH, 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 890-7220

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                JAMES P. REILLY
                              CANTEL MEDICAL CORP.
                    OVERLOOK AT GREAT NOTCH, 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 890-7220

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:


          GAIL WEINSTEIN, ESQ.                    BARBARA A. WRIGLEY, ESQ.
            PHILIP S. GARON, ESQ.
Fried, Frank, Harris, Shriver & Jacobson          Executive Vice President
             Faegre & Benson LLP
           One New York Plaza                       Minntech Corporation
           2200 Wells Fargo Center
        New York, New York 10004                  14605 28th Avenue North
           90 South Seventh Street
             (212) 859-8000                     Minneapolis, Minnesota 55447
         Minneapolis, Minnesota 55402
                                                       (763) 553-2473
                (612) 766-7000


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions described herein have been satisfied or waived.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

CANTEL MEDICAL CORP.                                                    MINNTECH
CORPORATION

                        JOINT PROXY STATEMENT/PROSPECTUS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    Cantel Medical Corp. and Minntech Corporation have entered into a merger agreement that provides for a merger of Minntech with a subsidiary of Cantel. As a result of the merger, Minntech will become a wholly owned subsidiary of Cantel.

    In the merger, Minntech shareholders will receive $10.50 for each share of Minntech common stock they own, consisting of $6.25 in cash and a fraction of a share of Cantel common stock having a value of $4.25, based on the average closing price of Cantel common stock during a specified measurement period. The actual number of shares a Minntech shareholder will receive will be calculated by dividing $4.25 by the Cantel average closing price. However, a Minntech shareholder will not receive less than 0.1471 nor more than 0.2833 of a share of Cantel common stock for each share of Minntech common stock. Furthermore, if the Cantel average closing price is less than $13.24, Minntech will have the right to terminate the merger agreement, unless Cantel elects to increase the merger consideration, by adding cash or Cantel common stock, or both, to ensure that Minntech shareholders receive, for each share of Minntech common stock, consideration having a value of $10.00 based on the Cantel average closing price. The measurement period for the Cantel average closing price is the period of seven consecutive trading days ending on the sixth trading day before the date of the Minntech shareholders meeting.


    On July 27, 2001, the closing price of Cantel common stock, which trades on the Nasdaq National Market System under the symbol "CNTL," was $23.30 per share. Accordingly, if the exchange ratio were to be calculated using this price, each share of Minntech common stock would be converted into the right to receive $6.25 in cash and .1824 of a share of Cantel common stock, having a value of $4.25, for total merger consideration of $10.50.



    Minntech has scheduled a special meeting of its shareholders, and Cantel has scheduled a special meeting of its stockholders, to consider and vote on proposals relating to the merger. At Minntech's special shareholders meeting, it will ask its shareholders to consider and vote on the approval of the merger agreement and the merger. At Cantel's special stockholders meeting, it will ask its stockholders to consider and vote on approval of the issuance of Cantel common stock in the merger. In addition, Cantel will ask its stockholders to consider and vote on (1) the election of three directors to serve until the 2003 annual meeting or until their successors are duly elected and qualified;
(2) the amendment of Cantel's certificate of incorporation to change the current indemnification provision; and (3) the amendment of Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan from 700,000 to 1,000,000.



    To complete the merger, the shareholders of Minntech must approve the merger agreement and the merger and the stockholders of Cantel must approve the issuance of Cantel shares in the merger. This joint proxy statement/prospectus gives you detailed information about Cantel, Minntech and the merger and includes a copy of the merger agreement. We encourage you to read this entire document carefully before deciding how to vote. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 23 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE MERGER.


    Your vote is important, regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card, including the procedures listed on the Minntech proxy card for voting by telephone or the Internet, or you may attend the meeting of shareholders of your company. In the case of Minntech shareholders, if you do not vote, it will have the same effect as voting against approval of the merger agreement and the merger.

    We are very enthusiastic about the merger and join the members of the two companies' boards of directors in recommending that you vote "FOR" each of the proposals being submitted for your consideration and vote.



/s/ James P. Reilly                /s/ William Hope
James P. Reilly                    William Hope
PRESIDENT AND CHIEF EXECUTIVE      CHAIRMAN OF THE BOARD
OFFICER                            Minntech Corporation
Cantel Medical Corp.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CANTEL COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JULY 30, 2001, AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT AUGUST 2, 2001.

                             ADDITIONAL INFORMATION

    This joint proxy statement/prospectus is accompanied by a copy of Cantel's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and a copy of Cantel's Quarterly Report on Form 10-Q for the quarter ended April 30, 2001, which are attached to this joint proxy statement/ prospectus as Annex G and Annex H, respectively. This joint proxy statement/prospectus is also accompanied by a copy of Minntech's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which is attached to this joint proxy statement/prospectus as Annex I. This joint proxy statement/prospectus also incorporates important business and financial information about Cantel and Minntech from documents that are not included in or delivered with this joint proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Cantel Medical Corp.                   Minntech Corporation
150 Clove Road                         14605 28th Avenue North
Little Falls, New Jersey 07424         Minneapolis, Minnesota 55447
Attention: Joanna Z. Albrecht          Attention: General Counsel
Telephone number: (973) 890-7220       Telephone number: (763) 553-2473


    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SHAREHOLDERS MEETINGS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN AUGUST 29, 2001.



    For more information on the matters incorporated by reference in this joint proxy statement/ prospectus, please see "Where You Can Find More Information" on page 118.

                              CANTEL MEDICAL CORP.
                                 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07442

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



                        TO BE HELD ON SEPTEMBER 6, 2001


                            ------------------------


    Notice is hereby given that a Special Meeting of Stockholders of Cantel Medical Corp. will be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York on Thursday, September 6, 2001, at 10:00 a.m., eastern time, for the following purposes:


        1. To consider and vote upon the proposed issuance of shares of Cantel common stock in the merger of Canopy Merger Corp., a wholly owned subsidiary of Cantel, with and into Minntech Corporation, in accordance with the Agreement and Plan of Merger, dated as of May 30, 2001, among Cantel, Canopy Merger Corp., and Minntech. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

        2. To elect three directors to serve until the 2003 annual meeting or until their successors are duly elected and qualified.

        3. To amend Cantel's certificate of incorporation to change the current indemnification provision.

        4. To amend Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan from 700,000 to 1,000,000.


        5. To act on any other matters that may properly be brought before the special stockholders meeting or any adjournment or postponement of the meeting.


    THE BOARD OF DIRECTORS OF CANTEL RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE.


    Only stockholders of record at the close of business on July 24, 2001 are entitled to notice of, and to vote at, the special stockholders meeting or any adjournment or postponement of the special stockholders meeting.



    You are cordially invited to attend the special stockholders meeting. Whether or not you plan to attend, please act promptly to vote your shares on the proposals described above. You may vote your shares by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in this joint proxy statement/prospectus at any time before it has been voted at the special stockholders meeting.



    If you attend the special stockholders meeting, you may vote your shares in person even if you have previously submitted a proxy.



    The Special Meeting of Stockholders will also serve as the 2000 Annual Meeting of Stockholders.



                                               By Order of the Board of
Directors,

                                               /s/ Darwin C. Dornbush

                                               Darwin C. Dornbush
                                               SECRETARY



Little Falls, New Jersey
July 30, 2001

                              MINNTECH CORPORATION

                                ----------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 6, 2001
                             9:00 A.M. CENTRAL TIME
                              14550 28TH AVENUE N.
                          MINNEAPOLIS, MINNESOTA 55447


                            ------------------------

    At our special meeting of shareholders, we will ask you to consider and vote on the following proposal:

    TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 30, 2001, AMONG CANTEL MEDICAL CORP, CANOPY MERGER CORP., AND MINNTECH CORPORATION AND THE MERGER DESCRIBED THEREIN. UNDER THE MERGER AGREEMENT, MINNTECH WILL BECOME A WHOLLY OWNED SUBSIDIARY OF CANTEL AND MINNTECH SHAREHOLDERS WILL RECEIVE $6.25 IN CASH AND A FRACTION OF A SHARE OF CANTEL COMMON STOCK FOR EACH SHARE OF MINNTECH COMMON STOCK THAT THEY HOLD.

THE BOARD OF DIRECTORS OF MINNTECH RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.


    If you were a shareholder of record at the close of business on July 24, 2001, you may vote at our special meeting and at any adjournment of the meeting.


    Whether or not you plan to attend the special meeting in person, please complete, date, sign, and return the enclosed proxy card. A return envelope for your proxy card is provided for convenience. Shareholders of record also have the option of voting by telephone or via the Internet. Instructions for voting by telephone or the Internet are on the proxy card. You may revoke your proxy at any time before it is voted at the meeting.


    Under Minnesota law, dissenters' rights will be available to shareholders of record on July 24, 2001. To exercise your dissenters' rights, you must strictly follow the procedures prescribed by Minnesota law. These procedures are summarized in the accompanying joint proxy statement/ prospectus.


On behalf of the Board of Directors,

/s/ Barbara A. Wrigley

Barbara A. Wrigley
SECRETARY
July 30, 2001

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE CANTEL/MINNTECH MERGER......      1
SUMMARY.....................................................      5
  The Merger................................................      5
  The Companies.............................................      5
  What Minntech Shareholders Will Receive in the Merger.....      6
  Ownership of Cantel Following the Merger..................      7
  Reasons for the Merger....................................      7
  Recommendations of Boards of Directors....................      7
  Opinions of Financial Advisors............................      7
  Interests of Directors and Executive Officers of Minntech
    in the Merger...........................................      8
  The Shareholders Meetings.................................      8
  Voting Agreement..........................................      9
  Minntech Stock Options and Employee Stock Purchase Plan...      9
  Accounting Treatment of the Merger........................     10
  Tax Consequences of the Merger............................     10
  Dissenters' Rights........................................     11
  Regulatory Approvals Required for the Merger..............     11
  Financing of the Transaction..............................     11
  Material Terms of the Merger Agreement....................     11
  Restrictions on the Ability of Minntech Affiliates to Sell
    Cantel Stock............................................     13
  Stock Price and Dividend Information......................     13
  Cantel Selected Historical Financial Information..........     15
  Minntech Selected Historical Financial Information........     17
  Selected Unaudited Pro Forma Condensed Consolidated
    Financial Data..........................................     19
RISK FACTORS................................................     23
  Risks Relating to the Merger..............................     23
  Risks Relating to Cantel..................................     27
  Risks Relating to Minntech................................     29
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................     32
THE CANTEL SPECIAL STOCKHOLDERS MEETING.....................     35
  Time and Place; Matters to Be Considered..................     35
  Record Date; Quorum.......................................     35
  Votes Required............................................     36
  How Proxies Will Be Voted.................................     36
  Treatment of Abstentions and Broker Non-Votes.............     36
  How to Revoke Your Proxy..................................     37
  Solicitation of Proxies...................................     37
THE MINNTECH SPECIAL SHAREHOLDERS MEETING...................     37
  Time and Place; Matters to Be Considered..................     37
  Record Date; Quorum.......................................     37
  Votes Required............................................     37
  How Proxies Will Be Voted.................................     38
  Treatment of Abstentions and Broker Non-Votes.............     38
  How to Revoke Your Proxy..................................     38
  Solicitation of Proxies...................................     38
THE MERGER..................................................     39
  General...................................................     39
  What Minntech Shareholders Will Receive in the Merger.....     39

  Ownership of Cantel after the Merger......................     41
  Background of the Merger..................................     41
  Cantel's Reasons for the Merger; Recommendation of the
    Cantel Board of Directors...............................     49
  Minntech's Reasons for the Merger; Recommendation of the
    Minntech's Board of Directors and Special Committee.....     51
  Opinion of Financial Advisor to Cantel....................     54
  Opinion of Financial Advisor to Minntech..................     61
  Minntech Projections Provided to Cantel...................     68
  Interests of Directors and Executive Officers of Minntech
    in the Merger...........................................     68
  Accounting Treatment......................................     70
  Federal Income Tax Consequences...........................     71
  Regulatory Matters........................................     71
  Federal Securities Laws Consequences; Stock Transfer
    Restrictions............................................     72
  Financing.................................................     72
THE MERGER AGREEMENT........................................     75
  General...................................................     75
  Structure of the Merger...................................     75
  Closing; Effective Time...................................     75
  What Minntech Shareholders Will Receive in the Merger;
    Fractional Shares.......................................     75
  Procedures for Surrender of Minntech Stock Certificates...     75
  Minntech Stock Options and Employee Stock Purchase Plan...     76
  Representations and Warranties............................     77
  Conduct of Business.......................................     78
  Additional Agreements.....................................     80
  Expenses..................................................     82
  Conditions to the Completion of the Merger................     82
  Termination...............................................     83
  Amendments................................................     85
THE VOTING AGREEMENT........................................     86
  General...................................................     86
  Voting Agreement..........................................     86
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................     87
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................     95
  Market Prices and Dividends...............................     95
  Post-Merger Dividend Policy...............................     95
THE COMPANIES...............................................     96
  Cantel....................................................     96
  Minntech..................................................     96
DESCRIPTION OF CANTEL CAPITAL STOCK.........................     97
  Common Stock..............................................     97
  Preferred Stock...........................................     97
DISSENTERS' RIGHTS..........................................     98
  Cantel Stockholders.......................................     98
  Minntech Shareholders.....................................     98
  Filing Written Objection..................................     98
  No Voting in Favor of the Merger..........................     98
  Notice by Minntech........................................     99
  Remittance of Certificates................................     99
  Acceptance or Settlement of Demand........................    100
  Court Determination.......................................    100
COMPARISON OF SHAREHOLDER RIGHTS............................    101

  Call of Shareholders Meetings.............................    102
  Shareholder Action Without a Meeting......................    102
  Amendments to Governing Documents.........................    102
  Dissenters' Rights........................................    103
  Dividends; Stock Repurchases..............................    104
  Corporate Takeover Legislation............................    104
  Interested Shareholder Transactions.......................    105
  Interested Director Transactions..........................    105
  Authorized Stock; Ability to Issue Preferred Stock........    106
  Share Rights Plan.........................................    107
  Limitation of Directors' Liability........................    107
  Removal of Directors......................................    107
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT......    108
  Minntech..................................................    108
  Cantel....................................................    109
ADDITIONAL MATTERS FOR CANTEL'S SPECIAL MEETING.............    111
  Election of Cantel Directors..............................    111
  Amendment of Cantel's Certificate of Incorporation to
    Change Indemnification Provision........................    113
  Approval of Amendment to the 1997 Employee Stock Option
    Plan....................................................    114
  Independent Auditors......................................    116
  Report of the Audit Committee.............................    117
WHERE YOU CAN FIND MORE INFORMATION.........................    118
EXPERTS.....................................................    119
LEGAL MATTERS...............................................    120
SHAREHOLDER PROPOSALS FOR ANNUAL MEETINGS...................    120


LIST OF ANNEXES
  ANNEX A               Agreement and Plan of
Merger................................     A-1
  ANNEX B               Voting
Agreement............................................     B-1
  ANNEX C               Opinion of Dresdner Kleinwort Wasserstein,
Inc..............     C-1
  ANNEX D               Opinion of U.S. Bancorp Piper
Jaffray.......................     D-1
  ANNEX E               Commitment Letter of Fleet Bank
N.A.........................     E-1
  ANNEX F               Sections 302A.471 and 302A.473 of the
                          Minnesota Business Corporation
Act........................     F-1
  ANNEX G               Cantel's Annual Report on Form 10-K
                          for the fiscal year ended July 31,
2000...................     G-1
  ANNEX H               Cantel's Quarterly Report on Form 10-Q
                          for the quarter ended April 30,
2001......................     H-1
  ANNEX I               Minntech's Annual Report on Form 10-K
                          for the fiscal year ended March 31,
2001..................     I-1
  ANNEX J               Cantel Audit Committee
Charter..............................     J-1
  ANNEX K               Cantel's 1997 Employee Stock Option
Plan....................     K-1

             QUESTIONS AND ANSWERS ABOUT THE CANTEL/MINNTECH MERGER

Q: WHAT IS THE PROPOSED TRANSACTION?

A: Cantel and Minntech have agreed to a merger in which Minntech will merge with a subsidiary of Cantel. As a result of the merger, Minntech will become a wholly owned subsidiary of Cantel.

Q: WHAT WILL I RECEIVE IN THE MERGER FOR MY MINNTECH COMMON STOCK?

A: Basically, you will receive $6.25 in cash and a fraction of a share of Cantel common stock having a value of $4.25, based on the average closing price of Cantel during a specified measurement period. The fraction of a share will vary depending upon the Cantel market price, with an upper and lower limit on the amount of the fractional share, known as a "collar." If the Cantel average closing price during the measurement period is below $15.00, the fraction of a share will have a value of less than $4.25. The formula works as follows:

    If the average closing price of shares of Cantel common stock during a specified period ending shortly before the Minntech special stockholders meeting is from $15.00 to $28.89, then, for each share of your Minntech common stock, you will receive $6.25 in cash and a fraction of a share of Cantel common stock, ranging from 0.1471 to 0.2833, and having a per-share value of $4.25, resulting in total merger consideration with a value of $10.50, based on the Cantel average closing price. The merger agreement defines the Cantel average closing price as the average of the closing prices for a share of Cantel common stock on the Nasdaq National Market System for the period of seven consecutive trading days ending on the sixth trading day before the Minntech special shareholders meeting. (Whenever we refer to the "value" of a share of Cantel common stock, this value is based on the "average closing price" as determined in the preceding sentence.) Within this range of average closing prices from $15.00 to $28.89, the actual fraction of a share of Cantel common stock you receive will be calculated by dividing $4.25 by the Cantel average closing price. This formula will adjust the fraction of a share you receive to maintain its value at $4.25.

    If the Cantel average closing price is above $28.89, then you will receive, for each share of your Minntech common stock, $6.25 in cash, and 0.1471 of a share of Cantel common stock, which would have a value of more than $4.25, resulting in total merger consideration with a value of more than $10.50.


    If the Cantel average closing price is below $15.00, but at or above $13.24, then you will receive, for each share of your Minntech common stock, $6.25 in cash, and 0.2833 of a share of Cantel common stock, which would have a value of less than $4.25, resulting in total merger consideration with a value of less than $10.50 but not less than $10.00.


    If the Cantel average closing price is below $13.24, Minntech will have the right to call off the merger, unless Cantel elects to increase the amount of cash or Cantel common stock, or both, you receive to ensure that you receive, for each of your shares of Minntech common stock, cash and Cantel common stock with a total value of $10.00. However, Minntech may elect not to exercise this right to call off the merger, in which case you will receive $6.25 in cash and 0.2833 of a share of Cantel common stock resulting in total merger consideration with a value of less than $10.00.


    On July 27, 2001, the last trading day before the date of this joint proxy statement/prospectus, the Cantel closing price on the Nasdaq National Market System was $23.30. If that closing price were the applicable average closing price, then you would receive, for each share of your Minntech common stock, $6.25 in cash, and a fraction of a share of Cantel common stock with a value of $4.25, resulting in total merger consideration with a value of $10.50. YOU SHOULD APPRECIATE THAT THE VALUE OF A SHARE OF CANTEL COMMON STOCK IS BASED ON AN HISTORICAL AVERAGE AND MAY BE HIGHER OR LOWER THAN THE TRADING PRICE AT THE TIME THAT SHAREHOLDERS VOTE ON THE TRANSACTION OR THAT ANY SHAREHOLDER DETERMINES TO LIQUIDATE HIS OR HER POSITION.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering this joint proxy statement/prospectus, please fill out, sign and date the enclosed proxy card and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at your company's shareholders meeting. You may also attend your company's shareholders meeting in person.

Q: WHAT SHAREHOLDER APPROVAL IS NEEDED FOR THE MERGER?

A: MINNTECH SHAREHOLDERS. For Minntech to complete the merger, the holders of a majority of the outstanding shares of Minntech common stock must vote affirmatively to approve the merger agreement and the merger. A failure to vote is equivalent to a vote against the merger proposal. IF THE MERGER PROPOSAL IS NOT APPROVED, THE MERGER CANNOT PROCEED. THE BOARD OF DIRECTORS OF MINNTECH RECOMMENDS VOTING "FOR" THIS PROPOSAL.


    CANTEL STOCKHOLDERS. For Cantel to complete the merger, the holders of a majority of the total number of shares of Cantel common stock present in person or by proxy at the Cantel special stockholders meeting must vote affirmatively to approve the issuance of shares in the merger. Nine Cantel stockholders owning a total of approximately 37.1% of Cantel's outstanding shares have entered into a voting agreement with Minntech in which they have agreed to vote their shares in favor of the proposal to issue shares in the merger. IF THE PROPOSAL TO ISSUE SHARES IS NOT APPROVED, THE MERGER CANNOT PROCEED. THE BOARD OF DIRECTORS OF CANTEL RECOMMENDS VOTING "FOR" THIS PROPOSAL.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
    AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker is not permitted to vote your shares without specific instructions from you. Unless you follow the directions your broker provides you regarding how to instruct your broker to vote your shares, your shares will not be voted.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You may change your vote:

    - by writing to the corporate secretary of your company before your company's shareholders meeting stating that you are revoking your proxy;

    - by signing a later-dated proxy card and returning it by mail or, if you are a Minntech shareholder, by voting again by telephone or via the Internet, in each case before your company's shareholders meeting; or

    - if you are a record holder of Cantel common stock, by attending the meeting of Cantel stockholders and voting in person. Merely attending the Cantel meeting, without voting in person, will not revoke any proxy previously delivered by you.

    If your shares are held in an account at a brokerage firm or a bank, you should contact your brokerage firm or bank to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the merger, Cantel will send Minntech shareholders written instructions explaining how to exchange their Minntech stock certificates for cash and stock certificates representing Cantel common stock. Cantel stockholders will not need to exchange their stock certificates. Stock certificates held by Cantel stockholders will continue to represent an identical number of shares of Cantel common stock after the merger is completed.

    Please do not send your stock certificates with your proxy.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger within a week after the Minntech and Cantel shareholders meetings are held.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO MINNTECH SHAREHOLDERS?

A: The exchange of Minntech common stock for cash and Cantel common stock pursuant to the merger will constitute a taxable transaction for U.S. federal income tax purposes. A Minntech shareholder will recognize a gain or loss as a result of the merger equal to the difference, if any, between the value of the Cantel common stock and cash received in exchange for each share of Minntech common stock and that shareholder's adjusted tax basis in that share. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances, including the federal, state, local and foreign tax consequences of the disposition of shares in the merger.

Q: WILL MINNTECH SHAREHOLDERS CONTINUE TO RECEIVE DIVIDENDS AFTER THE MERGER?

A: No. Cantel does not currently pay cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

Q: WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED IF I DISSENT FROM THE
    MERGER?

A: Under Minnesota law, holders of Minntech common stock who comply with sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act are entitled to dissenters' rights to receive fair value for their shares instead of the merger consideration. A copy of these sections is attached to this joint proxy statement/prospectus as Annex F. Holders of Cantel common stock are not entitled to appraisal rights in connection with the merger.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: Both companies file reports and other information with the Securities and Exchange Commission. You can read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. You can also request copies of these documents from Cantel or Minntech. In addition, you can get information about our companies from our Internet sites located at http://www.cantelmedical.com and http://www.minntech.com. The information on our Internet sites is not a part of, and is not being incorporated by reference into, this joint proxy statement/prospectus.

Q: WHO CAN ANSWER MY QUESTIONS?

A: If you are a Cantel stockholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

                              Cantel Medical Corp.
                                 150 Clove Road
                         Little Falls, New Jersey 07424
                         Attention: Joanna Z. Albrecht
                        Telephone number: (973) 890-7220

    If you are a Minntech shareholder and have questions or want additional copies of this joint proxy statement/prospectus, please contact:

                              Minntech Corporation
                            14605 28th Avenue North
                          Minneapolis, Minnesota 55447
                           Attention: General Counsel
                        Telephone number: (763) 553-2473


    If you would like additional copies of this joint proxy statement/prospectus, or if you have questions about the merger, you may also contact:


                              [Morrow & Co. Logo]


                                445 Park Avenue
                            New York, New York 10022
                          Call Collect: (212) 754-8000
                    Stockholders Please Call: (800) 607-0088

                                    SUMMARY


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER, WE URGE YOU TO READ CAREFULLY THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS WE REFER TO IN THIS JOINT PROXY STATEMENT/PROSPECTUS. PLEASE SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 118. WE HAVE INCLUDED PAGE REFERENCES DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF EACH ITEM PRESENTED IN THIS SUMMARY. IN THIS JOINT PROXY STATEMENT/PROSPECTUS WE OFTEN REFER TO THE "COMBINED COMPANY," WHICH MEANS, FOLLOWING THE MERGER, CANTEL AND ITS SUBSIDIARIES, INCLUDING MINNTECH.


    THIS SUMMARY INCLUDES A DISCUSSION OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. A COPY OF THE MERGER AGREEMENT ITSELF IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX A. WE URGE YOU TO READ CAREFULLY THE ENTIRE MERGER AGREEMENT BECAUSE IT IS THE PRIMARY LEGAL DOCUMENT THAT GOVERNS THE MERGER.


THE MERGER (SEE PAGE 39.)


    Cantel and Minntech have entered into a merger agreement that provides for a merger of Canopy Merger Corp., a Minnesota corporation and a wholly owned subsidiary of Cantel, into Minntech. As a result of the merger, Minntech will become a wholly owned subsidiary of Cantel.


THE COMPANIES (SEE PAGE 96.)



CANTEL MEDICAL CORP. (SEE PAGE 96.)
150 Clove Road
Little Falls, New Jersey 07424
(973) 890-7220


    Cantel is a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical equipment. Through its wholly owned United States subsidiary, MediVators, Inc., Cantel serves customers worldwide by designing, developing, manufacturing, marketing and distributing innovative products for the infection prevention and control industry. Through its Canadian subsidiary, Carsen Group Inc., Cantel markets and distributes medical equipment, including flexible and rigid endoscopes, precision instruments, including microscopes and high performance image analysis hardware and software, and industrial equipment, including remote visual inspection devices. Cantel's subsidiaries also provide technical maintenance services for their own products, as well as for some competitors' products. The company was founded in 1952, has been publicly held since 1964, and employs 178 people. Unless the context otherwise requires, references to Cantel in this joint proxy statement/prospectus include Cantel and its subsidiaries. For further information, visit the Cantel Internet site at http://www.cantelmedical.com. However, information on Cantel's Internet site is not being incorporated by reference into this joint proxy statement/prospectus.


MINNTECH CORPORATION (SEE PAGE 96.)
14605 28th Avenue North
Minneapolis, Minnesota 55447
(763) 553-3300


    Minntech is a provider of products and services for the dialysis, medical device reprocessing, and filtration and separation markets. Its product portfolio and business strategies focus on the strengths of its advanced proprietary technologies in hollow fibers, automated disinfection and sterilization systems, and sterilants. Minntech's products are used in kidney dialysis, open-heart surgery, endoscopy, and in the preparation of pure water for medical, industrial, and laboratory uses. The company was founded in 1974, has been publicly held since 1983, and employs approximately 400 people. Unless the context otherwise requires, references to Minntech in this joint proxy statement/prospectus include Minntech and its subsidiaries. For further information, visit the Minntech Internet site at http://www.minntech.com.

However, information on Minntech's Internet site is not being incorporated by reference into this joint proxy statement/prospectus.


WHAT MINNTECH SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGES 39 TO 41.)


    Basically, you will receive $6.25 in cash and a fraction of a share of Cantel common stock having a value of $4.25, based on the average closing price of Cantel during a specified measurement period. The fraction of a share will vary depending upon the Cantel market price, with an upper and lower limit on the amount of the fractional share, known as a "collar." If the Cantel average closing price during the measurement period is below $15.00, the fraction of a share will have a value of less than $4.25. The formula works as follows:

    If the average closing price of shares of Cantel common stock during a specified measurement period is from $15.00 to $28.89, for each share of your Minntech common stock you will receive $6.25 in cash and a fraction of a share of Cantel common stock, ranging from 0.1471 to 0.2833, and having a per-share value of $4.25, resulting in total merger consideration with a value of $10.50, based on the Cantel average closing price. The average closing price is the average of the closing prices for a share of Cantel common stock on the Nasdaq National Market System for the period of seven consecutive trading days ending on the sixth trading day before the Minntech special shareholders meeting. (Whenever we refer to the "value" of a share of Cantel common stock, this value is based on the "average closing price" as determined in the preceding sentence.) Within this range of average closing prices from $15.00 to $29.89, the actual fraction of a share of Cantel common stock you receive will be calculated by dividing $4.25 by the Cantel average closing price. This formula will adjust the fraction of a share you receive to maintain its value at $4.25.

    If the Cantel average closing price is above $28.89, then you will receive, for each share of your Minntech common stock, $6.25 in cash, and 0.1471 of a share of Cantel common stock, which would have a value of more than $4.25, resulting in total merger consideration with a value of more than $10.50.


    If the Cantel average closing price is below $15.00, but at or above $13.24, then you will receive, for each share of your Minntech common stock, $6.25 in cash, and 0.2833 of a share of Cantel common stock, which would have a value of less than $4.25, resulting in total merger consideration with a value of less than $10.50 but not less than $10.00.


This information is summarized in the table below:

                                                                       VALUE,
BASED ON CANTEL       TOTAL MERGER
                                                                       AVERAGE
CLOSING PRICE,    CONSIDERATION YOU
                                                FRACTION OF A SHARE     OF
SHARES OF CANTEL    RECEIVE FOR EACH SHARE
                          CASH AMOUNT YOU         OF CANTEL COMMON        COMMON
STOCK YOU          OF MINNTECH
AVERAGE CLOSING PRICE  RECEIVE FOR EACH SHARE  STOCK YOU RECEIVE FOR   RECEIVE
FOR EACH SHARE   COMMON STOCK (BASED
 PER SHARE OF CANTEL        OF MINNTECH        EACH SHARE OF MINNTECH       OF
MINNTECH          ON CANTEL AVERAGE
    COMMON STOCK            COMMON STOCK            COMMON STOCK
COMMON STOCK           CLOSING PRICE)
---------------------  ----------------------  ----------------------
----------------------  ----------------------
more than $28.89.....  $6.25                   0.1471                  more than
$4.25         more than $10.50
$15.00 to $28.89.....  $6.25                   $4.25 divided by the    $4.25
              $10.50
                                               average trading price
less than $15.00.....  $6.25                   0.2833                  less than
$4.25         less than $10.50
less than $13.24.....  $6.25*                  0.2833*                 less than
$4.25*        less than $10.00*

------------------------------


* If the Cantel average closing price is less than $13.24, Minntech will have the right to call off the merger, unless Cantel elects to increase the amount of cash or Cantel common stock, or both, that you receive to ensure that you will receive cash and Cantel common stock with a total value, based on the Cantel average closing price, of $10.00 for each of your shares of Minntech common stock. If Minntech elects not to exercise this right, then you will receive $6.25 in cash and 0.2833 of a share of Cantel common stock for each share of your Minntech common stock. If $23.30, the closing price per share of Cantel common stock on July 27, 2001, were the applicable average closing price, then you would receive, for each of your shares of Minntech common stock, $6.25 in cash and a fraction of a share of Cantel common stock having a value of $4.25, resulting in total merger consideration with a value of $10.50 for each of your shares of Minntech common stock.

    Cantel will not issue fractional shares in the merger. As a result, the total number of shares of Cantel common stock that you receive in the merger will be rounded down to the nearest whole number. You will receive a cash payment for the value of the remaining fraction of a share of Cantel common stock that you would otherwise have received, based on the average of the closing prices of Cantel common stock on the Nasdaq National Market System over the period of seven consecutive trading days ending on the trading day immediately before the date of closing of the merger.


OWNERSHIP OF CANTEL FOLLOWING THE MERGER (SEE PAGE 41.)



    Based on the number of outstanding shares of Minntech common stock on July 24, 2001 (excluding the 103,000 shares owned by Cantel), and presuming that the closing price of Cantel common stock on July 27, 2001, the last trading day before the date of this joint proxy statement/ prospectus, will be the same as the average closing price of Cantel common stock during the measurement period, Minntech shareholders will be entitled to receive 1,207,982 shares of Cantel common stock pursuant to the merger. Based on that number and on the number of outstanding shares of Cantel common stock on July 24, 2001, Minntech shareholders will be entitled to own approximately 20.9% of the outstanding shares of Cantel common stock immediately following the merger. In any event, Minntech shareholders will not own more than 29.2% nor less than 17.6% of the outstanding shares of Cantel common stock immediately following the merger since the exchange ratio will not be less than 0.1471 nor more than 0.2833 (unless the average closing price of Cantel common stock is below $13.24 and Cantel elects to issue additional Cantel shares to avoid a termination of the merger agreement by Minntech).



REASONS FOR THE MERGER (SEE PAGES 49 TO 54.)


    We believe that, by combining the two companies' highly complementary products and operations, we will create a company that will be a leader in medical device reprocessing and other infection prevention and control products and will have greater opportunities for growth and the creation of shareholder value than the two companies would have on a stand-alone basis. These and other factors discussed elsewhere in this joint proxy statement/prospectus led our boards of directors to make the recommendations set forth below.


RECOMMENDATIONS OF BOARDS OF DIRECTORS (SEE PAGES 49 TO 54.)


    CANTEL STOCKHOLDERS. After careful consideration, the Cantel board of directors recommends that you vote "FOR" the proposal to approve the issuance of shares of Cantel common stock in the merger, "FOR" the director nominees to be elected, "FOR" the proposal to amend Cantel's certificate of incorporation to change the current indemnification provision and "FOR" the proposal to amend Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan.

    MINNTECH SHAREHOLDERS. After careful consideration, the Minntech board of directors and a special committee of non-employee directors recommend that you vote "FOR" the proposal to approve the merger agreement and the merger.


OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 54 TO 67.)


    CANTEL. Dresdner Kleinwort Wasserstein, Inc. ("DrKW") has given a written opinion, dated May 21, 2001, to the Cantel board of directors as to the fairness to Cantel, from a financial point of view, of the consideration to be paid in the merger. The full text of this opinion is attached to this joint proxy statement/prospectus as Annex C. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by DrKW in providing its opinion. The opinion of DrKW is directed to the Cantel board of directors and does not constitute a recommendation to any Cantel stockholder as to any matter relating to the merger.

    MINNTECH. U.S. Bancorp Piper Jaffray Inc. has given a written opinion, dated May 30, 2001, to the Minntech board of directors as to the fairness, from a financial point of view, of the consideration to be received by the holders of Minntech common stock, other than Cantel and its affiliates, in the merger. The full text of this opinion is attached to this joint proxy statement/prospectus as Annex D. You should read the opinion carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by U.S. Bancorp Piper Jaffray in providing its opinion. The opinion of U.S. Bancorp Piper Jaffray is directed to the Minntech board of directors and does not constitute a recommendation to any Minntech shareholder as to any matter relating to the merger.


INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF MINNTECH IN THE MERGER (SEE
  PAGES 68 TO 70.)


    In considering the recommendation of Minntech's board of directors in favor of approval of the merger agreement and the merger, Minntech shareholders should be aware that some of Minntech's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Minntech shareholders generally. Minntech's board of directors was aware of and considered these interests when it considered and approved the merger agreement. The interests include:

    - the accelerated vesting of Minntech stock options granted under Minntech's 1998 Stock Option Plan and 1989 Stock Plan upon a change in control of Minntech, including stock options held by Minntech directors and officers;


    - payments with a present value of between $58,878 and $125,057 to some of Minntech's non-employee directors in recognition of their services to Minntech, including services in connection with the proposed merger, as required under Minntech's Emeritus Director Consulting Plan in the event of a change in control of Minntech;


    - the receipt of severance and other benefits under executive management agreements in the event Minntech officers subject to these agreements terminate their employment for good reason or are terminated by Cantel without cause within three years after the merger; and

    - the continuance of directors' and officers' liability insurance, rights of indemnification and advancement of expenses, in each case, for the benefit of current and former Minntech directors and officers.

    In addition, R. James Danehy, Minntech's President and Chief Executive Officer, will receive a transaction bonus of $5,000 after the closing of the merger pursuant to his employment agreement. Also, Cantel has agreed that Dr. Fred Shapiro, a current Minntech director, will be nominated to Cantel's board of directors.


THE SHAREHOLDERS MEETINGS (SEE PAGES 35 TO 38.)



    CANTEL STOCKHOLDERS. Cantel's special stockholders meeting will be held at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York, at 10:00 a.m., eastern time, on Thursday, September 6, 2001. You may vote at the Cantel stockholders meeting if you owned shares of Cantel common stock at the close of business on the record date, which is July 24, 2001. At the Cantel stockholders meeting, you will be entitled to cast one vote for each share of Cantel common stock that you owned on July 24, 2001. At the close of business on July 24, 2001, there were 4,559,276 shares of Cantel common stock outstanding.

    In order for us to complete the merger, Cantel stockholders must approve the issuance of shares of Cantel common stock in the merger. The affirmative vote of the holders of a majority of the total number of shares of Cantel common stock present in person or by proxy at the Cantel stockholders meeting is required to approve the issuance of shares in the merger.


    On July 24, 2001, Cantel directors and executive officers and persons and entities affiliated with them owned and were entitled to vote 1,796,629 shares of Cantel common stock. These shares represented approximately 39.4% of the outstanding shares of Cantel common stock on July 24, 2001. Each of the directors and executive officers of Cantel has indicated that he or she intends to vote, and four of the directors of Cantel and five other persons and entities affiliated with them, whose 1,692,405 shares are included in the 1,796,629 share number referred to above, have entered into a voting agreement with Minntech granting to Minntech the right to vote, all the shares of Cantel common stock owned by them in favor of the issuance of Cantel common stock in the merger.



    The Cantel special stockholders meeting will also serve as the Cantel 2000 annual stockholders meeting. At the meeting, stockholders of Cantel will also be voting on (1) the election of directors, (2) the amendment to Cantel's certificate of incorporation to change the current indemnification provision, and (3) the amendment to Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan from 700,000 to 1,000,000. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of holders of a majority of the outstanding shares of Cantel common stock entitled to vote at the meeting is required to approve the amendment to Cantel's certificate of incorporation. The affirmative vote of the holders of a majority of the total number of shares of Cantel common stock present in person or by proxy at the Cantel stockholders meeting is required to approve the amendment to Cantel's 1997 Employee Stock Option Plan.



    MINNTECH SHAREHOLDERS. The special meeting of Minntech shareholders will be held at Minntech's headquarters, 14550 28th Avenue N., Minneapolis, Minnesota 55447 at 9:00 a.m., central time, on Thursday, September 6, 2001. You may vote at this meeting if you owned shares of Minntech common stock at the close of business on the record date of July 24, 2001. In order to complete the merger, Minntech shareholders must vote to approve the merger agreement and the merger. The affirmative vote of the holders of a majority of the outstanding shares of Minntech common stock entitled to vote at the meeting is required to approve the merger agreement and the merger. If you do not vote your Minntech shares, the effect will be a vote against the approval of the merger agreement and the merger.



    On July 24, 2001, directors and executive officers of Minntech owned and were entitled to vote 212,762 shares of Minntech common stock. These shares represented approximately 4.1% of the outstanding shares of Minntech common stock on July 24, 2001. Each of the directors and executive officers of Minntech has indicated that he or she intends to vote for the approval of the merger agreement and the merger.



VOTING AGREEMENT (SEE PAGE 86.)



    Nine Cantel stockholders (including four Cantel directors) owning, in the aggregate, approximately 37.1% of the outstanding Cantel common stock, have entered into a voting agreement with Minntech and have delivered an irrevocable proxy granting to Minntech the right to vote all of the Cantel common stock owned by them in favor of the issuance of Cantel common stock in the merger. We have attached a copy of the voting agreement as Annex B to this joint proxy statement/prospectus.



MINNTECH STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN (SEE PAGES 76 TO 77.)


    Under Minntech's 1998 Stock Option Plan and 1989 Stock Plan, Minntech directors and executive officers, as well as many Minntech employees, hold stock options to purchase Minntech common stock.

In the merger, each unexpired and unexercised option to purchase Minntech common stock outstanding before the completion of the merger will be converted into the right to receive, or will be cancelled in exchange for payment of, an amount in cash equal to the aggregate per-share merger consideration less the applicable exercise price for each option. If you are a holder of Minntech stock options, you will receive this amount regardless of whether your options are fully vested. If the value of the per-share merger consideration is equal to or less than the per-share exercise price of your option, then your option will be cancelled for no consideration.

    However, if you hold outstanding options granted under Minntech's 1989 Stock Plan on or before September 26, 1996, your options will remain outstanding, unless you sign a consent providing for the cash-out of your options. These stock options are referred to in this joint proxy statement/prospectus as the "pre-1996 options." Minntech will be requesting, before its special shareholders meeting, consent to this cash-out from each holder of pre-1996 options. The consent will provide that, in the merger, for each share of Minntech common stock subject to a pre-1996 option held immediately before the effective time of the merger by the person providing the consent, that person will be entitled to the payment of an amount in cash equal to the greater of (1) the excess, if any, of the per-share merger consideration received by Minntech shareholders in the merger over the exercise price per share of Minntech common stock subject to the pre-1996 option, or (2) $0.02. There are 46 Minntech employees, officers and directors who hold pre-1996 options to purchase an aggregate of 486,068 shares of Minntech common stock. Simultaneously with the signing of the merger agreement, nine Minntech employees, officers and directors holding pre-1996 options to purchase an aggregate of 341,230 shares of Minntech common stock consented to a cash-out of their pre-1996 options on the terms described above.

    If a holder of pre-1996 options does not consent to a cash-out of the options, that holder's options will remain outstanding as options to purchase shares of Minntech, which will then be a wholly owned subsidiary of Cantel. In this case, Cantel intends that, after the merger with Minntech, it would effect one or more mergers involving its Minntech subsidiary, not requiring the vote of any stockholders, the objective of which would be the cash-out of all Minntech shares issued on exercise of the pre-1996 options.

    Pursuant to Minntech's 1990 Employee Stock Purchase Plan, in the merger, each outstanding option to purchase Minntech common stock granted under the plan will be cancelled, and any payroll deductions credited to a participant's account, plus interest, will be paid to that participant after the effective time of the merger.

    All amounts payable with respect to Minntech stock options will be subject to any required withholding of taxes or proof of eligibility of exemption.


ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 70.)


    The merger will be treated as a purchase for accounting purposes.


TAX CONSEQUENCES OF THE MERGER (SEE PAGE 71.)


    The exchange of Minntech common stock for cash and Cantel common stock pursuant to the merger will constitute a taxable transaction for U.S. federal income tax purposes. A Minntech shareholder will recognize a gain or loss as a result of the merger equal to the difference, if any, between the value of the consideration received in exchange for each share of Minntech common stock and that shareholder's adjusted tax basis in that share.

    Tax matters are very complicated, and the tax consequences of the merger to each shareholder will depend on the facts of that shareholder's situation. You are urged to consult your tax advisor for a full understanding of the federal, state, local and foreign tax consequences of the merger to you.

DISSENTERS' RIGHTS (SEE PAGES 98 TO 101.)


    CANTEL. Under Delaware law, Cantel's stockholders will not have any appraisal or dissenters' rights in connection with the merger.

    MINNTECH. Under Minnesota law, Minntech shareholders are entitled to object to the merger and to demand cash payment for their shares of Minntech common stock in an amount that a Minnesota court determines is the fair value of their shares, but only if they comply with strict statutory procedures. The amount determined by the court may be higher than, the same as, or lower than the per-share consideration payable to Minntech shareholders in the merger.


REGULATORY APPROVALS REQUIRED FOR THE MERGER (SEE PAGE 71.)


    We are not aware of any significant regulatory approvals required for the merger.


FINANCING OF THE TRANSACTION (SEE PAGES 72 TO 74.)



    Cantel will pay the cash portion of the merger consideration out of available cash of Cantel and Minntech, as well as through borrowings under a new credit facility with Fleet Bank, N.A. Fleet has agreed to provide a senior secured credit facility of up to $47.5 million to pay, in part, the cash portion of the merger consideration, to pay fees and expenses of the merger, to repay existing indebtedness, and for general working capital purposes. The availability of this financing is subject to a number of conditions, including the absence of any development that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties and/or prospects of the combined company; the absence of any material adverse change in loan syndication or financial or capital market conditions generally that would be reasonably likely to have a material adverse effect on the ability of Fleet to syndicate successfully the commitment; and the combined company meeting certain EBITDA-related tests. If the commitment letter is terminated or if the funding under the credit facility is reasonably likely to be unavailable, Cantel intends to obtain financing from alternative financing sources. Alternative financing may be more costly than the Fleet financing. Additionally, there can be no assurance that Cantel would be able to obtain alternative financing. Cantel has not explored any possible alternative financing arrangements. Cantel cannot terminate the merger agreement in the event that the financing from Fleet is not funded and alternative financing is not obtained. We have attached a copy of the Fleet commitment letter as Annex E to this joint proxy statement/prospectus.



MATERIAL TERMS OF THE MERGER AGREEMENT (SEE PAGES 75 TO 85.)



    CONDITIONS TO THE MERGER (SEE PAGES 82 TO 83.) Cantel and Minntech will not be required to complete the merger unless specified conditions are satisfied, including:


    - approval of the issuance of Cantel common stock in the merger by the Cantel stockholders and adoption of the merger agreement by the Minntech shareholders;

    - the effectiveness of the registration statement (which includes this document) relating to the Cantel shares to be issued in the merger;

    - the authorization for listing on the Nasdaq National Market System, subject to official notice of issuance, of the shares of Cantel common stock to be issued in the merger;

    - there not being an injunction prohibiting the merger, nor any litigation or administrative proceeding by any governmental, regulatory or administrative entity pending that is reasonably likely to prohibit the merger or to have a material adverse effect on the combined company;

    - compliance in all material respects by Cantel and Minntech with their respective agreements and obligations under the merger agreement, and the truth and correctness of the representations made by each of them under the merger agreement, both as of the date of the merger agreement and immediately before the merger, except to the extent that any inaccuracy in any representation, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on Cantel or Minntech, as the case may be; and

    - there not having occurred any event that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on Cantel or Minntech.


    TERMINATION OF THE MERGER AGREEMENT (SEE PAGES 83 TO 85.) Cantel and Minntech can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, either company can terminate the merger agreement if:


    - the merger has not been completed by November 15, 2001;

    - the Minntech shareholders fail to approve the merger or the Cantel stockholders fail to approve the issuance of Cantel shares in the merger;


    - any of the conditions set forth in the second, third or fourth bullet points of "--Conditions to the Merger" above become impossible to fulfill on or before November 15, 2001;


    - either of the conditions set forth in the last two bullet points of "Conditions of the Merger" above become, with respect to the other party, impossible to fulfill on or before November 15, 2001; or

    - the other company's board of directors withdraws or adversely modifies its recommendation that its shareholders vote in favor of the proposal required to complete the merger.

    The merger agreement may also be terminated by Minntech if, at any time before the Minntech special shareholders meeting, Minntech receives an unsolicited acquisition offer from a third party, and the board of directors of Minntech determines that the transaction is reasonably likely to be more favorable to Minntech's shareholders than the merger and that termination of the merger agreement is necessary for the board of directors to comply with its fiduciary duties under Minnesota law. However, before terminating the merger agreement, Minntech must have given Cantel at least five business days' notice and, during that period, a chance to propose those amendments to the terms of the merger agreement as would enable Minntech's board of directors to determine that the merger, as so amended, is at least as favorable to Minntech's shareholders as the third party's offer.

    In addition, Minntech has the right to terminate the merger agreement if the average closing price of Cantel common stock during the period of seven consecutive trading days ending on the sixth trading day before the date of the Minntech special shareholders meeting is less than $13.24. However, Minntech cannot terminate the merger agreement if Cantel elects to exercise its right to add to the merger consideration an amount, in cash or Cantel stock, or both, to ensure that Minntech shareholders receive total consideration having a value, based on the Cantel average trading price, of $10.00 per share. Minntech has made no decision as to whether it would exercise this right to terminate the merger agreement and Cantel has made no decision as to whether it would elect to increase the merger consideration. In making these decisions, the board of directors of each of Minntech and Cantel would consult with its management and financial and legal advisors and, consistent with its fiduciary duties, consider whether the proposed merger continues to be in the best interests of the company and its stockholders, based on the relevant facts and circumstances that exist at that time, including factors such as general and specific market, economic and business conditions and other opportunities available to the company.

    A TERMINATION FEE WILL BE PAYABLE BY MINNTECH UNDER CERTAIN CIRCUMSTANCES (SEE PAGE 85.) Minntech will be obligated to pay Cantel a termination fee of $2.25 million, plus an amount, not to exceed $750,000, to reimburse Cantel's expenses relating to the merger, if:


    - Cantel terminates the agreement as a result of the Minntech board of directors having withdrawn or adversely modified its recommendation of approval of the merger agreement and the merger;

    - Minntech terminates the merger agreement in order to enter into an alternative transaction that the Minntech board of directors has determined is reasonably likely to be more favorable to Minntech's shareholders than the merger, as described in the second paragraph under "--Termination of the Merger Agreement" above; or

    - if the following conditions occur:

       - an alternative transaction is proposed to Minntech and becomes publicly known;

       - Minntech or Cantel terminates the merger agreement as a result of the merger not having been completed by November 15, 2001, the conditions to the merger becoming impossible to fulfill by November 15, 2001, or the shareholders of Minntech having failed to approve the merger agreement and the merger; and

       - within 12 months after termination, Minntech completes or enters into an agreement with respect to an alternative transaction with a third party.


    RESTRICTIONS ON ALTERNATIVE TRANSACTIONS (SEE PAGES 80 TO 81.) Minntech has agreed not to solicit an acquisition proposal from a third party while the merger is pending. Minntech has also agreed not to engage in discussions or negotiations concerning an acquisition proposal unless the Minntech board of directors determines that the unsolicited proposal is reasonably likely to be more favorable to Minntech's shareholders than the merger and that any required financing is committed or reasonably capable of being obtained by the third party. In addition, Minntech has agreed to keep Cantel informed about any inquiries or discussions relating to any alternative transaction that is proposed by a third party.



RESTRICTIONS ON THE ABILITY OF MINNTECH AFFILIATES TO SELL CANTEL STOCK (SEE
  PAGE 72.)


    All shares of Cantel common stock that Minntech shareholders receive in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of Minntech for purposes of the federal securities laws. Shares of Cantel common stock held by these affiliates may be sold only pursuant to a registration statement or an exemption under the Securities Act.


STOCK PRICE AND DIVIDEND INFORMATION (SEE PAGE 95.)



    Both Cantel's and Minntech's common stock currently trade on the Nasdaq National Market System. Cantel trades under the symbol "CNTL," and Minntech trades under the symbol "MNTX." The following table presents the last reported sale price for Cantel common stock and for Minntech common stock, respectively, on May 30, 2001, the last trading day before our announcement of the signing of the merger agreement, and on July 27, 2001, the last trading day before the date of this joint proxy statement/prospectus. The table also sets forth the value of the merger consideration Minntech shareholders would have received for one share of Minntech common stock assuming the merger had taken place on these dates. These numbers have been calculated by multiplying 0.1848 and 0.1824, respectively, the implied exchange ratios on each of those dates, by the applicable last reported sale price of Cantel common stock and adding $6.25, the cash portion of the merger consideration, to that product.



EQUIVALENT PRICE PER
                                                      CANTEL        MINNTECH
 SHARE OF MINNTECH
                      DATE                         COMMON STOCK   COMMON STOCK
    COMMON STOCK
-------------------------------------------------  ------------   ------------
--------------------
May 30, 2001.....................................     $23.00         $ 8.61
       $10.50
July 27, 2001....................................     $23.30         $10.10
       $10.50



    From the date of the merger agreement through July 27, 2001, Cantel common stock has traded within a range of $20.20 to $30.00. The average closing price for purposes of determining the exchange ratio will be based on the average closing price of Cantel common stock during the period of seven consecutive trading days ending the sixth trading day before the Minntech special shareholders meeting. Past price performance is not necessarily indicative of future price performance. You should obtain current market quotations for shares of Minntech and Cantel common stock.


    Cantel has never paid cash dividends to its stockholders and does not anticipate paying cash dividends in the foreseeable future. Minntech paid a per-share cash dividend of $0.10 in each of its 1997-2001 fiscal years.

CANTEL SELECTED HISTORICAL FINANCIAL INFORMATION


    You should read the following selected historical data in conjunction with the historical financial statements and accompanying notes that Cantel has included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and its Quarterly Report on Form 10-Q for the nine months ended April 30, 2001. The Annual Report on Form 10-K and Quarterly Report on Form 10-Q are incorporated by reference and are attached to this joint proxy statement/prospectus as Annex G and Annex H, respectively. See "Where You Can Find More Information" on page 118.



               NINE MONTHS ENDED
                                                        YEAR ENDED JULY 31,
                   APRIL 30,

----------------------------------------------------   -------------------
                                          2000       1999       1998       1997
     1996       2001       2000
                                        --------   --------   --------
--------   --------   --------   --------
                                               (IN THOUSANDS, EXCEPT PER SHARE
DATA)               (UNAUDITED)
CONSOLIDATED STATEMENT OF INCOME DATA:
Net sales.............................  $40,988    $37,545    $30,161    $29,556
   $25,632    $34,119    $28,977
Cost of sales (1).....................   24,747     23,823     18,727     19,123
    16,023     20,147     17,705
Gross profit..........................   16,241     13,722     11,434     10,433
     9,609     13,972     11,272
Income from continuing operations
  before other (income) expense and
  income taxes (2)....................    5,141      3,867      3,104      2,683
     1,776      4,734      3,301
Other (income) expense (3)............      225        271        179        143
       258        (14)       194
Income from continuing operations
  before income taxes.................    4,916      3,596      2,925      2,540
     1,518      4,748      3,107
Income taxes (3)......................    2,085      1,936      1,287      1,438
       793      1,970      1,420
Income from continuing operations.....    2,831      1,660      1,638      1,102
       725      2,778      1,687
Income (loss) from discontinued
  operations..........................     (147)      (291)        57
(6)      (303)       225        (33)
                                        -------    -------    -------    -------
   -------    -------    -------
  Net income..........................  $ 2,684    $ 1,369    $ 1,695    $ 1,096
   $   422    $ 3,003    $ 1,654
                                        =======    =======    =======    =======
   =======    =======    =======

Earnings per common share:
  Basic: (4)
      Continuing operations...........  $   .64    $   .38    $   .39    $   .27
   $   .19    $   .62    $   .38
      Discontinued operations.........     (.03)      (.07)       .01         --
      (.08)       .05       (.01)
                                        -------    -------    -------    -------
   -------    -------    -------
      Net income......................  $   .61    $   .31    $   .40    $   .27
   $    11    $   .67    $   .37
                                        =======    =======    =======    =======
   =======    =======    =======
  Diluted: (4)
      Continuing operations...........  $   .63    $   .36    $   .37    $   .25
   $   .17    $   .58    $   .38
      Discontinued operations.........     (.03)      (.06)       .01         --
      (.07)       .05       (.01)
                                        -------    -------    -------    -------
   -------    -------    -------
      Net income......................  $   .60    $   .30    $   .38    $   .25
   $   .10    $   .63    $   .37
                                        =======    =======    =======    =======
   =======    =======    =======
Weighted average number of common and
  common equivalent shares:
  Basic...............................    4,412      4,394      4,240      4,073
     3,790      4,451      4,411
  Diluted.............................    4,479      4,591      4,484      4,354
     4,309      4,802      4,474

                                                               AS OF JULY 31,
                  AS OF APRIL 30,

----------------------------------------------------   ---------------
                                              2000       1999       1998
1997       1996          2001
                                            --------   --------   --------
--------   --------   ---------------
CONSOLIDATED BALANCE SHEET DATA:
Total assets..............................  $24,955    $23,726    $21,475
$18,082    $15,718        $27,206
Current assets............................   21,701     20,462     18,378
16,709     14,426         22,964
Current liabilities.......................    7,570      7,521      5,191
5,383      2,801          7,032
Working capital...........................   14,131     12,941     13,187
11,326     11,625         15,932
Long-term debt............................      125      1,567      3,004
1,594      3,419             --
Stockholders' equity......................   17,163     14,545     13,226
11,017      9,401         20,080
Book value per outstanding common share...  $  3.87    $  3.28    $  3.03    $
2.64    $  2.42        $  4.48
Common shares outstanding.................    4,438      4,441      4,367
4,166      3,889          4,484

------------------------

(1) Includes for fiscal 1999 an inventory write-off of $452,000 associated with the discontinuance of MediVators' medical sharps disposal business.

(2) Includes for fiscal 1999 costs of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business, as well as costs of $74,000 associated with the termination of a proposed acquisition. Includes for fiscal 1996 costs of $486,000 associated with the MediVators merger.

(3) Includes for fiscal 1996 a recovery of prior years' federal and provincial income taxes and withholding taxes of approximately $182,000 and interest of approximately $103,000 arising from a negotiated settlement with Revenue Canada of a prior year tax reassessment.

(4) In fiscal 1999, the charge of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business reduced basic and diluted earnings per share from continuing operations by $0.10. Without this charge, basic and diluted earnings per share from continuing operations for fiscal 1999, as adjusted, would have been $0.48 and $0.46, respectively.

MINNTECH SELECTED HISTORICAL FINANCIAL INFORMATION


    Minntech's selected historical financial information presented below as of and for the five fiscal years ended March 31, 2001 are derived from the audited financial statements of Minntech Corporation and its subsidiaries. The following selected financial information should be read in conjunction with Minntech's Annual Report on Form 10-K, which is incorporated by reference and attached to this joint proxy statement/prospectus as Annex I. See "Where You Can Find More Information" on page 118.



                                                               YEARS ENDED MARCH
31,

----------------------------------------------------
                                                  2001       2000       1999
  1998       1997
                                                --------   --------   --------
--------   --------
                                                      (IN THOUSANDS, EXCEPT PER
SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA:
Net sales--product (5)........................  $76,585    $77,112    $77,835
$71,362    $67,729
Contract revenues.............................       --         60      1,040
     --         --
                                                -------    -------    -------
-------    -------
Total revenues................................   76,585     77,172     78,875
 71,362     67,729
Cost of product sales (5).....................   49,315     45,222     44,351
 41,799     40,315
Research and development expenses.............    3,664      4,493      4,440
  2,862      3,424
Selling, general and administrative expenses
  (1).........................................   20,698     19,140     20,249
 19,154     17,404
Amortization of intangibles...................      316        589        848
    752        856
Restructuring and other unusual items (2).....       --         --         --
     --      9,569
                                                -------    -------    -------
-------    -------
Earnings (loss) from operations...............    2,592      7,728      8,987
  6,795     (3,839)
Other income (expense), net (3)...............      716      1,090      1,804
     33       (499)
                                                -------    -------    -------
-------    -------
Earnings (loss) before income taxes...........    3,308      8,818     10,791
  6,828     (4,338)
Provision (benefit) for income taxes..........    1,030      2,877      3,647
  2,253       (700)
Minority interest.............................       --         --        (16)
   (110)      (266)
                                                -------    -------    -------
-------    -------
Net earnings (loss) before cumulative effect
  of a change in accounting principle (4).....    2,278      5,941      7,160
  4,685     (3,372)
Cumulative effect of a change in accounting
  principle...................................     (136)        --         --
     --         --
                                                -------    -------    -------
-------    -------
Net earnings (loss)...........................  $ 2,142    $ 5,941    $ 7,160
$ 4,685    $(3,372)
                                                =======    =======    =======
=======    =======
Diluted earnings (loss) per share.............  $  0.32    $  0.86    $  1.05
$  0.69    ($ 0.50)
Diluted weighted average common shares........    6,682      6,912      6,850
  6,833      6,722
                                                                  AS OF MARCH
31,

----------------------------------------------------
                                                  2001       2000       1999
  1998       1997
                                                --------   --------   --------
--------   --------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities..................................  $15,344    $10,687    $ 9,171
$ 7,236    $ 3,622
Working capital...............................   34,258     33,161     31,904
 26,080     20,104
Property and equipment, net...................   17,410     15,359     15,021
 14,191     15,647
Total assets..................................   63,012     61,593     58,726
 51,550     48,594
Long term debt................................       --         --         --
     --         --
Stockholders' equity..........................   53,421     52,308     48,518
 41,833     37,435
Book value per common share...................  $  8.00    $  7.82    $  7.16
$  6.18    $  5.61

                                                                  AS OF MARCH
31,

----------------------------------------------------
                                                  2001       2000       1999
  1998       1997
                                                --------   --------   --------
--------   --------
GENERAL DATA AND RATIOS:
Earnings before interest, taxes, depreciation
  and amortization EBITDA (6).................  $ 6,035    $11,168    $12,628
$10,433    $ 1,061
Dividends per share...........................      .10        .10        .10
    .10        .10
Current ratio.................................      4.9        4.9        4.4
    4.1        3.0
Gross margin on net product sales.............     35.6%      41.4%      43.0%
   41.4%      40.5%
Net earnings (loss) as a % of revenues........      2.8%       7.7%       9.1%
    6.6%      (5.0%)
Return on average stockholders' equity........      4.1%      11.8%      15.8%
   11.8%      (8.6%)


------------------------

(1) In fiscal 2001, selling, general and administrative expenses include an increase of approximately $1.9 million as compared to the prior year for employee severance costs and estimated state sales and use tax expenses, partially offset by a recovery of $234,000 in finite risk insurance premiums received after cancellation of Minntech's policy.

(2) Includes a fiscal 1997 restructuring charge related to the discontinuation of Minntech's Primus(-Registered Trademark-) Dialyzer and
    Cathetron(-Registered Trademark-) catheter reprocessing system.

(3) Includes for fiscal 2001 interest income of $155,000 related to the recovery of finite risk insurance premiums received after cancellation of Minntech's policy. Also includes a $260,000 loss related to the resolution of certain business issues in connection with the sale of certain cardiosurgery assets to Life Stream in fiscal 2001. Includes for fiscal 2000 a gain of $176,000 from the sale of an unused parcel of land. Includes for fiscal 1999 a gain of $1,481,000 related to the sale of two U.S. patents.


(4) Effect of the change in certain revenue recognition policies, as of April 1, 2001, has been reported as a cumulative effect of an accounting change in 2001 as a $136,000, net of $83,000 in taxes, reduction to earnings.



(5) Consistent with fiscal 2001, 2000 and 1999, a reclassification of freight revenues from cost of product sales to net product sales of $1,981,000 and $1,822,000, was made for fiscal 1998 and 1997, respectively.



(6) EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and cumulative effect of accounting changes and is utilized as a performance measure within the medical device industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States and does not reflect all income and expenses of doing business (e.g. interest income, interest expense, taxes, depreciation, amortization, exchange gain/ (loss), other income/(expense)). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    We will account for the merger as a purchase, which means that the purchase price will be allocated by Cantel to Minntech's assets and liabilities based on the fair value of the net tangible and intangible assets acquired and the liabilities assumed. Any excess of cost over the fair market value of the net tangible and intangible assets of Minntech acquired and liabilities of Minntech assumed will be recorded on Cantel's books as goodwill. The merger will close after July 1, 2001. Therefore, in accordance with the provisions of the current exposure draft, Business Combinations and Intangible Assets--Accounting for Goodwill, no amortization expense for the goodwill generated as a result of the merger has been reflected in the unaudited pro forma consolidated statements of income data for any of the periods presented below.

    We present below selected unaudited pro forma consolidated financial data to give you a better understanding of what the results of operations or financial position of the combined company might have looked like had the merger occurred on an earlier date. The unaudited pro forma consolidated statements of income data combines information from the historical consolidated statements of income of Cantel and Minntech as if we had completed the merger on the first day of the year ended July 31, 2000, the earliest period presented. The unaudited pro forma consolidated balance sheet data combines information from the historical balance sheets of Cantel and Minntech as if we had completed the merger on April 30, 2001.

    We are providing this information for illustrative purposes only. It does not necessarily indicate what the operating results or financial position of the combined company might have been had the merger actually occurred at the beginning of the earliest period presented, nor does it necessarily indicate what the combined company's future operating results or financial position will be. This information also does not reflect any cost savings from operating efficiencies or other improvements we may achieve by combining our companies.


    Please see "Unaudited Pro Forma Financial Information" beginning on page 87 for a more detailed explanation of this analysis.


UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME DATA:


    NINE MONTHS

  ENDED APRIL 30,
                                                           YEAR ENDED JULY 31,
-------------------
                                                                  2000
  2001       2000
                                                           -------------------
--------   --------
                                                               (AMOUNTS IN
THOUSANDS, EXCEPT PER
                                                                          SHARE
DATA)
Net sales................................................        $116,244
$93,099    $86,628
Income from continuing operations (3)....................        $  3,652
$ 2,705    $ 3,337
Earnings from continuing operations per common share:
  (3)(4)
  Basic..................................................        $   0.58
$  0.43    $  0.53
  Diluted................................................        $   0.58
$  0.41    $  0.53
Weighted average common shares: (1)(2)
  Basic..................................................           6,275
  6,314      6,274
  Diluted................................................           6,342
  6,665      6,337

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET DATA:

                                                              APRIL 30, 2001
                                                              --------------
Total assets................................................     $107,754
Current assets..............................................       59,141
Working capital.............................................       33,713
Current liabilities.........................................       25,428
Long-term debt..............................................       32,808
Stockholders' equity........................................       48,029
Book value per outstanding share............................     $   7.57
Common shares outstanding...................................        6,347

------------------------

(1) Weighted average number of shares for the consolidated entity consists of the outstanding shares of Cantel and the common stock equivalents of Cantel using the treasury stock method and the average price for the period, and the shares issued by Cantel in the merger as part of the total consideration. All currently existing Minntech stock options will either be cashed out by Cantel if they are in-the-money, or cancelled if they are out-of-the-money.

(2) For purposes of determining the number of new shares of Cantel common stock issued by Cantel in the merger, we assumed an exchange ratio of .2833 shares of Cantel common stock for each outstanding share of Minntech common stock, resulting in 1,863,063 shares being issued. This is the maximum number of shares that will be issued in the merger, assuming no options to purchase Minntech common stock are exercised between the date of this joint proxy statement/prospectus and the closing of the merger, unless Cantel elects to issue additional shares in the event that the average trading price of Cantel common stock is less than $13.24. If Cantel issued the minimum number of shares, or 967,372, the exchange ratio would be .1471 shares of Cantel common stock for each outstanding share of Minntech common stock.


(3) Minntech's results of operations for the nine months ended April 30, 2001 included charges of $1,540,000 for state sales and use taxes and approximately $300,000 in legal and consulting expenses associated with the merger. These charges, which aggregate $1,840,000, are included within general and administrative expenses. Without such charges and the related income taxes, pro forma consolidated income from continuing operations for the nine months ended April 30, 2001 would have been approximately $3,800,000 and pro forma consolidated basic and diluted earnings per share would have been $0.60 and $0.57, respectively.


(4) If the minimum number of shares of Cantel stock were issued in the merger, or 967,372 shares, pro forma consolidated basic and diluted earnings per share would have been $0.68 and $0.67, respectively, for fiscal 2000 and $0.62 and $0.61, respectively, for the nine months ended April 30, 2000. For the nine months ended April 30, 2001, if the minimum number of shares of Cantel stock were issued in the merger and the charges for Minntech described in footnote (3) above were excluded, pro forma consolidated basic and diluted earnings per share would have been $0.70 and $0.66, respectively.

COMPARATIVE PER SHARE DATA


    Set forth below are the earnings from continuing operations and book value (common stockholders' equity) per common share data separately for Cantel on a historical basis, for Minntech on a historical basis, for the combined company on a pro forma consolidated basis and on an unaudited pro forma consolidated basis per Minntech equivalent share, for the periods, and as of the dates, indicated. The unaudited pro forma consolidated per Minntech equivalent common share amounts are calculated using an assumed exchange ratio of .1824. This would be the exchange ratio for the number of shares of Cantel common stock to be issued if the average closing price of Cantel common stock during the measurement period is $23.30, which was the closing price of Cantel common stock on July 27, 2001. The actual exchange ratio may be different. These equivalent common share calculations do not reflect any amounts for the $6.25 per share cash consideration to be paid for each Minntech share in the merger. Cantel has not declared or paid any cash dividends on its common stock, and Cantel does not anticipate doing so in the foreseeable future.


    The unaudited pro forma consolidated data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.


    You should read the information below together with our respective historical financial statements and related notes contained in the annual reports and information which have been filed with the SEC and are incorporated into this joint proxy statement/prospectus by reference. To obtain copies of these documents, please see "Where You Can Find More Information" on page 118.


                                                (AMOUNTS IN THOUSANDS, EXCEPT
PER SHARE DATA)

--------------------------------------------------
                                                                   NINE MONTHS
ENDED APRIL 30,
                                              FISCAL YEAR ENDED
------------------------------
                                                JULY 31, 2000         2001
      2000
                                              -----------------   -------------
 --------------
CANTEL HISTORICAL PER COMMON SHARE DATA:
Earnings from continuing operations-basic...        $0.64             $0.62
     $0.38
Earnings from continuing
  operations-diluted........................        $0.63             $0.58
     $0.38
Cash dividends..............................          N/A               N/A
      N/A


 APRIL 30, 2001

 --------------
Book value..................................
     $4.48


                                                                    NINE MONTHS
ENDED MARCH 31,
                                             TWELVE MONTHS ENDED
------------------------------
                                                JUNE 30, 2000          2001
       2000
                                             -------------------   -------------
  --------------
MINNTECH HISTORICAL PER COMMON SHARE DATA:
Earnings from continuing
  operations-basic.........................         $0.69              $0.35
      $0.70
Earnings from continuing
  operations-diluted.......................         $0.69              $0.35
      $0.70
Cash dividends.............................         $0.10              $0.10
      $0.10


  MARCH 31, 2001

  --------------
Book value.................................
      $8.00

                                                                   NINE MONTHS
ENDED APRIL 30,
                                              FISCAL YEAR ENDED
------------------------------
                                                JULY 31, 2000         2001
      2000
                                              -----------------   -------------
 --------------
UNAUDITED PRO FORMA CONSOLIDATED PER CANTEL
  COMMON SHARE DATA:
Earnings from continuing operations-basic...        $0.58             $0.43
     $0.53
Earnings from continuing
  operations-diluted........................        $0.58             $0.41
     $0.53
Cash dividends..............................          N/A               N/A
      N/A


 APRIL 30, 2001

 --------------
Book value..................................
     $7.57


                                                                   NINE MONTHS
ENDED APRIL 30,
                                              FISCAL YEAR ENDED
------------------------------
                                                JULY 31, 2000         2001
      2000
                                              -----------------   -------------
 --------------
UNAUDITED PRO FORMA CONSOLIDATED PER
  MINNTECH EQUIVALENT COMMON SHARE DATA
  (1)(2):
Earnings from continuing operations-basic...        $0.11             $0.08
     $0.10
Earnings from continuing
  operations-diluted........................        $0.11             $0.07
     $0.10
Cash dividends..............................          N/A               N/A
      N/A


 APRIL 30, 2001

 --------------
Book value..................................
     $1.38


------------------------------


(1) Represents unaudited pro forma consolidated per Cantel common share data multiplied by a fraction, the numerator of which is $4.25 (the portion of the per share consideration to be paid with Cantel common stock) and the denominator of which is equal to an assumed average closing price of $23.30 per share (the closing price of Cantel common stock on July 27, 2001). Such calculations do not reflect any amounts for the $6.25 per share cash consideration to be paid for each Minntech share in the merger. Additionally, such equivalent common share calculations eliminate the 103,000 shares of Minntech common stock acquired by Cantel prior to the merger.



(2) For comparative purposes, the amounts presented below are the Minntech equivalent common share amounts reflecting the maximum and minimum number of shares Cantel common shares to be issued in the merger, assuming average closing prices for Cantel common stock of $15.00 and $28.89, respectively:



                                                                  NINE MONTHS
ENDED APRIL 30,
                                      FISCAL YEAR ENDED
-----------------------------------------
                                        JULY 31, 2000             2001
       2000
                                     -------------------   -------------------
-------------------
Average closing prices.............   $15.00     $28.89     $15.00     $28.89
 $15.00     $28.89
                                      ------     ------     ------     ------
 ------     ------
Earnings from continuing
  operations-basic.................    $0.16      $0.09      $0.12      $0.06
  $0.15      $0.08
Earnings from continuing
  operations-diluted...............    $0.16      $0.09      $0.12      $0.06
  $0.15      $0.08


  APRIL 30, 2001

-------------------
Average closing prices.............
 $15.00     $28.89

 ------     ------
Book value.........................
 $ 2.14     $ 1.11

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING FACTORS IN EVALUATING THE PROPOSALS RELATING TO THE MERGER TO BE VOTED ON AT THE SHAREHOLDERS MEETINGS.

                          RISKS RELATING TO THE MERGER

CANTEL MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER.

    The merger involves the integration of two companies that have previously operated independently. The success of the merger will depend, in part, on the ability of Cantel to realize the anticipated growth opportunities and synergies from combining the businesses of Cantel with the businesses of Minntech. For Cantel to realize the anticipated benefits of this combination, members of its management team must develop strategies and implement a business plan that will effectively:

    - take advantage of the anticipated synergies related to the companies' product lines, markets and distribution channels;

    - integrate the companies' infection prevention and control products;

    - realize the anticipated opportunities for selling, joint-product development and joint-marketing and distribution of the products and services of Cantel and Minntech;

    - increase revenues from new products and services;

    - take advantage of cost savings through reductions in costs;

    - integrate the policies, procedures and operations of Cantel and Minntech;

    - retain and attract key employees of the combined company, including operating management and sales forces, during a period of transition and in light of the competitive employment market; and

    - while integrating the combined company's operations, maintain adequate focus on the companies' core businesses in order to take advantage of competitive opportunities and to respond to competitive challenges.

    If members of the management team of Cantel are not able to develop strategies and implement a business plan that achieve these objectives, the anticipated benefits of the merger may not be realized. In particular, anticipated growth in sales volume and earnings per share may not be realized, which could have an adverse impact on Cantel and the market price of shares of Cantel common stock.

THE RISKS ASSOCIATED WITH THE COMBINED COMPANY WILL BE GREATER IN NUMBER THAN THOSE ASSOCIATED WITH EACH COMPANY INDIVIDUALLY, AND SOME OF THESE RISKS MAY BE EXACERBATED BY THE COMBINATION OF THE TWO COMPANIES.

    Cantel and Minntech each face a number of risks that are discussed below under the captions "--Risks Relating to Cantel" and "--Risks Relating to Minntech." Some of these risks are common to both companies, but some are specific to each particular company. The risks associated with the combined company will therefore be greater in number than those associated with each company individually. Cantel may not be successful in addressing these risks, and some of these risks may be exacerbated by reason of the merger.

THE INDEBTEDNESS INCURRED TO FINANCE THE MERGER COULD RESTRICT THE COMBINED COMPANY'S OPERATIONS AND MAKE IT MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS.

    In connection with the merger, Cantel expects to borrow up to $47.5 million to pay, in part, the cash portion of the merger consideration, to pay fees and expenses of the merger, to repay existing indebtedness, and for general working capital purposes. This debt will create increased demands after the merger upon the combined company's available cash, due to the requirement to pay principal and interest. The combined company also will have the ability to incur additional debt, subject to the conditions imposed by the terms of its credit facility. Although Cantel believes that the combined company's future operating cash flow, together with available financing arrangements, will be sufficient to fund its operating requirements for the combined company's existing businesses, its debt and debt service obligations could have important consequences to you. For example, the combined company may be more vulnerable in the event of downturns in its businesses, in its industries, or in the economy generally, and may have difficulty obtaining additional financing to meet its requirements for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes at favorable interest rates. Additionally, the terms of the new credit facility Cantel will enter into in connection with the merger will contain numerous financial and other restrictive covenants that will restrict the combined company's ability to incur additional debt, make acquisitions, sell assets, and pay dividends. If the combined company does not comply with these obligations, it may cause an event of default, that, if not cured or waived, could require the combined company to repay the indebtedness immediately. In addition, all of the assets of the combined company will be pledged to the bank.

SINCE THE MARKET PRICE OF CANTEL COMMON STOCK WILL VARY, MINNTECH SHAREHOLDERS CANNOT BE SURE OF THE VALUE OF THE SHARES OF CANTEL COMMON STOCK TO BE RECEIVED IN THE MERGER.


    For each share of Minntech common stock, Minntech shareholders will receive $6.25 in cash, and a fraction of a share of Cantel common stock, determined by the exchange ratio. The exchange ratio will be based on the average closing price of Cantel common stock during the period of seven consecutive trading days ending on the sixth trading day preceding the date of the Minntech special shareholders meeting. The exchange ratio will provide Minntech shareholders with shares of Cantel common stock valued at $4.25, based on the Cantel average closing price, so long as the Cantel average closing price is between $15.00 and $28.89. From the date of the merger agreement to July 27, 2001, the last trading day before the date of this joint proxy statement/prospectus, Cantel common stock has traded within a range of $20.20 to $30.00. On July 27, 2001, the closing price of Cantel common stock was $23.30.


    If the Cantel average closing price is less than $15.00, the value of the Cantel common stock that Minntech shareholders will receive in the merger for each share of Minntech common stock will be less than $4.25 and the aggregate merger consideration will be less than $10.50, based on the Cantel average closing price. If the Cantel average closing price is less than $13.24, Minntech will have the right to terminate the merger agreement, unless Cantel chooses to increase the aggregate merger consideration, with additional cash or shares of Cantel common stock, or both, so that the merger consideration has a total value, based on the Cantel average closing price, of $10.00 for each share of Minntech common stock. Minntech has not decided whether it would exercise its right to terminate the merger agreement if the Cantel average closing price is below $13.24, nor has Cantel decided whether it would exercise its right to increase the merger consideration in the event Minntech chooses to terminate the merger agreement. These decisions would be made by the board of directors of Minntech or Cantel, as applicable, at the time, based on the relevant facts and circumstances then existing, including factors such as general and specific market, economic and business conditions and other opportunities available to the company.

    Also, the exchange ratio will be calculated before the Minntech special shareholders meeting and the effective time of the merger. Because the market price of Cantel common stock will fluctuate, based on general market and economic conditions, Cantel's business and prospects and other factors, during the period from the end of the measurement period to the effective time of the merger, and from the effective time until Cantel delivers certificates representing Cantel shares to Minntech shareholders, the value of the Cantel common stock actually received by Minntech shareholders may be more or less than the value of those shares based on the Cantel average closing price or the value of those shares at the effective time of the merger.

CANTEL MAY FAIL TO COMPLETE THE FINANCING NECESSARY TO COMPLETE THE MERGER.

    Cantel will finance part of the cash portion of the merger consideration through borrowings under a new credit facility with Fleet Bank, N.A. Cantel has received a financing commitment from Fleet, a copy of which is attached as Annex E to this document. The closing of this financing is subject to a number of conditions, including the absence of any development that would reasonably be expected to be materially adverse to the condition (financial or otherwise), operations, business, properties and/or prospects of the combined company; the absence of any material adverse change in loan syndication or financial or capital market conditions generally that would be reasonably likely to have a material adverse effect on the ability of Fleet to syndicate successfully the commitment; and the combined company meeting certain EBITDA-related tests. Cantel expects that the committed financing will be obtained. However, if the commitment letter is terminated or if the funding under the credit facility is reasonably likely to be unavailable at closing, Cantel intends to obtain financing from alternative financing sources. Alternative financing may be more costly than the Fleet financing. Additionally, there can be no assurance that Cantel would be able to obtain alternative financing. If Cantel does not obtain the Fleet financing for any reason and does not procure alternative financing, Cantel would not be able to complete the merger. Because Cantel's obligation to complete the merger is not contingent upon the availability of financing, Cantel would be in breach of the merger agreement and liable for damages to Minntech.

FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT MINNTECH'S OR CANTEL'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS.

    If the merger is not completed for any reason, Minntech or Cantel, or both, may be subject to the following risks:

    - if the merger is terminated and Minntech's board of directors determines to seek another business combination, Minntech may not be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger. If the merger is terminated and Cantel's board of directors determines to seek another business combination, Cantel may not be able to find a business opportunity as attractive as is presented by the merger;

    - various costs related to the merger, including legal, accounting and financial advisor fees, must be paid by each company even if the merger is not completed; and

    - the price of the common stock of either or both companies may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

THE TERMINATION FEE AND RESTRICTIONS ON SOLICITATION CONTAINED IN THE MERGER AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE MINNTECH.

    Until the completion of the merger, and with some exceptions, Minntech is prohibited from entering into or soliciting any acquisition proposal or offer for a merger or other business combination transaction with a party other than Cantel. In addition, Minntech has agreed to pay Cantel a termination fee of $2.25 million and reimbursement of expenses of up to $750,000, in specified circumstances, including where the Minntech directors terminate the agreement with Cantel in order to effect a combination with a third party. These provisions could discourage other companies from trying to acquire Minntech even though those other companies might be willing to offer greater value to Minntech shareholders than Cantel has offered in the merger.

OUR COSTS RELATED TO THE MERGER MAY BE SIGNIFICANT.

    We expect to incur merger-related expenses of approximately $5,200,000 through the quarter in which the merger occurs. These expenses include legal, financial advisory and accounting fees for both companies, regulatory filing fees, financial printing and listing fees. This estimate does not include the anticipated costs associated with restructuring, integrating and consolidating the operations of the two companies. In addition, Cantel may incur unanticipated expenses in integrating the businesses of the two companies. Cantel expects that the savings from the elimination of duplicative expenses and the realization of other efficiencies related to the integration of the businesses may offset or exceed any additional expenses in the future. However, Cantel may not be able to achieve a net benefit in the near future, or at all. Moreover, combining the businesses, even if achieved in an efficient and effective manner, may not result in combined financial results that are better than those that Cantel and Minntech would have accomplished independently.

CANTEL MAY BE REQUIRED TO RAISE ADDITIONAL CAPITAL TO PAY DISSENTING MINNTECH SHAREHOLDERS.

    Under Minnesota law regarding dissenting shareholders' rights, holders of Minntech common stock who do not vote in favor of the merger and who follow certain statutory procedures may be entitled to exercise dissenters' rights. If the merger occurs, then Minntech shareholders who did not vote their Minntech shares in favor of the merger and who followed the required procedures may become entitled to be paid cash for the "fair value" of their Minntech shares instead of receiving Cantel common stock and cash and in the merger. Because there is no limit on the number of dissenting Minntech shareholders, the amount of cash that could be paid to dissenting Minntech shareholders could be significant, and payment of these amounts could have a material adverse effect on the combined company's financial position. The payment to dissenting shareholders may require Cantel to raise additional capital, which may not be available.

OFFICERS AND DIRECTORS OF MINNTECH HAVE INTERESTS THAT ARE DIFFERENT FROM, OR IN ADDITION TO, INTERESTS OF MINNTECH'S SHAREHOLDERS GENERALLY.

    The officers and directors of Minntech have interests in the merger that are in addition to, or different from, their interests as Minntech shareholders. The Minntech board of directors was aware of and considered these conflicts of interest when it considered and approved the merger agreement. These interests include:


    - the accelerated vesting of Minntech stock options granted under Minntech's 1998 Stock Option Plan and 1989 Stock Plan upon a change in control of Minntech, including stock options held by Minntech directors and officers;



    - payments with a present value of between $58,878 and $125,057 to some of Minntech's non-employee directors in recognition of their services to Minntech, including services in connection with the proposed merger, as required under Minntech's Emeritus Director Consulting Plan in the event of a change in control of Minntech;


    - the receipt of severance and other benefits under executive management agreements in the event Minntech officers subject to these agreements terminate their employment for good reason or are terminated by Cantel without cause within three years after the merger; and

    - the continuance of directors' and officers' liability insurance, rights of indemnification and advancement of expenses, in each case, for the benefit of current and former Minntech directors and officers.

    In addition, R. James Danehy, Minntech's President and Chief Executive Officer, will receive a transaction bonus of $5,000 after the closing of the merger pursuant to his employment agreement. Also, Cantel has agreed that, following the merger, it will nominate and use its reasonable best efforts to cause the election of Dr. Fred Shapiro, a current director of Minntech, to the board of directors of Cantel.

                            RISKS RELATING TO CANTEL

CANTEL IS DEPENDENT UPON A SINGLE SUPPLIER FOR A SIGNIFICANT PORTION OF ITS PRODUCTS.

    The majority of Cantel's medical and scientific products are manufactured and supplied by Olympus Optical Co. Ltd., a Japanese corporation, and are sold by Cantel pursuant to a distribution agreement, which expires on March 31, 2004, between Cantel's Canadian subsidiary, Carsen Group Inc., and Olympus Optical's U.S.-based subsidiary, Olympus America Inc. Carsen has operated under this or similar agreements with Olympus Optical Co. Ltd. or its affiliates for over fifty years. If Carsen fulfills its obligations under the agreement, the agreement will be automatically extended through March 31, 2006. Carsen generally does not have the right to manufacture, distribute or sell any products that are competitive with the Olympus products covered by the distribution agreement. The distribution agreement imposes minimum purchase and service obligations upon Carsen. Subject to an allowance of a 10% shortfall from the minimum purchase requirements in certain situations, Olympus has the option to terminate or restructure the agreement with respect to each product group for which Carsen has failed to meet the minimum purchase requirements. If Carsen fails to meet these requirements for both precision instruments and industrial technology equipment, or for medical equipment, then Olympus has the option to terminate or restructure the entire agreement. Any termination of the distribution agreement or Carsen's right to distribute a product group under the agreement, or the failure of Olympus to renew the distribution agreement upon its expiration, could have a material adverse effect on Cantel.

CANTEL SELLS A SUBSTANTIAL PORTION OF ITS INFECTION PREVENTION AND CONTROL PRODUCTS THROUGH A SINGLE DISTRIBUTOR.

    Pursuant to a distribution agreement that expires August 1, 2003, Olympus is the sole distributor of Cantel's infection prevention and control products in the United States and Puerto Rico. If Olympus terminates or fails to renew the distribution agreement, then Cantel would have to locate a new distributor or establish its own distribution system. Such a disruption in the distribution of Cantel's products, and the time it could take to find a new distributor or to establish its own distribution system, could materially adversely affect Cantel's business.

CANTEL DEPENDS ON ONE CUSTOMER FOR A SIGNIFICANT PORTION OF ITS BUSINESS.

    Net sales to Olympus accounted for approximately 15.9% of Cantel's net sales in fiscal year 2000.

CUSTOMER ACCEPTANCE OF CANTEL'S PRODUCTS IS DEPENDENT ON CANTEL'S ABILITY TO MEET CHANGING REQUIREMENTS.

    Customer acceptance of Cantel's products is significantly dependent on Cantel's ability to offer products that meet the changing requirements of its customers, including hospitals, educational institutions, industrial laboratories, government agencies and industrial corporations. Any decrease in the level of customer acceptance of Cantel's products could have a material adverse effect on Cantel.

CURRENCY FLUCTUATIONS AND TRADE BARRIERS COULD ADVERSELY AFFECT CANTEL'S RESULTS OF OPERATIONS.

    A substantial portion of Cantel's products are imported from the Far East and Western Europe, and Cantel's business could be materially and adversely affected by the imposition of trade barriers, fluctuations in the rates of exchange of various currencies, tariff increases and import and export restrictions, affecting the United States and Canada. Additionally, a substantial portion of the products Cantel purchases in Canada are paid for in U.S. dollars but are sold in Canadian dollars. Therefore, Cantel's business could be materially and adversely affected by a decrease in the value of the Canadian dollar against the U.S. dollar or by the imposition of trade barriers, tariff increases or import and export restrictions between the United States and Canada. Moreover, a decrease in the value of the Canadian dollar could result in a corresponding reduction in the U.S. dollar value of Cantel's assets that are denominated in Canadian dollars.

CANTEL RELIES ON KEY PERSONNEL.

    Cantel's success is dependent to a significant degree upon the efforts of James P. Reilly, President and Chief Executive Officer of Cantel, William J. Vella, President and Chief Operating Officer of Carsen, and Roy Malkin, President and Chief Executive Officer of MediVators. Mr. Reilly serves Cantel pursuant to a four year employment agreement dated August 1, 1998. Mr. Malkin serves MediVators pursuant to an employment agreement that commenced on May 19, 1999 and expires on July 31, 2002. Mr. Vella does not have a written employment agreement. The employment agreements cannot assure the continued services of the executives, and the loss or unavailability of any of them could have a material adverse effect on Cantel.

CANTEL DISTRIBUTES ITS PRODUCTS IN HIGHLY COMPETITIVE MARKETS.

    Cantel distributes substantially all of its products in highly competitive markets that contain many products available from nationally and internationally recognized competitors. Many of these competitors have significantly greater financial and technical resources than Cantel and are well-established, with reputations for success in the sale and service of their products. In addition, some companies have developed or may be expected to develop technologies or products that could compete with the products Cantel manufactures and distributes. In some areas, Cantel competes with manufacturers who distribute and service their own products and have significantly greater financial and technical resources. As manufacturers, these companies may have other competitive advantages over Cantel.

THE MARKETS FOR MANY OF CANTEL'S PRODUCTS ARE CHARACTERIZED BY CHANGING TECHNOLOGY.

    The markets for many products Cantel sells, particularly endoscopes, microscopes, and endoscope disinfection equipment, are characterized by changing technology, new product introductions and product enhancements, and evolving industry standards. The introduction or enhancement of products embodying new technology or the emergence of new industry standards could render existing products obsolete or result in short product life cycles. Accordingly, Cantel's ability to compete is in part dependent on its ability to continually offer enhanced and improved products. Cantel's ability to offer these products is substantially dependent on the efforts of its third party suppliers.

CANTEL MAY BE EXPOSED TO PRODUCT LIABILITY CLAIMS RESULTING FROM THE USE OF THE PRODUCTS IT DISTRIBUTES.

    Cantel may be exposed to product liability claims resulting from the use of the products it distributes. Cantel products can be used in high risk medical situations where there is a risk of injury. Cantel maintains general liability insurance policies that include product liability coverage in the United States and Canada, and Olympus has agreed to indemnify Cantel against any product liability claims against Cantel related to Olympus products. Cantel has agreed to indemnify Olympus against any product liability claims against Olympus related to Cantel products. To date, there have been no material threatened or asserted claims against Cantel and Cantel believes its insurance coverage is adequate for its business. However, there can be no assurance that Cantel's insurance will be sufficient to cover potential claims or that the present level of coverage will continue to be available at a reasonable cost. A partially or completely uninsured successful claim against Cantel could have a material adverse effect on Cantel.

ALTHOUGH CANTEL INCURS RESEARCH AND DEVELOPMENT COSTS, THIS DOES NOT ENSURE SUCCESSFUL PRODUCT DEVELOPMENT.

    Cantel has incurred and is expected to continue to incur research and development costs. Research and development costs for fiscal 2000 were approximately $836,000. Cantel anticipates that research and development costs during fiscal 2001 will be similar to the amount incurred during fiscal 2000. There can be no assurance that this research and development will result in new products that will be successfully introduced to the market.

GOVERNMENT REGULATION MAY DELAY OR PREVENT NEW PRODUCT INTRODUCTION.

    Cantel products manufactured by MediVators are subject to regulation by the United States Food and Drug Administration, which regulates the testing, manufacturing, packaging, distribution and marketing of medical devices in the United States. Delays in FDA review can significantly delay new product introduction and may result in a product becoming "dated" or losing its market opportunity before it can be introduced. Cantel products may also be regulated by other governmental or private agencies, including the Environmental Protection Agency, Underwriters Lab, Inc., and comparable agencies in foreign countries. FDA and other agency clearances generally are required before Cantel can market new products in the United States or make significant changes to existing products. The FDA also has the authority to require a recall or modification of products in the event of a defect.

    The Food, Drug and Cosmetic Act of 1938 and the Safe Medical Device Act of 1990 require compliance with specific manufacturing and quality assurance standards. The regulations also require that each manufacturer establish a quality assurance program to monitor the design and manufacturing process and maintain records that show compliance with FDA regulations and the manufacturer's written specifications and procedures relating to its medical devices. The FDA inspects medical device manufacturers for compliance with their Quality Systems Regulations. Manufacturers that fail to meet these regulations may be issued reports or citations for non-compliance. Compliance with the provision of the Food, Drug and Cosmetic Act and the FDA's regulations is time consuming and expensive.

    Cantel's medical and infection control products distributed and marketed by Carsen are subject to regulation by Health Canada's Therapeutics Products Programme, which regulates the distribution and marketing of medical devices in Canada. Some of Carsen's products may be regulated by other governmental or private agencies, including the Canadian Standards Agency. These and other agency clearances generally are required before Carsen can market new medical products in Canada. The Therapeutics Products Programme also has the authority to require a recall or modification in the event of defect. In order to market its medical products in Canada, Carsen is required to hold a Medical Device Establishment License provided by the Therapeutics Products Programme.

    In addition, Cantel's disinfectors manufactured by MediVators must meet the requirements of the European Medical Device Directive for their sale into the European Union. Federal, state and foreign regulations regarding the manufacture and sale of Cantel's products are subject to change. Cantel cannot predict what impact, if any, such changes might have on its business.

                           RISKS RELATING TO MINNTECH

MINNTECH OPERATES IN A HIGHLY REGULATED INDUSTRY, WHICH MAY DELAY THE INTRODUCTION OF NEW PRODUCTS, CAUSE WITHDRAWAL OF PRODUCTS FROM THE MARKET, AND HAVE OTHER ADVERSE CONSEQUENCES.

    In the United States, the Food and Drug Administration regulates the sale of medical supplies and devices as well as manufacturing procedures, labeling, and record keeping with respect to such products. The process of obtaining marketing clearances and approvals from the FDA for new products can be time consuming and expensive. There is no assurance that clearances or approvals will be granted or that FDA review will not involve delays that would adversely affect Minntech's ability to commercialize its products. No assurance can be given that Minntech will receive FDA approval for new products on a timely basis, or at all.

    Even if regulatory approvals for a product are obtained, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn for failure to comply with regulatory requirements or unforeseen problems following initial approval. The FDA could also limit or prevent the manufacture or distribution of Minntech's products and has the power to require the recall of such products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect Minntech.

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    The FDA, various state agencies, and foreign regulatory bodies inspect
Minntech from time to time to determine whether Minntech is in compliance with various regulations relating to manufacturing practices, validation, testing, quality control, and product labeling. For example, the United States Environmental Protection Agency regulates the chemical sterilants used in Minntech's water filtration product line. A determination that Minntech is in violation of these regulations could lead to imposition of civil penalties, including fines, product recall orders or product seizures, and, in extreme cases, criminal sanctions.

    International regulatory bodies often establish varying regulations governing products standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties, and tax requirements. As a result of Minntech's sales in Europe, Minntech was required to be certified as ISO 9001 compliant and to receive CE mark certification. Failure to maintain CE mark certification would have a material adverse effect on Minntech's business, financial condition, results of operations, and cash flows.

MINNTECH'S COMPETITORS MAY DEVELOP PRODUCTS THAT RENDER MINNTECH'S PRODUCTS NONCOMPETITIVE OR OBSOLETE.

    Minntech competes in markets that are highly competitive and are characterized by innovation and technological change. Its competitors often have capital resources, research and development staffs, facilities, experience in conducting clinical trials and obtaining regulatory approvals, and experience in manufacturing and marketing medical supplies and devices that are significantly greater than those of Minntech. These competitors may develop technologies and products that are more effective than those being developed by Minntech or that would render Minntech's products obsolete or noncompetitive. In addition, Minntech's competitors may achieve patent protection, regulatory approval, or product commercialization that would limit Minntech's ability to compete with them.

MINNTECH'S INTELLECTUAL PROPERTY RIGHTS MAY NOT PROVIDE THE COMPETITIVE ADVANTAGE THEY ARE DESIGNED TO.

    Minntech relies heavily on proprietary technology, which it protects primarily through licensing arrangements, patents, trade secrets, and proprietary know-how. There can be no assurance that any pending or future patent applications will be granted or that any current or future patents, regardless of whether Minntech is an owner or a licensee of the patent, will not be challenged, rendered unenforceable, invalidated, or circumvented or that the rights will provide a competitive advantage to Minntech. There can also be no assurance that Minntech's trade secrets or non-disclosure agreements will provide meaningful protection of its proprietary information. There can also be no assurance that others will not independently develop similar technologies or duplicate any technology developed by Minntech or that Minntech's technology will not infringe upon patents or other rights owned by others.

MINNTECH PRODUCES INNOVATIVE PRODUCTS, WHICH REQUIRES MEDICAL PROFESSIONALS TO SWITCH FROM ESTABLISHED PRODUCTS.

    Minntech's principal products are based upon innovative medical concepts. Minntech believes that market acceptance of these products depends, in part, on Minntech's ability to convince the medical community of the safety, efficacy, convenience, and cost effectiveness of these products as compared to existing ones. There can be no assurance that medical professionals will readily adopt new products or approaches, particularly when competitors may provide a more complete product mix than that offered by Minntech.

LIMITATIONS ON THIRD-PARTY REIMBURSEMENT OR OTHER COST-CUTTING MEASURES MAY ADVERSELY AFFECT MINNTECH'S SALES AND REVENUES.

    Minntech's ability to sell its products depends in part on the extent to which reimbursement for the cost of these products and related treatments are available to patients under domestic and foreign

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governmental health programs, private health insurance, managed care organizations, workers' compensation insurers, and other similar programs. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payors to curb these costs. In addition, certain health care providers are moving towards a managed care system in which the providers contract to provide comprehensive health care for a fixed cost per person. Moreover, hospitals and other health care providers have become increasingly price competitive and, in some instances, have put pressure on medical suppliers to lower their prices.

PRODUCT LIABILITY LITIGATION CAN HAVE A MATERIAL ADVERSE EFFECT ON SUPPLIERS OF MEDICAL DEVICES AND SUPPLIES, SUCH AS MINNTECH.

    The medical supply and device industry has been historically litigious and Minntech faces an inherent business risk of financial exposure to product liability claims if the use of its products results in personal injury. Because Minntech's principal products are designed to be used in connection with medical procedures on the human body, manufacturing errors or design defects could result in an unsafe condition, injury, or death to the patient, and could result in a recall of Minntech's products and substantial monetary damages. Although Minntech currently maintains liability insurance, there can be no assurance that the coverage limits of Minntech's insurance policies will be adequate.

INDUSTRY CONSOLIDATION MAY RESULT IN MINNTECH'S CUSTOMERS BEING ACQUIRED BY ITS COMPETITORS.

    A significant percentage of dialysis treatment centers nationwide are owned by competitors of Minntech. More of these centers may be acquired by competitors in the future. Accordingly, Minntech may face difficulty in selling its dialysis products to these centers.

MINNTECH DEPENDS ON SALES TO ITS DISTRIBUTORS, WHO ARE NOT BOUND TO CONTINUE TO DO BUSINESS WITH IT.

    Sales to distributors constitute a significant portion of Minntech's business both in the United States and foreign markets. There can be no assurance that Minntech will be able to maintain its relationship with distributors, or, if these relationships terminate, that new distributors will be found. The loss of a significant distributor could have a material adverse effect on Minntech if a new distributor (or other suitable sales organization) could not be found on a timely basis.

MINNTECH HAS EXPERIENCED TEMPORARY SUPPLY SHORTAGES, WHICH MAY REOCCUR AT ANY TIME.

    High demand for polycarbonate products by various industries has at times caused temporary shortages of their supply. Any significant interruption in the supply of these products could have a material adverse effect on Minntech.

IN ITS BUSINESS, MINNTECH USES SUBSTANCES REGULATED BY ENVIRONMENTAL AUTHORITIES, WHICH COULD IMPOSE LIABILITY ON MINNTECH.

    In the ordinary course of its manufacturing process, Minntech uses various chemical solvents and other regulated substances. Although Minntech is not aware of any claim involving violation of environmental or occupational health and safety laws or regulations, there can be no assurance that such a claim may not arise in the future, which could have a material adverse effect on Minntech.

MINNTECH DEPENDS ON A SMALL GROUP OF CUSTOMERS FOR A SIGNIFICANT PORTION OF ITS BUSINESS.

    Minntech's five largest customers in fiscal 2001 accounted for 33% of its total revenues. The loss of one or more of these customers could have a material adverse effect on Minntech.

MINNTECH FACES STRONG COMPETITION FOR SKILLED WORKERS.

    Minntech's success depends in large part on its ability to attract and retain highly qualified scientific, technical, management, and marketing personnel. Competition for such personnel is intense and there can be no assurance that Minntech will be able to attract and retain the personnel necessary for the development and operation of its business.

BECAUSE MINNTECH CONDUCTS BUSINESS INTERNATIONALLY, IT IS SUBJECT TO CURRENCY RISKS.

    Approximately 15% of Minntech's business is transacted in foreign markets. Long-term changes or short-term fluctuations in currency exchange rates could have a material adverse effect on Minntech's results of operations.

BECAUSE MINNTECH OPERATES IN INTERNATIONAL MARKETS, IT IS SUBJECT TO POLITICAL AND ECONOMIC RISKS THAT IT DOES NOT FACE IN THE UNITED STATES.

    Minntech and its subsidiaries operate in a global market. Global operations are subject to risks, including political and economic instability, general economic conditions, imposition of government controls, fluctuation of exchange rates, the need to comply with a wide variety of foreign and United States export laws, trade restrictions, and the greater difficulty of administering business overseas.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 with respect to the merger and financial condition, results of operations, plans, objectives, future performance and business of Cantel and Minntech, which are usually identified by the use of words such as "will," "may," "anticipates," "believes," "estimates," "expects," "projects," "plans," "predicts," "continues," "intends," "should," "would," or similar expressions. This joint proxy statement/prospectus also includes forward-looking statements about the completion and anticipated timing of the merger, the potential market for the combined company's products, the expected drivers of growth for the market opportunity, the anticipated impact of Minntech's technology on Cantel's future growth, the expected benefits of the merger, the actual exchange ratio, and the anticipated impact of the acquisition on the combined company's financial condition. Cantel and Minntech intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with these safe harbor provisions.

    These forward-looking statements reflect current views and expectations about the relevant company's plans, strategies and prospects, which are based on the information currently available and on current assumptions.

    Although each company believes that its plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that the plans, intentions or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from those discussed as a result of various factors including those factors described in the "Risk Factors" section of this joint proxy statement/prospectus. Listed below and discussed elsewhere in this joint proxy statement/prospectus are some important risks, uncertainties and contingencies that could cause actual results, performances or achievements of Cantel, Minntech or the combined company to be materially different from the forward-looking statements made in this joint proxy statement/prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

    - the risk that the transaction may not be completed due to the failure to obtain necessary shareholder approvals, other conditions to completion of the transactions not being satisfied, or the committed financing for the merger, which is subject to certain conditions, not being funded;

    - the possibility that the combined company will be unable to realize the anticipated benefits and synergies of the merger;

    - difficulties associated with successfully integrating Cantel's and Minntech's businesses and technologies and the costs associated with this integration;

    - the possible failure of the combined company to retain and hire key executives, technical personnel and other employees;

    - difficulties associated with the combined company managing its growth and the difficulty of successfully managing a larger organization;

    - the possible failure of the combined company to successfully manage its changing relationships with customers, suppliers, distributors, and strategic partners;

    - difficulties and uncertainties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights that can preclude or delay commercialization of a product;

    - risks relating to Cantel's and Minntech's businesses and how they could affect the operations of the combined company;

    - the combined company's ability to maintain customer acceptance of its products by meeting shifting consumer demands and changing requirements;

    - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing;

    - competitive factors and industry trends, technological advances achieved and patents obtained by competitors and the relevant company's ability to respond to those actions; and

    - economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of these fluctuations on revenues, expenses and resulting margins.

    In addition, events may occur in the future that we are not able to accurately predict or control and that may cause actual results to differ materially from the expectations described in the forward-looking statements.

    Readers should not place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Cantel's and Minntech's reports and documents filed with the SEC, and you should not place undue reliance on these statements.

NEITHER CANTEL NOR MINNTECH ASSUMES ANY OBLIGATION TO UPDATE ANY OF THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                    THE CANTEL SPECIAL STOCKHOLDERS MEETING


TIME AND PLACE; MATTERS TO BE CONSIDERED


    The enclosed proxy is solicited by the board of directors of Cantel for use at the special meeting of stockholders to be held on Thursday, September 6, 2001 at 10:00 am, eastern time, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, 29th Floor, New York, New York, and at any and all adjournments of the meeting. This proxy statement/prospectus and form of proxy are being mailed to stockholders on or about August 2, 2001.



    At the Cantel special stockholders meeting, stockholders of Cantel will vote on a proposal to approve the issuance of shares in the merger. On July 24, 2001, there were 6,622,706 shares of Minntech common stock issued and outstanding (other than the Minntech shares owned by Cantel). Based on the number of outstanding shares of Minntech common stock on the record date (excluding the shares owned by Cantel), and the closing price of Cantel common stock on July 27, 2001, Minntech shareholders will be entitled to receive 1,207,982 shares of Cantel common stock pursuant to the merger. Based on that number and on the number of outstanding shares of Cantel common stock on July 24, 2001, Minntech shareholders will be entitled to own approximately 20.9% of the outstanding shares of Cantel common stock immediately following the merger. In any event, Minntech shareholders will not own more than 29.2% nor less than 17.6% of the outstanding shares of Cantel common stock immediately following the merger since the exchange ratio will not be less than 0.1471 nor more than
0.2833 (unless the average closing price of Cantel common stock is below $13.24 and Cantel elects to issue more Cantel shares to avoid termination of the merger agreement by Minntech).



    The special meeting of Cantel stockholders will also serve as the 2000 annual meeting of stockholders of Cantel. In addition to the proposal relating to the merger with Minntech, at the meeting Cantel stockholders are being asked to vote on (1) the election of three directors to serve until the 2003 annual meeting or until their successors are duly elected and qualified, (2) the amendment of Cantel's certificate of incorporation to change the indemnification provision currently contained therein, and (3) the amendment of Cantel's 1997 Employee Stock Option Plan to increase the number of shares reserved for issuance and available for grant under the plan from 700,000 to 1,000,000.



    The board of directors does not intend to present at the special stockholders meeting any matters other than those set forth in this joint proxy statement/prospectus, nor does the board know of any other matters which may come before the meeting. However, if any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote it in accordance with their judgment.


    THE CANTEL BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT STOCKHOLDERS OF CANTEL VOTE "FOR" EACH OF THE PROPOSALS BEING PRESENTED TO THEM.

RECORD DATE; QUORUM


    Only holders of record of Cantel common stock at the close of business on July 24, 2001 are entitled to receive notice of and vote at the Cantel special stockholders meeting. As of that date, there were 4,559,276 shares of Cantel common stock entitled to vote, held by 189 holders of record. Each share of Cantel common stock is entitled to one vote. Holders of at least one third of the outstanding shares of Cantel common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Cantel special stockholders meeting.



    We will have a list of Cantel stockholders entitled to vote at the Cantel special stockholders meeting available during normal business hours at the offices of Cantel, 150 Clove Road, Little Falls, New Jersey, for the ten-day period before the Cantel stockholders meeting, and also at the stockholders meeting.

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VOTES REQUIRED


    STOCK ISSUANCE. The affirmative vote of the holders of a majority of the total number of shares of Cantel common stock present in person or by proxy at the Cantel special stockholders meeting is required to approve the issuance of shares in the merger.



    On July 24, 2001, Cantel directors and executive officers and persons and entities affiliated with them owned and were entitled to vote 1,796,629 shares of Cantel common stock. These shares represented approximately 39.4% of the outstanding shares of Cantel common stock. Each of the directors and executive officers of Cantel has indicated that he or she intends to vote in favor of the issuance of shares in connection with the merger.



    Four of the directors of Cantel and five other persons and entities affiliated with them, whose 1,692,405 shares are included in the 1,796,629 share number referred to in the preceding paragraph, have entered into a voting agreement with Minntech in which they have agreed to vote all of their shares of Cantel common stock in favor of the issuance of shares in connection with the merger. These shares represented approximately 37.1% of the outstanding shares of Cantel common stock.



    OTHER PROPOSALS. The vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. The affirmative vote of holders of a majority of the outstanding shares of Cantel common stock entitled to vote at the meeting is required to approve the amendment to Cantel's certificate of incorporation. The affirmative vote of the holders of a majority of the total number of shares of Cantel common stock present in person or by proxy at the Cantel special stockholders meeting is required to approve the amendment of Cantel's 1997 Employee Stock Option Plan.



    Votes at the special stockholders meeting will be tabulated by an independent inspector of election appointed by Cantel or Cantel's transfer agent.


HOW PROXIES WILL BE VOTED


    Shares represented by a proxy will be voted at the special stockholders meeting as specified in the proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of the issuance of shares in the merger, "FOR" the election of each of the three management nominees for election as directors, "FOR" the amendment of Cantel's certificate of incorporation, and "FOR" the amendment of Cantel's 1997 Employee Stock Option Plan.


TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

    If you submit a proxy that indicates an abstention from voting on any of the proposals being submitted to stockholders for a vote, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the proposal or proposals as to which you are abstaining from voting.

    Under NASD rules, if you hold your shares in "street name," your bank or broker cannot vote your shares of Cantel common stock without specific instructions from you. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank or broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will be counted for the purpose of determining the existence of a quorum, but will not be voted on any proposal being submitted to stockholders.

    As the affirmative vote of a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of this election. As the affirmative vote of holders of a majority of the outstanding shares of Cantel common stock entitled to vote at the meeting is required to approve the amendment to Cantel's certificate of incorporation, an abstention or broker non-vote will have the same effect as a negative vote on this proposal. As the affirmative vote of a majority of shares of Cantel common stock present in person or represented by proxy is necessary

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for the approval of each of the other proposals submitted to Cantel stockholders, an abstention or broker non-vote will have no effect.

HOW TO REVOKE YOUR PROXY


    Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person at the special stockholders meeting, which would automatically revoke your proxy. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the special stockholders meeting, you will need to obtain a proxy from the institution that holds your shares.



    In addition, a Cantel stockholder may revoke a proxy at any time before it is voted at the Cantel special stockholders meeting by delivering a later dated signed proxy or a written notice of revocation to Darwin C. Dornbush, Secretary of Cantel, at the offices of Cantel, 150 Clove Road, Little Falls, New Jersey 07424.


SOLICITATION OF PROXIES


    Each of Cantel and Minntech will bear its own cost of soliciting proxies from its shareholders, except that the cost of printing and mailing this joint proxy statement/prospectus to Cantel and Minntech shareholders is being shared by the companies equally. In addition to solicitation by mail, Cantel directors, officers and employees may solicit proxies from holders of common stock by telephone, in person or through other means. Cantel will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses that they have in connection with this solicitation. Cantel will also arrange for brokerage firms, fiduciaries and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. Cantel will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses. Cantel has retained Morrow & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $5,000, plus reimbursement of out-of-pocket expenses.


                   THE MINNTECH SPECIAL SHAREHOLDERS MEETING


TIME AND PLACE; MATTERS TO BE CONSIDERED



    The special meeting of Minntech shareholders will be held on Thursday, September 6, 2001 at 9:00 a.m., central time, at Minntech's headquarters, 14550 28th Avenue N., Minneapolis, Minnesota 55447. At the meeting, Minntech shareholders will vote on a proposal to approve the merger agreement and the merger. Minntech's board of directors has approved the merger agreement and the merger and unanimously recommends that Minntech shareholders vote "FOR" the merger proposal.


RECORD DATE; QUORUM


    Only holders of record of Minntech common stock at the close of business on July 24, 2001 are entitled to receive notice of and vote at the special meeting of Minntech shareholders. As of that date, there were 6,725,706 shares of Minntech common stock entitled to vote, held by 439 holders of record. Each share is entitled to one vote. Holders of a majority of the outstanding shares of Minntech common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Minntech meeting.


VOTES REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Minntech common stock entitled to vote at the meeting is required to approve the merger agreement and the merger. If you abstain or fail to vote your shares on this proposal, it will have the same effect as voting against the merger.

    On July 24, 2001, directors and officers of Minntech owned and were entitled to vote 212,762 shares of Minntech common stock. These shares represented approximately 4.1% of the outstanding shares of Minntech common stock. Each of the directors and officers of Minntech has indicated that he or she intends to vote for the approval of the merger agreement and the merger.


HOW PROXIES WILL BE VOTED


    Shares represented by a proxy will be voted at the special meeting as specified in the proxy. Properly executed proxies that do not contain voting instructions will be voted "FOR" each of the proposals to be considered at the meeting.


TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

    If you submit a proxy that indicates an abstention from voting on any of the proposals being submitted to shareholders for a vote, your shares will be counted as present for purposes of determining the existence of a quorum, but they will not be voted on the proposal or proposals as to which you are abstaining from voting. An abstention from voting on the merger proposal will have the same effect as a vote against the merger.

    Under NASD rules, your broker cannot vote your shares of Minntech common stock without specific instructions from you. If you do not provide instructions with your proxy, your bank or broker may deliver a proxy card expressly indicating that it is not voting your shares; this indication that a broker is not voting your shares is referred to as a "broker non-vote." Broker non-votes will not be counted for the purpose of determining the existence of a quorum and will not be voted on the merger proposal. A broker non-vote will thus have the same effect as a vote against the merger.

HOW TO REVOKE YOUR PROXY


    If your shares are held in the name of your broker, bank, or other nominee and you wish to vote at the shareholders meeting, you will need to obtain a proxy from the institution that holds your shares.


    In addition, a Minntech shareholder may revoke a proxy at any time before it is voted at the Minntech special meeting by voting again by telephone or the Internet or by delivering a later-dated signed proxy or a written notice of revocation to Corporate Secretary, Minntech Corporation, 14605 28th Avenue North, Minneapolis, Minnesota 55447.

SOLICITATION OF PROXIES


    Each of Minntech and Cantel will bear the cost of soliciting proxies from our own shareholders, except that the cost of printing and mailing this joint proxy statement/prospectus to our shareholders is being shared by us equally. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from shareholders by telephone, in person, or through other means. We will not compensate these people for this solicitation, but we will reimburse them for reasonable out-of-pocket expenses they have in connection with this solicitation. We will also arrange for brokerage firms, fiduciaries, and other custodians to send solicitation materials to the beneficial owners of shares held of record by those persons. We will reimburse these brokerage firms, fiduciaries, and other custodians for their reasonable out-of-pocket expenses. Minntech has retained Morrow & Co., Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $7,500, plus reimbursement of out-of-pocket expenses.


    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. We will mail you a separate transmittal form with instructions for the surrender of your certificates as soon as practicable after the consummation of the merger.

                                   THE MERGER

GENERAL

    The merger agreement provides for the merger of Canopy Merger Corp., a Minnesota corporation and a wholly owned subsidiary of Cantel, with and into Minntech. As a result of the merger, Minntech will become a wholly owned subsidiary of Cantel.

    The discussion in this joint proxy statement/prospectus of the merger and the description of the principal terms of the merger agreement and the merger are summaries only. You should read the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference in this proxy statement/prospectus.

WHAT MINNTECH SHAREHOLDERS WILL RECEIVE IN THE MERGER

    At the effective time of the merger, each issued and outstanding share of Minntech common stock, other than shares owned directly or indirectly by Cantel, which will be canceled, will be converted into the right to receive $6.25 in cash, and a fraction of a share of Cantel common stock equal to the exchange ratio. The exchange ratio will be equal to the number, rounded to four decimal places, obtained by dividing $4.25 by the average per-share closing price of Cantel common stock, rounded to four decimal places, as reported on the Nasdaq National Market System, over the period of seven consecutive trading days ending on the sixth trading day preceding the date of the Minntech special shareholders meeting. However, the exchange ratio will not be less than 0.1471 nor greater than 0.2833, except as described in the next sentence. If the Cantel average closing price, based on this measurement period, is less than $13.24, Minntech will have the right to terminate the merger agreement unless Cantel elects to increase the per-share merger consideration, with cash or Cantel stock, or both, so that the value of the merger consideration to be received by Minntech shareholders, based on the Cantel average closing price, is equal to $10.00.


    From the date of the merger agreement to July 27, 2001, the Cantel common stock has traded within a range of $20.20 to $30.00. On July 27, 2001, the date before the date of this joint proxy statement/prospectus, the closing price of the Cantel common stock was $23.30.



    Assuming the Cantel average closing price is $23.30, which was the closing price of Cantel common stock on July 27, 2001, the exchange ratio would be
 .1824. Based on this Cantel stock price, the value of the merger consideration per share of Minntech common stock would be $10.50, consisting of $6.25 in cash and a fraction of a share of Cantel common stock with a value of $4.25. The initial value of the shares of Cantel common stock you receive in the merger may be more or less than the value based on the Cantel average closing price because the closing price of Cantel common stock at the effective time may be higher or lower than the Cantel average closing price or because the Cantel average closing price may be outside the collar of $15.00 to $28.89.


    The following table shows a range of assumed average closing prices of Cantel common stock, along with entries showing the corresponding exchange ratios and values of the shares of Cantel common stock that would be issued in the merger in exchange for one share of Minntech common stock based on the assumed Cantel average closing prices presented in the first column of the table. The table also shows the total value of the merger consideration that would be received by Minntech shareholders based on the assumed Cantel average closing prices presented in the first column of the table.

    Because the calculation of the exchange ratio depends on the Cantel average closing price, which is calculated before the Minntech special shareholders meeting, the actual number of shares of Cantel common stock issuable in the merger for each share of Minntech common stock may be different from the examples listed in the following table and in this joint proxy statement/prospectus. In addition, the values of Cantel common stock are illustrative only and do not represent the actual amount per share of Cantel common stock that might be realized by any Minntech shareholder on or after the effective time of the merger. Minntech shareholders are urged to obtain and review current market quotations for Cantel common stock.

                                                             TABLE OF
ILLUSTRATIVE VALUES

----------------------------------------------------------------------------

ILLUSTRATIVE VALUE
                                                                          OF THE
STOCK      ILLUSTRATIVE VALUE OF

CONSIDERATION        THE TOTAL MERGER
                                        ASSUMED                           PER
SHARE OF        CONSIDERATION PER
                                     CANTEL AVERAGE
MINNTECH          SHARE OF MINNTECH
                                     CLOSING PRICE    EXCHANGE RATIO      COMMON
STOCK          COMMON STOCK
                                     --------------   --------------
------------------   ---------------------
                                         $12.00           0.2833
$3.40                $ 9.65

                                         $13.00           0.2833
$3.68                $ 9.93

                                         $13.24           0.2833
$3.75                $10.00

Maximum                                  $14.00           0.2833
$3.97                $10.22

exchange ratio --                        $15.00           0.2833
$4.25                $10.50

                                         $16.00           0.2656
$4.25                $10.50

                                         $17.00           0.2500
$4.25                $10.50

                                         $18.00           0.2361
$4.25                $10.50

                                         $19.00           0.2237
$4.25                $10.50

                                         $20.00           0.2125
$4.25                $10.50

                                         $21.00           0.2024
$4.25                $10.50

                                         $22.00           0.1932
$4.25                $10.50

                                         $23.00           0.1848
$4.25                $10.50

                                         $24.00           0.1771
$4.25                $10.50

                                         $25.00           0.1700
$4.25                $10.50

                                         $26.00           0.1635
$4.25                $10.50

                                         $27.00           0.1574
$4.25                $10.50

Minimum                                  $28.00           0.1518
$4.25                $10.50

exchange ratio --                        $28.89           0.1471
$4.25                $10.50

                                         $29.00           0.1471
$4.27                $10.52

                                         $30.00           0.1471
$4.41                $10.66

                                         $31.00           0.1471
$4.56                $10.81

    The above table assumes that Minntech does not give Cantel notice of an intention to terminate the merger if the Cantel average closing price is below $13.24, as described above. The above table also assumes that the price of Cantel common stock at the closing of the merger is equal to the Cantel average closing price during the measurement period.

    Cantel will not issue any fractional shares in the merger. Instead, the total number of shares of Cantel common stock that each Minntech shareholder will receive in the merger will be rounded down to the nearest whole number; each Minntech shareholder will receive a cash payment for the value of any remaining fraction of a share of Cantel common stock that he or she would otherwise have received. For purposes of determining the amount of cash paid in lieu of fractional shares, the value of a share of Cantel common stock will be the average closing price of a share of Cantel common stock, as reported on the Nasdaq National Market System, over the period of seven consecutive trading days ending on the trading day immediately before the closing of the merger.

OWNERSHIP OF CANTEL AFTER THE MERGER


    Based on the number of outstanding shares of Minntech common stock on July 24, 2001 (excluding the 103,000 shares owned by Cantel), and presuming that the average closing price of Cantel common stock during the measurement period is the same as the closing price of Cantel common stock on July 27, 2001, Minntech shareholders will be entitled to receive 1,207,982 shares of Cantel common stock pursuant to the merger. Based on that number and on the number of outstanding shares of Cantel common stock on July 24, 2001, Minntech shareholders will be entitled to own approximately 20.9% of the outstanding shares of Cantel common stock immediately following the merger. In any event, Minntech shareholders will not own more than 29.2% nor less than 17.6% of the outstanding shares of Cantel common stock immediately following the merger since the exchange ratio will not be less than 0.1471 nor more than 0.2833 (unless the average closing price of Cantel common stock is below $13.24 and Cantel elects to issue additional Cantel shares to avoid a termination of the merger agreement by Minntech).


BACKGROUND OF THE MERGER

    In September 2000, Charles M. Diker, Chairman of Cantel, and James P. Reilly, President and Chief Executive Officer of Cantel, requested a meeting with William Hope, a director and then acting Chief Executive Officer of Minntech, and Dr. Fred Shapiro, a co-founder and director of Minntech, to discuss the possibility of a business relationship between the two companies.

    On September 11, Messrs. Diker and Reilly met with Messrs. Hope and Shapiro in the Minneapolis area. At this meeting, the participants discussed generally their respective company's businesses and potential strategic business arrangements that might benefit both Cantel and Minntech, including a possible business combination. The discussions remained at a general level, and there was no discussion regarding the specific terms of a possible transaction.

    In conjunction with the initial discussions with Minntech, Cantel retained Nexus Health Capital, LLC as its financial advisor and retained Fried, Frank, Harris, Shriver & Jacobson as its legal counsel. Consultations with these advisors continued throughout the merger discussions. Working with its advisors, Cantel began in September to conduct a due diligence investigation of Minntech using only publicly available materials and began an analysis of a possible business combination.

    Between September 6 and September 19, Cantel purchased 103,000 shares of Minntech common stock in open market transactions for an aggregate purchase price of approximately $725,000.

    On September 28, Messrs. Diker and Reilly, and Roy Malkin, President and Chief Executive Officer of Cantel's MediVators subsidiary, and Messrs. Hope and Shapiro met in the Minneapolis area and again discussed general issues concerning a possible transaction. During this discussion, Messrs. Diker, Reilly and Malkin indicated to Messrs. Hope and Shapiro that they were prepared to consider a merger of the two companies, pursuant to which Minntech shareholders would receive $10.00 per share, payable in cash and Cantel common stock.
Messrs. Hope and Shapiro indicated their view that a price per share of at least $12.00 would have to be paid by Cantel in any transaction. They further requested that Cantel submit a proposal with specific terms if it wished to proceed with the idea of a combination of the companies.

    On September 29, Cantel submitted a non-binding written proposal summarizing the basic structure and terms of a possible transaction between Cantel and Minntech. The material terms of the proposal, based upon what Cantel stated was its preliminary analysis of Minntech, were that each shareholder of Minntech would receive, for each share of Minntech common stock, $6.00 in cash and a fraction of a share of Cantel common stock with a value, at the time of fixing the exchange ratio, of $6.00. The proposal stated that the exchange ratio would be set at the time of signing a definitive agreement. On September 29, the closing price of Minntech common stock was $6.88. Cantel also stated that, upon execution by Minntech of an agreement providing Cantel with a 45-day exclusivity period to negotiate a definitive merger agreement, the due diligence process could proceed.

    On October 10, the board of directors of Minntech met to consider the Cantel proposal and possible alternatives. Present at the meeting were officers of Minntech, representatives of U.S. Bancorp Piper Jaffray Inc., and Minntech's legal counsel, Faegre & Benson LLP. U.S. Bancorp Piper Jaffray discussed with the board the proposal and possible alternatives to it and provided the board with information concerning the market performance and operations of Cantel. The board determined to engage U.S. Bancorp Piper Jaffray as its financial advisor and instructed U.S. Bancorp Piper Jaffray to supply additional information to the board at its next meeting to assist the board in determining whether to pursue a business combination and, if so, the most desirable process for proceeding.

    Following discussions among Cantel's and Minntech's representatives, Cantel, by letter dated October 16, confirmed its interest in pursuing a business combination and proposed to increase the cash portion of the consideration to Minntech shareholders to $6.60 per Minntech share, and to set the exchange ratio for the stock portion of the consideration at .54 of a share of Cantel common stock for each share of Minntech common stock. Based on the closing price of Cantel common stock on October 16, the total value of the proposed consideration for each Minntech share was $11.53. On October 16, the closing price of Minntech common stock was $6.88. The letter also proposed structuring the transaction as a cash-election merger with an adjustment to the cash and stock components if necessary to retain tax-free treatment for Minntech shareholders of the stock portion of the consideration. Cantel stated again that, if Minntech agreed to execute an agreement providing Cantel with a 45-day exclusivity period to negotiate a definitive merger agreement, Cantel and Minntech could proceed with a reciprocal due diligence process.

    The board of Minntech met on October 17. Also present at the meeting were officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray. After the board reviewed financial information concerning Minntech with its officers, Faegre & Benson discussed the fiduciary duties of the directors in determining whether to pursue a possible business combination or sale. U.S. Bancorp Piper Jaffray then discussed with the board Cantel's latest proposal, supplied the board with further information concerning Cantel and its stock, provided an analysis of Minntech, and described potential alternatives to Cantel's proposal and various processes for exploring those alternatives. After discussion, the board authorized U.S. Bancorp Piper Jaffray to establish a process for pursuing discussions with a number of potential purchasers, including Cantel. After the board meeting, U.S. Bancorp Piper Jaffray informed Nexus Health Capital that Minntech would not agree to an exclusivity period for negotiations with Cantel, and that U.S. Bancorp Piper Jaffray would be establishing a process for pursuing potential purchasers, including Cantel.

    On October 24, U.S. Bancorp Piper Jaffray notified Cantel that Minntech would consider the sale of the company only through a formal auction process. As a result, on October 25, Cantel withdrew its proposal.

    In October and November, U.S. Bancorp Piper Jaffray and Minntech prepared a descriptive memorandum to be provided to potential acquirors, including both strategic buyers that were in the medical device industry or that were likely to be interested in entering the medical device industry and financial buyers that would likely regard Minntech as an attractive investment. At Minntech's direction, U.S. Bancorp Piper Jaffray contacted 23 potential acquirors to ascertain their level of interest in pursuing a transaction. Sixteen of the contacted parties, including Cantel, expressed sufficient interest to be provided with copies of the descriptive memorandum. Fourteen of the sixteen, including Cantel, entered into confidentiality agreements, and the remaining two received a redacted memorandum. Under the process established by U.S. Bancorp Piper Jaffray, six of the potential acquirors, including Cantel, submitted written expressions of interest in late November. The other ten potential acquirors did not submit expressions of interest.

    The material terms of the non-binding preliminary indication of interest submitted by Cantel, on November 28, were that Cantel would provide, subject to Cantel board approval, completion of due diligence and the negotiation of a satisfactory definitive agreement, that each shareholder of Minntech would receive, for each share of Minntech common stock, $6.70 in cash and 0.59 of a share of Cantel common stock. Based on the closing price of Cantel common stock on November 28, the value of the cash and Cantel stock proposed to be exchanged for each share of Minntech common stock would have had a value of $11.50. Minntech's closing stock price on November 28 was $6.31. The indication of interest also provided for a cash-election feature, which would have permitted Minntech shareholders to elect to receive a larger or smaller portion of their payment in cash so long as approximately 60% of the total payments to Minntech shareholders was in cash. The proposal also stated that financing for the cash portion of the consideration was expected to be provided by Summit Bancorp (now Fleet Bank, N.A.), that Cantel intended to continue the operations of Minntech in the Minneapolis area, and that up to two seats on the Cantel board of directors would be offered to designees of Minntech.

    Minntech's board of directors met on November 29 to review with U.S. Bancorp Piper Jaffray the expressions of interest that had been submitted. Minntech's board authorized U.S. Bancorp Piper Jaffray to invite the five potential acquirors that indicated interest at the highest valuations, including Cantel, to participate in a due diligence review of Minntech. U.S. Bancorp Piper Jaffray was authorized to invite the sixth potential acquiror that had expressed an interest to perform due diligence if that corporation would increase its valuation range to the range of the other five potential acquirors, but the sixth party determined not to do so. Minntech's closing stock price on November 29 was $6.50.

    During December 2000 and January 2001, each of the five potential acquirors that were invited to participate in the due diligence review, including Cantel, met separately with Minntech's management and reviewed confidential due diligence materials in Minneapolis, Minnesota. U.S. Bancorp Piper Jaffray requested that each of the five potential acquirors submit a final acquisition proposal following those meetings and include in the proposal their comments on a draft acquisition agreement provided by Faegre & Benson. On December 18, Cantel retained DrKW to assist with the due diligence review of Minntech and to provide an opinion with respect to the fairness, from a financial point of view, to Cantel of any transaction that might take place between Cantel and Minntech. In addition, in January, Minntech entered into a confidentiality agreement with respect to Cantel information and began a due diligence investigation of Cantel.

    On January 29, 2001, the deadline imposed by U.S. Bancorp Piper Jaffray and Minntech for submitting final acquisition proposals, only one of the potential acquirors, Cantel, submitted a proposal.

    The material terms of Cantel's proposal were that Cantel would provide that each shareholder of Minntech would receive, for each share of Minntech common stock, $6.10 in cash and 0.38681 of a share of Cantel common stock. The revised proposal was otherwise substantially similar to the November 28 proposal. Based on the closing price of Cantel common stock on January 29, which had increased after the dates of its previous proposals, the proposal represented a value of $10.65 for each Minntech share. Minntech's closing stock price on January 29 was $7.38.

    Throughout the process, senior management of both companies had numerous discussions regarding various business, financial, operational and technical issues involved in combining the companies. Also throughout the process, both boards of directors met and were updated by their senior management with respect to the status of negotiations and due diligence.

    On January 31, the board of directors of Minntech met. In attendance were officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray. U.S. Bancorp Piper Jaffray summarized the process, including the parties that had been contacted, that had expressed initial interest, that had submitted written expressions of interest, and that had conducted due diligence. U.S. Bancorp Piper Jaffray then analyzed the Cantel proposal, the financing that would be needed by Cantel to complete the merger, and the operations and financial condition of Cantel. Faegre & Benson reviewed the fiduciary duties of the directors in deciding whether to proceed in negotiations with Cantel and discussed Cantel's proposed revisions to the draft acquisition agreement provided to Cantel. The officers of Minntech then left the meeting and the outside directors of Minntech reviewed Minntech's current operations and future prospects and the Cantel proposal. The outside directors then invited R. James Danehy, Chief Executive Officer and a director of Minntech, into the meeting to express his views regarding the proposal. The board determined to authorize U.S. Bancorp Piper Jaffray to attempt to negotiate with Cantel a higher acquisition price. The board also requested that U.S. Bancorp Piper Jaffray attempt to negotiate a collar provision with respect to the Cantel stock to protect Minntech shareholders against the risk of the market price of Cantel's stock dropping substantially before completion of the merger. The board also instructed its counsel to negotiate the major unresolved issues in the acquisition agreement, subject to review by the board of directors at its next meeting. Minntech's closing stock price on January 31 was $7.73.

    Following the January 31 board meeting, U.S. Bancorp Piper Jaffray and Nexus Health Capital conducted further price negotiations. Initially, Nexus Health Capital stated that Cantel would not agree to more than a nominal increase in its January 29 proposal. At a telephonic meeting of the board of directors of Minntech on February 7, the board instructed U.S. Bancorp Piper Jaffray to continue to seek a higher per-share price. Following further negotiations between the financial advisors, Cantel proposed, in a letter dated February 12, that Cantel would increase the per share cash consideration from $6.10 to $6.25 but would reduce the per-share stock consideration to .38462 shares of Cantel stock. However, because Cantel's market price had increased between January 29 and February 12 from $11.75 to $13.00, the value of the Cantel stock proposed to be exchanged for each share of Minntech's stock, based on Cantel's closing stock price on February 12, increased from $4.55 to $5.00 and the total cash and stock consideration under Cantel's February 12 proposal increased from $10.65 to $11.25. Minntech's closing price on February 12 was $7.48. Cantel would not, however, agree to Minntech's request for a collar provision with respect the number of Cantel shares to be issued.

    The board of directors of Minntech met again on February 14. Officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray also attended the meeting. The board discussed the new Cantel proposal. The Board expressed concern that there was no downside protection to the amount of Cantel stock to be offered in the merger and no right for Minntech to terminate the agreement if Cantel's stock price decreased significantly before completion of the merger. The board's concern arose primarily as a result of the substantial increase in Cantel's stock price (from $8.63 on September 11 when discussions between the companies began to $13.44 on February 14) and the inherent uncertainty as to whether or not the increase would be short-lived. Faegre & Benson then discussed the major areas of disagreement between Minntech and Cantel concerning the proposed merger agreement. These disagreements included the amount of termination fees required to be paid to Cantel if the agreement was terminated because Minntech's board of directors withdrew its recommendation of the Cantel merger, Minntech entered into an acquisition agreement with a third party, or similar events occurred. Cantel's proposal was conditioned on a termination fee of $3 million and expense reimbursement of up to $1 million. Minntech had proposed that the fee would be 2% of the purchase price (approximately $1.5 million, assuming a per-share merger price of $11.25) and that the reimbursement of Cantel's out-of-pocket expenses would not exceed $750,000. In addition, Minntech's board desired the right to terminate the agreement immediately if it approved a superior acquisition transaction with another party, but Cantel wanted to require Minntech, in that event, to hold a shareholders' meeting to vote on the Cantel merger agreement before Minntech could terminate the agreement.

    At its February 14 meeting, the Minntech board formed a special committee, in accordance with Minnesota statutes, consisting of all of the directors who had not been officers or employees of Minntech within the preceding five years. The special committee discussed whether to pursue Cantel's February 12 proposal and instructed U.S. Bancorp Piper Jaffray to attempt to negotiate a collar provision and the ability for Minntech to terminate the agreement if Cantel's stock price dropped substantially. Minntech's closing stock price on February 14 was $7.56.

    Following the February 14 meeting, discussions continued between U.S. Bancorp Piper Jaffray and Nexus Health Capital. Following these discussions, by letter dated February 22, Cantel submitted a revision to its proposal that provided that each shareholder of Minntech would receive, for each share of Minntech common stock, $6.75 in cash and a fraction of a share of Cantel common stock valued at $4.50, based on the average closing price of Cantel common stock during a measurement period of seven consecutive trading days ending shortly before closing of the merger. The proposal included a downside collar and an upside collar on the exchange ratio. As a result, Minntech shareholders would receive $11.25 per share, so long as the average closing price of Cantel's common stock was at least $11.70 and at or below an amount to be calculated based on a percentage above Cantel's closing price at the time of signing the merger agreement equal to the percentage that $11.70 was below this closing price. On February 22, the closing price of Minntech common stock was $7.44, and the closing price of Cantel common stock was $13.63. Cantel also agreed to reduce its proposed termination fee from $3 million to $2.25 million, and its maximum reimbursable expenses from $1 million to $750,000.

    The Minntech board met by telephone conference on February 26 with officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray to consider the February 22 proposal from Cantel. The board continued to express concern about being obligated to complete the merger even if the market price of Cantel's stock dropped substantially below $11.70 shortly before completion of the merger. The Minntech Board instructed U.S. Bancorp Piper Jaffray and Faegre & Benson to advise Cantel's financial advisor and legal counsel that Minntech wanted the right to terminate the agreement if Cantel's average stock price during that period was less than $9.75. This termination price was selected because, under the Cantel proposal, it would result in a total value in the merger for each Minntech share equal to $10.50. The board also instructed its advisors to inform Cantel that the merger agreement should provide Minntech with an immediate right to terminate the agreement if Minntech approved a superior offer from another prospective acquiror. On February 26, Minntech's closing stock price was $7.67, and Cantel's closing price was $17.75.

    On February 27, Faegre & Benson discussed the board's position with Fried, Frank, and U.S. Bancorp Piper Jaffray discussed the board's position with Nexus Health Capital. Cantel's advisors initially rejected the ability of Minntech to terminate the transaction if Cantel's average stock price dropped below $9.75. They did state that Cantel would permit Minntech to terminate the agreement before its shareholders meeting if the board's fiduciary duties required that it recommend a better offer, provided that Cantel was first given five business days' notice and a right to match the better offer. Later on February 27, Nexus Health Capital informed U.S. Bancorp Piper Jaffray that Cantel also would revise its proposal to permit Minntech to terminate the agreement if Cantel's average stock price shortly before the merger dropped below $9.75, so long as Cantel could prevent such a termination by agreeing to provide additional cash or Cantel stock, or both, to Minntech's shareholders to enable Minntech's shareholders to receive $10.50 in value for each of their shares.

    Minntech's board of directors met on February 28 with officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray. U.S. Bancorp Piper Jaffray informed the board of Cantel's modified proposal and Faegre & Benson advised the board of its fiduciary duties and discussed the status of the negotiation of the merger agreement. The board determined that it had no preference for a non-taxable transaction, and that each Minntech shareholder should receive the same combination of cash and Cantel stock in the merger and, therefore, that the agreement should not contain a cash-election feature. The board instructed U.S. Bancorp Piper Jaffray and its legal counsel to continue negotiations with Cantel in an attempt to arrive at a mutually acceptable merger agreement, subject to review by the board.

    On March 7, Cantel's board of directors held a meeting to discuss the proposed transaction, including the results of management's due diligence findings. Cantel officers and Dornbush Mensch Mandelstam & Schaeffer, LLP ("Dornbush Mensch"), Cantel's general counsel, were present at the meeting. Cantel's officers summarized Minntech's business, as well as the results of Cantel's due diligence investigation of Minntech. Cantel's board held an extensive discussion regarding the relative merits and risks of the potential merger, including the valuation of Minntech's stock and the risks associated with Minntech's business. The Cantel board of directors directed Cantel's management to continue its due diligence investigation of Minntech and determined that a subsequent meeting should be held after Cantel completed its due diligence.

    Throughout March, negotiations were conducted among the parties' legal and financial advisors regarding the details, terms and conditions of the merger agreement. In early March, Minntech informed Cantel about liabilities of Minntech related to unpaid state sales and income taxes. Throughout March, Cantel conducted additional due diligence, including with respect to these tax liabilities.

    At a meeting of the board of directors of Minntech on March 28, Faegre & Benson informed the board of the status of its negotiations with counsel to Cantel regarding the merger agreement, and the board and Minntech's officers and advisers discussed the status of their due diligence investigation of Cantel and due diligence issues regarding Minntech that were being raised by Cantel.

    Following further due diligence by Cantel in late March and in April, Cantel informed U.S. Bancorp Piper Jaffray and Mr. Hope in mid April, that Cantel was reducing its proposed purchase price to $10.85 per Minntech share. After negotiations with U.S. Bancorp Piper Jaffray and Mr. Hope, Cantel agreed that its reduction would be to $11.00 per Minntech share, consisting of $6.75 in cash and $4.25 of Cantel stock based on the average closing price of Cantel stock during a period ending shortly before the closing of the merger. The stock portion of the merger consideration would have a value of $4.25 so long as the average closing price of Cantel's stock shortly before completion of the merger was not less than $11.70 or more than $17.74. Cantel proposed that Minntech would continue to have the right to terminate the agreement if the payment to Minntech shareholders for each of their shares would be less than $10.50, unless Cantel provided additional cash or Cantel stock, or both, to Minntech's shareholders to enable them to receive cash and Cantel stock with a value of $10.50 per Minntech share.

    At a meeting of the board of directors of Minntech on April 25, U.S. Bancorp Piper Jaffray and Mr. Hope informed the board of the negotiations and Cantel's proposed decrease in merger consideration from $11.25 to $11.00 per Minntech share. Minntech's closing stock price on that date was $8.67 and Cantel's was $15.00. Minntech's officers also reviewed with the board updated preliminary estimates of Minntech's results of operations for the fourth quarter of fiscal year 2001 ending March 31, 2001, and for fiscal year 2001, subject to completion of the 2001 audit. They also discussed preliminary views concerning Minntech's projected performance for fiscal 2002. Both fiscal 2001 and 2002 projections were substantially below projections that had previously been provided to Cantel and the other prospective acquirors. The board instructed the officers to finalize the fourth quarter financial information and the projections for fiscal 2002 and to provide them to Cantel. Faegre & Benson distributed copies of the most recent draft of the merger agreement and due diligence materials concerning Cantel to the board and discussed with the board the status of the negotiations regarding the merger agreement and the most significant remaining issues.
Faegre & Benson also discussed the board's fiduciary duties in considering the revised Cantel proposal. The special committee then met to discuss Minntech's performance and outlook, and the special committee and the board of directors determined to continue negotiations with Cantel.

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    Following the April 25 meeting, U.S. Bancorp Piper Jaffray delivered to
Cantel tentative financial data prepared by Minntech for the fourth quarter of fiscal 2001 and projections for fiscal 2002. Mr. Reilly, Mr. Malkin and Craig A. Sheldon, Vice President and Controller of Cantel met with representatives of U.S. Bancorp Piper Jaffray and certain officers of Minntech on May 7 to discuss these results and projections. Following that meeting, Mr. Reilly proposed to Mr. Hope a reduction in the merger price for each Minntech share from $11.00 to $10.25, consisting of $6.25 in cash and $4.00 in Cantel stock, based on the average closing price of Cantel stock shortly before the closing of the merger. The revised proposal was confirmed in a letter from Cantel dated May 12. Although Cantel's previous proposal had provided that Minntech could terminate the merger agreement if the value of the cash and Cantel stock delivered in exchange for each Minntech share was less than $10.50, the termination price under the May 12 proposal was reduced to $10.00 per share, subject again to Cantel's right to avoid termination by agreeing to pay cash or additional Cantel stock, or both, to Minntech's shareholders to bring the per-share merger price up to $10.00. On May 11, Minntech's closing stock price was $8.55, and Cantel's closing stock price was $17.39.

    On May 15, the board of directors of Minntech met to discuss Cantel's
May 12 proposal. Officers of Minntech and representatives of Faegre & Benson and U.S. Bancorp Piper Jaffray also attended the meeting. U.S. Bancorp Piper Jaffray discussed the new proposal, presented an analysis of Minntech and discussed the operations and financial condition of Cantel, its stock, and the financing needed by Cantel to complete merger. The special committee then met to discuss the proposal, the outlook for the company, and the status of due diligence regarding Cantel. Officers of Minntech also discussed the prospects of Minntech with the special committee. Following the discussions, the special committee authorized U.S. Bancorp Piper Jaffray to make an alternative proposal to Nexus Health Capital of $6.25 in cash and $4.50 in value of Cantel's stock, for total consideration of $10.75 for each Minntech share. Minntech's closing stock price on May 15 was $8.70 and Cantel's was $18.40.

    Following discussions with U.S. Bancorp Piper Jaffray, Nexus Health Capital informed U.S. Bancorp Piper Jaffray on May 16 that Cantel was willing to propose $6.25 in cash and $4.25 in Cantel stock for each Minntech share. Cantel continued to propose a termination right for Minntech's board of directors if the per-share merger price was under $10.00, based on the average closing price of Cantel stock shortly before completion of the merger, again subject to the right of Cantel to avoid termination by increasing the merger consideration to $10.00 through additional payments of cash or Cantel stock, or both. Cantel also agreed that the $4.25 of Cantel stock would be paid so long as Cantel's average closing stock price was not lower than $15.00, regardless of how high the stock of Cantel was trading when the merger agreement was signed.

    U.S. Bancorp Piper Jaffray informed the board of Minntech of the new proposal at a telephonic board meeting on May 16. The board determined to continue negotiations but to defer final consideration of the new proposal until negotiation of the merger agreement and due diligence on Cantel was completed and Cantel received a bank commitment for the financing of the cash portion of the merger consideration. Minntech's closing stock price on May 16 was $8.60, and Cantel's closing stock price was $22.01.

    At a telephonic meeting on May 17, the Minntech board discussed Minntech's proposed press release relating to its fiscal 2001 earnings, which, as discussed above, were substantially below prior projections. After the stock market closed on May 17, Minntech issued the release. In that release, Minntech announced that it was in merger negotiations with a public company for cash and stock with an aggregate value of $10.50 per Minntech share, subject to adjustment. Minntech's stock closed at $8.95 on May 18 following this news.

    On May 21, the board of directors of Cantel held a special telephonic meeting to consider the final results of Cantel's due diligence investigation of Minntech, and to consider the revised terms and conditions of the proposed transaction. Nexus Health Capital, Fried, Frank and Dornbush Mensch

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participated in the meeting. Cantel's officers and financial advisors discussed with the board Cantel's and Minntech's separate and pro forma combined financial and business information, the strategic rationale for a combination of the two companies, and the results of Cantel's due diligence investigation of Minntech. Cantel's legal counsel discussed with the Board the proposed terms of the merger agreement and the board's fiduciary duties in considering approval of the proposed merger. At this meeting, DrKW, a financial advisor to Cantel, delivered its oral opinion to the board that, based on the assumptions made, matters considered and limits of its review, as set forth in its opinion, the consideration to be issued in the merger was fair, from a financial point of view, to Cantel. After deliberations, subject to final negotiation of the merger agreement and of the terms of a financing commitment for the merger, the Cantel board of directors, by the unanimous vote of those members in attendance, approved the proposed merger, declared it to be advisable and in the best interests of Cantel's stockholders, and resolved to recommend that Cantel's stockholders vote in favor of the issuance of Cantel common stock in the merger.

    On May 22, the board of directors of Minntech met to consider further the Cantel proposal. Minntech's officers discussed with them Minntech's performance during April and early May and the prospects for Minntech as a stand-alone company. U.S. Bancorp Piper Jaffray reported on its discussions with representatives of Cantel and analyzed the proposal and discussed with the board the methodologies used to evaluate Cantel's proposal from a financial point of view. U.S. Bancorp Piper Jaffray explained that the $4.25 of Cantel stock would be paid with respect to each Minntech share so long as the average closing price of Cantel stock shortly before the merger was not less than $15.00 or more than $28.89. Cantel's closing stock price on May 22 was $24.50, and Minntech's was $9.15. Faegre & Benson reviewed with the board its fiduciary duties and the provisions of the latest draft of the merger agreement that had previously been delivered to the directors. The special committee then met to discuss the proposed transaction. The special committee and the board determined to defer final consideration of the proposal until Cantel received a bank commitment for the financing of the cash portion of the purchase price.

    The Minntech board of directors met by telephone conference on May 23 and 24 to receive status reports regarding the negotiation by Cantel of a financing commitment letter from Fleet Bank, N.A. Cantel provided to Minntech a draft of that commitment letter on May 25.

    At a telephonic board meeting on May 29, with Cantel officers, Nexus Health Capital and Fried, Frank participating, the Cantel board reviewed and approved the final terms of the merger agreement and a financing commitment letter from Fleet Bank, N.A. After deliberations, the Cantel board of directors, by the unanimous vote of those members in attendance, affirmed its previous resolution and approved the merger, declared it to be advisable and in the best interests of Cantel's stockholders, and resolved to recommend that Cantel stockholders vote in favor of the issuance of Cantel shares in the merger. These resolutions were affirmed by the two board members who were not in attendance at the May 29 meeting.

    The Minntech board also met on May 29 and discussed Cantel's draft financing commitment, received a status report on the negotiation by Cantel of that commitment, and discussed the merger agreement. On May 30, the Minntech board discussed final proposed changes to the merger agreement. Minntech's officers also discussed the financial performance of Minntech. U.S. Bancorp Piper Jaffray informed the board that it was prepared to render its fairness opinion. The special committee then met and, by unanimous agreement of those members in attendance, approved the merger agreement and the merger. The board then reconvened and, by the unanimous vote of those members in attendance, approved the merger agreement and the merger and recommended that the merger agreement be submitted to Minntech's shareholders for approval. These approvals were affirmed by the member of the special committee and the board, respectively, who was not in attendance at the time of the approvals at the May 30 meetings.

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    Representatives of Cantel and Minntech, respectively, signed the merger agreement late on the night of May 30. In addition, at Minntech's request, certain stockholders of Cantel entered into a voting agreement with Minntech in which they agreed to vote all of their shares of Cantel common stock in favor of the common stock issuance in connection with the merger.

    Cantel and Minntech issued a joint press release before the commencement of trading on Nasdaq on May 31, 2001, announcing the execution of the merger agreement. Minntech's closing stock price on May 30 was $8.61, and Cantel's was $23.00.

CANTEL'S REASONS FOR THE MERGER; RECOMMENDATION OF THE CANTEL BOARD OF DIRECTORS

    Although Cantel and Minntech each have attractive prospects for the future, we believe that, by combining the two companies' highly complementary products and operations, we will create a company that will be a leader in medical device reprocessing and other infection prevention and control products and will have greater opportunities for growth and the creation of shareholder value than either company would have on a stand-alone basis.

    The Cantel board of directors recommends that the stockholders of Cantel vote "FOR" the issuance of Cantel common stock in the merger.

    In reaching its determination, the Cantel board of directors consulted with Cantel management, as well as Nexus Health Capital, LLC, DrKW and Fried, Frank, Harris, Shriver & Jacobson, and considered the following important factors that they believed supported the board's recommendation:

    - the merger is expected to be accretive to Cantel's future earnings per share;

    - the overall strategic fit between Cantel and Minntech in view of their respective product lines, markets and distribution channels and the potential synergies and efficiencies that could be realized through a combination of these two companies;

    - the complementary nature of the two companies' infection prevention and control and medical device reprocessing products will give the combined company an expanded range of products and technology in medical device reprocessing;

    - the merger will allow Cantel to diversify into non-hospital markets with a direct non-hospital based sales force and will enable the combined company to take advantage of cross-selling opportunities, joint-product development, joint-marketing and distribution and other new business initiatives;

    - the merger will allow Cantel to further expand internationally, particularly in Europe and Asia;

    - the potential growth of Minntech's filtration business and the potential expansion of hemofiltration technology into emerging therapeutic blood procedures;

    - the merger represents an opportunity for Cantel to further expand its business into the design, manufacture and distribution of proprietary products;

    - the merger will enhance Cantel's research and development capability and will be an economical and efficient means to expand Cantel's infection prevention and control and medical device reprocessing business;

    - the merger will give Cantel access to Minntech's proprietary liquid chemical germicide manufacturing expertise and capability and other proprietary technologies;

    - cost savings can be obtained from combining two public companies, realized principally through reductions in general and administrative costs, including cost savings and operational efficiencies due to the geographical proximity of Minntech and Cantel's MediVators subsidiary;

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    - the merger will increase Cantel's business presence in the United States where it can better utilize its existing federal net operating loss carryforwards to offset taxable income generated in the United States;

    - the potential to improve various aspects of Minntech's business by stabilizing Minntech's management, which has experienced significant turnover of its President/CEO function;

    - the increased float of Cantel common stock resulting from the merger should afford stockholders of the combined company an opportunity to benefit from some greater trading liquidity and should, with the greater size and scale of the combined company, potentially increase research coverage and market making sponsorship; and

    - the merger will increase the healthcare expertise on Cantel's board of directors through the addition of Dr. Fred Shapiro.

    In its deliberations, the Cantel board carefully considered the following additional factors and information:

    - the financial analysis and presentation of Cantel management made at the May 21, 2001 meeting of the Cantel board of directors;

    - the opinion of DrKW, dated May 21, 2001, to the effect that, as of that date, and subject to the assumptions, qualifications and limitations expressed therein, the consideration offered in the merger was fair, from a financial point of view, to Cantel;

    - information concerning the business, earnings, operations, financial condition and prospects of Cantel and Minntech, both individually and on a combined basis, including information with respect to the past earnings performance of each of Cantel and Minntech;

    - the Cantel board's understanding of current economic developments and trends generally and developments and trends in the medical device industry in particular, including the changing healthcare environment, with its increasing focus on cost containment, coupled with the trend of consolidation in the medical device industry;

    - reports from management, legal advisors and financial advisors as to the results of their due diligence investigation of Minntech;

    - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are not unusual; and

    - the termination fee payable by Minntech under some circumstances.

    The board of directors of Cantel also considered a variety of risks and other potentially negative factors in its deliberations concerning the merger. In particular, the board of directors of Cantel considered:

    - the risks associated with integrating the operations of Minntech with Cantel's existing operations, including the risk that the combined company may not realize the cost savings and other benefits expected from this combination;

    - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

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
    - the potential loss of key personnel, customers or suppliers of Minntech after announcement or completion of the proposed merger;

    - the possible effect of the public announcement of the merger on the market price of Cantel common stock in the short term;

    - Minntech's consolidated financial performance over the past few years, including downward trends in sales growth and gross profit percentages; the absence of significant new product introductions; and the downward trends reflected in fiscal year 2002 projections provided by Minntech;

    - Minntech's potential tax liabilities, including unpaid state sales and income taxes;

    - the risks associated with the financing to be obtained to complete the merger, including the risk that the indebtedness incurred and operating and financial restrictions imposed by Cantel's proposed new credit facility could negatively affect the combined company's ability to finance operations and capital needs or to engage in other business activities such as acquisitions; and the risks associated with the merger agreement not being conditioned on the financing being actually funded;

    - the risk that new technologies for dialysis reprocessing will be developed, negatively affecting Minntech's dialysis reprocessing business;

    - the risk associated with obtaining regulatory approval for Minntech's next generation endoscope reprocessing system;

    - uncertainties associated with Minntech's dialyzer reprocessing centers;

    - the high cost of fuel as it relates to Minntech's cost of shipping products to its customers; and

    - the risks relating to Minntech's business discussed in "Risk Factors" above and how they would affect the operations of the combined company.

    The board of directors of Cantel concluded that the anticipated benefits of the merger outweighed the possible detriments.

    The foregoing discussion of factors considered by the Cantel board of directors is not intended to be exhaustive, but includes the material information and factors considered by the Cantel board of directors in its consideration of the merger. In view of the wide variety of factors considered, the Cantel board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered in its deliberations and made its determination after consideration of all of the factors as a whole. In addition, individual members of the Cantel board of directors may have given different weights to different factors. After taking into account all of the factors set forth above, Cantel's board of directors agreed that the merger is advisable and in the best interests of Cantel and its stockholders.

MINNTECH'S REASONS FOR THE MERGER; RECOMMENDATION OF THE MINNTECH'S BOARD OF
  DIRECTORS AND SPECIAL COMMITTEE

    Both the special committee of Minntech's non-employee directors formed pursuant to Minnesota law and the full board of directors of Minntech recommend that Minntech shareholders adopt the merger agreement.

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    In recommending adoption of the merger agreement, the board of directors and the special committee considered a number of factors that they believed supported their recommendation, including the following:

    - The market price performance of Minntech's shares before the announcement on May 17 of acquisition negotiations, the fact that Minntech's fourth quarter and annual results announced on May 17 were likely to have had a negative impact on Minntech's market price in the absence of that announcement, and the likelihood that Minntech's market price performance in the foreseeable future (particularly on a present-value basis) would not substantially exceed its recent performance in the absence of an announced acquisition.

    - The adverse effect that Minntech's market price suffers, and would likely continue to suffer, as a micro-cap public company in the public market, including its limited trading volume, institutional sponsorship, and diminishing research attention from analysts, and the volatility of the Nasdaq Stock Market, particularly with regard to micro-cap stocks.

    - The collars on the stock exchange ratio and the large cash component of the merger consideration, which provide greater certainty in the value of what Minntech shareholders will receive in the merger and minimize the number of shareholders whose taxable gain from the exchange of their shares will exceed the cash they receive in the merger.

    - The fact that Minntech may terminate the merger agreement if Cantel's average stock price falls below $13.24 per share shortly before the Minntech shareholders' meeting and Cantel does not guarantee that Minntech shareholders will receive at least $10.00 in cash and Cantel stock, based on the average market price of Cantel shares during a seven trading day period shortly before completion of the merger, for each Minntech share they hold.

    - Their belief, after considering the possible alternatives to the merger and the auction process conducted by Minntech, with the assistance of U.S. Bancorp Piper Jaffray, which canvassed the market of the most likely prospective purchasers, that no other buyer would be likely to provide a superior value to Minntech's shareholders.

    - The presentations of U.S. Bancorp Piper Jaffray at various board and committee meetings as discussed in this joint proxy statement/prospectus, including the written opinion of U.S. Bancorp Piper Jaffray to the Minntech board of directors dated May 30, 2001 as to the fairness, from a financial point of view, of the merger consideration to be delivered to Minntech shareholders under the merger agreement, subject to the assumptions, qualifications, and limitations expressed in that opinion.

    - Their knowledge of Minntech's business, operations, assets, financial condition, operating results, and prospects, along with their knowledge of the industry in which Minntech competes.

    - The increased competition and consolidation in the medical device industry and their conclusion that the combination of Minntech and Cantel would produce a stronger competitor than Minntech would be on a stand-alone basis.

    - The challenges and risks to Minntech's shareholders associated with attempting to build Minntech's size through acquisitions or internal growth, as compared to the potential benefits of such attempts.

    - The difficulties faced by small medical device companies such as Minntech in light of changes in United States medical-reimbursement and third-party-payer policies and practices.

    - The substantial increase in costs and staffing that would have to be incurred in research and development to continue Minntech's standard of producing market-leading products and to develop new products and processes, with no assurance of success.

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    - Minntech's difficulty in attracting and retaining key personnel, including difficulty in recruiting executive officers and in recruiting and retaining skilled staff for its new service-center concept.

    - The opportunities for Minntech shareholders to participate in a combined company that is larger and more diversified, that has what the board and special committee believed to be a strong management team and the ability to attract and retain key personnel, and that has greater growth prospects and an expressed desire to expand Minntech's operations.

    - The fact that Cantel's primary United States operations are already located in Minnesota, which should facilitate integration with Minntech and increase the likelihood that Minntech will remain in the Minneapolis area.

    - Their understanding, based on statements from Cantel, that the merger is expected to be accretive to Cantel's future earnings per share, in which Minntech holders would benefit following completion of the merger.

    - The fact that there is no financing contingency in the merger agreement.

    - Minntech's recent financial performance, projected financial performance, and historical difficulty in meeting its projections.

    - The fact that Minnesota law entitles Minntech shareholders who do not vote in favor of the merger and who file a written objection with Minntech to obtain the "fair value" of their shares, as determined by a court, if the merger is completed.

    - The benefits to Minntech's employees from Cantel's covenant contained in the merger agreement to provide, through December 31, 2002, current active full-time employees who continue to be active full-time employees of Minntech with certain employee benefits no less favorable than those they currently enjoy or alternatively, at Cantel's option after December 31, 2001, those enjoyed by Cantel's MediVators subsidiary.

    - The fact that under the merger agreement, Minntech has the right, under certain conditions, to engage in negotiations with, and to supply information to, a person making an unsolicited proposal for a superior acquisition transaction or to terminate the merger agreement and enter into an agreement with another party for a superior acquisition proposal.

    The board and the special committee also considered a variety of risks and other potentially negative factors concerning the merger, including the following:

    - The risk that the merger may not be completed.

    - The collars on the stock exchange ratio that result in Minntech shareholders not sharing in the first $5.89 of per-share appreciation in Cantel's stock price, which closed at $23.00 per share on May 30, 2001, between the signing of the merger agreement and the completion of the merger.

    - Cantel's dependence on its relationship with Olympus for a substantial portion of its business.

    - Cantel's current limited size, lack of research coverage, and relatively limited daily trading volumes, which make it more difficult to use the market price as an accurate measurement of the value of Cantel's common stock.

    - The substantial increase in Cantel's stock price (from $8.63 on September 11 when discussions between the companies began to $23.00 on May 30) and the inherent uncertainty as to whether or not the increase would be short-lived.

    - The termination fee that would be payable by Minntech in certain circumstances may have the effect of discouraging competing offers to acquire Minntech, although the board and the

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      committee did not believe that any such offers would be forthcoming and that if any competing offer was made, the termination fee would not substantially deter a superior offer.

    - The fact that, upon exchanging their Minntech shares for cash and Cantel stock in the merger, Minntech shareholders may recognize taxable income. The board and the special committee believed, however, that, except for a small percentage of shareholders, the tax consequences of the merger would be comparable even if the transaction was structured as a tax-free reorganization with the same cash/stock mix because, under federal income tax laws, in a tax-free reorganization the shareholders still would recognize gain up to the amount of the cash ($6.25) received.

    - The fact that certain shareholders might prefer an all-cash transaction to a transaction in which a substantial portion of the merger consideration would be stock, although the board and special committee noted that no all-cash offer was made after an extensive auction process.

    The foregoing discussion of factors considered by the Minntech board of directors and special committee is not intended to be exhaustive, but is believed to include all material factors considered. In view of the wide variety of factors considered, Minntech's directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors. In addition, they did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual Minntech directors may have given different weight to different factors. After taking into account all of the factors set forth above, Minntech's board of directors and special committee each agreed that the merger is advisable and in the best interests of, Minntech's shareholders.

OPINION OF FINANCIAL ADVISOR TO CANTEL

    DRKW'S ROLE. Cantel retained DrKW to act as a financial advisor to the Cantel board of directors in connection with the possible transaction between Cantel and Minntech and to render to the Cantel board of directors an opinion as to the fairness to Cantel, from a financial point of view, of the consideration to be paid by Cantel.

    On May 21, 2001, DrKW delivered to the Cantel board of directors its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, that the consideration to be paid by Cantel pursuant to the merger agreement was fair to Cantel from a financial point of view. A copy of DrKW's written opinion is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. The discussion of the DrKW opinion in this section is qualified in its entirety by reference to the opinion itself. The Cantel stockholders should read the opinion carefully in its entirety in conjunction with this proxy statement and should carefully consider the assumptions made, the matters considered and the limits of the review undertaken by DrKW.

    While DrKW rendered its opinion and provided certain analyses to the Cantel board of directors, DrKW was not requested to and did not make any recommendation to the Cantel board of directors as to the specific form or amount of the consideration to be paid by Cantel in the proposed merger with Minntech, which was determined through negotiations between Minntech and Cantel. DrKW's written opinion, which was delivered for use and considered by the Cantel board of directors, is directed only to the fairness, from a financial point of view, of the proposed consideration to be paid by Cantel in the proposed transaction. The opinion does not address the value of a share of Minntech common stock or Cantel common stock, does not address Cantel's underlying business decision to participate in the merger and does not constitute a recommendation to any Cantel stockholder as to how a stockholder should vote with respect to the merger.

    DrKW's opinion to the Cantel board of directors was one of many factors taken into consideration by the Cantel board of directors in making its determination to proceed with the merger and to

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recommend to the Cantel stockholders approval of the proposal to issue Cantel shares in the merger. Consequently, the analyses of DrKW described below should not be viewed as determinative of the recommendation of the Cantel board of directors with respect to the merger. The terms of the merger agreement were reviewed and approved by the Cantel board of directors.

    In arriving at its opinion, DrKW reviewed, analyzed and relied upon material relating to the financial and operating condition and prospects of Minntech and Cantel and material prepared in connection with the proposed merger. These materials included:

    - a draft of the merger agreement, dated May 18, 2001;

    - publicly available business and financial information relating to Minntech and to Cantel;

    - publicly available market and securities data of Minntech and selected public companies deemed comparable to Minntech;

    - analyst reports relating to Minntech;

    - to the extent publicly available, financial information relating to selected merger and acquisition transactions deemed comparable to the proposed merger; and

    - internal financial and operating information of Minntech and Cantel furnished by the respective management members, including estimates of the prospective results of operations of Minntech for selected periods, prepared by Cantel based on estimates provided by Minntech, and estimates of expected cost savings and other financial benefits expected to result from the merger between Cantel and Minntech, prepared by Cantel. These cost savings and other financial benefits expected to result from the transaction are referred to in this section as "Synergies." In this section we refer to the estimates of the prospective results of operations of Minntech and to the Synergies as "Prospective Management Financial Information."

    In addition, DrKW met with members of the respective managements of Minntech and Cantel and reviewed and discussed the Prospective Management Financial Information and Minntech's and Cantel's respective businesses, operations, assets, financial conditions and future prospects.

    DrKW also reviewed and considered:

    - financial and stock market data relating to Minntech and Cantel and similar data for various other companies, the securities of which are publicly traded, that DrKW selected as being possibly relevant or comparable in some aspects to Minntech, or one or more of its businesses or assets; and

    - the financial terms of selected recent acquisitions and business combination transactions in the medical technology industry specifically, and in other industries generally, that DrKW selected as being reasonably comparable to the merger, or otherwise relevant to its inquiry.

    DrKW also performed other financial studies, analyses, and investigations and reviewed other information as it considered appropriate for the purposes of its opinion.

    ASSUMPTIONS AND LIMITATIONS. In its review and analysis and in formulating its opinion, DrKW assumed and relied without independent verification upon:

    - The accuracy and completeness of all financial and other information provided to or discussed with DrKW or publicly available;

    - That the Prospective Management Financial Information was reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Minntech's and Cantel's respective managements;

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
    - That the financial performance of Minntech and Cantel, separately and on a combined basis, and industry performance generally, as well as general business and economic conditions and other matters, would be consistent with the Prospective Management Financial Information;

    - That obtaining regulatory and other approvals and third party consents required for consummation of the transaction would not have an adverse impact on Minntech or Cantel or the anticipated benefits of the transaction;

    - That the final form of the merger agreement would be substantially similar to the last draft reviewed by DrKW;

    - That the transactions described in the merger agreement would be consummated without waiver or modification of any of the material terms or conditions contained in the merger agreement; and

    - That the benefits of the Synergies would be realized in the amounts and at the time contemplated by the Synergies.

    DrKW expressed no opinion in its opinion, and expresses no opinion in this document or otherwise, with respect to the Prospective Management Financial Information, or the assumptions upon which they or any portion of them are based. Furthermore, DrKW did not review any of the books and records of Minntech or Cantel, and DrKW did not conduct a physical inspection of the properties or facilities of Minntech or Cantel or obtain or make an independent valuation or appraisal of the assets or liabilities of Minntech or Cantel, and no valuation or appraisal of that type was provided to it.

    DrKW's opinion was necessarily based on economic circumstances as they existed and could be evaluated by DrKW as of the date of the opinion.

    In arriving at its opinion, DrKW performed quantitative analyses and considered a number of factors. However, the preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. Therefore, this type of opinion is not easily summarized. Furthermore, in arriving at its opinion, DrKW did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, DrKW believes that its analyses must be considered as a whole and that considering any portion of these analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

    VALUATION ANALYSES. In performing its analysis, DrKW used and reviewed with the Cantel board of directors five principal valuation methodologies:
(1) comparable publicly traded companies analysis, (2) comparable transaction analysis, (3) discounted cash flow analysis, (4) sum of the parts valuation based on comparable publicly traded companies analysis and (5) historical trading range analysis. These valuation analyses and various other analyses performed by DrKW are summarized below.


    The following table summarizes the five principal valuation methodologies and the implied multiples and percentage premiums derived from them. THIS TABLE SHOULD BE READ TOGETHER WITH THE MORE DETAILED DISCUSSION, DESCRIPTIONS AND LIMITATIONS SET FORTH IN THIS SECTION. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Minntech or Cantel, and the particular circumstances of the transaction, DrKW made qualitative judgments as to the significance and the relevance of each analysis. In addition, DrKW made assumptions as to potentially important matters and limited its analysis and opinion. These assumptions are described on pages 55 and 56 of this document. Accordingly, the methodologies and the implied multiples of the transaction price, at an assumed price of $10.50 per Minntech share, compared to various financial criteria derived from these methodologies and implied multiples set forth in the table, must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied multiples set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses and limitations on the scope of the analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, the DrKW opinion.



VALUATION PER
                               SUMMARY DESCRIPTION OF VALUATION         IMPLIED
EQUITY
VALUATION METHODOLOGY                    METHODOLOGY
SHARE
---------------------          --------------------------------
-----------------------------
Comparable Companies           Enterprise valuation benchmark    $10.00--$12.50
                               relative to analysts' consensus
                               estimates and publicly available
                               financial information of
                               selected comparable companies

Comparable Transaction         Enterprise valuation benchmark    $11.25--$13.50
                               based on consideration paid in
                               selected comparable transactions
                               and publicly available financial
                               information

Discounted Cash Flow           Net present valuation based on    $13.54 --
$15.36 (without
                               the Prospective Management        Synergies)
                               Financial Information using       $14.27 --
$16.20 (with
                               varying assumed EBITDA Exit       Synergies)
                               Multiples and discount rates

Sum of the Parts               Enterprise value benchmark based  $12.25--$16.00
                               on an aggregate of the separate
                               trading multiples valuation of
                               each business segment

Historical Trading Range       Based on the historical trading   $5.56 -- $9.45
(without 40%
                               range for Minntech shares         control
premium)
                                                                 $6.84 -- $12.31
(with 40%
                                                                 control
premium)

    For purposes of this section, Enterprise Value is defined as the outstanding number of shares multiplied by the closing price of Minntech common stock on May 18, 2001 plus the treasury stock value of outstanding options and warrants plus debt minus cash plus preferred stock plus minority interests. LTM is defined as the last twelve months of results as reported in SEC filings available before the announcement of the transaction, NTM is the next twelve months of results from the end of the period defined as LTM based on First Call estimates and N2TM is the next twelve months of results from the end of the period defined as NTM based on First Call estimates.

    COMPARABLE COMPANIES ANALYSIS. DrKW reviewed and compared selected financial information for seven selected overall comparable companies:
Aksys, Ltd., C.R. Bard, Inc., Fresenius Medical Care AG, Gambro AB, Rockwell Medical Technologies, Stericycle, Inc. and Steris Corporation. For each comparable company and Minntech, DrKW calculated (1) the multiples of the most recently ended fiscal year financial results, including the Enterprise Value, as a multiple of each of total revenue, EBITDA, EBIT and the price as a multiple of earnings per share and (2) the multiples of the projected financial results for each of the next two fiscal years, including the price as a multiple of earnings per share.

                                              COMPARABLE
MINNTECH MULTIPLES
          MULTIPLE                         COMPANIES RANGE                  AS
OF 5/18/01
          --------                         ---------------
------------------
                                               (MEDIAN)
Enterprise Value as a                      0.47x to 70.65x
  multiple of total revenue                (Median: 1.97x)
  (LTM)
0.60x

Enterprise Value as a                       8.4x to 15.7x
  multiple of EBITDA (LTM)                  (Median: 9.5x)
 5.6x

Enterprise Value as a                       12.0x to 30.1x
  multiple of EBIT (LTM)                   (Median: 17.9x)
 9.8x

Price as a multiple of                      16.8x to 65.7x
  earnings per share (LTM)                 (Median: 26.4x)
16.9x

Price as a multiple of                      15.9x to 39.0x
  earnings per share (NTM)                 (Median: 29.0x)
11.8x

Price as a multiple of                      14.3x to 35.1x
  earnings per share (N2TM)                (Median: 23.8x)
 9.5x

    In addition, DrKW reviewed and compared selected financial information for seven selected comparable companies with comparable equity market capitalizations: Aksys, Ltd., Alaris Medical, Inc., Diametrics Medical, Inc., Kensey Nash Corporation, Radiance Medical Systems, Inc., Rockwell Medical Technologies, Symphonix Devices, Inc. For each comparable company and Minntech, DrKW calculated the multiples of the most recently ended fiscal year financial results, including the Enterprise Value, as a multiple of each of total revenue, EBITDA, EBIT and price as a multiple of earnings per share.


MINNTECH MULTIPLES
                                              COMPARABLE
AS OF
          MULTIPLE                         COMPANIES RANGE
5/18/01
          --------                         ---------------
------------------
                                               (MEDIAN)
Enterprise Value as a                      0.47x to 43.38x
  multiple of total revenue                (Median: 3.27x)
  (LTM)
0.60x

Enterprise Value as a                       7.3x to 18.5x
  multiple of EBITDA (LTM)                 (Median: 12.9x)
 5.6x

Enterprise Value as a                       12.9x to 22.6x
  multiple of EBIT (LTM)                   (Median: 17.8x)
 9.8x

Price as a multiple of                      19.5x to 19.5x
  earnings per share (LTM)                 (Median: 19.5x)
16.9x

Price as a multiple of                      15.8x to 15.8x
  earnings per share (NTM)                 (Median: 15.8x)
11.8x

Price as a multiple of                      15.4x to 15.4x
  earnings per share (N2TM)                (Median: 15.4x)
 9.5x

    Based on the foregoing multiples, DrKW derived an implied equity valuation per share for Minntech of between $10.00 and $12.50, which DrKW compared to an assumed transaction price of $10.50 per Minntech share.

    COMPARABLE TRANSACTION ANALYSIS. DrKW reviewed selected publicly available information concerning twelve transactions closed or pending between June 1997 and May 2001: Whatman plc/ Hemasure Inc., Fresenius Medical Care AG/Everest Healthcare Services Corporation; Fresenius Medical Care AG/DaVita International; Baxter International Inc./Althin Medical A.B., National Nephrology
Associates Inc./Renex Corp., Stericycle, Inc./Browning-Ferris Industries, Inc. (medical waste division), Renal Care Group, Inc./Dialysis Centers of America, E.M. Warburg, Pincus & Co./American Medical Systems Holdings, Inc., Total Renal Care Holdings, Inc./Renal Treatment Centers, Inc., Arrow
International, Inc./Assets of C.R. Bard, Inc., Steris
Corporation/Isomedix Inc., Gambro Healthcare Inc./ Vivra Inc. (together, the "Comparable Transactions"). For each transaction, relevant transaction multiples were analyzed, including the Enterprise Value, as a multiple of each of revenue, EBITDA, EBIT and price as a multiple of earnings per share for the last twelve months reported in SEC filings available before the announcement of the transaction. The results of this analysis are summarized below.

                                        COMPARABLE TRANSACTION
MINNTECH MULTIPLES
          MULTIPLE                         MEDIAN AND MEAN                  AS
OF 5/18/01
          --------                      ----------------------
------------------
Enterprise Value as a                       Median: 1.88x
  multiple of total revenue                  Mean: 2.19x
  (LTM)
0.60x

Enterprise Value as a                       Median: 10.4x
  multiple of EBITDA (LTM)                   Mean: 11.0x
 5.6x

Enterprise Value as a                       Median: 16.6x
  multiple of EBIT (LTM)                     Mean: 17.4x
 9.8x

Price as a multiple of                      Median: 25.4x
  earnings per share (LTM)                   Mean: 34.0x
16.9x

    Based on the foregoing multiples, DrKW derived an implied equity valuation per share for Minntech of between $11.25 and $13.50, which DrKW compared to an assumed Transaction price of $10.50 per Minntech share.


    DISCOUNTED CASH FLOW ANALYSIS. DrKW performed a discounted cash flow analysis of Minntech based on the Prospective Management Financial Information, excluding Synergies. In connection with this analysis in addition to the assumptions on pages 55 and 56 of this document, DrKW based its analysis on various assumptions provided to it by the managements of Cantel and Minntech, including various future long-term sales growth rates for Minntech's business segments. DrKW used discount rates of 11%, 12% and 13%. Based on the discounted cash flow valuation, the implied equal value range per Minntech share was between $13.54 and $15.36.


    Based on this analysis and the foregoing assumptions, DrKW calculated a range of total equity value range per share of Minntech using the EBITDA Exit Multiples based on trading company analysis and comparable transaction analysis as specified in the following table:

                                         EBITDA EXIT MULTIPLE
                              ------------------------------------------
DISCOUNT RATE                   7.5X             8.0X             8.5X
-------------                 --------         --------         --------
       11.00%                  $14.33           $14.84           $15.36

       12.00%                  $13.93           $14.42           $14.91

       13.00%                  $13.54           $14.02           $14.49

    DrKW also performed a discounted cash flow analysis of Minntech based on the Prospective Management Financial Information, including Synergies. In connection with this analysis in addition to the assumptions on pages 55 and 56 of this document, DrKW based its analysis on various assumptions provided to it by the managements of Cantel and Minntech, including various future long-term sales growth rates for Minntech's business segments. DrKW used discount rates of 11%, 12% and 13%. Based on the discounted cash flow valuation, the implied equal value range per Minntech share was between $14.27 and $16.20.


    Based on this analysis and the foregoing assumptions, DrKW calculated a range of total equity value range per share of Minntech using the EBITDA Exit Multiples based on trading company analysis and comparable transaction analysis as specified in the following table:

                                         EBITDA EXIT MULTIPLE
                              ------------------------------------------
DISCOUNT RATE                   7.5X             8.0X             8.5X
-------------                 --------         --------         --------
       11.00%                  $15.11           $15.65           $16.20

       12.00%                  $14.68           $15.20           $15.72

       13.00%                  $14.27           $14.77           $15.27

    SUM OF THE PARTS. DrKW performed a sum of the parts analysis of Minntech based on publicly traded companies comparable to each of the following five Minntech business segments: Dialysis Products, Dialysis Services, Cardiosurgery, Filtration, and Endoscope Reprocessing (Infection Control). A valuation for all five business segments was derived by analyzing revenue and EBITDA multiple ranges selected from comparable publicly traded companies and applying them to each business segments relative to such segment's value within Minntech's overall business.

SUM OF THE PARTS VALUATION BASED ON:                              EQUITY VALUE
PER SHARE
------------------------------------
------------------------------
Per Share Net Debt Adjustment...............................   $ 2.30
--    $ 2.17
Consensus Dialysis Equipment Enterprise Value Per Share.....   $ 7.00
--    $10.00
Consensus Dialysis Service Enterprise Value Per Share.......   $ 0.05
--    $ 0.10
Consensus Filtration Enterprise Value Per Share.............   $ 1.40
--    $ 1.75
Consensus Cardiosurgery Enterprise Value Per Share..........   $ 1.10
--    $ 1.50
Consensus Endoscope Reprocessing (Infection Control)
  Enterprise Value Per Share................................   $ 0.50
--    $ 0.55
CONSENSUS SUM OF THE PARTS VALUE RANGE PER SHARE............   $12.25
--    $16.00

    HISTORICAL TRADING RANGE. DrKW also performed analyses based on the historical trading range of Minntech shares over the twelve months before May 17, 2001. This analysis showed the following premiums to the stock prices indicated assuming a transaction value of $10.50 per Minntech share:

MINNTECH CLOSING STOCK PRICE          PREMIUMS WITHOUT
    FOR SPECIFIED PERIOD             40% CONTROL PREMIUM
----------------------------         -------------------
     1-Day (5/17/01)                        22.8%

 30-Day Trailing Average                    22.0%

      52-Week High                          11.1%

       52-Week Low                          88.7%

    Based on this analysis, DrKW calculated an implied equity valuation per Minntech share of between $5.56 and $9.45, without a 40% control premium, and between $6.84 and $12.31, with a 40% control premium. The 40% control premium is based on control premiums in comparable acquisitions and a select list of general transactions valued between $50 million and $150 million announced from May 18, 2000 through May 18, 2001.

    GENERAL INFORMATION. No company or transaction used in the foregoing analyses is identical to Minntech, Cantel or the transactions contemplated by the merger agreement. The analyses described above were performed solely as a part of the analytical process utilized by DrKW in connection with its analysis of the transaction and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. DrKW's opinion is based on information available to DrKW and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. DrKW has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

    DrKW is an internationally recognized investment banking and advisory firm. DrKW, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, it may actively trade the debt and equity securities of Minntech and Cantel for its own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. DrKW has provided other financial advisory services to Cantel in the past.

    DrKW has been engaged by Cantel to act as its financial advisor in connection with the transaction and to provide ongoing strategic and financial advice. Cantel has agreed to pay or has paid DrKW for its services, (1) $75,000 on retention, (2) $200,000 upon rendering the opinion, and (3) $25,000 on each of the second and third anniversaries of retention. Cantel also has agreed to reimburse DrKW for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of legal counsel, and to indemnify DrKW against liabilities incurred, including liabilities under the federal securities laws in connection with the engagement of DrKW by the Cantel board of directors.

OPINION OF FINANCIAL ADVISOR TO MINNTECH

    Minntech retained U.S. Bancorp Piper Jaffray to act as the exclusive financial advisor of the Minntech board of directors and, if requested, to render to the Minntech board of directors an opinion as the fairness, from a financial point of view, of the consideration to be received by the holders of Minntech common stock.

    On May 30, 2001, U.S. Bancorp Piper Jaffray delivered to the Minntech board of directors its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, that the consideration to be received by the holders of Minntech common stock (other than Cantel and its affiliates) in the proposed merger with Cantel was fair, from a financial point of view, to those stockholders. A copy of U.S. Bancorp Piper Jaffray's written opinion is attached to this proxy statement as Annex D and is incorporated into this proxy statement by reference. The Minntech shareholders should read the opinion carefully in its entirety in conjunction with this proxy statement and should carefully consider the assumptions made, the matters considered and the limits of the review undertaken by U.S. Bancorp Piper Jaffray.

    While U.S. Bancorp Piper Jaffray rendered its opinion and provided certain analyses to the Minntech board of directors, U.S. Bancorp Piper Jaffray was not requested to and did not make any recommendation to the Minntech board of directors as to the specific form or amount of the consideration to be received by Minntech stockholders in the proposed merger with Cantel, which was determined through negotiations between Minntech and Cantel. U.S. Bancorp Piper Jaffray's written opinion, which was delivered for use and considered by the Minntech board of directors, is directed only to the fairness, from a financial point of view, of the proposed consideration to be received by Minntech common stockholders in the proposed transaction. The opinion does not address the value of a share of Minntech common stock or Cantel common stock, it does not address Minntech's underlying business decision to participate in the merger and does not constitute a recommendation to any Minntech shareholder as to how a shareholder should vote with respect to the merger.

    In addition, U.S. Bancorp Piper Jaffray's opinion to the Minntech board of directors was one of the many factors taken into consideration by the Minntech board of directors in making its determination to recommend approval of the merger. Consequently, the analyses of U.S. Bancorp Piper Jaffray described below should not be viewed as determinative of the recommendation of the Minntech board of directors with respect to the merger. The consideration that Minntech shareholders will receive was determined through negotiations between Minntech and Cantel, and was approved by the Minntech board of directors. U.S. Bancorp Piper Jaffray did not express an opinion as to whether any alternative transaction might produce consideration for Minntech in an amount in excess of that contemplated in the merger agreement. The consideration under the merger agreement was not determined on the basis of any recommendation by U.S. Bancorp Piper Jaffray. The terms of the merger agreement were reviewed and approved by the Minntech board of directors.

    In arriving at its opinion, U.S. Bancorp Piper Jaffray reviewed, analyzed and relied upon material relating to the financial and operating condition and prospects of Minntech and Cantel and material prepared in connection with the proposed merger. These materials included:

    - a draft of the merger agreement dated May 30, 2001;

    - publicly available financial, operating and business information related to Cantel and Minntech;

    - publicly available market and securities data of Minntech and selected public companies deemed comparable to Minntech;

    - publicly available market and securities data of Cantel and selected public companies deemed comparable to Cantel;

    - analyst reports relating to Minntech;

    - to the extent publicly available, financial information relating to selected merger and acquisition transactions deemed comparable to the proposed merger;

    - internal financial information of Minntech and Cantel furnished by the respective management members; and

    - the financing commitment letter in connection with the transaction.

    In addition, U.S. Bancorp Piper Jaffray visited Minntech's facilities and had discussions with management of Minntech concerning the financial condition, current operating results and business outlook for Minntech on a stand-alone basis and as a combined company. U.S. Bancorp Piper Jaffray also discussed Minntech's operating condition with the auditors and legal counsel to Minntech.

    In addition, U.S. Bancorp Piper Jaffray visited Cantel's facilities and had discussions with management of Cantel concerning the financial condition, current operating results and business outlook for Cantel on a stand-alone basis and as a combined company. U.S. Bancorp Piper Jaffray also discussed Cantel's operating condition with the auditors and legal counsel to Cantel. U.S. Bancorp

Piper Jaffray also had discussions with Olympus America Inc., in connection with the distribution agreements between Olympus America Inc. and MediVators, Inc. and Olympus America Inc. and Carsen Group Inc.

    In delivering its opinion to the Minntech board of directors on May 30, 2001, U.S. Bancorp Piper Jaffray presented various analyses and other information material to the opinion. The following is a summary of these analyses.

    MINNTECH IMPLIED CONSIDERATION. U.S. Bancorp Piper Jaffray calculated the implied value of the stock consideration to be received by the Minntech stockholders for the range of exchange ratios and share prices of Cantel common stock payable in the merger under the merger agreement, as shown in the following table. The exchange ratio will be based on the seven-day average closing stock price of Cantel common stock ending on the sixth trading day before the date of the Minntech shareholders meeting.

AVERAGE CANTEL STOCK PRICE                                 EXCHANGE RATIO   PER
SHARE CONSIDERATION
--------------------------                                 --------------
-----------------------
Less than $15.00.........................................      .2833
Less than $4.25

$15.00 to $28.89.........................................  .2833 to .1471
   $4.25

More than $28.89.........................................      .1471
More than $4.25

    As a result of the merger, former Minntech stockholders will own between 16% and 28% of the outstanding Cantel common stock. At an implied merger consideration of $10.50 per share, consisting of $4.25 per share in common stock and $6.25 per share in cash, the aggregate equity value of Minntech is approximately $71 million, based on 6.7 million outstanding shares of Minntech common stock on a fully diluted basis.

    MINNTECH MARKET ANALYSIS. U.S. Bancorp Piper Jaffray reviewed the trading history of, and published analyst estimates related to, Minntech common stock. U.S. Bancorp Piper Jaffray presented the common stock trading information contained in the following table:

                                                              STOCK PRICE
                                                              -----------
Closing price on May 17, 2001(1)............................     $8.55

30 day closing average(2)...................................     $8.61

26-week low.................................................     $6.00

26-week high................................................     $9.20

52-week low.................................................     $5.94

52-week high................................................     $9.20

------------------------

(1) The closing price of Minntech common stock on the trading day before the announcement of a possible transaction at $10.50 per share.

(2) The 30 calendar days ending May 17, 2001.

    MINNTECH SELECTED PUBLIC COMPANY ANALYSIS. U.S. Bancorp Piper Jaffray compared financial information and valuation data relating to Minntech from the proposed per share merger consideration of $10.50 and the termination right at $10.00 (i.e. Minntech's right to terminate the merger agreement if the proposed per share merger consideration is less than $10.00) to corresponding data and ratios from eight publicly traded companies deemed comparable to Minntech (Conmed Corp., Mentor Corp., STERIS Corp., Osteotech Corp., Merit Medical Systems, Invivo Corp., Utah Medical Corp., Meridian Medical Technology Inc.). In its analysis, U.S. Bancorp Piper Jaffray calculated and considered several factors, including enterprise values, which means equity value plus debt less cash, revenues, earnings before interest, taxes, depreciation and amortization, or EBITDA, earnings before interest and tax, or EBIT, and ratio of price to earnings per share, or P/E.

    This analysis produced multiples of selected valuation data as follows:


         SELECTED COMPANIES

--------------------------------------------------
                                              MINNTECH(1)   MINNTECH(2)
MEDIAN         MEAN          HIGH          LOW
                                              -----------   -----------
--------      --------      --------      --------
Latest twelve month revenue growth..........      (0.8%)        (0.8%)
4.0%          6.0%         21.1%         (6.9%)

Enterprise value to latest twelve month
  revenue...................................       0.7x          0.7x
1.5x          1.5x          2.3x          0.7x

Enterprise value to latest twelve month
  EBITDA....................................       7.0x          6.5x
7.8x          7.6x         11.0x          5.6x

Enterprise value to latest twelve month
  EBIT......................................      12.5x         11.7x
10.1x         10.6x         15.3x          7.0x

Latest twelve month P/E.....................      21.0x         20.0x
18.6x         19.1x         31.7x         10.4x

Calendar 2001 P/E...........................      14.8x         14.1x
15.6x         15.1x         17.6x         11.8x

------------------------

(1) Based on the per share merger consideration of $10.50.

(2) Based on the per share merger termination right below $10.00.

    SELECTED TRANSACTION ANALYSIS. U.S. Bancorp Piper Jaffray reviewed 16 merger and acquisition transactions which it deemed comparable to the merger. U.S. Bancorp Piper Jaffray analyzed these selected transactions and compared the resulting multiples of selected valuation data to multiples for Minntech derived from the proposed per share merger consideration of $10.50 payable in the merger and the termination right at $10.00.

    This analysis produced multiples of selected valuation data as follows:


  SELECTED TRANSACTIONS

--------------------------------------------------
                                         MINNTECH(1)   MINNTECH(2)    MEDIAN
    MEAN          HIGH          LOW
                                         -----------   -----------   --------
  --------      --------      --------
Latest twelve month revenue growth.....      (0.8%)        (0.8%)        7.0%
      6.3%         14.5%        (5.1%)

Enterprise value (in millions).........     $55.4         $51.8       $136.0
   $202.2        $609.0        $25.0

Enterprise value to latest twelve
  months revenue.......................       0.7x          0.7x         1.6x
      1.7x          2.9x         0.8x

Enterprise value to latest twelve
  months EBIT..........................       7.0x          6.5x         8.0x
      7.7x          9.1x         4.6x

Enterprise value to latest twelve
  months EBITDA........................      12.5x         11.7x        10.2x
     10.5x         13.5x         9.0x

Equity value to latest twelve months
  net income...........................      21.0x         20.0x        16.8x
     18.3x         27.4x        14.1x

------------------------

(1) Based on the per share merger consideration of $10.50.

(2) Based on the per share merger termination right below $10.00.

    PREMIUM PAID ANALYSIS. U.S. Bancorp Piper Jaffray reviewed publicly available information for selected completed and pending transactions where a change of control of the target occurred and that fulfill certain other criteria. Of the transactions meeting its criteria, U.S. Bancorp Piper Jaffray evaluated 80 medical technology transactions since January 1, 1995.

    U.S. Bancorp Piper Jaffray performed an analysis of the medical technology transactions, and the table below shows a comparison of those premiums (discounts) to the premium that would be paid to

Minntech stockholders based on the per share merger consideration of $10.50. The purchase price premium calculation for Minntech is based upon the announcement date of May 17, 2001, which was the date Minntech announced it was in merger negotiations at $10.50 per share.


IMPLIED PREMIUM (DISCOUNT)

--------------------------------------------------

MEDICAL TECHNOLOGY TRANSACTIONS

--------------------------------------------------
                                                      MINNTECH    MEDIAN
MEAN          HIGH          LOW
                                                      --------   --------
--------      --------      --------
Four weeks before announcement(1)...................    23.2%      42.1%
46.3%        120.9%         (9.3%)

------------------------

(1) Minntech premiums based on a Minntech common stock price of $8.52 on April 20, 2001.

    MINNTECH DISCOUNTED CASH FLOW ANALYSIS. U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis for Minntech in which it calculated the present value of the projected future cash flows of Minntech using internal financial planning data prepared by Minntech management. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Minntech based on the net present value of its implied annual cash flows and a terminal value for Minntech at fiscal year end 2006 calculated based upon a multiple of operating income. U.S. Bancorp Piper Jaffray applied a range of discount rates of 25% to 35% and a range of terminal value multiples of 6.0x to 10.0x forecasted 2006 operating income.

                                                                MID        HIGH
     LOW
                                                              --------
--------   --------
Aggregate equity value (in millions)........................   $68.4      $89.7
    $52.7
Per share Equity value......................................   $10.17     $12.95
    $ 7.88

    CANTEL MARKET ANALYSIS. U.S. Bancorp Piper Jaffray reviewed the stock trading history of Cantel common stock. U.S. Bancorp Piper Jaffray presented the recent common stock trading information contained in the following table:

                                                              STOCK PRICE
                                                              -----------
Closing price on May 30, 2001...............................    $23.00

30-day closing average(1)...................................    $20.30

26-week low.................................................    $ 7.88

26-week high................................................    $25.19

52-week low.................................................    $ 5.25

52-week high................................................    $25.19

------------------------

(1) 30 calendar days

    U.S. Bancorp Piper Jaffray also presented a graph illustrating the relative stock price performance of Cantel common stock against Minntech common stock, the NASDAQ Composite Index, and the S&P 500 Index.

    CANTEL SELECTED PUBLIC COMPANY ANALYSIS. U.S. Bancorp Piper Jaffray compared financial information and valuation data relating to Cantel from market price on May 31, 2001 to corresponding data and ratios from five publicly traded companies deemed comparable to Cantel (Abaxis, Haemonetics Corp., Merit Medical Systems, Respironics, and STERIS Corp). In its analysis, U.S. Bancorp Piper Jaffray calculated and considered several factors, including enterprise values, revenues, EBITDA, EBIT, P/E and stock price to earnings per share divided by revenue growth, or PEG.

    This analysis produced multiples of selected valuation data as follows:


 SELECTED COMPANIES

--------------------------------------------------
                                                      CANTEL(1)    MEDIAN
 MEAN          HIGH          LOW
                                                      ---------   --------
--------      --------      --------
Calendar year 2001 estimated revenue growth.........    24.1%        9.4%
 12.6%         24.7%          7.8%

Enterprise value to latest twelve month revenue.....     2.4x        2.3x
  2.2x          3.4x          0.8x

Enterprise value to latest twelve month EBITDA......    15.9x       11.7x
 11.1x         12.9x          8.2x

Enterprise value to latest twelve month EBIT........    17.2x       18.3x
 18.7x         23.0x         15.3x

Latest twelve month P/E.............................    25.8x       33.2x
 33.3x         39.6x         27.3x

Calendar 2001 P/E...................................    27.4x       27.3x
 28.8x         43.2x         16.1x

PEG Ratio (2001 revenue growth).....................     1.1x        1.8x
  2.6x          4.3x          1.7x

------------------------

(1) Market data as of May 30, 2001.

    CANTEL DISCOUNTED CASH FLOW ANALYSIS. U.S. Bancorp Piper Jaffray performed a discounted cash flow analysis for Cantel in which it calculated the present value of the projected future cash flows of Cantel using internal financial planning data prepared by Cantel management. U.S. Bancorp Piper Jaffray estimated a range of theoretical values for Cantel based on the net present value of its implied annual cash flows and a terminal value for Cantel at fiscal year end 2006 calculated based upon a multiple of operating income. U.S. Bancorp Piper Jaffray applied a range of discount rates of 15% to 25% and a range of terminal value multiples of 10.0x to 12.0x forecasted 2006 operating income.

                                                        MID        HIGH
LOW
                                                      --------   --------
--------
Aggregate equity value (in millions)................   $ 91.2     $120.0     $
70.0
Per share equity value..............................   $19.11     $24.95
$14.80

    In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the Minntech board of directors, U.S. Bancorp Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. U.S. Bancorp Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

    The analyses of U.S. Bancorp Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to Minntech, Cantel or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which Minntech and Cantel was compared and other factors that could affect the public trading value of the companies.

    For purposes of its opinion, U.S. Bancorp Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by Minntech and Cantel and otherwise made available to it and did not assume responsibility for the independent verification of that information. Information prepared for financial planning purposes was not prepared with the expectation of public disclosure. U.S. Bancorp Piper Jaffray relied upon the assurances of the management of Minntech and Cantel that the information provided to it by Minntech and Cantel was prepared on a reasonable basis, the financial planning data and other business outlook information reflect the best currently available estimates of management, and management was not aware of any information or facts that would make the information provided to U.S. Bancorp Piper Jaffray incomplete or misleading.

    For purposes of its opinion, U.S. Bancorp Piper Jaffray assumed that the final form of the merger agreement would be substantially similar to the last draft it reviewed, without modification or waiver of material terms or conditions by Minntech or Cantel.

    In arriving at its opinion, U.S. Bancorp Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities of Minntech or Cantel, and was not furnished with any such appraisals or valuations. U.S. Bancorp Piper Jaffray analyzed Minntech as a going concern and accordingly expressed no opinion as to the liquidation value of any entity. U.S. Bancorp Piper Jaffray expressed no opinion as to the price at which shares of Minntech or Cantel common stock have traded or at which the shares of Minntech, Cantel or the combined company may trade at any future time, or the effect that changes in the Cantel stock price may have on the merger consideration. U.S. Bancorp Piper Jaffray was not authorized to solicit, and did not solicit, other persons regarding a business combination with Minntech. The opinion is based on information available to U.S. Bancorp Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. U.S. Bancorp Piper Jaffray has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

    U.S. Bancorp Piper Jaffray, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Minntech board of directors selected U.S. Bancorp Piper Jaffray because of its expertise, reputation and familiarity with the medical technology industry in general and with Minntech in particular. U.S. Bancorp Piper Jaffray writes research on and maintains a market in the Minntech common stock. In the ordinary course of its business, U.S. Bancorp Piper Jaffray and its affiliates may actively trade securities of Minntech or Cantel for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities.

    Under the terms of the engagement letter dated October 3, 2000, Minntech has agreed to pay U.S. Bancorp Piper Jaffray a fee equal to 1.5% of the aggregate consideration paid to Minntech or its stockholders in connection with the merger for its financial advisory services rendered in connection with the merger, and the minimum fee payable is $750,000. Minntech has agreed to pay U.S. Bancorp Piper Jaffray $400,000 for rendering its opinion, which will be credited against payment of the fee for financial advisory services. The contingent nature of the financial advisory fee may have created a potential conflict of interest in that Minntech would be unlikely to consummate the transaction unless it had received the opinion of U.S. Bancorp Piper Jaffray. Whether or not the transaction is consummated, Minntech has agreed to pay the reasonable out-of-pocket expenses of U.S. Bancorp Piper Jaffray and to indemnify U.S. Bancorp Piper Jaffray against liabilities incurred. These liabilities include liabilities under the federal securities laws in connection with the engagement of U.S. Bancorp Piper Jaffray by the Minntech board of directors.

MINNTECH PROJECTIONS PROVIDED TO CANTEL

    Minntech provided Cantel with projections that Minntech prepared of its future financial performance for the fiscal year ending March 31, 2002. The material portions of these projections reflected projected total revenues of approximately $81 million, total operating costs and expenses of approximately $73.6 million, earnings from operations of approximately $7.3 million, and net earnings of approximately $5.1 million.

    The statements regarding Minntech's financial projections constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are subject to the safe harbors created under these sections. In light of the significant uncertainties inherent in forward-looking financial information of any kind, our including this information in this joint proxy statement/prospectus should not be regarded as a representation that the financial projections will be achieved. You are cautioned that these financial projections should not be regarded as fact and should not be relied upon as an accurate representation of future results. The projections were not examined, reviewed, or compiled by PricewaterhouseCoopers LLP, Minntech's independent accountants. PricewaterhouseCoopers assumes no responsibility for the projections, they do not express any opinion or any other form of assurance on the projections, and they disclaim any association with the projections. The projections were not prepared in accordance with the standards for prospective financial information established by the American Institute of Certified Public Accountants. The financial projections were prepared by, and are the sole responsibility of, Minntech's management for internal budgeting and planning purposes and not for the purposes of the proposed merger. They were based on numerous subjective estimates and other assumptions and are inherently subject to significant uncertainties and contingencies. Further, there have been and will be differences between actual and forecasted results, and these differences may be material. As disclosed elsewhere in this joint proxy statement/prospectus under "Cautionary Statement Concerning Forward-Looking Statements," Minntech's business and operations are subject to substantial risks that increase the uncertainty inherent in the financial projections. Any of the factors disclosed under "Cautionary Statement Concerning Forward-Looking Statements" could cause the actual results to differ materially from the financial projections described below.

    The financial projections were prepared by Minntech in May 2001 as part of Minntech's normal annual budgeting process for fiscal 2002, and do not reflect or take into account any circumstances or events occurring after that date. In addition, the financial projections were prepared on the assumption that Minntech remained an independent company, and it is highly likely that the contribution of Minntech's business to Cantel's consolidated results will be different from Minntech's performance on a stand-alone basis. In analyzing the potential benefits of the transaction with Minntech, Cantel did not assume that the financial projections provided by Minntech would be achieved. Cantel and Minntech disclaim any duty to update or otherwise publicly to revise the projections and make no representations as to whether the projections will be achieved.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF MINNTECH IN THE MERGER

    When considering the recommendation of Minntech's board of directors regarding the merger, Minntech shareholders should be aware that some of Minntech's directors and officers have interests in the merger that are different from, or in addition to, other shareholders' interests. Minntech's board of directors was aware of these interests before approving the merger agreement. The interests include the following:

    MANAGEMENT AGREEMENTS


    Minntech has management agreements with a number of its executive officers and one non-executive employee. These agreements entitle each such person to a lump-sum payment and 3-years' continuation of other benefits if his or her employment is terminated either involuntarily or constructively (other than for cause, death, disability, or retirement) within 36 months after a change in control of Minntech. The agreements provide these persons with a lump-sum payment equal to one and a half to three times (depending on the person) the average annual compensation of the person over the prior five years' employment at Minntech (or over such shorter time as he or she has been employed by Minntech) and 50% of such amount upon certain voluntary terminations. We do not know whether the employment of any of the persons subject to the management agreements will terminate under circumstances that would entitle the the individual to payment under his or her management agreement. The payments and other benefits under the management agreements would be reduced to the extent necessary so that no portion is subject to the imposition of any federal excise tax payments or is non-deductible to Cantel for income tax purposes pursuant to the golden parachute provisions of the Internal Revenue Code. If termination of employment were to occur, based on information as of the date of this joint proxy statement/prospectus, we estimate that the severance amounts, including the value of the continuation of other benefits, that the following persons would be entitled to receive pursuant to their agreements, after giving effect to the golden parachute cutback, if any, are approximately:



                                               PAYMENT (IF VOLUNTARY   PAYMENT
(IF INVOLUNTARY OR
                                                  TERMINATION)(1)
CONSTRUCTIVE TERMINATION)
                                               ---------------------
--------------------------
Barbara A. Wrigley...........................        $488,706
$699,412
Paul E. Helms................................        $455,584
$633,168
Jules L. Fisher..............................        $409,230
$540,460
Robert W. Johnson............................        $373,495
$468,990
R. James Danehy..............................        $226,333(2)
$406,333(2)
Michael P. Petersen..........................        $244,000
$348,999
LeRoy J. Fischbach...........................        $226,812
$263,439


------------------------

(1) An individual is entitled to these amounts only if he or she voluntarily terminates his or her employment for any reason during a period beginning on the 91st and ending on the 180th day following Minntech's change in control. If the individual voluntarily terminates his or her employment on any other date, in the absence of constructive termination, he or she receives no payment under his or her management agreement.

(2) This assumes that a change in control of Minntech will occur on or before November 29, 2001, in which case, pursuant to Mr. Danehy's management agreement, he will be entitled to a severance payment equal to $226,333 on certain voluntary terminations, or $406,333 on an involuntary or constructive termination. If the change in control of Minntech were to occur after November 29, 2001, pursuant to Mr. Danehy's management agreement, he would be entitled to a severance payment of $586,333 on certain voluntary terminations, or $1,079,999 on an involuntary or constructive termination. We expect that the merger will close during the third quarter of 2001 and that, therefore, the change in control will occur before November 29, 2001.

    EMERITUS DIRECTOR CONSULTING PLAN

    Minntech maintains an emeritus director consulting plan, which was designed to secure for Minntech the benefit of long-time directors' experience even after they retire from the board by giving those directors the incentive to enter into consulting agreements. Upon a change in control of Minntech, such as will occur in connection with the merger, the plan also provides for directors with at least five-years' continuous service on Minntech's board of directors to receive the consulting payments provided for under the plan even if Cantel does not request them to enter into consulting agreements. The plan provides for quarterly payments to each eligible director in the amount of $3,000. For each such director, the payments continue for a number of years equal to the number of continuous years that the director served on Minntech's board. The payments are reduced to the extent necessary so that no portion is subject to the imposition of any federal excise tax payments or is non-deductible to Cantel for income tax purposes pursuant to the golden parachute provisions of the Internal Revenue Code. The payments terminate upon a director's death. If the merger closes, the aggregate payments, discounted to present value (after giving effect to the golden parachute cutback, if any, as required under the plan), that each eligible director would be entitled to receive over time under the plan, and each such director's years of service as a director of Minntech, are as follows:


                                                                      AGGREGATE
PAYMENT
                                                                    (DISCOUNTED
TO PRESENT
                                                 YEARS OF SERVICE
VALUE)*
                                                 ----------------
----------------------
George Heenan..................................         19
$125,057
Amos Heilicher.................................         19                 $
72,299
Fred L. Shapiro, M.D...........................         19                 $
72,299
Norm Dann......................................          6                 $
58,878


------------------------


* Based on the applicable federal rate for July 2001 of 6.07% for Mr. Dann and 6.89% for the other named directors.


    DIRECTORSHIP

    After completion of the merger, Cantel has agreed to nominate and use its reasonable best efforts to cause the election of Dr. Fred Shapiro, a current non-employee director of Minntech, to Cantel's board of directors.

    INDEMNIFICATION AND INSURANCE

    Under the merger agreement, for six years after the closing date of the merger, Cantel will cause the surviving company to indemnify Minntech's present and former directors and officers for acts or omissions occurring before the completion of the merger to the extent provided under Minntech's articles of incorporation and bylaws in effect on the date of the merger agreement. For six years after the closing of the merger, Cantel will cause the surviving company to provide directors' and officers' liability insurance for acts or omissions occurring before the completion of the merger covering each such person currently covered by Minntech's directors' and officers' liability insurance policy on terms with respect to coverage and amount no less favorable than those in effect on the date of the merger agreement, but only to the extent that the cost of such insurance does not exceed 200% of the average annual premium currently paid by Minntech.

ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase for financial reporting purposes. After the completion of the merger, the results of operations of Minntech will be included in the consolidated financial statements of Cantel. The purchase price will be allocated to Minntech's assets and liabilities based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over the fair value of the net tangible and intangible assets of Minntech acquired will be recorded as goodwill. The merger will close after July 1, 2001. Therefore, in accordance with the provisions of the current exposure draft, Business Combinations and Intangible Assets--Accounting for Goodwill, no amortization expense will be recognized for the goodwill generated as a result of the merger. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information appearing elsewhere in this joint proxy statement/prospectus are preliminary and have been made solely for purposes of developing the unaudited pro forma financial information. Cantel has undertaken a study to determine the fair value of Minntech's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. For financial reporting purposes, the results of operations of Minntech will be included in Cantel's statement of income following the effective time of the merger and Cantel's historical statements of income will not be restated. See "Unaudited Pro Forma Financial Information."

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax consequences of the merger to Minntech shareholders. This discussion is based on current law, which is subject to change, possibly retroactively. This discussion applies to Minntech shareholders who hold their Minntech common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address the consequences of the merger under state, local or foreign law, nor does the discussion address all aspects of federal income taxation that may be important to a Minntech shareholder in light of his or her particular circumstances or tax issues that may be significant to a Minntech stockholder subject to special rules, such as financial institutions; broker-dealers; persons who are not citizens or residents of the United States or who are foreign corporations, partnerships, estates or trusts; tax exempt entities or traders in securities that elect to mark-to-market.

    Minntech shareholders are urged to consult their own tax advisors as to the specific tax consequences of the merger for them, including the applicable federal, state, local and foreign tax consequences.

    CONSEQUENCES TO MINNTECH SHAREHOLDERS. The merger will be a taxable transaction for Minntech shareholders. A Minntech shareholder will recognize a taxable gain or loss, computed with respect to each share of Minntech stock, equal to the difference between (1) the amount of the cash consideration and the market value of the stock consideration received in the merger and (2) the shareholder's adjusted tax basis in the Minntech common stock exchanged in the merger. This gain or loss will be a long-term capital gain or loss in the case of shares of Minntech stock that, at the effective time of the merger, have been held by the shareholder for more than one year. For non-corporate Minntech shareholders, this long-term capital gain is subject to a maximum tax rate of 20%.

    Each share of Cantel stock received by a Minntech shareholder in the merger will have a tax basis equal to the fair market value of the share received. A new holding period for each share of Cantel stock received will begin on the closing date of the merger.

    BACKUP WITHHOLDING. The payment of the cash and stock consideration by Cantel to a Minntech shareholder may be subject to "backup" withholding at a rate of 31% (1) if the Minntech shareholder does not furnish his or her social security number or other taxpayer identification number in the specified manner or (2) under some other circumstances. Any amount withheld from the payment of the merger consideration under the backup withholding rules will be allowed as a refund or credit against the Minntech shareholder's federal income tax liability if the Minntech shareholder furnishes the required information to the Internal Revenue Service. Corporations and some other entities are exempt from backup withholding if they properly establish their exempt status.

REGULATORY MATTERS

    GENERAL. Under the merger agreement, we have both agreed to use our reasonable best efforts to take all actions to obtain all necessary regulatory and governmental approvals necessary to complete the merger and to address any concerns of regulators and governmental officials. Our obligations to complete the merger are dependent on the condition that there be no judgment, injunction or decree of any court or governmental entity in effect, that prohibits the merger. We are not aware of any significant regulatory approvals for the merger.

    QUOTATION ON THE NASDAQ NATIONAL MARKET. It is a condition to the merger that the shares of Cantel stock to be issued in the merger be approved for listing on the Nasdaq National Market System, subject only to official notice of issuance. An application will be filed with the Nasdaq National Market System to list these shares. Following the merger, Minntech stock will no longer be registered under the Securities Act or traded on the Nasdaq National Market System.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTIONS

    All shares of Cantel common stock received by Minntech shareholders in the merger will be registered under the Securities Act and will be freely tradeable without restriction by people who will not be "affiliates" of Cantel after the merger or who were not "affiliates" of Minntech on the date of the Minntech special shareholders meeting. Any of these "affiliates" may resell the Cantel common stock received by him or her in the merger only if the shares are registered for resale under the Securities Act or an exemption from such registration under the Securities Act is available. Those people may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act, or Rule 144 in the case of persons who become "affiliates" of Cantel, or as otherwise permitted under the Securities Act. People who may be deemed to be "affiliates" of Minntech or Cantel generally include individuals or entities that control, are controlled by, or are under common control with, Minntech or Cantel, as applicable, and may include some officers and all directors of that party as well as principal shareholders of Minntech or Cantel, as applicable. We recommend that any of those people obtain advice of securities counsel before making any resale.

    The merger agreement provides that,

    - on or before the date of the Minntech special shareholders meeting, Minntech will deliver to Cantel a letter identifying all people who may be deemed to be affiliates of Minntech for purposes of Rule 145 under the Securities Act; and

    - on or before the date of the Minntech special shareholders meeting, Minntech will use reasonable best efforts to cause each of its "affiliates" to deliver a written agreement to the effect that the "affiliate" will not offer or sell or otherwise dispose of any shares of Cantel common stock received in the merger in violation of the Securities Act or the rules and regulations under the Securities Act.

    This joint proxy statement/prospectus does not cover resales of Cantel common stock received by any person who may be deemed to be an "affiliate" of Cantel or Minntech.

FINANCING

    Cantel will finance the cash portion of the merger consideration out of available cash of Cantel and Minntech, as well as through borrowings under a new credit facility with Fleet Bank, N.A. Cantel expects that the combined company will have approximately $22,000,000 cash in hand at the time of closing of the merger.

    Fleet has delivered to Cantel a commitment letter in which it agrees, subject to the conditions described below, to provide to Cantel a senior secured credit facility of up to $47.5 million to be used, in part, in connection with the merger. Although Fleet has committed to provide the credit facility on a fully underwritten basis, Fleet has the right to, and expects to, form a syndicate of lenders to provide the facility. In this case, Fleet will act as agent for the lenders. The following is a summary of the material terms of the commitment letter.

    STRUCTURE. The credit facility will provide for aggregate borrowings of up to $47.5 million, consisting of (1) a senior secured revolving credit facility of up to $22.5 million, and (2) a senior secured term loan facility of up to $25.0 million. The proceeds from these facilities may be used to finance the payment of the cash consideration for shares of Minntech common stock in the proposed merger, to pay fees and expenses relating to the merger, to repay existing indebtedness of Cantel and Minntech, and for general working capital purposes. The facility includes a working capital subfacility for borrowings by Carsen Group, Inc., Cantel's Canadian subsidiary, a letter of credit subfacility and a swing line subfacility. The revolving credit facility will be subject to a borrowing base equal to an amount not to exceed 85% of eligible accounts receivable, plus approximately 50% of eligible inventory.

    AVAILABILITY. Borrowings under the revolving credit facility will be available on a fully revolving basis. Borrowings under the term facility will be available in a single draw at closing.

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    INTEREST.  Borrowings under the credit facility will bear interest that is payable quarterly, at a rate per annum equal to, at Cantel's option, either
(1) the greater of (a) the current base rate as offered by Fleet or (b) .50% per annum above the federal funds rate plus, in each case, an applicable margin or
(2) the London Interbank Offered Rate ("LIBOR") plus an applicable margin. The initial applicable margin on the LIBOR rate is 3.25% and the initial applicable margin on the base rate is 2.00%. There is also a commitment fee payable on the unused portion of the revolving credit facility. The initial commitment fee is
 .50% on the unused portion of the revolving credit facility. After six months from closing, the applicable margin will be based on the combined company's ratio of total debt to earnings before interest, taxes, depreciation and amortization ("EBITDA") and will vary as follows (1) for LIBOR borrowings, from 2.00% to 3.25%, and (2) for base rate borrowings, from .75% to 2.00%. After six months from closing, the commitment fee on the unused portion of the revolving credit facility will vary from .30% to .50% depending on the combined company's ratio of total debt to EBITDA.

    MATURITY AND AMORTIZATION. The term loan facility will be amortized on a quarterly basis with final maturity five years from the closing date. Quarterly amortization will commence three months from the closing date as follows:

Quarters 1 to 4......................  $500,000 per Quarter
Quarters 5 to 8......................  $750,000 per Quarter
Quarters 9 to 12.....................  $1,250,000 per Quarter
Quarters 13 to 16....................  $1,750,000 per Quarter
Quarters 17 to 20....................  $2,000,000 per Quarter

    The revolving credit facility will mature, and any outstanding loans under that facility will be repaid in full, five years from the closing date.

    COMMITMENT REDUCTIONS AND REPAYMENTS. In the event that the combined company's total debt to EBITDA ratio is greater than or equal to 1.5, Cantel will be required, subject to some exceptions, to make mandatory prepayments of a specified percentage of annual excess cash flow. Cantel will also be required to make mandatory prepayments upon receipt of proceeds from certain assets sales, equity sales, and debt issuances. Cantel will have the right to prepay the loans at any time without premium or penalty, and, subject to satisfaction of applicable conditions, amounts prepaid or repaid under the revolving credit facility may be reborrowed before maturity.

    FEES. The credit facility will require Cantel to pay customary commitment, letter of credit and other fees.

    SECURITY AND GUARANTEES.  Obligations under the credit facility will be:

    - secured by perfected first priority liens on all domestic tangible and intangible assets of the combined company and its subsidiaries, including a pledge of 100% of the capital stock of its domestic subsidiaries, 65% of the capital stock of its foreign subsidiaries and a negative pledge on all present and future assets and properties (excluding assets pledged for any outstanding working capital lines of Carsen) of the combined company's existing and future foreign subsidiaries; and

    - guaranteed by each of Cantel's existing and future domestic subsidiaries.

    In addition, borrowings under the Carsen subfacility will be secured by perfected first priority liens on all of Carsen's tangible and intangible assets and will be guaranteed by Carsen.

    REPRESENTATIONS AND WARRANTIES. The credit facility will include customary representations and warranties.

    COVENANTS. The credit facility will include customary affirmative and negative covenants. In addition, the credit facility will require the combined company to comply with specified financial ratios and tests.

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    CONDITIONS PRECEDENT TO FUNDING.  Funding will be subject to conditions precedent, including:

    - the merger shall have been, or shall be concurrently, completed pursuant to the terms and conditions of the merger agreement (without amendment or waiver except as approved by Fleet) and in accordance with applicable law and the documentation for the financing of the merger;

    - the accuracy and completeness, in all material respects, of information relating to Cantel, Minntech and the merger supplied to Fleet;

    - the absence of a development that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of the combined company;

    - Fleet not having become aware of any information not previously disclosed to it that it considers to be inconsistent with its understanding of the proposed business, assets, operations, structure, prospects and conditions of each of Minntech and Cantel and their respective subsidiaries that would reasonably be expected to result in a material change in, or material deviation from, the information, taken as a whole, previously delivered to Fleet or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, operations, properties or prospects of the combined company;

    - the combined company having (1) a minimum consolidated pro forma EBITDA for the last twelve months of $15.25 million, and (2) a ratio of maximum consolidated total debt to EBITDA for the last twelve months not exceeding
      2.60 (with the last twelve months for Minntech and Cantel, as the case may be, measured from the most recently filed financial information in its SEC quarterly or annual filing before the closing of the financing, and with EBITDA excluding non-recurring charges);

    - all contracts with Olympus America Inc. remaining valid and in force, except to the extent that the failure of any one or more such contracts to remain valid and in force would not, individually or together, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of the combined company and its subsidiaries, taken as a whole;

    - the completion, execution and delivery of definitive documentation for the credit facility;

    - there being no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that would reasonably be expected to result in a material adverse effect on the combined company, or on the rights and remedies of Fleet, or on the ability of Cantel and Minntech to perform their obligations;

    - the receipt of all material governmental and third-party approvals and compliance with all laws, except to the extent that failure to comply with laws would not reasonably be expected to have a material adverse effect on the combined company;


    - the completion by a third party of an environmental due diligence review relating to the Netherlands properties of Minntech (this condition has been waived);


    - the purchase by Cantel of interest rate protection for 50% of the term facility in a manner satisfactory to Fleet; and

    - there not having been any material adverse change in loan syndication or financial or capital market conditions generally that would be reasonably likely to have a material adverse effect on the ability of Fleet to syndicate successfully the commitment under the commitment letter.

    EVENTS OF DEFAULT; INDEMNIFICATION. The credit facility will include customary provisions specifying events of default and customary indemnification provisions.

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
                              THE MERGER AGREEMENT

GENERAL

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. THE COMPLETE TEXT OF THE MERGER AGREEMENT IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

STRUCTURE OF THE MERGER

    Under the merger agreement, Canopy Merger Corp., a wholly owned subsidiary of Cantel, will merge with and into Minntech. As a result of the merger, Minntech will become a wholly owned subsidiary of Cantel.

CLOSING; EFFECTIVE TIME


    The merger will become effective when we file articles of merger with the Secretary of State of the State of Minnesota. However, we may agree to a later time and specify that time in the articles of merger. We expect to file the articles of merger and to complete the merger within a week after the Minntech shareholders meeting, assuming the shareholders of both companies approve the transaction and the other conditions in the merger agreement are satisfied or waived. Please see "--Conditions to the Completion of the Merger" on page 82 for a discussion of these conditions.


WHAT MINNTECH SHAREHOLDERS WILL RECEIVE IN THE MERGER; FRACTIONAL SHARES

    If the merger is completed, each share of Minntech common stock issued and outstanding immediately before the merger, other than shares held directly or indirectly by Cantel, which will be cancelled, and other than dissenting shares, will be automatically converted into the right to receive $6.25 in cash, without interest, and a fraction of a share of Cantel common stock equal to the exchange ratio. The exchange ratio will be equal to the number, rounded to four decimal places, obtained by dividing $4.25 by the average per share closing price of Cantel common stock, rounded to four decimal places, as reported on the Nasdaq National Market System, over the period of seven consecutive trading days ending on the sixth trading day preceding the date of the Minntech special shareholders meeting. The merger agreement provides that the exchange ratio will not be less than 0.1471 nor greater than 0.2833, except as described in the next sentence. If the Cantel average closing price, based on this measurement period, is less than $13.24, Minntech will have the right to terminate the merger agreement unless Cantel elects to increase the per-share merger consideration, with cash or Cantel stock, or both, so that the value of the merger consideration to be received by Minntech shareholders, based on the Cantel average closing price, is equal to $10.00. Each holder of a certificate representing any shares of Minntech common stock will no longer have any rights with respect to the shares of Minntech common stock, except the right to receive the cash and the Cantel common stock that comprise the merger consideration.

    No fractional shares of Cantel common stock will be issued for Minntech shares. Instead, the exchange agent will pay an amount in cash, without interest, determined by multiplying the fractional share interest to which the Minntech shareholder would otherwise be entitled by the average trading price of a share of Cantel common stock on the Nasdaq National Market System over the period of seven consecutive trading days ending on the trading day immediately before the closing date.

PROCEDURES FOR SURRENDER OF MINNTECH STOCK CERTIFICATES

    As soon as practicable after the effective time of the merger, Cantel will instruct the exchange agent for the merger to mail to each person who holds shares of Minntech common stock at the time of the merger a letter of transmittal containing instructions with respect to the surrender of the person's Minntech stock certificates. YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

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
    Commencing immediately after the effective time of the merger, upon surrender by Minntech shareholders of their stock certificates representing Minntech shares in accordance with the instructions contained in the letter of transmittal, Minntech shareholders will be entitled to receive stock certificates representing shares of Cantel common stock for which those Minntech shares have been exchanged, together with a check in the amount of cash the holder is entitled to receive, including:

    - $6.25, constituting the cash portion of the merger consideration;

    - any cash paid instead of fractional shares; and

    - any cash payable as an adjustment amount described under "--Termination."

    However, no cash will be paid until the holder of the Minntech common stock certificate surrenders that certificate. Taxes will be withheld if required.

    After the merger, there will be no transfers on the transfer books of Minntech of shares of Minntech common stock that were outstanding immediately before the merger.

    Any Cantel stock certificates and any cash deposited by Cantel with the exchange agent that remain unclaimed by former Minntech shareholders one year after the merger will be delivered to Cantel. Any former Minntech shareholders who have not complied with the exchange procedures before the first anniversary of the merger may look only to Cantel for payment of the merger consideration and any cash instead of fractional shares and unpaid dividends or distributions on the shares of Cantel common stock. None of Cantel, Canopy Merger Corp., Minntech or the exchange agent will be liable to you for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If your Minntech stock certificates have been lost, stolen or destroyed, you will be entitled to receive only the merger consideration by making an affidavit and, if required by the surviving corporation, by posting a bond in an amount sufficient to protect the surviving corporation or Cantel against claims related to your Minntech stock certificate.

MINNTECH STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

    The Minntech board of directors has agreed to use its reasonable best efforts, as soon as practicable following the date of the merger agreement, to take such actions as may be required to provide that each unexpired and unexercised Minntech stock option, other than the pre-1996 options and the employee stock purchase plan options discussed below, granted under Minntech's stock option plans, outstanding at the time of the merger will be converted into the right to receive an amount of cash equal to:

    - the excess, if any, of

       - the cash consideration plus the fair market value of the stock consideration received by Minntech stockholders in the merger for each share of Minntech common stock, over

       - the exercise price per share of Minntech common stock subject to such Minntech stock option

    - multiplied by the number of shares of Minntech common stock for which the Minntech option has not been exercised.

    However, if you hold outstanding options granted under Minntech's 1989 Stock Plan that were granted on or before September 26, 1996, your options will remain outstanding unless you sign a consent providing for the cash-out of your options. These stock options are referred to in this joint proxy statement/prospectus as "pre-1996 options." Minntech will be requesting, before its special shareholders meeting, consent to this cash-out from each holder of pre-1996 options. The consent will provide that, in the merger, for each share of Minntech common stock subject to a pre-1996 option held immediately before the effective time of the merger by the person providing the consent, that person will be entitled to payment of an amount in cash equal to the greater of
(1) the excess, if any,

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
of the per-share merger consideration received by Minntech shareholders in the merger, over the exercise price per share of Minntech common stock subject to the pre-1996 option, or (2) $0.02. There are 46 Minntech employees, officers and directors who hold pre-1996 options to purchase an aggregate of 486,068 shares of Minntech common stock. Simultaneously with the signing of the merger agreement, nine Minntech officers and directors holding pre-1996 options to purchase an aggregate of 341,230 shares of Minntech common stock consented to a cash-out of their pre-1996 options on the terms described above.

    If a holder of pre-1996 options does not consent to a cash-out of the options, that holder's options will remain outstanding as options to purchase shares of Minntech, which will then be a wholly owned subsidiary of Cantel. In this case, Cantel intends that, after the merger with Minntech, it would effect one or more mergers involving its Minntech subsidiary, not requiring the vote of any stockholders, the objective of which would be the cash-out of all Minntech shares issued on exercise of the pre-1996 options.

    Immediately following the effective time of the merger, each share of Minntech common stock covered by outstanding options to purchase Minntech common stock under the 1990 Employee Stock Purchase Plan will be cancelled, and the payroll deductions credited to a participant's account, plus interest at the prime rate as published at the effective time of the merger at Wells Fargo Bank Minnesota, N.A., will be paid to the participant as soon as administratively feasible after the effective time of the merger, and no new phase under the plan will commence after the effective time of the merger.

    All amounts payable with respect to Minntech stock options will be subject to any required withholding of taxes or proof of eligibility of exemption. These amounts will be paid, without interest, as soon as is practicable, but in no event later than five business days, following the merger.

    Minntech has agreed to make all changes to its stock option plans as Cantel and Minntech may agree are appropriate to give effect to the merger.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary reciprocal representations and warranties by each of us to the other relating to:

    - corporate organization, standing, qualification and power;

    - capitalization;

    - authorization, execution and enforceability of the merger agreement;

    - whether entering into the merger agreement will conflict with our charter or bylaws, require consents or governmental approvals, or violate any laws, regulations or existing agreements;

    - documents filed by each of us with the SEC, including financial statements, and disclosure of liabilities;

    - the contents of the registration statement and the joint proxy statement/prospectus;

    - the absence of material changes or events;

    - tax matters;

    - owned property;

    - material contracts;

    - intellectual property matters;

    - litigation;

    - compliance with applicable laws, permitting and licensing requirements;

    - brokers and finders fees with respect to the merger;

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
    - employee benefit plans;

    - environmental matters;

    - insurance;

    - our products;

    - Medicare and Medicaid anti-fraud statutes;

    - opinions of financial advisors;

    - required stockholder votes in connection with the merger;

    - relationships with our distributors, suppliers and customers;

    - in the case of Minntech, amendment of its rights agreement; and

    - in the case of Cantel, the delivery to Minntech of a commitment for financing sufficient to complete the merger.

CONDUCT OF BUSINESS

    During the period from the date of the merger agreement to the effective time of the merger, each of us must comply with agreements relating to the conduct of our respective businesses, except as otherwise permitted by the merger agreement or as consented to by the other party.

    Each of us has agreed that we will:

    - use our reasonable best efforts to preserve our assets, technology and business organizations in all material respects, and maintain our respective rights and franchises;

    - use our reasonable best efforts to keep available the services of our officers and key employees;

    - use our reasonable best efforts to maintain our existing relationships with customers, suppliers and others having significant business relationships with us; and

    - conduct our business and operations in the ordinary and usual course consistent with past practice.

    The merger agreement prohibits each of us, except as otherwise permitted by the merger agreement or as consented to by the other party, from taking specific actions, including,

    - making any changes in our equity capital structure;

    - purchasing any shares of our capital stock or any options to purchase our capital stock or any securities convertible into our capital stock;

    - declaring any dividend or making any other distribution with respect to shares of our capital stock;

    - amending our organizational documents;

    - issuing shares of our capital stock or options to purchase our capital stock or securities convertible into our capital stock, with specified permitted exceptions, or designating any class or series of capital stock from our authorized but undesignated preferred stock;

    - purchasing capital assets or making capital expenditures, with specified permitted exceptions;

    - purchasing any business or the stock of any corporation, or merging or consolidating with any person;

    - leasing, encumbering or otherwise disposing of our assets, except in the ordinary course of business consistent with past practice;

    - incurring, assuming, or guaranteeing indebtedness for money borrowed, with specified permitted exceptions;

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
    - entering into new benefit plans or programs or severance or employment agreements;

    - granting increases in compensation or benefits of employees, officers or directors, except as required by existing agreements or in the ordinary course of business consistent with past practice;

    - entering into or negotiating collective bargaining agreements, except as required by law;

    - changing or modifying existing accounting methods, principles, or practices, other than as required by generally accepted accounting principles;

    - entering into or adversely modifying material contracts;

    - in the case of Minntech, funding a rabbi trust, paying R. James Danehy a transaction bonus of greater than $5,000, or changing or commencing a new phase pursuant to its 1990 Employee Stock Purchase Plan;

    - paying or satisfying any material claims, with specified permitted exceptions;

    - releasing, granting or transferring rights of material value, other than in the ordinary course of business consistent with past practice;

    - entering into agreements or arrangements with affiliates other than our wholly owned subsidiaries;

    - relinquishing material contractual or other rights or claims, with specified permitted exceptions;

    - knowingly disposing of or permitting to lapse any of our propriety rights or knowingly disclosing to any person who is not our employee, consultant or advisor or otherwise knowingly disposing of trade secrets, processes or knowhow not a matter of public knowledge, with specified permitted exceptions; and

    - taking or omitting to take actions that would be reasonably likely to result in any of the conditions to the merger not being satisfied, or preventing, materially delaying or materially impeding the consummation of the merger, with specified permitted exceptions.

    Each of us has also agreed that we will not, other than in the ordinary course of business consistent with past practice, make any material tax election or settle or compromise any tax liability, and that we will notify each other of any request to extend the time to file any of our tax returns. In addition, Minntech has agreed that it will act to resolve, in as expeditiously a manner as is commercially reasonable, any outstanding issues with respect to state sales, use, franchise or income tax liabilities of Minntech or its subsidiaries; will keep Cantel reasonably informed about the status of any discussions, and, if Cantel so requests, will permit Cantel to participate in any negotiations or meetings with state tax authorities with respect to state sales, use, franchise or income tax liabilities of Minntech or its subsidiaries; and will continue to proceed in a commercially reasonable manner to establish and maintain appropriate systems to permit compliance by Minntech and its subsidiaries with all applicable state sales, use, franchise and income tax laws.

    In addition, we have each agreed to use reasonable best efforts to obtain any third-party consents necessary to consummate the merger, and to notify each other of the failure to obtain any necessary consents.

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ADDITIONAL AGREEMENTS

    BOARD OF DIRECTORS' COVENANT TO RECOMMEND. Minntech has agreed that its board of directors will recommend approval of the merger agreement and the merger by Minntech shareholders and will use its reasonable best efforts to solicit proxies in connection with the Minntech special shareholders meeting in favor of the merger proposal. However, Minntech's board need not recommend approval of the merger agreement and the merger nor need it solicit those proxies if Minntech has received a superior acquisition proposal and the board, in the good faith exercise of its fiduciary duties, determines, after consultation with its outside legal counsel, that it wishes to recommend approval of the superior acquisition proposal. The concept of a "superior acquisition proposal" is explained below under "--No Solicitation."

    Cantel has agreed that its board of directors will recommend approval of the issuance of common stock in the merger by stockholders of Cantel and will use it reasonable best efforts to solicit proxies in connection with the Cantel stockholders meeting in favor of approval of the stock issuance.

    NO SOLICITATION. Minntech may not, and may not permit any of its officers, directors, financial advisors, or other agents or representatives to, take any action to solicit any third-party acquisition offer. In the merger agreement, we define a third-party acquisition offer as any offer to:

    - acquire any shares of capital stock of Minntech or its subsidiaries;

    - merge or consolidate with Minntech or any of its subsidiaries; or

    - otherwise acquire, except to the extent not prohibited by the merger agreement, any significant portion of the assets of Minntech and its subsidiaries, taken as whole.

    If Minntech receives a third-party acquisition offer from any person or group that is an offer to acquire, by tender offer, merger, acquisition of assets or otherwise, 40% or more of the outstanding shares of Minntech or assets of Minntech, then, except to the extent the Minntech board of directors otherwise determines in the good faith exercise of its fiduciary duties after consulting with outside legal counsel, Minntech may not, and may not permit any of its officers, directors, financial advisors, or other agents or representatives to, directly or indirectly:

    - engage in discussions or negotiations concerning the offer;

    - disclose financial information, or any confidential or proprietary trade or business information, relating to it;

    - afford access to its properties, books or records; or

    - otherwise cooperate in any way with any person or group that it has reason to believe is considering a third-party acquisition offer.

    In any event, before Minntech can furnish non-public information or access to such an offeror, Minntech must have received from the offeror an executed confidentiality and standstill agreement that is no less favorable to Minntech than the Confidentiality Agreement dated November 7, 2000 between Minntech and Cantel and Minntech must provide to Cantel all information provided to the offeror on a substantially concurrent basis. In addition, before Minntech can enter into discussions with such an offeror, the Minntech board must have determined in good faith, after consulting with its outside legal counsel and financial advisor, that the offer is reasonably likely to be more favorable to Minntech's shareholders than the merger with Cantel and that financing, to the extent required, is committed or, in the good faith judgment of Minntech's board, is reasonably capable of being obtained by the offeror. We sometimes refer to a third-party acquisition offer that meets this requirement as a "superior acquisition proposal."

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    Minntech has also agreed to advise Cantel promptly of any third-party acquisition offer or any inquiry or request for information that Minntech reasonably believes could lead to or contemplates a third-party acquisition offer and the terms and conditions thereof, although Minntech is not required to disclose the identity of the person making the offer, request or inquiry. Minntech is required to keep Cantel informed in all material respects of the status and details of any third-party acquisition offer.

    Minntech has also agreed not to release any party from, or waive any provision of, any standstill agreement or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a third-party acquisition offer, unless its board of directors determines in good faith, after consultation with its outside legal counsel, that the action is necessary for it to comply with its fiduciary duties under Minnesota law. Minntech is not required to refuse a request from any person who has signed a standstill agreement to make a third-party acquisition offer to the Chief Executive Officer or the board of directors of Minntech if the board of directors determines in good faith, after consultation with its outside legal counsel, that the action is necessary for it to comply with its fiduciary duties under Minnesota law.

    EMPLOYEE PLANS AND BENEFIT ARRANGEMENTS. Cantel has agreed that, from the effective time of the merger through December 31, 2001, the surviving company will maintain benefits under Minntech's welfare plans and profit sharing and retirement plan (other than benefits attributable to Minntech's common stock fund and discretionary company profit sharing contributions) that are, in the aggregate, for those employees of Minntech who were active full-time employees immediately before the merger and continue to be so after the merger, no less favorable than the benefits provided by Minntech immediately before the merger. Cantel has agreed, for the period from January 1 through December 31, 2002, either (1) to maintain benefits meeting the standards described in the preceding sentence or (2) to provide welfare benefits and defined contribution plan benefits that are, in the aggregate, no less favorable than those provided to similarly situated employees of Cantel's MediVators subsidiary. The selection between clauses (1) and (2) is to be made in the sole discretion of Cantel.

    Cantel has also agreed that, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full time by Minntech or its subsidiaries before the merger, all active Minntech employees employed full time by Cantel or its subsidiaries after the merger will receive credit for all pre-merger service with Minntech or any subsidiary under any compensation, severance, welfare, pension, benefit, or savings plan of the surviving company, Cantel, or any of its subsidiaries.

    INDEMNIFICATION AND INSURANCE. Cantel has agreed that all rights to indemnification, expense advancements, and exculpation existing in favor of present or former directors, officers or employees of Minntech or any of its subsidiaries under the charter, bylaws, or similar organizational documents of Minntech or any of its subsidiaries or by law as in effect on the date of the merger agreement will continue in effect for a period of six years after the effective time of the merger. Cantel has also agreed, for six years following the merger, to cause the surviving company to maintain in effect either:

    - the current policy of directors' and officers' liability insurance maintained by Minntech with respect to claims arising from facts or events that occurred at or before the merger; or

    - a run-off policy or endorsement with respect to the current policy maintained by Minntech for claims asserted within six years after the merger arising from facts or events that occurred at or before the merger.

    However, if the amount of the insurance coverage required to maintain the current Minntech policy exceeds 200% of the amount currently expended by Minntech for that insurance coverage, Cantel is required to maintain or provide only the most advantageous policies obtainable for an annual premium equal to no more than 200% of the amount currently expended by Minntech for that insurance coverage. In each case the policy will name as insureds all present and former directors and officers of Minntech or its subsidiaries.

    MANAGEMENT AGREEMENTS. Cantel has agreed to assume and perform, in the same manner and to the same extent that Minntech would be required to perform if the merger had not taken place, the obligations of Minntech under specific management agreements. We have summarized the material provisions of these management agreements in the section entitled "The Merger--Interests of Directors and Executive Officers of Minntech in the Merger--Management Agreements."

    SATISFACTION OF CONDITIONS TO THE MERGER; NOTIFICATION. Each of us has agreed to use our reasonable best efforts to take all actions necessary or advisable under applicable laws and regulations to complete the merger, including using reasonable best efforts to cause the conditions precedent set forth under "--Conditions to the Completion of the Merger" below to be satisfied.

    LISTING OF CANTEL COMMON STOCK. Cantel is required to prepare and submit a listing application with respect to the shares of Cantel common stock to be issued in connection with the merger and to use reasonable best efforts to obtain approval for the listing of those shares of Cantel common stock on the Nasdaq National Market System.

    GOVERNANCE. Cantel has agreed that, following the merger, it will nominate and use its reasonable best efforts to cause the election of Dr. Fred Shapiro as a member of the board of directors of Cantel.

EXPENSES

    Whether or not the merger is completed, Minntech and Cantel will each pay its own costs and expenses incurred in connection with the merger agreement and the merger, except:

    - expenses (excluding legal, accounting and other advisors' fees and expenses) incurred in connection with the filing and printing of the registration statement and the mailing of this joint proxy statement/prospectus will be shared equally by Minntech and Cantel; and

    - as otherwise provided by the termination provisions of the merger agreement, which are described below.

CONDITIONS TO THE COMPLETION OF THE MERGER

    We are required to complete the merger only if the following conditions are met:

    - the Minntech shareholders have approved the merger agreement and the merger and the Cantel stockholders have approved the issuance of Cantel common stock in the merger;

    - the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part is effective under the Securities Act;

    - the shares of Cantel common stock to be issued in the merger are authorized for listing on Nasdaq National Marketing System, subject to official notice of issuance;

    - there is no pending litigation or administrative proceeding by any governmental, regulatory or administrative entity requesting an injunction, writ, order, judgment, or decree that is reasonably likely to result in an order that restrains or prohibits the completion of the merger or would have a material adverse effect on the combined company if the merger is completed; and

    - there is no injunction, writ, order, judgment, or decree directing that any of the transactions contemplated by the merger agreement not be completed.

    The conditions described above may be waived by both Cantel and Minntech together, to the extent permitted under applicable law.

    In addition, the obligations of each party to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

    - the representations and warranties of the other party contained in the merger agreement, being read as though none of them contains any material adverse effect or materiality qualifier, are true and correct both as of the date of the merger agreement and immediately before the merger as if made on the date of the merger except to the extent any inaccuracy in any representation or warranty, individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on the other party;

    - all obligations and agreements required to be performed and complied with by the other party on or before the date of the merger have been performed and complied with in all material respects; and

    - neither the other party nor any of its subsidiaries having, since the date of the merger agreement, suffered any business interruption, damage or destruction of its properties, or other event that would be reasonably likely to have a material adverse effect on that party and its subsidiaries, taken as a whole.

    These conditions may be waived by either Cantel or Minntech, as applicable.


    For purposes of the merger agreement, a material adverse effect means, with respect to Minntech or Cantel, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its subsidiaries taken as a whole, or on that party's ability to complete the merger, other than any such effect resulting from (1) any change, event, occurrence, or condition generally applicable to the industry in which the party and its subsidiaries operate, (2) general economic or market conditions, or
(3) the public announcement of the merger agreement.


TERMINATION

    We may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of both companies have approved it. In addition, either of us may terminate the merger agreement if:

    - the merger has not been completed by November 15, 2001, provided that the failure to complete the merger is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

    - any of the conditions set forth above in the first paragraph of the section entitled "--Conditions to the Completion of the Merger" become impossible to fulfill on or before November 15, 2001, provided that the condition has not been waived pursuant to the merger agreement and that the failure to fulfill the condition is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

    - any of the conditions set forth above in the second paragraph of the section entitled "--Conditions to the Completion of the Merger" become, with respect to the other party, impossible to fulfill on or before November 15, 2001, provided that the condition has not been waived pursuant to the merger agreement and that the failure to fulfill the condition is not due to the terminating party's failure to comply in all material respects with its obligations under the merger agreement;

    - the shareholders of either party fail to approve the shareholder proposal relating to the transaction on which they are voting; or

    - the other company's board of directors withdraws or adversely modifies its recommendation that its shareholders vote in favor of the proposal required to complete the merger.

    Minntech may terminate the merger agreement if, at any time before the Minntech special shareholders meeting, the board of directors of Minntech approves a transaction other than the merger that it determines in good faith, after consultation with its outside legal counsel and financial advisor, is reasonably likely to be more favorable to the Minntech shareholders and for which financing is committed or reasonably likely to be obtained. However, before terminating the agreement:


    - Minntech must have complied with the provisions relating to not soliciting alternative proposals to acquire Minntech discussed under "--Additional Agreements--No Solicitation" above;

    - the Minntech board of directors must have determined in good faith, after consultation with its outside legal counsel and financial advisor, that consideration of the alternative transaction and termination of the merger agreement is necessary for the board of directors to comply with its fiduciary duties under Minnesota law; and

    - Minntech must have provided Cantel with five business days' prior notice of its intention to enter into an alternative transaction, during which time Cantel may make any adjustments to the terms and conditions of the merger agreement as would enable Minntech to proceed with the merger.

    The notice of termination will not be effective if Cantel submits to Minntech, within this five-day period, a legally binding offer to enter an amendment to the merger agreement within the five-day period unless the Minntech board of directors determines in good faith, after consultation with its advisors, that Cantel's proposed amendment is not as favorable to Minntech's shareholders as the alternative transaction.

    Minntech may also terminate the merger agreement if the average trading price of Cantel common stock during the period of seven consecutive trading days ending on the sixth trading day before the date of the Minntech shareholders meeting is less than $13.24. However,

    - Minntech must give Cantel written notice of its intention to terminate within two business days after the end of the measurement period; and

    - within the earlier of (1) three business days following Cantel's receipt of Minntech's notice of termination and (2) 5:00 p.m. on the day immediately preceding the Minntech shareholders meeting, Cantel will have the option of providing written notice to Minntech that it will irrevocably increase the merger consideration to ensure that Minntech shareholders receive $10.00 in value, based on the Cantel average trading price during the measurement period, by adding to the merger consideration an amount--in cash or Cantel common stock, or a combination of both--equal to the excess of $10.00 over the merger consideration payable without such increase. If Cantel elects to adjust the merger consideration as described in this paragraph, then the merger agreement will not terminate.

    TERMINATION FEE AND EXPENSES. Minntech has agreed that it will pay Cantel a $2.25 million termination fee and reimburse up to $750,000 of Cantel's out-of-pocket expenses incurred in connection with the merger agreement if:

    - Cantel terminates the agreement as a result of the Minntech board of directors having withdrawn or adversely modified its recommendation of approval of the merger agreement and the merger;

    - Minntech terminates the merger agreement in order to enter into an alternative transaction under the circumstances described in the third paragraph under "--Termination" above; or

    - if the following conditions occur:

       - an alternative transaction is proposed to Minntech and becomes publicly known,

       - either party terminates the merger agreement as a result of the merger not having been completed by November 15, 2001, conditions to the consummation of the merger becoming impossible to fulfill on or before November 15, 2001, or the shareholders of Minntech having failed to approve the merger agreement and the merger; and

       - within 12 months after termination, Minntech completes or enters into an agreement with respect to a third-party acquisition.

    A third-party acquisition is defined in the merger agreement as:

       - a transaction in which any third party acquires at least 40% of the outstanding shares of Minntech common stock, either by tender offer, exchange offer, or otherwise;

       - a merger or other business combination in which shareholders other than shareholders of Minntech own at least 40% of the surviving entity immediately after the merger; or

       - any transaction in which a third party acquires assets of Minntech having a fair market value equal to at least 40% of all of the assets of Minntech and its subsidiaries, taken as a whole.

AMENDMENTS

    We may amend the merger agreement at any time before the merger. However, after the Minntech special shareholders meeting, the amount and form of consideration to be received by Minntech shareholders may not be decreased or altered from that provided in the merger agreement without the approval of the Minntech shareholders.

                              THE VOTING AGREEMENT

GENERAL

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE VOTING AGREEMENT. THE COMPLETE TEXT OF THE VOTING AGREEMENT IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. WE ENCOURAGE YOU TO READ THE VOTING AGREEMENT IN ITS ENTIRETY.

VOTING AGREEMENT


    As an inducement to Minntech to enter into the merger agreement, nine Cantel stockholders, including four directors and officers of Cantel, have entered into a voting agreement with Minntech under which they have agreed to vote all of the shares of Cantel common stock owned by them in favor of the issuance of Cantel common stock in connection with the merger. These Cantel stockholders own a total of 1,692,405 shares of Cantel common stock, representing approximately 37.1% of the Cantel common stock outstanding as of July 24, 2001.


    The nine Cantel stockholders party to the voting agreement are Charles M. Diker, Chairman of the Board of Cantel; Alan J. Hirschfield, Vice Chairman of the Board of Cantel; James P. Reilly, President and CEO and a director of Cantel; Bruce Slovin, a director of Cantel; Valerie T. Diker, the spouse of Charles M. Diker; Ann M. Reilly, the spouse of James P. Reilly; and Trusts for Patricia Helen Diker, Mark Norman Diker, and Bruce Daniel Diker, the children of Charles M. and Valerie T. Diker.

    Each of these Cantel stockholders has agreed that, during the term of the voting agreement, at each meeting of Cantel's stockholders convened to consider and vote upon the issuance of Cantel common stock pursuant to the merger agreement, the stockholder will vote, to the extent not voted by the person or persons appointed under the proxy granted pursuant to the voting agreement, all shares of Cantel common stock owned of record by such stockholder at the record date in favor of the issuance of Cantel common stock to the stockholders of Minntech pursuant to the merger agreement. These Cantel stockholders have also agreed not to transfer or encumber any of the Cantel shares owned by them unless they give Minntech prior written notice and the intended transferee agrees in writing to be bound by the voting agreement.

    Pursuant to the voting agreement, each of these Cantel stockholders granted an irrevocable proxy, dated as of May 30, 2001, to William Hope, Chairman of Minntech, and Barbara A. Wrigley, Executive Vice President of Minntech, to vote, at any time before the termination of the voting agreement, all shares of Cantel common stock owned by the stockholder in accordance with the voting agreement.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma condensed consolidated financial information gives effect to the merger using the purchase method of accounting. This presentation assumes the issuance of approximately 1,863,000 shares of Cantel common stock in connection with the merger. The Unaudited Pro Forma Condensed Consolidated Statements of Income are prepared as if we completed the merger on the first day of the year ended July 31, 2000, the earliest period presented, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet was prepared as if we completed the merger on April 30, 2001.

    The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements explain the assumptions and adjustments used in preparing the financial information, and do not reflect cost savings from operating efficiencies or other improvements we may achieve by combining our companies.

    Cantel and Minntech are providing this financial information for illustration purposes only. It does not necessarily indicate what the operating results and financial position of the combined company might have been had the merger been completed at the beginning of the earliest period presented, nor does it necessarily indicate what the combined company's operating results and financial position will be following the merger.

    The accompanying unaudited pro forma financial information should be read in conjunction with:

    - the audited consolidated financial statements and other financial information included in Cantel's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, including the notes to those financial statements;

    - the unaudited consolidated financial statements included in Cantel's Quarterly Report on Form 10-Q for the quarter ended April 30, 2001, including the notes to those financial statements; and

    - the audited consolidated financial statements and other financial information included in Minntech's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, including the notes to those financial statements.


    See "Where You Can Find More Information" beginning on page 118.

                              CANTEL MEDICAL CORP.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 2001

                                                                       PRO FORMA

ADJUSTMENTS
                                                   HISTORICAL        GIVING
EFFECT
                                               -------------------      TO THE
           PRO FORMA
                                                CANTEL    MINNTECH      MERGER
        CONSOLIDATED (L)
                                               --------   --------
-------------       ----------------
                                                                 (AMOUNTS IN
THOUSANDS)
                                                 ASSETS
Current assets:
  Cash and cash equivalents..................  $ 3,817    $15,344       $
(6,880)(C)         $ 12,281
  Available-for-sale securities                    897         --
(897)(D)               --
  Accounts receivable, net...................    8,922     13,333             --
              22,255
  Inventories................................    8,769     11,246            900
(D)           20,915
  Prepaid expenses and other current
    assets...................................      559      3,131             --
               3,690
                                               -------    -------       --------
            --------
Total current assets.........................   22,964     43,054
(6,877)              59,141
Property and equipment, net..................      911     17,410          4,000
(D)           22,321
Intangible assets............................      643        430          6,070
(D)            7,143
Goodwill.....................................      593        390         14,343
(D)           15,326
Other assets.................................    2,095      1,728             --
(D)            3,823
                                               -------    -------       --------
            --------
                                               $27,206    $63,012       $ 17,536
            $107,754
                                               =======    =======       ========
            ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt..........  $    --    $    --       $  2,000
(B)         $  2,000
  Accounts payable...........................    2,889      3,717             --
               6,606
  Accrued expenses...........................    2,826      4,808          7,600
(D)           15,234
  Income taxes...............................    1,317        271             --
               1,588
                                               -------    -------       --------
            --------
Total current liabilities....................    7,032      8,796          9,600
              25,428
Long-term debt...............................       --         --         32,808
(B)           32,808
Other long-term liabilities..................       94        795            600
(D)            1,489
Stockholders' equity:
  Preferred Stock............................       --         --             --
                  --
  Common Stock...............................      466        334
(148)(A)(D)           652
  Additional capital.........................   19,887     12,084         15,679
(A)(D)        47,650
  Retained earnings..........................    3,099     42,361
(42,361)(D)            3,099
  Accumulated other comprehensive loss.......   (2,352)    (1,358)         1,358
(D)           (2,352)
  Treasury Stock, at cost....................   (1,020)
              (1,020)
                                               -------    -------       --------
            --------
Total stockholders' equity...................   20,080     53,421
(25,472)              48,029
                                               -------    -------       --------
            --------
                                               $27,206    $63,012       $ 17,536
            $107,754
                                               =======    =======       ========
            ========

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                              CANTEL MEDICAL CORP.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                        FOR THE YEAR ENDED JULY 31, 2000

                                                                           PRO
FORMA

ADJUSTMENTS
                                                     HISTORICAL          GIVING
EFFECT
                                               -----------------------      TO
THE          PRO FORMA
                                               CANTEL(J)   MINNTECH(K)
MERGER(E)     CONSOLIDATED(M)
                                               ---------   -----------
-------------   ---------------
                                                     (AMOUNTS IN THOUSANDS,
EXCEPT PER SHARE DATA)
Net sales....................................   $40,988      $75,256       $
 --        $116,244
Cost of sales................................    24,747       45,468
900 (F)      71,115
                                                -------      -------
---------        --------
Gross profit.................................    16,241       29,788
(900)         45,129
Operating expenses:
  Selling....................................     5,721        9,208
 --          14,929
  General and administrative.................     4,543       10,037
1,027 (G)      15,607
  Research and development...................       836        4,277
 --           5,113
                                                -------      -------
---------        --------
Total operating expenses.....................    11,100       23,522
1,027          35,649
                                                -------      -------
---------        --------

Income from continuing operations before
  interest, other income and income taxes....     5,141        6,266
(1,927)          9,480

Interest expense (income), net...............       225         (423)
4,090 (H)       3,892
Other income.................................        --         (271)
 --            (271)
                                                -------      -------
---------        --------

Income from continuing operations before
  income taxes...............................     4,916        6,960
(6,017)          5,859
Income taxes.................................     2,085        2,247
(2,125)(I)       2,207
                                                -------      -------
---------        --------
Income from continuing operations............   $ 2,831      $ 4,713       $
(3,892)       $  3,652
                                                =======      =======
=========        ========

Earnings from continuing operations per
  common share:
  Basic......................................   $  0.64
           $   0.58 (O)
                                                =======
           ========
  Diluted....................................   $  0.63
           $   0.58 (O)
                                                =======
           ========
Weighted average common shares:
  Basic......................................     4,412
1,863 (A)       6,275
  Diluted....................................     4,479
1,863 (A)       6,342

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                              CANTEL MEDICAL CORP.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                    FOR THE NINE MONTHS ENDED APRIL 30, 2001

                                                                         PRO
FORMA

ADJUSTMENTS
                                                     HISTORICAL        GIVING
EFFECT
                                                --------------------      TO THE
               PRO FORMA
                                                CANTEL(J)   MINNTECH
MERGER(E)           CONSOLIDATED(L)
                                                ---------   --------
-------------         ---------------
                                                       (AMOUNTS IN THOUSANDS,
EXCEPT PER SHARE DATA)
Net sales.....................................   $34,119    $58,980       $
--                $93,099
Cost of sales.................................    20,147     37,693
--                 57,840
                                                 -------    -------
-------                -------
Gross profit..................................    13,972     21,287
--                 35,259
Operating expenses:
  Selling.....................................     4,587      6,960
--                 11,547
  General and administrative..................     3,948      8,969
868 (G)             13,785
  Research and development....................       703      2,651
--                  3,354
                                                 -------    -------
-------                -------
Total operating expenses......................     9,238     18,580
868                 28,686
                                                 -------    -------
-------                -------

Income from continuing operations before
  interest, other income and income taxes          4,734      2,707
(868)                 6,573

Interest expense (income), net................        (7)      (741)
2,890 (H)              2,142
Other (income) expense........................        (7)        52
--                     45
                                                 -------    -------
-------                -------

Income from continuing operations before
  income taxes................................     4,748      3,396
(3,758)                 4,386
Income taxes..................................     1,970      1,058
(1,347)(I)              1,681
                                                 -------    -------
-------                -------

Income from continuing operations.............   $ 2,778    $ 2,338
$(2,411)               $ 2,705(O)
                                                 =======    =======
=======                =======

Earnings from continuing operations per common
  share:
    Basic.....................................   $  0.62
                $  0.43(N)(O)
                                                 =======
    Diluted...................................   $  0.58
                $  0.41(N)(O)
                                                 =======
Weighted average common shares:
    Basic.....................................     4,451
1,863 (A)              6,314
    Diluted...................................     4,802
1,863 (A)              6,665

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                              CANTEL MEDICAL CORP.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                    FOR THE NINE MONTHS ENDED APRIL 30, 2000

                                                                          PRO
FORMA

ADJUSTMENTS
                                                     HISTORICAL         GIVING
EFFECT
                                               ----------------------      TO
THE          PRO FORMA
                                               CANTEL(J)    MINNTECH
MERGER(E)     CONSOLIDATED(L)
                                               ---------   ----------
-------------   ---------------
                                                    (AMOUNTS IN THOUSANDS,
EXCEPT PER SHARE DATA)
Net sales....................................   $28,977     $57,651       $
          $ 86,628
Cost of sales................................    17,705      33,846
900 (F)      52,451
                                                -------     -------
---------        --------
Gross profit.................................    11,272      23,805
(900)         34,177

Operating expenses:
  Selling....................................     4,109       6,750
--          10,859
  General and administrative.................     3,308       7,281
710 (G)      11,299
  Research and development...................       554       3,263
--           3,817
                                                -------     -------
---------        --------
Total operating expenses.....................     7,971      17,294
710          25,975
                                                -------     -------
---------        --------

Income from continuing operations before
  interest,
  other income and income taxes..............     3,301       6,511
(1,610)          8,202

Interest expense (income), net...............       194        (315)
3,211 (H)       3,090
Other income.................................        --        (223)
--            (223)
                                                -------     -------
---------        --------

Income from continuing operations before
  income
  taxes......................................     3,107       7,049
(4,821)          5,335
Income taxes.................................     1,420       2,276
(1,698)(I)       1,998
                                                -------     -------
---------        --------
Income from continuing operations............   $ 1,687     $ 4,773       $
(3,123)       $  3,337
                                                =======     =======
=========        ========

Earnings from continuing operations per
  common share:..............................
  Basic......................................   $  0.38
          $   0.53 (O)
                                                =======
          ========
  Diluted....................................   $  0.38
          $   0.53 (O)
                                                =======
          ========
Weighted average common shares:
  Basic......................................     4,411
1,863 (A)       6,274
  Diluted....................................     4,474
1,863 (A)       6,337

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    (A) To reflect 1,863,063 shares of Cantel common stock issued to Minntech shareholders. For purposes of determining the number of new shares of Cantel common stock issued by Cantel in the merger, we assumed an exchange ratio of .2833 shares of Cantel common stock for each outstanding share of Minntech common stock, resulting in 1,863,063 shares being issued. This is the maximum number of shares that will be issued in the merger, assuming no options to purchase Minntech common stock are exercised between the date of this joint proxy/ registration statement and the closing of the merger. If Cantel issued the minimum number of shares, or 967,372, the exchange ratio would be .1471 shares of Cantel common stock for each outstanding share of Minntech common stock.

    (B) To record the bank financed portion of the $6.25 per-share cash consideration given to Minntech shareholders for each outstanding share of Minntech common stock. The portion of the debt anticipated to comprise a term loan due within one year of the effective date of the merger has been classified as a current liability.

    (C) To reflect the use of existing cash to fund a portion of the cash consideration given to Minntech shareholders as well as the cash-out of in-the-money stock options held by Minntech option holders as required by the merger agreement.

    (D) To reflect the preliminary allocation of the purchase price to the net assets of Minntech acquired in the transaction based upon the estimated fair values of the tangible and intangible assets acquired and the liabilities assumed, and to further record the remaining excess purchase price as goodwill. The purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information are preliminary and have been estimated solely for purposes of developing the unaudited pro forma financial information. Further, with respect to certain state sales and use tax exposures for which Minntech has recorded an estimated liability of $2,021,000 at March 31, 2001, Cantel will evaluate this contingency after the closing of the merger, and reflect any change to the liability balance as an adjustment of the preliminary purchase price allocation. Cantel has undertaken a study to determine the value of Minntech's net assets and will make appropriate adjustments to the preliminary purchase price allocation upon completion of the study. For purposes of these pro forma financial statements, the purchase price of $78,134,000 (including cash of $41,688,000, Cantel common stock of $27,949,000, Cantel's existing investment in Minntech of $897,000, and transaction costs, including severance obligations, of $7,600,000) and its preliminary allocation are as follows:

Cash and cash equivalents...................................  $15,344,000
Accounts receivable, net....................................   13,333,000
Inventories.................................................   12,146,000
Prepaids and other current assets...........................    3,131,000
Property and equipment, net.................................   21,410,000
Intangible assets...........................................    6,500,000
Other assets................................................    1,728,000
Accounts payable............................................   (3,717,000)
Other accrued expenses......................................   (4,808,000)
Income taxes................................................     (271,000)
Other liabilities...........................................   (1,395,000)
                                                              -----------
  Total allocated purchase price............................   63,401,000
  Total purchase price......................................   78,134,000
                                                              -----------
Excess purchase price assigned to goodwill..................  $14,733,000
                                                              ===========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        The principal purchase accounting adjustments to the historical Minntech net assets include: (i) increases to the carrying value of inventories of $900,000 and fixed assets of $4,000,000 and (ii) an allocation of $6,500,000 for intangible assets for customer lists and proprietary technology. Additionally, a net deferred tax liability of $600,000 has been recorded, reflecting a $4,600,000 liability for the difference in the financial and tax bases of the increases in carrying values of Minntech's inventories and fixed assets and the amounts allocated to intangible assets, partially offset by the reduction of $4,000,000 of Cantel's valuation allowance for net operating loss carryforwards, based upon an assessment of the combined company's expected future results of operations. In connection with this purchase accounting, all existing Minntech stockholders' equity has been eliminated and Cantel's existing investment in Minntech (included in Cantel's available-for-sale securities) has been eliminated.

    (E) The Unaudited Pro Forma Condensed Consolidated Statements of Income do not include the anticipated direct costs associated with the merger.

    (F) To reflect the increase in cost of sales related to the step-up in the cost basis of Minntech's inventories.


    (G) To reflect amortization of intangible assets and depreciation of fixed assets based upon preliminary estimates of the fair values of such assets using estimated useful lives of seven years for all such assets. The merger will close after July 1, 2001. Therefore, in accordance with the provisions of the newly issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, no amortization expense for the goodwill generated as a result of the merger has been reflected in the accompanying unaudited pro forma consolidated statements of income for any of the periods presented. For information purposes, pro forma goodwill amortization expense for the fiscal year ended July 31, 2000 would have been $737,000, using an estimated useful life of 20 years ($552,000 for each of the nine-month periods ended April 30, 2001 and 2000).


    (H) To reflect interest expense on the bank financed portion of the cash consideration paid in the merger at an effective interest rate of 9% per annum.

    (I) To record the income tax effects of the pro forma income statement adjustments.

    (J) Excluded from the Unaudited Pro Forma Condensed Consolidated Statement of Income were the results of Cantel's Consumer Products business which is treated as a discontinued operation. Cantel reported a loss from the discontinued business of $147,000 for fiscal year 2000, income from the discontinued business of $225,000 for the nine months ended April 30, 2001 and a loss from the discontinued business of $33,000 for the nine months ended April 30, 2000.


    (K) Excluded from the Unaudited Pro Forma Condensed Consolidated Statement of Income for fiscal 2000 was a charge for the cumulative effect of an accounting change of $136,000 (net of $83,000 in taxes) related to changes in certain revenue recognition policies of Minntech.


    (L) In order to effect the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2001, (Cantel quarter-end), the balance sheet of Cantel as of April 30, 2001 was consolidated with the balance sheet of Minntech as of March 31, 2001. In order to effect the Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine month periods ended April 30, 2001 and 2000 (Cantel quarter-end), the operating results of Cantel for the nine months ended April 30, 2001 and 2000 were consolidated with the operating results of Minntech for the nine months ended March 31, 2001 and 2000, respectively.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


    (M) In order to effect the Unaudited Pro Forma Condensed Consolidated Statement of Income for the fiscal year ended July 31, 2000 (Cantel year-end), the operating results for Cantel for the twelve months ended July 31, 2000 were consolidated with the operating results for Minntech for the twelve months ended June 30, 2000.



    (N) Minntech's results of operations for the nine months ended April 30, 2001 included charges of approximately $1,540,000 for sales and use taxes and approximately $300,000 in legal and consulting expenses associated with the merger. These charges, which aggregate approximately $1,840,000, are included within general and administrative expenses. Without these charges and the related income taxes, pro forma consolidated income from continuing operations for the nine months ended April 30, 2001 would have been approximately $3,800,000, and pro forma consolidated basic and diluted earnings per share would have been $0.60 and $0.57, respectively.


    (O) If the minimum number of shares of Cantel stock were issued in the merger--that is, 967,732 shares--pro forma consolidated basic and diluted earnings per share would have been $0.68 and $0.67, respectively, for fiscal 2000 and $0.62 and $0.61, respectively, for the nine months ended April 30, 2000. For the nine months ended April 30, 2001, if the minimum number of shares of Cantel stock were issued in the merger and the charges for Minntech described in footnote (N) above were excluded, pro forma consolidated basic and diluted earnings per share would have been $0.70 and $0.66, respectively.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

MARKET PRICES AND DIVIDENDS

    Cantel common stock is listed on the Nasdaq National Market System under the symbol "CNTL." Minntech common stock is listed on the Nasdaq National Market System under the symbol "MNTX."

    The table below sets forth, for the calendar periods indicated, the high and low sale prices of Minntech common stock and Cantel common stock as reported on the Nasdaq National Market System, in each case based on published financial sources. Minntech paid an annual cash dividend of $.10 per share on its common stock in the 1999 and 2000 calendar years. Cantel does not pay dividends on its common stock.


                                                  CANTEL COMMON STOCK   MINNTECH
COMMON STOCK
                                                  -------------------
---------------------
                                                    HIGH       LOW        HIGH
      LOW
                                                  --------   --------
---------   ---------
1999:
First Quarter...................................   $ 7.25     $ 5.50     $15.75
    $10.13
Second Quarter..................................   $ 6.63     $ 5.00     $16.94
    $10.75
Third Quarter...................................   $ 6.00     $ 3.63     $14.94
    $ 9.38
Fourth Quarter..................................   $ 5.38     $ 4.00     $11.00
    $ 8.50

2000:
First Quarter...................................   $ 6.88     $ 4.63     $10.63
    $ 6.63
Second Quarter..................................   $ 7.00     $ 5.13     $ 8.50
    $ 6.00
Third Quarter...................................   $10.06     $ 6.00     $ 8.25
    $ 5.56
Fourth Quarter..................................   $11.25     $ 7.50     $ 7.44
    $ 5.63

2001:
First Quarter...................................   $19.94     $10.50     $ 8.75
    $ 6.19
Second Quarter..................................   $30.00     $13.25     $10.13
    $ 8.38
Third Quarter (through July 27, 2001)...........   $28.00     $23.03     $10.15
    $ 9.44



    On May 17, 2001, the last trading day before Minntech publicly announced that it was in merger negotiations and that a price of $10.50 was being discussed, the closing prices of Cantel common stock and of Minntech common stock as reported on the Nasdaq National Market System were $24.00 and $8.55 per share, respectively. On May 30, 2001, the last trading day before the public announcement of the execution of the merger agreement, the closing prices of Cantel common stock and of Minntech common stock as reported on the Nasdaq National Market System were $23.00 and $8.59 per share, respectively. On
July 27, 2001, the last trading date before the date of this joint proxy statement/ prospectus, the closing prices of Cantel common stock and of Minntech common stock as reported on the Nasdaq National Market System were $23.30 and $10.10 per share, respectively. Shareholders should obtain current market quotations before making any decision with respect to the merger.


POST-MERGER DIVIDEND POLICY

    Cantel has never declared or paid any cash dividends on its common stock and does not anticipate declaring or paying dividends on its common stock in the foreseeable future.

                                 THE COMPANIES

CANTEL

    This joint proxy statement/prospectus is accompanied by a copy of Cantel's Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and a copy of Cantel's Quarterly Report on Form 10-Q for the quarter ended April 30, 2001, both of which are attached hereto as Annex G and Annex H, respectively. Such documents contain detailed financial and other information about Cantel and are hereby incorporated by reference in this joint proxy statement/prospectus.

    Cantel is a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical and scientific equipment. Through its wholly owned United States subsidiary, MediVators, Inc., Cantel serves customers worldwide by designing, developing, manufacturing, marketing and distributing innovative products for the infection prevention and control industry. Through Cantel's wholly owned Canadian subsidiary, the Carsen Group, Inc., Cantel markets and distributes medical equipment, including flexible and rigid endoscopes, precision instruments, including microscopes and high performance image analysis hardware and software, and industrial equipment, including remote visual inspection devices. Cantel's subsidiaries also provide technical maintenance service for their own products, as well as for certain competitors' products.

    The medical and infection control products distributed by Carsen Group consist of medical equipment, including flexible and rigid endoscopes, endoscope disinfection equipment, surgical equipment and related accessories. The infection control products manufactured and distributed by MediVators consist of endoscope disinfection equipment and related accessories and supplies. The scientific products distributed by Carsen Group consist of precision instruments, including microscopes and related accessories, certain laboratory equipment and related accessories and image analysis software and hardware; and industrial technology equipment, including borescopes, fiberscopes, video image scopes and related accessories.

MINNTECH

    This joint proxy statement/prospectus is accompanied by a copy of Minntech's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, which is attached hereto as Annex I. That report contains detailed financial and other information about Minntech and is incorporated by reference in this joint proxy statement/prospectus.

    Minntech is a provider of products and services for the dialysis, medical device reprocessing, and filtration and separation markets. Its product portfolio and business strategies focus on the strengths of its advanced proprietary technologies in hollow fibers, automated disinfection and sterilization systems, and sterilants. Minntech's products are used in kidney dialysis, open-heart surgery, endoscopy, and in the preparation of pure water for medical, industrial, and laboratory uses. Minntech's principal products include the Renatron-Registered Trademark- II Automated Dialyzer Reprocessing System, the Renalog-Registered Trademark- II Data Management System, and Renalin-Registered Trademark- Cold Sterilant. The company was founded in 1974, has been publicly held since 1983, and employs approximately 400 people.

                      DESCRIPTION OF CANTEL CAPITAL STOCK


    Cantel is authorized to issue 12,000,000 shares of common stock, par value $.10 per share and 1,000,0000 shares of preferred stock, par value $1.00 per share. As of July 24, 2001, 4,559,276 shares of Cantel common stock and no shares of Cantel preferred stock were outstanding.


COMMON STOCK

    The holders of Cantel common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting on the election of directors can elect all of the directors. The holders of Cantel common stock are entitled to receive dividends when, as and if declared by the board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of Cantel, the holders of Cantel common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Cantel common stock. Holders of shares of Cantel common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Cantel common stock. All of the outstanding shares of Cantel common stock are fully paid and nonassessable.

PREFERRED STOCK

    Cantel is authorized to issue 1,000,000 shares of preferred stock, par value $1.00 per share, with those designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Cantel common stock. In the event of issuance, the shares of preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Cantel. Cantel has no present intention to issue any shares of its preferred stock.

                               DISSENTERS' RIGHTS

CANTEL STOCKHOLDERS

    Under Delaware law, Cantel's stockholders will not have any appraisal or dissenters' rights in connection with the merger.

MINNTECH SHAREHOLDERS


    If the merger is completed, holders of Minntech common stock on July 24, 2001 who did not vote in favor of the merger agreement will have the right to dissent from the merger and to obtain payment for the "fair value" of their Minntech shares, plus interest, in accordance with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. The term "fair value" means the value of the shares of common stock immediately before the effective date of the merger and the term "interest" means interest commencing five days after the effective date of the merger up to and including the date of payment at the rate provided by Minnesota law for interest on verdicts and judgments, currently six percent per year.


    ANY MINNTECH SHAREHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT, PARTICULARLY WITH RESPECT TO THE PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS RIGHTS. FAILURE TO COMPLY WITH THE STATUTORY REQUIREMENTS WILL RESULT IN THE LOSS OF THE SHAREHOLDER'S DISSENTERS' RIGHTS. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE DISSENTERS' RIGHTS STATUTE, BUT IT IS NOT A COMPLETE STATEMENT OF THE RELEVANT PROVISIONS OF MINNESOTA LAW. THIS SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF SECTIONS 302A.471 AND 302A.473, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX F, AND ANY AMENDMENTS TO THOSE SECTIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

    FILING WRITTEN OBJECTION


    Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of Minntech before the taking of the shareholder vote to approve the merger agreement and the merger at the special shareholders meeting to be held on September 6, 2001. This written demand must be in addition to and separate from any proxy or vote against approval of the merger proposal. Voting against, abstaining from voting, or failing to vote to approve the merger proposal does not constitute a demand for fair value of the shares within the meaning of the MBCA.


    The written demand should be delivered to the Corporate Secretary of Minntech at 14605 28th Avenue North, Minneapolis, Minnesota 55447. The written demand should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder intends to demand the "fair value," plus interest, of his or her shares.

    NO VOTING IN FAVOR OF THE MERGER

    Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the merger proposal. A shareholder's failure to vote against approval of the merger proposal will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against approval of the merger proposal or direction to abstain, the proxy will be voted for approval of the merger agreement and the merger, and the shareholder's dissenters' rights will be waived.

    A shareholder may not assert dissenters' rights as to less than all of the shares registered in his or her name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee, or custodian, wishes to dissent with respect to shares beneficially owned by another person, the shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of Minntech common stock who is not the record owner of those shares may assert dissenters' rights as to shares held on his or her behalf, provided that the beneficial owner submits a written consent of the record owner to Minntech at or before the time such rights are asserted.

    NOTICE BY MINNTECH

    After approval of the merger agreement and the merger by Minntech shareholders at the special meeting, Minntech will send a written notice to each shareholder who filed a written demand for dissenters' rights. The notice will contain:

    - the address to which the shareholder must send a demand for payment and the stock certificates in order to obtain payment;


    - the date by which the demand for payment and the stock certificates must be received;


    - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

    - a form to certify the date on which such shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares, or an interest in them, and to demand payment; and

    - a copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedures to be followed under those sections.

    REMITTANCE OF CERTIFICATES


    In order to receive the fair value for his or her shares under MBCA
Section 302A.473, a dissenting shareholder must, within 30 days after the date Minntech gives the notice described in the preceding paragraph, demand payment and deposit his or her stock certificates at the address specified in the notice. Under Minnesota law, notice by mail is given by Minntech when deposited in the United States mail. A dissenting shareholder will retain all rights as a shareholder until the effective time of the merger. After a valid demand for payment and the related stock certificates are timely received, or after the completion of the merger, whichever is later, Minntech will remit to each dissenting shareholder who has complied with the statutory requirements the amount that Minntech estimates to be the fair value of the dissenting shareholder's shares, with interest commencing five days after the effective time of the merger at a rate prescribed by statute, currently six percent per year. MINNTECH HAS NO PRESENT INTENTION OF OFFERING TO PAY MORE THAN THE PER-SHARE MERGER CONSIDERATION AS ITS ESTIMATE OF FAIR VALUE; MINNTECH MAY OFFER LESS THAN THAT AMOUNT. Minntech will also send its closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time of the merger, together with the following:


    - its latest available interim financial statements;

    - an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate;

    - a brief description of the procedure to be followed if the dissenting shareholder decides to make a demand for a supplemental payment; and

    - a copy of Sections 302A.471 and 302A.473 of the MBCA.

    As described below, Minntech is not required at that time to send its estimated payment to any person who was not a shareholder, and who is not dissenting on behalf of a person who was the beneficial owner of shares of common stock, of Minntech on May 31, 2001.

    If the merger is not completed or Minntech disputes a shareholder's right to dissent, Minntech will not send to the shareholder the fair value of such shareholder's share or the additional information listed above.


    ACCEPTANCE OR SETTLEMENT OF DEMAND

    If a dissenting shareholder believes that the amount remitted by Minntech is less than the fair value of the holder's shares, plus interest, if any, the shareholder must give written notice to Minntech of such holder's own estimate of the fair value of the shares, plus interest, if any, within 30 days after the mailing date of the remittance and demand payment of the difference. The notice must be given at the executive offices of Minntech at the address set forth above. A shareholder who fails to give written notice within this time period is entitled only to the amount remitted by Minntech.


    Within 60 days after receipt of such a demand for supplemental payment, Minntech must either (1) pay the shareholder the amount demanded or agreed to by the shareholder after discussion with Minntech, or (2) petition a court in Hennepin County, Minnesota for the determination of the fair value of the shares, plus interest, if any. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in Minntech.


    COURT DETERMINATION

    If, within the 60 days after the receipt of demand for supplemental payment, any one or more of the dissenting shareholders and Minntech do not agree on the fair value of the shares, then Minntech must file a petition with the court to obtain a judicial finding and determination of the fair value of the dissenting shareholder's shares of Minntech common stock. The petition must name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with Minntech.

    The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by Minntech or a dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders of Minntech who properly exercised dissenters' rights and did not agree with Minntech as to the fair value of the shares and may be less than, equal to or more than the merger consideration. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by Minntech. The shareholders shall not be liable to Minntech for any amounts paid by Minntech which exceed the fair value of the shares as determined by the court, plus interest.

    The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against Minntech, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious, or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. The court may assess fees and expenses of experts or attorneys against any person who acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding and also may award fees and expenses of experts or attorneys against Minntech if Minntech fails to comply substantially with Section 302A.473 of the MBCA.

    Minntech may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder or who is dissenting on behalf of a person who was not a beneficial owner on May 31, 2001, the date on which the proposed merger was first announced to the public. Minntech will forward to any dissenting shareholder who was not a shareholder on May 31, 2001 but who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the merger agreement to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of May 31, 2001. Any shareholder who did not own shares on May 31, 2001 and who fails properly to demand payment will be entitled only to the amount offered by Minntech. Upon proper demand by any shareholder, rules and procedures applicable in connection with receipt by Minntech of the demand for supplemental payment given by a dissenting shareholder who owned shares on May 31, 2001 will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on May 31, 2001, except that any such shareholder is not entitled to receive any remittance from Minntech until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

    Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as, or less than the consideration they would receive under the merger agreement if they did not seek appraisal of their shares. Furthermore, the opinion of any investment banking firm as to fairness, from a financial point of view, is not an opinion as to fair value under Sections 302A.471 and 302A.473 of the MBCA.


    Under Section 302A.471 of the MBCA a shareholder of Minntech has no right at law or equity to set aside the approval of the merger agreement or the consummation of the merger, unless that approval or consummation was fraudulent with respect to him or her or Minntech.


    ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURES SUMMARIZED ABOVE WITHIN THE TIME PERIODS SPECIFIED ABOVE WILL FORFEIT HIS OR HER RIGHTS OF DISSENT AND WILL RECEIVE THE CASH AND CANTEL STOCK PAYABLE IN THE MERGER FOR HIS OR HER SHARES, WHICH MAY HAVE A VALUE OF MORE OR LESS THAN, OR THE SAME AS, THE FAIR VALUE OF THE SHARES DETERMINED UNDER SECTION 302A.473.

                        COMPARISON OF SHAREHOLDER RIGHTS

    As a result of the merger, you will no longer be a shareholder of Minntech, a Minnesota corporation. Instead, you will become a stockholder of Cantel, which is a Delaware corporation. Your rights will be governed by Delaware law and by Cantel's certificate of incorporation and bylaws. Your rights under the Delaware General Corporate Law and Cantel's certificate of incorporation and bylaws will differ from your existing rights as shareholders of Minntech under the Minnesota Business Corporation Act and Minntech's articles of incorporation and bylaws. The material differences are described in this section. You might regard as important other differences that we do not include here. You should refer to the documents and statutory sections we mention in this section if you want more information.

CALL OF SHAREHOLDERS MEETINGS

    The holders of 10% or more of the voting power of the shares entitled to vote generally have an absolute right to demand a special meeting of the shareholders of a Minnesota corporation. However, only holders of at least 25% of the outstanding shares may call a special meeting to consider whether to effect a business combination.

    The Delaware statute permits special meetings of stockholders to be called by the board of directors or as stated in the corporation's bylaws. Cantel's bylaws state that a special meeting of the stockholders may only be called by the board of directors, an executive committee, or the president.

    Under Delaware law, unless directors are elected by written consent, an annual meeting of shareholders must be held as directed in the bylaws. A meeting may be ordered by the Court of Chancery, upon application of any shareholder or director, if:

    - an annual meeting is not held within 30 days after the date designated in the bylaws; or

    - no date has been designated for a period of 13 months after either the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, whichever is later.

SHAREHOLDER ACTION WITHOUT A MEETING

    The Minnesota statute provides that a meeting is required for shareholders to take action unless all shareholders entitled to vote consent to the action in writing. Under the Delaware statute, any action required to be taken at an annual or special meeting of the stockholders may be taken without a meeting by written consent. The written consent must describe the action taken. The Delaware statute requires only that the written consent be signed by stockholders having the number of votes that would be needed to take the same action at a meeting where all shares entitled to vote on the action were present. The certificate of incorporation of Cantel, however, states that shareholder action without a meeting can only be taken with the unanimous consent of all shareholders entitled to vote on the action.

AMENDMENTS TO GOVERNING DOCUMENTS

    Under the Minnesota statute, a resolution to amend the articles of incorporation may be brought by a majority of the board of directors or a shareholder holding 3% or more of the voting power of the shares entitled to vote. The proposed amendment to the articles is adopted if approved by the affirmative vote of a majority of the voting power of the shares present and entitled to vote, but the articles of incorporation may state a different requirement.

    Under Minntech's articles of incorporation, certain amendments to the articles relating to the term of board members and certain substantial corporate actions (including mergers) require a two-thirds vote of the outstanding shares entitled to vote. The two-thirds requirement in Minntech's articles of incorporation does not apply if the matter has been approved by two thirds of the board of directors. In that case, only a majority is needed to amend Minntech's articles of incorporation.

    Under Delaware law, the certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of a corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's charter.

    Under the Minnesota statute, the board of directors of the corporation generally has the power to adopt, amend, or repeal bylaws unless the articles of incorporation reserve this power to the shareholders, but a shareholder or shareholders holding three percent or more of the voting power of shares entitled to vote may propose, for action by the shareholders, resolutions to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board. Under the Minnesota statute, Minntech's board of directors, without shareholder approval, may not adopt, amend, or repeal a bylaw that:

    - fixes a quorum for shareholder meetings;

    - prescribes procedures for removing directors or filling board vacancies;

    - fixes the classifications, qualifications, or terms of office of directors; or

    - decreases the number of directors.

    Under the Delaware statute, a corporation's stockholders have the exclusive power to adopt, amend, or repeal bylaws, unless the certificate of incorporation also grants this power to the board of directors. Cantel's certificate of incorporation does grant the board of directors the power to make, alter, or repeal the corporation's bylaws.

DISSENTERS' RIGHTS

    Under the Minnesota statute, shareholders are entitled to dissenters' rights of appraisal in each of the following events:

    - amendment to the articles of incorporation that materially and adversely affects a shareholder's rights because it does any of the following:

       - alters or abolishes preferential rights relating to the shares;

       - creates, alters, or abolishes redemption rights relating to the shares;

       - alters or abolishes preemptive rights of the shareholder; or

       - excludes or limits the rights of a shareholder to vote on a matter or to cumulate votes;

    - disposition of all or substantially all of the property and assets of the corporation not made in the usual course of its business;

    - merger, but only if the shares of the shareholder are entitled to be voted on the merger;

    - exchange, if the corporation's shares will be acquired by the acquiring corporation, but only if the shareholder is entitled to vote on the exchange; or

    - other corporate action taken under a shareholder vote if the articles of incorporation, bylaws, or a board resolution provides that dissenting shareholders may obtain payment for their shares.

    Stockholders of a Delaware corporation are entitled to similar dissenters' rights. Under the Delaware statute, however, no dissenters' rights exist for shares of stock of a constituent corporation in a merger or consolidation if the shares are listed on a national securities exchange or the Nasdaq National Market System or are held by more than 2,000 record stockholders. However, even in those circumstances, dissenters' rights will exist if the stockholders are to receive anything other than the following:

    - shares of stock of the surviving corporation;

    - shares of stock of any other corporation that will be listed on a national securities exchange or the Nasdaq National Market System or will be held by more than 2,000 record stockholders;

    - cash in lieu of fractional shares; or

    - any combination of the foregoing points.

DIVIDENDS; STOCK REPURCHASES

    Under the Minnesota statute, a corporation may pay dividends or repurchase its shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares. This is true regardless of whether the corporation has surplus or net profits, but is subject to limitations for the benefit of preference shares.

    Under Delaware law, a Delaware corporation may make a distribution, subject to restrictions and the certificate of incorporation, out of either its surplus or if there is no surplus, its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. All dividend payments are subject to limitations for the benefit of preference shares. A Delaware corporation may also repurchase shares of its capital stock if it complies with statutory standards.

CORPORATE TAKEOVER LEGISLATION

    A publicly held Minnesota corporation is subject to the control-share-acquisition provisions of the Minnesota statute. These provisions require the approval of the holders of a majority of all the corporation's voting shares, including shares held by the acquiring person, and of a majority of the corporation's voting shares held by disinterested shareholders, before a person acquiring 20% or more of the corporation's voting shares can vote the shares in excess of the 20% level. Similar shareholder approvals are required at the one-third and majority voting levels.

    The Minnesota statute also contains "anti-greenmail" provisions. These provisions restrict the ability of a Minnesota corporation to repurchase shares from a person or group holding shares constituting 5% or more of the corporation's voting power if the person or group has beneficially owned those shares for less than two years.

    Finally, the Minnesota statute also contains a "fair price" provision. This provides that an offeror may not acquire shares of a Minnesota corporation within two years following the offeror's last purchase of shares in a takeover offer, unless the selling shareholder is given a reasonable opportunity to dispose of his or her shares to the offeror upon terms substantially equivalent to those provided in the takeover offer. However, the fair price provision does not apply if the acquisition is approved by a committee of the board's disinterested directors, who are not affiliated with the offeror, before the purchase of any shares by the offeror under a takeover offer.

    Delaware has not enacted legislation similar to the Minnesota's control-share-acquisition or anti-greenmail legislation. Delaware has, however, enacted legislation that limits business combinations of Delaware corporations with interested stockholders.

INTERESTED SHAREHOLDER TRANSACTIONS

    Under the Minnesota statute, if a publicly held Minnesota corporation has an "interested shareholder," the corporation may not enter into a business combination with the interested shareholder for at least four years after the shareholder acquired a 10% interest in the corporation. An "interested shareholder" is a beneficial holder of 10% of the outstanding voting shares of a corporation who, within the preceding four years, was a 10% shareholder, regardless of the person's current shareholdings. This restriction does not apply, however, if a committee of the board of directors made up of all of its "disinterested directors" approves the acquisition of the 10% interest or the business combination before the date that the shareholder acquires the 10% interest. A "disinterested director" is one who is not a current officer or employee of the corporation or a person who was not an officer or employee of the corporation or a related organization within the preceding five years.

    Under the Delaware statute, an "interested stockholder" may not enter into business combinations with the corporation for a period of three years following the date on which the stockholder became an interested stockholder. Under Delaware law, an "interested stockholder" is a person whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities, rather than the 10% under the Minnesota statute. This prohibition does not apply if, before the date on which the person became an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder. Unlike the Minnesota statute, the Delaware statute also provides that the business combination provisions have no effect if:

    - the tender offer or other transaction by which the stockholder became an interested stockholder results in the stockholder beneficially owning at least 85 percent of the voting securities of the corporation, excluding shares owned by directors who are also officers and shares owned by employee stock option plans;

    - the business combination is approved by the board of directors and two thirds of the shares held by stockholders other than the interested stockholder; or

    - the corporation has opted out of these provisions in its certificate of incorporation or bylaws, which Cantel has not done.

INTERESTED DIRECTOR TRANSACTIONS

    Under the Minnesota Statute, a corporation may enter into transactions with interested directors if:

    - the directors establish that the transaction is "fair and reasonable" to the corporation;

    - the transaction is approved in good faith by the holders of at least two thirds of the voting power of the shares entitled to vote that are owned by persons other than the interested directors or, if all holders of shares entitled to vote are interested directors, by the holders of all outstanding shares, whether or not entitled to vote; or

    - the transaction is approved in good faith by a majority of the board or a committee, but the interested directors may not be counted in determining the presence of a quorum at the board or committee meeting and may not vote on the matter.

    Under Minnesota law, the same duties of loyalty and care that apply to directors, apply to officers, except that officers may not be entitled to rely on the reports and opinions of others to the same extent as directors.

    Under the Delaware statute, transactions with an interested director or officer of the corporation are not void solely because they involve interested persons if:

    - the material facts as to the director or officer's relationship or interest are disclosed and a majority of disinterested directors consents in good faith;

    - the material facts as to the director or officer's relationship or interest are disclosed to the shareholders entitled to vote thereon, and the transaction is specifically approved in good faith by a vote of the shareholders; or

    - the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee, or the shareholders.

    Unlike the Minnesota statute, the Delaware statute permits interested directors to be counted in determining the presence of a quorum.

    Cantel's certificate of incorporation states that no interested-person transaction will be void if it is approved by a majority of the disinterested directors.

AUTHORIZED STOCK; ABILITY TO ISSUE PREFERRED STOCK


    The authorized capital stock of Minntech consists of 20 million shares of common stock, of which, as of July 24, 2001, 6,725,706 shares are issued and outstanding and 5 million shares of preferred stock, of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which, as of the date of this proxy statement/prospectus, is issued and outstanding.


    The Minnesota Statute permits Minntech's board of directors to issue authorized but unissued shares of Minntech common stock without shareholder action. In addition, Minntech's board of directors may issue the authorized but unissued Minntech preferred stock without shareholder action. Minntech's board is authorized to determine the designation and number of shares in each series of preferred stock and to fix the rights of each series. If issued by the board of directors, shares of Minntech preferred stock may have one or more of the following characteristics:

    - disproportionately high voting rights;

    - class-voting rights;

    - convertibility into shares of Minntech common stock; or

    - priority to shares of Minntech common stock for payment of dividends and upon liquidation or bankruptcy.

    Minntech's board could authorize the issuance of one or more series of Minntech preferred stock with voting rights or other rights and preferences that could impede the success of any proposed merger, tender offer, proxy contest, or other attempt to gain control of Minntech not approved by the Minntech board. Although the issuance of Minntech preferred stock may have an adverse effect on the rights of holders of Minntech common stock, the consent of the holders of Minntech common stock is not required for its issuance.


    The authorized capital stock of Cantel consists of 12 million shares, of which as of July 24, 2001, 4,559,276 shares are issued and outstanding, and 1 million shares of preferred stock, none of which, as of the date of this proxy statement/prospectus, is issued and outstanding.


    The Delaware statute permits Cantel's board of directors to issue authorized but unissued shares of common stock without shareholder action. In addition, Cantel's certificate of incorporation authorizes Cantel's board of directors, without further shareholder action, to issue the authorized but unissued preferred stock in one or more series. The Cantel board is authorized to determine the designation of a number of shares in each series and to fix or alter the right of the series. If issued by the board of directors, shares of Cantel preferred stock may have one or more of the following characteristics:

    - disproportionately high voting rights;

    - class-voting rights;

    - convertibility into shares of Cantel common stock; or

    - priority to shares of Cantel common stock for payment of dividends and upon liquidation or bankruptcy.

    Cantel's board could authorize the issuance of one or more series of preferred stock with rights that could impede the success of any proposed merger, tender offer, proxy contest, or other attempt to gain control of Cantel not approved by the Cantel board. Although the issuance of Cantel preferred stock may have an adverse effect on the rights of holders of Cantel common stock, the consent of the holders of Cantel common stock is not required for its issuance.

SHARE RIGHTS PLAN

    Minntech is a party to a share rights plan. Under this plan, each share of Minntech common stock has attached to it certain rights, including rights under certain circumstances to purchase a fraction of a share of Series A Preferred Stock at $65 per right or Minntech common stock at one-half of its market price. The share rights plan provides for the distribution of the rights upon the occurrence of certain events that might constitute an attempt to effect a change in control of Minntech. The rights plan could have the effect of delaying or preventing a change in control of Minntech that is not approved by Minntech's board of directors. Cantel does not have a share rights agreement.

LIMITATION OF DIRECTORS' LIABILITY

    In general, the Minnesota statute requires, and the Delaware statute permits, indemnification to cover potential liabilities of directors, officers, and employees. In the case of actions brought by or in the interest of the corporation, the Delaware statute limits indemnification to those expenses the court deems proper. However, if a director, officer, or employee successfully defends an action, the Delaware statute provides that the person is entitled to indemnification for his or her reasonable expenses. The Delaware and Minnesota statutes do not preclude other indemnification rights.


    Minntech's articles of incorporation and bylaws authorize the indemnification of directors, officers, and employees to the full extent permitted by the Minnesota statute. Cantel's certificate of incorporation provides that Cantel must indemnify directors, officers, and employees for all costs and expenses incurred in connection with the defense of any action, suit, or proceeding resulting from being or having been a director, officer, or employee of Cantel. If the proposal to change Cantel's certificate of incorporation is approved, Cantel's indemnification provision will be amended to authorize the indemnification of directors, officers, and employees to the full extent permitted by the Delaware statute. For more information on Cantel's current indemnification provision and the proposed change, see "Additional Matters for Cantel's Special Meeting--Amendment of Cantel's Certificate of Incorporation to Change Indemnification Provision" on page 113.


REMOVAL OF DIRECTORS

    Generally, directors of a Minnesota corporation may be removed only by the shareholders. However, when the director has been selected by the board to fill a vacancy and the shareholders have not subsequently elected directors, the Minnesota statute expressly permits the board, by a majority vote of the other directors present at a board meeting, to remove the director at any time with or without cause. The Delaware statute does not have a similar provision for the removal of directors by the board. The Minnesota statute and the Delaware statute each provide that any of the directors may be removed, with or without cause, by the shareholders. However, Minntech's articles of incorporation state that shareholders may remove a director from office only for cause.

                        SECURITY OWNERSHIP OF BENEFICIAL
                             OWNERS AND MANAGEMENT

MINNTECH


    The following table sets forth, as of July 24, 2001, the beneficial ownership of Minntech common stock by each of its directors and executive officers and all shareholders beneficially owning in excess of five percent of Minntech's outstanding shares. Unless otherwise indicated, the mailing address for each person listed in the table is 14605 28th Avenue North, Minneapolis, Minnesota 55447.



                                                            NUMBER OF SHARES
                                                                 OWNED
  PERCENTAGE
                                                           BENEFICIALLY AS OF
   OF SHARES
NAME                                                        JULY 24, 2001(1)
  OUTSTANDING
----                                                       ------------------
-----------------
Heartland Advisors, Inc. ................................        999,900(2)
     14.9%
  789 North Water Street
  Milwaukee, Wisconsin 53202

T. Rowe Price Associates, Inc. ..........................        655,000(3)
      9.7
  100 E. Pratt Street
  Baltimore, Maryland 21202

Dimensional Fund Advisors, Inc. .........................        491,272(4)
      7.3
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

FleetBoston Financial Corporation .......................        429,350(5)
      6.4
  100 Federal Street
  Boston, Massachusetts 02110

Fred L. Shapiro, M.D.....................................        163,454
      2.4

George Heenan............................................        119,039
      1.8

Barbara A. Wrigley.......................................        113,500
      1.7

William Hope.............................................         75,766
      1.1

Paul E. Helms............................................         74,760
      1.1

Jules L. Fisher..........................................         73,976
      1.1

Thomas J. McGoldrick.....................................         70,372(6)
      1.0

Amos Heilicher...........................................         62,453
        *

Andrew P. Cambell........................................         50,839
        *

Norman Dann..............................................         32,526
        *

Malcolm W. McDonald......................................         16,007
        *

R. James Danehy..........................................              0
        *

*All directors and executive officers as a group (13             888,945
     12.0
  persons)...............................................


------------------------

*   Less than one percent.


(1) Includes shares subject to options exercisable currently or within 60 days after July 24, 2001 as follows: Dr. Fred Shapiro, 57,646 shares;
    Mr. Heenan, 60,993 shares; Ms. Wrigley, 113,500 shares; Mr. Hope, 40,466 shares; Mr. Helms, 74,000 shares; Mr. Fisher, 72,750 shares; Mr. Heilicher, 57,646 shares; Mr. Cambell, 48,875 shares; Mr. Dann, 29,526 shares;
    Mr. McDonald, 15,466 shares; and all directors and executive officers as a group, 675,993 shares.


(2) This information has been derived from the Schedule 13G filed by Heartland Advisors, Inc. and William J. Nasgovitz, president and principal shareholder of Heartland Advisors, filed with the

    SEC on January 23, 2001 and is stated as of December 31, 2000. Of such shares, Heartland Advisors reported sole voting power over 481,000 shares and Mr. Nasgovitz reported sole voting power over 480,800 shares.

(3) This information has been derived from the Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 9, 2001 and is stated as of December 31, 2000. T. Rowe Price Small-Cap Value Fund, Inc. reported that it has sole voting power over 650,000 of such shares.

(4) This information has been derived from the Schedule 13G filed by Dimensional Fund Advisors with the SEC on February 2, 2001 and is stated as of December 31, 2000.

(5) This information has been derived from the Schedule 13G filed by FleetBoston Financial Corporation with the SEC on February 14, 2001 and is stated as of December 31, 2000. FleetBoston reported having sole voting power over 309,350 of such shares.


(6) Mr. McGoldrick separated from the Company effective July 7, 2000.


CANTEL


    The following table sets forth stock ownership information as of July 24, 2001 concerning (1) each director and each person nominated to become a director of Cantel, (2) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five percent of the outstanding shares of Cantel's common stock, (3) the chief executive officer of Cantel and the other executive officers who received more than $100,000 in salary and bonus during fiscal year 2000, and (4) Cantel's executive officers and directors as a group:




AMOUNT AND

NATURE OF

BENEFICIAL    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS      POSITION WITH THE COMPANY
OWNERSHIP(1)    OF CLASS
-------------------------------------  ---------------------------------
------------   ----------
Charles M. Diker...................    Chairman of the Board and
972,133(2)    20.6
                                       Director
Alan J. Hirschfield................    Vice Chairman of the Board and
228,333(3)     5.0
                                         Director
Robert L. Barbanell................    Director
50,769(4)     1.1
Joseph M. Cohen....................    Director
4,334(5)       *
Darwin C. Dornbush, Esq............    Secretary and Director
24,680(6)     0.5
Morris W. Offit....................    Director
59,500(7)     1.3
James P. Reilly....................    President, CEO and Director
171,948(8)     3.7
John W. Rowe, M.D..................    Director
26,000(9)     0.6
Bruce Slovin.......................    Director
162,500(10)     3.5
Joseph L. Harris...................    Senior Vice President
37,500(11)     0.8
Roy K. Malkin......................    President and CEO of MediVators,
34,584(12)     0.8
                                         Inc.
Craig A. Sheldon...................    Vice President and Controller
1,775          *
William J. Vella...................    President and COO of Carsen Group
25,006(13)     0.5
                                         Inc.
All officers and directors as a group
  of 13 persons....................
1,799,062(14)    36.1


------------------------

*   Less than 0.5 percent.


(1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 24, 2001 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from July 24, 2001 have been exercised.



(2) Includes 158,000 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 590,890 shares owned by
    (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) certain accounts with Weiss, Peck and Greer, an investment firm of which Mr. Diker is a non-managing principal, over which accounts Mr. Diker exercises investment discretion, (iv) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (v) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.


(3) Includes 23,500 shares which Mr. Hirschfield may acquire pursuant to stock options.

(4) Includes 20,000 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 2,500 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5) Includes 4,334 shares which Mr. Cohen may acquire pursuant to stock options.

(6) Includes 17,000 shares which Mr. Dornbush may acquire pursuant to stock options.

(7) Includes 19,000 shares which Mr. Offit may acquire pursuant to stock options.

(8) Includes 58,498 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 87,115 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

(9) Includes 26,000 shares which Dr. Rowe may acquire pursuant to stock options.


(10) Includes 25,000 shares which Mr. Slovin may acquire pursuant to stock options. Does not include an aggregate of 25,000 shares owned by
    (i) certain trusts for the benefit of Mr. Slovin's children and (ii) a charitable foundation established by Mr. Slovin. Mr. Slovin disclaims beneficial ownership as to all of the foregoing shares.


(11) Includes 37,500 shares which Mr. Harris may acquire pursuant to stock options.

(12) Includes 34,584 shares which Mr. Malkin may acquire pursuant to stock options.

(13) Includes 1,500 shares which Mr. Vella may acquire pursuant to stock options.

(14) Includes 424,916 shares which may be acquired pursuant to stock options.

                ADDITIONAL MATTERS FOR CANTEL'S SPECIAL MEETING


ELECTION OF CANTEL DIRECTORS


    GENERAL. Three directors of Cantel are to be elected at the special meeting to serve a three-year term expiring at the 2003 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Management has nominated Darwin C. Dornbush, Esq., Morris W. Offit and John W. Rowe, M.D. for election as directors. Unless authority to vote for the election of management's nominees is withheld, the enclosed proxy will be voted for the election of said nominees. Each of the nominees currently serves as a director of Cantel, and has consented to be named as a nominee in the joint proxy statement/prospectus and to continue serving as a director if elected. While management has no reason to believe that any of the nominees will not be available as a candidate, should such situation arise, proxies given to management will be voted for the election of another person as a director.


NOMINEES FOR DIRECTORS


DIRECTOR
TERMS EXPIRING AT 2003 ANNUAL MEETING OF STOCKHOLDERS           AGE       SINCE
-----------------------------------------------------         --------
--------
Darwin C. Dornbush, Esq.
  Partner in the law firm of Dornbush Mensch
  Mandelstam & Schaeffer, LLP...............................     71        1963

Morris W. Offit
  Chief Executive Officer of Offitbank......................     64        1986

John W. Rowe, M.D.
  President and Chief Executive Officer of Mount
  Chairman and President of Aetna U.S. Healthcare...........     57        1998

DIRECTORS WHOSE TERM IN OFFICE CONTINUES



DIRECTOR
TERMS EXPIRING AT 2001 ANNUAL MEETING OF STOCKHOLDERS           AGE       SINCE
-----------------------------------------------------         --------
--------
Charles M. Diker
  Chairman of the Board of Cantel and Private Investor......     66        1985

Alan J. Hirschfield
  Vice Chairman of the Board of Cantel,
  Private Investor and Consultant...........................     65        1986

Bruce Slovin
  President of McAndrews & Forbes Holdings Inc.
  and President of Revlon Group, Inc........................     65        1986



TERMS EXPIRING AT 2002 ANNUAL MEETING OF STOCKHOLDERS
-----------------------------------------------------
James P. Reilly
  President and Chief Executive
  Officer of Cantel.........................................     61        1989
Robert L. Barbanell
  President of Robert L. Barbanell Associates, Inc..........     71        1994
Joseph M. Cohen
  Chairman of JM Cohen & Co., L.L.C.........................     64        2000

    Cantel's Annual Report on Form 10-K for the fiscal year ended July 31, 2000, a copy of which is attached to this joint proxy/registration statement as Annex G and is incorporated herein by reference, contains information regarding the directors and executive officers of Cantel, including the nominees named above, executive and director compensation, certain relationships and related transactions, compensation committee interlocks and insider participation, and contains the report on executive compensation by the Compensation Committee of the board of directors and the Stock Option Committee.

    COMMITTEES AND MEETINGS OF THE CANTEL BOARD OF DIRECTORS

    Cantel has an Audit Committee of the board of directors consisting of Messrs. Barbanell (Chairman), Offit and Slovin. All the members of the audit committee are independent, financially literate, and at least one member has accounting and financial management expertise. The primary functions of the Audit Committee are to recommend the appointment of Cantel's independent auditors, to review the overall scope of the audit, Cantel's financial statements and the independent auditors' report, and to meet with Cantel's financial management and its independent auditors to satisfy itself of the adequacy of Cantel's internal controls. The Audit Committee held three meetings during fiscal 2000 at which all members of the committee required to be in attendance were present. Cantel's board of directors has adopted a written charter for the Audit Committee, a copy of which is attached to this joint proxy/registration statement as Annex J.

    Cantel has a Compensation Committee of the board of directors consisting of Messrs. Hirschfield (Chairman) and Barbanell. The primary functions of the Compensation Committee are the establishment of compensation policies and to consider and make recommendations to the board concerning compensation to Cantel's senior management. The Compensation Committee held one telephonic meeting during fiscal 2000 at which all members of the committee were present.

    The board of directors of Cantel held four meetings during the fiscal year ended July 31, 2000. Except for Mr. Offit, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

    Cantel does not have a nominating committee.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, Cantel's directors, executive officers, and any persons holding more than 10% of Cantel's common stock are required to report their initial ownership of Cantel's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the SEC, and Cantel is required to disclose in this report any failure to file by those dates. Based upon (1) the copies of Section 16(a) reports that Cantel received from such persons for their 2000 fiscal year transactions and (2) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2000 fiscal year other than those filed, Cantel believes that there has been compliance with all
Section 16(a) filing requirements applicable to such officers, directors, and 10% beneficial owners for such fiscal year.

    STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on Cantel's common stock for the last five fiscal years with the cumulative total return on the Nasdaq Stock Market/U.S. Index and Nasdaq Non-Financial Index over the same period (assuming the investment of $100 in common stock, the Nasdaq Stock Market/U.S. and the Nasdaq Non-Financial Index on July 31, 1995, and, where applicable, the reinvestment of all dividends).

  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(*) AMONG CANTEL MEDICAL CORP.,
    THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ NON-FINANCIAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                            JUL-95  JUL-96  JUL-97  JUL-98  JUL-99  JUL-00
CANTEL MEDICAL CORP.        100.00  111.22   89.80  142.86   86.73  127.04
NASDAQ STOCK MARKET (U.S.)  100.00  108.96  160.76  189.18  270.37  385.01
NASDAQ NON-FINANCIAL        100.00  105.99  153.84  179.08  264.08  390.44

*   $100 Invested on 7/31/95 in Stock or Index--Including Reinvestment of
    Dividends.   Fiscal Year Ending July 31.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

AMENDMENT OF CANTEL'S CERTIFICATE OF INCORPORATION TO CHANGE INDEMNIFICATION
  PROVISION

    Article Thirteenth of Cantel's Amended and Restated Certificate of Incorporation currently contains an indemnification provision under which each director, officer and employee of Cantel and any other company serving as such at the request of Cantel and of which Cantel is a stockholder or creditor, shall be indemnified by Cantel against certain losses, costs, liabilities and expenses incurred by him in connection with the defense of legal actions in which he is made a party, or with which he may be threatened, by reason of his serving or having served in such capacity. However, this Article contains certain provisions that could limit the scope of indemnification permitted under
Section 145 of the Delaware General Corporation Law and under indemnification agreements between Cantel and its directors and officers.


    In particular, Article Thirteenth provides that the determination as to the right to indemnity of any director, officer or employee in respect of any settlement in which the existence of willful misfeasance, bad faith, negligence or misconduct in the performance of duties is not established, shall be made by the vote of two-thirds of the members of the board of directors not involved in such action, suit or proceeding if such directors constitute a majority of the board. In the event that a majority of the board of directors is involved in such action, suit or proceeding, Article Thirteenth provides that indemnification shall be made only if independent legal counsel gives a written opinion to the effect that the person to be indemnified is not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties. Article Thirteenth also provides that the amount of such reimbursement payable by Cantel shall not exceed the costs and expenses such indemnified person would have reasonable incurred if the action, suit or proceeding had been litigated to a final conclusion. The board of directors of Cantel believes that these provisions can limit the ability of directors, officers and employees to obtain indemnification where otherwise permitted under Delaware law.



    Therefore, the board has unanimously approved an amendment to the Amended and Restated Certificate of Incorporation to delete the current provisions of Article Thirteenth in their entirety and to replace it with the following:


       "THIRTEENTH: The Corporation shall, to the fullest extent permitted by
       Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise."


    Highly competent persons are becoming more reluctant to serve publicly held corporations as directors or as executive officers unless they are provided with adequate protection through adequate indemnification against inordinate risks of claims and actions against them arising out of their service to the corporation. The board of directors is of the opinion that Cantel should obligate itself to indemnify such persons to the fullest extent permitted by applicable law, which permits corporations to enter into contracts that require indemnification in all cases except where the person in question is found by legal process to have acted against the interests of the corporation, and act to assure such persons that there will be increased certainty of such protection. It believes that the proposed amendment to the Amended and Restated Certificate of Incorporation is in the best interest of Cantel and that it will aid the company in securing and retaining competent directors, management personnel and other key employees.


                     THE BOARD RECOMMENDS A VOTE "FOR" THE
               AMENDMENT TO CANTEL'S CERTIFICATE OF INCORPORATION

APPROVAL OF AMENDMENT TO THE 1997 EMPLOYEE STOCK OPTION PLAN

    In October 1997, Cantel adopted the 1997 Employee Stock Option Plan (the "Employee Plan") under which Cantel may, from time to time, issue options exercisable for shares of Cantel common stock. At the time of adoption, 200,000 shares of Cantel common stock were reserved for issuance under the Employee Plan. In April 1999, stockholders approved an amendment to the Employee Plan that increased the number of shares of Cantel common stock reserved for issuance by 200,000 shares, to 400,000 shares. In March 2000, stockholders approved an amendment to the Employee Plan that increased the number of shares of Common Stock reserved for issuance by 300,000 shares, to 700,000 shares. The board of directors has adopted an amendment to the Employee Plan to increase the number of shares of Cantel common stock reserved for issuance by 300,000 shares, to 1,000,000 shares. Adoption of such amendment requires stockholder approval. A copy of the Employee Plan, as currently in effect, is attached hereto as Annex K.

    Options granted under the Employee Plan are intended to qualify as Incentive Stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code. The Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the Employee Plan, all employees of Cantel and its subsidiaries are eligible for option grants. Options under the Employee Plan are granted to reward past performance by employees, as an incentive for future performance, and to recruit and retain qualified personnel.

    The option exercise price of options granted under the Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Cantel common stock subject to the option at the time of grant, except that, in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of Cantel, the exercise price for incentive stock options must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by tendering shares of Cantel common stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of Cantel common stock.

    As of June 25, 2001, options to purchase 454,375 shares were outstanding under the Employee Plan. No shares were issued pursuant to the exercise of options granted under the Employee Plan. With the adoption of the proposed amendment, 545,625 shares would be available for future grants. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Cantel common stock. Cantel common stock covered by unexercised stock options that expire, terminate, or are cancelled are available for option grant under the Employee Plan.

    The principal United States federal income tax consequences of the issuance and exercise of options, and subsequent stock dispositions, are as follows:

    Although an individual can receive an unlimited number of ISOs during any calendar year, the aggregate fair market value (determined at the time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of Cantel's stock option plans) cannot exceed $100,000. ISO tax treatment is denied by the Internal Revenue Code to any options in excess of such dollar limits. For purposes of computing an optionee's regular tax liability, an optionee will not realize taxable income for federal income tax purposes upon the grant or exercise of an ISO and Cantel will not be entitled to a deduction in connection with the grant or the exercise of the option. For purposes of the alternative minimum tax only, stock acquired pursuant to the exercise of an ISO will be subject to the rules applicable to non-ISOs. Thus, in general, the amount by which the fair market value of the option shares at the time of ISO exercise exceeds the option exercise price, the "option spread", will be an item of tax preference for purposes of the federal alternative minimum tax and thus the option spread may be subject to the alternative minimum tax unless the shares are disposed of in a non-qualifying disposition in the year of exercise. If the optionee is subject to the alternative minimum tax in the year of the option exercise, the shares purchased upon the exercise of the ISO will generally have a tax basis equal to their fair market value at the time of ISO exercise only for purposes of computing gain or loss on a subsequent disposition of the option shares under the alternative minimum tax. If instead, the optionee is not subject to the alternative minimum tax in the year of the disposition of his option shares, the shares purchased upon the exercise of an ISO will have a tax basis (for purposes of calculating gain or loss on such disposition under the regular tax) equal to their ISO exercise price. Each optionee should consult his tax advisor as to the application of the alternative minimum tax to the exercise of ISOs and the disposition of shares acquired thereby.

    Provided that the optionee does not dispose of the shares acquired upon the exercise of an ISO within two years from the date of grant or within one year from the date of exercise, the net gain realized on the sale or other taxable disposition of the shares is subject to tax at capital gain tax rates. If Cantel common stock acquired pursuant to the exercise of an ISO is disposed of within the two year or one year periods mentioned above, any gain realized by the optionee generally will be taxable at the time of such disposition as (1) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised, or (b) the amount realized on such disposition, and (2) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Cantel common stock on the date the ISO is exercised. Cantel will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time such income is recognized. Cantel will be required to satisfy any applicable withholding requirements in order to be entitled to a tax deduction.

    If the optionee pays the option exercise price by transferring to Cantel shares of its stock, the optionee will generally not recognize any gain or loss with respect to the transfer of such shares, and the optionee will have a tax basis in the shares acquired equal to the amount of cash plus the adjusted tax basis of any shares transferred by such optionee to Cantel. (But see the discussion above relating to the alternative minimum tax.) However, if the transferred shares were themselves acquired by the optionee upon the exercise of an ISO and the transfer of such shares to Cantel occurs within the two-year period or the one-year period referred to above, the optionee will generally recognize gain in connection with such transfer to the extent the fair market value of the transferred shares exceeds the tax basis with respect to such shares.

    State and local income tax consequences may, depending on the jurisdiction, differ from the federal income tax consequences of the granting and exercise of an option and any later sale by the optionee of his option stock. There may also be, again depending on the jurisdiction, transfer or other taxes imposed in connection with a disposition, by sale, bequest or otherwise, of options and option stock. Optionees should consult their personal tax advisors with respect to the specific state, local and other tax effects on them of option grants, exercises and stock dispositions.

    The board of directors is of the opinion that adoption of the amendment to the Employee Plan is in the best interests of Cantel in that it will aid Cantel in securing and retaining competent management personnel and other employees by making it possible to offer them an opportunity to acquire stock of Cantel and thereby increase their proprietary interest in Cantel's success. The amendment is particularly necessary in light of the proposed merger with Minntech, due to the significant number of new employees who will become eligible to participate in the Employee Plan following the merger.

                     THE BOARD RECOMMENDS A VOTE "FOR" THE
             AMENDMENT TO CANTEL'S 1997 EMPLOYEE STOCK OPTION PLAN

INDEPENDENT AUDITORS

    The firm of Ernst & Young LLP has audited the financial statements of Cantel for more than the past five fiscal years and has been appointed by Cantel's board of directors to audit the financial statements of Cantel for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    Set forth below is information relating to the aggregate Ernst & Young LLP fees for professional services rendered for the fiscal year ended July 31, 2000.

    AUDIT FEES

    The aggregate Ernst & Young LLP fees for all professional services rendered in connection with the audit of our consolidated financial statements for the fiscal year ended July 31, 2000, and for the reviews of the unaudited consolidated financial statements included in Cantel's Quarterly Reports on Form 10-Q for that fiscal year, were $107,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Ernst & Young LLP did not perform any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended July 31, 2000.

    ALL OTHER FEES

    The aggregate Ernst & Young LLP fees for professional services rendered to Cantel, other than the services described above under "Audit Fees," for the fiscal year ended July 31, 2000, were $31,000. These primarily consist of fees for tax matters and other advisory services.

    The Audit Committee of Cantel's board of directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed above, is compatible with maintaining their independence.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the board of directors is providing this report to enable stockholders to understand how it monitors and oversees Cantel's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the Audit Committee Charter has been included as Annex J to this joint proxy statement/prospectus.


    This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2000 with management and Cantel's independent public accountants; (2) discussed with Cantel's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (3) reviewed the written disclosures letter from Cantel's independent public accountants as required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees); and
(4) discussed with Cantel's independent public accountants their independence from Cantel.


    The Audit Committee of the board of directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP, as discussed above and disclosed elsewhere in this joint proxy statement/prospectus, is compatible with maintaining their independence.


    Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2000 be included in Cantel's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.


                                          AUDIT COMMITTEE
                                          Robert L. Barbanell (Chairman)
                                          Morris W. Offit
                                          Bruce Slovin

                      WHERE YOU CAN FIND MORE INFORMATION

    Cantel has filed a registration statement on Form S-4 to register with the SEC the Cantel common stock to be issued to Minntech shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Cantel in addition to being a joint proxy statement of both Cantel and Minntech for their respective shareholders meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    In addition, Cantel and Minntech file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room          New York Regional Office       Chicago Regional
Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison
Street
Washington, D.C. 20549         New York, New York 10048       Suite 1400
                                                              Chicago, Illinois
60661-2511


    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including Cantel and Minntech, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Cantel and Minntech at the offices of the National Association of Securities
Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


    The SEC allows us to incorporate by reference information into this joint proxy statement/ prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

    This joint proxy statement/prospectus incorporates by reference the documents listed below that Cantel and Minntech have previously filed with the SEC. They contain important information about our companies and their financial condition.

    CANTEL SEC FILINGS (FILE NO. 000-06132)

    - Cantel's Annual Report on Form 10-K for the fiscal year ended July 31,
      2000

    - Cantel's Quarterly Report of Form 10-Q for the period ended October 31,
      2000

    - Cantel's Quarterly Report on Form 10-Q for the period ended January 31,
      2001

    - Cantel's Quarterly Report on Form 10-Q for the period ended April 30, 2001

    - Cantel's Current Report on Form 8-K, dated May 31, 2001

    MINNTECH SEC FILINGS (FILE NO. 000-11278)

    - Minntech's Annual Report on Form 10-K for the fiscal year ended March 31, 2001

    - Minntech's Current Report on Form 8-K, filed June 4, 2001

    We incorporate by reference additional documents that either company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the shareholders meetings. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this joint proxy statement/ prospectus from the SEC through the SEC's Internet site at the address provided above. Documents incorporated by reference are also available from Cantel or Minntech, as the case may be, without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

Cantel Medical Corp.                       Minntech Corporation
150 Clove Road, 9th Floor                  14605 28th Avenue North
Little Falls, New Jersey 07424             Minneapolis, Minnesota 55447
Attention: Joanna Z. Albrecht              Attention: General Counsel
Telephone number: (973) 890-7220           Telephone number: (763) 553-2473


    IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO BY AUGUST 29, 2001 IN ORDER TO RECEIVE THEM BEFORE YOUR COMPANY'S SHAREHOLDERS MEETING. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


    WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OF OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS JOINT PROXY STATEMENT/ PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS OF EXCHANGE OR TO BUY, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. INFORMATION ABOUT CANTEL HAS BEEN SUPPLIED BY CANTEL, AND INFORMATION ABOUT MINNTECH HAS BEEN SUPPLIED BY MINNTECH.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the Cantel consolidated financial statements and schedule included in the Cantel Annual Report on Form 10-K for the year ended July 31, 2000, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. Cantel's financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The financial statements of Minntech Corporation as of March 31, 2001 and 2000 and for each of the three years in the period ended March 31, 2001 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the shares of Cantel common stock issuable in connection with the merger have been passed upon by Cantel's counsel, Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations.

                   SHAREHOLDER PROPOSALS FOR ANNUAL MEETINGS

    CANTEL. Stockholder proposals that are intended to be presented at the Cantel 2001 Annual Meeting of Stockholders must be received by Cantel a reasonable time before Cantel begins to print and mail its proxy materials in order to be included in the proxy statement and related materials. Such proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in Cantel's proxy statement for its 2001 Annual Meeting of Stockholders.

    MINNTECH. Due to the anticipated merger, Minntech does not currently expect to hold a 2001 annual meeting of shareholders, as Minntech will be owned by Cantel if the merger is completed. If the merger is not completed and an annual meeting is later held, shareholder proposals for inclusion in the proxy materials for that meeting would have to be submitted to Minntech's Corporate Secretary a reasonable time before Minntech begins to print and mail those proxy materials. These proposals also must meet the other requirements of the rules of the SEC relating to shareholder proposals.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             CANTEL MEDICAL CORP.,
                              CANOPY MERGER CORP.
                                      AND
                              MINNTECH CORPORATION
                            DATED AS OF MAY 30, 2001

                               TABLE OF CONTENTS


       PAGE

     --------
                                     ARTICLE I

                                     THE MERGER

Section 1.01            The
Merger..................................................     A-5
Section 1.02
Closing.....................................................     A-5
Section 1.03            Effective Time of the
Merger................................     A-5
Section 1.04            Effects of the
Merger.......................................     A-5
Section 1.05            Directors and
Officers......................................     A-6

                                     ARTICLE II

            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                       CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01            Manner of Converting
Shares.................................     A-6
Section 2.02            Exchange of
Certificates....................................     A-7

                                    ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01            Organization, Standing,
Qualification.......................    A-11
Section 3.02
Capitalization..............................................    A-11
Section 3.03            Authorization and
Execution.................................    A-12
Section 3.04            No
Conflicts................................................    A-12
                        SEC Reports; Financial Statements; No Undisclosed
Section 3.05
Liabilities.................................................    A-13
Section 3.06            Registration Statement; Joint Proxy
Statement...............    A-14
Section 3.07            Absence of Certain Changes or
Events........................    A-14
Section 3.08            Tax
Matters.................................................    A-15
Section 3.09            Owned
Property..............................................    A-16
Section 3.10            Material
Contracts..........................................    A-17
Section 3.11            Intellectual
Property.......................................    A-17
Section 3.12
Litigation..................................................    A-18
Section 3.13            Permits, Licenses, Authorizations; Compliance with
Laws.....    A-19
Section 3.14            No Brokers or
Finders.......................................    A-19
Section 3.15            Benefit
Plans...............................................    A-19
Section 3.16            Environmental
Matters.......................................    A-22
Section 3.17
Insurance...................................................    A-23
Section 3.18            Company
Products............................................    A-23
Section 3.19            Anti-Fraud
Statutes.........................................    A-24
Section 3.20            Amendment to Rights
Agreement...............................    A-24
Section 3.21            Opinion of Financial
Adviser................................    A-24
Section 3.22            Voting
Requirements.........................................    A-24
Section 3.23            Distributors, Suppliers and
Customers.......................    A-24

                                     ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

Section 4.01            Organization, Standing,
Qualification.......................    A-25
Section 4.02
Capitalization..............................................    A-25
Section 4.03            Authorization and
Execution.................................    A-25
Section 4.04            No
Conflicts................................................    A-26


       PAGE

     --------
                        SEC Reports; Financial Statements; No Undisclosed
Section 4.05
Liabilities.................................................    A-26
Section 4.06            Registration Statement; Joint Proxy
Statement...............    A-27
Section 4.07            Absence of Certain Changes or
Events........................    A-27
Section 4.08            Tax
Matters.................................................    A-28
Section 4.09            Owned
Property..............................................    A-29
Section 4.10            Material
Contracts..........................................    A-30
Section 4.11            Intellectual
Property.......................................    A-30
Section 4.12
Litigation..................................................    A-31
Section 4.13            Permits, Licenses, Authorizations; Compliance with
Laws.....    A-31
Section 4.14            No Brokers or
Finders.......................................    A-31
Section 4.15            Benefit
Plans...............................................    A-32
Section 4.16            Environmental
Matters.......................................    A-34
Section 4.17
Insurance...................................................    A-35
Section 4.18            Buyer
Products..............................................    A-35
Section 4.19            Anti-Fraud
Statutes.........................................    A-35
Section 4.20            Opinion of Financial
Adviser................................    A-36
Section 4.21            Voting
Requirements.........................................    A-36
Section 4.22
Financing...................................................    A-36
Section 4.23            Distributors, Suppliers and
Customers.......................    A-36

                                     ARTICLE V

             OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

Section 5.01            Preservation of
Business....................................    A-36
Section 5.02            Ordinary
Course.............................................    A-36
Section 5.03            Negative Covenants of the
Company...........................    A-37
Section 5.04            Tax
Covenant................................................    A-38
Section 5.05            Third Party
Consents........................................    A-38

                                     ARTICLE VI

                OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

Section 6.01            Preservation of
Business....................................    A-39
Section 6.02            Ordinary
Course.............................................    A-39
Section 6.03            Negative Covenants of
Buyer.................................    A-39
Section 6.04            Tax
Covenant................................................    A-40
Section 6.05            Third Party
Consents........................................    A-40

                                    ARTICLE VII

                               ADDITIONAL AGREEMENTS

                        Shareholders' Meetings; Registration Statement and Joint
Section 7.01            Proxy
Statement.............................................    A-41
Section 7.02            No
Shopping.................................................    A-42
Section 7.03            Access to
Information.......................................    A-43
Section 7.04            Amendment of the Company's Employee
Plans...................    A-43
Section 7.05            [Intentionally
Omitted].....................................    A-43
Section 7.06            Certain
Resignations........................................    A-43
Section 7.07            Confidentiality
Agreements..................................    A-43
Section 7.08            Employee Benefit
Covenant...................................    A-44
Section 7.09            Employee
Matters............................................    A-44
Section 7.10
Indemnification.............................................    A-44
Section 7.11            Directors and Officers Liability
Insurance..................    A-44


       PAGE

     --------
Section 7.12            Management
Agreements.......................................    A-45
Section 7.13
Cooperation.................................................    A-45
Section 7.14            Letters of the Company's
Accountants........................    A-45
Section 7.15            Letters of Buyer's
Accountants..............................    A-45
Section 7.16            Satisfaction of Conditions to the Merger;
Notification......    A-45
Section 7.17            Rule 145
Affiliates.........................................    A-46
Section 7.18            Listing of Buyer Common
Stock...............................    A-46
Section 7.19            Section 16
Matters..........................................    A-46
Section 7.20            Buyer Board of
Directors....................................    A-46
Section 7.21            Accounting
Treatment........................................    A-46
Section 7.22
Offices.....................................................    A-46

                                    ARTICLE VIII

                                CONDITIONS PRECEDENT

                        Conditions to Each Party's Obligation to Effect the
Section 8.01
Merger......................................................    A-47
                        Conditions to the Obligations of Buyer and Buyer
Section 8.02
Subsidiary..................................................    A-47
Section 8.03            Conditions to Obligations of the
Company....................    A-48

                                     ARTICLE IX

                             TERMINATION AND AMENDMENT

Section 9.01
Termination.................................................    A-49
Section 9.02            Procedure and Effect of
Termination.........................    A-50
Section 9.03            Termination Fee;
Expenses...................................    A-50

                                     ARTICLE X

                                 GENERAL PROVISIONS

Section 10.01           Termination of Representations and
Warranties...............    A-51
Section 10.02           Amendment and
Modification..................................    A-51
Section 10.03           Waiver of Compliance;
Consents..............................    A-52
Section 10.04
Expenses....................................................    A-52
Section 10.05           Press Releases and Public
Announcements.....................    A-52
Section 10.06           Additional
Agreements.......................................    A-52
Section 10.07
Notices.....................................................    A-52
Section 10.08
Assignment..................................................    A-53
Section 10.09           Rules of
Interpretation.....................................    A-53
Section 10.10           Governing
Law...............................................    A-54
Section 10.11
Counterparts................................................    A-54
Section 10.12           Headings; Internal
References...............................    A-54
Section 10.13           Entire
Agreement............................................    A-54
Section 10.14
Severability................................................    A-54
Section 10.15           Equitable
Remedies..........................................    A-54
Section 10.16           Disclosure
Schedules........................................    A-54

EXHIBITS

Exhibit A               Articles of Incorporation of Surviving Corporation
Exhibit A-1             Bylaws of Surviving Corporation
Exhibit B               Form of Rule 145 Letter
Exhibit C               Form of Affiliate Letter Agreement

    AGREEMENT AND PLAN OF MERGER, dated as of May 30, 2001 (this "AGREEMENT"), among Cantel Medical Corp., a Delaware corporation ("BUYER"), Canopy Merger Corp., a Minnesota corporation formed and wholly owned by Buyer ("BUYER SUBSIDIARY"), and Minntech Corporation, a Minnesota corporation (the "COMPANY" and, together with Buyer Subsidiary, sometimes hereinafter referred to as the "CONSTITUENT CORPORATIONS").

    WHEREAS, the respective Boards of Directors of the Company, Buyer and Buyer Subsidiary have determined that it is advisable and in the best interests of their respective shareholders to consummate, and have approved, the merger of Buyer Subsidiary with and into the Company (the "MERGER" ) and the other transactions contemplated by this Agreement; and

    WHEREAS, the Company and Buyer desire to make certain representations, warranties and agreements in connection with, and to prescribe various conditions to, the Merger.

    NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (defined in Section 1.03), Buyer Subsidiary shall be merged with and into the Company in accordance with the laws of the State of Minnesota. The Company shall be the surviving corporation in the Merger. The effects and the consequences of the Merger shall be as set forth in
Section 1.04. Throughout this Agreement, the term "SURVIVING CORPORATION" shall refer to the Company in its capacity as the surviving corporation in the Merger.

    Section 1.02 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 A.M. (Eastern Time), on the business day following the date on which the last of the closing conditions set forth in Article VIII have been met or waived in accordance with this Agreement (other than those that by their terms cannot be satisfied until the time of the Closing), or on such other date or at such other time as is agreed to in writing by the parties (the date of the Closing is referred to as the "CLOSING DATE"). The Closing shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004, or at such other location as is agreed to in writing by the parties.

    Section 1.03 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger shall be duly prepared, executed and acknowledged by an appropriate officer of each of the Constituent Corporations (the "ARTICLES OF MERGER") and, as soon as practicable on the Closing Date (or on such other date as is agreed to in writing by the parties) following the Closing, shall be filed with the Secretary of State of the State of Minnesota, as provided by the Minnesota Business Corporation Act (the "MBCA"). The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with
Section 302A.615 of the MBCA or at such time thereafter as is agreed by the parties and provided in the Articles of Merger (the date and time the Merger becomes effective is referred to as the "EFFECTIVE TIME").

    Section 1.04  EFFECTS OF THE MERGER.  At the Effective Time:

        (a) Buyer Subsidiary shall be merged with and into the Company, the separate corporate existence of Buyer Subsidiary shall cease, and the Company shall be the Surviving Corporation;

        (b) the Articles of Incorporation and the Bylaws of the Company shall be amended as of the Effective Time to read in their entirety as set forth on Exhibit A and Exhibit A-1, respectively, and as so amended shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law or by the Articles of Incorporation or the Bylaws of the Surviving Corporation; and

        (c) the Merger shall have all the effects of applicable law, including as provided in Section 302A.641 of the MBCA.

    Section 1.05 DIRECTORS AND OFFICERS. As of the Effective Time, the directors of Buyer Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earlier of the resignation or removal of such person or until his or her successor is duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    Section 2.01 MANNER OF CONVERTING SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, the shares of capital stock of the Constituent Corporations shall be converted or cancelled as follows:

        (a) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $0.05 per share, of the Company ("COMPANY COMMON STOCK") that is owned by any Subsidiary (defined in Section 3.01) of the Company or that is owned by Buyer or its Subsidiaries shall be canceled and cease to exist, and no stock or other consideration shall be delivered in exchange therefor.

        (b) CONVERSION OF BUYER SUBSIDIARY'S COMMON STOCK. Each share of common stock, par value $0.01 per share, of Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

        (c) CONVERSION OF THE COMPANY COMMON STOCK. Subject to the other provisions of this Section 2.01, each share of Company Common Stock, other than Dissenting Shares (defined in Section 2.01(e)) and shares canceled pursuant to Section 2.01(a), issued and outstanding immediately prior to the Effective Time (collectively, the "OUTSTANDING SHARES") shall be converted into the right to receive from Buyer (i) $6.25 in cash, without interest (the "CASH CONSIDERATION"), and (ii) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.10 per share, of Buyer ("BUYER COMMON STOCK"), equal to the Exchange Ratio (the "STOCK CONSIDERATION") (the Cash Consideration and the Stock Consideration are referred to, together, as the "MERGER CONSIDERATION"), prorated for fractional shares of Company Common Stock.

        The "EXCHANGE RATIO" shall be equal to the quotient (rounded to four decimal places) of (x) $4.25 divided by (y) the Average Buyer Closing Price; PROVIDED, HOWEVER, that the Exchange Ratio shall not be less than .1471 nor greater than .2833. The "AVERAGE BUYER CLOSING PRICE" shall be equal to the average per share closing sales price of Buyer Common Stock (rounded to four decimal places), as reported on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), over the seven consecutive trading day period ending on the trading day (the "DETERMINATION DATE") immediately preceding the fifth trading day prior to the date of the Company Shareholders Meeting (defined in Section 7.01 (a)). Computations to be rounded to four decimal points shall be rounded up to the next highest ten thousandth if the computation initially shall be exactly halfway between the next lowest and the next highest ten thousandth.

        (d) ANTI-DILUTION PROVISIONS. In the event that Buyer changes (or establishes a record date for changing) the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Buyer Common Stock and the record date therefor or the effective time thereof shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately. If, between the date of this Agreement and the Effective Time, Buyer shall merge or consolidate with or into any other corporation and the terms of that transaction shall provide that Buyer Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Buyer Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Buyer Common Stock issuable to that shareholder as provided in this Agreement, the same kind and amount of securities or assets as shall be distributable upon that merger or consolidation with respect to one share of Buyer Common Stock. Nothing stated herein shall permit Buyer to take any action that is not permitted under Section 6.03 hereof without the written consent of the Company.

        (e) DISSENTING SHARES. Each outstanding share of the Company Common Stock the holder or beneficial owner of which has perfected such holder or beneficial owner's right to dissent under Sections 302A.471 and 302A.473 of the MBCA, and has not effectively withdrawn or lost that right as of the Effective Time (the "DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to those rights as are granted by the MBCA. If, after the Effective Time, a holder or beneficial owner of Dissenting Shares fails to perfect, withdraws or loses its right to dissent, such Dissenting Shares shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration as provided in
    Section 2.01, without interest thereon, upon surrender of the certificates representing the shares of Company Common Stock (the "COMPANY CERTIFICATES") previously constituting Dissenting Shares in accordance with Section 2.02 of this Agreement. The Company shall give Buyer (i) prompt notice upon receipt by the Company of any notice of intent to demand payment of the fair value of any shares of Company Common Stock and of withdrawals of any of those notices of intent and any other instruments provided pursuant to the MBCA and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters' rights under the MBCA. The Company shall not voluntarily make any payment with respect to any exercise of dissenters' rights and shall not, except with the prior written consent of Buyer, settle or offer to settle any demands for fair value of Dissenting Shares under Section 302A.471 or 302A.473 of the MBCA. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

    Section 2.02  EXCHANGE OF CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, Buyer and the Surviving Corporation jointly and severally agree to deposit with a bank or trust company appointed by Buyer (and reasonably acceptable to the Company) (the "EXCHANGE AGENT") an amount of cash and certificates representing the shares of Buyer Common Stock required to effect the conversion of Outstanding Shares and the Dissenting Shares (presuming that they will lose the right to dissent) into cash and Buyer Common Stock in accordance with Section 2.01. Buyer and the Surviving Corporation jointly and severally agree promptly to deposit with the Exchange Agent additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares or Dissenting Shares and to effect the conversion of the Outstanding Shares, which payments shall be made by the Exchange Agent. The cash and Buyer Common Stock deposited with the Exchange Agent pursuant to this
Section 2.02(a) may not be used for any other purpose, except as provided in this Agreement. All cash deposited with the Exchange Agent pursuant to this
Section 2.02(a) shall be
invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $50,000,000 ("PERMITTED INVESTMENTS"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payments to persons entitled thereto pursuant to this Section 2.02. Any net profit resulting from, or interest or income produced by, such investments shall be distributed to Buyer by the Exchange Agent upon Buyer's request.

    (b) EXCHANGE AND PAYMENT PROCEDURES. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to another agent or agents as may be appointed by Buyer for that purpose, together with a letter of transmittal, duly executed, the holder of the Company Certificate (other than a Company Certificate representing Dissenting Shares) shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Buyer Common Stock ("BUYER SHARES") into which the shares of the Company Common Stock previously represented by the Company Certificate are converted in accordance with Section 2.01 and, if applicable, after giving effect to the Adjustment Amount (defined in Section 9.01(f)), (y) cash to which that holder is entitled in accordance with Section 2.01 (subject to Section 2.02(e)) and, if applicable, after giving effect to the Adjustment Amount and (z) any cash in lieu of fractional Buyer Shares which that holder has the right to receive pursuant to Section 2.02(e) (the shares of Buyer Common Stock and cash described in clauses (x), (y) and (z) above being referred to collectively as the "AGGREGATE CONSIDERATION"). In the event the Aggregate Consideration is to be delivered to any person who is not the person in whose name the Company Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Aggregate Consideration may be delivered to a transferee if the Company Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect that transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Company Certificate (other than a Company Certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.01(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Aggregate Consideration contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable to holders of the Company Certificates pursuant to provisions of this Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or paid after the Effective Time with respect to Buyer Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the Buyer Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole Buyer Shares issued in exchange therefor (or the person who would be the record holder of the certificates representing fractional Buyer Shares if fractional Buyer Shares were issued in exchange therefor), without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Buyer Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Buyer Shares.

    (d) NO FURTHER OWNERSHIP RIGHTS IN THE COMPANY COMMON STOCK. (i) After the Effective Time, there shall be no further registration or transfers of shares of Company Common Stock.

    (ii) The payment of the Aggregate Consideration to be made to holders of Company Certificates upon conversion of shares of the Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to those shares of the Company Common Stock.

   (iii) If, after the Effective Time, Company Certificates are presented to Buyer for any reason, they shall be canceled and exchanged as provided in this
Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of the Company Certificates, and those fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Buyer.

    (ii) To the extent a holder of the Company Common Stock would otherwise have been entitled to receive a fractional share of Buyer Common Stock, that holder shall be entitled to receive in lieu thereof a payment in cash, without interest, in an amount equal to (x) such fraction multiplied by (y) the average of the per share closing price of Buyer Common Stock on NASDAQ over the seven consecutive trading day period ending on the trading day immediately prior to the Closing Date. The fractional shares of Buyer Common Stock shall be aggregated and no holder of Company Common Stock shall be entitled to receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Buyer Common Stock as calculated above.

    (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Buyer Shares deposited with the Exchange Agent pursuant to Section 2.02(a) and not exchanged within one year after the Effective Time pursuant to this
Section 2.02 shall be returned by the Exchange Agent to Buyer, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Company Certificates and Dissenting Shares and unclaimed at the end of one year from the Effective Time shall be returned to Buyer, after which time any holder of unsurrendered Company Certificates shall look, as a general creditor only, to Buyer for payment of those funds to which the holder may be due, subject to applicable law. Notwithstanding anything herein stated, Buyer and the Surviving Corporation shall continue to be liable, after the expiration of the one-year period, for any payments required to be made under Section 302A.473 of the MBCA and
Section 2.01(e) hereof.

    (g) WITHHOLDING RIGHTS. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of the Company Common Stock (or to any person pursuant to Section 2.02(i)) those amounts as it is required to deduct and withhold with respect to the making of that payment under the Internal Revenue Code of 1986 (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of the Company Common Stock (or to any person pursuant to Section 2.02(i)) in respect of which the deduction and withholding was made by Buyer.

    (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to have been lost, stolen or destroyed, the amount to which such person would have been entitled under Section 2.02 but for failure to deliver such certificate or certificates to the Exchange Agent shall nevertheless be paid to such person; provided, however, that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as it may reasonably direct as indemnity against any claim that may be had against the Surviving Corporation or Buyer with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

    (i) STOCK PLANS OF THE COMPANY. (1) As soon as practicable following the date of this Agreement, the Company Board of Directors (or, if appropriate, a committee administering the Company Option Plans (the "COMMITTEE") shall
(A) use its reasonable best efforts, by adopting such resolutions or taking such other actions (if any) as may be required, to provide that each unexpired and unexercised option to purchase Company Common Stock (each, a "COMPANY STOCK OPTION") granted under the Company's stock option plans (collectively, the "COMPANY OPTION PLANS", and each, a "COMPANY OPTION PLAN"), but excluding the Pre-1996 Options and ESPP Options (each defined below), outstanding immediately prior to the Effective Time (whether vested or unvested) shall be converted at the Effective Time into the right to receive (or shall be canceled in exchange for payment of) an amount of cash equal to (x) the excess, if any, of (1) the Cash Consideration plus the fair market value (as determined in good faith by the applicable Committee) of the Stock Consideration to be received per share by the shareholders of the Company at the Effective Time over (2) the exercise price per share of the Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (and, if there is no excess with respect to a Company Stock Option, no cash will be paid with respect to that Company Stock Option); and (B) make such other changes to the Company Option Plans as the Company and Buyer may agree are appropriate to give effect to the Merger. Buyer understands and agrees that the applicable Committee may conclude that the fair market value of the Stock Consideration (for purposes of clause (x)(1) herein) is equal to the product of the Exchange Ratio and the Average Buyer Closing Price.

    (2) Effective immediately prior to the Effective Time, each Company Stock Option (each, an "ESPP OPTION") granted under the Company 1990 Employee Stock Purchase Plan, as amended and restated (the "COMPANY STOCK PURCHASE PLAN"), that is then outstanding shall be treated as set forth in the amendment to the Company Stock Purchase Plan adopted on May 30, 2001. Each Company Stock Option that was granted on or prior to September 26, 1996 under the original Company 1989 Stock Plan is referred to in this Agreement as a "PRE-1996 OPTION". Pre-1996 Options held immediately prior to the Effective Time by persons who provide Consents (defined in Section 7.08) to the Company will be entitled to payment of an amount of cash, for each share of Company Common Stock subject to a Pre-1996 Option then held by such person, equal to the greater of (x) the excess of the amount set forth in (x)(1) of Section 2.02(i)(1) (for which purpose the fair value of the Stock Consideration shall be deemed to be equal to the product of the Exchange Ratio and the Average Buyer Closing Price) over the exercise price per share of Company Common Stock subject to such Pre-1996 Option, or (y) $0.02, and the Consents shall so provide, and will otherwise be treated as provided in the Consents, and the Company shall use its reasonable best efforts to obtain the Consents, including taking all action required by
Section 7.08.

    (3) All amounts payable pursuant to this Section 2.02(i) shall be subject to any required withholding of taxes or proof of eligibility of exemption therefrom, and shall be paid as soon as practicable following the Effective Time (but in no event later than five business days thereafter), without interest.

    (4) The Company shall use its reasonable best efforts to take all actions determined to be necessary to effectuate the provisions of this Section 2.02(i). Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, the Committee) shall use its reasonable best efforts, by taking or causing to be taken such actions as are required, to cause (i) the cancellation of all Company Stock Options (including any reload options) effective as of the Effective Time, (ii) the Company Option Plans to terminate as of the Effective Time, and (iii) the provisions in any other Company Employee Plan providing for the issuance, ownership, transfer or grant of any capital stock of the Company, or any interest in respect of any capital stock of the Company, on or following the Effective Time to be deleted as of the Effective Time. The Committee shall take or cause to be taken such

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actions as are required by Section 12(g) of the Company 1989 Stock Plan, as amended, and Section 13 of the Company 1998 Stock Option Plan, as amended.

    (j) NO LIABILITY. No party to this Agreement shall be liable to any holder of shares of the Company Common Stock for payment of the Merger Consideration (or dividends or distributions relating thereto) delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or similar law.

    (k) SHARES HELD BY COMPANY AFFILIATES. Anything to the contrary in this Agreement notwithstanding, no shares of Buyer Common Stock (or certificates for such shares) shall be issued in exchange for any Company Certificate to any person who is expected to be an "affiliate" of the Company at the Effective Time (identified pursuant to Section 7.17) until such person shall have delivered to Buyer a duly executed letter agreement as contemplated by Section 7.17. Such person shall be subject to the restrictions described in such letter agreement, and such shares (or certificates for such shares) shall bear a legend describing such restrictions.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as otherwise set forth in the disclosure schedule delivered by the Company to Buyer concurrently with the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") or as otherwise described in the Company SEC Reports (defined in Section 3.05(a) below) filed before the date of this Agreement, the Company represents and warrants to Buyer and Buyer Subsidiary as follows:

    Section 3.01 ORGANIZATION, STANDING, QUALIFICATION. Each of the Company's Subsidiaries is listed in the Company Disclosure Schedule under the heading "Subsidiaries." Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Company Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect (defined below). "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Company, Buyer or the Surviving Corporation, as applicable, a material adverse effect upon the business, operations, properties, or financial condition of that party and its Subsidiaries taken as a whole, or on that party's ability to consummate the Merger (other than any such effect resulting from (a) any change, event, occurrence, or condition generally applicable to the industry in which the party and its Subsidiaries operate, (b) general economic or market conditions, or (c) the public announcement of this Agreement). A Material Adverse Effect on the Company, the Buyer or the Surviving Corporation is referred to as a "COMPANY MATERIAL ADVERSE EFFECT," a "BUYER MATERIAL ADVERSE EFFECT" or a "SURVIVING CORPORATION MATERIAL ADVERSE EFFECT," as applicable. The copies of the charter and bylaws (or similar organizational documents) of the Company and each of its Subsidiaries provided to Buyer are complete and correct as of the date of this Agreement. A "SUBSIDIARY" means, with respect to any corporation or other entity, any corporation or other entity in which the first entity owns, directly or indirectly, fifty percent or more of the securities or other ownership interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions.

    Section 3.02 CAPITALIZATION. The authorized capital stock of the Company consists of twenty million (20,000,000) shares of Company Common Stock, of which, as of the date of this Agreement,

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6,679,287 shares are issued and outstanding, and five million (5,000,000) shares of Preferred Stock, no par value, of which 200,000 shares have been designated as Series A Junior Participating Preferred Stock ("SERIES A PREFERRED STOCK"), none of which, as of the date of this Agreement, is issued and outstanding. All of the issued and outstanding shares of capital stock of the Company and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which the Company or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for (a) options to purchase up to 1,961,641 shares of Company Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Company Disclosure Schedule, (b) the Rights Agreement dated as of July 1, 1999 between the Company and Norwest Bank Minnesota, N.A., now known as Wells Fargo Bank Minnesota, N.A. (the "RIGHTS AGREEMENT"), under which each outstanding share of Company Common Stock has attached to it certain rights (the "RIGHTS"), including rights under certain circumstances to purchase a fraction of a share of Series A Preferred Stock at $65 per right or Company Common Stock at one-half of its market price, subject to adjustment, and (c) rights to the issuance of not more than 18,517 shares of Company Common Stock (as of the date hereof) under the Company Stock Purchase Plan. There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Company Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which the Company or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Company Disclosure Schedule).

    Section 3.03 AUTHORIZATION AND EXECUTION. The Company has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Company Common Stock at the Company Shareholders Meeting, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by the Board of Directors of the Company, and no further corporate action of the Company, other than the approval of its shareholders and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the accuracy of the representations and warranties of Buyer and Buyer Subsidiary set forth in Article IV, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

    Section 3.04 NO CONFLICTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of the Company or any of its Subsidiaries, (b) except for the filing of the Joint Proxy Statement (defined in Section 7.01(b)), compliance with the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of the Company or any of its Subsidiaries, (c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to the Company or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to the Company or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of the Company or any of its Subsidiaries under, any Company Material Contract (defined in Section 3.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

    Section 3.05  SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

    (a) The Company has made available to Buyer, in the form filed with the Securities and Exchange Commission (the "SEC"), all reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC from January 1, 1998 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings, other than the Joint Proxy Statement, are collectively called the "COMPANY SEC REPORTS" and each is individually called a "COMPANY SEC REPORT"). No Company SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Company SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT"), the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed before the date of this Agreement that has been superseded by a subsequent Company SEC Report filed before the date of this Agreement. From January 1, 1998 to the date of this Agreement, the Company has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

    (b) The consolidated financial statements contained in the Company SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiaries for the periods indicated and are consistent with the books and records of the Company and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

    (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Company SEC Reports (the "COMPANY BALANCE SHEET"), neither the Company nor any of its Subsidiaries had, as of the date of such Company Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of the Company prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Company Balance Sheet to the date of this Agreement, neither the Company nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Company Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

    Section 3.06 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Joint Proxy Statement (defined in Section 7.01(b)) will comply as to form in all material respects with the requirements of the Exchange Act applicable to the Company. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement (defined in Section 7.01(b)) or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC and, after giving effect to all supplements and amendments thereto (if any), at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to shareholders of the Company and Buyer and, after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the Company Balance Sheet to and including the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither the Company nor any of its Subsidiaries has:

        (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

        (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

        (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of the Company's Subsidiaries to the Company or another of the Company's Subsidiaries;

        (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of options granted on or before the date of the Company Balance Sheet;

        (e) purchased any business, purchased any stock of any corporation other than the Company, or merged or consolidated with any person;

        (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to the Company and its Subsidiaries, taken as a whole;

        (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (i) borrowing incurred for working capital purposes under the Company's existing revolving credit facility and (ii) intercompany indebtedness;

        (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

        (i) except for this Agreement, entered into any commitment to do any of the foregoing;

        (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Company Material Adverse Effect;

        (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of the Company or its Subsidiaries ("COMPANY EMPLOYEE");

        (l) increased the compensation or benefits of any officer or director of the Company or any of its Subsidiaries, other than consistent with past practice; or

        (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Company Employee, except in the ordinary course of business consistent with past practice.

    Section 3.08  TAX MATTERS.

    (a) The Company and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to income, gross receipts, withholding, social security, unemployment, payroll, franchise, personal property, unclaimed property, real property, excise, sales, use, license, employment, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise (collectively, "TAXES"). "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. All such Tax Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes shown on such Tax Returns to the extent such Taxes have become due.

    (b) There is no material dispute or claim concerning the Tax liability of any of the Company or its Subsidiaries claimed or raised by any authority in writing. Neither the Company nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

    (c) The Company and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

    (d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was the Company.

    (e) Neither the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

    (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section
897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

    (g) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between the Company and its Subsidiaries.

    (h) The Company has delivered or made available to the Buyer true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to the Company and each of its Subsidiaries.

    (i) There is no contract, agreement, plan, or arrangement covering any Company Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

    (j) No written claims that, in the aggregate, could reasonably be expected to have a material effect have been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

    (k) Neither the Company nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

    (l) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

    (m) Neither the Company nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

    Section 3.09 OWNED PROPERTY. The Company Disclosure Schedule sets forth a list of all real property owned in fee by the Company or any of its Subsidiaries. One or more of the Company and its Subsidiaries has good and valid title to all such real property, free and clear of all mortgages, liens, security interests, charges, and encumbrances, except (a) liens for Taxes, assessments, and other governmental charges that are not due and payable or that are being contested in good faith and in respect of which adequate reserves have been established, (b) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlord's, or other similar liens securing obligations that are not due and payable, that are due but not delinquent, or that are being contested in good faith and in respect of adequate reserves have been established, (c) mortgages, liens, security interests, charges, and encumbrances evidenced by any lease, contract, or agreement that is described in the Company Disclosure Schedule or in the Company SEC Reports filed before the date of this Agreement or the non-disclosure of which therein does not constitute a misrepresentation under Section 3.10(e), (d) imperfections of title and liens, charges, and encumbrances that do not materially detract from the value or materially interfere with the present use of the properties subject thereto or affected thereby, and (e) in the case of any real property subject to a title commitment described in the Company Disclosure Schedule, imperfections of title and mortgages, liens, security interests, charges, and encumbrances that are shown on such title commitment or are otherwise of record. The Company and its Subsidiaries have sufficient title to, or the right to use, all of their other tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Company Material Adverse Effect.

    Section 3.10 MATERIAL CONTRACTS. Neither the Company nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

        (a) employment, severance or non-competition agreements with Company Employees;

        (b) operating lease, whether as lessor or lessee, with respect to any real property;

        (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

        (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

        (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of the Company or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

        (f) contract restricting the Company or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

        (g) plan of reorganization;

        (h) partnership or joint venture agreement;

        (i) collective bargaining agreement or agreement with any labor union or association representing the Company Employees;

        (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business, except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations of the Company remaining;

        (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

        (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

    All of the foregoing are collectively called "COMPANY MATERIAL CONTRACTS." To the extent Company Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to Buyer. To the extent Company Material Contracts are not evidenced by documents, written summaries have been delivered or made available to Buyer. Each Company Material Contract is in full force and effect, unless the failure of any Company Material Contracts to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any of the Company Material Contracts, except for breaches or defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    Section 3.11 INTELLECTUAL PROPERTY. The Company Disclosure Schedule contains a complete and correct list of all Company Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or registered copyrights, and all applications for any of the foregoing. The Company is the sole and exclusive owner of, or otherwise has a valid license or right to use, all the Company Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.09(a), except to the extent that such inability to use such Company Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation of the Company's properties and assets, and the Company has the right to use all of the Company Proprietary Rights in all jurisdictions in which the Company conducts its business except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. There is, to the knowledge of the Company, no material existing infringement, misuse, or misappropriation of any Company Proprietary Rights by others. To the knowledge of the Company, the Company has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Company knows the Company proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, since January 1, 1998, the Company has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Company Proprietary Rights.

    "COMPANY PROPRIETARY RIGHTS" means all Proprietary Rights owned, licensed or otherwise used by the Company in the operation of its business.

    "PROPRIETARY RIGHTS" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, know-how, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments of the foregoing categories of intellectual property listed in subsections (a) through (f) of this paragraph (in whatever form or medium), and (h) all licenses, sublicenses, agreements, or permissions related to the foregoing categories of intellectual property listed in subsections (a) through
(f) of this paragraph.

    Section 3.12 LITIGATION. The Company Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against the Company or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or that

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seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

    Section 3.13  PERMITS, LICENSES, AUTHORIZATIONS; COMPLIANCE WITH
LAWS. Except with respect to Company Products (defined in Section 3.18(a), which are subject to the representations set forth in Section 3.18), each of the Company and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither the Company nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to the Company or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 3.08) or, to the knowledge of the Company, threatened, and (ii) to the knowledge of the Company, no governmental authority has indicated an intention to conduct any such investigation or review.

    Section 3.14 NO BROKERS OR FINDERS. Except for U.S. Bancorp Piper Jaffray Inc., the Company has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby. The Surviving Corporation shall be liable for all obligations of the Company under its engagement letter with U.S. Bancorp Piper Jaffray Inc.

    Section 3.15  BENEFIT PLANS

    (a) Each employee pension benefit plan ("PENSION PLAN"), as defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employee welfare benefit plan ("WELFARE PLAN"), as defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase, severance, or other employee benefit plan, agreement, commitment, or arrangement funded or unfunded, written or oral ("BENEFIT PLAN"), which is currently maintained by the Company or any of its ERISA Affiliates (defined in Section 3.15(o) below) or to which the Company or any of its ERISA Affiliates currently contributes, or is under any current obligation to contribute, or under which the Company or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "COMPANY EMPLOYEE PLANS" and each, individually, a "COMPANY EMPLOYEE PLAN"), and each management, employment, severance, consulting, non-compete or similar agreement or contract between the Company or any of its Subsidiaries and any Company Employee pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise ("COMPANY EMPLOYEE AGREEMENT"), is listed in the Company Disclosure Schedule. True and complete copies have been delivered or made available to Buyer of (i) all documents embodying or relating to each Company Employee Plan and each Company Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) a statement of alternative form of compliance pursuant to U.S. Department of Labor ("DOL") Regulation Section2520.104-23, if any, filed for each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"), if any, for each Company Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Company Employee Plan is funded, the most recent annual and periodic accounting of the Company Employee Plan assets; (vi) the most recent

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summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; and (vii) the most recent annual reports (Series 5500 and all schedules thereto) filed for plan years 1998 and 1999, if any, as required under ERISA in connection with each Company Employee Plan or related trust. None of the Company, nor any of its Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan, to enter into any Company Employee Agreement or to modify or to terminate any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Company Employees.

    (b) The Company and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Company Employee Plans, ERISA, the Code, or other applicable laws.

    (c) Each Company Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Employee Plan is so qualified and that each trust forming a part of any such Company Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption.

    (d) Each Company Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Company Employee Plan have been timely filed, other than filings that are inconsequential.

    (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its ERISA Affiliates or, to the knowledge of the Company, any plan fiduciary by the IRS, the DOL, the Pension Benefit Guaranty Corporation ("PBGC"), or any participant or beneficiary with respect to any Company Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Company Employee Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code. Neither the Company nor any of its ERISA Affiliates nor, to the knowledge of the Company, any plan fiduciary of any Pension or Welfare Plan maintained by the Company or its Subsidiaries has engaged in any transaction in violation of
Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Company Employee Plan.

    (f) Each Company Employee Plan can be amended, terminated or otherwise discontinued without liability to the Company, any of its Subsidiaries or any of its ERISA Affiliates.

    (g) No liability under any Company Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

    (h) Neither the Company nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit

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pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

    (i) None of the Company, nor any of its Subsidiaries or ERISA Affiliates
(i) maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Company Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

    (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Buyer to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

    (k) There is no commitment covering any Company Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

    (l) The Company and each of its Subsidiaries (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Company Employees.

    (m) No work stoppage or labor strike against the Company or any of its Subsidiaries by Company Employees is pending or threatened. Neither the Company nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Company Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) is engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is presently, nor has been in the past six years, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no such agreement or contract is currently being negotiated by the Company or any of its affiliates. No Company Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of the Company, no activities the purpose of which is to achieve such representation of all or some of such Company Employees are threatened or ongoing.

    (n) Neither the Company nor any of its ERISA Affiliates has any liability with respect to any plan, program, or arrangement maintained or contributed to by any ERISA Affiliate that would be a Company Employee Plan if it were maintained by the Company.

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    (o) For purposes of this Agreement, "ERISA AFFILIATE" means, with respect to the Company and its Subsidiaries or Buyer and it Subsidiaries, as applicable, each trade, business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, under Section 414(o) of the Code, or is under "common control" with the Company and its Subsidiaries or Buyer and its Subsidiaries, as applicable, within the meaning of Section 4001(a)(14) of ERISA.

    Section 3.16  ENVIRONMENTAL MATTERS.

    (a) For purposes of Sections 3.16 and 4.16:

        (i) "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section1201 et seq., the Clean Water Act, 33 U.S.C. Section1321 et seq., the Clean Air Act, 42 U.S.C. Section7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. SectionSection641 et seq., and any other federal, state, local, or other governmental statute, regulation, law, published and legally binding guidance document, ordinance, common law cause of action, judicial or administrative decision, order or decree relating to Environmental Matters;

        (ii) "ENVIRONMENTAL MATTER" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, health or safety of employees or any matter arising out of, relating to, or resulting from emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; and

       (iii) "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, hazardous or extremely hazardous substance, or waste, solid waste, asbestos and asbestos-containing material, polychlorinated biphenyls (PCBs) and PCB-containing equipment, petroleum or any fraction thereof, or any other chemical, substance, or material listed or identified in or regulated by any Environmental Law.

    (b) The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

    (c) There are no written claims or notices (including notices that the Company or any of its Subsidiaries--or any person whose liability has been retained or assumed contractually by the Company or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened, that are based on or related to any Environmental Matters relating to the Company or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

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    (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by the Company or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries, or any predecessor of the Company or any of its Subsidiaries).

    (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, no site at or to which the Company or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") list, or any comparable state list of properties to be investigated and/or remediated.

    (f) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

    (g) The Company has delivered or made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to the Company or its Subsidiaries.

    Section 3.17 INSURANCE. The Company Disclosure Schedule contains a list of all insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither the Company nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries.

    Section 3.18  COMPANY PRODUCTS.

    (a) Since January 1, 1991, there have been no written notices, citations, or decisions by any governmental authority that any product produced, manufactured, or marketed at any time by the Company or its Subsidiaries (collectively, the "COMPANY PRODUCTS") is defective or fails to meet any applicable standards promulgated by such governmental authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the laws, regulations, policies, procedures, and specifications applicable to them with respect to the design, manufacture, labeling, testing, and inspection of the Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the Food and Drug Administration (the "FDA") or any other governmental authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Company Products and the operation of manufacturing facilities in the United States, and have complied with the laws, regulations, policies, procedures, and specifications applicable to the Company and its Subsidiaries in any jurisdiction outside the United States with respect to the design, manufacture, labeling, testing, and inspection of the Company Products and the operation of manufacturing facilities outside of the United States. Since January 1, 1991, there have been no recalls, field notifications, or seizures ordered or, to the knowledge of the Company, threatened by any governmental authority with respect to any of the Company Products, and the Company has not

                                      A-23
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independently engaged in such recalls or field notifications. The Company has not received any warning letter or Section 305 notice from the FDA.

    (b) The Company or one of its Subsidiaries has obtained, in all countries where the Company or any of its Subsidiaries is marketing or has marketed Company Products, all applicable permits, licenses, orders, authorizations, notifications and approvals required to be obtained by it by governmental authorities (including the FDA) in such countries regulating the safety, effectiveness, and market clearance of the Company Products that are currently marketed by the Company or its Subsidiaries, except where the failure to obtain such permits, licenses, orders, authorizations, notifications or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth a list of all of the Company's and its Subsidiaries' licenses, registrations, approvals, permits, and device listings regarding the Company Products. The Company Disclosure Schedule sets forth a description of all Company inspections by regulatory authorities, recalls, product actions, and audits from January 1, 1998 to the date of this Agreement, and a description of any ongoing clinical studies.

    Section 3.19 ANTI-FRAUD STATUTES. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its sales employees or representatives, has engaged knowingly and willfully in any activities that are prohibited under federal Medicare and Medicaid statutes, including 42 U.S.C. SectionSection 1320a-7b and 1395nn, or equivalent state statutes or regulations, including knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

    Section 3.20 AMENDMENT TO RIGHTS AGREEMENT. The Board of Directors of the Company has amended the Rights Agreement to provide that (a) neither Buyer nor Buyer Subsidiary will become an "Acquiring Person" (as defined in the Rights Agreement) as a result of the execution of this Agreement or the consummation of the Merger, (b) no "Shares Acquisition Date", "Distribution Date", "Section 11(a)(ii) Event" or "Section 13 Event" (as such terms are defined in the Rights Agreement) will occur as a result of the consummation of the Merger, and
(c) all outstanding Rights issued and outstanding under the Rights Agreement will expire immediately before the Effective Time.

    Section 3.21 OPINION OF FINANCIAL ADVISER. The Company's Board of Directors has received the opinion of U.S. Bancorp Piper Jaffray Inc. to the effect that, as of the date of this Agreement, the consideration to be received by the Company's shareholders in the Merger is fair to such shareholders from a financial point of view.

    Section 3.22 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock, voting as a single class at the Company Shareholders Meeting to approve this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    Section 3.23 DISTRIBUTORS, SUPPLIERS AND CUSTOMERS. To the Company's knowledge, the relationships of the Company with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Company that supplied more than $50,000 of products to the Company during the year ended March 31, 2000 or is reasonably expected to supply more than $50,000 of products to the Company during the year ended March 31, 2001, or (ii) distributor or other customer who accounted for more than $50,000 of the Company's sales of Company Products or services during the year ended March 31, 2000, or is reasonably expected to account for more than $50,000 of such sales during the year ending March 31, 2001, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company.

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                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUBSIDIARY

    Except as otherwise set forth in the disclosure schedule delivered by Buyer to the Company concurrently with the execution and delivery of this Agreement (the "BUYER DISCLOSURE SCHEDULE") or as otherwise described in the Buyer SEC Reports (defined in Section 4.05(a)) filed before the date of this Agreement, Buyer and Buyer Subsidiary represent and warrant to the Company as follows:

    Section 4.01 ORGANIZATION, STANDING, QUALIFICATION. Each of Buyer's Subsidiaries is listed in the Buyer Disclosure Schedule under the heading "Subsidiaries." Buyer and each of its Subsidiaries (including Buyer Subsidiary) is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (as identified in the Buyer Disclosure Schedule) and has the requisite corporate power and corporate authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted. Each of Buyer and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated, or leased by it, or the nature of its business, makes such qualification or licensing necessary, except such jurisdictions where failure to be so qualified, licensed, or in good standing would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. The copies of the charter and bylaws (or similar organizational documents) of Buyer and each of its Subsidiaries provided to the Company are complete and correct as of the date of this Agreement. Buyer Subsidiary is newly formed and wholly owned by Buyer, has no employees and no material assets or liabilities, and has not engaged in any business except in connection with this Agreement.

    Section 4.02 CAPITALIZATION. The authorized capital stock of Buyer consists of (i) twelve million (12,000,000) shares of Buyer Common Stock, of which, as of the date of this Agreement, 4,486,151 shares are issued and outstanding, and 173,883 shares are held in the treasury of the Buyer and (ii) one million (1,000,000) shares of Buyer Preferred Stock, par value $1.00 per share, none of which, as of the date of this Agreement, are issued and outstanding. The authorized capital stock of Buyer Subsidiary consists of 7,000,000 shares of common stock, of which, as of the date of this Agreement, 6,679,287 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Buyer and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not granted in violation of any statutory or other preemptive rights. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which Buyer or any of its Subsidiaries is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, Buyer or any of its Subsidiaries, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests, except for options to purchase up to 822,446 shares of Buyer Common Stock (as of the date of this Agreement) at the exercise prices set forth in the Buyer Disclosure Schedule. There are no voting trusts, proxies or other agreements or understandings to which Buyer or Buyer Subsidiary is a party with respect to the voting of capital stock of Buyer or Buyer Subsidiary. Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of every class of each of its Subsidiaries, free and clear of all liens, security interests, pledges, charges, and other encumbrances. The Buyer Disclosure Schedule contains a complete and correct list of each corporation, limited liability company, partnership, joint venture, or other business association or entity in which Buyer or any of its Subsidiaries has any direct or indirect equity ownership interest (other than the Subsidiaries listed in the Buyer Disclosure Schedule).

    Section 4.03 AUTHORIZATION AND EXECUTION. Each of Buyer and Buyer Subsidiary has the corporate power and authority to execute and deliver this Agreement and, subject to approval by the holders of the Buyer Common Stock at the Buyer Shareholders Meeting (defined in Section 7.01(a)), to

                                      A-25
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consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by each of Buyer and Buyer Subsidiary have been duly authorized by Buyer as sole shareholder of Buyer Subsidiary and by their respective Boards of Directors, and no further corporate action of Buyer or Buyer Subsidiary, other than the approval of Buyer's shareholders and the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, is necessary to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Buyer and Buyer Subsidiary and, assuming the accuracy of the representations and warranties of the Company set forth in Article III, constitutes the legal, valid, and binding obligation of each of Buyer and Buyer Subsidiary, enforceable against each of Buyer and Buyer Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

    Section 4.04 NO CONFLICTS. Neither the execution and delivery of this Agreement by Buyer and Buyer Subsidiary nor the consummation by Buyer and Buyer Subsidiary of the transactions contemplated hereby, will (a) conflict with or result in a breach of the charter, bylaws, or similar organizational documents, as currently in effect, of Buyer or any of its Subsidiaries, (b) except for
(i) compliance with the Securities Act and the Exchange Act, including the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of the Joint Proxy Statement and the Registration Statement (each defined in Section 7.01(b)) and such reports and other filings under the Securities Act or Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the qualification with, the various stock securities authorities under the Blue Sky Laws (defined in Section 7.01(b)), if any, that are required in connection with the transactions contemplated by this Agreement, and (iii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, require any filing with, or consent or approval of, any governmental, administrative or regulatory body or authority having jurisdiction over any of the business or assets of Buyer or any of its Subsidiaries,
(c) violate any statute, law, ordinance, permit, license, rule, or regulation applicable to Buyer or any of its Subsidiaries or any injunction, judgment, order, writ, decision or decree applicable to Buyer or any of its Subsidiaries or their respective properties or assets, or (d) result in a breach of, or constitute a default or an event that, with or without the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation, or acceleration, create any entitlement of any third party to any material payment or benefit, require notice to, or the consent of, any third party, or result in the creation of any lien on the assets of Buyer or any of its Subsidiaries under, any Buyer Material Contract (defined in Section 4.10), except, in the case of clauses (b), (c), and (d), where such violation, breach, default, termination, cancellation, acceleration, payment, benefit, or lien, or the failure to make such filing, give such notice, or obtain such consent or approval, would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

    Section 4.05  SEC REPORTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

    (a) Buyer has made available to the Company, in the form filed with the SEC, all reports, registration statements, and other filings (including amendments to previously filed documents) filed by Buyer with the SEC from January 1, 1998 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings, other than the Registration Statement and the Joint Proxy Statement, are collectively called the "BUYER SEC REPORTS" and each is individually called a "BUYER SEC REPORT"). No Buyer SEC Report, as of its filing date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and each Buyer SEC Report at the time of its filing complied as to form in all material respects with all applicable requirements of the Securities Act, the Exchange Act, and the rules and

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regulations of the SEC promulgated thereunder. The representation in the immediately preceding sentence does not apply to any misstatement or omission in any Buyer SEC Report filed before the date of this Agreement that has been superseded by a subsequent Buyer SEC Report filed before the date of this Agreement. From January 1, 1998 to the date of this Agreement, Buyer has filed all reports and other filings that it was required to file with the SEC under the Exchange Act, Securities Act and the rules and regulations of the SEC.

    (b) The consolidated financial statements contained in the Buyer SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Buyer and its Subsidiaries at the respective dates thereof and the consolidated results of operations and consolidated cash flows of Buyer and its Subsidiaries for the periods indicated and are consistent with the books and records of Buyer and its Subsidiaries, subject, in the case of interim financial statements, to normal year-end adjustments, and except that the interim financial statements do not contain all of the footnote disclosures required by GAAP to the extent permitted by the rules and regulations of the SEC.

    (c) Except as and to the extent reflected or reserved against on the most recent balance sheet contained in the Buyer SEC Reports (the "BUYER BALANCE SHEET"), neither Buyer nor any of its Subsidiaries had, as of the date of such Buyer Balance Sheet, any material obligations or liabilities of any nature that as of such date would have been required to be included on a consolidated balance sheet of Buyer prepared in accordance with GAAP as in effect on such date (without regard to any events, incidents, assertions, or state of knowledge occurring after such date). From the date of the Buyer Balance Sheet to the date of this Agreement, neither Buyer nor any of its Subsidiaries has incurred any obligations or liabilities of any nature that are currently outstanding that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Buyer dated as of the date of this Agreement prepared in accordance with GAAP as in effect on the date of this Agreement (without regard to any events, incidents, assertions, or state of knowledge occurring subsequent to such date), other than those arising in the ordinary course of business consistent with past practice (including trade indebtedness) since the date of the Buyer Balance Sheet and those that would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

    Section 4.06 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act or of the Exchange Act, as the case may be, applicable to Buyer. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement will (in the case of the Registration Statement, at the time it is filed with the SEC, after giving effect to all supplements and amendments thereto (if any), and at the time it becomes effective under the Securities Act; and, in the case of the Joint Proxy Statement, at the date mailed to the shareholders of the Company and Buyer, and after giving effect to all supplements and amendments thereto (if any), at the time of the meetings of such shareholders to be held in connection with the Merger) contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 4.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. From the date of the Buyer Balance Sheet to and including the date of this Agreement, Buyer and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and neither Buyer nor any of its Subsidiaries has:

        (a) split, combined, or reclassified any shares of its capital stock or made any other changes in its equity capital structure;

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        (b) purchased, redeemed, or otherwise acquired, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

        (c) declared, set aside, or paid any dividend or made any other distribution in respect of shares of its capital stock, except for dividends or distributions by any of Buyer's Subsidiaries to Buyer or another of Buyer's Subsidiaries;

        (d) issued any shares of its capital stock or granted any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Buyer Common Stock upon the exercise of options, granted on or before the date of the Buyer Balance Sheet;

        (e) purchased any business, purchased any stock of any corporation other than Buyer, or merged or consolidated with any person;

        (f) sold, leased, licensed or encumbered or otherwise disposed of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, were not material to Buyer and its Subsidiaries, taken as a whole;

        (g) incurred, assumed, or guaranteed any indebtedness for money borrowed other than (A) borrowing incurred for working capital purposes under Buyer's existing revolving credit facility and (B) intercompany indebtedness;

        (h) changed or modified in any material respect any existing accounting method, principle or practice, other than as required by GAAP;

        (i) except for this Agreement, entered into any commitment to do any of the foregoing;

        (j) suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that has had or would be reasonably likely to have (after giving effect to insurance coverage), individually or in the aggregate, a Buyer Material Adverse Effect;

        (k) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Buyer, increased in any manner the compensation or benefits of any employee who is not a director or officer, former employee, or independent contractor providing personal services of Buyer or its Subsidiaries ("BUYER EMPLOYEE");

        (l) increased the compensation or benefits of any officer or director of Buyer or any of its Subsidiaries, other than consistent with past practice; or

        (m) entered into or amended any contract, agreement, employment, severance or special pay arrangement with any Buyer Employee, except in the ordinary course of business consistent with past practice.

    Section 4.08  TAX MATTERS.

    (a) Buyer and its Subsidiaries have timely filed (or received appropriate extensions of time to file) all material federal, state, local, and foreign Tax Returns required to be filed by them for tax years ended prior to the date of this Agreement with respect to Taxes. All Tax Returns were correct and complete in all material respects. Buyer and its Subsidiaries have paid or accrued in accordance with GAAP all Taxes shown on such Tax Returns to the extent such Taxes have become due.

    (b) There is no material dispute or claim concerning the Tax liability of any of Buyer or its Subsidiaries claimed or raised by any authority in writing. Neither Buyer nor any of its Subsidiaries has extended the period for assessment or payment of any Tax, which extension has not since expired.

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    (c) Buyer and its Subsidiaries have withheld and paid over to the appropriate governmental authorities all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, except for any such Taxes that are immaterial in amount.

    (d) Neither Buyer nor any of its Subsidiaries has been a member of an affiliated group (as such term is defined in Section 1504 of the Code) filing a consolidated federal income tax return for any tax year since the tax year ended December 31, 1993, other than a group the common parent of which was Buyer.

    (e) Neither Buyer nor any of its Subsidiaries has filed a consent under Code
Section 341(f) concerning collapsible corporations.

    (f) Neither Buyer nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

    (g) Neither Buyer nor any of its Subsidiaries is a party to or bound by any Tax-indemnity, Tax-allocation or Tax-sharing agreement other than between Buyer and its Subsidiaries.

    (h) Buyer has delivered or made available to the Company true and complete copies of all requested federal, state, local, and foreign income tax returns with respect to Buyer and each of its Subsidiaries.

    (i) There is no contract, agreement, plan, or arrangement covering any Buyer Employee that, individually or collectively, could give rise to the payment of any amount that would not be deductible under Section 280G of the Code.

    (j) No written claims that, in the aggregate, could reasonably be expected to have a material effect have been made by an authority in a jurisdiction where any of Buyer or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

    (k) Neither Buyer nor any of its Subsidiaries has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

    (l) Neither Buyer nor any of its Subsidiaries will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

    (m) Neither Buyer nor any of its Subsidiaries has any "excess loss accounts" or "deferred gains" with respect to any "deferred intercompany transactions" within the meaning of Treas. Reg. Sections 1.1502-19 and 1.1502-13, respectively.

    Section 4.09  OWNED PROPERTY.

    Buyer and its Subsidiaries have sufficient title to, or the right to use, all of their tangible properties and assets necessary to conduct their respective businesses as currently conducted, with such exceptions as, individually or in the aggregate, would not interfere with the current use of such properties or assets in such a manner as to be reasonably likely to have a Buyer Material Adverse Effect.

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
    Section 4.10 MATERIAL CONTRACTS. Neither Buyer nor any of its Subsidiaries is a party to or bound by any (whether written or oral):

        (a) employment, severance or non-competition agreements with Buyer Employees;

        (b) operating lease, whether as lessor or lessee, with respect to any real property;

        (c) contract, whether as licensor or licensee, for the license of any patent, know-how, trademark, trade name, service mark, copyright, or other intangible asset (other than non-negotiated licenses of commercially available computer software);

        (d) loan or guaranty agreement, indenture, or other instrument, contract, or agreement under which any money has been borrowed or loaned, which has not yet been repaid, or any note, bond, or other evidence of indebtedness has been issued and remains outstanding;

        (e) mortgage, security agreement, conditional sales contract, capital lease, or similar agreement that effectively creates a lien on any assets of Buyer or any of its Subsidiaries (other than any conditional sales contract, capital lease, or similar agreement that creates a lien only on tangible personal property);

        (f) contract restricting Buyer or any of its Subsidiaries in any material respect from engaging in business or from competing with any other parties;

        (g) plan of reorganization;

        (h) partnership or joint venture agreement;

        (i) collective bargaining agreement or agreement with any labor union or association representing the Buyer Employees;

        (j) contracts and other agreements for the sale of any of its material assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties other than in the ordinary course of business except for contracts or agreements pursuant to which the sale or purchase has been completed and there are no material obligations remaining;

        (k) material warehousing, distributorship, representative, marketing, sales agency or advertising agreements; or

        (l) "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC).

    All of the foregoing are collectively called "BUYER MATERIAL CONTRACTS." To the extent Buyer Material Contracts are evidenced by documents, true and complete copies have been delivered or made available to the Company. To the extent Buyer Material Contracts are not evidenced by documents, written summaries have been delivered or made available to the Company. Each Buyer Material Contract is in full force and effect, unless the failure of any Buyer Material Contracts to be in full force and effect has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any other party is in breach of or in default under any of the Buyer Material Contracts, except for breaches or defaults that have not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

    Section 4.11 INTELLECTUAL PROPERTY. The Buyer Disclosure Schedule contains a complete and correct list of all Buyer Proprietary Rights (defined below) which are patents, registered trademarks, trade names, registered service marks, or registered copyrights, and all applications for any of the foregoing. Buyer is the sole and exclusive owner of, or otherwise has a valid license or right to use, all Buyer Proprietary Rights, free and clear of any encumbrance other than encumbrances of a nature described in Section 3.09(a), except to the extent that such inability to use such Buyer Proprietary Rights would not have, individually or in the aggregate, a Buyer Material Adverse Effect. The Buyer

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Proprietary Rights are all the Proprietary Rights that are necessary in all material respects for the ownership, maintenance and operation of Buyer's properties and assets, and Buyer has the right to use all of the Buyer Proprietary Rights in all jurisdictions in which Buyer conducts its business, except to the extent that such inability to use such Proprietary Rights would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. No Buyer Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency. There is, to the knowledge of Buyer, no material existing infringement, misuse or misappropriation of any Proprietary Rights by others. To the knowledge of Buyer, Buyer has not, since January 1, 1998, and the continued operation of its business as presently conducted or as the Buyer knows the Buyer proposes to conduct its business will not (based on facts and circumstances existing as of the date hereof), interfere with, infringe upon or misappropriate any Proprietary Rights of third parties in any manner that would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and, since January 1, 1998, Buyer has not received written notice of any charge, complaint, claim, demand or notice alleging any interference with, infringement upon or misappropriation of any Proprietary Rights of third parties (including any claim that Buyer must license or refrain from using any Buyer Proprietary Rights of any third party), which alleged interference, infringement or misappropriation, if true, would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. To the knowledge of Buyer, since January 1, 1998, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has been made or is threatened which challenges the legality, validity, enforceability, use or ownership of any Buyer Proprietary Rights.

    "BUYER PROPRIETARY RIGHTS" means all Proprietary Rights owned, licensed or otherwise used by Buyer in the operation of its business.

    Section 4.12 LITIGATION. The Buyer Disclosure Schedule sets forth a list of all material pending litigation, arbitration, or administrative proceedings against Buyer or any of its Subsidiaries as of the date of this Agreement. No litigation, arbitration, or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries as of the date of this Agreement that, if decided adversely to such person, would be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, neither Buyer nor any of its Subsidiaries is specifically identified as a party subject to any material restrictions or limitations under any injunction, writ, judgment, order, or decree of any arbitrator, court, administrative agency, commission, or other governmental authority.

    Section 4.13  PERMITS, LICENSES, AUTHORIZATIONS; COMPLIANCE WITH
LAWS. Except with respect to Buyer Products (defined in Section 4.18, which are subject to the representations set forth in Section 4.18), each of Buyer and its Subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business, and neither Buyer nor any of its Subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any statute, law, ordinance, rule, or regulation applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. As of the date of this Agreement, (i) no investigation or review by any governmental authority with respect to Buyer or any of its Subsidiaries is pending (other than with respect to Taxes, which are subject to the representations set forth in Section 4.08) or, to the knowledge of Buyer, threatened, and (ii) to the knowledge of Buyer, no governmental authority has indicated an intention to conduct any such investigation or review.

    Section 4.14 NO BROKERS OR FINDERS. Except for Nexus Health Capital, LLC and Wasserstein Perella & Co., Buyer has not engaged any investment banker, broker, or finder in connection with the transactions contemplated hereby.

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    Section 4.15  BENEFIT PLANS.

    (a) Each Pension Plan, Welfare Plan and Benefit Plan, which is currently maintained by Buyer or any of its ERISA Affiliates or to which Buyer or any of its ERISA Affiliates currently contributes, or contributed or is under any current obligation to contribute, or under which Buyer or any of its ERISA Affiliates has any liability, contingent or otherwise (including any withdrawal liability within the meaning of Section 4201 of ERISA) (collectively, the "BUYER EMPLOYEE PLANS" and individually, a "BUYER EMPLOYEE PLAN"), and each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between Buyer or any of its Subsidiaries and any Buyer Employee pursuant to which Buyer or any of its Subsidiaries has or may have any liability, contingent or otherwise ("BUYER EMPLOYEE AGREEMENT"), is listed in the Buyer Disclosure Schedule. True and complete copies have been delivered or made available to the Company of (i) all documents embodying or relating to each Buyer Employee Plan and each Buyer Employee Agreement, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Buyer Employee Plan; (iii) a statement of alternative form of compliance pursuant to DOL Regulation Sections 2520.104-23, if any, filed for each Buyer Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) for a select group of management or highly compensated employees; (iv) the most recent determination letter received from the IRS, if any, for each Buyer Employee Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) if a Buyer Employee Plan is funded, the most recent annual and periodic accounting of Buyer Employee Plan assets; (vi) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Buyer Employee Plan; and (vii) the most recent annual reports (Series 5500 and all schedules thereto) filed for plan years 1998 and 1999, if any, as required under ERISA, in connection with each Buyer Employee Plan or related trust. None of Buyer, Buyer Subsidiary or any of Buyer's Subsidiaries or ERISA Affiliates has any plan or commitment, whether legally binding or not, to establish any new Buyer Employee Plan, to enter into any Buyer Employee Agreement or to modify or to terminate any Buyer Employee Plan or Buyer Employee Agreement (except to the extent required by law or to conform any such Buyer Employee Plan or Buyer Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Buyer Employees.

    (b) Buyer and each of its ERISA Affiliates has made on a timely basis all contributions or payments required to be made by it under the terms of the Buyer Employee Plans, ERISA, the Code, or other applicable laws.

    (c) Each Buyer Employee Plan intended to qualify under Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Buyer Employee Plan is so qualified and that each trust forming a part of any such Buyer Employee Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which would adversely affect this qualification or exemption.

    (d) Each Buyer Employee Plan (and any related trust or other funding instrument) has been established, maintained, and administered in all material respects in accordance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other applicable laws, statutes, orders, rules and regulations (other than adoption of any plan amendments for which the deadline has not yet expired), and all reports required to be filed with any governmental agency with respect to each Buyer Employee Plan have been timely filed, other than filings that are inconsequential.

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    (e) There is no litigation, arbitration, audit or investigation or administrative proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its ERISA Affiliates or, to the knowledge of Buyer, any plan fiduciary by the IRS, the DOL, the PBGC, or any participant or beneficiary with respect to any Buyer Employee Plan as of the date of this Agreement. No event or transaction has occurred with respect to any Buyer Employee Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code. Neither Buyer nor any of its ERISA Affiliates nor, to the knowledge of Buyer, any plan fiduciary of any Pension or Welfare Plan maintained by Buyer or its Subsidiaries has engaged in any transaction in violation of Section 406(a) or (b) of ERISA for which no exemption exists under Section 408 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Buyer Employee Plan.

    (f) Each Buyer Employee Plan can be amended, terminated or otherwise discontinued without liability to Buyer, any of its Subsidiaries or any of its ERISA Affiliates.

    (g) No liability under any Buyer Employee Plan has been funded, nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Buyer or any of its Subsidiaries has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

    (h) Neither the Buyer nor any of its ERISA Affiliates currently maintains, nor at any time in the previous six calendar years maintained or had an obligation to contribute to, any defined benefit pension plan subject to Title IV of ERISA, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

    (i) None of Buyer nor any of its Subsidiaries or ERISA Affiliates (i) maintains or contributes to any Buyer Employee Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Buyer Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any Buyer Employee (either individually or to Buyer Employees as a group) that such Buyer Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

    (j) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Buyer Employee Plan, Buyer Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Buyer Employee, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Buyer or the Company to amend or terminate any Buyer Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes.

    (k) There is no commitment covering any Buyer Employee that, individually or in the aggregate, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to
Section 162(m) of the Code.

    (l) Buyer and each of its Subsidiaries (i) is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Buyer Employees; (ii) is not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any past due payment to any trust or other fund or to any

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governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Buyer Employees.

    (m) No work stoppage or labor strike against Buyer or any of its Subsidiaries by Buyer Employees is pending or threatened. Neither Buyer nor any of its Subsidiaries (i) is involved in or threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Buyer Employees, including violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints, other than such disputes, grievances or litigation that are inconsequential; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or
(iii) is presently, nor has been in the past six years a party to, or bound by, any collective bargaining agreement or union contract with respect to Buyer Employees and no such agreement or contract is currently being negotiated by Buyer or any of its affiliates. No Buyer Employees are currently represented by any labor union for purposes of collective bargaining and, to the knowledge of Buyer, no activities the purpose of which is to achieve such representation of all or some of such Buyer Employees are threatened or ongoing.

    (n) Neither Buyer nor any of its ERISA Affiliates has any liability with respect to any plan, program, or arrangement maintained or contributed to by any ERISA Affiliate that would be a Buyer Employee Plan if it were maintained by Buyer.

    Section 4.16  ENVIRONMENTAL MATTERS.

    (a) Buyer and its Subsidiaries (i) are in compliance with all applicable Environmental Laws, and (ii) have obtained, and are in compliance with, all Environmental Permits, and have made all appropriate filings for issuance or renewal of such Environmental Permits, except where such noncompliance or the failure to obtain such Environmental Permits or to make such filings would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

    (b) There are no written claims or notices (including notices that Buyer or any of its Subsidiaries--or any Person whose liability has been retained or assumed contractually by Buyer or any of its Subsidiaries--is or may be a potentially responsible person or otherwise liable in connection with any site or other location containing Hazardous Substances or used for the storage, handling, treatment, processing, disposal, generation or transportation of Hazardous Substances), nor any civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Buyer, threatened that are based on or related to any Environmental Matters relating to Buyer or any of its Subsidiaries that, if decided adversely, would, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect.

    (c) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, no Hazardous Substances have been spilled, discharged, leaked, emitted, injected, disposed of, dumped or released by Buyer or any of its Subsidiaries or any other person on, at, beneath, above, or into any of the real property currently owned, leased or operated by Buyer or any of its Subsidiaries (or, to the knowledge of Buyer, any real property formerly owned, leased or operated by Buyer or any of its Subsidiaries, or any predecessor of Buyer or any of its Subsidiaries).

    (d) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, no site at or to which Buyer or any of its Subsidiaries has disposed of, transported, or arranged for the transportation of, any Hazardous Substances, has been listed on, or proposed for listing on, the National Priorities List, the CERCLIS list, or any comparable state list of properties to be investigated and/or remediated.

    (e) Except as would not, individually or in the aggregate, be reasonably likely to have a Buyer Material Adverse Effect, to the knowledge of Buyer, there are no past or present conditions, events, activities, practices, incidents, actions, omissions or plans that may (i) interfere with or prevent continued compliance by Buyer or any of its Subsidiaries with Environmental Laws and the

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requirements of Environmental Permits or (ii) give rise to any liability or other obligation under any Environmental Laws.

    (f) Buyer has delivered or made available to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Buyer or any of its Subsidiaries, since January 1, 1991, with respect to Environmental Matters relating to Buyer or its Subsidiaries.

    Section 4.17 INSURANCE. The Buyer Disclosure Schedule contains a list of all insurance policies maintained by Buyer and its Subsidiaries as of the date of this Agreement, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect as of the date of this Agreement and neither Buyer nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of Buyer or its Subsidiaries.

    Section 4.18  BUYER PRODUCTS.

    (a) Since January 1, 1991, there have been no written notices, citations, or decisions by any governmental authority that any product produced, manufactured, or marketed at any time by Buyer or its Subsidiaries (collectively, the "BUYER PRODUCTS") is defective or fails to meet any applicable standards promulgated by such governmental authority. Except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its Subsidiaries are in compliance with the laws, regulations, policies, procedures, and specifications applicable to them with respect to the design, manufacture, labeling, testing, and inspection of the Buyer Products in the United States and the operation of manufacturing facilities in the United States promulgated by the FDA or any other governmental authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Buyer Products and the operation of manufacturing facilities in the United States, and have complied with the laws, regulations, policies, procedures, and specifications applicable to Buyer and its Subsidiaries in any jurisdiction outside the United States with respect to the design, manufacture, labeling, testing, and inspection of the Buyer Products and the operation of manufacturing facilities outside of the United States. Since January 1, 1991, there have been no recalls, field notifications, or seizures ordered or, to the knowledge of Buyer, threatened by any governmental authority with respect to any of the Buyer Products, and Buyer has not independently engaged in such recalls or field notifications. Buyer has not received any warning letter or Section 305 notice from the FDA.

    (b) Buyer or one of its Subsidiaries has obtained, in all countries where Buyer or any of its Subsidiaries is marketing or has marketed the Buyer Products, all applicable permits, licenses, orders, authorizations, notifications and approvals required to be obtained by it by governmental authorities (including the FDA) in such countries regulating the safety, effectiveness, and market clearance of the Buyer Products that are currently marketed by Buyer or its Subsidiaries, except where the failure to obtain such permits, licenses, orders, authorizations, notifications or approvals would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. The Buyer Disclosure Schedule sets forth a list of all of Buyer's and its Subsidiaries' licenses, registrations, approvals, permits, and device listings regarding the Buyer Products. The Buyer Disclosure Schedule sets forth a description of all Buyer inspections by regulatory authorities, recalls, product actions, and audits from January 1, 1998 to the date of this Agreement, and a description of any ongoing clinical studies.

    Section 4.19 ANTI-FRAUD STATUTES. Neither Buyer nor any of its Subsidiaries nor, to the knowledge of Buyer, any of its sales employees or representatives, has engaged knowingly and willfully in any activities that are prohibited under federal Medicare and Medicaid statutes, including 42 U.S.C. SectionSection1320a-7b and 1395nn, or equivalent state statutes or regulations, including knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a

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person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or
(2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

    Section 4.20 OPINION OF FINANCIAL ADVISER. Buyer's Board of Directors has received the opinion of Wasserstein Perella & Co. to the effect that, as of the date of this Agreement, the consideration to be paid by Buyer in the Merger is fair to Buyer's shareholders from a financial point of view.

    Section 4.21 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding shares of Buyer Common Stock present at the Buyer Shareholders Meeting, voting as a single class at the Buyer Shareholders Meeting, to approve the Stock Issuance (defined in
Section 7.01(a)), is the only vote of the holders of any class or series of Buyer's capital stock necessary in connection with this Agreement and the transactions contemplated hereby.

    Section 4.22  FINANCING.

    (a) Buyer has delivered to the Company a true and complete copy of a commitment of Fleet Bank, N.A. for financing (the "COMMITMENT"). The Commitment is in full force and effect and has not been modified, and as of the date of this Agreement neither Buyer nor Buyer Subsidiary has any reason to expect that the conditions set forth in the Commitment will not be satisfied in full before the Effective Time.

    (b) The financing subject to the Commitment, taken together with the available cash of Buyer, Buyer Subsidiary and the Company, is in an amount sufficient to enable Buyer to pay when due, pursuant to the terms of this Agreement, the Cash Consideration for each Outstanding Share and to make all other necessary payments by Buyer, Buyer Subsidiary and the Surviving Corporation in connection with the Merger and to fund the working capital needs of Buyer and its Subsidiaries, including the Surviving Corporation, following the Effective Time.

    Section 4.23  DISTRIBUTORS, SUPPLIERS AND CUSTOMERS.   To the knowledge of
Buyer, the relationships of Buyer with its distributors, suppliers, licensors or sublicensors of intellectual property rights and customers are reasonably good commercial working relationships and no (i) supplier of products sold or utilized by the Buyer that supplied more than $50,000 of products to Buyer during the year ended March 31, 2000 or is reasonably expected to supply more than $50,000 of products to Buyer during the year ended March 31, 2001, or (ii) distributor or other customer who accounted for more than $50,000 of Buyer's sales of Buyer Products or services during the year ended March 31, 2000 or is reasonably expected to account for more than $50,000 of such sales during the year ending March 31, 2001, has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Buyer.

                                   ARTICLE V
           OPERATION OF BUSINESS OF THE COMPANY UNTIL EFFECTIVE TIME

    Section 5.01 PRESERVATION OF BUSINESS. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself and the Surviving Corporation the services its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with the Company or any of its Subsidiaries, except as otherwise consented to in writing by Buyer.

    Section 5.02 ORDINARY COURSE. From the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer.

    Section 5.03 NEGATIVE COVENANTS OF THE COMPANY. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by Buyer, the Company will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

        (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

        (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

        (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

        (d) amend its charter, bylaws, or similar organizational documents;

        (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for issuances of shares of Company Common Stock upon the exercise of any options or of any Rights under the Rights Agreement, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

        (f) purchase any capital assets or make any capital expenditures (except as set forth in the Company's current capital expenditures budget, a copy of which has been delivered to Buyer) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

        (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to the Company and its Subsidiaries, taken as a whole;

        (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under the Company's existing revolving credit facility or (ii) intercompany indebtedness;

        (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Company Employee, officer or director;

        (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

        (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

        (l) enter into any new Company Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to the Company or any of its Subsidiaries any existing Company Material Contract;

        (m) fund or take any action to cause a rabbi trust to be funded;

        (n) agree to pay R. James Danehy a transaction bonus of more than $5,000;

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        (o) except as expressly provided in the amendment thereto dated May 30,
    2001, change, modify or commence a new phase pursuant to the Company Stock Purchase Plan;

        (p) (i) pay, discharge, settle or satisfy any material claims against the Company or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

        (q) enter into any agreement with any of their respective affiliates (other than wholly owned Subsidiaries of the Company);

        (r) (i) relinquish, waive or release any material contractual or other right or claim of the Company or its Subsidiaries, or (ii) knowingly dispose of or permit to lapse any rights in any material Company Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or adviser to, the Company or any of its Subsidiaries of the Company or otherwise knowingly dispose of any trade secret, process or knowhow not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

        (s) except pursuant to the fiduciary duties of the Board of Directors of the Company as set forth in Sections 7.01(a) and (b), or as expressly permitted pursuant to Sections 7.02 or 9.01, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or
    (ii) prevent, materially delay or materially impede the consummation of the Merger; or

        (t) enter into any commitment to do any of the foregoing.

    Section 5.04 TAX COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees, as to itself and its Subsidiaries, that each of them (i) will not (x) except in the ordinary course of business consistent with past practice, make any material Tax election or (y) settle or compromise any Tax liabilities that, individually or in the aggregate, are material to the Company or any of its Subsidiaries; (ii) will promptly notify the Buyer of the making of any request for extension of the time within which to file any federal income Tax Return for that entity; (iii) will, notwithstanding clause (i) (y) above, act to resolve, in as expeditiously a manner as is commercially reasonable, any outstanding issues with respect to state sales, use, franchise or income tax liabilities of the Company or its Subsidiaries; (iv) will keep Buyer reasonably informed about the status of any discussions, and, if Buyer so requests, will permit Buyer to participate in any negotiations or meetings, with state tax authorities with respect to state sales, use, franchise or income tax liabilities of the Company or its Subsidiaries; and (v) will continue to proceed in a commercially reasonable manner to establish and maintain appropriate systems to permit compliance by the Company and its Subsidiaries with all applicable state sales, use, franchise and income tax laws.

    Section 5.05 THIRD PARTY CONSENTS. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts, consistent with United States and foreign laws, to obtain any third party consents necessary to consummate the Merger. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to Buyer.

                                   ARTICLE VI
              OPERATION OF BUSINESS OF BUYER UNTIL EFFECTIVE TIME

    Section 6.01 PRESERVATION OF BUSINESS. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, exercise reasonable best efforts to preserve intact in all material respects its assets, technology and business organization, maintain its rights and franchises, keep available for itself the services of its present officers and key employees, and preserve its present relationships with customers, suppliers, regulators, licensors, licensees, lessors, distributors and other persons having significant business dealings with Buyer or any of its Subsidiaries, except as otherwise consented to in writing by the Company.

    Section 6.02 ORDINARY COURSE. From the date hereof to the Effective Time, Buyer will, and will cause each of its Subsidiaries to, conduct its business and operations in the ordinary and usual course consistent with past practice, except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company.

    Section 6.03 NEGATIVE COVENANTS OF BUYER. Except as otherwise required or expressly contemplated by this Agreement or consented to in writing by the Company, Buyer will not and will not permit any of its Subsidiaries to, from the date hereof until the Effective Time:

        (a) split, combine, or reclassify any shares of its capital stock or make any other changes in its equity capital structure;

        (b) purchase, redeem, or otherwise acquire, directly or indirectly, any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock;

        (c) declare, set aside, or pay any dividend or make any other distribution in respect of shares of its capital stock;

        (d) amend its charter, bylaws, or similar organizational documents;

        (e) issue any shares of its capital stock or any options, rights, or warrants to purchase any such capital stock or any securities convertible into or exchangeable for any such capital stock, except for option grants to employees consistent with past practices or issuances of shares of Buyer Common Stock upon the exercise of any options, or designate any class or series of capital stock from its authorized but undesignated preferred stock;

        (f) purchase any capital assets or make any capital expenditures (except as set forth in Buyer's current capital expenditures budget, a copy of which has been delivered to the Company) in excess of $250,000 in the aggregate, purchase any business, purchase any stock of any corporation, or merge or consolidate with any person;

        (g) sell, lease, license, encumber or otherwise dispose of any assets or properties, other than in the ordinary course of business consistent with past practice, which sales, leases, licenses, encumbrances or other dispositions of assets other than inventory, in any event, are not material to Buyer and its Subsidiaries, taken as a whole;

        (h) incur, assume, or guarantee any indebtedness for money borrowed other than (i) borrowings incurred for working capital purposes under Buyer's existing revolving credit facilities or (ii) intercompany indebtedness;

        (i) enter into any new Benefit Plan or program or severance or employment agreement, modify in any respect any existing Benefit Plan or program (except as required by law) or any existing employment or severance agreement, or, except as required under existing agreements or in the ordinary course of business consistent with past practice, grant any increases in compensation or benefits of any Buyer Employee, officer or director;

        (j) enter into any collective bargaining agreement or enter into any substantive negotiations with respect to any collective bargaining agreement, except as required by law;

        (k) change or modify in any material respect any existing accounting method, principle, or practice, other than as required by GAAP;

        (l) enter into any new Buyer Material Contract (other than in the ordinary course of business consistent with past practice), or modify in any respect adverse to Buyer or any of its Subsidiaries any existing Buyer Material Contract;

        (m) (i) pay, discharge, settle or satisfy any material claims against Buyer or its Subsidiaries (including claims of shareholders), liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than
    (x) the payment, discharge, settlement or satisfaction of such claim, liability or obligation in the ordinary course of business consistent with past practice, (y) modifications, refinancings or renewals of existing indebtedness as permitted by the terms thereof as in effect on the date of this Agreement, or (z) the payment, discharge, settlement or satisfaction of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Buyer included in the Buyer SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

        (n) enter into any agreement or arrangement with any of their respective affiliates (other than wholly owned Subsidiaries of Buyer);

        (o) (i) relinquish, waive or release any material contractual or other right or claim, or (ii) knowingly dispose of or permit to lapse any rights in any material Buyer Proprietary Rights or knowingly disclose to any person not an employee of, or consultant or advisor to, Buyer or any of its Subsidiaries or otherwise knowingly dispose of any trade secret, process or knowhow not a matter of public knowledge prior to the date of this Agreement, except pursuant to judicial order or process or commercially reasonable disclosures in the ordinary course of business consistent with past practice or pursuant to any existing contract or agreement;

        (p) except as expressly permitted pursuant to Section 9.01, take any action or omit to take any action that would or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VIII not being satisfied, or (ii) prevent, materially delay or materially impede the consummation of the Merger; or

        (q) enter into any commitment to do any of the foregoing.

    Section 6.04 TAX COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees, as to itself and its Subsidiaries, that each of them (i) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liabilities that, individually or in the aggregate, are material to Buyer or any of its Subsidiaries, and (ii) will promptly notify the Company of the making of any request for extension of the time within which to file any federal income Tax Return for that entity.

    Section 6.05 THIRD PARTY CONSENTS. Buyer shall, and shall cause its Subsidiaries to, use reasonable best efforts, consistent with United States and foreign laws, to obtain any third party consents necessary to consummate the Merger. Buyer shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to the Company.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.01 SHAREHOLDERS' MEETINGS; REGISTRATION STATEMENT AND JOINT PROXY STATEMENT.

    (a) The Company shall cause a special meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of this Agreement and the Merger. Buyer shall cause a special meeting of its shareholders (the "BUYER SHAREHOLDERS MEETING") to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the approval of the issuance of shares of Buyer Common Stock in the Merger as contemplated by this Agreement (the "STOCK ISSUANCE"). The Company Shareholders Meeting and the Buyer Shareholders Meeting are referred to together as the "SHAREHOLDER MEETINGS." The Board of Directors of the Company shall recommend to the Company's shareholders that they vote in favor of approval of this Agreement and the Merger; PROVIDED, HOWEVER, that the Board of Directors of the Company shall not be obligated to recommend approval of this Agreement and the Merger to its shareholders if the Company has received a Company Superior Third Party Acquisition Offer (defined in Section 7.02(a)) and the Board of Directors of the Company, in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel, shall determine that it wishes to recommend approval of the Company Superior Third Party Acquisition Offer and, therefore, that the recommendation of this Agreement and the Merger should not be made. The Board of Directors of Buyer shall recommend to Buyer's shareholders that they vote in favor of approval of the Stock Issuance. The persons and entities listed on Schedule 7.01(a) (the "SIGNIFICANT BUYER STOCKHOLDERS") have delivered to the Company an agreement (the "BUYER STOCKHOLDER AGREEMENT") among the Significant Buyer Stockholders and the Company, dated the date of this Agreement, and irrevocable proxies granting to the Company, pursuant to the terms of the Buyer Stockholder Agreement, the right to vote all of the Buyer Common Stock of the Significant Buyer Stockholders in favor of the Stock Issuance at the Buyer Shareholders Meeting.

    (b) The Company and Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a proxy statement, together with a form of proxy, with respect to the Company Shareholders Meeting and the Buyer Shareholders Meeting (such proxy statement, together with any amendments thereof or supplements thereto, being called the "JOINT PROXY STATEMENT"). Buyer, as promptly as reasonably practicable following the execution of this Agreement, shall prepare and file with the SEC a registration statement on Form S-4 in connection with the issuance of shares of Buyer Common Stock in the Merger (the "REGISTRATION STATEMENT"), in which the Joint Proxy Statement will be included as a prospectus. The Company and Buyer
(i) shall use reasonable best efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and (ii) as soon as reasonably practicable thereafter, shall cause copies of the Joint Proxy Statement and form of proxy to be mailed to their respective shareholders in accordance with applicable provisions of law. The Joint Proxy Statement and form of proxy shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. After the delivery to the Company's and Buyer's shareholders of copies of the Joint Proxy Statement and form of proxy, the Company and Buyer shall use reasonable best efforts to solicit proxies in connection with the Company Shareholders Meeting and the Buyer Shareholders Meeting, respectively, in favor of, in the case of the Company, approval of this Agreement and, in the case of Buyer, approval of the Stock Issuance, unless, in the case of the Company, the Company has

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received a Company Superior Third Party Acquisition Offer and the Board of
Directors of the Company shall determine, in the good-faith exercise of its fiduciary duties, after consultation with its outside legal counsel, that it wishes to recommend approval of the Company Superior Third Party Acquisition Offer, and, therefore, that such solicitation should not be made. The Registration Statement shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. Buyer and the Company shall take any action required to be taken under applicable state securities laws (the "BLUE SKY LAWS"), if any, in connection with the Stock Issuance (and shall each furnish all information concerning themselves and the holders of their common stock as may be reasonably requested in connection with any such actions).

    (c) The Company and Buyer each shall engage a nationally recognized proxy solicitor (that is reasonably acceptable to the other) to solicit proxies in connection with the special meeting of its shareholders in favor of approval of, in the case of the Company, this Agreement, and, in the case of Buyer, the Stock Issuance.

    (d) The Company and Buyer will coordinate and cooperate with respect to the timing of the shareholder approvals and will use their reasonable best efforts to hold the Shareholder Meetings on the same day and to secure such approvals as soon as practicable after the date on which the Registration Statement becomes effective.

    Section 7.02  NO SHOPPING.

    (a) From the date hereof until the Effective Time, the Company and its Subsidiaries will not, and will not permit any officer, director, financial adviser, or other agent or representative of the Company and its Subsidiaries, directly or indirectly, to:

        (i) take any action to seek, initiate or solicit any offer from any person or group to acquire any shares of capital stock of the Company or any of its Subsidiaries, to merge or consolidate with the Company or any of its Subsidiaries, or to otherwise acquire, except to the extent not prohibited by Section 5.03, any significant portion of the assets of the Company and its Subsidiaries, taken as whole (a "COMPANY THIRD PARTY ACQUISITION OFFER"), or

        (ii) with respect to a Company Third Party Acquisition Offer to acquire, by tender offer, merger, acquisition of assets or otherwise, 40% or more of the Outstanding Shares or assets of the Company, except to the extent the Board of Directors of the Company shall otherwise determine in the good faith exercise of its fiduciary duties after consultation with its outside legal counsel, engage in discussions or negotiations concerning a Company Third Party Acquisition Offer with any person or group, or disclose financial information relating to the Company or any of its Subsidiaries or any confidential or proprietary trade or business information relating to the business of the Company or any of its Subsidiaries, or afford access to the properties, books, or records of the Company or any of its Subsidiaries, or otherwise cooperate in any way with, any person or group that the Company has reason to believe is considering a Company Third Party Acquisition Offer; PROVIDED that (A) before furnishing such non-public information or access to such person or group, the Company's Board of Directors shall receive from such person an executed confidentiality and standstill agreement that is no less favorable to the Company than the Confidentiality Agreement dated November 7, 2000 between the Company and Buyer (the "COMPANY CONFIDENTIALITY AGREEMENT") and all information provided to such person or group shall be provided on a substantially concurrent basis to Buyer, and
    (B) before entering into discussions or negotiations with such person or group, the Company's Board of Directors determines in good faith, after consultation with its outside legal counsel and financial adviser, that such Company Third Party Acquisition Offer is reasonably likely to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is committed or, in

                                      A-42
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    the good-faith judgment of the Company's Board of Directors, is reasonably capable of being obtained by the third party (a "COMPANY SUPERIOR THIRD PARTY ACQUISITION OFFER").

    (b) In addition to the obligations of the Company set forth above, the Company promptly shall advise Buyer orally and in writing of any Company Third Party Acquisition Offer or any inquiry or request for information that the Company reasonably believes could lead to or contemplates a Company Third Party Acquisition Offer and the terms and conditions thereof, but need not disclose the identity of the offeror or person making the request or inquiry, and the Company shall keep Buyer informed in all material respects of the status and details thereof (including changes or amendments thereto).

    (c) Nothing in this Section 7.02 shall operate to hinder or prevent the Company from fully complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Third Party Acquisition Offer.

    (d) The Company shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who is reasonably likely to make, a Company Third Party Acquisition Offer, unless the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Minnesota law. Notwithstanding anything stated in this Section 7.02(d), the Company need not refuse a request from any person who has signed a standstill agreement with the Company to make an Company Third Party Acquisition Offer to the Chief Executive Officer or the Board of Directors of the Company if the Board of Directors determines in good faith, after consultation with outside legal counsel, that such action is necessary for the Board of Directors to comply with its fiduciary duties to Company shareholders under Minnesota law.

    Section 7.03 ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company and Buyer will each give the other and its respective counsel, financial advisers, auditors, and other authorized representatives and its financing sources reasonable access to its and its Subsidiaries' offices, properties, books, and records at all reasonable times and upon reasonable notice, and will instruct its and its Subsidiaries' employees, counsel, financial advisers, and auditors to cooperate with the other and each such representative and financing source in all reasonable respects in its investigation of the business of Buyer and the Company, as the case may be, and each such representative and financing source will conduct such investigation in a manner as not to unreasonably interfere with the operations of the other and its Subsidiaries and will take all reasonable precautions to protect the confidentiality of any information of the other and its Subsidiaries disclosed to such persons during such investigation.

    Section 7.04 AMENDMENT OF THE COMPANY'S EMPLOYEE PLANS. The Company will, effective at or immediately before the Effective Time, cause any Company Employee Plans that it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting such Company Employee Plan to continue to operate in conformity with ERISA and the Code following the Merger.

    Section 7.05  [Intentionally Omitted].

    Section 7.06 CERTAIN RESIGNATIONS. The Company will use reasonable best efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and its Subsidiaries whose resignations are requested by Buyer.

    Section 7.07 CONFIDENTIALITY AGREEMENTS. The Company Confidentiality Agreement and the Buyer Confidentiality Agreement (other than Section 3 of each of these Agreements) shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer shall comply with the terms of the Company Confidentiality Agreement and the Buyer Confidentiality Agreement (other than Section 3 of each of these Agreements).

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    Section 7.08  EMPLOYEE BENEFIT COVENANT.  The Company shall, and shall cause its Subsidiaries, to use reasonable best efforts, consistent with United States and foreign laws, to deliver to Buyer prior to the Closing copies of consent agreements providing for the cash-out of Pre-1996 Options (defined in Section 2.02(i)(2)) (the "CONSENTS"), in form and substance reasonably acceptable to Buyer, executed by the Company and each of the optionees who, as of the date of the Closing, hold outstanding Pre-1996 Options. The Company shall promptly notify Buyer of any failure or prospective failure to obtain any such Consents, and shall take all action reasonably requested by Buyer to attempt to obtain such Consents.

    Section 7.09 EMPLOYEE MATTERS. (a) (a) For the period from the Effective Time through December 31, 2001, Buyer shall, or shall cause the Surviving Corporation, a subsidiary, or any other affiliate of Buyer to maintain benefits under the Company's Welfare Plans and Profit Sharing and Retirement Plan (other than attributable to the Company's Common Stock Fund and Discretionary Company Profit Sharing Contributions) that are, in the aggregate, for the Company Employees as a whole who were active full-time employees of the Company or any of its Subsidiaries immediately before the Effective Time and continue to be active full-time employees of Buyer, the Surviving Corporation, any of its Subsidiaries, or any other affiliate of Buyer, no less favorable than those provided by the Company and its Subsidiaries immediately before the Effective Time. For the period from January 1, 2002 through December 31, 2002, Buyer shall or shall cause the Surviving Corporation, a subsidiary, or other affiliate of Buyer, either (i) to maintain benefits meeting the criteria specified in the preceding sentence of this Section 7.09(a) or (ii) to provide welfare benefits and defined contribution plan benefits (other than discretionary profit sharing benefits) that are, in the aggregate, no less favorable than those provided by MediVators Inc. at that time for employees similarly situated to the Company Employees, the selection between clauses (i) and (ii) to be made in the sole discretion of the Surviving Corporation.

    (b) From and after the Effective Time, for purposes of determining eligibility, vesting, and entitlement to vacation and severance benefits for employees actively employed full-time by the Company or any of its Subsidiaries immediately before the Effective Time under any compensation, severance, welfare, pension, benefit, or savings plan of the Surviving Corporation, Buyer, or any of its affiliates in which active full-time employees of the Company and its Subsidiaries become eligible to participate (whether under Section 7.09(a) above or otherwise), service with the Company or any of its Subsidiaries (whether before or after the Effective Time) shall be credited as if such service had been rendered to the Surviving Corporation, Buyer, or such affiliate.

    (c) If the Surviving Corporation, or any of its successors or assigns, transfers all or substantially all of its properties and assets to any person or persons, then, and in each such case, proper provision shall be made so that the transferee assumes (and if more than one, the transferees assume, jointly and severally) the obligations set forth in this Section 7.09.

    Section 7.10 INDEMNIFICATION. All rights to indemnification, expense advancement, and exculpation existing in favor of any present or former director, officer, or employee of the Company or any of its Subsidiaries as provided in the charter, bylaws, or similar organizational documents of the Company or any of its Subsidiaries or by law as in effect on the date hereof shall survive the Merger for a period of at least six years after the Effective Time (or, in the event any relevant claim is asserted or made within such six-year period, until final disposition of such claim) with respect to matters occurring at or before the Effective Time, and no action taken during such period shall be deemed to diminish the obligations set forth in this Section 7.10.

    Section 7.11 DIRECTORS AND OFFICERS LIABILITY INSURANCE. For a period of at least six years after the Effective Time, Buyer shall cause the Surviving Corporation to maintain in effect either (a) the current policy of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts

                                      A-44
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containing terms and conditions which are no less advantageous in any material respect to the insured parties thereunder) with respect to claims arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger), or (b) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within six years after the Effective Time arising from facts or events that occurred at or before the Effective Time (including consummation of the Merger); and such policies or endorsements shall name as insureds thereunder all present and former directors and officers of the Company or any of its Subsidiaries. Notwithstanding the foregoing, if the amount of the insurance coverage required pursuant to clause
(a) of this Section 7.11 exceeds 200% of the amount currently expended by the Company for such insurance coverage, Buyer shall maintain or provide the most advantageous policies of directors' and officers' liability insurance for all present and former directors and officers of the Company or any of its Subsidiaries obtainable for an annual premium equal to no more than 200% of the amount currently expended by the Company for such insurance coverage.

    Section 7.12 MANAGEMENT AGREEMENTS. Immediately after the Effective Time, Buyer and the Surviving Corporation will be deemed, by virtue of the execution by Buyer and Buyer Subsidiary of this Agreement, to have jointly and severally assumed and agreed to perform, in the same manner and to the same extent that the Company would be required to perform if the Merger had not taken place, the obligations of the Company under each of the Company's Management Agreements listed in Section 7.12 of the Company Disclosure Schedule; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Buyer or the Surviving Corporation from enforcing such agreements in accordance with their terms, including any reserved right in such agreements to amend, modify, suspend, revoke or terminate any such agreement.

    Section 7.13 COOPERATION. Prior to the Effective Time, to the extent permitted by law, each of Buyer and the Company shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of the other to discuss material operational matters and the general status of its ongoing operations; (ii) promptly notify the other of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; and (iii) promptly provide the other (or the other's counsel) with copies of all filings made by it or any of its Subsidiaries with any state, federal or foreign court, administrative agency, commission or other governmental authority in connection with this Agreement and the transactions contemplated by this Agreement.

    Section 7.14 LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall use reasonable best efforts to cause to be delivered to Buyer a "comfort" letter of PricewaterhouseCoopers LLP, the Company's independent auditors, addressed to Buyer, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 7.15 LETTERS OF BUYER'S ACCOUNTANTS. Buyer shall use reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Ernst & Young LLP, Buyer's independent auditors, addressed to the Company, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 7.16  SATISFACTION OF CONDITIONS TO THE MERGER; NOTIFICATION.

    (a) Subject to the terms and conditions of this Agreement and the fiduciary duties of the Boards of Directors of the Company and Buyer as expressly provided in this Agreement, each of the Company and Buyer agrees to use its reasonable best efforts promptly to take, or cause to be taken, all action

                                      A-45
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and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of Buyer and the Company, respectively, described in
Section 7.01(a)), as promptly as practicable after the date of this Agreement, including using its reasonable best efforts to cause the conditions precedent set forth in Article VIII to be satisfied.

    (b) Each of the Company and Buyer shall, as promptly as reasonably practicable, give notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 8.02(a) or 8.03(a), as the case may be, would not be satisfied; PROVIDED, HOWEVER, that no notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    Section 7.17 RULE 145 AFFILIATES. Prior to the date of the Company Shareholders Meeting, the Company shall deliver to Buyer a letter, substantially in the form attached as EXHIBIT B, identifying all persons who are expected to be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("COMPANY AFFILIATES"). The list of Company Affiliates shall be updated as necessary to reflect changes from the date of the letter. The Company shall use reasonable best efforts to cause to be delivered to Buyer on or prior to the date of the Company Shareholders Meeting a letter agreement from each of the Company Affiliates, substantially in the form attached as EXHIBIT C.

    Section 7.18 LISTING OF BUYER COMMON STOCK. Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger (or pursuant to the Company Stock Purchase Plan) to be approved for listing on the NASDAQ National Market System, subject to official notice of issuance, prior to the Closing.

    Section 7.19 SECTION 16 MATTERS. Prior to the Effective Time, with respect to both derivative and non-derivative securities, as applicable, Buyer and the Company shall take all such steps as may be required or appropriate to cause any dispositions of the Company Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to the Company and Buyer, to be exempt under Rule 16b-3 promulgated under the Exchange Act, those steps to be taken in accordance with the no-action letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

    Section 7.20 BUYER BOARD OF DIRECTORS. After the Effective Time, Buyer will nominate and will use its reasonable best efforts to cause the election of Fred Shapiro as a member of the Board of Directors of Buyer.

    Section 7.21 ACCOUNTING TREATMENT. Buyer and the Company each agree to, and to cause the Surviving Corporation to, account for the Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

    Section 7.22 OFFICES. It is Buyer's intention that, after the Effective Time, the Company's offices will be in the Minneapolis area.

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                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    Section 8.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by all of the parties to this Agreement:

        (a) SHAREHOLDER APPROVALS. This Agreement and the Merger shall have been adopted by the shareholders of the Company in accordance with the MBCA and the Company's Articles of Incorporation, and the Stock Issuance shall have been approved by the shareholders of Buyer in accordance with the Delaware General Corporation Law ("DGCL") and Buyer's Certificate of Incorporation.

        (b)  REGISTRATION STATEMENT EFFECTIVE; BLUE SKY LAWS.

           (i) The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn.

           (ii) Buyer shall have received all permits and other authorizations necessary under the Blue Sky Laws, if any, to issue the Buyer Common Stock in exchange for the Company Common Stock and to consummate the Merger, except to the extent that the failure, in the aggregate, to receive such permits or other authorizations would not be reasonably likely to result in a Buyer Material Adverse Effect (assuming consummation of the Merger).

        (c) LISTING. The shares of Buyer Common Stock issuable to holders of the Company Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market System, subject to official notice of issuance.

        (d) INJUNCTIONS OR RESTRAINTS. There shall not be pending any litigation or administrative proceeding brought by any governmental or other regulatory or administrative agency or commission requesting an injunction, writ, order, judgment, or decree (each, an "INJUNCTION") that is reasonably likely to result in an order to restrain or prohibit the consummation of any of the transactions contemplated hereby or to require rescission of this Agreement or any such transactions or to have a Surviving Corporation Material Adverse Effect if the transactions contemplated hereby are consummated, nor shall there be in effect any Injunction directing that any of the transactions provided for herein not be consummated as so provided (it being agreed that each of the parties shall use all reasonable best efforts to prevent the entry of any such Injunction and to appeal as promptly as possible any such Injunction that may be entered).

    Section 8.02  CONDITIONS TO THE OBLIGATIONS OF BUYER AND BUYER
SUBSIDIARY. The obligations of Buyer and Buyer Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by Buyer and Buyer Subsidiary:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date), except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect (provided that, solely for purposes of this

                                      A-47
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    Section 8.02(a), any representation or warranty in Article III that is qualified as to "materiality" or "Company Material Adverse Effect" language shall be read as if such language were not present); the Company shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by it immediately before the Effective Time; and Buyer and Buyer Subsidiary shall have received a certificate signed by an executive officer of the Company to the effects set forth in this Section 8.02(a).

        (b) MATERIAL ADVERSE EFFECT. Neither the Company nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would be reasonably likely to have (after giving effect to any insurance coverage) a Company Material Adverse Effect.

        (c) RIGHTS AGREEMENT. No Rights shall have become exercisable under the Rights Agreement.

        (d) COMMITMENT LETTER. If the report referred to in paragraph 13 of the section entitled "Conditions Precedent to Funding" in the Term Sheet attached to the Commitment Letter (defined below) shall have been delivered as described therein, (i) the condition set forth in paragraph 13 shall have been satisfied, deemed waived as set forth therein, or otherwise waived by Fleet Bank, N.A. ("FLEET"), or (ii) Fleet shall not have notified Buyer that it refuses to close the financing under the Commitment Letter. The "COMMITMENT LETTER" means the letter from Fleet to Buyer, dated May 30, 2001, relating to financing of the Merger.

    Section 8.03 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following conditions, any one or more of which, to the extent permitted by applicable law, may be waived in writing by the
Company:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Buyer Subsidiary contained in Article IV of this Agreement shall be true and correct in all respects as of the date of this Agreement and immediately before the Effective Time as though made immediately before the Effective Time (except those representations and warranties that speak of an earlier date, which shall be true and correct as of such earlier date), except to the extent any inaccuracy in any such representation or warranty, individually or in the aggregate, has not had and is not reasonably likely to have a Buyer Material Adverse Effect (provided that, solely for purposes of this Section 8.03(a), any representation or warranty in Article IV that is qualified as to "materiality" or "Buyer Material Adverse Effect" language shall be read as if such language were not present); Buyer and Buyer Subsidiary shall have, in all material respects, performed and complied with the agreements and obligations contained in this Agreement required to be performed and complied with by them immediately before the Effective Time; and the Company shall have received a certificate signed by an executive officer of Buyer to the effects set forth in this
    Section 8.03(a).

        (b) MATERIAL ADVERSE EFFECT. Neither Buyer nor any of its Subsidiaries shall have, since the date of this Agreement, suffered any business interruption, damage to or destruction of its properties, or other incident, occurrence, or event that, individually or in the aggregate, has had or would reasonably be expected to have (after giving effect to any insurance coverage) a Buyer Material Adverse Effect.

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                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

    Section 9.01 TERMINATION. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company or approval of the Stock Issuance by the shareholders of Buyer (except as provided otherwise in Sections 9.01(e) and (f)):

        (a) by written agreement of the respective Boards of Directors of Buyer and the Company;

        (b) by Buyer or the Company, if the transactions contemplated hereby shall not have been consummated on or before November 15, 2001 (the "END DATE," as such date may be extended by written agreement of Buyer and the Company), PROVIDED that such failure is not due to the failure of the party seeking to terminate this Agreement (or, in the event Buyer is seeking to terminate this Agreement, of Buyer Subsidiary) to comply in all material respects with its obligations under this Agreement;

        (c) by Buyer, if (i) any of the conditions set forth in Sections 8.01 and 8.02 shall become impossible to fulfill on or prior to the End Date (PROVIDED, that such failure is not due to the failure of Buyer or Buyer Subsidiary to comply in all material respects with its obligations under this Agreement), and such conditions shall not have been waived under Sections 8.01 and 8.02, (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCA and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of the Company withdraws or modifies, in any manner adverse to Buyer, its recommendation of approval of this Agreement and the Merger;

        (d) by the Company, if (i) any of the conditions set forth in Sections
    8.01 and 8.03 shall become impossible to fulfill on or prior to the End Date (PROVIDED, that such failure is not due to the failure of the Company to comply in all material respects with its obligations under this Agreement) and such conditions shall not have been waived under Sections 8.01 and 8.03,
    (ii) the shareholders of the Company shall fail to approve this Agreement by the vote required by the MBCA and the Company's Articles of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, (iii) the shareholders of Buyer shall fail to approve the Stock Issuance by the vote required by the DGCL and Buyer's Certificate of Incorporation at the first shareholders meeting called for that purpose or any adjournment thereof, or (iv) the Board of Directors of Buyer withdraws or modifies, in any manner adverse to the Company, its recommendation of the Stock Issuance;

        (e) by the Company, at any time prior to the Company Shareholders Meeting, upon written notice to Buyer, if the Board of Directors of the Company shall have approved a Company Superior Third Party Acquisition Offer; PROVIDED, HOWEVER, that, prior to termination, (i) the Company shall have complied with Section 7.02(a), (ii) the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that consideration of such Company Superior Third Party Acquisition Offer and termination of this Agreement is necessary for the Board of Directors to comply with its fiduciary duties under Minnesota law, and (iii) the Company shall have notified Buyer in writing at least five business days before termination of its intention to enter into an agreement with respect to a Company Superior Third Party Acquisition Offer (the "INTENTION NOTICE") and shall have provided Buyer with the proposed definitive documentation for such transaction; and PROVIDED, FURTHER, that, during the five business day period following the Intention Notice, the Company shall have afforded Buyer a reasonable opportunity to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby, and the notice of termination shall not be effective if Buyer submits to the Company during such five business day period a legally binding, executed offer to enter into an amendment to this Agreement within such five business day period unless the Company's Board of Directors shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that the amendment to this Agreement that Buyer has agreed to enter into during such five business day period is not at least as favorable to the Company's shareholders as the Company Superior Third Party Acquisition Offer;

        (f) by the Company, if the Average Buyer Closing Price is less than $13.24, SUBJECT, HOWEVER, to the following: (A) The Company shall give Buyer written notice of its intention to terminate pursuant to this
    Section 9.01(f) (the "TERMINATION NOTICE") within two business days after the Determination Date (the "COMPANY EVALUATION PERIOD"); (B) If Buyer receives a Termination Notice, Buyer shall have the right to elect, in its sole discretion, by written notice thereof to the Company (the "ADJUSTMENT NOTICE") within the first to occur of three business days after receipt of the Termination Notice or 5:00 p.m. (Eastern Time) on the day immediately preceding the date of the Company Shareholders Meeting (the "BUYER EVALUATION PERIOD"), irrevocably to add to the Merger Consideration an amount (the "ADJUSTMENT AMOUNT") equal to the excess of (x) $10.00 over (y) the Merger Consideration in the absence of the Adjustment Amount (with the Buyer Common Stock to be exchanged for each share of Company Common Stock being valued on a per share of Buyer Common Stock basis equal to the Average Buyer Closing Price); (C) If Buyer elects to add the Adjustment Amount to the Merger Consideration as provided in this paragraph (the "ADJUSTMENT ELECTION"), then (i) the Adjustment Amount may be paid in accordance with
    Section 2.02(b), at the election of Buyer, in its sole discretion (such election to be made in writing prior to the Company Shareholder Meeting), either (x) in cash or (y) in shares of Buyer Common Stock (valued on a per share basis at the Average Buyer Closing Price); (ii) this Agreement shall not terminate pursuant to this Section 9.01(f); and (iii) references in this Agreement to the "Merger Consideration" shall be deemed to refer to the Merger Consideration as increased by the Adjustment Amount; and (D) If Buyer receives a Termination Notice and Buyer does not elect to make the Adjustment Election, then this Agreement shall terminate upon expiration of the Buyer Evaluation Period.

    Section 9.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by the Company or Buyer under Section 9.01, written notice shall forthwith be given to the other parties and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in Section 9.03 or to the extent that the termination is a result of a willful and material violation by such party of a representation, warranty, covenant or agreement contained in this Agreement.

    Section 9.03 TERMINATION FEE; EXPENSES. (a) In the event that (i) this Agreement is terminated pursuant to Section 9.01(c)(iv) or 9.01(e); or (ii) (x) a Company Third Party Acquisition Offer shall have been made to the Company and shall have become known publicly, (y) this Agreement shall have been terminated pursuant to Section 9.01(b), 9.01(c)(i) or 9.01(d)(i) (in each case, other than by reason of the failure of the conditions set forth in any of Sections 8.01(b),
(c) or (d) to be fulfilled or the failure of the conditions set forth in Section
8.03 to be fulfilled), or pursuant to Section 9.01(c)(ii) or 9.01(d)(ii) and (z) within 12 months after termination the Company shall have entered into an agreement with respect to, or consummated, any Company Third Party Acquisition (defined below), then, the Company shall pay to Buyer a fee equal to $2,250,000, in cash (the "TERMINATION FEE"), plus an amount, in cash (the "EXPENSE REIMBURSEMENT AMOUNT"), not to exceed $750,000, equal to all documented out-of-pocket expenses and fees incurred by Buyer (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to this Agreement, the Merger or the transactions contemplated by this Agreement. The Termination Fee and Expense Reimbursement Amount shall be paid by wire transfer of same day funds to an account designated by Buyer (x) in the case of Section 9.03(a)(i), upon termination of this Agreement, and (y) in the case of Section 9.03(a)(ii), upon the earlier of such entry into an agreement with respect to a Company Third Party Acquisition or such consummation of a Company Third Party Acquisition. It shall be a condition to termination of this Agreement by the Company pursuant to any paragraph of Section 9.01 that requires payment of the Termination Fee and Expense Reimbursement Amount upon termination pursuant thereto, that such payment has been made. In no event shall more than one Termination Fee be payable under this Article IX. As used in Section 9.03 (a)(ii)(z), a "COMPANY THIRD PARTY ACQUISITION" means (i) a transaction pursuant to any Company Third Party Acquisition Offer in which any third party acquires at least 40% of the outstanding shares of Company Common Stock by tender offer, exchange offer or otherwise, (ii) a merger or other business combination (other than with Buyer or Buyer Subsidiary) in which, immediately after giving effect thereto, shareholders other than the shareholders of the Company immediately prior thereto own at least 40% of the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any third party acquires assets of the Company having a fair market value equal to at least 40% of all of the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.

    (b) (i) The existence of the right to receive payment pursuant to this
Section 9.03 shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise; PROVIDED, HOWEVER, the successful exercise of the right under this
Section 9.03 shall constitute an election of remedies and shall preclude that party from any other remedy against the other party to which it may otherwise be entitled under this Agreement, at law or in equity or otherwise.

    (ii) The parties agree that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by the Agreement and are an inducement to Buyer to enter into this Agreement and not a penalty.

   (iii) If the Company fails to pay promptly to Buyer any amount due under this
Section 9.03, the Company shall pay the costs and expenses of Buyer (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime or base rate of Citibank, N.A., from the date such fee was required to be paid.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.01 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement (including those set forth in the Company Disclosure Schedule and the Buyer Disclosure Schedule) or in any certificate furnished under this Agreement shall not survive the Effective Time.

    Section 10.02 AMENDMENT AND MODIFICATION. To the extent permitted by applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto at any time before the Effective Time with respect to any of the terms contained herein, except that after the Company Shareholders Meeting the amount of the Merger Consideration shall not be decreased and the form of the Merger Consideration shall not be altered from that provided for in this Agreement (including in Section 9.01(f)) without the approval of the shareholders of the Company.

    Section 10.03 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Buyer or Buyer Subsidiary, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived in writing by the other, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.03.

    Section 10.04 EXPENSES. All expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring or required to pay such expenses as a matter of law, except (i) as otherwise provided in Section 9.03, and (ii) all expenses (excluding legal, accounting and other advisors' fees and expenses) incurred in connection with the preparation, printing, filing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by the Company and Buyer.

    Section 10.05 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Buyer nor the Company shall issue any press release or make any public announcement relating to the subject matter of this Agreement without prior written approval of the other; PROVIDED, HOWEVER, that each of the Company and Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will advise the other parties to this Agreement and provide them with a reasonable period of time to comment before making the disclosure).

    Section 10.06 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable efforts to take or cause to be taken all action, and do or cause to be done all things necessary, proper, or advisable under applicable laws and regulations, to ensure that the conditions set forth in Article VIII are satisfied and to consummate and make effective the transactions contemplated by this Agreement (subject to the Company's Board of Directors' and Buyer's Board of Directors' right to exercise in good faith its fiduciary duties as set forth in Section 7.01). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

    Section 10.07 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)         If to Buyer or Buyer Subsidiary, to it at:

            Cantel Medical Corp.
            Overlook at Great Notch
            150 Clove Road--9th Floor
            Little Falls, NJ 07424
            Telecopy: (973) 890-7270
            Telephone: (973) 890-7220
            Attention: James P. Reilly

            with a copy to:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, NY 10004
            Telecopy: (212) 859-8586
            Telephone: (212) 859-8033
            Attention: Gail Weinstein, Esq.

(b)         If to the Company, to it at:

            Minntech Corporation
            14605 28th Avenue North
            Minneapolis, MN 55447-4822
            Telecopy: (763) 553-2653
            Telephone: (763) 553-3300
            Attention: Barbara A. Wrigley

            with a copy to:

            Faegre & Benson LLP
            2200 Wells Fargo Center
            90 South Seventh Street
            Minneapolis, MN 55402
            Telecopy: (612) 336-3026
            Telephone: (612) 336-3000
            Attention: Philip S. Garon, Esq.

    Section 10.08 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties. Except for the provisions of Sections 7.09 and 7.10, this Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

    Section 10.09  RULES OF INTERPRETATION.  As used in this Agreement,

        (a) "INCLUDING" means "including without limitation";

        (b) "PERSON" includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an incorporated organization, and a government or any department or agency thereof;

        (c) "AFFILIATE" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

        (d) "BUSINESS DAY" means any day other than a Saturday, Sunday or a day that is a statutory holiday under the laws of the United States or the State of Minnesota or the State of New York;

        (e) all dollar amounts are expressed in United States funds;

        (f) the phrase "to the knowledge of the Company" or "to the knowledge of the Buyer," or any similar phrase, means the actual knowledge of one or more of the executive officers of the Company or Buyer, as the case may be; and

        (g) all references to statutes or regulations are deemed to refer to such statutes and regulations as amended from time to time or as superseded by comparable successor statutory provisions.

    Section 10.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (except to the extent such matter is the proper subject of the MBCA, in which event the laws of the State of Minnesota shall govern) without giving effect to conflict-of-laws principles.

    Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

    Section 10.12 HEADINGS; INTERNAL REFERENCES. The Article and Section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 10.13 ENTIRE AGREEMENT. This Agreement, including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits, and the Company Confidentiality Agreement and the Buyer Confidentiality Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties (express or implied), covenants, or undertakings of the parties in respect of the subject matter set forth herein, other than those expressly set forth or referred to in this Agreement, the Company Confidentiality Agreement or the Buyer Confidentiality Agreement.

    Section 10.14 SEVERABILITY. If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms hereof will continue in full force and effect and will in no way be affected, impaired, or invalidated.

    Section 10.15 EQUITABLE REMEDIES. The parties agree that money damages or another remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled, to the fullest extent permitted by law, to an injunction restraining such breach, violation, or default or threatened breach, violation, or default and to any other equitable relief, including specific performance, without bond or other security being required.

    Section 10.16 DISCLOSURE SCHEDULES. Matters reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected in the Company Disclosure Schedule or the Buyer Disclosure Schedule. A disclosure made by the Company or Buyer in any Section of this Agreement or its Disclosure Schedule that is sufficient to reasonably inform the other of information required to be disclosed in another Section of this Agreement or the Disclosure Schedule in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other Section of this Agreement or the Disclosure Schedule.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

CANTEL MEDICAL CORP.                            MINNTECH CORPORATION

     /s/ JAMES P. REILLY
     ----------------------------------------        /s/ WILLIAM HOPE
     Name: James P. Reilly
----------------------------------------
     Title: PRESIDENT AND CHIEF EXECUTIVE            Name: William Hope
     OFFICER                                         Title: CHAIRMAN OF THE
BOARD
By:                                             By:

CANOPY MERGER CORP.

     /s/ CRAIG A. SHELDON
     ----------------------------------------
     Name: Craig A. Sheldon
     Title: VICE PRESIDENT
By:

                             INDEX OF DEFINED TERMS

TERM                                                           SECTION
----                                                          ----------
Adjustment Amount...........................................     9.01(f)
Adjustment Election.........................................     9.01(f)
Adjustment Notice...........................................     9.01(f)
affiliate...................................................       10.09
Aggregate Consideration.....................................     2.02(b)
Agreement...................................................    Preamble
Articles of Merger..........................................        1.03
Average Buyer Closing Price.................................     2.01(c)
Benefit Plan................................................     3.15(a)
Blue Sky Laws...............................................     7.01(b)
business day................................................       10.09
Buyer.......................................................    Preamble
Buyer Balance Sheet.........................................     4.05(c)
Buyer Common Stock..........................................     2.01(c)
Buyer Disclosure Schedule...................................  Article IV
Buyer Employee..............................................     4.07(k)
Buyer Employee Agreement....................................     4.15(a)
Buyer Employee Plan.........................................     4.15(a)
Buyer Employee Plans........................................     4.15(a)
Buyer Evaluation Period.....................................     9.01(f)
Buyer Material Adverse Effect...............................        3.01
Buyer Material Contracts....................................        4.10
Buyer Products..............................................     4.18(a)
Buyer Proprietary Rights....................................        4.11
Buyer SEC Report............................................     4.05(a)
Buyer SEC Reports...........................................     4.05(a)
Buyer Shareholders Meeting..................................     7.01(a)
Buyer Shares................................................     2.02(b)
Buyer Stockholder Agreement.................................     7.01(a)
Buyer Subsidiary............................................    Preamble
Cash Consideration..........................................     2.01(c)
CERCLIS.....................................................     3.16(e)
Closing.....................................................        1.02
Closing Date................................................        1.02
Code........................................................     2.02(g)
Commitment..................................................     4.22(a)
Committee...................................................     2.02(i)
Company.....................................................    Preamble
Company Affiliates..........................................        7.17
Company Balance Sheet.......................................     3.05(c)
Company Certificates........................................     2.01(e)
Company Common Stock........................................     2.01(a)
Company Confidentiality Agreement...........................     7.02(a)
Company Disclosure Schedule.................................  Article III
Company Employee............................................     3.07(k)
Company Employee Agreement..................................     3.15(a)
Company Employee Plan.......................................     3.15(a)

TERM                                                           SECTION
----                                                          ----------
Company Employee Plans......................................     3.15(a)
Company Evaluation Period...................................     9.01(f)
Company Material Adverse Effect.............................        3.01
Company Material Contracts..................................        3.10
Company Option Plan.........................................     2.02(i)
Company Option Plans........................................     2.02(i)
Company Products............................................     3.18(a)
Company Proprietary Rights..................................        3.11
Company SEC Report..........................................     3.05(a)
Company SEC Reports.........................................     3.05(a)
Company Shareholders Meeting................................     7.01(a)
Company Stock Option........................................     2.02(i)
Company Stock Purchase Plan.................................     2.02(i)
Company Superior Third Party Acquisition Offer..............     7.02(a)
Company Third Party Acquisition.............................        9.03
Company Third Party Acquisition Offer.......................     7.02(a)
Consents....................................................        7.08
Constituent Corporations....................................    Preamble
Determination Date..........................................     2.01(c)
DGCL........................................................     8.01(a)
Dissenting Shares...........................................     2.01(e)
DOL.........................................................     3.15(a)
Effective Time..............................................        1.03
End Date....................................................     9.01(b)
Environmental Law...........................................     3.16(a)
Environmental Matter........................................     3.16(a)
Environmental Permits.......................................    3.16(b))
ERISA.......................................................     3.15(a)
ERISA Affiliate.............................................     3.15(o)
ESPP Option.................................................     2.02(i)
Exchange Act................................................        3.04
Exchange Agent..............................................     2.02(a)
Exchange Ratio..............................................     2.01(c)
Expense Reimbursement Amount................................     9.03(a)
FDA.........................................................     3.18(a)
GAAP........................................................     3.05(b)
Hazardous Substance.........................................     3.16(a)
including...................................................       10.09
Injunction..................................................     8.01(d)
Intention Notice............................................     9.01(e)
IRS.........................................................     3.15(a)
Joint Proxy Statement.......................................     7.01(b)
Material Adverse Effect.....................................        3.01
MBCA........................................................        1.03
Merger......................................................    Recitals
Merger Consideration........................................     2.01(c)
NASDAQ......................................................     2.01(c)
Outstanding Shares..........................................     2.01(c)
PBGC........................................................     3.15(e)
Pension Plan................................................     3.15(a)

TERM                                                           SECTION
----                                                          ----------
Permitted Investments.......................................     2.02(a)
person......................................................       10.09
Pre-1996 Option.............................................     2.02(i)
Proprietary Rights..........................................        3.11
Registration Statement......................................     7.01(b)
Rights......................................................        3.02
Rights Agreement............................................        3.02
SEC.........................................................     3.05(a)
Securities Act..............................................     3.05(a)
Series A Preferred Stock....................................        3.02
Shareholder Meetings........................................     7.01(a)
Significant Buyer Stockholders..............................     7.01(a)
Stock Consideration.........................................     2.01(b)
Stock Issuance..............................................     7.01(c)
Subsidiary..................................................        3.01
Surviving Corporation.......................................        1.01
Surviving Corporation Material Adverse Effect...............        3.01
Tax Return..................................................     3.08(a)
Taxes.......................................................     3.08(a)
Termination Fee.............................................     9.03(a)
Termination Notice..........................................     9.01(f)
Welfare Plan................................................     3.15(a)

                                                                         ANNEX B

                                VOTING AGREEMENT

    This Voting Agreement is dated as of May 30, 2001, among Minntech Corporation, a Minnesota corporation (the "Company"), and each of the persons and entities listed on Annex B hereto, each of whom are stockholders (collectively the "Buyer Stockholders" and individually each a "Buyer Stockholder") of Cantel Medical Corp. a Delaware corporation (the "Buyer").

                                    RECITALS

    The Company, Buyer, and Canopy Merger Corp., a wholly owned subsidiary of Buyer ("Buyer Subsidiary"), are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which Buyer Subsidiary shall merge (the "Merger") with and into the Company and the existing shareholders of the Company shall receive cash and common stock of Buyer ("Buyer Common Stock") in exchange for their shares of common stock of the Company.

    Each Buyer Stockholder is a director, executive officer, or significant stockholder of the Buyer.

    Because more than 20% of the outstanding Buyer Common Stock will be held by shareholders of the Company immediately after the Merger pursuant to the terms of the Merger Agreement, regulations of the National Association of Securities Dealers require an affirmative vote of the stockholders of Buyer prior to the issuance of Buyer Common Stock to shareholders of the Company in the Merger.

    The execution and delivery of this Agreement is a condition precedent to the Company entering into the Merger Agreement.

                                   AGREEMENT

    Now, therefore, the parties hereby agree as follows:

        1.  VOTING; PROXY.

           (a) During the term of this Agreement, at each meeting of the Buyer's stockholders convened to consider and vote upon the issuance of Buyer Common Stock pursuant to the Merger Agreement, each Buyer Stockholder agrees to vote (to the extent not voted by the person or persons appointed under the proxy granted under Section 1(b)) all shares of Buyer Common Stock owned of record by him or her at the record date for the vote (including, except for any shares for which the Buyer Stockholder's sole voting power results from his or her having been named as proxy pursuant to the proxy solicitation conducted by the Buyer in connection with the meeting, any shares of Buyer Common Stock over which the Buyer Stockholder has voting power, by contract or otherwise) in favor of the issuance of Buyer Common Stock to the shareholders of the Company pursuant to the Merger Agreement.

           (b) Each Buyer Stockholder acknowledges that he or she has executed and delivered to the Company an irrevocable proxy in the form of Annex A hereto.

        2. NO TRANSFER. During the term of this Agreement, each Buyer Stockholder agrees that he or she shall not sell, pledge, assign, or otherwise transfer, or authorize, propose, or agree to the sale, pledge, assignment, or other transfer of, any of his or her shares of Buyer Common Stock, unless (a) at least two business days' written notice of the proposed transfer is provided to the Company and (b) the intended transferee agrees in writing to be bound by this Agreement as if he or she were a Buyer Stockholder.

        3. REPRESENTATIONS AND WARRANTIES. Each Buyer Stockholder, severally and not jointly, represents and warrants to the Company with respect to himself or herself as follows:

           (a) AUTHORITY. He or she has the requisite power and authority to enter into this Agreement, to perform his or her obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

           (b) TITLE; AUTHORITY TO VOTE SHARES. He or she owns of record and has voting power over the number of shares of Buyer Common Stock set forth beside his or her name on Annex B hereto; and such shares are held by him or her free and clear of all liens, charges, pledges, restrictions, and encumbrances that would prevent him or her from performing his or her obligations hereunder.

           (c) NONCONTRAVENTION. Neither his or her execution and delivery of this Agreement, nor his or her consummation of any of the transactions contemplated hereby, nor his or her compliance with any of the provisions hereof will violate, conflict with, or result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon, any of his or her properties or assets under any agreement or instrument to which he or she is a party or any statute, rule, regulation, judgment, order, decree, or other legal requirement applicable to him or her.

           (d) LITIGATION. (i) There is no claim, action, proceeding, or investigation pending or, to his or her knowledge, threatened against or relating to him or her before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.), and (ii) he or she is not subject to any outstanding order, writ, injunction, or decree, that, in the case of clause (i) or
       (ii), if determined adversely, would prohibit him or her from performing his or her obligations hereunder.

        4. TERMINATION. This Agreement shall terminate automatically and without further action on behalf of any party at the earlier of (a) the Effective Time or (b) the date and time the Merger Agreement is terminated pursuant to its terms. In the event of a termination of this Agreement pursuant to this Section 4, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; PROVIDED, HOWEVER, that nothing herein shall release any party from any liability for any breach of this Agreement. If this Agreement is terminated, the proxies of the Buyer Stockholders delivered under Section 1(b) hereof shall also terminate and be of no further force or effect, and the Company shall promptly return the proxies to the respective Buyer Stockholders.

        5. DIRECTOR MATTERS EXCLUDED. The Company acknowledges and agrees that with respect to each Buyer Stockholder that is a member of Buyer's Board of Directors, no provision of this Agreement shall limit or otherwise restrict such Buyer Stockholder with respect to any act or omission that he may undertake or authorize in his capacity as a member of Buyer's Board of Directors, including, without limitation, any vote that such Buyer Stockholder may make as a director of the Buyer with respect to any matter presented to Buyer's Board of Directors.

        6.  MISCELLANEOUS.

           (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by express delivery service, effective when delivered, or if mailed by registered or certified mail (return receipt requested), effective three business days after mailing, or if delivered by telecopy, effective when telecopied with confirmation of receipt, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           If to a Buyer Stockholder at the address and/or telecopy number set forth under his or her name on Annex B hereto;

           If to Company to:
           Minntech Corporation
           14605 28th Avenue North
           Minneapolis, Minnesota 55447
           Telecopy:  (763) 553-3387
           Telephone:  (763) 553-3382
           Attention:  Barbara A. Wrigley, Esq.

           (b) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and do not affect the interpretation of this Agreement.

           (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered the same agreement.

           (d) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein, and the Merger Agreement), constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

           (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.

           (f) GOVERNING LAW. This Agreement shall be governed by Delaware law, without regard to the principles of conflicts of law.

           (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, heirs, legal representatives, and permitted assigns. The representations, agreements, and obligations of the Buyer Stockholders contained herein shall survive the death or incapacity of any Buyer Stockholder and shall be binding upon the heirs, personal representatives, successors, and assigns of each Buyer Stockholder.

           (h) REMEDIES. In addition to all other remedies available, the parties agree that, in the event of a breach by a party of any of its obligations hereunder, the non-breaching party shall be entitled to specific performance or injunctive relief.

           (i) DEFINED TERMS. All capitalized terms used but not defined herein have the meanings given them in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties have signed this Agreement as of the date first written above.

                                             MINNTECH CORPORATION

                                                   By             /s/ BARBARA A.
WRIGLEY

------------------------------------------
                                                               ITS EXECUTIVE
VICE PRESIDENT

                                                                   /s/ CHARLES
M. DIKER

------------------------------------------
                                                                     Charles M.
Diker

                                                                  /s/ ALAN J.
HIRSCHFIELD

------------------------------------------
                                                                    Alan J.
Hirschfield

                                                                     /s/ BRUCE
SLOVIN

------------------------------------------
                                                                       Bruce
Slovin

                                                                    /s/ JAMES P.
REILLY

------------------------------------------
                                                                      James P.
Reilly

                                                                   /s/ VALERIE
T. DIKER

------------------------------------------
                                                                     Valerie T.
Diker

                                                                      /s/ ANN
REILLY

------------------------------------------
                                                                        Ann
Reilly

                                             TRUST FOR PATRICIA HELEN DIKER
(8/31/87)

                                                   By              /s/ CHARLES
M. DIKER

------------------------------------------
                                                                        ITS
TRUSTEE

                                             TRUST FOR MARK NORMAN DIKER
(8/14/87)

                                                   By              /s/ CHARLES
M. DIKER

------------------------------------------
                                                                        ITS
TRUSTEE

                                             TRUST FOR BRUCE DANIEL DIKER
(10/1/87)

                                                   By              /s/ CHARLES
M. DIKER

------------------------------------------
                                                                        ITS
TRUSTEE

                                                                         ANNEX A

                               IRREVOCABLE PROXY

    The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints each of William Hope and Barbara A. Wrigley the true and lawful attorney, with full power of substitution, for and in the name of the undersigned to vote, at any time before the Termination (defined below), all shares of common stock of Cantel Medical Crop., a Delaware corporation ("Buyer"), or other shares of capital stock of Buyer entitled to vote on the business to be transacted, (1) registered in the name of the undersigned at the record date for such vote, or (2) except as set forth below, over which the undersigned has voting power by power of attorney or other contractual arrangements with the owner of record (collectively, the "Shares"), at any meeting of the stockholders of the Buyer, and at all adjournments thereof, and pursuant to any consent of the stockholders in lieu of a meeting or otherwise, in favor of the issuance of shares of common stock of Buyer by Buyer to the shareholders of Minntech Corporation, a Minnesota corporation (the "Company"), pursuant to the Agreement (defined below).

    This Proxy is given only with respect to the approval of the issuance of shares of common stock of Buyer by Buyer to shareholders of the Company contemplated by the Agreement and Plan of Merger among the Company, Buyer, and Canopy Merger Corp., a wholly owned subsidiary of Buyer, dated as of May 30, 2001 (the "Agreement"). The undersigned may vote the Shares on all other matters. This Proxy is given to induce the Company to enter into the Agreement, is coupled with an interest, and is irrevocable; PROVIDED, HOWEVER, that this Proxy shall terminate automatically and without further action on behalf of the undersigned upon the termination of the Voting Agreement, dated as of the date hereof, among the Company and each of the persons and entities listed on Annex B thereto (the "Termination").

    Notwithstanding clause (2) of the first paragraph above, this Proxy shall not include any shares of capital stock of the Buyer that are not subject to clause (1) of the first paragraph above for which the undersigned's only voting power results from the undersigned having been named as proxy pursuant to the proxy solicitation conducted by the Buyer's Board of Directors in connection with a special or annual meeting of the stockholders of the Buyer and over which the undersigned does not otherwise have voting power with respect thereto.

    The undersigned hereby ratifies and confirms all that the proxies named herein may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of this 30th day of May, 2001.

            --------------------------------------------------------------------

                                                                         ANNEX B

                                                        NUMBER OF SHARES OF
BUYER
NAME                                                          COMMON STOCK
----
-------------------------
Charles M. Diker......................................           824,133
One New York Plaza--31st Floor
New York, New York 10004
Phone: 212-908-9556
Fax:   212-908-0176

Alan J. Hirschfield...................................           196,333
3490 Clubhouse Drive--Suite 205
Wilson, Wyoming 83014
Phone: 307-733-7332
Fax:   307-733-4935

Bruce Slovin..........................................           150,000
35 East 62nd Street
New York, New York 10021
Phone: 212-572-5180
Fax:   212-572-8613

James P. Reilly.......................................           113,450
Cantel Medical Corp.
150 Clove Road--9th Floor
Little Falls, New Jersey 07424
Phone: 973-890-7220
Fax:   973-890-7270

Valerie T. Diker......................................           154,875
One New York Plaza--31st Floor
New York, New York 10004
Phone: 212-908-9556
Fax:   212-908-0176

Ann Reilly............................................            87,115
Cantel Medical Corp.
150 Clove Road--9th Floor
Little Falls, New Jersey 07424
Phone: 973-890-7220
Fax:   973-890-7270

Trust For Patricia Helen Diker (8/31/87)..............            54,333
One New York Plaza--31st Floor
New York, New York 10004
Phone: 212-908-9556
Fax:   212-908-0176

Trust For Mark Norman Diker (8/4/87)..................            54,333
One New York Plaza--31st Floor
New York, New York 10004
Phone: 212-908-9556
Fax:   212-908-0176

Trust for Bruce Daniel Diker (10/1/87)................            51,833
One New York Plaza--31st Floor
New York, New York 10004
Phone: 212-908-9556
Fax:   212-908-0176

                                                                         ANNEX C



                                                                          [LOGO]

                          PRIVILEGED AND CONFIDENTIAL

                                                                    May 21, 2001

Board of Directors
Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424
Members of Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to Cantel Medical Corp. ("Parent") of the consideration to be paid by Parent pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), among Parent, Canopy Merger Corp., a wholly owned subsidiary of Parent ("Sub"), and Minntech Corporation (the "Target"). The Merger Agreement provides for, among other things, a merger of Sub with and into the Target (the "Merger") pursuant to which each outstanding share of common stock, par value $0.05 per share, of the Target (other than any such shares owned by subsidiaries of Target or owned by Parent, Sub or their respective subsidiaries) will be converted into a right to receive from Buyer (i) $6.25 in cash, without interest (the "Cash Consideration"), and (ii) a number of shares of common stock, par value $0.10 per share, of Parent equal to the quotient (rounded to four decimal places) of (x) $4.25 divided by (y) the Average Buyer Closing Price (the "Exchange Ratio" and, together with the Cash Consideration, the "Stated Consideration"). We have assumed that the Exchange Ratio shall not be less than 0.1700 nor greater than 0.2833. In addition, Parent will pay holders of options to purchase shares of Target an amount estimated not to exceed $1,000,000 in cash in exchange for cancellation of such options. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement dated May 18, 2001, and for purposes hereof, we have assumed that the final form of the Merger Agreement will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Target and Parent for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Target and Parent and provided to us for purposes of our analysis, and we have met with the respective managements of the Target and Parent to review and discuss such information and, among other matters, the Target's and Parent's respective businesses, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Target and Parent, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Target or Parent or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the medical technology industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us by the Target and Parent (including estimates of savings and other operating efficiencies expected to result from consummation of the Merger), and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Target's and Parent's respective managements. Specifically, our conclusions are based upon the analysis by Parent's management of the Target's financial projections. We express no opinion with respect to any such analysis of the Target's financial projections. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Target or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Target or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Target or Parent, and no such independent valuation or appraisal was provided to us. We have not performed an evaluation of the Target's litigation or other actual or threatened claims, and we have assumed that the Target has established adequate insurance coverage and reserves to cover any losses in connection with any such litigation or other claims. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on Parent or the Target or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Parent or the Target will actually trade at any time.

    In the ordinary course of our business, we may actively trade the debt and equity securities of the Target and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    We are acting as financial advisor to Parent in connection with the proposed Merger and will receive a fee for our services, including a fee for rendering this opinion.

    Our opinion addresses only the fairness from a financial point of view to Parent of the consideration to be paid by Parent pursuant to the Merger, and we do not express any views on any other terms of the Merger. Specifically, our opinion does not address Parent's underlying business decision to effect the Merger, the advisability of the form or terms of the consideration, or the merits of the Merger relative to any alternative transaction. In addition, our opinion does not address any federal, state or local tax consequences of the Merger, nor does it address the impact of any additional consideration Parent might pay pursuant to an adjustment procedure provided for in the Merger Agreement.

    It is understood that this letter is for the benefit and use of the Board of Directors of Parent in its consideration of the Merger and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of Parent relating to the Merger, may not be disseminated, quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Stated Consideration to be paid by Parent pursuant to the Merger Agreement is fair to Parent from a financial point of view.

                                  Very truly yours,
                                  /S/ DRESDNER KLEINWORT WASSERSTEIN, INC.
                                  DRESDNER KLEINWORT WASSERSTEIN, INC.

                                                                         ANNEX D

[LOGO]


800 Nicollet Mall
Minneapolis, MN 55402-7020
612-303-6000


May 30, 2001
The Board of Directors
Minntech Corporation
14605--28th Avenue North
Minneapolis, Minnesota 55447

Members of the Board:

    In connection with the proposed transaction ("Transaction") in which Canopy Merger Corp., a Minnesota corporation and wholly-owned subsidiary of Cantel Medical Corporation, a Delaware corporation ("Cantel"), will be merged with and into Minntech Corporation, a Minnesota corporation ("Minntech"), you have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, of the proposed consideration to be received by the holders of shares of common stock of Minntech (other than Cantel and its affiliates). Under the terms of the Agreement and Plan of Merger (the "Agreement"), each issued and outstanding share of Minntech Common Stock will be converted into (i) $6.25 in cash (the "Cash Consideration"), and (ii) subject to specified collars, a number of shares of Cantel common stock determined by dividing $4.25 by an average of the daily closing stock price of Cantel for a specified period ending prior to the stockholders meeting relating to the Transaction (the "Stock Consideration" and together with the Cash Consideration, the "Consideration"). The terms and conditions of the merger are more fully set forth in the Agreement.

    In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) a draft dated May 30, 2001 of the Agreement and Plan of Merger, (ii) certain publicly available financial, business and operating information related to Cantel, (iii) certain publicly available financial and securities data of Cantel and selected public companies deemed comparable to Cantel, (iv) to the extent publicly available, information concerning selected transactions deemed comparable to the proposed Transaction,
(v) certain publicly available financial, business and operating information relative to Minntech, (vi) certain internal financial information of Minntech on a stand-alone basis prepared for financial planning purposes, and furnished by Minntech management, (vii) certain publicly available financial and securities data of Minntech and selected public companies deemed comparable to Minntech, and (viii) the financing commitment letter in connection with the Transaction. We had discussions with members of the management of Minntech concerning the financial condition, current operating results and business outlook for Minntech on a stand-alone basis and as a combined company. We also had discussions with members of the management and the board of directors of Cantel concerning the financial condition, current operating results and business outlook for Cantel and as a combined company. We also had discussions with the independent auditors for both Minntech and Cantel. We also had discussions with Olympus America Inc., in connection with the distribution agreements between Olympus America Inc. and Medivators, Inc. and Olympus America Inc. and Carsen Group Inc.

Minntech Corporation
May 30, 2001
Page 2

    We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Minntech, Cantel, or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. Minntech has advised us that it does not publicly disclose internal financial information of the type provided to us and that such information was prepared for financial planning purposes and not with the expectation of public disclosure. We have relied upon the assurance of the management of Minntech and Cantel that the information provided to us by Minntech and Cantel has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that there have been no material changes in Minntech's or Cantel's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of independent auditors to Minntech as to all financial reporting matters with respect to Minntech, the Transaction and the Agreement. We have assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable federal and state statutes, rules and regulations.

    No opinion is expressed as to whether any alternative Transaction might produce consideration for the holders of Minntech common stock in an amount in excess of that contemplated in the Agreement. We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us, without modification or waiver of material terms or conditions by Minntech or Cantel. We have also assumed that the Transaction contemplated by the Agreement will constitute a taxable transaction within the meaning of the Internal Revenue Code of 1986, as amended, and that the Transaction will be accounted for on a purchase accounting basis. In addition, we have assumed that, in the course of obtaining the necessary regulatory approvals for the Transaction, no restrictions, including any divestiture requirements, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction to Minntech and its stockholders.

    In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Minntech or Cantel, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity.

    This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Minntech or Cantel Common Stock have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and, other than an updated opinion that we have agreed to render upon your request, we do not have any obligation to update, revise or reaffirm this opinion.

    This opinion is directed to the Board of Directors of Minntech in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any holder of Minntech stock as to how such stockholder should vote with respect to the Transaction. We were not requested to opine as to, and this opinion does not address the relative merits of the Transaction or any alternative to the Transaction or the basic business decision to proceed with or effect the Transaction. This opinion shall not be published or otherwise used, nor shall any public references to us or this opinion be made, without our prior written approval, except that this opinion may be included

Minntech Corporation
May 30, 2001
Page 3

in its entirety in any filing made by Minntech in respect of the Transaction with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description or reference to us or this opinion and related analysis in such filing is in a form acceptable to us and our counsel. Our approval of the description or reference to us or this opinion and any related analysis in the proxy statement will not be unreasonably withheld. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" in the Securities Act nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

    U.S. Bancorp Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We have acted as exclusive financial advisor to Minntech in connection with the Transaction and will receive a fee for our services which is contingent upon consummation of the Transaction. In addition, we will receive a separate fee for providing this opinion, which will be credited against the fee for our services. This opinion fee is not contingent upon the consummation of the Transaction. Minntech has also agreed to indemnify us against certain liabilities and pay certain expenses in connection with our services. We write research on and make a market in the Common Stock of Minntech. In the ordinary course of our business, we and our affiliates may actively trade securities of Cantel and Minntech for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion, as of the date hereof, that the Consideration proposed to be received by the holders of common stock of Minntech (other than Cantel and its affiliates) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Sincerely,
/s/ U.S. Bancorp Piper Jaffray Inc.
U.S. BANCORP PIPER JAFFRAY INC.

                                                                         ANNEX E

                                FLEET BANK, N.A.
                          1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                                              May 30, 2001

Cantel Medical Corp.
Overlook at Great Notch
150 Clove Road-9th Floor
Little Falls, NJ 07424
Attn.: James P. Reilly

Ladies and Gentlemen:

    You have advised Fleet Bank, N.A. ("FLEET") that Cantel Medical Corp., a Delaware corporation (the "BORROWER") will acquire all the outstanding stock of the TargetCo pursuant to a statutory merger of TargetCo and Borrower or Borrower's wholly owned subsidiary (such transaction being the "ACQUISITION"). The Acquisition will be financed, in part, through an equity issuance by you, and from funds borrowed pursuant to the Credit Facilities (as defined below).

    Fleet is pleased to advise you of its commitment to provide up to the full amount of $47,500,000 senior secured credit facilities (the "CREDIT FACILITIES") on the terms and conditions summarized in this letter and in the Summary of Terms and Conditions attached to this letter (the "TERM SHEET"). The Credit Facilities will be used (i) to finance, in part, the purchase price for the Acquisition and to pay fees and expenses of the Acquisition (ii) to repay existing indebtedness and (iii) for general working capital purposes.

    Although Fleet is committing to provide all of the Credit Facilities on a fully underwritten basis, Fleet expects that a portion of the Credit Facilities will be made available by other financial institutions (such lenders including Fleet, the "LENDERS"). It is agreed that Fleet will act as the sole administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Credit Facilities and Fleet Securities, Inc ("FSI") will act as arranger for the Credit Facilities. Fleet will be responsible for preparing and negotiating definitive documentation for the Credit Facilities, and Fleet and FSI will manage the syndication effort of forming the syndicate of lenders that will make the Credit Facilities available. Additional agents, co-agents or arrangers may be appointed at the discretion of Fleet and FSI.

    You agree to assist Fleet and FSI in forming any such syndicate and to provide Fleet, FSI and the other Lenders, promptly upon request, with all information reasonably deemed necessary by them (consistent with industry practice) to complete successfully the syndication, including, but not limited to, (i) an information package for delivery to potential syndicate members and participants and (ii) all information and projections prepared by you or your advisers relating to the transactions described herein. Prior to the closing of the Credit Facilities you agree to refrain from any other financings (except equity issuances having no debt characteristics) during such syndication process unless otherwise agreed to by Fleet. You further agree to make appropriate officers and representatives of the Borrower and its subsidiaries available to participate in informational meetings for potential syndicate members and participants at such times and places as Fleet or FSI may reasonably request.

    Fleet and FSI reserve the right, based on market reception, in consultation with the Borrower, to reallocate the aggregate principal amount of the Credit Facilities among the Revolving Facility and the

Cantel Medical Corp.
May 30, 2001
Term Facility (as defined in the Term Sheet) and/or to otherwise change the structure or terms thereof prior to the closing of the Credit Facilities if Fleet and FSI determines that such reallocation or changes are advisable in order to ensure a successful syndication and if the aggregate amount of the Credit Facilities remains unchanged and if any pricing changes are consistent with credits of similar quality.

    You represent and warrant and covenant that (i) all information which has been or is hereafter made available to Fleet or FSI by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects with respect to the matters such information purports to cover and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements have been or will be made and (ii) all financial projections that have been or are hereafter prepared by you and made available to Fleet, FSI or any other participants in the Credit Facilities have been or will be prepared in good faith based upon reasonable assumptions. You agree to supplement the information and projections referred to in clauses (i) and (ii) above from time to time until completion of the syndication so that the representations and warranties in the preceding sentence remain correct. In arranging and syndicating the Credit Facilities, Fleet and FSI may use and rely on such information and projections without independent verification thereof.

    In connection with the syndication of the Credit Facilities, Fleet and FSI may, in their discretion, allocate to other Lenders portions of any fees payable to Fleet or FSI in connection with the Credit Facilities. You agree that no Lender will receive any compensation of any kind for its participation in the Credit Facilities, except as expressly provided for in this letter, the Term Sheet or in the Fee Letter referred to below.

    Please note, however, that the terms and conditions of this commitment and undertaking are not limited to those set forth in this letter. Those matters that are not covered or made clear herein or in the attached Term Sheet (which is a part of this Commitment) are subject to mutual agreement of the parties. The terms and conditions of this commitment and undertaking may be modified only in writing. In addition, this commitment and undertaking is subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein and in the Term Sheet, (ii) the absence of (a) a material adverse change in, or a development that would reasonably be expected to have a material adverse effect on, the business, condition (financial or otherwise), operations, properties or prospects of the Borrower and TargetCo and their respective subsidiaries, taken as a whole, since July 31, 2000 to the date of this Commitment Letter in respect of Borrower and its subsidiaries and since March 31, 2000 to the date of this Commitment Letter in respect of TargetCo and its subsidiaries (other than items disclosed specifically in the Disclosure Schedules to the Merger Agreement referred to in paragraph 1 of the "Conditions Precedent to Funding" in the attached Term Sheet the Agent acknowledges (for purposes of this clause (a) and the following clause (b) that it has received the publicly released preliminary summary 2001 fourth quarter balance sheet as at March 31, 2001 and the income statement for the quarter ended March 31, 2001 of TargetCo and its subsidiaries, and TargetCo's financial projections dated May 4, 2001) and (b) a material adverse change in, or development that would reasonably be expected to have a material adverse effect on, the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and TargetCo, and their respective subsidiaries, taken as a whole, following the date of this Commitment Letter, and (c) any material adverse change in loan syndication or financial or capital market conditions generally from those currently in effect that would be reasonably likely to have a material adverse effect on the ability of Fleet to successfully syndicate the commitment under this letter, (iii) the accuracy and completeness in all material respects of all

Cantel Medical Corp.
May 30, 2001
representations, taken as a whole, that you make to us and all information, taken as a whole, that you furnish to us in connection with this commitment and undertaking and your compliance with the terms of this letter, (iv) no development or change occurring after the date hereof, and no information becoming known after the date hereof, that (a) results in or would reasonably be expected to result in a material change in, or material deviation from, the information, taken as a whole, previously delivered by you or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, operations, properties or prospects of the Borrower and TargetCo and their respective subsidiaries, taken together, or to the Administrative Agent, the Arranger or the Lenders, or to the legal, tax, accounting or financial aspects of the Acquisition, or (b) has had or would reasonably be expected to have a Material Adverse Effect (as defined under the section "Conditions Precedent to Funding" in the Term Sheet) and (v) the negotiation and delivery of definitive documentation on or before November 15, 2001.

    The costs and expenses of Fleet and FSI (including, without limitation, the reasonable fees and expenses of its counsel and its syndication and other out-of-pocket expenses) in connection with the preparation, execution and delivery of this letter and the definitive financing agreements shall be for your account. You further agree to indemnify and hold harmless Fleet, FSI and each director, officer, employee and affiliate or control person of either Fleet or FSI (each an "indemnified person") from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve Fleet, FSI or any such indemnified person as a result of or arising out of or in any way related to or resulting from the Acquisition, or this letter or any eventual extension of credit, and, upon demand, to pay and reimburse Fleet, FSI and each indemnified person for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not Fleet, FSI or any such person is a party to any action or proceeding out of which any such expenses arise); PROVIDED, HOWEVER, that you shall not have to indemnify any indemnified person against any loss, claim, damage, expense or liability to the extent that it resulted from the gross negligence or willful misconduct of such indemnified person. This letter is issued for your benefit only and no other person or entity may rely hereon. Under no circumstances shall Fleet, FSI or any of their respective affiliates be liable to you or any other person for any punitive, exemplary, consequential or indirect damages which may be alleged in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Acquisition, the Credit Facilities or the documentation related thereto or any other financing, regardless of whether the commitment herein is terminated or the Acquisition or the Credit Facilities close.

    The provisions of this letter are supplemented as set forth in a separate fee letter dated the date hereof from us to you (the "FEE LETTER") and are subject to the terms of such Fee Letter. By executing this letter, you acknowledge that this letter and the Fee Letter are the only agreements among you, Fleet and FSI with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto and you agree that this letter and the Fee Letter are for your confidential use only and neither their existence nor the terms hereof or thereof will be disclosed by you to any person or entity other than your and TargetCo's respective officers, directors, accountants, attorneys and other advisors, and then only on a "need to know" basis in connection with the transactions contemplated by this letter and on a confidential basis (except that, notwithstanding the foregoing, you may make such public disclosures as you are required by law, in the opinion of your counsel, to make). Neither this letter nor the Fee Letter may be changed except pursuant to a writing signed by each of the parties hereto.

Cantel Medical Corp.
May 30, 2001

    Your obligations under this letter and the Fee Letter with respect to fees (to the extent that, at the time of expiration or termination they are owed pursuant to the second paragraph of the Fee Letter), indemnification, costs and expenses, and confidentiality shall survive the expiration or termination of this letter.

    This letter is intended to be solely for the benefit of the parties and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and shall not be assignable by you without the prior written consent of Fleet and FSI. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of this letter by telecopier shall be effective as delivery of a manually executed counterpart of this letter. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

    If you are in agreement with the foregoing, please sign and return to Fleet the enclosed copies of this letter and the Fee Letter no later than 5:00 P.M., New York time, on May 31, 2001. This offer shall terminate at such time unless prior thereto we shall have received duly signed and completed copies of such letters.

Cantel Medical Corp.
May 30, 2001

We look forward to working with you on this transaction.

                                                       Very truly yours,

                                                       FLEET BANK, N.A.

                                                       By:  /s/ STEVE DELUISE

-----------------------------------------
                                                            Name: Steve Deluise
                                                            Title: Vice
President

Accepted and agreed to as of the date first above written:

CANTEL MEDICAL CORP.

     /s/ CRAIG A. SHELDON
     ---------------------------------------
     Name: Craig A. Sheldon
By:  Title: Vice President and Controller

CONFIDENTIAL

                              CANTEL MEDICAL CORP.
                        SUMMARY OF TERMS AND CONDITIONS
                   $47,500,000 SENIOR SECURED CREDIT FACILITY
                                  MAY 30, 2001

BORROWERS.................................  Cantel Medical Corp. ("Cantel" or
the "Borrower") and
                                            certain designated subsidiaries
acceptable to the agent.
                                            Carsen Group Inc. ("Carsen"), a
wholly owned subsidiary
                                            of Cantel, will serve as the
borrower for all Canadian
                                            borrowings.

GUARANTORS................................  All obligations of any Borrower will be guaranteed in
                                            full by each of Cantel's existing
and future domestic
                                            subsidiaries, as permitted.

ADMINISTRATIVE AGENT......................  Fleet Bank NA ("Fleet" or the
"Agent").

ARRANGER..................................  Fleet Securities, Inc. (the
"Arranger").

CREDIT FACILITIES.........................  a) SENIOR SECURED TERM LOAN
FACILITY: (the "Term Loan
                                               Facility") available in a single
draw, for a maximum
                                               original principal amount of up
to $25,000,000.

                                            b) SENIOR SECURED REVOLVING CREDIT
FACILITY: for a
                                            maximum principal amount of up to
$22,500,000 (the
                                               "Revolving Credit Facility"). The
Revolving Credit
                                               Facility also includes sublimits
for (i) $5,000,000
                                               working capital availability for
U.S. dollar
                                               borrowings by Carsen and (ii) a
$2,000,000 swingline
                                               facility available for short term
borrowings by
                                               Cantel and (iii) of $2,000,000
for letters of credit
                                               (L/C's to be issued by Fleet Bank
as L/C Issuing
                                               Bank).

                                            The Revolving Credit Facility will
be subject to a
                                            Borrowing Base equaling to an amount
not to exceed 85%
                                            of Eligible Accounts Receivable
(definition and final
                                            advance rate to be determined), plus
approximately 50%
                                            of Eligible Inventory (eligibility
definition and final
                                            advance rate to be determined).

                                            Together, the above are referenced
as the "Credit
                                            Facility".

LENDERS...................................  Fleet and lenders acceptable to the
Agent, Arranger and
                                            Cantel.

USE OF PROCEEDS...........................  To finance, in part, the acquisition of the common stock
                                            of the TargetCo by the Borrower
pursuant to a statutory
                                            merger ("Merger") of TargetCo &
Borrower or Borrower's
                                            wholly owned subsidiary, pay fees
and expenses of the
                                            Merger, repay any existing
indebtedness of the Borrower
                                            and TargetCo, and general working
capital purposes.

CLOSING DATE..............................  The date of the closing of the
Merger, which shall be on
                                            or before November 15, 2001.

CONFIDENTIAL

SECURITY..................................  The loans under the Credit
Facilities will be secured by
                                            perfected first priority liens on
all of the domestic
                                            tangible and intangible assets of
the Borrower and its
                                            subsidiaries and the TargetCo and
its subsidiaries,
                                            including, but not limited to,
accounts receivable,
                                            inventory, property, plant and
equipment. A pledge of
                                            stock by Cantel and its domestic
subsidiaries will also
                                            be required, along with a pledge of
65% of the stock of
                                            all foreign subsidiaries. The
Borrower shall also
                                            provide a negative pledge on all
present and future
                                            assets and properties (excluding
assets pledged for any
                                            outstanding working capital lines of
Carsen) of each of
                                            the Borrower's existing and future
foreign subsidiaries.

INTEREST RATE AND COMMITMENT FEE..........  Fleet's Alternate Base Rate ("ABR",
as defined below)
                                            or, at the Borrowers' option, the
reserve adjusted LIBOR
                                            Rate, plus the Applicable Margin.
The initial Applicable
                                            Margin is as follows:


          APPLICABLE MARGIN

  ----------------------------------

   LIBOR       ABR       COMMITMENT

   MARGIN     MARGIN        FEE

  --------   --------   ------------
                                             Revolving Credit
Facility...........  325 bps    200 bps       50 bps
                                             Term Loan
Facility..................  325 bps    200 bps

                                            The initial level of the commitment
fee shall be .50%
                                            per annum on the unused portion of
the Revolving Credit
                                            Facility.

                                            After six months from closing, the
Applicable Margin and
                                            Commitment of the Revolving Credit
Facility and
                                            Applicable Margin of the Term Loan
will be subject to a
                                            performance based pricing grid as
follows:


          APPLICABLE MARGIN

  ----------------------------------

   LIBOR       ABR       COMMITMENT
                                                      TOTAL DEBT/EBITDA
   MARGIN     MARGIN        FEE

------------------------------------  --------   --------   ------------
                                             Greater than
2.0x...................  325 bps    200 bps       50 bps
                                             Greater than 1.75x and less than or
                                               equal to
2.0x.....................  300 bps    175 bps       50 bps
                                             Greater than 1.5x and less than or
                                               equal to
1.75x....................  275 bps    150 bps       40 bps
                                             Greater than 1.0x and less than or
                                               equal to
1.5x.....................  250 bps    125 bps       35 bps
                                             Less than or equal to
1.0x..........  200 bps     75 bps       30 bps

                                            "LIBOR" means the average (rounded
upward to the next
                                            higher 1/8 of 1%) of the rates
offered to Fleet in the
                                            London interbank market for deposits
in an amount and
                                            maturity corresponding to the loan
amount and the
                                            interest period for the advance,
adjusted for reserve
                                            requirements as incurred. Interest
periods for LIBOR
                                            loans shall be one, two, or three
months. In no event
                                            shall LIBOR based advances extend
beyond the Termination
                                            Date of the Facility.

CONFIDENTIAL

                                            Alternative Base Rate shall mean the
greater of (i)
                                            Fleet's Base Rate as announced from
time to time and
                                            (ii) the Federal Funds Rate plus
0.50% per annum.

TICKING FEE...............................  A ticking fee equal to 0.25% per annum of the total
                                            Credit Facility, which will start
accruing 30 days from
                                            the signing of the Credit Documents,
and is payable at
                                            the earlier of the commitment
expiration date or the
                                            Initial Funding Date.

LETTER OF CREDIT FEES.....................  The Borrower shall pay a commission on all outstanding
                                            Letters of Credit at a per annum
rate equal to the
                                            Applicable Margin (on the Revolving
Credit Facility)
                                            then in effect with respect to LIBOR
loans on the face
                                            amount of such Letter of Credit.
Such commission shall
                                            be shared pro rata among Lenders
participating in the
                                            Revolving Credit Facility and shall
be payable quarterly
                                            in arrears.

                                            A fronting fee equal to 0.25% per
annum on the face
                                            amount of each Letter of Credit
shall be payable
                                            quarterly in arrears to the Issuing
Lender for its own
                                            account. In addition, customary
administrative,
                                            issuance, amendments, payments, and
negotiation charges
                                            shall be payable to the Issuing
Lender for its own
                                            account.

MATURITY DATE.............................  a) The Term Loan Facility will be amortized on a
                                            quarterly basis with final maturity
five years from the
                                               Closing Date. Quarterly
amortization will commence
                                               three months from the Closing
Date as follows:

                                                 Quarters 1 to 4..........
$500,000 per Quarter
                                                 Quarters 5 to 8..........
$750,000 per Quarter
                                                 Quarters 9 to 12.........
$1,250,000 per Quarter
                                                 Quarters 13 to 16........
$1,750,000 per Quarter
                                                 Quarters 17 to 20........
$2,000,000 per Quarter

                                            b)  The Revolving Credit Facility
shall mature, and any
                                                outstanding loans thereunder
shall be repaid in full
                                                five years from the Closing
Date. No Letter of
                                                Credit shall have an expiration
date 14 days prior
                                                to five years from the Closing
Date.

VOLUNTARY PREPAYMENTS.....................  The Credit Facilities may be repaid in full or in part
                                            at any time at the option of the
Borrower without
                                            premium or penalty in minimum
increments of $500,000.
                                            Subject to the satisfaction of
applicable conditions,
                                            amounts prepaid or repaid under the
Revolving Credit
                                            Facility may be re-borrowed prior to
maturity.

MANDATORY PREPAYMENTS.....................  In the event that Total Debt to
EBITDA is greater than
                                            or equal to 1.50x, Mandatory
prepayments of the Term
                                            Loan will be required from 100% of
net cash proceeds
                                            received by the Borrower from asset
sales (other than
                                            those incurred in the

CONFIDENTIAL

                                            ordinary course of business) and
from all net proceeds
                                            from the sales of any public equity
securities or
                                            issuance of debt. A mutually agreed
upon basket for
                                            asset sale proceeds that may be
retained by the Borrower
                                            to acquire replacement property or
other assets will be
                                            established.

MANDATORY PREPAYMENT FROM EXCESS CASH FLOW  In addition to the scheduled principal amortization, in
  SWEEP...................................  the event that Total Debt to EBITDA is greater than or
                                            equal to 1.50x, 50% of Excess Cash
Flow shall be applied
                                            to the payment of the Term Loan
Facility.

                                            Excess Cash Flow will generally be
defined as EBITDA
                                            less (i) capital expenditures, (ii)
cash taxes paid or
                                            to be paid within 90 days of
calculation date, (iii)
                                            scheduled amortization of debt and
voluntary permanent
                                            prepayments of debt, (iv) cash
interest, and (v) plus or
                                            minus changes in working capital.

CONDITIONS PRECEDENT TO FUNDING...........  Funding shall be conditioned upon the satisfaction of
                                            the following conditions precedent
and other conditions
                                            customary in transactions of this
type, or reasonably
                                            required by the Agent:

                                            1.  The Merger shall have been, or
shall be
                                            concurrently, consummated pursuant
to the terms and
                                                conditions of the Merger
Agreement in the form of
                                                the draft dated May 30, 2001
(with Disclosure
                                                Schedules draft dated May 30,
2001) previously
                                                delivered to the Agent and in
accordance with
                                                applicable law and the
documentation for the
                                                financing of the Merger and
related transactions,
                                                and otherwise on terms
reasonably satisfactory to
                                                the Agent. The conditions of the
Merger shall have
                                                been satisfied without giving
effect to waivers,
                                                amendments, modifications or
supplements except as
                                                approved in advance in writing
by the Agent and
                                                without amendments,
modifications or supplements to
                                                any related disclosure letter or
schedule not
                                                approved in writing in advance
by the Agent. The
                                                documents and materials filed
publicly by the
                                                Borrower and TargetCo in
connection with the Merger
                                                shall have been furnished to the
Agent in form and
                                                substance reasonably
satisfactory to the Agent. All
                                                required stockholder approval to
effect the Merger
                                                shall have been obtained.

                                            The Agent shall not have become
aware of any information
                                              not disclosed to it prior to the
date of this letter
                                              which it considers to be
inconsistent with its
                                              understanding of the proposed
business, assets,
                                              operations, structure, prospects
and conditions of
                                              each of the Borrower, TargetCo and
their respective
                                              subsidiaries that results in or
would reasonably be
                                              expected to result in a

CONFIDENTIAL

                                              material change in, or material
deviation from, the
                                              information, taken as a whole,
previously delivered to
                                              the Agent or would reasonably be
expected to be
                                              materially adverse to the
condition (financial or
                                              otherwise), business, operations,
properties or
                                              prospects of the Borrower and
TargetCo and their
                                              respective subsidiaries, taken as
a whole, or to the
                                              Agent, the Arranger or the
Lenders, or to the legal,
                                              tax, accounting or financial
aspects of the
                                              Acquisition or the Merger.

                                            2.  Minimum Consolidated LTM Pro
Forma EBITDA of
                                                $15,250,000 at Closing (as used
in this paragraph 2
                                                and the following paragraph 3,
LTM of Cantel and
                                                TargetCo respectively to be
measured from their
                                                respective most recently
publicly filed financial
                                                information in their SEC
quarterly or annual filing
                                                prior to the Closing Date; and
each reference in
                                                this Term Sheet to EBITDA shall
mean excluding
                                                non-recurring charges);

                                            3.  Maximum Consolidated Total
Debt/LTM EBITDA at
                                                Closing not to exceed 2.60x;

                                            4.  All contracts with Olympus
America Inc. remain valid
                                            and are in force, except to the
extent that the failure
                                                of any one or more such
contracts to remain valid
                                                and in force with Olympus
America Inc. or its
                                                affiliates, would not,
individually or together,
                                                have or reasonably be expected
to have a material
                                                adverse effect on the condition
(financial or
                                                otherwise), business,
operations, properties and/or
                                                prospects of Borrower and
TargetCo and their
                                                respective Subsidiaries, taken
as a whole (a
                                                "Material Adverse Effect");

                                            5.  Satisfactory review by legal
counsel to the Agent of
                                            all appropriate documentation to be
entered into and
                                                other corporate documents;

                                            6.  The negotiation, execution and
delivery of loan
                                                documentation satisfactory to
the Agent, the
                                                Arranger, and the Borrowers and
their respective
                                                counsel, (each of which shall be
in full force and
                                                effect on the Closing Date),
containing customary
                                                representations and warranties,
conditions,
                                                covenants, events of default,
indemnifications,
                                                opinions and increased cost and
capital requirement
                                                provisions customary in bank
financing documents in
                                                transactions of this type,
including, without
                                                limitation, the financial
covenants described
                                                herein;

                                            7.  The commitment contained herein
is based on certain
                                                information you have supplied to
us and is subject,
                                                INTER ALIA to the accuracy and
completeness of such
                                                information, taken as a whole,
in all material
                                                respects. The

CONFIDENTIAL

                                                Agent shall have been satisfied
with the structure
                                                for the financing and related
processes and with the
                                                legal and tax opinions requested
by the Agent in
                                                connection therewith, all of
which opinions shall be
                                                customary in the Agent's
reasonable judgment for
                                                financings of similar type;

                                            8.  Absence of any material adverse
change in the
                                            condition (financial or otherwise),
operations,
                                                business, properties and/or
prospects of the
                                                Borrower and TargetCo, and their
respective
                                                subsidiaries, taken as a whole,
since July 31, 2000
                                                to the date of this Commitment
Letter in respect of
                                                the Borrower and its
subsidiaries and since
                                                March 31, 2000 to the date of
this Commitment
                                                Letter in respect of TargetCo
and its subsidiaries
                                                (other than the items disclosed
specifically in the
                                                Disclosure Schedules referred to
in paragraph 1
                                                above of "Conditions Precedent
to Funding"). The
                                                Agent acknowledges, for purposes
of this paragraph 8
                                                and 9 below, that it has
received the publicly
                                                released preliminary summary
2001 fourth quarter
                                                balance sheet as at March 31,
2001 and the income
                                                statement for the quarter ended
March 31, 2001 of
                                                TargetCo and its subsidiaries,
and TargetCo's
                                                financial projections dated May
4, 2001, delivered
                                                to the Agent prior to the date
hereof;

                                            9.  Absence of any material adverse
change in the
                                            condition (financial or otherwise),
operations,
                                                business, properties and/or
prospects of the
                                                Borrower and TargetCo, and their
respective
                                                subsidiaries, taken as a whole,
following the date
                                                of this Commitment Letter;

                                            10. There shall be no litigation or
administrative
                                            proceedings or other legal or
regulatory developments
                                                actual or threatened that would
be reasonably
                                                expected to result in a material
adverse effect on
                                                (a) the condition (financial or
otherwise),
                                                business, properties,
operations, or prospects of
                                                the Borrower and TargetCo and
their respective
                                                subsidiaries taken as a whole
since July 31, 2000 to
                                                the date of this Commitment
Letter in respect of the
                                                Borrower and its subsidiaries
and since March 31,
                                                2000 to the date of this
Commitment Letter in
                                                respect of TargetCo and its
subsidiaries (taking
                                                into account items disclosed
specifically in the
                                                Disclosure Schedules referred to
in paragraph 1
                                                above of "Conditions Precedent
to Funding", and the
                                                preliminary summary 2001 fourth
quarter results and
                                                the projections referred to in
the preceding
                                                paragraph 8), (b) the condition
(financial or
                                                otherwise), operations,
business, properties or
                                                prospects of the Borrower and
TargetCo and their
                                                respective subsidiaries, taken
as a whole, following
                                                the date of this Commitment
Letter or (c) on the
                                                rights and remedies of

CONFIDENTIAL

                                                the Agent or on the ability of
the Borrower, the
                                                TargetCo and their respective
subsidiaries to
                                                perform their obligations;

                                            11. Receipt of all necessary
governmental and third
                                            party approvals (which third party
approvals are
                                                material) and compliance with
all laws, including
                                                ERISA, except to the extent that
failure by the
                                                Borrower, TargetCo or their
subsidiaries in
                                                connection with the operations
of their business to
                                                comply with laws would not have
or would not
                                                reasonably be expected to have a
Material Adverse
                                                Effect (excluding for purposes
of this exception the
                                                consummation of the Merger and
financing transaction
                                                contemplated herein);

                                            12. Receipt of a copy of a fairness
opinion from
                                            TargetCo's investment banker
addressed to TargetCo's
                                                board of directors, relating to
the terms of the
                                                Merger;

                                            13. Receipt by the Agent of a report
by ENVIRON
                                                International Corporation or
another acceptable
                                                third party of the results of a
Phase 2
                                                environmental diligence review
on which the Agent
                                                will be expressly entitled to
rely (including soil
                                                samples and impact on
groundwater) relating to the
                                                Netherlands property of TargetCo
and/or its
                                                Netherlands subsidiary, the
conclusion of which is
                                                that TargetCo and/or its
Netherlands subsidiaries
                                                are not reasonably likely to
have environmental
                                                liabilities relating to the
Netherlands property of
                                                more than $1,000,000, based on
the results of the
                                                Phase 2 review. This condition
will be deemed waived
                                                if not invoked within 5 business
days after receipt
                                                by the Agent of a copy of the
results of such
                                                review;

                                            14. Purchase of Interest Rate
Protection for 50% of the
                                            Term Facility in a manner
satisfactory to the Agent.

REPRESENTATIONS AND WARRANTIES............  Customary for credit agreements of this nature.

AFFIRMATIVE COVENANTS.....................  Customary, including but not limited to, delivery of
                                            financial statements, reports,
accountants' letters,
                                            projections and other information
requested by Agent;
                                            payments of obligations;
continuation of business and
                                            maintenance of existence, rights and
privileges;
                                            compliance with contractual
obligations and laws;
                                            maintenance of property and
insurance; maintenance of
                                            books and records; right of Agent to
inspect property
                                            and books and records as it deems
reasonably necessary;
                                            and notices of default, litigation
and material events
                                            and other reasonable and customary
covenants.

CONFIDENTIAL

NEGATIVE COVENANTS........................  Financial covenants will include, without limitation,
                                            the covenants set forth below and as
may be adjusted by
                                            Agent in its sole discretion:

                                            -  Maximum Total Debt/Consolidated
LTM EBITDA:

                                             Through
7/30/02..........................    2.6x
                                             7/31/02 through
7/30/03..................   2.00x
                                             7/31/03 through
7/30/04..................   1.75x
                                             7/31/04 and
thereafter...................   1.50x

                                            -  Minimum Consolidated LTM EBITDA:

                                             4/30/01............................
 $15,250,000
                                             7/31/01............................
 $15,500,000
                                             10/31/01, 1/31/02 and 4/30/02......
 $16,000,000
                                             7/31/02............................
 $17,500,000
                                             10/31/02...........................
 $17,500,000
                                             1/31/03 and 4/30/03................
 $18,000,000
                                             7/31/03 and thereafter.............
 $20,000,000

                                            -  Minimum Fixed Charge Coverage:

                                             Through
7/30/02..........................    1.2x
                                             7/31/02 through
7/30/03..................   1.35x
                                             7/31/03 and
thereafter...................   1.50x

                                            -  Maximum annual Capital
Expenditures of $4,000,000

                                            -  Minimum Available Adjusted US$
Cashflow Coverage: So
                                               long as Total Debt/Total
Consolidated EBITDA is
                                               greater than or equal to 1.5X,
the ratio of:

                                            a)  the sum of rolling four quarter
EBITDA from the
                                                Borrower's US operations plus
dividends received
                                                from foreign subsidiaries(net of
applicable
                                                withholding taxes)in the latest
four quarter period,
                                                available in US Dollars,

                                            to:

                                            b)  the sum of the Borrower's US
Fixed Charges for the
                                                latest rolling four quarter
period,

                                            shall not be less than 1.1x.

                                            "US Fixed Charges" shall be defined
as the sum of:

                                            a)  cash interest payments in the
US,

                                            b)  required principal amortization
payments on the Term
                                                Loan,

                                            c)  cash taxes paid in the US, and

                                            d)  capital expenditures in the US
not financed
                                                separately.

CONFIDENTIAL

                                            -  Maximum Annual Investment in
foreign subsidiaries of
                                               $2,000,000

                                            -  Maximum Total Liability to Total
Capitalization of
                                            50% for Carsen Group, Inc.

                                            Other negative covenants will
include without
                                            limitation, restrictions on
indebtedness and other
                                            liabilities, liens, dividends,
contingent obligations,
                                            investments and acquisitions, asset
sales, third party
                                            management fees, creation of
subsidiaries, guarantees,
                                            loans and advances, leases, mergers,
negative pledges,
                                            consolidations, sales and
leasebacks, voluntary
                                            prepayments of other debt, and other
reasonable and
                                            customary covenants.

EVENTS OF DEFAULT.........................  Customary for credit agreements of this nature,
                                            including but not limited to:

                                            Failure to pay principal or
interest; inaccurate or
                                            false representations or warranties;
failure to meet
                                            covenants; cross default to
indebtedness; failure to
                                            observe terms of this agreement;
bankruptcy; insolvency;
                                            ERISA violation judgments; change in
control;
                                            environmental.

INDEMNIFICATION...........................  Borrower will indemnify Lenders against losses,
                                            liabilities, claims, damages, or
expenses relating to
                                            their loans, Borrower's use of the
loan proceeds or
                                            commitments, or Borrower generally,
including but not
                                            limited to reasonable attorney's
fees and settlement
                                            costs, except to the extent that
they are as a result of
                                            Lender's gross negligence or willful
misconduct.

EXPENSES..................................  The Borrower shall pay all of the
Agent's reasonable
                                            out-of-pocket costs and expenses in
connection with this
                                            transaction, including, without
limitation, the
                                            reasonable fees and expenses of
counsel to the Agent.

GOVERNING LAW.............................  State of New York

AGENT'S COUNSEL...........................  Winston & Strawn

                                                                         ANNEX F

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

        (1) alters or abolishes a preferential right of the shares;

        (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

        (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

        (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

    (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

    (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

    (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, except as provided in subdivision 3; or

    (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

    (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD. 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring corporation in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

    (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

    SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

    (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

    (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

    (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

        (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

        (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

        (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

        (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

    (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

        (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

        (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

        (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

    (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

    (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

    (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

    (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                         ANNEX G
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-K

              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                    FOR THE FISCAL YEAR ENDED JULY 31, 2000

                           COMMISSION FILE NO. 0-6132

                              CANTEL MEDICAL CORP.

             (Exact name of registrant as specified in its charter)

                 DELAWARE                                         22-1760285
     (State or other jurisdiction of                           (I.R.S. employer
      incorporation or organization)                         identification no.)

  1135 BROAD STREET, CLIFTON, NEW JERSEY                            07013
 (Address of principal executive offices)                         (Zip code)

              Registrant's telephone number, including area code:
                                 (973) 470-8700

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:
                     COMMON STOCK, PAR VALUE $.10 PER SHARE
                                (Title of Class)

    Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

    Aggregate market value of registrant's capital stock held by non-affiliates (based on shares held and the closing price quoted by NASDAQ on October 6, 2000): $22,010,680

    Number of shares of common stock outstanding as of the close of the period covered by this report: 4,438,381

    Documents incorporated by reference: None.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

    Cantel Medical Corp. (the "Company" or "Cantel") is a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical and scientific equipment. Through its wholly-owned United States subsidiary, MediVators, Inc. ("MediVators" or "United States subsidiary"), Cantel serves customers worldwide by designing, developing, manufacturing, marketing and distributing innovative products for the infection prevention and control industry. Through its wholly-owned Canadian subsidiary, Carsen Group Inc. ("Carsen" or "Canadian subsidiary"), Cantel markets and distributes medical equipment (including flexible and rigid endoscopes), precision instruments (including microscopes and high performance image analysis hardware and software) and industrial equipment (including remote visual inspection devices). Cantel's subsidiaries also provide technical maintenance service for their own products, as well as for certain competitors' products. Unless the context otherwise requires, references herein to the Company include Cantel and its subsidiaries.

    The medical and infection control products distributed by Carsen consist of medical equipment, including flexible and rigid endoscopes, endoscope disinfection equipment, surgical equipment and related accessories. The infection control products manufactured and distributed by MediVators consist of endoscope disinfection equipment and related accessories and supplies. The scientific products distributed by Carsen consist of precision instruments, including microscopes and related accessories, certain laboratory equipment and related accessories and image analysis software and hardware; and industrial technology equipment, including borescopes, fiberscopes, video image scopes and related accessories.

    Carsen distributes the majority of its medical and scientific products pursuant to an agreement with Olympus America Inc. (the "Olympus Agreement"), a United States affiliate of Olympus Optical Co. Ltd., a Japanese corporation ("Olympus Optical"), under which the Company has been granted exclusive distribution rights for certain Olympus products in Canada. Most of such products are manufactured by Olympus Optical and its affiliates. Unless the context otherwise requires, references herein to "Olympus" include Olympus America Inc. and Olympus Optical, and their affiliates. Carsen, or its predecessor, has been distributing Olympus products in Canada since 1949.

    Carsen also distributes other products under separate distribution agreements, including additional medical, infection control and scientific products and accessories.

    All of MediVators' endoscope disinfection equipment is distributed in the United States and Puerto Rico by Olympus pursuant to an agreement (the "MediVators Agreement") under which Olympus has been granted exclusive distribution rights in these territories. MediVators' endoscope disinfection equipment is distributed in other countries under other exclusive distribution agreements.

    The following table gives information as to the percentage of consolidated net sales accounted for by each operating segment during the indicated periods.

                                                              YEAR ENDED JULY
31,

------------------------------
                                                           2000       1999
1998
                                                         --------   --------
--------
                                                            %          %
 %
Medical Products.......................................    41.8       45.0
42.0
Infection Control Products.............................    26.7       24.9
26.8
Scientific Products....................................    20.1       18.3
19.8
Product Service........................................    13.3       13.9
12.9
Elimination of inter-company sales of Infection Control
  Products.............................................    (1.9)      (2.1)
(1.5)
                                                          -----      -----
-----
                                                          100.0      100.0
100.0
                                                          =====      =====
=====

MEDICAL PRODUCTS AND INFECTION CONTROL PRODUCTS

    Medical Products and Infection Control Products are the Company's major sources of revenue and profitability. These segments are comprised of the medical and infection control equipment distributed and serviced by Carsen and infection control equipment manufactured and sold by MediVators through its worldwide distribution network.

    MEDICAL EQUIPMENT. Carsen's principal source of revenue is from the distribution to hospitals throughout Canada of specialized endoscopes, surgical equipment and related accessories, the majority of which are manufactured by Olympus. Olympus is the world's leading manufacturer of flexible endoscopes and related products.

    An endoscope is a device comprised of an optical imaging system incorporated in a flexible or rigid tube that can be inserted inside a patient's body through a natural opening or through a small incision. Endoscopy, the use of endoscopes in medical procedures, is a valuable aid in the diagnosis and treatment of various disorders. Endoscopy enables physicians to study and digitally capture an image of certain organs and body tissue and, if necessary, to perform a biopsy (removal of a small piece of tissue for microscopic analysis).

    A flexible video endoscope consists of a high resolution solid state image sensor contained in a flexible tube, which can be inserted into irregularly shaped organs of a patient's body, such as the large intestine. The control body of a flexible endoscope incorporates a steering mechanism and contains working channels and is connected to an external light source and processor, which permits a physician to view inside a patient's body. The working tip of a flexible endoscope contains a lens and a solid state image sensor and, in most cases, depending on the application, an outlet for air and water. Most flexible endoscopes also have internal working channels which enable accessories such as biopsy forceps to be passed to the tip. The solid state image sensor enables a live image to be transmitted electronically to a monitor, which image can be viewed by a physician and nurse as a medical procedure is being performed. The flexible video endoscope comprises the majority of Carsen's flexible endoscopy sales.

    A rigid endoscope is a straight and narrow insertion tube consisting of a series of relay lenses and light transmitting fibers that connect to an external light source, which permits a surgeon to view inside a patient's body.

    Flexible endoscopes are commonly used for visualization of, and diagnosing disorders in, the esophagus, stomach, duodenum, and large intestine (gastroenterology); upper airways and lungs (pneumology); nose and throat (ENT); bladder, kidney and urinary tract (urology); and uterus (gynecology). Rigid endoscopes are commonly used for urology, gynecology, orthopedics, ENT and general surgery, including minimally invasive surgery.

    Carsen also distributes various specialized medical instruments and accessories utilized in both flexible and rigid endoscopy including scissors, graspers, forceps and other surgical accessories; ambulatory PH and motility monitoring equipment (which is used for diagnosis of various gastrointestinal and respiratory disorders); urodynamics monitoring equipment (which is used for diagnosis of various urinary tract disorders); endoscope disinfection equipment; insufflators (which deliver and monitor gas to expand abdominal and other cavities); video monitors, recorders and printers; "cold" light supplies (which provide light for endoscopy procedures); and carts, trolleys and cleaners.

    All of the endoscopes and certain other medical instruments and accessories distributed by Carsen are manufactured by Olympus. Other medical products distributed by Carsen are manufactured by Sandhill Scientific, Inc. (ambulatory PH and motility monitoring equipment), Life-Tech, Inc. (urodynamics monitoring equipment), Sony of Canada Ltd. (video monitors, recorders and printers), The Ruhof Corporation (enzymatic cleaners), MediSafe UK Limited (fine lumen cleaners) and MediVators (endoscope disinfection equipment).

    INFECTION CONTROL EQUIPMENT. MediVators' principal source of revenue is from the manufacturing and sale of endoscope disinfection equipment and related accessories and supplies to hospitals and clinics through various distributors in the United States and internationally.

    MediVators' primary product is the DSD-91, which received FDA 510(k) clearance in March 1994. The DSD-91 is a microprocessor controlled dual endoscope disinfection system. The DSD-91 will disinfect two endoscopes at a time, can be used on a broad variety of endoscopes and is programmable by the user. MediVators also manufactures less expensive single and dual endoscope disinfection units, the designs of which were acquired in March 1998 with the acquisition of Chris Lutz Medical, Inc.

    Although endoscopes generally can be manually cleaned and disinfected, there are many problems associated with such methods including the lack of uniform cleaning procedures, personnel exposure to disinfectant fumes and disinfectant residue levels in the endoscope. The level of disinfection to be achieved depends upon many factors, principally contact time, temperature, type and concentration of the active ingredients of the chemical disinfectant and the nature of the microbial contamination. The chemical disinfectant to be used in the disinfecting process generally will be selected by hospital personnel based on the object to be disinfected, the hospital facilities and the disinfectants available.

    After manual cleaning, an endoscope is placed in the basin of the disinfector which then disinfects the endoscope by pumping disinfectant throughout the endoscope, including the endoscope's working channels. The disinfector ensures that the endoscope, including the working channels, will be exposed to the disinfectant for the recommended period of time. The disinfector is operated by medical personnel such as technicians and nurses, and requires minimal training to operate the disinfector.

    MediVators believes its disinfection equipment offers several advantages over manual immersion in disinfectants. The disinfectors are designed to pump disinfectant through all working channels of the endoscope, thus exposing all areas of the endoscope to the disinfectant, resulting in more thorough and consistent disinfection. This process can also inhibit the build up of residue in the working channels. In addition, the entire disinfecting process can be completed with minimal participation by the operator, freeing the operator for other tasks, reducing the exposure of personnel to the chemicals used in the disinfection process and reducing the risk of infectious diseases. The disinfectors also reduce the risk of inconsistent manual disinfecting.

    In prior years, MediVators also had a medical sharps disposal business which provided for point-of-use destruction and decontamination of most types of disposable medical sharps waste, such as syringes, scalpels, razors and IV needles. There were no sales of sharps disposal systems in fiscal 1999 or 1998. During July 1999, MediVators discontinued this business and wrote-off its remaining net investment, as described in Management's Discussion and Analysis of Financial Condition and Results of Operations.

SCIENTIFIC PRODUCTS

    The Scientific Products segment is comprised principally of the precision instruments and the industrial technology equipment distributed by Carsen.

    PRECISION INSTRUMENTS. Carsen distributes Olympus microscopes and complementary scientific equipment and accessories. Other instruments distributed by Carsen include Media Cybernetics, Inc. high resolution image analysis software and hardware; Narishige U.S.A., Inc. micromanipulators (which enable a viewer to manipulate objects being viewed under a microscope); Diagnostic Instruments, Inc., Sony of Canada Ltd. and Optikon Inc. digital cameras for research microscopy; and Sheldon Manufacturing, Inc. incubators, warming ovens and water baths (temperature control instruments) and anaerobic chambers (controlled atmosphere for bacteriology applications), as well as optical accessories such as high contrast optics, objectives (magnifying lenses) and reticules and video calipers (both of which measure objects being viewed under a microscope).

    The precision instruments distributed by Carsen are sold to hospitals for cytology, pathology and histology purposes; government laboratories for research and forensics; universities and other educational institutions for research and teaching purposes; and private and industrial laboratories for bio-technology, geology, pharmacology, metallography, quality control and manufacturing applications.

    INDUSTRIAL TECHNOLOGY EQUIPMENT. Carsen distributes three types of industrial technology equipment that are similar to medical endoscopes, but are designed for the industrial market for use in remote visual inspection ("RVI"). RVI is the application of endoscopic technology for industrial uses. The products distributed by Carsen, most of which are manufactured by Olympus, consist of rigid borescopes (devices that are similar to rigid endoscopes), which use a series of relay lenses to transmit an image through a stainless steel insertion tube; fiberscopes (devices that are similar to flexible endoscopes), which use fiberoptic image carrying bundles to transmit images through a flexible insertion tube; and video image scopes, which utilize a small, high resolution solid state image sensor that enables a picture to be transmitted electronically to a monitor.

    The industrial technology equipment distributed by Carsen is generally purchased by large industrial companies engaged in the oil and gas, aerospace, chemical, power generation, mining, forestry, semiconductor and automotive industries, that require inspections of their machinery or processes for research and development, measurement, maintenance or quality control. Carsen also develops new applications for its products, which are then customized by Carsen for such applications, based upon the nature of a company's business.

PRODUCT SERVICE

    Carsen operates service centers at its Markham, Ontario facility, as well as in Montreal, Quebec and Vancouver, British Columbia that provide warranty and out-of-warranty service and repairs for medical, infection control and scientific products, a majority of which are distributed by Carsen. The products distributed by Carsen bear a product warranty that entitles the purchaser to warranty repairs and service at a nominal charge or no charge during the warranty period. Generally Carsen, and not the manufacturer of the product, is responsible for the cost of warranty repairs. The warranty period for these products is generally one year. The customer pays Carsen on a time and materials basis for out-of-warranty service of these products.

    MediVators provides a one year warranty for repairs and service of its infection control products. Generally, warranty repairs and service related to the endoscope disinfection equipment are performed by the distributor for these products. MediVators performs out-of-warranty service of its infection control products for which the customer pays MediVators on a time and materials basis.

DISTRIBUTION AGREEMENTS

    OLYMPUS/CARSEN AGREEMENT. The majority of Carsen's sales of medical and scientific products have been made pursuant to the Olympus Agreement, under which Olympus has granted Carsen the exclusive right to distribute the covered Olympus products in Canada. All products sold by Carsen pursuant to the agreement bear the "Olympus" trademark. The Olympus Agreement, as amended, expires on March 31, 2004. If Carsen fulfills its obligations under the Olympus Agreement, the parties will establish new minimum purchase requirements and extend the Olympus Agreement through March 31, 2006.

    During the term of the Olympus Agreement and for one year thereafter, Carsen has agreed that it will not manufacture, distribute, sell or represent for sale in Canada any products which are competitive with the Olympus products covered by the Olympus Agreement.

    The Olympus Agreement imposes minimum purchase obligations on Carsen with respect to each of medical equipment, precision instruments and industrial technology equipment. The aggregate annual minimum purchase obligations for all such products are approximately $13.2 million, $17.0 million, $18.8 million and $21.0 million during the contract years ending March 31, 2001, 2002, 2003 and 2004, respectively.

    Subject to an allowance of a 10% shortfall from the minimum purchase requirements in certain situations, Olympus has the option to terminate or restructure the Olympus Agreement with respect to each product group for which Carsen has failed to meet the minimum purchase requirements. If Carsen fails to meet such requirements for both precision instruments and industrial technology equipment, or for medical equipment, then Olympus has the option to terminate or restructure the entire Olympus Agreement. Olympus may also terminate the Olympus Agreement if Carsen breaches its other obligations under the Olympus Agreement.

    MEDIVATORS/OLYMPUS AGREEMENT. MediVators has a four year agreement with Olympus which expires on August 1, 2003, under which Olympus is granted the exclusive right to distribute all MediVators' endoscope disinfection equipment and related accessories and supplies in the United States and Puerto Rico. All products sold by Olympus pursuant to this agreement bear both the "Olympus" and "MediVators" trademarks.

    This agreement provides for minimum purchase projections. Failure to achieve the minimum purchase projections in any contract year could give MediVators the option to terminate the agreement. Net sales to Olympus accounted for 15.9%, 12.7% and 15.6% of the Company's net sales in fiscal 2000, 1999 and 1998, respectively.

    DISCONTINUED OPERATIONS

    On October 6, 2000, Carsen closed a transaction under an Asset Purchase Agreement (the "Purchase Agreement") with Olympus pursuant to which Carsen terminated its consumer products business and sold its inventories of Olympus consumer products to Olympus. The transaction had an effective date of July 31, 2000.

    The purchase price for the inventory was approximately $1,026,000, net of adjustments related to estimated warranty claims and promotional program expenses payable to Carsen's customers. Carsen will receive additional consideration from Olympus under the Purchase Agreement, including amounts related to transition services provided by Carsen subsequent to July 31, 2000. Such consideration includes (i) fixed cash amounts aggregating approximately $615,000 and (ii) twelve and one-half percent (12 1/2%) of Olympus' net sales of consumer products in Canada in excess of $8,000,000 during the period from August 1, 2000 through March 31, 2001. Such amounts are payable on various dates through April 30, 2001. Olympus also reimbursed Carsen for certain expenses related to the termination of Carsen's consumer products business.

    The discontinuance of the Consumer Products business has been reflected as a discontinued operation and is presented separately in the Company's Consolidated Financial Statements for the year ended July 31, 2000. The Company's Consolidated Balance Sheet for the year ended July 31, 1999 and the Consolidated Statements of Income and Cash Flows for the years ended July 31, 1999 and 1998 have been restated to conform to the 2000 presentation.

MARKETING

    Carsen markets its products for each business segment through separate, dedicated sales forces comprised of its own employees who are compensated on a salary and commission basis.

    MediVators sells its endoscope disinfection equipment and related accessories, both in the United States and internationally, to distributors operating under exclusive distribution agreements.

EFFECT OF CURRENCY FLUCTUATIONS AND TRADE BARRIERS

    A substantial portion of the Company's products are imported from the Far East and Western Europe, and the Company's business could be materially and adversely affected by the imposition of trade barriers, fluctuations in the rates of exchange of various currencies, tariff increases and import and export restrictions, affecting the United States and Canada. Additionally, Carsen pays for a substantial portion of its products in United States dollars, and Carsen's business could be materially and adversely affected by the imposition of trade barriers, fluctuations in the rates of exchange, tariff increases and import and export restrictions between the United States and Canada. Fluctuations in the rates of exchange between the United States and Canada had a slightly positive impact in fiscal 2000, and an adverse impact in fiscal 1999, upon the Company's results of operations, as described in Management's Discussion and Analysis of Financial Condition and Results of Operations.

COMPETITION

    The Company distributes substantially all of its products in highly competitive markets, which contain many products available from nationally and internationally recognized competitors of the Company. Many of such competitors have greater financial and technical resources than the Company and are well-established, with reputations for success in the sale and service of their products. In addition, certain companies have developed or may be expected to develop technologies or products that could directly or indirectly compete with the products manufactured and distributed by the Company. In some areas, the Company competes with manufacturers who distribute and service their own products and have greater financial and technical resources than the Company and, as manufacturers, may have certain other competitive advantages over the Company. The Company believes that the world-wide reputation for the quality and innovation of its products among consumers, the Company's reputation for providing quality product service, particularly with respect to medical and infection control products, the numerous customer contacts developed during its lengthy service as a distributor of Olympus products and the distribution arrangement for certain MediVators infection control products with Olympus, give the Company a competitive advantage with respect to certain of its products.

GOVERNMENT REGULATION

    MediVators' products are subject to regulation by the United States Food and Drug Administration ("FDA"), which regulates the testing, manufacturing, packaging, distribution and marketing of medical devices in the United States, including certain products manufactured by MediVators. Certain of MediVators' products may be regulated by other governmental or private agencies, including the Environmental Protection Agency ("EPA"), Underwriters Lab, Inc., and comparable agencies in certain foreign countries. The FDA and other agency clearances generally are required before MediVators can market new products in the United States or make significant changes to existing products. The FDA also has the authority to require a recall or modification of products in the event of a defect.

    The Food, Drug and Cosmetic Act of 1938 and Safe Medical Device Act of 1990, each as amended, also require compliance with specific manufacturing and quality assurance standards. The regulations also require that each manufacturer establish a quality assurance program by which the manufacturer monitors the design and manufacturing process and maintains records which show compliance with the FDA regulations and the manufacturer's written specifications and procedures relating to the devices. The FDA inspects medical device manufacturers for compliance with their Quality Systems Regulations ("QSR's"). Manufacturers that fail to meet the QSR's may be issued reports or citations for non-compliance. The Company was inspected by the FDA in May 2000 and no serious deficiencies were noted.

    In addition, the Company's disinfectors must meet the requirements of the European Medical Device Directive ("MDD") for their sale into the European Union. In May 2000, MediVators was inspected and received notification that its products continue to meet these requirements. This certification allows MediVators to affix the CE mark to its products and to freely distribute such products throughout the European Union. Federal, state and foreign regulations regarding the manufacture and sale of MediVators' products are subject to change. MediVators cannot predict what impact, if any, such changes might have on its business.

    Carsen's medical and infection control products are subject to regulation by Health Canada--Therapeutics Products Programme ("TPP"), which regulates the distribution and marketing of medical devices in Canada. Certain of Carsen's products may be regulated by other governmental or private agencies, including Canadian Standards Agency ("CSA"). TPP and other agency clearances generally are required before Carsen can market new medical products in Canada. TPP also has the authority to require a recall or modification in the event of defect. In order to market its medical products in Canada, Carsen is required to hold a Medical Device Establishment License provided by TPP.

PATENTS AND PROPRIETARY RIGHTS

    MediVators' current disinfector products, including the DSD-91 and the MV/CLM Series tabletop systems, utilize certain know-how developed within the Company but have no patent protection.

BACKLOG

    On October 6, 2000, the Company's consolidated backlog from continuing operations was approximately $1,119,000, compared with approximately $1,750,000 on October 8, 1999.

EMPLOYEES

    As of October 6, 2000, the Company employed 161 persons. Of the Company's employees, 103 are located in Canada and 58 are located in the United States; 16 are executives and/or managers, 39 are engaged in sales, 10 are engaged in customer service, 28 are engaged in product service, 31 are engaged in manufacturing, shipping and warehouse functions, 30 perform various administrative functions and 7 are engaged in research and development.

    None of the Company's employees are represented by labor unions. The Company considers its relations with its employees to be satisfactory.

ITEM 2.  PROPERTIES.

    Carsen leases a building containing approximately 41,000 square feet, located in Markham, Ontario. This facility is used for warehouse, service and office space. The lease expires in July 2005, subject to the Company's option to renew for five years. The lease provides for monthly base rent of approximately $12,000. Additionally, Carsen leases space for two outside service facilities in Montreal, Quebec and Vancouver, British Columbia containing approximately 850 square feet and 750 square feet, respectively. The Montreal facility lease expires in July 2004 and provides for monthly base rent of approximately $400. The Vancouver facility lease expires in February 2003 and provides for monthly base rent of approximately $425.

    MediVators leases approximately 27,500 square feet of commercial space, located in Eagan, Minnesota. This facility is used for manufacturing, warehouse and office space. The lease expires on September 30, 2001, subject to MediVators' option to renew for five years. The lease provides for monthly base rent of approximately $14,000.

    The Company has entered into a lease commencing in November 2000 for its executive offices for approximately 3,700 square feet in Little Falls, New Jersey. The lease expires in November 2005, subject to the Company's option to renew for five years. The lease provides for monthly base rent of approximately $9,000.

    The Company believes that its facilities are adequate for its current needs.

ITEM 3.  LEGAL PROCEEDINGS.

    The Company is not a party to any material litigation.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    No matters were submitted to a vote of security holders during the fourth quarter of fiscal 2000.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    The Company's Common Stock trades on the NASDAQ National Market under the symbol "CNTL." The following table sets forth, for the periods indicated, the high and low bid prices for the Common Stock as reported by NASDAQ.

                                                                 HIGH
LOW
                                                              -----------
-----------
Year Ended July 31, 2000
  First Quarter.............................................  $5 5/8        $4
3/4
  Second Quarter............................................   5 3/8         4
3/8
  Third Quarter.............................................   6 3/4         5
1/16
  Fourth Quarter............................................  $7 25/32      $5
21/64

Year Ended July 31, 1999
  First Quarter.............................................  $9            $6
1/2
  Second Quarter............................................   8 1/4         5
1/2
  Third Quarter.............................................   7             5
1/4
  Fourth Quarter............................................  $6            $5

    The Company has not paid any cash dividends on the Common Stock and a change in this policy is not presently under consideration by the Board of Directors.

    On October 6, 2000, the closing price of the Company's Common Stock was $9.25 and the Company had 202 record holders of Common Stock. A number of such holders of record are brokers and other institutions holding shares of Common Stock in "street name" for more than one beneficial owner.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA.

    The financial data in the following table is qualified in its entirety by, and should be read in conjunction with, the financial statements and notes thereto and other information incorporated by reference in this Form 10-K.

                   CONSOLIDATED STATEMENTS OF INCOME DATA(1):
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED JULY
31,

----------------------------------------------------
                                                   2000       1999       1998
   1997       1996
                                                 --------   --------   --------
 --------   --------
Net sales......................................  $40,988    $37,545    $30,161
 $29,556    $25,632
Cost of sales(2)...............................   24,747     23,823     18,727
  19,123     16,023
Gross profit...................................   16,241     13,722     11,434
  10,433      9,609
Income from continuing operations before
  interest expense and income taxes(3).........    5,141      3,867      3,104
   2,683      1,776
Interest expense(4)............................      225        271        179
     143        258
Income from continuing operations before income
  taxes........................................    4,916      3,596      2,925
   2,540      1,518
Income taxes(4)................................    2,085      1,936      1,287
   1,438        793
  Income from continuing operations............    2,831      1,660      1,638
   1,102        725
  Income (loss) from discontinued operations...     (147)      (291)        57
      (6)      (303)
                                                 -------    -------    -------
 -------    -------
  Net income...................................  $ 2,684    $ 1,369    $ 1,695
 $ 1,096    $   422
                                                 =======    =======    =======
 =======    =======
  Earnings per common share
    Basic:(5)
      Continuing operations....................  $   .64    $   .38    $   .39
 $   .27    $   .19
      Discontinued operations..................     (.03)      (.07)       .01
      --       (.08)
                                                 -------    -------    -------
 -------    -------
      Net income...............................  $   .61    $   .31    $   .40
 $   .27    $    11
                                                 =======    =======    =======
 =======    =======
    Diluted:(5)
      Continuing operations....................  $   .63    $   .36    $   .37
 $   .25    $   .17
      Discontinued operations..................     (.03)      (.06)       .01
      --       (.07)
                                                 -------    -------    -------
 -------    -------
      Net income...............................  $   .60    $   .30    $   .38
 $   .25    $   .10
                                                 =======    =======    =======
 =======    =======
  Weighted average number of common and common
    equivalent shares:
    Basic......................................    4,412      4,394      4,240
   4,073      3,790
    Diluted....................................    4,479      4,591      4,484
   4,354      4,309

                      CONSOLIDATED BALANCE SHEETS DATA(1):
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       JULY 31,

----------------------------------------------------
                                                   2000       1999       1998
   1997       1996
                                                 --------   --------   --------
 --------   --------
Total assets...................................  $24,955    $23,726    $21,475
 $18,082    $15,718
Current assets.................................   21,701     20,462     18,378
  16,709     14,426
Current liabilities............................    7,570      7,521      5,191
   5,383      2,801
Working capital................................   14,131     12,941     13,187
  11,326     11,625
Long-term debt, less current portion...........      125      1,567      3,004
   1,594      3,419
Stockholders' equity...........................   17,163     14,545     13,226
  11,017      9,401
Book value per outstanding common share........  $  3.87    $  3.28    $  3.03
 $  2.64    $  2.42
Common shares outstanding......................    4,438      4,441      4,367
   4,166      3,889

------------------------

(1) Consolidated statements of income and balance sheets data for fiscal 1996 through 1999 have been restated from amounts previously reported to reflect the Consumer Products business as a discontinued operation.

(2) Includes for fiscal 1999 an inventory write-off of $452,000 associated with the discontinuance of MediVators' medical sharps disposal business.

(3) Includes for fiscal 1999 costs of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business, as well as costs of $74,000 associated with the termination of a proposed acquisition. Includes for fiscal 1996 costs of $486,000 associated with the MediVators merger.

(4) Includes for fiscal 1996 a recovery of prior years' federal and provincial income taxes and withholding taxes of approximately $182,000 and interest of approximately $103,000 arising from a negotiated settlement with Revenue Canada of a prior year tax reassessment.

(5) In fiscal 1999, the charge of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business reduced basic and diluted earnings per share from continuing operations by $0.10. Without this charge, basic and diluted earnings per share from continuing operations for fiscal 1999, as adjusted, would have been $0.48 and $0.46, respectively.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF CONTINUING OPERATIONS

    Reference is made to the discontinuance of the Company's Consumer Products business, as more fully described in Item 1, "Business", and in note 6 to the Consolidated Financial Statements. The results of continuing operations reflect primarily the results of Carsen and MediVators. Reference is also made hereafter to the impact on the Company's results of operations of a stronger Canadian dollar against the United States dollar during fiscal 2000 compared with fiscal 1999 (increase in value of approximately 3% based upon month-end exchange rates), and a weaker Canadian dollar against the United States dollar during fiscal 1999 compared with fiscal 1998 (decrease in value of approximately 6%).

    The following table gives information as to the net sales and the percentage to the total net sales accounted for by each operating segment of the Company.

                                                              YEAR ENDED JULY
31,

---------------------------------------------------------------
                                               2000                  1999
          1998
                                        -------------------
-------------------   -------------------
                                           $          %          $          %
      $          %
                                        --------   --------   --------
--------   --------   --------
                                                         (DOLLAR AMOUNTS IN
THOUSANDS)
Medical Products......................  $17,114       41.8    $16,887       45.0
   $12,679       42.0
Infection Control Products............   10,940       26.7      9,334       24.9
     8,086       26.8
Scientific Products...................    8,231       20.1      6,868       18.3
     5,957       19.8
Product Service.......................    5,463       13.3      5,223       13.9
     3,879       12.9
Elimination of inter-company sales of
  Infection Control Products..........     (760)      (1.9)      (767)
(2.1)      (440)      (1.5)
                                        -------    -------    -------    -------
   -------    -------
                                        $40,988      100.0    $37,545      100.0
   $30,161      100.0
                                        =======    =======    =======    =======
   =======    =======

    FISCAL 2000 COMPARED WITH FISCAL 1999

    Net sales increased by $3,443,000, or 9.2%, to $40,988,000 in fiscal 2000, from $37,545,000 in fiscal 1999. This increase was attributable to the increased sales of all business segments, with the largest increases attributable to Infection Control Products and Scientific Products. Net sales were positively impacted in fiscal 2000 compared with fiscal 1999 by approximately $801,000 due to the translation of Carsen's net sales using a stronger Canadian dollar against the United States dollar.

    For fiscal 2000, the increased sales of Infection Control Products were primarily attributable to an increase in demand for infection control products in the United States, and to a lesser extent, continued expansion and improvement of the international distribution of MediVators' infection control products and selling price increases. The increased sales of Scientific Products were primarily attributable to an increase in demand for microscopes and related imaging equipment.

    Gross profit increased by $2,519,000, or 18.4%, to $16,241,000 in fiscal 2000, from $13,722,000 in fiscal 1999. Gross profit was positively impacted in fiscal 2000 compared with fiscal 1999 by approximately $294,000 due to the translation of Carsen's gross profit using a stronger Canadian dollar against the United States dollar.

    Gross profit as a percentage of sales increased to 39.6% in fiscal 2000, from 36.5% in fiscal 1999. The higher gross profit percentage for fiscal 2000 was primarily attributable to the positive impact of a stronger Canadian dollar relative to the United States dollar, since the Company's Canadian subsidiary purchases substantially all of its products in United States dollars and sells its products in Canadian dollars; favorable sales mix and manufacturing efficiencies associated with infection control products; favorable sales mix associated with Product Service; and the write-off in fiscal 1999 of inventory in the amount of $452,000 associated with the discontinuance of MediVators' medical sharps disposal business.

    Shipping and warehouse expenses increased by $89,000 to $491,000 for fiscal 2000, from $402,000 for fiscal 1999. The increase was attributable to variable freight costs associated with the increase in sales volume.

    Selling expenses as a percentage of net sales were 12.8% for fiscal 2000, compared with 12.5% for fiscal 1999. The increase was attributable to an increase in personnel to support the increase in volume at the Company's Canadian subsidiary.

    General and administrative expenses increased by $646,000 to $4,543,000 for fiscal 2000, from $3,897,000 for fiscal 1999. The increase was primarily attributable to personnel costs, including incentive compensation, and professional fees.

    Research and development expenses increased by $47,000 to $836,000 for fiscal 2000, from $789,000 for fiscal 1999. This increase was due to an increase in personnel costs and continuing engineering on existing products.

    The Company incurred costs of $74,000 in fiscal 1999 related to professional fees associated with the termination of a proposed acquisition.

    Interest expense decreased to $225,000 in fiscal 2000, from $271,000 in fiscal 1999. This decrease was attributable to a decrease in average outstanding borrowings during fiscal 2000 under the Company's revolving credit facilities, partially offset by an increase in average borrowing rates.

    Income from continuing operations before income taxes increased by $1,320,000, or 36.7%, to $4,916,000 for fiscal 2000, from $3,596,000 for fiscal
1999. Without the write-off associated with the discontinuance of MediVators' medical sharps disposal business, income from continuing operations before income taxes would have increased by $853,000, or 21.0%, for fiscal 2000.

    Income taxes consist primarily of taxes imposed on the Company's Canadian operations. The effective tax rate on Canadian operations was 43.9% and 46.1% for fiscal 2000 and 1999, respectively. For fiscal 2000, the consolidated effective tax rate is lower than the Canadian effective tax rate due to the fact that income generated by the United States operations is substantially offset by tax benefits resulting from the utilization of net operating loss carryforwards.

    FISCAL 1999 COMPARED WITH FISCAL 1998

    Net sales increased by $7,384,000, or 24.5%, to $37,545,000 in fiscal 1999, from $30,161,000 in fiscal 1998. This increase was attributable to the increased sales of all business segments. Net sales were adversely impacted in fiscal 1999 compared with fiscal 1998 by approximately $1,507,000 due to the translation of Carsen's net sales using a weaker Canadian dollar against the United States dollar.

    For fiscal 1999, the increased sales of Medical Products in Canada were principally due to an increase in demand, and to a lesser extent selling price increases. The increased sales of Infection Control Products were attributable to an increase in demand for infection control products in the United States; continued expansion and improvement of the international distribution of MediVators' infection control products; and to a lesser extent selling price increases. The increased sales of Scientific Products were primarily attributable to an increase in demand for microscopes. The increased sales of Product Service were attributable to an expansion of the Company's service business at Carsen and MediVators.

    Gross profit increased by $2,288,000, or 20.0%, to $13,722,000 in fiscal 1999, from $11,434,000 in fiscal 1998. Gross profit was adversely impacted in fiscal 1999 compared with fiscal 1998 by approximately $520,000 due to the translation of Carsen's gross profit using a weaker Canadian dollar against the United States dollar.

    Gross profit as a percentage of sales decreased to 36.5% in fiscal 1999, from 37.9% in fiscal 1998. The lower gross profit percentage for fiscal 1999 was primarily attributable to the adverse impact of a weaker Canadian dollar relative to the United States dollar, since the Company's Canadian subsidiary purchases substantially all of its products in United States dollars and sells its products in Canadian dollars; the write-off of inventory in the amount of $452,000 associated with the discontinuance of MediVators' medical sharps disposal business; and more competitive sales of medical products. The gross profit percentage decrease was net of improvements in gross profit percentage attributable to favorable sales mix, selling price increases and volume related manufacturing efficiencies associated with infection control products.

    Shipping and warehouse expenses decreased by $18,000 to $402,000 for fiscal 1999, from $420,000 for fiscal 1998.

    Selling expenses as a percentage of net sales were 12.5% for fiscal 1999, compared with 11.9% for fiscal 1998. The increase was attributable to an increase in advertising and sales promotion costs associated with infection control products and higher personnel costs and commissions associated with certain domestic sales of infection control products, partially offset by the effect of the increased sales against the fixed portion of selling expenses.

    General and administrative expenses increased by $440,000 to $3,897,000 for fiscal 1999, from $3,457,000 for fiscal 1998. The increase was primarily attributable to professional fees, amortization of intangible assets related to the acquisition of Lutz Medical in March 1998, and increased internal regulatory costs, including costs of ISO certification.

    Research and development expenses decreased by $60,000 to $789,000 for fiscal 1999, from $849,000 for fiscal 1998. This decrease was due to a reduction in personnel costs and third party laboratory testing.

    The Company incurred costs of $74,000 in fiscal 1999 related to professional fees associated with the termination of a proposed acquisition.

    Interest expense increased to $271,000 in fiscal 1999, from $179,000 in fiscal 1998. This increase was primarily attributable to an increase in average borrowings outstanding during fiscal 2000 under the Company's revolving credit facilities.

    Income from continuing operations before income taxes increased by $671,000, or 22.9%, to $3,596,000 for fiscal 1999, from $2,925,000 for fiscal 1998.
Without the write-off associated with the discontinuance of MediVators' medical sharps disposal business, income from continuing operations before income taxes would have increased by $1,138,000, or 38.9%, to $4,063,000 for fiscal 1999.

    Income taxes consist primarily of taxes imposed on the Company's Canadian operations. The effective tax rate on Canadian operations was 46.1% and 45.1% for fiscal 1999 and 1998, respectively. For fiscal 1999, the consolidated effective tax rate is higher than the Canadian effective tax rate due to the fact that losses generated by the United States operations could not be used to offset income generated by the Canadian operations. The overall loss generated by the Company's United States operations was attributable to corporate overhead, partially offset by net income at MediVators.

LIQUIDITY AND CAPITAL RESOURCES

    At July 31, 2000, the Company's working capital was $14,131,000, compared with $12,941,000 at July 31, 1999. This increase primarily reflects increases in cash and cash equivalents and net assets related to discontinued business and a decrease in other accrued expenses, partially offset by a decrease in inventories.

    Net cash provided by operating activities was $4,668,000 for fiscal 2000, compared with net cash provided by operating activities of $1,916,000 for fiscal 1999 and net cash used in operating activities of $320,000 for fiscal 1998. In fiscal 2000, net cash provided by operating activities was primarily due to net income from continuing operations after adjusting for depreciation and amortization and deferred income taxes, and decreases in inventories and accounts receivable. In fiscal 1999, net cash provided by operating activities was primarily due to net income from continuing operations after adjusting for depreciation and amortization and the write-off associated with the medical sharps disposal inventories, and an increase in accounts payable and accrued expenses, partially offset by an increase in accounts receivable. In fiscal 1998, net cash used in operating activities was primarily due to increases in accounts receivable, inventories and other current assets, partially offset by net income from continuing operations after adjusting for depreciation and amortization.

    Net cash used in investing activities was $1,392,000, $375,000 and $1,373,000 in fiscal 2000, 1999 and 1998, respectively. In fiscal 2000, net cash used in investing activities was primarily due to an increase in the net assets related to discontinued operations and capital expenditures. In fiscal 1999, net cash used in investing activities was primarily due to capital expenditures. In fiscal 1998, the net cash used in investing activities was primarily due to an increase in the net assets related to discontinued operations, capital expenditures and the acquisition of Lutz Medical.

    Net cash used in financing activities was $1,641,000 in fiscal 2000, compared with net cash used in financing activities of $1,500,000 in fiscal 1999 and net cash provided by financing activities of $1,530,000 in fiscal 1998. These changes were principally due to the fluctuations in outstanding borrowings under the Company's revolving credit facilities, proceeds from the exercise of stock options and, in fiscal 2000 and 1999, purchases of Treasury Stock.

    The Company has two credit facilities, a $5,000,000 (United States dollars) revolving credit facility for Carsen expiring on December 31, 2002 and a $1,500,000 revolving credit facility for MediVators expiring on August 1, 2001. Borrowings under the Carsen revolving credit facility are in Canadian dollars and bear interest at rates ranging from lender's Canadian prime rate to .75% above the prime rate, depending upon Carsen's debt to equity ratio. At July 31, 2000, such rate was .25% above the lender's prime rate. Borrowings under the MediVators revolving credit facility bear interest at the lender's prime rate plus 1%. The prime rates associated with the Carsen and MediVators revolving credit facilities were 7.50% and 9.50%, respectively, at July 31, 2000. Each of the credit facilities provides for restrictions on available borrowings based primarily upon percentages of eligible accounts receivable and inventories; requires the subsidiary to meet certain financial covenants; is secured by substantially all assets of the subsidiary; and is guaranteed by Cantel. There were $125,000 and $1,561,000 of borrowings outstanding under these facilities at July 31, 2000 and 1999, respectively.

    During fiscal 2000 compared with fiscal 1999, the average value of the Canadian dollar increased by 3% relative to the value of the United States dollar. A change in the value of the Canadian dollar against the United States dollar affects the Company's results of operations because the Company's Canadian subsidiary purchases substantially all of its products in United States dollars and sells its products in Canadian dollars. Such currency fluctuations also result in a corresponding change in the United States dollar value of the Company's assets that are denominated in Canadian dollars.

    Under the Carsen credit facility the Company's Canadian subsidiary has a $15,000,000 (U.S. dollars) foreign exchange hedging facility which is available to be used to minimize future adverse currency fluctuations as they relate to purchases of inventories. At October 6, 2000, Carsen had foreign exchange forward contracts aggregating $4,630,000 (United States dollars), to hedge against possible declines in the value of the Canadian dollar which would otherwise result in higher inventory costs. Such contracts represent a portion of the Canadian subsidiary's projected purchases of inventories through July 2001. The weighted average exchange rate of the forward contracts open at October 6, 2000 was $1.4605 Canadian dollar per United States dollar, or $.6847 United States dollar per Canadian dollar. The exchange rate published by the Wall Street Journal on October 6, 2000 was $1.4964 Canadian dollar per United States dollar, or $.6683 United States dollar per Canadian dollar.

    For purposes of translating the balance sheet, at July 31, 2000 compared with July 31, 1999, the value of the Canadian dollar increased slightly compared to the value of the United States dollar. As a result, at July 31, 2000, the negative cumulative foreign currency translation adjustment was reduced by $133,000 compared to July 31, 1999, thereby slightly increasing stockholders' equity. However, since July 31, 1997, the net increase in the negative cumulative foreign currency translation adjustment (due to the conversion of Carsen's net assets using a weaker Canadian dollar) has reduced stockholders' equity by $740,000.

    The Company believes that its current cash position, anticipated cash flow from continuing operations, amounts to be received related to the discontinuance of the Company's Consumer Products business and the funds available under the revolving credit facilities will be sufficient to satisfy the Company's cash operating requirements for the foreseeable future based upon the current level of operations. At October 6, 2000, approximately $6,043,000 was available under the credit facilities.

    As of July 31, 2000, the Company had net operating loss carryforwards for financial statement and domestic tax reporting purposes ("NOLs") of approximately $15,886,000 which will expire through July 31, 2015. Of this amount, approximately $1,100,000 represents NOLs accumulated by MediVators prior to the MediVators merger, which may only be used against the future earnings of MediVators and are subject to annual limitations due to the ownership change.

    In addition, the Company and its Canadian subsidiary cannot file consolidated tax returns, for Canadian or United States income tax purposes. Therefore, neither net losses sustained by the Company in the United States, if any, nor the NOLs can be utilized to reduce Canadian federal or provincial income taxes payable by the Canadian subsidiary on its taxable income, nor can losses sustained by the Canadian subsidiary, if any, be used to offset taxable income earned by the Company in the United States. This has resulted in the payment of income taxes by the Company in Canada, notwithstanding net losses sustained, or NOL's utilized by, the Company in the United States.

    Inflation has not significantly impacted the Company's operations.

    This Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. All forward-looking statements involve risks and uncertainties, including, without limitation, acceptance and demand of new products, the impact of competitive products and pricing, the Company's ability to successfully integrate and operate acquired and merged businesses and the risks associated with such businesses, the ability of the Company's vendors and distributors to complete the necessary actions to achieve a year 2000 conversion for its computer systems and applications, and the risks detailed in the Company's filings and reports with the Securities and Exchange Commission. Such statements are only predictions, and actual events or results may differ materially from those projected.

ITEM 7A.  QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK.

    Foreign currency market risk: Carsen pays for a substantial portion of its products in United States dollars, and Carsen's business could be materially and adversely affected by the imposition of trade barriers, fluctuations in the rates of exchange, tariff increases and import and export restrictions between the United States and Canada. Additionally, Carsen's financial statements are translated using the accounting policies described in Note 2 to the Consolidated Financial Statements. Fluctuations in the exchange rates between the United States and Canada had a positive impact in fiscal 2000 and an adverse impact in fiscal 1999 upon the Company's results of operations and stockholders' equity, as described in Management Discussion and Analysis of Financial Condition and Results of Operations.

    Interest rate market risk: The Company has two credit facilities for which the interest rate on outstanding borrowings is variable. Therefore, interest expense is affected by the general level of interest rates in the United States and Canada.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    See Index to Consolidated Financial Statements, which is Item 14(a), and the Consolidated Financial Statements and schedule attached to this Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    The Company has not had any disagreements with its accountants on accounting or financial disclosure.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    The current directors and executive officers of the Company are as follows:

NAME                                          AGE                       POSITION
----                                        --------
------------------------------------------
Charles M. Diker..........................     65      Chairman of the Board and
Director
Alan J. Hirschfield.......................     65      Vice Chairman of the
Board, Director and
                                                         Chairman of the
Compensation Committee
Robert L. Barbanell.......................     70      Director, Chairman of the
Audit Committee
                                                         and a member of the
Compensation
                                                         Committee
Joseph M. Cohen...........................     63      Director
Darwin C. Dornbush, Esq...................     70      Secretary and Director
Morris W. Offit...........................     63      Director and a member of
the Audit
                                                         Committee
James P. Reilly...........................     60      President, Chief
Executive Officer and
                                                       Director
John W. Rowe, M.D.........................     56      Director
Bruce Slovin..............................     64      Director and a member of
the Audit
                                                         Committee
Roy K. Malkin.............................     54      President and Chief
Executive Officer of
                                                         MediVators
Craig A. Sheldon..........................     38      Vice President and
Controller
William J. Vella..........................     44      President and Chief
Operating Officer of
                                                         Carsen

    Mr. Diker has served as Chairman of the Board of the Company since
April 1986. He is a private investor and a non-managing principal of Weiss, Peck & Greer, an investment management company. Mr. Diker is also a director of AMF Bowling, Inc. (NYSE), an owner and operator of bowling centers and a manufacturer of bowling equipment, International Specialty Products (NYSE), a specialty chemical company, and Chyron Corporation (NYSE), a supplier of graphics for the television industry.

    Mr. Hirschfield has served as Vice Chairman of the Board of the Company since January 1988. He is currently a private investor and consultant. From
July 1992 to February 2000, Mr. Hirschfield served as Co-Chairman and Co-Chief Executive Officer of Data Broadcasting Corp. (NASDAQ), a communication services and technology company. Mr. Hirschfield is a director of Data Broadcasting Corp. as well as Chyron Corporation (NYSE), a supplier of graphics for the television industry and Jackpot, Inc. (NYSE), an internet venture investor and incubator company.

    Mr. Barbanell has served as President of Robert L. Barbanell
Associates, Inc., a financial consulting company, since July 1994.
Mr. Barbanell is also Chairman of the Board and a director of Marine Drilling Companies, Inc. (NYSE), a drilling contractor, a director of Kaye Group Inc. (NASDAQ), an insurance brokerage and insurance underwriting company, a director of Blue Dolphin Energy Company (NASDAQ), an oil and gas company, and a director of Sentry Technology Corporation (NASDAQ), a security products company.

    Mr. Cohen has served as Chairman of JM Cohen & Co., L.L.C., a family investment group, since February 2000. From July 1998 until February 2000, Mr. Cohen was Chairman of SG Cowen Securities Corp., a securities firm. From June 1967 until July 1998, Mr. Cohen was Managing Partner and Chairman of Cowen & Company, a research and investment banking firm.

    Mr. Dornbush has served as Secretary of the Company since July 1990. He has been a partner in the law firm of Dornbush Mensch Mandelstam & Schaeffer, LLP, which has been general counsel to the Company for more than the past five years. Mr. Dornbush is also a director of Benihana, Inc. (NASDAQ), a company which operates Japanese restaurants.

    Mr. Offit has served as Chief Executive Officer of OFFITBANK (a Wachovia company), a limited purpose trust company chartered by the New York State Banking Department, since July 1990. Mr. Offit is a Trustee of Johns Hopkins University where he served as Chairman of the Board of Trustees from 1990 through 1996. He serves as a director of Wachovia Corporation (NYSE), a bank holding company.

    Mr. Reilly has served as President and Chief Executive Officer of the Company since June 1989. Mr. Reilly is a certified public accountant.

    Dr. Rowe has served as President and CEO of Aetna US Healthcare since September 2000. From July 1998 until September 2000, Dr. Rowe was President and Chief Executive Officer of Mount Sinai NYU Health. From July 1988 until
July 1998, Dr. Rowe was President of the Mount Sinai Hospital. From July 1988 until July 1999, Dr. Rowe was President of the Mount Sinai School of Medicine. He also serves as a Professor of Medicine and of Geriatrics at the Mount Sinai School of Medicine.

    Mr. Slovin has served as President and a director of MacAndrews & Forbes Holdings Inc. and Revlon Group, Inc., privately held industrial holding companies, since 1985. Mr. Slovin is also a director of Kuala Healthcare, Inc. (NASDAQ), a home health care services company, Infu-Tech, Inc. (NASDAQ), a home health care company, and M&F Worldwide Corp. (NYSE), a manufacturer of licorice extract and flavorings.

    Mr. Malkin has served as President and Chief Executive Officer of MediVators since June 1999. From June 1984 until July 1994 and from November 1996 until May 1999, Mr. Malkin was President and Chief Executive Officer of RKM Enterprises Ltd., a multi-national consulting group for the healthcare industry. From
July 1994 until October 1996, Mr. Malkin was employed by Steris Corporation, most recently as Senior Vice President.

    Mr. Sheldon has served as Vice President and Controller of the Company since November 1994. Mr. Sheldon is a certified public accountant.

    Mr. Vella has served as President and Chief Operating Officer of Carsen since December 1996, as Executive Vice President from January 1995 until November 1996, and prior thereto in various sales and sales management positions since October 1981.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Report any failure to file by those dates. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2000 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year.

ITEM 11.  EXECUTIVE COMPENSATION.

    The following table sets forth, for the fiscal years ended July 31, 2000, 1999 and 1998, compensation, including salary, bonuses, stock options and certain other compensation, paid by the

Company to the Chief Executive Officer and to the other executive officers of the Company who received more than $100,000 in salary and bonus during fiscal year 2000:

                           SUMMARY COMPENSATION TABLE


          LONG-TERM
                                                                          ANNUAL
         COMPENSATION

COMPENSATION(1)      AWARDS(2)

-------------------   ------------
                                                                     SALARY
BONUS       OPTIONS
NAME AND PRINCIPAL POSITION                                YEAR       ($)
($)          (#)
---------------------------                              --------   --------
--------   ------------
Charles M. Diker.......................................    2000     150,000
    0         1,000
  Chairman of the                                          1999     150,000
    0        51,000
  Company                                                  1998     125,000
    0        51,000

James P. Reilly(3) ....................................    2000     288,750
141,967         1,000
  President and Chief Executive                            1999     275,000
98,494       101,000
  Officer of the Company                                   1998     250,000
39,225         1,000

Roy K. Malkin (4) .....................................    2000     175,000
60,000         5,000
  President and                                            1999      20,192
    0        50,000
  Chief Executive Officer of MediVators, Inc.

Craig A. Sheldon.......................................    2000     121,750
27,000        25,000
  Vice President and Controller                            1999     109,000
18,000         6,000
  of the Company                                           1998      97,500
15,000         5,000

William J. Vella(5) ...................................    2000     169,950
40,000        25,000
  President and Chief Operating                            1999     144,997
69,668        10,000
  Officer of Carsen Group Inc.                             1998     133,447
16,500        10,000

------------------------

(1) The Company did not pay or provide other forms of annual compensation (such as perquisites and other personal benefits) to the above-named executive officers having a value exceeding the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officers, with the exception of a one-time relocation allowance provided to Mr. Malkin in the amount of $58,877 paid during fiscal 2000.

(2) The Company has no long-term incentive compensation plan other than the 1991 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, the MediVators 1991 Stock Option Plan, the 1991 Directors' Stock Option Plan and the 1998 Directors' Stock Option Plan described herein and various individually granted options. The Company does not award stock appreciation rights, restricted stock awards or long-term incentive plan pay-outs.

(3) In March 1999, the Company entered into a four year employment agreement with James P. Reilly (the "Employment Agreement") which was effective as of August 1, 1998. The Employment Agreement provides for (i) an annual base salary of $275,000, subject to annual increases equal to the greater of 5% or a cost of living formula, (ii) annual incentive compensation equal to 6% of the increase in the current fiscal year's pre- tax income over the highest pre-tax income of any prior fiscal year commencing July 31, 1998, subject to adjustment for specified events, (iii) bonuses of $65,000 payable upon each of the execution of the Employment Agreement, August 1, 1999 and August 1, 2000, (iv) participation in employee health, insurance and other benefit plans, (v) maintenance by the Company of a life insurance policy on the life of Mr. Reilly in the face amount of $500,000 payable to his designated beneficiary, and (vi) use of a Company owned or leased automobile. In addition, Mr. Reilly was granted a stock option under the Company's 1997 Employee Stock Option Plan to purchase 100,000 shares of Common Stock at an exercise price equal to $6.00 (the fair market value of the shares on the date of grant) and having a ten year term. If the Employment Agreement expires and Mr. Reilly's employment is terminated thereafter for any reason, Mr. Reilly will be entitled to a severance payment equal to one year's base salary plus the amount of his bonus for the most recently completed fiscal year (the "Severance Amount"). In the event of a "Change In Control" (as defined in the Employment Agreement), Mr. Reilly has a nine month option to terminate his employment and receive a severance payment on a formula based on his average compensation over the previous three years. If such termination was prior to August 1, 1999, severance would have been 2.5 times such average compensation. After August 1, 1999 such amount is reduced by 2.5% per month, but not below the Severance Amount described above. The Employment Agreement contains a non-competition provision applicable for two years following termination of Mr. Reilly's employment. The Company has the right to terminate the Agreement for death, disability and "cause" (as defined in the Employment Agreement) and Mr. Reilly has the right to terminate the Employment Agreement upon three month's notice.

(4) In May 1999, MediVators entered into an employment agreement with Roy K. Malkin that expires on July 31, 2002. Mr. Malkin's employment agreement provides for (i) an annual base salary of $175,000, subject to annual increases equal to the greater of 5% or a cost of living formula,
    (ii) annual incentive compensation commencing July 31, 2000, equal to 5% of the increase in MediVators' current fiscal year's pre-tax income over MediVators' highest pre-tax income of any prior fiscal year, (iii) participation in employee health, insurance and other benefit plans,
    (iv) maintenance by MediVators of a life insurance policy on the life of Mr. Malkin in the face amount of $250,000 payable to his designated beneficiary, (v) use of a Company owned or leased automobile and (vi) the Company to grant Mr. Malkin an option to purchase 50,000 shares of Common Stock under the 1997 Employee Stock Option Plan at an exercise price equal to $5.25 (the fair market value of the shares on the date of grant).
    Mr. Malkin was not employed by the Company prior to May 1999.

(5) Mr. Vella was paid his salary and bonus in Canadian dollars. The dollar amounts above have been translated from Canadian dollars to U.S. dollars based upon an average exchange rate during the respective fiscal year.

OPTION GRANTS IN FISCAL 2000

    The following stock option information is furnished for the fiscal year ended July 31, 2000 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock options granted during such fiscal year. Stock options were granted without tandem stock appreciation rights.

                                                    % OF TOTAL
              POTENTIAL
                                                     OPTIONS
         REALIZABLE VALUE AT
                                       NUMBER OF    GRANTED TO
           ASSUMED ANNUAL
                                         SHARES     EMPLOYEES    EXERCISE
           RATES OF STOCK
                                       UNDERLYING   DURING THE   PRICE PER
         PRICE APPRECIATION
                                        OPTIONS       FISCAL       SHARE
EXPIRATION       FOR OPTION
NAME                                    GRANTED        YEAR         ($)
DATE          TERM ($)(1)
----                                   ----------   ----------   ---------
----------   -------------------

            5%        10%

         --------   --------
Charles M. Diker.....................     1,000(2)      0.8        7.781
7/30/05      4,893     12,401
James P. Reilly......................     1,000(2)      0.8        7.781
7/30/05      4,893     12,401
Roy K. Malkin........................     5,000(3)      4.6         5.25
2/24/05      7,252     16,026
Craig A. Sheldon.....................    25,000(3)     19.3         5.25
2/24/05     36,262     80,129
William J. Vella.....................    25,000(3)     19.3         5.25
2/24/05     36,262     80,129

------------------------

(1) Represents the potential realizable value of the options granted at assumed 5% and 10% rates of compounded annual stock price appreciation from the date of grant of such options.

(2) These options were granted under the Company's 1991 Directors' Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    50% of the total shares covered by the options vest on the first anniversary of the date of grant and the remaining 50% vest on the second anniversary of such date of grant.

(3) These options were granted under the Company's 1997 Employee Stock Option Plan. The exercise price per share of the options is the market value per share on the date of grant. The options are subject to vesting as follows:
    25% of the total shares covered by the options vest on each of the first four anniversaries of the date of the grant.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

    The following information is furnished for the fiscal year ended July 31, 2000 with respect to the Company's Chief Executive Officer and the other executive officers of the Company named in the Compensation Table above, for stock option exercises during such fiscal year.

                                                            NUMBER OF SHARES
               VALUE OF
                                                         UNDERLYING UNEXERCISED
       UNEXERCISED IN-THE-MONEY
                           SHARES                        OPTIONS AT 7/31/00 (#)
        OPTIONS AT 7/31/00 ($)
                        ACQUIRED ON       VALUE
-----------------------------   -----------------------------
NAME                    EXERCISE (#)   REALIZED ($)   EXERCISABLE
NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
----                    ------------   ------------   -----------
---------------   -----------   ---------------
Charles M. Diker......           0             0        143,834         18,166
        95,834           1,751
James P. Reilly.......      50,000       206,000         40,832         68,168
        78,972         119,970
Roy K. Malkin.........           0             0         16,667         38,333
        42,184          97,021
Craig A. Sheldon......       1,775           444         12,750         33,250
         6,647          72,750
William J. Vella......       2,000         1,500         27,000         39,000
        14,435          82,897

STOCK OPTIONS

    An aggregate of 250,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1991 Employee Stock Option Plan (the "1991 Employee Plan"). Options granted under the 1991 Employee Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1991 Employee Plan is administered in all respects by a committee composed of at least two non-employee members of the Company's Board of Directors who are designated by the Board (the "Stock Option Committee"). The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1991 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1991 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Holder"), the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1991 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 2000 under the 1991 Employee Plan have a term of five years. At July 31, 2000, options to purchase 91,500 shares of Common Stock at prices between $5.50 and $8.75 per share were outstanding under the 1991 Employee Plan, and 95,850 shares were available for grant under the 1991 Employee Plan. No additional options will be granted under the 1991 Employee Plan.

    An aggregate of 700,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1997 Employee Stock Option Plan, as amended (the "1997 Employee Plan"). Options granted under the 1997 Employee Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Code. The 1997 Employee Plan is administered in all respects by the Stock Option Committee. The Stock Option Committee may determine the employees to whom options are to be granted and the number of shares subject to each option. Under the terms of the 1997 Employee Plan, all employees of the Company or subsidiaries of the Company are eligible for option grants. The option exercise price of options granted under the 1997 Employee Plan is fixed by the Stock Option Committee but must be no less than 100% of the fair market value of the shares of Common Stock subject to the option at the time of grant, except that in the case of a 10% Holder, the exercise price must be no less than 110% of said fair market value. Options may be exercised by the payment in full in cash or by the tendering or cashless exchange of shares of Common Stock having a fair market value, as determined by the Stock Option Committee, equal to the option exercise price. Options granted under the 1997 Employee Plan may not be exercised more than ten years after the date of grant, five years in the case of an incentive stock option granted to a 10% Holder. All options outstanding at July 31, 2000 under the 1997 Employee Plan have a term of five years, except for 100,000 options granted to Mr. Reilly under the terms of his employment agreement, which have a term of ten years. At July 31, 2000, options to purchase 340,750 shares of Common Stock at prices between $4.875 and $8.75 per share were outstanding under the 1997 Employee Plan, and 359,250 shares were available for grant under the 1997 Employee Plan.

    An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1991 Directors' Stock Option Plan (the "1991 Directors' Plan"). Options granted under the 1991 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1991 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker, Reilly and Dornbush and any other director who serves as an officer or employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant and has a ten year term. Mr. Dornbush, who is both an officer and director of the Company (and who thereby does not receive said quarterly option grant), was granted a non-plan option to purchase 500 shares of Common Stock on the last business day of each fiscal quarter provided that Mr. Dornbush attended any regularly scheduled meeting of the Board, if any, held during such quarter. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options, including the non-plan options issued to Mr. Dornbush, are exercisable in full immediately. At July 31, 2000, options to purchase 133,500 shares of Common Stock at prices between $2.00 and $10.25 per share were outstanding under the 1991 Directors' Plan, and 16,500 shares were available for grant under the 1991 Directors' Plan. In addition, at July 31, 2000
Mr. Dornbush had non-plan options to purchase an aggregate of 6,000 shares of Common Stock at prices between $5.3125 and $8.75 per share. No additional options will be granted under the 1991 Director's Plan, and no additional quarterly non-plan options will be granted to Mr. Dornbush.

    An aggregate of 200,000 shares of Common Stock is reserved for issuance or available for grant under the Company's 1998 Directors' Stock Option Plan (the "1998 Directors' Plan"). Options granted under the 1998 Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. The 1998 Directors' Plan provides for the automatic grant to each of the Company's directors of options to purchase 1,000 shares of Common Stock on the last business day of the Company's fiscal year. In addition, an option to purchase 500 shares of Common Stock is granted automatically on the last business day of each fiscal quarter to each director (exclusive of Messrs. Diker and Reilly and any other director who is a full-time employee of the Company) provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Each such option grant is at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted prior to July 31, 2000 have a ten year term and options granted on and after July 31, 2000 have a five year term. The fiscal year options are exercisable in two equal annual installments commencing on the first anniversary of the grant thereof and the quarterly options are exercisable in full immediately. At July 31, 2000 options to purchase 18,000 shares of Common Stock at prices between $5.125 and $7.781 per share were outstanding under the 1998 Directors' Plan, and 182,000 shares were available for grant under the 1998 Directors' Plan.

    The Company also has outstanding options granted by MediVators prior to the MediVators merger under the MediVators 1991 Stock Option Plan (the "MediVators Plan") which became fully exercisable as a result of the MediVators merger. At July 31, 2000, options to purchase 8,035 shares of Common Stock at prices between $6.08 and $8.27 per share were outstanding under the MediVators Plan. No additional options will be granted under the MediVators Plan.

    In October 1996, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.375 per share. In October 1997, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.00 per share. In October 1998, Mr. Diker was granted a ten year non-plan option to purchase 50,000 shares of Common Stock at an exercise price of $7.75 per share. All of said options are exercisable in full.

    In October 1998, Dr. Rowe was granted a ten year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.00 per share. This option is exercisable in full. In March 1999, Dr. Rowe was granted a ten year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $6.375 per share. This option is exercisable in three equal annual installments beginning March 1999.

    In October 2000, Mr. Cohen was granted a five year non-plan option to purchase 10,000 shares of Common Stock at an exercise price of $8.38 per share. This option is exercisable in three equal annual installments beginning
October 2000.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS AND THE STOCK OPTION COMMITTEE

    The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for setting and administering the policies which govern annual executive compensation. The Committee is currently comprised of two members, Mr. Hirschfield, Chairman, and Mr. Barbanell, both of whom are non-employee directors.

    Executive compensation for the fiscal year ended July 31, 2000 consisted of base salary plus an incentive bonus when earned. The policy of the Committee, in consultation with the Chairman and the Chief Executive Officer, is to provide compensation to the Chief Executive Officer and the Company's other executive officers reflecting the contribution of such executives to the Company's growth in sales and earnings, the implementation of strategic plans consistent with the Company's long-term objectives, and the enhancement of shareholder value.

    Mr. Reilly, the President and Chief Executive Officer of the Company, serves the Company pursuant to a four year employment agreement effective as of August 1, 1998 and is compensated pursuant to the express terms of such agreement.

    Mr. Malkin, the President and Chief Executive Officer of MediVators, serves MediVators pursuant to an employment agreement which commenced on May 19, 1999 and expires on July 31, 2002, and is compensated pursuant to the express terms of such agreement.

    Long-term incentive compensation policy consists exclusively of the award of stock options under the Company's 1991 Employee Plan and 1997 Employee Plan and, in the case of officers who serve as directors of the Company, non-discretionary annual option grants of 1,000 shares under the Company's 1991 Directors' Plan and 1998 Directors' Plan.

    The Stock Option Committee under the 1991 Employee Plan and the 1997 Employee Plan is responsible for the award of stock options. Two non-employee directors, Mr. Hirschfield and Mr. Barbanell, currently serve on the Stock Option Committee, which administers the granting of options under the 1991 Employee Plan and the 1997 Employee Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No officer of the Company served on the Company's Compensation Committee during its last fiscal year. Mr. Reilly, the President and Chief Executive Officer of the Company, however, participated in deliberations concerning executive compensation, except with respect to the compensation of the Chairman of the Board and himself.

ITEM 12.  SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT.

OWNERSHIP OF SECURITIES

    The following table sets forth stock ownership information as of October 6, 2000 concerning (i) each director and persons nominated to become directors of Cantel, (ii) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known by Cantel to beneficially own more than five (5%) percent of the outstanding shares of Cantel's Common Stock,

(iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table above, and (iv) Cantel's executive officers and directors as a group:

                                                                       AMOUNT
AND
                                                                       NATURE OF
NAME AND ADDRESS
BENEFICIAL        PERCENTAGE
OF BENEFICIAL OWNERS                   POSITION WITH THE COMPANY
OWNERSHIP(1)        OF CLASS
--------------------               ---------------------------------
------------       ----------
Charles M. Diker ................  Chairman of the Board and
987,633(2)        21.5
  One New York Plaza                 Director
  New York, New York

Alan J. Hirschfield .............  Vice Chairman of the Board and
226,833(3)         5.1
  P.O. Box 7443                      Director
  Jackson, Wyoming

Robert L. Barbanell..............  Director
48,269(4)         1.1

Joseph M. Cohen..................  Director
--             --

Darwin C. Dornbush, Esq..........  Secretary and Director
28,180(5)          .6

Morris W. Offit..................  Director
58,000(6)         1.3

James P. Reilly..................  President and CEO and Director
154,282(7)         3.4

John W. Rowe, M.D................  Director
20,667(8)          .5

Bruce Slovin.....................  Director
181,000(9)         4.0

Roy K. Malkin....................  President and CEO of
16,667(10)         .4
                                     MediVators, Inc.

Craig A. Sheldon.................  Vice President and Controller
15,775(11)         .4

William J. Vella.................  President and COO of Carsen Group
48,003(12)        1.1
                                     Inc.

All officers and directors as a
  group of 12 persons............
1,785,309(13)       36.9

------------------------

 (1) Unless otherwise noted, Cantel believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from October 6, 2000 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from October 6, 2000 have been exercised.

 (2) Includes 160,500 shares which Mr. Diker may acquire pursuant to stock options. Does not include an aggregate of 581,090 shares owned by
     (i) Mr. Diker's wife, (ii) certain trusts for the benefit of Mr. Diker's children, (iii) certain accounts with Weiss, Peck and Greer, an investment firm of which Mr. Diker is a non-managing principal, over which accounts Mr. Diker exercises investment discretion, (iv) the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, and (v) a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors. Mr. Diker disclaims beneficial ownership as to all of the foregoing shares.

 (3) Includes 30,500 shares which Mr. Hirschfield may acquire pursuant to stock options.

 (4) Includes 17,500 shares which Mr. Barbanell may acquire pursuant to stock options. Does not include 2,500 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

 (5) Includes 18,500 shares which Mr. Dornbush may acquire pursuant to stock options.

 (6) Includes 26,000 shares which Mr. Offit may acquire pursuant to stock options.

 (7) Includes 40,832 shares which Mr. Reilly may acquire pursuant to stock options. Does not include 87,115 shares owned by Mr. Reilly's wife as to which Mr. Reilly disclaims beneficial ownership.

 (8) Includes 20,667 shares which Dr. Rowe may acquire pursuant to stock options.

 (9) Includes 31,000 shares which Mr. Slovin may acquire pursuant to stock options. Does not include an aggregate of 9,000 shares owned by (i) certain trusts for the benefit of Mr. Slovin's children and (ii) a charitable foundation established by Mr. Slovin. Mr. Slovin disclaims beneficial ownership as to all of the foregoing shares.

 (10) Includes 16,667 shares which Mr. Malkin may acquire pursuant to stock options.

 (11) Includes 14,000 shares which Mr. Sheldon may acquire pursuant to stock options.

 (12) Includes 30,000 shares which Mr. Vella may acquire pursuant to stock options.

 (13) Includes 406,166 shares which may be acquired pursuant to stock options.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    None.

                                    PART IV

ITEM 14. FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES, EXHIBITS, AND REPORTS ON FORM 8-K.

    (a) The following documents are filed as part of this Annual Report on Form 10-K for the fiscal year ended July 31, 2000.

        1.  CONSOLIDATED FINANCIAL STATEMENTS:

           (i) Report of Independent Auditors.

           (ii) Consolidated Balance Sheets as of July 31, 2000 and 1999.

          (iii) Consolidated Statements of Income for the years ended July 31, 2000, 1999 and 1998.

           (iv) Consolidated Statements of Changes in Stockholders' Equity for the years ended July 31, 2000, 1999 and 1998.

           (v) Consolidated Statements of Cash Flows for the years ended July 31, 2000, 1999 and 1998.

           (vi) Notes to Consolidated Financial Statements.

        2.  CONSOLIDATED FINANCIAL STATEMENT SCHEDULES:

           (i) Schedule II - Valuation and Qualifying Accounts for the years ended July 31, 2000, 1999 and 1998.

        All other financial statement schedules are omitted since they are not required, not applicable, or the information has been included in the Consolidated Financial Statements or Notes thereto.

        3.  EXHIBITS:

        2(a)--Asset Purchase Agreement dated as of March 16, 1998 by and among Registrant, Chris Lutz Medical, Inc., Christopher C. Lutz and Bonolyn L. Lutz. (Incorporated herein by reference to Exhibit 2(a) to Registrant's 1998 Annual Report on Form 10-K [the "1998 10-K"].)

        2(b)--Asset Purchase Agreement between Carsen Group Inc. and Olympus America Inc. dated as of October 6, 2000, among Registrant, Carsen Group Inc. and Olympus America Inc. (Incorporated by reference to Exhibit (2) of Registrant's Current Report on Form 8-K dated October 6, 2000 ("2000 8-K").

        3(a)--Registrant's Restated Certificate of Incorporation dated July 20, 1978. (Incorporated herein by reference to Exhibit 3(a) to Registrant's 1981 Annual Report on Form 10-K.)

        3(b)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on February 16, 1982. (Incorporated herein by reference to Exhibit 3(b) to Registrant's 1982 Annual Report on Form 10-K.)

        3(c)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on May 4, 1984. (Incorporated herein by reference to Exhibit 3(c) to Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1984.)

        3(d)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on August 19, 1986. (Incorporated herein by reference to Exhibit 3(d) of Registrant's 1986 Annual Report on Form 10-K.)

        3(e)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on December 12, 1986. (Incorporated herein by reference to Exhibit 3(e) of Registrant's 1987 Annual Report on Form 10-K [the "1987 10-K"].)

        3(f)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on April 3, 1987. (Incorporated herein by reference to Exhibit 3(f) of Registrant's 1987 10-K.)

        3(g)--Certificate of Change of Registrant, filed on July 12, 1988. (Incorporated herein by reference to Exhibit 3(g) of Registrant's 1988 Annual Report on Form 10-K.)

        3(h)--Certificate of Amendment of Certificate of Incorporation of Registrant filed on April 17, 1989. (Incorporated herein by reference to Exhibit 3(h) to Registrant's 1989 Annual Report on Form 10-K.)

        3(i)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on May 10, 1999.

        3(j)--Certificate of Amendment of Certificate of Incorporation of Registrant, filed on April 5, 2000.

        3(k)--Registrant's By-Laws adopted June 1, 1976, as amended through the date of this Report. (Incorporated herein by reference to Exhibit 3(d) to Registrant's 1985 Annual Report on Form 10-K.)

        10(a)--Registrant's 1991 Employee Stock Option Plan, as amended. (Incorporated herein by reference to Exhibit 10(a) to Registrant's 1991 Annual Report on Form 10-K [the "1991 10-K"].)

        10(b)--Form of Stock Option Agreement under Registrant's 1991 Employee Stock Option Plan. (Incorporated herein by reference to Exhibit 10(b) to Registrant's 1991 10-K.)

        10(c)--Registrant's 1991 Directors' Stock Option Plan. (Incorporated herein by reference to Exhibit 10(c) to Registrant's 1991 10-K.)

        10(d)--Form of Stock Option Agreement under the Registrant's 1991 Directors Stock Option Plan. (Incorporated herein by reference to
    Exhibit 10(d) to Registrant's 1991 10-K.)

        10(e)--Agreement between Carsen Group Inc. and Olympus America Inc., dated April 1, 1994. (Incorporated by reference to Exhibit 10(g) to Registrant's 1994 Annual Report on Form 10-K.)

        10(f)--Loan Agreement dated as of October 29, 1993 among Registrant, Carsen Group Inc. and National Bank of Canada. (Incorporated herein by reference to Exhibit 10(v) of Registrant's 1993 Annual Report on
    Form 10-K.)

        10(g)--First Amendment to Loan Agreement, dated as of August 28, 1995, among Registrant, Carsen Group Inc. and National Bank of Canada. (Incorporated herein by reference to Exhibit 10(n) of Registrant's 1995 Annual Report on Form 10-K.)

        10(h)--MediVators' 1991 Stock Option and Compensation Plan as amended. (Incorporated by reference to Exhibit 10P to MediVators' Registration Statement on Form S-3, File No. 33-79764.)

        10(i)--Loan and Security Agreement dated as of May 27, 1996, among MediVators, Inc., Disposal Sciences, Inc. and National Canada Finance Corp. (Incorporated by reference to Exhibit 10(s) of Registrant's 1996 Annual Report on Form 10-K [the "1996 10-K"].)

        10(j)--Stock Option Agreement, dated as of October 17, 1996 , between the Registrant and Charles M. Diker. (Incorporated by reference to Exhibit 10(v) of Registrant's 1996 10-K.)

        10(k)--Registrant's 1997 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10(s) of Registrant's 1997 Annual Report on Form 10-K [the "1997 10-K"].)

        10(l)--Form of Incentive Stock Option Agreement under Registrant's 1997 Employee Stock Option Plan. (Incorporated by reference to Exhibit 10(t) of the Registrant's 1997 10-K.)

        10(m)--Second Loan Amending Agreement, dated as of April 19, 1996, among Registrant, Carsen Group Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(w) of Registrant's 1997 10-K.)

        10(n)--Third Loan Amending Agreement, dated as of March 7, 1997, among Registrant, Carsen Group Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(x) of Registrant's 1997 10-K.)

        10(o)--First Amendment to Distribution Agreement between Olympus America Inc. and Carsen Group Inc., dated as of August 26, 1997, among Registrant and Olympus America Inc. (Incorporated by reference to Exhibit 10(y) of Registrant's 1997 10-K.)

        10(p)--First Amendment to Loan and Security Agreement dated as of December 1, 1997, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(u) of Registrant's 1998 10-K.)

        10(q)--Second Amendment to Loan and Security Agreement dated as of July 1, 1998, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(v) of Registrant's 1998 10-K.)

        10(r)--Third Amendment to Loan and Security Agreement dated as of October 26, 1998, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(w) of Registrant's 1998 10-K.)

        10(s)--Stock Option Agreement, dated as of October 16, 1997, between the Registrant and Charles M. Diker. (Incorporated by reference to
    Exhibit 10(x) of Registrant's 1998 10-K.)

        10(t)--Form of Non-Plan Stock Option Agreement between the Registrant and Darwin C. Dornbush. (Incorporated by reference to Exhibit 10(y) of Registrant's 1998 10-K.)

        10(u)--Stock Option Agreement, dated as of October 5, 1998, between the Registrant and John W. Rowe. (Incorporated by reference to Exhibit 10(z) of Registrant's 1998 10-K.)

        10(v)--Non-Competition Agreement, dated as of March 16, 1998, between the Registrant, Christopher C. Lutz and Bonolyn L. Lutz. (Incorporated by reference to Exhibit 10(aa) of Registrant's 1998 10-K.)

        10(w)--Employment Agreement, dated as of May 19, 1999, between the Registrant and Roy K. Malkin. (Incorporated by reference to Exhibit 10(z) of Registrant's 1999 Annual Report on Form 10-K [the "1999 10-K"].)

        10(x)--Employment Agreement, dated as of August 1, 1998, between the Registrant and James P. Reilly. (Incorporated by reference to
    Exhibit 10(aa) of Registrant's 1999 10-K.)

        10(y)--Fourth Loan Amending Agreement, dated as of May 11, 1999, among Registrant, Carsen Group Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(bb) of Registrant's 1999 10-K.)

        10(z)--Fourth Amendment to Loan and Security Agreement dated as of November 1, 1998, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(cc) of Registrant's 1999 10-K.)

        10(aa)--Fifth Amendment to Loan and Security Agreement dated as of October 1, 1999, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada. (Incorporated by reference to Exhibit 10(dd) of Registrant's 1999 10-K.)

        10(bb)--Distributor Agreement dated as of August 1, 1999, among MediVators, Inc. and Olympus America Inc. - Endoscope Division. (Incorporated by reference to Exhibit 10(ee) of Registrant's 1999 10-K.)

        10(cc)--Stock Option Agreement, dated as of October 30, 1998, between the Registrant and Charles M. Diker. (Incorporated by reference to Exhibit 10(ff) of Registrant's 1999 10-K.)

        10(dd)--Stock Option Agreement, dated as of March 10, 2000, between the Registrant and John W. Rowe. (Incorporated by reference to Exhibit 10(gg) of Registrant's 1999 10-K.)

        10(ee)--Second Amendment to Distribution Agreement between Olympus America Inc. and Carsen Group Inc. dated as of October 6, 2000, among Carsen Group Inc. and Olympus America Inc. (Incorporated by reference to
    Exhibit (1) of Registrant's 2000 8-K).

        10(ff)--Sixth Amendment to Loan and Security Agreement dated as of February 1, 2000, among MediVators, Inc., Disposal Sciences, Inc. and National Bank of Canada.

        10(gg)--Registrant's 1998 Director's Stock Option Plan.

        10(hh)--Form of Quarterly Stock Option Agreement under the Registrant's 1998 Directors Stock Option Plan.

        10(ii)--Form of Annual Stock Option Agreement under the Registrant's 1998 Directors Stock Option Plan.

        10(jj)--Stock Option Agreement, dated as of October 10, 2000, between the Registrant and Joseph M. Cohen.

        21--Subsidiaries of Registrant.

        24--Consent of Ernst & Young LLP.

        27--Financial Data Schedule.

        (b) REPORTS ON FORM 8-K: None.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CANTEL MEDICAL CORP.

Date: October 27, 2000                       By:              /s/ JAMES P.
REILLY

------------------------------------------
                                                               James P. Reilly,
                                                     PRESIDENT AND CHIEF
EXECUTIVE OFFICER
                                                         (PRINCIPAL EXECUTIVE
OFFICER
                                                       AND PRINCIPAL FINANCIAL
OFFICER)

                                             By:             /s/ CRAIG A.
SHELDON

------------------------------------------
                                                               Craig A. Sheldon,
                                                         VICE PRESIDENT AND
CONTROLLER
                                                          (CHIEF ACCOUNTING
OFFICER)

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

                        NAME                                    TITLE
        DATE
                        ----                                    -----
        ----
                /s/ CHARLES M. DIKER
     -------------------------------------------       a Director and Chairman
Date: October 27, 2000
                  Charles M. Diker                       of the Board

                 /s/ JAMES P. REILLY
     -------------------------------------------       a Director and
Date: October 27, 2000
                   James P. Reilly                       President

               /s/ ROBERT L. BARBANELL
     -------------------------------------------       a Director
Date: October 27, 2000
                 Robert L. Barbanell

                 /s/ JOSEPH M. COHEN
     -------------------------------------------       a Director
Date: October 27, 2000
                   Joseph M. Cohen

               /s/ DARWIN C. DORNBUSH
     -------------------------------------------       a Director
Date: October 27, 2000
                 Darwin C. Dornbush

                        NAME                                    TITLE
        DATE
                        ----                                    -----
        ----
               /s/ ALAN J. HIRSCHFIELD
     -------------------------------------------       a Director
Date: October 27, 2000
                 Alan J. Hirschfield

                 /s/ MORRIS W. OFFIT
     -------------------------------------------       a Director
Date: October 27, 2000
                   Morris W. Offit

                  /s/ JOHN W. ROWE
     -------------------------------------------       a Director
Date: October 27, 2000
                    John W. Rowe

                  /s/ BRUCE SLOVIN
     -------------------------------------------       a Director
Date: October 27, 2000
                    Bruce Slovin

                              CANTEL MEDICAL CORP.
                       CONSOLIDATED FINANCIAL STATEMENTS

                                 JULY 31, 2000

                                    CONTENTS

Report of Independent Auditors..............................    1

Financial Statements

        Consolidated Balance Sheets.........................    2
        Consolidated Statements of Income...................    3
        Consolidated Statements of Changes in Stockholders'
        Equity..............................................    4
        Consolidated Statements of Cash Flows...............    5
        Notes to Consolidated Financial Statements..........    6

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Cantel Medical Corp.

    We have audited the accompanying consolidated balance sheets of Cantel Medical Corp. as of July 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended July 31, 2000. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cantel Medical Corp. at July 31, 2000 and 1999 and the consolidated results of its operations and its cash flows for each of the three years in the period ended July 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
September 26, 2000

                              CANTEL MEDICAL CORP.

                          CONSOLIDATED BALANCE SHEETS

                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   JULY 31,

-------------------
                                                                2000       1999
                                                              --------
--------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 2,169    $
534
  Accounts receivable, net of allowance for doubtful
    accounts of $66 in 2000 and $40 in 1999.................    8,970
9,351
  Inventories...............................................    6,992
7,481
  Net assets related to discontinued business...............    3,095
2,245
  Prepaid expenses and other current assets.................      475
851
                                                              -------
--------
Total current assets........................................   21,701
20,462

Property and equipment, at cost:
  Furniture and equipment...................................    2,107
1,729
  Leasehold improvements....................................      467
438
                                                                2,574
2,167
  Less accumulated depreciation and amortization............   (1,673)
(1,272)
                                                                  901
895
Intangible assets, net......................................    1,345
1,506
Other assets................................................    1,008
863
                                                              -------
--------
                                                              $24,955    $
23,726
                                                              =======
========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 5,054    $
4,786
  Compensation payable......................................      943
868
  Other accrued expenses....................................      979
1,321
  Income taxes..............................................      594
546
Total current liabilities...................................    7,570
7,521

Long-term debt..............................................      125
1,567
Deferred income taxes.......................................       97
93

Commitments and contingencies...............................       --
--

Stockholders' equity:
  Preferred Stock, par value $1.00 per share; authorized
    1,000,000 shares; none issued...........................       --
--
  Common Stock, par value $.10 per share; authorized
    12,000,000 shares; issued 2000--4,597,220 shares,
    outstanding 2000--4,438,381 shares; issued 1999--
    4,517,945 shares, outstanding 1999--4,440,445 shares....      460
452
  Additional capital........................................   19,502
19,304
  Retained earnings (deficit)...............................       96
(2,588)
  Accumulated other comprehensive income (loss):
    Cumulative foreign currency translation adjustment......   (2,097)
(2,230)
  Treasury Stock, 2000--158,839 shares at cost; 1999--77,400
    shares at cost..........................................     (798)
(393)
                                                              -------
--------
Total stockholders' equity..................................   17,163
14,545
                                                              -------
--------
                                                              $24,955    $
23,726
                                                              =======
========

                            See accompanying notes.

                              CANTEL MEDICAL CORP.

                       CONSOLIDATED STATEMENTS OF INCOME

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED
JULY 31,

------------------------------
                                                                2000       1999
     1998
                                                              --------
--------   --------
Net sales:
  Product sales.............................................  $35,525    $32,322
   $26,282
  Product service...........................................    5,463      5,223
     3,879
                                                              -------    -------
   -------
Total net sales.............................................   40,988     37,545
    30,161
                                                              -------    -------
   -------

Cost of sales:
  Product sales.............................................   21,885     20,321
    16,448
  Product service...........................................    2,862      3,050
     2,279
  Write-off of medical sharps inventories...................       --        452
        --
                                                              -------    -------
   -------
Total cost of sales.........................................   24,747     23,823
    18,727
                                                              -------    -------
   -------
Gross profit................................................   16,241     13,722
    11,434

Expenses:
  Shipping and warehouse....................................      491        402
       420
  Selling...................................................    5,230      4,693
     3,604
  General and administrative................................    4,543      3,897
     3,457
  Research and development..................................      836        789
       849
  Costs associated with proposed acquisition................       --         74
        --
                                                              -------    -------
   -------
Total operating expenses....................................   11,100      9,855
     8,330
                                                              -------    -------
   -------

Income from continuing operations before interest expense
  and income taxes..........................................    5,141      3,867
     3,104

Interest expense............................................      225        271
       179
                                                              -------    -------
   -------

Income from continuing operations before income taxes.......    4,916      3,596
     2,925

Income taxes................................................    2,085      1,936
     1,287
                                                              -------    -------
   -------

Income from continuing operations...........................    2,831      1,660
     1,638
Income (loss) from discontinued operations..................      (97)
(291)        57
Loss on disposal of discontinued operations.................      (50)        --
        --
                                                              -------    -------
   -------

Net income..................................................  $ 2,684    $ 1,369
   $ 1,695
                                                              =======    =======
   =======

Earnings per common share:
  Basic:
    Continuing operations...................................  $  0.64    $  0.38
   $  0.39
    Discontinued operations.................................    (0.03)
(0.07)      0.01
                                                              -------    -------
   -------
  Net income................................................  $  0.61    $  0.31
   $  0.40
                                                              =======    =======
   =======

  Diluted:
    Continuing operations...................................  $  0.63    $  0.36
   $  0.37
    Discontinued operations.................................    (0.03)
(0.06)      0.01
                                                              -------    -------
   -------
  Net income................................................  $  0.60    $  0.30
   $  0.38
                                                              =======    =======
   =======

                            See accompanying notes.

                              CANTEL MEDICAL CORP.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

                               COMMON STOCK
                          ----------------------
ACCUMULATED                TOTAL
                           NUMBER OF                            RETAINED
OTHER       TREASURY    STOCK-
                            SHARES                 ADDITIONAL   EARNINGS
COMPREHENSIVE    STOCK,    HOLDERS'
                          OUTSTANDING    AMOUNT     CAPITAL     (DEFICIT)
INCOME (LOSS)   AT COST     EQUITY
                          -----------   --------   ----------   ---------
-------------   --------   --------
Balance, July 31,
  1997..................   4,166,322      $417       $17,609     $(5,652)
$(1,357)      $   --    $11,017

  Exercise of options...      20,189         2           118
                          120
  Acquisition of
    Lutz Medical........     180,690        18         1,292
             1,310
  Translation
    adjustment..........
 (916)                   (916)
  Net income............                                           1,695
                        1,695
                           ---------      ----       -------     -------
-------       ------    -------
Balance, July 31,
  1998..................   4,367,201       437        19,019      (3,957)
(2,273)          --     13,226

  Exercise of options...     154,882        15           315
                          330
  Purchases of Treasury
    Stock...............     (77,400)
              (393)      (393)
  Escrow settlement
    related to Lutz
    Medical.............      (4,138)                    (30)
                          (30)
  Translation
    adjustment..........
   43                      43
  Net income............                                           1,369
                        1,369
                           ---------      ----       -------     -------
-------       ------    -------
Balance, July 31,
  1999..................   4,440,545       452        19,304      (2,588)
(2,230)        (393)    14,545

  Exercise of options...      42,336         8           198
              (198)         8
  Purchases of Treasury
    Stock...............     (44,500)
              (207)      (207)
  Translation
    adjustment..........
  133                     133
  Net income............                                           2,684
                        2,684
                           ---------      ----       -------     -------
-------       ------    -------
Balance, July 31,
  2000..................   4,438,381      $460       $19,502     $    96
$(2,097)      $ (798)   $17,163
                           =========      ====       =======     =======
=======       ======    =======

                            See accompanying notes.

                              CANTEL MEDICAL CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED
JULY 31,

------------------------------
                                                                2000       1999
     1998
                                                              --------
--------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations.......................  $  2,831   $
1,660   $  1,638
Adjustments to reconcile income from continuing operations
  to net cash provided by (used in) operating activities:
  Income (loss) from discontinued operations................      (147)
(291)        57
  Depreciation and amortization of continuing operations....       463
419        280
  Depreciation and amortization of discontinued
    operations..............................................        87
63         52
  Write-off of medical sharps inventories...................        --
452         --
  Deferred income taxes.....................................       256
39        (28)
Changes in assets and liabilities:
  Accounts receivable.......................................       492
(2,672)    (1,206)
  Inventories...............................................       568
(249)      (374)
  Other current assets......................................       379
178       (682)
  Accounts payable and accrued expenses.....................       (68)
1,938        305
  Income taxes..............................................      (193)
379       (362)
                                                              --------
--------   --------
Net cash provided by (used in) operating activities.........     4,668
1,916       (320)
                                                              --------
--------   --------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................      (320)
(272)      (289)
Cash (used in) provided by discontinued operations..........      (909)
179       (791)
Acquisition of Lutz Medical.................................        --
--       (315)
Other, net..................................................      (163)
(282)        22
                                                              --------
--------   --------
Net cash used in investing activities.......................    (1,392)
(375)    (1,373)
                                                              --------
--------   --------

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings under credit facilities.........    (1,436)
(1,409)     1,417
Capital lease obligations...................................        (6)
(28)        (7)
Proceeds from exercise of stock options.....................         8
330        120
Purchases of Treasury Stock.................................      (207)
(393)        --
                                                              --------
--------   --------
Net cash (used in) provided by financing activities.........    (1,641)
(1,500)     1,530
                                                              --------
--------   --------

Increase (decrease) in cash.................................     1,635
41       (163)
Cash at beginning of year...................................       534
493        656
                                                              --------
--------   --------
Cash at end of year.........................................  $  2,169   $
534   $    493
                                                              ========
========   ========

                            See accompanying notes.

                              CANTEL MEDICAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

1.  BUSINESS DESCRIPTION

    Cantel Medical Corp. ("Cantel") has two wholly-owned subsidiaries (collectively known as the "Company"). Its United States subsidiary, MediVators, Inc. ("MediVators" or "United States subsidiary") is engaged in the manufacturing, marketing, distribution and service of infection control products. Its Canadian subsidiary, Carsen Group Inc. ("Carsen" or "Canadian subsidiary") is engaged in the marketing, distribution and service of medical and infection control and scientific products in Canada. Effective July 31, 2000, Carsen discontinued its Consumer Products business and the results of Consumer Products have been presented as a discontinued operation, as described in note 6 to the Consolidated Financial Statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Cantel Medical Corp. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

    Revenue on product sales is generally recognized as products are shipped to customers, net of provisions for sales allowances and similar items. Revenue on service sales is recognized when repairs are completed and the products are shipped to customers.

TRANSLATION OF FOREIGN CURRENCY FINANCIAL STATEMENTS

    Assets and liabilities of Carsen are translated into United States dollars at year-end exchange rates; sales and expenses are translated using average exchange rates during the year. The cumulative effect of the translation of Carsen's financial statements is presented as a separate component of stockholders' equity. Foreign exchange gains and losses related to the purchase of inventories are included in cost of sales.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Additions and improvements are capitalized, while maintenance and repair costs are expensed. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in income. Depreciation and amortization are provided on either the straight-line method or, for certain furniture and equipment, the declining balance method, over the estimated

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) useful lives of the assets which generally range from 3-7 years for furniture and equipment and the life of the lease for leasehold improvements.

OTHER ASSETS

    Inventories of sales samples which have not turned over within one year and medical loaners available for customers are included in other assets and are carried at the lower of cost or net realizable value.

STOCK-BASED COMPENSATION

    As permitted by Statement of Financial Accounting Standards ("SFAS")
No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), the Company has elected to follow Accounting Principal Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB 25") and related interpretations in accounting for its stock option plans. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the Company's employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of grant.

INCOME TAXES

    The Company accounts for income taxes by the liability method in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES" ("SFAS No. 109").

    No income taxes have been provided on the undistributed earnings ($15,895,000 at July 31, 2000) of Carsen since the Company does not intend to repatriate such earnings unless no additional United States taxes would result upon such repatriation.

INTANGIBLE ASSETS

    In connection with the acquisition of Chris Lutz Medical, Inc. ("Lutz Medical") during fiscal 1998, Cantel acquired intangible assets consisting primarily of customer lists, intellectual property, a non-compete agreement and goodwill. These intangible assets are being amortized on the straight-line method over the estimated useful lives of the assets ranging from 3-20 years. Amortization expense on intangible assets was $148,000, $167,000 and $68,000 for fiscal 2000, 1999 and 1998, respectively.

    The carrying value of the Company's intangible assets is reviewed if the facts and circumstances suggest that they may be permanently impaired. Such review is based upon the undiscounted expected future operating profit derived from such businesses. In the event such result is less than the carrying value of the intangible assets, the carrying value of the intangible assets is reduced to an amount that reflects the expected future benefit.

EARNINGS PER COMMON SHARE

    Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the year.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Diluted earnings per common share are computed based upon the weighted average number of common shares outstanding during the year plus the dilutive effect of options and warrants using the treasury stock method and the average market price for the year.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", was issued, which is required to be adopted in years beginning after June 15, 2000. Because of the Company's minimal use of hedging activities, management does not anticipate that the adoption of this statement will have a significant effect on the financial position or results of operations of the Company.

3.  COMPREHENSIVE INCOME

    The Company has adopted SFAS No. 130, "REPORTING COMPREHENSIVE INCOME", which establishes standards for the reporting and disclosure of comprehensive income and its components in the financial statements. The adoption of this Statement had no impact on the Company's net income or stockholders' equity. The Company's comprehensive income for the years ended July 31, 2000, 1999 and 1998 are set forth in the following table:

                                                   YEAR ENDED JULY 31,
                                           ------------------------------------
                                              2000         1999         1998
                                           ----------   ----------   ----------
Net income...............................  $2,684,000   $1,369,000   $1,695,000
Other comprehensive income (loss):
  Foreign currency translation
    adjustment...........................     133,000       43,000     (916,000)
                                           ----------   ----------   ----------
Comprehensive income.....................  $2,817,000   $1,412,000   $  779,000
                                           ==========   ==========   ==========

4.  UNUSUAL CHARGES

    During fiscal 1999, the Company discontinued MediVators' medical sharps disposal business, which business had virtually no sales and was not significant to the results of operations for the Company's Infection Control business in fiscal 1999 and 1998. In connection with this discontinued business, the Company wrote-off its remaining net investment in the amount of $467,000, of which $452,000 represented inventories and is included within cost of sales.

    Additionally, the Company incurred costs of $74,000 in fiscal 1999 related to professional fees associated with the termination of a proposed acquisition.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

5.  INVENTORIES

    A summary of inventories is as follows:

                                                              JULY 31,
                                                       -----------------------
                                                          2000         1999
                                                       ----------   ----------
Parts................................................  $1,811,000   $2,112,000
Work-in-process......................................          --       41,000
Finished Goods.......................................   5,181,000    5,328,000
                                                       ----------   ----------
Total................................................  $6,992,000   $7,481,000
                                                       ==========   ==========

6.  DISCONTINUED OPERATIONS

    On October 6, 2000, Carsen closed a transaction under an Asset Purchase Agreement (the "Purchase Agreement") with Olympus America Inc. ("Olympus") pursuant to which Carsen terminated its consumer products business and sold its inventories of Olympus consumer products to Olympus. The transaction had an effective date of July 31, 2000.

    The purchase price for the inventory was approximately $1,026,000, net of adjustments related to estimated warranty claims and promotional program expenses payable to Carsen's customers. Carsen will receive additional consideration from Olympus under the Purchase Agreement, including amounts related to transition services provided by Carsen subsequent to July 31, 2000. Such consideration includes (i) fixed cash amounts aggregating approximately $615,000 and (ii) twelve and one-half percent (12 1/2%) of Olympus' net sales of consumer products in Canada in excess of $8,000,000 during the period from August 1, 2000 through March 31, 2001. Such amounts are payable on various dates through April 30, 2001. Olympus also reimbursed Carsen for certain expenses related to the termination of Carsen's consumer products business.

    The discontinuance of the Consumer Products business has been reflected as a discontinued operation and is presented separately in the Company's Consolidated Financial Statements for the year ended July 31, 2000. The Company's Consolidated Balance Sheet for the year ended July 31, 1999 and the Consolidated Statements of Income and Cash Flows for the years ended July 31, 1999 and 1998 have been restated to conform to the 2000 presentation.

    Operating results of the Consumer Products business are as follows:

                                                  YEAR ENDED JULY 31,
                                         --------------------------------------
                                            2000          1999          1998
                                         -----------   -----------   ----------
Net sales..............................  $15,825,000   $12,557,000   $9,848,000
                                         ===========   ===========   ==========
Pretax operating income (loss).........  $  (164,000)  $  (531,000)  $  106,000
Income tax expense (benefit)...........      (67,000)     (240,000)      49,000
                                         -----------   -----------   ----------
Income (loss) from discontinued
  operations...........................  $   (97,000)  $  (291,000)  $   57,000
                                         ===========   ===========   ==========

    For the year ended July 31, 2000, the loss on disposal of the Consumer Products business was $50,000, consisting of a pretax gain on disposal of $36,000 less related income taxes of $86,000. In determining the loss on disposal, the Company recorded additional consideration expected to be

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

6.  DISCONTINUED OPERATIONS (CONTINUED)
received of $758,000. Additional consideration may be realized based upon future net sales of the former Consumer Products business as stipulated in the Purchase Agreement.

    The components of net assets related to discontinued business in the Consolidated Balance Sheets include the following:

                                                             JULY 31,
                                                     -------------------------
                                                        2000          1999
                                                     -----------   -----------
Trade accounts receivable, net of allowance for
  doubtful accounts of $99,000 in 2000 and $41,000
  in 1999..........................................  $ 2,715,000   $ 1,856,000
Consideration due under Purchase Agreement.........    1,989,000            --
Inventories........................................      235,000     1,490,000
Intangible and other assets........................           --       211,000
Accounts payable...................................   (1,531,000)   (1,257,000)
Accrued expenses...................................     (313,000)      (55,000)
                                                     -----------   -----------
Net assets related to discontinued business........  $ 3,095,000   $ 2,245,000
                                                     ===========   ===========

7.  FINANCING ARRANGEMENTS

    The Company has two credit facilities, a $5,000,000 (United States dollars) revolving credit facility for Carsen expiring on December 31, 2002 and a $1,500,000 revolving credit facility for MediVators expiring on August 1, 2001. Borrowings under the Carsen revolving credit facility are in Canadian dollars and bear interest at rates ranging from lender's Canadian prime rate to .75% above the prime rate, depending upon Carsen's debt to equity ratio. At July 31, 2000, such rate was .25% above the lender's prime rate. Borrowings under the MediVators revolving credit facility bear interest at the lender's prime rate plus 1%. The prime rates associated with the Carsen and MediVators revolving credit facilities were 7.50% and 9.50%, respectively, at July 31, 2000. Each of the credit facilities provides for restrictions on available borrowings based primarily upon percentages of eligible accounts receivable and inventories; requires the subsidiary to meet certain financial covenants; is secured by substantially all assets of the subsidiary; and is guaranteed by Cantel. There were $125,000 and $1,561,000 of borrowings outstanding under these facilities at July 31, 2000 and 1999, respectively.

8.  INCOME TAXES

    Deferred income taxes recorded in the consolidated balance sheets at July 31, 2000 and 1999 include deferred tax assets related to net operating loss carryforwards ("NOLs") of $5,401,000 and $5,746,000, respectively, which have been fully offset by valuation allowances, and deferred tax liabilities of $348,000 and $93,000, respectively. The valuation allowances have been established equal to the full amount of the deferred tax assets, as the Company was not assured at July 31, 2000 and 1999 that it was more likely than not that a benefit will be realized.

    For financial statement and domestic tax reporting purposes, the Company has NOLs of approximately $15,886,000 at July 31, 2000, which expire through July 31, 2015. Of this amount, approximately $1,100,000 represents NOLs accumulated by MediVators prior to the MediVators merger, which may only be used against the future earnings of MediVators and are subject to annual

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

8.  INCOME TAXES (CONTINUED)
limitations due to the ownership change. The NOLs presented are based upon the tax returns as filed and are subject to examination by the Internal Revenue Service.

    The provision (benefit) for income taxes consists of the following:

                                                         YEAR ENDED JULY 31,

---------------------------------------------------------------------
                                        2000                    1999
       1998
                                ---------------------   ---------------------
---------------------
                                 CURRENT     DEFERRED    CURRENT     DEFERRED
CURRENT     DEFERRED
                                ----------   --------   ----------   --------
----------   --------
United States.................  $   74,000    $   --    $   22,000   $    --
$    5,000   $     --
Canada........................   2,008,000     3,000     1,875,000    39,000
1,310,000    (28,000)
                                ----------    ------    ----------   -------
----------   --------
Total.........................  $2,082,000    $3,000    $1,897,000   $39,000
$1,315,000   $(28,000)
                                ==========    ======    ==========   =======
==========   ========

    The components of income (loss) from continuing operations before income taxes are as follows:

                                                   YEAR ENDED JULY 31,
                                           ------------------------------------
                                              2000         1999         1998
                                           ----------   ----------   ----------
United States............................  $  338,000   $ (556,000)  $   79,000
Canada...................................   4,578,000    4,152,000    2,846,000
                                           ----------   ----------   ----------
Total....................................  $4,916,000   $3,596,000   $2,925,000
                                           ==========   ==========   ==========

    The effective tax rate differs from the United States statutory tax rate (34%) due to the following:

                                                   YEAR ENDED JULY 31,
                                           ------------------------------------
                                              2000         1999         1998
                                           ----------   ----------   ----------
Expected statutory tax expense...........  $1,671,000   $1,223,000   $  994,000
Canadian dividend withholding............      50,000       21,000           --
Differential attributable to Canadian
  operations.............................     454,000      502,000      315,000
Utilization of NOLs......................    (100,000)          --      (27,000)
Benefit not recognized on domestic
  operating losses.......................          --      189,000           --
State and local taxes....................      10,000        1,000        5,000
                                           ----------   ----------   ----------
Total....................................  $2,085,000   $1,936,000   $1,287,000
                                           ==========   ==========   ==========

9.  COMMITMENTS AND CONTINGENCIES

DISTRIBUTION AGREEMENTS

    OLYMPUS/CARSEN AGREEMENT

    The majority of Carsen's sales of medical and scientific products have been made pursuant to an agreement (the "Olympus Agreement") with Olympus under which Olympus has granted Carsen the exclusive right to distribute the covered Olympus products in Canada. All products sold by Carsen pursuant to the agreement bear the "Olympus" trademark. The Olympus Agreement, as amended, expires on March 31, 2004. If Carsen fulfills its obligations under the Olympus Agreement, the parties

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

9. COMMITMENTS AND CONTINGENCIES (CONTINUED) will establish new minimum purchase requirements and extend the Olympus Agreement through March 31, 2006.

    During the term of the Olympus Agreement and for one year thereafter, Carsen has agreed that it will not manufacture, distribute, sell or represent for sale in Canada any products which are competitive with the Olympus products covered by the Olympus Agreement.

    The Olympus Agreement imposes minimum purchase obligations on Carsen with respect to each of medical equipment, precision instruments and industrial technology equipment. The aggregate annual minimum purchase obligations for all such products are approximately $13.2 million, $17.0 million, $18.8 million and $21.0 million during the contract years ending March 31, 2001, 2002, 2003 and 2004, respectively.

    Subject to an allowance of a 10% shortfall from the minimum purchase requirements in certain situations, Olympus has the option to terminate or restructure the Olympus Agreement with respect to each product group for which Carsen has failed to meet the minimum purchase requirements. If Carsen fails to meet such requirements for both precision instruments and industrial technology equipment, or for medical equipment, then Olympus has the option to terminate or restructure the entire Olympus Agreement. Olympus may also terminate the Olympus Agreement if Carsen breaches its other obligations under the Olympus Agreement.

    MEDIVATORS/OLYMPUS AGREEMENT

    MediVators has a four year agreement with Olympus (the "MediVators Agreement") which expires on August 1, 2003, under which Olympus is granted the exclusive right to distribute all MediVators' endoscope disinfection equipment and related accessories and supplies in the United States and Puerto Rico. All products sold by Olympus pursuant to this agreement bear both the "Olympus" and "MediVators" trademarks.

    This agreement provides for minimum purchase projections. Failure to achieve the minimum purchase projections in any contract year could give MediVators the option to terminate the agreement. Net sales to Olympus accounted for 15.9%, 12.7% and 15.6% of the Company's net sales in fiscal 2000, 1999 and 1998, respectively.

    Sales to Olympus are recognized on a bill and hold basis based upon the receipt of a written purchase order from Olympus, the completion date specified in the order, the actual completion of the manufacturing process and the invoicing of goods. At July 31, 2000 and 1999, accounts receivable included bill and hold receivables of approximately $897,000 and $314,000, respectively.

FOREIGN EXCHANGE CONTRACTS

    The Company's Canadian subsidiary enters into foreign exchange forward contracts and foreign exchange option contracts to purchase United States dollars to hedge against currency fluctuations affecting purchases of inventories. Total commitments for such foreign currency forward and option contracts amounted to approximately $11,112,000 at July 31, 2000, and cover a portion of Carsen's projected purchases of inventories through July 2001. The fair value of such contracts at July 31, 2000, based upon current market quotes for contracts with similar terms, approximated the carrying value of such contracts.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

9.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASE OBLIGATIONS

    Aggregate future minimum rental commitments at July 31, 2000 under operating leases for property and equipment are as follows:

Year Ending July 31,
2001........................................................  $  410,000
2002........................................................     228,000
2003........................................................     189,000
2004........................................................     165,000
2005........................................................     149,000
Thereafter..................................................          --
                                                              ----------
Total rental commitments....................................  $1,141,000
                                                              ==========

    Rent expense aggregated $429,000, $440,000 and $459,000 for fiscal 2000, 1999 and 1998, respectively, which includes amounts previously allocated to the discontinued operations.

10.  STOCKHOLDERS' EQUITY

    The Company's 1991 Employee Stock Option Plan provides for the granting of options to employees to purchase up to 250,000 shares of the Company's Common Stock through January 2, 2001. Options under this plan are granted at no less than 100% of the market price at the time of the grant, typically become exercisable in four equal annual installments and expire up to a maximum of ten years from the date of the grant. At July 31, 2000, 95,850 shares were available for grant under this plan. No additional options will be granted under the 1991 Employee Stock Option Plan.

    The Company's 1997 Employee Stock Option Plan, as amended, provides for the granting of options to employees to purchase up to 700,000 shares of the Company's Common Stock through October 15, 2007. Options under this plan are granted at no less than 100% of the market price at the time of the grant, typically become exercisable in four equal annual installments and expire up to a maximum of ten years from the date of the grant. At July 31, 2000, 359,250 shares were available for grant under this plan.

    The Company's 1991 Directors' Stock Option Plan provides for the granting of options to directors to purchase up to 200,000 shares of its Common Stock. Options under this plan may be granted to directors only. Under the plan, options to purchase 1,000 shares are granted annually on the last business day of the Company's fiscal year to each member of the Company's Board of Directors. The annual options are exercisable, as to 50% of the number of shares, on the first anniversary of the grant of such options and are exercisable for the balance of such shares on the second anniversary of the grant of such options. On a quarterly basis, options to purchase 500 shares are granted to each member of the Company's Board, except for employees of the Company, in attendance at that quarter's Board of Directors meeting. The quarterly options are exercisable immediately. The exercise price of each option is the fair market value on the date the option is granted, and the options expire ten years from the date of the grant. At July 31, 2000, 16,500 shares were available for grant under this plan. No additional options will be granted under the 1991 Directors' Stock Option Plan.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

10.  STOCKHOLDERS' EQUITY (CONTINUED)
    The Company's 1998 Directors' Stock Option Plan provides for the granting of options to directors to purchase up to 200,000 shares of its Common Stock. Options under this plan may be granted to directors only. Under the plan, options to purchase 1,000 shares are granted annually on the last business day of the Company's fiscal year to each member of the Company's Board of Directors. The annual options are exercisable, as to 50% of the number of shares, on the first anniversary of the grant of such options and are exercisable for the balance of such shares on the second anniversary of the grant of such options. On a quarterly basis, options to purchase 500 shares are granted to each member of the Company's Board, except for employees of the Company, in attendance at that quarter's Board of Directors meeting. The quarterly options are exercisable immediately. The exercise price of each option is the fair market value on the date the option is granted. Options granted prior to July 31, 2000 have a ten year term and options granted on or after July 31, 2000 have a five year term. At July 31, 2000, 182,000 shares were available for grant under this plan.

    The Company also has outstanding non-plan options which have been granted at the market price at the time of grant and expire up to a maximum of ten years from the date of grant, and options granted by MediVators prior to the Merger under the MediVators 1991 Stock Option Plan which became fully exercisable as the result of the Merger. No additional options will be granted under the MediVators Stock Option Plan.

    In accordance with the provisions of SFAS No. 123, the Company has elected to follow APB Opinion 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, income and diluted earnings per share from continuing operations would have been $2,458,000 and $0.55, respectively, for fiscal 2000, $1,288,000 and $0.28, respectively, for fiscal 1999 and $1,282,000 and $0.29, respectively, for fiscal 1998. The pro forma effect on net income from continuing operations for these years may not be representative of the pro forma effect on net income from continuing operations in future years because it does not take into consideration pro forma compensation expense related to grants made prior to fiscal 1996.

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model with the following assumptions: expected dividend yield of 0%; expected stock price volatility ranging from .31 to .52; risk-free interest rate at date of grant ranging from 5.61% to 6.19%; and expected weighted average option lives of 1-10 years. Additionally, all options were considered to be non-deductible for tax purposes in the valuation model. The weighted average fair value of options granted in fiscal 2000, 1999 and 1998 was $2.65, $2.76 and $2.97 per share, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility and the expected life. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

10.  STOCKHOLDERS' EQUITY (CONTINUED)
    A summary of stock option activity follows:

                                                                      WEIGHTED
                                                        NUMBER        AVERAGE
                                                       OF SHARES   EXERCISE
PRICE
                                                       ---------
--------------
Outstanding at July 31, 1997.........................    613,696        $4.77
  Granted............................................    148,500         6.81
  Canceled...........................................    (45,191)        6.65
  Exercised..........................................    (21,842)        6.07
                                                       ---------
Outstanding at July 31, 1998.........................    695,163         5.03
  Granted............................................    305,000         6.36
  Canceled...........................................    (88,944)        6.20
  Exercised..........................................   (158,064)        2.23
                                                       ---------
Outstanding at July 31, 1999.........................    753,155         6.02
  Granted............................................    146,500         5.48
  Canceled...........................................    (52,595)        6.07
  Exercised..........................................    (79,275)        2.59
                                                       ---------
Outstanding at July 31, 2000.........................    767,785        $6.27
                                                       =========
Exercisable at July 31, 1998.........................    496,498        $4.20
                                                       =========
Exercisable at July 31, 1999.........................    426,365        $5.63
                                                       =========
Exercisable at July 31, 2000.........................    449,827        $6.52
                                                       =========

    The following table summarizes additional information related to stock options outstanding at July 31, 2000:

                                       OPTIONS OUTSTANDING
OPTIONS EXERCISABLE
                           --------------------------------------------
-------------------------
                                                WEIGHTED
                                                AVERAGE        WEIGHTED
          WEIGHTED
                               NUMBER          REMAINING       AVERAGE
NUMBER       AVERAGE
                           OUTSTANDING AT   CONTRACTUAL LIFE   EXERCISE
EXERCISABLE AT   EXERCISE
RANGE OF EXERCISE PRICES   JULY 31, 2000        (MONTHS)        PRICE     JULY
31, 2000     PRICE
------------------------   --------------   ----------------   --------
--------------   --------
  $1.75 - $4.00                 50,000             17           $2.69
50,000       $2.69
  $4.25 - $6.8125              426,557             67           $5.69
153,848       $5.81
  $7.00 - $10.25               291,228             62           $7.72
245,979       $7.74
                               -------
-------
  $1.75 - $10.25               767,785             62           $6.27
449,827       $6.52
                               =======
=======

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

11.  NET INCOME PER COMMON SHARE

    The following table sets forth the computation of basic and diluted earnings per share:

                                                                   YEAR ENDED
JULY 31,

------------------------------------
                                                              2000         1999
       1998
                                                           ----------
----------   ----------
Numerator for basic and diluted earnings per share:
  Income from continuing operations......................  $2,831,000
$1,660,000   $1,638,000
  Losses from discontinued operations....................    (147,000)
(291,000)      57,000
                                                           ----------
----------   ----------
  Net income.............................................  $2,684,000
$1,369,000   $1,695,000
                                                           ==========
==========   ==========
Denominator for basic and diluted earnings per share:
  Denominator for basic earnings per share--weighted
    average number of shares outstanding.................   4,411,805
4,394,406    4,240,023
  Dilutive effect of options and warrants using the
    treasury stock method and the average market price
    for the year.........................................      67,676
196,934      243,862
                                                           ----------
----------   ----------
  Denominator for diluted earnings per share--weighted
    average number of shares and common stock
    equivalents..........................................   4,479,481
4,591,340    4,483,885
                                                           ==========
==========   ==========
Basic earnings per share:
  Continuing operations..................................  $     0.64   $
0.38   $     0.39
  Discontinued operations................................       (0.03)
(0.07)        0.01
                                                           ----------
----------   ----------
  Net income.............................................  $     0.61   $
0.31   $     0.40
                                                           ==========
==========   ==========
Diluted earnings per share:
  Continuing operations..................................  $     0.63   $
0.36   $     0.37
  Discontinued operations................................       (0.03)
(0.06)        0.01
                                                           ----------
----------   ----------
  Net income.............................................  $     0.60   $
0.30   $     0.38
                                                           ==========
==========   ==========

    In fiscal 1999, the charge of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business, as discussed in note 4 to the Consolidated Financial Statements, reduced basic and diluted earnings per share from continuing operations by $0.10. Without this charge, basic and diluted earnings per share from continuing operations for fiscal 1999, as adjusted, would have been $0.48 and $0.46, respectively.

12.  RETIREMENT PLANS

    The Company has a 401(k) Savings and Retirement Plan (which commenced during fiscal 1998) for the benefit of eligible United States employees. Contributions by the Company are both discretionary and non-discretionary and are limited in any year to the amount allowable by the Internal Revenue Service.

    Carsen has a profit-sharing plan for the benefit of eligible employees. Contributions by Carsen are discretionary and aggregate contributions are limited in any year to the amount allowable as a deduction in computing taxable income.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

12.  RETIREMENT PLANS (CONTINUED)
    Aggregate contributions under these plans were $181,000, $108,000 and $90,000 for fiscal 2000, 1999 and 1998, respectively.

13.  SUPPLEMENTAL INCOME STATEMENT AND CASH FLOW INFORMATION

    Advertising costs charged to expenses were $13,000, $63,000 and $27,000 for fiscal 2000, 1999 and 1998, respectively.

    Interest paid was $228,000, $280,000 and $189,000 for fiscal 2000, 1999 and
1998, respectively.

    Income tax payments, which related principally to the Company's Canadian subsidiary, were $2,082,000, $1,319,000 and $1,798,000 for fiscal 2000, 1999 and
1998, respectively.

    During fiscal 1998, 180,690 shares of Common Stock valued at $1,310,000 were issued as part of the consideration paid for the Lutz Medical acquisition.

14. INFORMATION AS TO OPERATIONS IN DIFFERENT INDUSTRIES AND FOREIGN AND DOMESTIC OPERATIONS

    Cantel is a healthcare company concentrating primarily in infection prevention and control products and diagnostic and therapeutic medical equipment. Through its United States subsidiary, Cantel serves customers worldwide by designing, developing, manufacturing, marketing and distributing innovative products for the infection prevention and control industry. Through its Canadian subsidiary, Cantel markets and distributes medical equipment (including flexible and rigid endoscopes), precision instruments, (including microscopes and high performance image analysis hardware) and industrial equipment (including remote visual inspection devices). Cantel's subsidiaries also provide technical maintenance services for their own products, as well as for certain competitors' products.

    The medical, infection prevention and control and scientific products distributed by the Company consist of diagnostic and therapeutic medical equipment, including flexible and rigid endoscopes, endoscope disinfection equipment, surgical equipment and related accessories that are sold to hospitals; precision instruments, including microscopes and high performance image analysis hardware and related accessories that are sold to educational institutions, hospitals and government and industrial laboratories; and industrial technology equipment, including borescopes, fiberscopes and video image scopes that are sold primarily to large industrial companies.

    In accordance with SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION", the Company has determined its reportable business segments based upon an assessment of product types, organizational structure, customers and internally prepared financial statements. The primary factors used by management in analyzing segment performance are net sales and operating income.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

14. INFORMATION AS TO OPERATIONS IN DIFFERENT INDUSTRIES AND FOREIGN AND DOMESTIC OPERATIONS (CONTINUED)
    (a) Information as to operating segments is summarized below:

                                                                  YEAR ENDED
JULY 31,

---------------------------------------
                                                           2000          1999
      1998
                                                        -----------
-----------   -----------
Net sales from continuing operations:
  Medical Products....................................  $17,114,000
$16,887,000   $12,679,000
  Infection Control Products..........................   10,940,000
9,334,000     8,086,000
  Scientific Products.................................    8,231,000
6,868,000     5,957,000
  Product Service.....................................    5,463,000
5,223,000     3,879,000
  Elimination of intercompany sales of Infection
    Control Products..................................     (760,000)
(767,000)     (440,000)
                                                        -----------
-----------   -----------
Total.................................................  $40,988,000
$37,545,000   $30,161,000
                                                        ===========
===========   ===========
Operating income from continuing operations:
  Medical Products....................................  $ 2,909,000   $
3,038,000   $ 1,972,000
  Infection Control Products(1).......................    1,599,000
412,000       707,000
  Scientific Products.................................      531,000
231,000       317,000
  Product Service.....................................    1,878,000
1,600,000     1,173,000
  Elimination of intercompany operating loss (income)
    of Infection Control Products.....................        1,000
(25,000)        2,000
                                                        -----------
-----------   -----------
                                                          6,918,000
5,256,000     4,171,000
General corporate expenses............................   (1,777,000)
(1,389,000)   (1,067,000)
Interest expense......................................     (225,000)
(271,000)     (179,000)
                                                        -----------
-----------   -----------
Income from continuing operations before income
  taxes(1) ...........................................  $ 4,916,000   $
3,596,000   $ 2,925,000
                                                        ===========
===========   ===========

------------------------

(1) Includes for fiscal 1999 costs of $467,000 associated with the discontinuance of MediVators' medical sharps disposal business. Without this write-off, fiscal 1999 operating income for Infection Control Products would have been $879,000 and income from continuing operations before income taxes would have been $4,063,000.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

14. INFORMATION AS TO OPERATIONS IN DIFFERENT INDUSTRIES AND FOREIGN AND DOMESTIC OPERATIONS (CONTINUED)

                                                                  YEAR ENDED
JULY 31,

---------------------------------------
                                                           2000          1999
      1998
                                                        -----------
-----------   -----------
Identifiable assets:
  Medical Products....................................  $ 7,830,000   $
8,637,000   $ 6,940,000
  Infection Control Products..........................    4,732,000
5,317,000     5,572,000
  Scientific Products.................................    5,226,000
4,865,000     4,154,000
  Product Service.....................................    1,825,000
1,819,000     1,458,000
  General corporate...................................    2,247,000
843,000       837,000
                                                        -----------
-----------   -----------
    Continuing operations.............................   21,860,000
21,481,000    18,961,000
  Discontinued operations(1)..........................    3,095,000
2,245,000     2,514,000
                                                        -----------
-----------   -----------
Total.................................................  $24,955,000
$23,726,000   $21,475,000
                                                        ===========
===========   ===========
Capital expenditures:
  Medical Products....................................  $    83,000   $
122,000   $   109,000
  Infection Control Products..........................      135,000
66,000        63,000
  Scientific Products.................................       41,000
49,000        82,000
  Product Service.....................................       25,000
35,000        34,000
  General corporate...................................       36,000
--         1,000
                                                        -----------
-----------   -----------
    Continuing operations.............................      320,000
272,000       289,000
  Discontinued operations.............................       76,000
90,000        85,000
                                                        -----------
-----------   -----------
Total.................................................  $   396,000   $
362,000   $   374,000
                                                        ===========
===========   ===========
Depreciation and amortization:
  Medical Products....................................  $   100,000   $
85,000   $    66,000
  Infection Control Products..........................      286,000
265,000       131,000
  Scientific Products.................................       40,000
41,000        58,000
  Product Service.....................................       32,000
24,000        20,000
  General corporate...................................        5,000
4,000         5,000
                                                        -----------
-----------   -----------
    Continuing operations.............................      463,000
419,000       280,000
  Discontinued operations.............................       87,000
63,000        52,000
                                                        -----------
-----------   -----------
Total.................................................  $   550,000   $
482,000   $   332,000
                                                        ===========
===========   ===========

------------------------

(1) The amounts for fiscal 1999 and 1998 are shown net of current liabilities in order to conform to the fiscal 2000 balance sheet presentation.

                              CANTEL MEDICAL CORP.

                    YEARS ENDED JULY 31, 2000, 1999 AND 1998

14. INFORMATION AS TO OPERATIONS IN DIFFERENT INDUSTRIES AND FOREIGN AND DOMESTIC OPERATIONS (CONTINUED)
    (b) Information as to geographic areas is summarized below:

                                                                  YEAR ENDED
JULY 31,

---------------------------------------
                                                           2000          1999
      1998
                                                        -----------
-----------   -----------
Net sales from continuing operations:
  United States.......................................  $10,543,000   $
8,994,000   $ 8,106,000
  Canada..............................................   30,445,000
28,551,000    22,055,000
                                                        -----------
-----------   -----------
Total.................................................  $40,988,000
$37,545,000   $30,161,000
                                                        ===========
===========   ===========

Operating income from continuing operations:
  United States.......................................  $ 1,779,000   $
484,000   $   768,000
  Canada..............................................    5,139,000
4,772,000     3,403,000
                                                        -----------
-----------   -----------
Total.................................................  $ 6,918,000   $
5,256,000   $ 4,171,000
                                                        ===========
===========   ===========
Total assets:
  United States.......................................  $ 5,696,000   $
5,573,000   $ 6,143,000
  Canada(1) ..........................................   19,259,000
18,153,000    15,332,000
                                                        -----------
-----------   -----------
Total.................................................  $24,955,000
$23,726,000   $21,475,000
                                                        ===========
===========   ===========

------------------------

(1) The amounts for fiscal 1999 and 1998 are shown net of current liabilities in order to conform to the fiscal 2000 balance sheet presentation.

                              CANTEL MEDICAL CORP.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

COLUMN A                                               COLUMN B    COLUMN C
COLUMN D     COLUMN E
--------                                              ----------   ---------
------------   ---------
                                                      BALANCE AT
              BALANCE
                                                      BEGINNING
DEDUCTIONS    AT END OF
                                                      OF PERIOD    ADDITIONS
(RECOVERIES)    PERIOD
                                                      ----------   ---------
------------   ---------
Allowance for doubtful accounts:
  Continuing operations:
    Year ended July 31, 2000........................   $40,000      $39,000
 $13,000      $66,000
                                                       =======      =======
 =======      =======
    Year ended July 31, 1999........................   $40,000      $49,000
 $49,000      $40,000
                                                       =======      =======
 =======      =======
    Year ended July 31, 1998........................   $65,000      $23,000
 $48,000      $40,000
                                                       =======      =======
 =======      =======
  Discontinued operations:
    Year ended July 31, 2000........................   $41,000      $81,000
 $23,000      $99,000
                                                       =======      =======
 =======      =======
    Year ended July 31, 1999........................   $22,000      $12,000
 $(7,000)     $41,000
                                                       =======      =======
 =======      =======
    Year ended July 31, 1998........................   $17,000      $19,000
 $14,000      $22,000
                                                       =======      =======
 =======      =======

                                                                         ANNEX H

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                 FOR THE QUARTERLY PERIOD ENDED APRIL 30, 2001.

                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________.

                         COMMISSION FILE NUMBER: 0-6132

                            ------------------------

                              CANTEL MEDICAL CORP.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      22-1760285
       (State or other jurisdiction of                       (I.R.S. employer
       incorporation or organization)                       identification no.)

  150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY                         07424
  (Address of principal executive offices)                      (Zip code)

               Registrant's telephone number, including area code
                                 (973) 890-7220

                            ------------------------

    Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for the past 90 days. Yes /X/ No / /

    Number of shares of Common Stock outstanding as of June 8, 2001: 4,552,901.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PART I - FINANCIAL INFORMATION

                              CANTEL MEDICAL CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                              APRIL 30,    JULY
31,
                                                                 2001
2000
                                                              ----------
---------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $ 3,817     $
2,169
  Available-for-sale securities.............................        897
--
  Accounts receivable, net..................................      8,922
8,970
  Inventories...............................................      8,769
6,992
  Net assets related to discontinued business...............         --
3,095
  Prepaid expenses and other current assets.................        559
475
                                                                -------
-------
Total current assets........................................     22,964
21,701

Property and equipment, net.................................        911
901
Intangible assets, net......................................      1,236
1,345
Other assets................................................      2,095
1,008
                                                                -------
-------
                                                                $27,206
$24,955
                                                                =======
=======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 2,889     $
5,054
  Compensation payable......................................        931
943
  Other accrued expenses....................................      1,895
979
  Income taxes..............................................      1,317
594
                                                                -------
-------
Total current liabilities...................................      7,032
7,570

Long-term debt..............................................         --
125
Deferred income taxes.......................................         94
97

Stockholders' equity:
  Preferred Stock, par value $1.00 per share; authorized
    1,000,000 shares; none issued...........................         --
--
  Common Stock, $.10 par value; authorized 12,000,000
    shares; April 30--4,657,655 shares issued and 4,483,772
    shares outstanding; July 31--4,597,220 shares issued
    and 4,438,381 shares outstanding........................        466
460
  Additional capital........................................     19,887
19,502
  Retained earnings.........................................      3,099
96
  Accumulated other comprehensive income:
    Unrealized gain on securities...........................        172
--
    Unrealized gain on currency hedging.....................         51
--
    Cumulative foreign currency translation adjustment......     (2,575)
(2,097)
  Treasury Stock, at cost; April 30--173,883 shares;
    July 31--158,839 shares.................................     (1,020)
(798)
                                                                -------
-------
Total stockholders' equity..................................     20,080
17,163
                                                                -------
-------
                                                                $27,206
$24,955
                                                                =======
=======

                            See accompanying notes.

                              CANTEL MEDICAL CORP.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
NINE MONTHS ENDED
                                                               APRIL 30,
    APRIL 30,
                                                          -------------------
-------------------
                                                            2001       2000
 2001       2000
                                                          --------   --------
--------   --------
Net sales:
  Product sales.........................................  $11,373    $ 9,178
$29,460    $24,876
  Product service.......................................    1,548      1,470
 4,659      4,101
                                                          -------    -------
-------    -------
Total net sales.........................................   12,921     10,648
34,119     28,977
                                                          -------    -------
-------    -------
Cost of sales:
  Product sales.........................................    7,086      5,583
17,712     15,440
  Product service.......................................      845        825
 2,435      2,265
                                                          -------    -------
-------    -------
Total cost of sales.....................................    7,931      6,408
20,147     17,705
                                                          -------    -------
-------    -------
Gross profit............................................    4,990      4,240
13,972     11,272

Expenses:
  Shipping and warehouse................................      158         95
   445        364
  Selling...............................................    1,410      1,344
 4,142      3,745
  General and administrative............................    1,340      1,222
 3,948      3,308
  Research and development..............................      248        193
   703        554
                                                          -------    -------
-------    -------
Total operating expenses................................    3,156      2,854
 9,238      7,971
                                                          -------    -------
-------    -------
Income from continuing operations before interest, other
  income and income taxes...............................    1,834      1,386
 4,734      3,301
Interest (income) expense, net..........................       (1)        63
    (7)       194
Other income............................................       --         --
    (7)        --
                                                          -------    -------
-------    -------
Income from continuing operations before income taxes...    1,835      1,323
 4,748      3,107
Income taxes............................................      694        644
 1,970      1,420
                                                          -------    -------
-------    -------
Income from continuing operations.......................    1,141        679
 2,778      1,687
Gain on disposal of discontinued operations.............      225         --
   225         --
Loss from discontinued operations.......................       --       (103)
    --        (33)
                                                          -------    -------
-------    -------
Net income..............................................  $ 1,366    $   576
$ 3,003    $ 1,654
                                                          =======    =======
=======    =======
Earnings (loss) per common share:
  Basic:
    Continuing operations...............................  $  0.26    $  0.15
$  0.62    $  0.38
    Discontinued operations.............................     0.05      (0.02)
  0.05      (0.01)
                                                          -------    -------
-------    -------
  Net income............................................  $  0.31    $  0.13
$  0.67    $  0.37
                                                          =======    =======
=======    =======
  Diluted:
    Continuing operations...............................  $  0.23    $  0.15
$  0.58    $  0.38
    Discontinued operations.............................     0.05      (0.02)
  0.05      (0.01)
                                                          -------    -------
-------    -------
  Net income............................................  $  0.28    $  0.13
$  0.63    $  0.37
                                                          =======    =======
=======    =======

                            See accompanying notes.

                              CANTEL MEDICAL CORP.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                               NINE MONTHS ENDED
                                                                   APRIL 30,

-------------------
                                                                2001       2000
                                                              --------
--------
CASH FLOWS FROM OPERATING ACTIVITIES
Income from continuing operations...........................  $ 2,778    $
1,687
Adjustments to reconcile income from continuing operations
  to net cash provided by operating activities:
  Income (loss) from discontinued operations................      225
(33)
  Depreciation and amortization of continuing operations....      416
341
  Depreciation and amortization of discontinued
    operations..............................................       --
57
  Changes in assets and liabilities:
    Accounts receivable.....................................     (189)
527
    Inventories.............................................   (1,993)
(670)
    Prepaid expenses and other current assets...............       11
114
      Accounts payable and accrued expenses.................   (1,941)
(1,101)
      Income taxes..........................................      700
(91)
                                                              --------
--------
Net cash provided by operating activities...................        7
831
                                                              --------
--------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................     (335)
(332)
Purchases of available-for-sale securities..................     (725)
--
Cash provided by (used in) discontinued operations..........      814
(1,517)
Proceeds from transfer of discontinued operations...........    2,350
--
Other, net..................................................     (507)
(33)
                                                              --------
--------
Net cash provided by (used in) investing activities.........    1,597
(1,882)
                                                              --------
--------
CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings under credit facilities.........     (125)
1,190
Proceeds from exercise of stock options.....................      169
8
Purchases of Treasury Stock.................................       --
(208)
                                                              --------
--------
Net cash provided by financing activities...................       44
990
                                                              --------
--------
Increase (decrease) in cash and cash equivalents............    1,648
(61)
Cash and cash equivalents at beginning of period............    2,169
534
                                                              --------
--------
Cash and cash equivalents at end of period..................  $ 3,817    $
473
                                                              ========
========

                            See accompanying notes.

                              CANTEL MEDICAL CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

    The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the requirements of Form 10-Q and Rule 10.01 of Regulation S-X. Accordingly, they do not include certain information and note disclosures required by generally accepted accounting principles for annual financial reporting and should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report of Cantel Medical Corp. (the "Company" or "Cantel") on Form 10-K for the fiscal year ended July 31, 2000, and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein. Cantel has two wholly-owned operating subsidiaries, Carsen Group Inc. ("Carsen"), its Canadian subsidiary, and MediVators, Inc. ("MediVators"), its United States subsidiary.

    The unaudited interim financial statements reflect all adjustments which management considers necessary for a fair presentation of the results of operations for these periods. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

    The condensed consolidated balance sheet at July 31, 2000 was derived from the audited consolidated balance sheet of the Company at that date.

NOTE 2.  COMPREHENSIVE INCOME

    The Company has adopted Statement of Financial Accounting Standards No. 130, "REPORTING COMPREHENSIVE INCOME," which establishes standards for the reporting and disclosure of comprehensive income and its components in the financial statements. The adoption of this Statement had no impact on the Company's net income and an insignificant impact on stockholders' equity. The Company's comprehensive income for the three and nine months ended April 30, 2001 and 2000 are set forth in the following table:

                                                   THREE MONTHS ENDED
NINE MONTHS ENDED
                                                       APRIL 30,
APRIL 30,
                                                 ----------------------
-----------------------
                                                    2001        2000
2001         2000
                                                 ----------   ---------
----------   ----------
Net income.....................................  $1,366,000   $ 576,000
$3,003,000   $1,654,000
Other comprehensive income (loss):
  Unrealized gain on securities................     101,000          --
172,000           --
  Unrealized gain (loss) on currency hedging...      18,000          --
(56,000)          --
  Foreign currency translation.................    (381,000)   (322,000)
(478,000)     183,000
                                                 ----------   ---------
----------   ----------
Comprehensive income...........................  $1,104,000   $ 254,000
$2,641,000   $1,837,000
                                                 ==========   =========
==========   ==========

NOTE 3.  HEDGING ACTIVITIES

    Effective August 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, as amended, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS No. 133"). SFAS No. 133 requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not designated as hedges must be adjusted to fair value through earnings. If the derivative is designated as a hedge, depending on the nature of the hedge, changes in the fair value of the derivatives will either be offset against the change in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged

                              CANTEL MEDICAL CORP.

                                  (UNAUDITED)

NOTE 3.  HEDGING ACTIVITIES (CONTINUED)
item is recognized in earnings. The ineffective portion of the change in fair value of a derivative that is designated as a hedge will be immediately recognized in earnings.

    The Company's Canadian subsidiary purchases and pays for a substantial portion of its products in United States dollars and is therefore exposed to fluctuations in the rates of exchange between the United States dollar and Canadian dollar. In order to hedge against the impact of such currency fluctuations on the purchases of inventories, Carsen enters into foreign currency forward contracts on firm purchases of such inventories in United States dollars. Total commitments for such foreign currency forward contracts amounted to $2,500,000 (United States dollars) at April 30, 2001 and cover a portion of Carsen's projected purchases of inventories through July 2001. These foreign currency forward contracts are designated as hedges, and therefore recognition of gains and losses is deferred within other comprehensive income until settlement of the underlying commitments. Realized gains and losses are recorded within cost of sales upon settlement. The Company does not hold any derivative financial instruments for speculative or trading purposes.

    The adoption of SFAS No. 133 on August 1, 2000 did not have a material impact on operations; however, it resulted in a $107,000 gain being recorded in other comprehensive income. Additionally, the fair value of the Company's derivatives was $51,000 at April 30, 2001, which resulted in the recording of an unrealized loss of $56,000 during the nine months ended April 30, 2001. The entire April 30, 2001 deferred gain of $51,000 will be recognized in earnings during fiscal 2001.

NOTE 4.  DISCONTINUED OPERATIONS

    On October 6, 2000, Carsen consummated a transaction under an Asset Purchase Agreement with Olympus America Inc. ("Olympus") pursuant to which Carsen terminated its consumer products business and sold its inventories of Olympus consumer products to Olympus. The transaction had an effective date of July 31, 2000.

    The purchase price for the inventory was $1,026,000, net of adjustments related to estimated warranty claims and promotional program expenses payable to Carsen's customers. During the nine months ended April 30, 2001, Carsen also received additional consideration from Olympus under the Purchase Agreement, including amounts related to transition services provided by Carsen subsequent to July 31, 2000. Such consideration included (i) fixed cash amounts aggregating approximately $615,000 and (ii) twelve and one-half percent (12 1/2%) of Olympus' net sales of consumer products in Canada in excess of $8,000,000 during the period from August 1, 2000 through March 31, 2001 aggregating approximately $619,000. Olympus also reimbursed Carsen for certain expenses related to the termination of Carsen's consumer products business. No additional amounts are due from Olympus subsequent to April 30, 2001.

    The discontinuance of the Consumer Products business has been reflected as a discontinued operation and is presented separately in the Company's Condensed Consolidated Financial Statements. The Company's Condensed Consolidated Statements of Income for the three and nine months ended April 30, 2000 and Condensed Consolidated Statement of Cash Flows for the nine months ended
April 30, 2000 have been restated to conform to the current year's presentation. For the three and nine months ended April 30, 2001, the gain on disposal of discontinued operations consisted of a pretax gain of $380,000 less related income taxes of $155,000. For the three months ended April 30, 2000, the loss

                              CANTEL MEDICAL CORP.

                                  (UNAUDITED)

NOTE 4.  DISCONTINUED OPERATIONS (CONTINUED)
from discontinued operations consisted of a pretax loss of $184,000 less a related income tax benefit of $81,000. For the nine months ended April 30, 2000, the loss from discontinued operations consisted of a pretax loss of $59,000 less a related income tax benefit of $26,000.

    The components of net assets related to discontinued business in the Condensed Consolidated Balance Sheets and the activity during the nine months ended April 30, 2001 are set forth below:

                                    JULY 31,     CASH RECEIVED      OTHER
GAIN (LOSS)   APRIL 30,
                                      2000       FROM OLYMPUS    SETTLEMENTS
ON DISPOSAL      2001
                                   -----------   -------------   -----------
-----------   ----------
Trade accounts receivable, net of
  allowance for doubtful accounts
  of $99,000 at July 31..........  $ 3,047,000    $        --    $(3,132,000)
$  85,000    $      --
Consideration due under Purchase
  Agreement......................    1,989,000     (2,350,000)        13,000
 348,000           --
Inventories......................      235,000             --        (84,000)
(151,000)          --
Accounts payable.................   (1,531,000)            --      1,531,000
      --           --
Accrued expenses:
  Customer promotions............     (332,000)            --        198,000
 105,000      (29,000)
  Compensation and other.........     (313,000)            --        219,000
  (7,000)    (101,000)
                                   -----------    -----------    -----------
---------    ---------
Net assets related to
  discontinued business..........  $ 3,095,000    $(2,350,000)   $(1,255,000)
$ 380,000    $(130,000)
                                   ===========    ===========    ===========
=========    =========

NOTE 5.  EARNINGS PER COMMON SHARE

    Basic earnings per common share are computed based upon the weighted average number of common shares outstanding during the period.

    Diluted earnings per common share are computed based upon the weighted average number of common shares outstanding during the period plus the dilutive effect of common stock equivalents using the treasury stock method and the average market price for the period.

                              CANTEL MEDICAL CORP.

                                  (UNAUDITED)

NOTE 5.  EARNINGS PER COMMON SHARE (CONTINUED)
    The following table sets forth the computation of basic and diluted earnings per common share:

                                                  THREE MONTHS ENDED
NINE MONTHS ENDED
                                                       APRIL 30,
APRIL 30,
                                                -----------------------
-----------------------
                                                   2001         2000
2001         2000
                                                ----------   ----------
----------   ----------
Numerator for basic and diluted earnings
  (loss) per common share:
  Income from continuing operations...........  $1,141,000   $  679,000
$2,778,000   $1,687,000
  Income (loss) from discontinued
    operations................................     225,000     (103,000)
225,000      (33,000)
                                                ----------   ----------
----------   ----------
  Net income..................................  $1,366,000   $  576,000
$3,003,000   $1,654,000
                                                ==========   ==========
==========   ==========
Denominator for basic and diluted earnings
  (loss) per common share:
  Denominator for basic earnings per common
    share--weighted average number of shares
    outstanding...............................   4,470,003    4,403,964
4,451,444    4,411,171
  Dilutive effect of common stock equivalents
    using the treasury stock method and the
    average market price for the period.......     472,686       70,635
350,108       62,600
                                                ----------   ----------
----------   ----------
  Denominator for diluted earnings per common
    share--weighted average number of shares
    outstanding and common stock
    equivalents...............................   4,942,689    4,474,599
4,801,552    4,473,771
                                                ==========   ==========
==========   ==========
Basic earnings (loss) per common share:
  Continuing operations.......................  $     0.26   $     0.15   $
0.62   $     0.38
  Discontinued operations.....................        0.05        (0.02)
0.05        (0.01)
                                                ----------   ----------
----------   ----------
  Net income..................................  $     0.31   $     0.13   $
0.67   $     0.37
                                                ==========   ==========
==========   ==========
Diluted earnings (loss) per common share:
  Continuing operations.......................  $     0.23   $     0.15   $
0.58   $     0.38
  Discontinued operations.....................        0.05        (0.02)
0.05        (0.01)
                                                ----------   ----------
----------   ----------
  Net income..................................  $     0.28   $     0.13   $
0.63   $     0.37
                                                ==========   ==========
==========   ==========

NOTE 6.  FINANCING ARRANGEMENTS

    On February 23, 2001, the Company entered into a credit facility with a United States bank and a Canadian bank which provides for i) a $2,500,000 revolving credit facility for Cantel and MediVators (the "U.S. Borrowers") (the "U.S. Revolving Credit Facility") and ii) a $5,000,000 (United States dollars) revolving credit facility for Carsen (the "Canadian Borrower") (the "Canadian Revolving Credit Facility"), both of which revolving credit facilities expire on February 22, 2004, and iii) a $12,500,000 acquisition facility available to the U.S. Borrowers for permitted acquisitions in the United States through February 22, 2003 (the "Acquisition Facility"). Borrowings under the U.S. Revolving Credit Facility and the Acquisition Facility will bear interest at rates ranging from .25% to .75% above the United States lender's base rate, or at rates ranging from 2% to 3% above the London Interbank

                              CANTEL MEDICAL CORP.

                                  (UNAUDITED)

NOTE 6.  FINANCING ARRANGEMENTS (CONTINUED)
Offered Rate ("LIBOR"), depending upon the U.S. Borrowers' ratio of debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). Borrowings under the Canadian Revolving Credit Facility may be in either Canadian dollars or United States dollars and will bear interest at rates ranging from .25% to .75% above the Canadian lender's base rate, or at rates ranging from 2% to 3% above the LIBOR rate, depending upon the Canadian Borrower's ratio of debt to EBITDA. The base rates associated with the United States lender and the Canadian lender were 7.00% and 6.25%, respectively, at June 8, 2001. Each of the credit facilities provides for available borrowings based upon percentages of eligible accounts receivable and inventories; requires the respective borrower to meet certain financial covenants; and is secured by substantially all assets of the respective borrower. In addition, the U.S. Revolving Credit Facility is secured by the pledge of all of the outstanding shares of MediVators stock owned by Cantel and the Canadian Revolving Credit Facility is secured by substantially all assets (including the pledge of 65% of the outstanding shares of Carsen stock owned by Cantel) of, and is guaranteed by, the U.S. Borrowers.

NOTE 7.  INCOME TAXES

    Income taxes consist primarily of taxes imposed on the Company's Canadian operations. The effective tax rate on Canadian operations was 42.9% and 44.2% for the nine months ended April 30, 2001 and 2000, respectively. For the nine months ended April 30, 2001, the consolidated effective tax rate was lower than the Canadian effective tax rate due to the fact that income generated by the United States operations is substantially offset by tax benefits resulting from the utilization of net operating loss carryforwards for Federal purposes. For the nine months ended April 30, 2000, the consolidated effective tax rate was higher than the Canadian effective tax rate due to the fact that losses generated by the United States operations could not be used to offset income generated by the Canadian operations.

NOTE 8.  SUBSEQUENT EVENT--PROPOSED ACQUISITION OF MINNTECH CORPORATION

    On May 31, 2001, the Company entered into a definitive merger agreement under which the Company will acquire Minntech Corporation ("Minntech"), a public company based in Minneapolis, Minnesota. Under the terms of the definitive merger agreement, each share of Minntech will be converted into the right to receive $10.50, consisting of $6.25 in cash, and a fraction of a share of common stock of Cantel having a value of $4.25 (based on the average closing price of Cantel stock during a defined period ending shortly before the merger, and further subject to certain collar provisions fixing the number of shares of Cantel common stock to be issued if the average closing price of Cantel stock is less than $15.00 or exceeds $28.89). The total consideration for the proposed transaction is approximately $70 million.

    Cantel has received a bank commitment, subject to certain conditions, to provide a new credit facility to fund the financed portion of the cash consideration to be paid in the merger as well as to replace the Company's existing working capital credit facilities. With respect to the stock portion of the consideration, the number of shares to be issued by Cantel will range from approximately 967,000 to 1,863,000 shares, depending on Cantel's average closing price during the specified period preceding the merger. The transaction will be taxable to the shareholders of Minntech and accounted for as a purchase.

NOTE 8.  SUBSEQUENT EVENT--PROPOSED ACQUISITION OF MINNTECH CORPORATION
(CONTINUED)
    The transaction is subject to customary closing conditions, including the approval of the shareholders of each of Minntech and Cantel. Under the merger agreement, Minntech has the right to terminate the agreement if the average closing price of Cantel stock during a defined period ending shortly before the merger is below $13.24, unless Cantel elects to provide to Minntech shareholders additional consideration, in cash or Cantel shares, at Cantel's option, such that the total consideration is no less than $10.00 for each Minntech share. No assurance can be given that such conditions will be satisfied or that the merger will be consummated.

    Minntech is a leader in the development, manufacturing, and marketing of disinfection/ reprocessing systems for renal dialysis as well as filtration and separation and other products for medical and non-medical applications. The products are available through Minntech's distribution network in the United States and in many international markets.

    In connection with this transaction, a Form 8-K was filed by the Company with the Securities and Exchange Commission ("SEC") on May 31, 2001, and a joint proxy statement/prospectus will be filed with the SEC prior to the shareholder meetings. The merger is expected to close during the third quarter of calendar 2001.

    At April 30, 2001, the Company had incurred professional fees aggregating $901,000 associated with this transaction which are included within other assets in the accompanying Condensed Consolidated Balance Sheet.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF CONTINUING OPERATIONS

    Reference is made to the discontinuance of the Company's Consumer Products business, as more fully described in note 4 to the Condensed Consolidated Financial Statements. The results of continuing operations reflect primarily the results of Carsen and MediVators. Reference is also made hereafter to the impact of a weaker Canadian dollar against the United States dollar during the three and nine months ended April 30, 2001, compared with the three and nine months ended April 30, 2000 (decrease in value of approximately 6% and 3% for the three and nine months ended April 30, 2001, respectively, based upon average exchange rates). The ensuing discussion should also be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000.

    The following table gives information as to the net sales and the percentage to the total net sales accounted for by each operating segment of the Company.

                                    THREE MONTHS ENDED APRIL 30,
NINE MONTHS ENDED APRIL 30,
                              -----------------------------------------
-----------------------------------------
                                     2001                  2000
2001                  2000
                              -------------------   -------------------
-------------------   -------------------
                                 $          %          $          %          $
       %          $          %
                              --------   --------   --------   --------
--------   --------   --------   --------
                                                          (DOLLAR AMOUNTS IN
THOUSANDS)
Medical Products............  $ 5,626      43.5     $ 4,691      44.1
$14,926      43.7     $12,717      43.9
Infection Control
  Products..................    3,787      29.3       2,569      24.1
9,330      27.3       7,343      25.3
Scientific Products.........    2,120      16.4       2,217      20.8
5,691      16.7       5,401      18.6
Product Service.............    1,548      12.0       1,470      13.8
4,659      13.7       4,101      14.2
Elimination of inter-company
  sales of Infection Control
  Products..................     (160)     (1.2)       (299)     (2.8)
(487)     (1.4)       (585)     (2.0)
                              -------     -----     -------     -----
-------     -----     -------     -----
                              $12,921     100.0     $10,648     100.0
$34,119     100.0     $28,977     100.0
                              =======     =====     =======     =====
=======     =====     =======     =====

    Net sales increased by $2,273,000, or 21.3%, to $12,921,000 for the three months ended April 30, 2001, from $10,648,000 for the three months ended April 30, 2000. Net sales increased by $5,142,000, or 17.7%, to $34,119,000 for the nine months ended April 30, 2001, from $28,977,000 for the nine months ended April 30, 2000. Net sales were adversely impacted for the three and nine months ended April 30, 2001, compared with the three and nine months ended April 30, 2000, by approximately $599,000 and $1,018,000, respectively, due to the translation of Carsen's net sales using a weaker Canadian dollar against the United States dollar.

    These increases in sales were attributable to the Company's Medical Products, Infection Control Products and Product Service business segments. The increased sales of Medical Products was due primarily to an increase in demand, a portion of which was attributable to the introduction of new flexible endoscopy products, and selling price increases. The increased sales of Infection Control Products was due primarily to an increase in demand for infection control products in the United States. The increased sales of Product Service was due primarily to an increase in demand and selling price increases.

    Gross profit increased by $750,000, or 17.7%, to $4,990,000 for the three months ended April 30, 2001, from $4,240,000 for the three months ended April 30, 2000. Gross profit increased by $2,700,000, or 24.0%, to $13,972,000 for the nine months ended April 30, 2001, from $11,272,000 for the nine months ended April 30, 2000.

    Gross profit as a percentage of sales for the three and nine months ended April 30, 2001 were 38.6% and 41.0%, respectively, compared with 39.8% and 38.9% for the three and nine months ended April 30, 2000. The lower gross profit percentage for the three months ended April 30, 2001 was primarily attributable to the adverse impact of a weaker Canadian dollar relative to the United States dollar, since the Company's Canadian subsidiary purchases substantially all of its products in United States dollars and sells its products in Canadian dollars, and competition in one significant sale in Medical Products. The higher gross profit percentage for the nine months ended April 30, 2001 was primarily attributable to a buy-in of Medical Products inventories during fiscal 2000 prior to receiving a supplier price increase, a majority of which inventories were sold during the nine months ended April 30, 2001; selling price increases in Medical Products and Product Service; favorable sales mix associated with Product Service and Scientific Products; and favorable sales mix and manufacturing efficiencies associated with Infection Control Products.

    Shipping and warehouse expenses increased by $63,000 to $158,000 for the three months ended April 30, 2001, from $95,000 for the three months ended April 30, 2000. For the nine months ended April 30, 2001, shipping and warehouse expenses increased by $81,000 to $445,000, from $364,000 for the nine months ended April 30, 2000. These increases were attributable to variable freight costs associated with the increase in sales volume.

    Selling expenses as a percentage of net sales were 10.9% and 12.1% for the three and nine months ended April 30, 2001, compared with 12.6% and 12.9% for the three and nine months ended April 30, 2000. For the three and nine months ended April 30, 2001, the decreases in selling expenses as a percentage of net sales was primarily attributable to the effect of the increased sales against the fixed portion of selling expenses and the reduction of commissions as a percentage of sales due to a restructuring of certain compensation packages.

    General and administrative expenses increased by $118,000 to $1,340,000 for the three months ended April 30, 2001, from $1,222,000 for the three months ended April 30, 2000. For the nine months ended April 30, 2001, general and administrative expenses increased by $640,000 to $3,948,000, from $3,308,000 for the nine months ended April 30, 2000. These increases were primarily attributable to additional personnel, incentive compensation, retirement plan contributions, rent and depreciation and amortization.

    Research and development expenses increased by $55,000 to $248,000 for the three months ended April 30, 2001, from $193,000 for the three months ended April 30, 2000. For the nine months ended April 30, 2001, research and development expenses increased by $149,000 to $703,000, from $554,000 for the nine months ended April 30, 2000. These increases were primarily attributable to an increase in personnel.

    Interest income was $1,000 for the three months ended April 30, 2001, compared with interest expense of $63,000 for the three months ended April 30, 2000. For the nine months ended April 30, 2001, interest income was $7,000, compared with interest expense of $194,000 for the nine months ended April 30, 2000. These changes in interest were attributable to interest income earned on cash and cash equivalents during the three and nine months ended April 30, 2001, compared with interest expense on outstanding borrowings under the Company's revolving credit facilities during the three and nine months ended April 30, 2000.

    Income from continuing operations before income taxes increased by $1,641,000 to $4,748,000 for the nine months ended April 30, 2001, from $3,107,000 for the nine months ended April 30, 2000.

    Income taxes consist primarily of taxes imposed on the Company's Canadian operations. The effective tax rate on Canadian operations was 42.9% and 44.2% for the nine months ended April 30, 2001 and 2000, respectively. For the nine months ended April 30, 2001, the consolidated effective tax rate was lower than the Canadian effective tax rate due to the fact that income generated by the United States operations is substantially offset by tax benefits resulting from the utilization of net operating loss carryforwards for Federal purposes. For the nine months ended April 30, 2000, the consolidated effective tax rate was higher than the Canadian effective tax rate due to the fact that losses generated by the United States operations could not be used to offset income generated by the Canadian operations.

LIQUIDITY AND CAPITAL RESOURCES

    At April 30, 2001, the Company's working capital was $15,932,000, compared with $14,131,000 at July 31, 2000. This increase primarily reflects increases in cash and cash equivalents and inventories and a decrease in accounts payable, partially offset by a decrease in net assets related to discontinued business.

    Net cash provided by operating activities was $7,000 for the nine months ended April 30, 2001 and $831,000 for the nine months ended April 30, 2000. For the nine months ended April 30, 2001, the net cash provided by operating activities was primarily due to income from continuing operations, after adjusting for depreciation and amortization, and an increase in income taxes, offset by an increase in inventories and a decrease in accounts payable and accrued expenses. For the nine months ended April 30, 2000, the net cash provided by operating activities was primarily due to income from continuing operations, after adjusting for depreciation and amortization, partially offset by a decrease in accounts payable and accrued expenses.

    Net cash provided by investing activities was $1,597,000 for the nine months ended April 30, 2001 compared with net cash used in investing activities of $1,882,000 for the nine months ended April 30, 2000. For the nine months ended April 30, 2001, the net cash provided by investing activities was primarily due to proceeds from the transfer of discontinued operations and a decrease in net assets related to discontinued business, partially offset by purchases of available-for-sale securities. For the nine months ended April 30, 2000, net cash used in investing activities was primarily due to an increase in net assets related to discontinued business.

    Net cash provided by financing activities was $44,000 for the nine months ended April 30, 2001 and $990,000 for the nine months ended April 30, 2000. These changes were principally due to the fluctuations in outstanding borrowings under the Company's revolving credit facilities and, for the nine months ended April 30, 2001, proceeds from the exercise of stock options, partially offset for the nine months ended April 30, 2000 by purchases of Treasury Stock.

    On February 23, 2001, the Company entered into a credit facility with a United States bank and a Canadian bank which provides for i) a $2,500,000 revolving credit facility for Cantel and MediVators (the "U.S. Borrowers") (the "U.S. Revolving Credit Facility") and ii) a $5,000,000 (United States dollars) revolving credit facility for Carsen (the "Canadian Borrower") (the "Canadian Revolving Credit Facility"), both of which revolving credit facilities expire on February 22, 2004, and iii) a $12,500,000 acquisition facility available to the U.S. Borrowers for permitted acquisitions in the United States through February 22, 2003 (the "Acquisition Facility"). Borrowings under the U.S. Revolving Credit Facility and the Acquisition Facility will bear interest at rates ranging from .25% to .75% above the United States lender's base rate, or at rates ranging from 2% to 3% above the London Interbank Offered Rate ("LIBOR"), depending upon the U.S. Borrowers' ratio of debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). Borrowings under the Canadian Revolving Credit Facility may be in either Canadian dollars or United States dollars and will bear interest at rates ranging from .25% to .75% above the Canadian lender's base rate, or at rates ranging from 2% to 3% above the LIBOR rate, depending upon the Canadian Borrower's ratio of debt to EBITDA. The base rates associated with the United States lender and the Canadian lender were 7.00% and 6.25%, respectively, at June 8, 2001. Each of the credit facilities provides for available borrowings based upon percentages of eligible accounts receivable and inventories; requires the respective borrower to meet certain financial covenants; and is secured by substantially all assets of the respective borrower. In addition, the U.S. Revolving Credit Facility is secured by the pledge of all of the outstanding shares of MediVators stock owned by Cantel and the Canadian Revolving Credit Facility is secured by substantially all assets (including the pledge of 65% of the outstanding shares of Carsen stock owned by Cantel) of, and is guaranteed by, the U.S. Borrowers.

    For the nine months ended April 30, 2001, compared with the nine months ended April 30, 2000, the average value of the Canadian dollar decreased by 3% relative to the value of the United States dollar. Changes in the value of the Canadian dollar against the United States dollar affects the Company's results of operations because the Company's Canadian subsidiary purchases substantially all of its products in United States dollars and sells its products in Canadian dollars. Such currency fluctuations also result in a corresponding change in the United States dollar value of the Company's assets that are denominated in Canadian dollars.

    Under the Carsen Revolving Credit Facility, the Company's Canadian subsidiary has a $15,000,000 (United States dollars) foreign currency hedging facility which is available to be used to hedge against the impact of such currency fluctuations on the purchases of inventories. Total commitments for foreign currency forward contracts ( a portion of which are outstanding under a prior Carsen credit facility) amounted to $6,250,000 (United States dollars) at June 8, 2001 and cover a portion of Carsen's projected purchases of inventories through July 2001. The weighted average exchange rate of the forward contracts open at June 8, 2001 was $1.5242 Canadian dollar per United States dollar, or $.6561 United States dollar per Canadian dollar. The exchange rate published by the Wall Street Journal on June 8, 2001 was $1.5217 Canadian dollar per United States dollar, or $.6572 United States dollar per Canadian dollar.

    Effective August 1, 2000, the Company adopted Statement of Financial Accounting Standards No. 133, as amended, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS No. 133"). In accordance with SFAS No. 133, these foreign currency forward contracts are designated as hedges, and recognition of gains and losses is deferred within other comprehensive income until settlement of the underlying commitments. Realized gains and losses are recorded within cost of sales upon settlement. The adoption of SFAS No. 133 did not have a material impact on operations; however, it resulted in a $107,000 gain being recorded in other comprehensive income. Additionally, the fair value of the Company's derivatives was $51,000 at April 30, 2001, which resulted in the recording of an unrealized loss of $56,000 during the nine months ended
April 30, 2001.

    For purposes of translating the balance sheet, at April 30, 2001 compared with July 31, 2000, the value of the Canadian dollar decreased by 3% relative to the value of the United States dollar. As a result, at April 30, 2001, the negative cumulative foreign currency translation adjustment was increased by $478,000 compared to July 31, 2000, thereby decreasing stockholders' equity.

    The Company believes that its current cash position, anticipated cash flow from operations and the funds available under the credit facilities will be sufficient to satisfy the Company's cash operating requirements for its existing operations for the foreseeable future. At June 8, 2001, $7,233,000 was available under the credit facilities.

    Inflation has not significantly impacted the Company's operations.

    Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. All forward-looking statements involve risks and uncertainties, including, without limitation, acceptance and demand of new products, the impact of competitive products and pricing, the Company's ability to successfully integrate and operate acquired and merged businesses and the risks associated with such businesses, and the risks detailed in the Company's filings and reports with the Securities and Exchange Commission. Such statements are only predictions, and actual events or results may differ materially from those projected.

ITEM 3. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK.

    Foreign currency market risk: Carsen purchases and pays for a substantial portion of its products in United States dollars, and Carsen's business could be materially and adversely affected by the imposition of trade barriers, fluctuations in the rates of currency exchange, tariff increases and import and export restrictions between the United States and Canada. Additionally, Carsen's financial statements are translated using the accounting policies described in
Note 2 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2000. During the nine months ended April 30, 2001 compared with the nine months ended April 30, 2000, fluctuations in the exchange rates between the United States dollar and Canadian dollar had an adverse impact upon the Company's results of operations and stockholders' equity, as described in Management's Discussion and Analysis of Financial Condition and Results of Operations.

    Interest rate market risk: The Company has two credit facilities for which the interest rate on outstanding borrowings, if any, is variable. Therefore, interest expense is affected by the general level of interest rates in the United States and Canada.

                           PART II--OTHER INFORMATION

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    There was no submission of matters to a vote during the three months ended April 30, 2001.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

    (a) Exhibits:

        10(a)--Employment Agreement, dated as of November 1, 2000, between the Registrant and Joseph Harris.

        10(b)--Revolving Credit Loan, Acquisition/Term Loan and F/X Line of Credit Loan Agreement, dated as of February 23, 2001, among Registrant, MediVators, Inc., Carsen Group Inc., Summit Bank, Mellon Bank, N.A., Canada Branch, and Mellon Bank, N.A.

    (b) Reports on Form 8-K

    There were no reports on Form 8-K filed during the three months ended April 30, 2001.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       CANTEL MEDICAL CORP.

Date: June 8, 2001                                     By:             /s/ JAMES
P. REILLY

-----------------------------------------
                                                                         James
P. Reilly,
                                                            PRESIDENT (PRINCIPAL
EXECUTIVE OFFICER AND
                                                                   PRINCIPAL
FINANCIAL OFFICER)

                                                       By:             /s/ CRAIG
A. SHELDON

-----------------------------------------
                                                                        Craig A.
Sheldon,
                                                               VICE PRESIDENT
AND CONTROLLER (CHIEF

ACCOUNTING OFFICER)

                                                                         ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-K

   /X/     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934
           FOR THE FISCAL YEAR ENDED MARCH 31, 2001 OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
           SECURITIES EXCHANGE ACT OF 1934
           FOR THE TRANSITION PERIOD FROM TO

                         COMMISSION FILE NUMBER 0-11278

                            ------------------------

                              MINNTECH CORPORATION
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                                     41-1229121
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                           14605 - 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (763) 553-3300

                            ------------------------

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:
                     COMMON STOCK, PAR VALUE $.05 PER SHARE
           PREFERRED SHARE PURCHASE RIGHTS, PAR VALUE $.05 PER SHARE.

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

    As of April 30, 2001, 6,679,287 shares of common stock, par value $.05 per share, were outstanding, and the aggregate market value of the shares of common stock (based upon the closing transaction price on such date as reported on The Nasdaq National Market(SM)) held by non-affiliates of the registrant was approximately $56,460,013.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

    The information presented in this Annual Report on Form 10-K under the headings "Item 1. Business" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" contain certain forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Although the Company believes these statements are reasonable, readers of this Form 10-K should be aware that actual results could differ materially from those projected by such forward-looking statements as a result of a number of factors, many of which are outside of the Company's control, including those set forth under "Risk Factors" in Item 7 below, beginning on page 20 of this Form 10-K. Readers of this Form 10-K should consider carefully the factors listed under "Risk Factors" in Item 7 as well as the other information and data contained in this Form 10-K. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth under "Risk Factors" in Item 7. When used in this Form 10-K, the words "anticipate," "believe," "estimate," "expect," "intend," "plan" and similar expressions, as they relate to the Company, are intended to identify such forward-looking statements.

                                     PART I

ITEM 1. BUSINESS

GENERAL DEVELOPMENT OF THE BUSINESS

    Minntech Corporation (the "Company") was incorporated on January 30, 1974, under the laws of Minnesota. The Company is engaged in the development, manufacture, and marketing of medical supplies and devices, sterilants, and filtration and separation products. The Company's products are used primarily in kidney dialysis and in open-heart surgery. The trade name of Minntech Renal Systems is used for products sold in the dialysis market and the trade name of Minntech Fibercor is used for filtration and separation products marketed to the pharmaceutical, medical, semiconductor, and biotechnology industries. The Company has core technologies in electronics, fibers, plastics, and chemical solutions, all of which were internally developed.

    On May 30, 2001, the Company entered into an Agreement and Plan of Merger with Cantel Medical Corporation ("Cantel") and a newly formed, wholly owned subsidiary of Cantel. Under the merger agreement, the Company will become a wholly owned subsidiary of Cantel and the Company's shareholders will be entitled to receive $6.25 in cash and approximately $4.25 worth of Cantel stock for each share of the Company that they hold, subject to possible adjustment. The merger is subject to standard closing conditions, including the approval of the shareholders of the Company and Cantel. Those looking for more information regarding the merger should review the filings that the Company and Cantel make with the Securities and Exchange Commission. See also "Risk Factors--Risks Relating to Merger" in Item 7 below.

INDUSTRY SEGMENTS

    Through March 31, 2001, the Company has been primarily engaged in the manufacture and marketing of medical devices and supplies. The Company also markets filtration devices and disinfectants for filtration and separation applications. See "Notes to Consolidated Financial Statements, Note 4--Segment Data and Significant Customers," pages 44-46 of this Form 10-K, for financial information by segment.

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PRODUCTS

    The Company has three interrelated product segments:

    - Dialysis Products

    - Cardiosurgery Products

    - Other Developing Businesses (including filtration and separation and endoscope reprocessing products)

DIALYSIS PRODUCTS

    The Company manufactures supplies, concentrates, and electronic equipment for hemodialysis treatment of patients with chronic kidney failure or end-stage renal disease (ESRD). These dialysis products accounted for approximately
75.0 percent of the Company's product sales in fiscal 2001, 72.6 percent of product sales in fiscal 2000, and 69.5 percent of product sales in fiscal 1999.

    CONCENTRATES

    The Company's main dialysis supply product is a line of acid and bicarbonate concentrates used by kidney centers to prepare dialysate, a chemical solution used to draw waste products out of the blood during hemodialysis treatments. According to the United States Renal Data Service, over 208,000 Americans suffering from ESRD were receiving life-sustaining hemodialysis treatments at dialysis centers as of December 31, 1998. These treatments are typically administered three times a week and require approximately three gallons of dialysis concentrate each. The Company believes it provides the industry's most complete line of these concentrates in both liquid and powder form for use in virtually all types of kidney dialysis machines.

    In April 2000 the Company introduced the Renapak 2-TM-, an innovative concentrate manufacturing system that produces on-demand hemodialysis concentrates in less than 30 minutes without the substantial freight costs and storage space required for pre-mixed concentrates. Minntech manufactures and markets the powdered concentrate for this product, which features a convenient labeling system that allows users to "peel-and-stick" package labels directly into their concentrate manufacturing documentation.

    DIALYZER REPROCESSING

    The Company's dialyzer reprocessing products include the Renatron-Registered Trademark- II Automated Dialyzer Reprocessing System, the Renalog-Registered Trademark- III Data Management System, the RenaClear-TM-Dialyzer Cleaning System; and Renalin-Registered Trademark- Cold Sterilant and Renalin-Registered Trademark- 100, peracetic acid solutions that replace formaldehyde, glutaraldehyde, and bleach in dialyzer reprocessing. Actril-Registered Trademark- Cold Sterilant, primarily a dialysis machine disinfectant, is also part of the dialyzer reprocessing product line.

    Renalin-Registered Trademark- 100, a specially-packaged formulation of the Company's cold sterilant product, was introduced in January 2001. When used with a Renatron-Registered Trademark- II converted for use with the Renatron-Registered Trademark- 100 Series Conversion Kit,
Renalin-Registered Trademark- 100 requires no premixing, which reduces staff exposure to vapors and automates the dilution process. In addition, Renalin-Registered Trademark- 100 packaging reduces required storage space by 66% from traditional Renalin-Registered Trademark-.

    In response to government-mandated cost containment measures, in the late 1970s many United States dialysis centers began cleaning, disinfecting, and reusing dialyzers (artificial kidneys) instead of discarding them after a single use (a procedure now known as "dialyzer reuse"). Data released by the Centers for Disease Control (CDC) indicate that, as of 1999, 80 percent of all dialysis centers in the United States reuse dialyzers. Between 1983 and 1999, the percentage of these facilities using a peracetic-acid based product such as Renalin-Registered Trademark- for dialyzer reprocessing grew from 5 to 58 percent. The other dialysis centers used primarily formaldehyde or glutaraldehyde disinfectants to reprocess

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dialyzers. The CDC also reported that in 1997, 62 percent of centers practicing reuse used an automated system to reprocess their dialyzers. Based upon the data collected from the CDC, the Company estimates dialyzer reprocessing eliminated 11,000 metric tons of biohazardous waste in the United States in 1999.

    Dialyzer reuse is widely practiced throughout most of Eastern Europe and the Asia/Pacific region, and sales of reprocessing products have grown significantly in these markets. In order to further improve support of its Asia/Pacific distributors, Minntech recently opened an Asia/Pacific representative office in Singapore.

    Reuse growth in Western Europe has been stagnant, pending changes to the reimbursement system in several key markets. Minntech recently started its first Dialyzer Reprocessing Service in Europe and is positioning itself to take maximum advantage of the expected future growth in reuse.

    The Renatron-Registered Trademark- reprocessing system, first introduced in 1982, provides an automated method of rinsing, cleaning, sterilizing, and testing dialyzers for multiple use. The Renatron-Registered Trademark- II, the most current version of the product introduced in 1990, includes a bar code reader, computer, and a Renalog-Registered Trademark- III software system that provides dialysis centers with automated record keeping and data analysis capabilities. The Company believes its Renatron-Registered Trademark- system is faster, easier to use, and more efficient than competitive automated systems. The Company also believes that the Renatron-Registered Trademark- system is one of the top selling automated dialyzer reprocessing systems in the world. As of March 31, 2001, the Company had an installed customer base of approximately 4,600 Renatron-Registered Trademark- stations.

    The Company estimates that Renalin-Registered Trademark- Cold Sterilant is currently used in over 20 million treatments per year in the U.S. The product's proprietary peracetic acid-based formula effectively cleans, disinfects, and sterilizes dialyzers without the hazardous fumes and disposal problems related to older glutaraldehyde and formaldehyde reprocessing solutions. The Company believes Renalin-Registered Trademark- is the leading dialyzer reprocessing solution in the United States.

    In May 1999 the Company introduced the RenaClear-TM- Dialyzer Cleaning System, the first dedicated automated dialyzer cleaning system. The system removes blood and organic debris from difficult-to-clean dialyzers before reprocessing, a process known as "precleaning." Precleaning is common in dialysis units because the practice can help extend the useful clinical life of a dialyzer. When dialyzers are precleaned by hand, many dialysis facilities remove the dialyzer header caps (the end caps of a dialyzer) to more effectively rinse out heavy blood debris. However, opening the dialyzer in this fashion can increase the risk of contamination of the dialyzer components and damage to the membrane. The RenaClear-TM- system features a high-powered fluid injector that cleans dialyzer headers (the two internal ends of a dialyzer) without requiring removal of the header caps. The RenaClear-TM- Dialyzer Cleaning System is designed for use with peracetic acid-based RenaClear-TM- Disinfectant.

    DIALYZER REPROCESSING SERVICES

    The Company opened its first Minntech Dialyzer Reprocessing Center in Orlando, Florida in November 1999. In October 2000 a second facility opened in Atlanta, Georgia and a third center was launched in Boston, Massachusetts the following month. Dialyzer reprocessing has traditionally required hemodialysis providers to make a significant investment in dedicated staff, facilities, and capital equipment. By outsourcing this service to Minntech, providers are able to focus resources on improved patient care.

    Minntech reprocessing centers handle all aspects of dialyzer reprocessing, including compliance with regulatory requirements and record keeping. Dialyzers are picked up at dialysis centers by Minntech personnel and brought to the reprocessing center, where they are cleaned, tested, inspected, sterilized, and returned to their facility within a 24-hour period. Minntech reprocessing centers are equipped with Minntech's Renatron-Registered Trademark- II Automated Dialyzer Reprocessing System, RenaClear-TM- Dialyzer Cleaning System, and Renalin-Registered Trademark- Cold Sterilant.

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    ELECTRONICS

    The Company's major dialysis electronic products are the Sonalarm-Registered Trademark- Foam Detector, a device that detects air emboli, or bubbles in blood during hemodialysis; and the Minipump-TM- Hemodialysis Blood Pump, which circulates blood during hemodialysis. The
Sonalarm-Registered Trademark- and the Minipump-TM- are sold to end-users and (in component form) to other manufacturers of blood processing equipment.

CARDIOSURGERY PRODUCTS

    The Company manufactures several hollow fiber devices and ancillary products for use in cardiosurgery. The Company's cardiosurgery products accounted for approximately 14.1 percent of total product sales in fiscal 2001, 17.4 percent of product sales in fiscal 2000, and 21.8 percent of product sales in fiscal 1999.

    In October 1999 the Company sold off all assets and rights related to its Biocor-TM- oxygenator and EnGUARD-TM- PHX cardioplegia system components to LifeStream International, LLC (LifeStream), a leading global cardiopulmonary products company. The products, which are used during open-heart surgery, were acquired by LifeStream in exchange for $7.2 million in cash and warrants. The Company also entered into an exclusive distribution agreement with LifeStream for the Hemocor HPH-Registered Trademark- hemoconcentrator product line that ended in February 2001. LifeStream continues to sell the Hemocor HPH-Registered Trademark- on a non-exclusive basis.

    Under the terms of the asset purchase agreement, the Company received
$2.5 million in cash on October 6, 1999, with the balance of $4.7 million to be received over a two-year period. The Company also received a warrant to purchase up to 5 percent of LifeStream's outstanding equity securities within a term of one year. The Company did not exercise the rights under the warrant and it has subsequently expired. The Company continues to manufacture ancillary cardiosurgery products and molded plastic components of the Biocor-TM-oxygenator and EnGUARD-TM- PHX cardioplegia system for LifeStream under a two-year agreement that will end in March 31, 2002.

    OXYGENATOR AND CARDIOPLEGIA SYSTEM COMPONENTS

    The Company manufactured membrane oxygenators based on its proprietary hollow fiber technology from 1987 through 1999, and continues to manufacture components of the Biocor-TM- oxygenator for LifeStream. An oxygenator is used by a perfusionist (a health care professional who operates heart-lung bypass equipment) to replace the function of the lungs during open-heart surgery. The patient's blood is circulated through the device, which removes the carbon dioxide in the blood and exchanges it for oxygen. The Company estimates that there are approximately 850,000 open-heart procedures performed annually worldwide.

    Minntech also continues to manufacture molded plastic components of the EnGUARD-TM- PHX cardioplegia system, a cardioplegia heat exchanger, for LifeStream. The EnGUARD-TM- PHX was CE marked by the Company in April 1999 and the 510(k) clearance for the product was received from the FDA on June 8, 2000. The EnGUARD-TM- PHX precisely controls the temperature and delivery of cardioplegia, a blood and/or chemical solution that arrests and protects the heart during cardiopulmonary bypass procedures. The device is used by a perfusionist as part of the cardiopulmonary bypass circuit.

    HEMOCONCENTRATORS

    A hemoconcentrator is used by a perfusionist to concentrate red blood cells and remove excess fluid from the bloodstream during open-heart surgery. Because the entire blood volume of the patient passes through the hemoconcentrator device during an open-heart procedure, the biocompatibility of the blood-contact components of the device is critical.

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    In fiscal 1999 the Company received 510(k) market clearance from the U.S.
Food and Drug Administration (FDA) for two new hemoconcentrators--the Hemocor HPH-Registered Trademark- 700, an adult hemoconcentrator (December 1998), and the Hemocor HPH-Registered Trademark- Mini, a hemoconcentrator designed specifically for pediatric and neonatal patients (May 1998). With the addition of these two new hemoconcentrators, the Company now offers a total of five hemoconcentrator devices to meet the clinical volume requirements of neonatal through large adult patients. Since 1985 the Company has manufactured and marketed a line of hemoconcentrators. The Hemocor HPH-Registered Trademark-hemoconcentrator line, the Company's current third-generation product, succeeded the Hemocor Plus-Registered Trademark- second-generation hemoconcentrator line in February 1994.

    The entire line of Hemocor HPH-Registered Trademark- high performance hemoconcentrator products contains the Company's proprietary polysulfone fiber. The Hemocor HPH-Registered Trademark- line also features a unique "no-rinse" design that allows it to be quickly and efficiently inserted into the bypass circuit at any time during an open-heart procedure.

    The Company's market-leading Hemocor HPH-Registered Trademark-hemoconcentrator line was not sold in the LifeStream acquisition. The product is primarily distributed through LifeStream under a non-exclusive worldwide distribution agreement initiated in fiscal 2000 and through others.

    The Company estimates that hemoconcentration is currently used in up to 30 percent of the estimated 440,000 open-heart procedures performed annually in the United States, and to a lesser extent internationally. Such procedures require up to 132,000 hemoconcentrator devices each year worldwide. The Company believes it currently leads the United States hemoconcentrator market. In fiscal 2001, the Company completed clinical studies on the removal of inflammatory mediators using a hemoconcentrator and added language to the Hemocor HPH-Registered Trademark- labeling that indicates that the product removes specific mediators.

    HEMOFILTERS

    In October 1997, the Company entered into a marketing and distribution agreement with Baxter Healthcare Corporation to sell the Company's entire line of Renaflo-TM- II and Minifilter Plus-TM- hemofilter products in all world markets. This contract has been extended through June 30, 2001 pending completion negotiations or a definitive agreement. The Company expects the definitive agreement will be executed during the second quarter of fiscal 2002.

    The Company entered into an Interim Supply and Distribution Agreement with Edwards Lifesciences (Edwards) on January 1, 2001, for the worldwide distribution of the Company's hemofilter line of products pending the completion of negotiations of a definitive agreement with Edwards. The Company expects the definitive agreement will be executed during the second quarter of fiscal 2002.

    The Renaflo-Registered Trademark- hemofilter, introduced in 1985, is a device that performs hemofiltration--a slow, continuous blood filtration therapy used to control fluid overload and acute renal failure in unstable, critically ill patients that cannot tolerate the rapid filtration rates of conventional hemodialysis. The hemofilter removes plasma water, waste products, and toxins from the circulating blood of patients while conserving the cellular and protein content of the patient's blood. The Company's hemofilter line features no-rinse, polysulfone fiber that requires minimal set up time for healthcare professionals. The hemofilter is available in five different sizes to meet the clinical needs of neonatal through adult patients.

OTHER DEVELOPING BUSINESSES

    The Company's other developing businesses include the Company's filtration and separation product line and endoscope reprocessing product line. Developing business products accounted for 10.9 percent of the Company's product sales in fiscal 2001, 10 percent of product sales in fiscal 2000, and 8.7 percent of product sales in fiscal 1999.

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FILTRATION AND SEPARATION PRODUCTS

    The Company's filtration and separation division, Minntech Fibercor, manufactures hollow fiber filters and disinfectants for high-purity fluid and gas filtration systems in the pharmaceutical, electronics (microelectronic and semiconductor), medical, and biotechnology industries. The Company's filtration and separation products are currently sold primarily in the United States. However, the Company began the establishment of a European distribution network in fiscal 1998 in order to capture a larger share of the estimated $3.5 billion worldwide healthcare and technology filtration market. The Company intends to grow this portion of the business through internal product development and selected acquisitions.

    Filtration and separation product sales accounted for approximately
8.2 percent of the Company's total product sales in fiscal 2001, 7.5 percent in fiscal 2000, and 5.5 percent in fiscal 1999.

    FILTER PRODUCTS

    In May 2000 the Company introduced the FiberFlo-Registered Trademark-Membrane Degassing System, a high-performance hollow fiber module and customized housing for the addition or removal of gases from liquid streams. The FiberFlo-Registered Trademark- Membrane Degassing System was developed for use in pharmaceutical manufacturing, laboratory, medical, and bioprocessing applications. The polypropylene hollow fiber cartridge degas module features easy operation and maintenance, minimizes energy consumption, and can be used for CO(2) and O(2) removal, humidification, pH adjustment, oxygenation, and sparging of gases to solutions.

    The Company received 510(k) clearance from the FDA in March 1999 to market FiberFlo-Registered Trademark- Hollow Fiber Capsule Filters for medical applications. The FiberFlo-Registered Trademark- Hollow Fiber Capsule Filter line, which made its market debut in April 1998, is based on the same high performance hollow fiber technology used in the Company's polysulfone FiberFlo-Registered Trademark- HF Cartridge Filter product line. Capsule filters are used in the cell and tissue engineering industry, bioprocessing, pharmaceutical manufacturing, food and beverage processing, cosmetic manufacturing, and electronics industries to filter spores, bacteria, and pyrogens from aqueous solutions and gases. FiberFlo-Registered Trademark-Capsule Filters are engineered for point-of-use applications that require very fine filtration. Their hollow fiber design provides a surface area that is up to six times larger than traditional pleated capsule filters on the market. The large surface area provides greater capacity and longer filter life for the customer. FiberFlo-Registered Trademark- Capsule Filters and Cartridge Filters are available in a variety of styles, sizes, and configurations to meet a comprehensive range of customer needs and applications.

    FiberFlo-Registered Trademark- Cartridge Filters are used in high-purity industrial water systems to filter spores, bacteria, and pyrogens from fluids. They are also used in medical device reprocessing to help health care facilities meet reprocessing water quality guidelines outlined by the American Association of Medical Instrumentation (AAMI). The cartridge filters feature large surface area and fine filtration advantages that are similar to the Company's capsule filter line.

    DISINFECTANTS

    The Company's Minncare-Registered Trademark- Cold Sterilant is a liquid sterilant product that is used to sanitize high-purity water treatment systems. Minncare-Registered Trademark- is based on the Company's proprietary peracetic-acid sterilant technology, and is engineered to clean and disinfect reverse osmosis (RO) membranes and associated water distribution systems. The Company has private label agreements for both Minncare-Registered Trademark- and Actril-Registered Trademark- sterilants with several other companies in the infection control industry.

    OTHER

    The Company offers a line of ancillary filtration products, including cleaning solutions, disinfectant test strips, and filtration housings and accessories.

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ENDOSCOPE REPROCESSING

    In April 2000 the Company submitted to the FDA a pre-market notification under Section 510(k) of the Federal Food Drug and Cosmetic Act (FDCA) for two next-generation endoscope reprocessing products--an automated endoscope reprocessor and companion sterilant. The Company has received comments from FDA and is in the process of collecting additional data to support an amended 510(k) submission. The 510(k) submission made pursuant to a multi-year joint development agreement with Advanced Sterilization Products (ASP), a division of Ethicon (a Johnson & Johnson Company). The joint development agreement, executed in April 1998, was the Company's second strategic agreement with ASP and included contract revenues of $1.5 million. In February 1998 the Company also entered into a distribution and marketing agreement with ASP to sell the Company's existing automated endoscope reprocessor (the AER-TM- Plus) and endoscope reprocessing sterilant/disinfectant product (formerly Peract-Registered Trademark- 20). See "Research and Product Development" below for more information.

    The Company's endoscope reprocessing product line was originally purchased from Bard International Products, a division of C.R. Bard Inc., in
September 1994. Through February 1998 the products were sold under the Company's trade name Unitrol-TM-.

    An estimated 12 million gastrointestinal endoscopy procedures are performed in the United States each year. Unlike disposable medical devices, which are discarded after a patient procedure, the endoscopes used in these procedures may be used on hundreds of patients a year before being retired from use. These multi-channel scopes have numerous joints and crevices that can easily become clogged with blood, tissue, or other biological material. The risk of transmitting infection from patient to patient can be high if a thorough and reliable disinfection procedure is not performed after each procedure. The Company's AER Plus-TM- automated endoscope reprocessor provides consistent high-level endoscope disinfection. The self-contained system also helps safeguard reprocessing staff by containing any disinfectant fumes.

    Endoscope reprocessing product sales accounted for approximately
2.7 percent of the Company's total product sales in fiscal 2001, 2.0 percent in fiscal 2000, and 3.0 percent in fiscal 1999.

MARKETS AND DISTRIBUTION

    The Company sells its medical products in the United States primarily to hospitals, clinics, and kidney treatment centers. The Company markets these products in the United States through a direct sales force and through distributors. At March 31, 2001, the Company employed a total of 12 dialysis sales representatives in the United States, and three water filtration sales representatives. In addition, a customer service staff and a technical services department support field activity. The Company operates its own trucks to minimize shipping costs and to expedite delivery of certain dialysis products from its Plymouth, Minnesota facilities. In fiscal 2000 the Company opened distribution centers in Columbia, South Carolina and Jackson, Mississippi to serve the southeastern and the south-central United States. A third distribution center, established in fiscal 1999, is located in Camp Hill, Pennsylvania and serves customers in the northeast.

    Minntech B.V., the Company's headquarters for its European operations in The Netherlands, employed a total of 26 people in Europe at March 31, 2001. This wholly-owned subsidiary has been the base for the Company's European dialysis and cardiosurgery sales operations since 1995. In fiscal 1999 the Company began to establish a European sales distribution network for filtration and separation products. The Company's goal is to increase its revenues in Europe through expanded direct sales activities. In May 1998, the Company formed its Minntech International division to oversee operations of both Minntech B.V. and Minntech Japan.

    The Company's dialysis marketing programs are directed at nephrologists (doctors who specialize in treating kidney disease), nurses, hospital and clinic administrators, and others who influence purchasing decisions. Cardiosurgery marketing programs are directed at Original Equipment

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Manufacturers (OEM) customers, and filtration and separation marketing programs are directed at distributors and large OEM's.

    Pursuant to its marketing agreement with ASP, the Company does not directly engage in endoscope reprocessing marketing activities. However, the Company does support ASP's marketing programs by providing sales training, clinical education, and technical assistance as needed. ASP's endoscope reprocessing customer base includes gastroenterology nurses and physicians, infection control and central sterile processing personnel, and hospital and clinic administrators.

SOURCES AND AVAILABILITY OF MATERIALS

    The Company has multiple sources of supplies for use in its manufacturing operations. In addition, the Company constructs many of its injection molds and also molds and extrudes many of its component plastic parts. High demand for polycarbonate products by various industries has at times caused temporary shortages of their supply.

PATENTS AND TRADEMARKS

    The Company holds rights under 94 patents worldwide (including 34 United States patents) covering its products or components thereof. At March 31, 2001, the Company also had a total of 62 pending patent applications in the United States and in foreign countries. The Company also holds rights under 254 trademark registrations worldwide and had 38 trademark applications pending as of March 31, 2001.

    The Company believes that patent protection is a significant factor in maintaining its market position, but the rapid changes of technology in reprocessing, hollow fiber membranes, dialysis, liquid and dry chemical sterilants and other areas in which the Company competes may limit the value of the Company's existing patents.

    While patents have a presumption of validity under the law, the issuance of a patent is not conclusive as to its validity or the enforceable scope of its claims. Accordingly, there can be no assurance that the Company's existing patents will afford protection against competitors with similar inventions, nor can there be any assurance that the Company's patents will not be infringed. Competitors may also obtain patents that the Company would need to license or design around. These factors also tend to limit the value of the Company's existing patents. Consequently, in certain instances, the Company may consider trade secret protection to be a more effective method of maintaining its proprietary positions.

WORKING CAPITAL AND BACKORDER

    The Company's credit practices and related working capital needs are comparable to those of other companies in the medical device and supplies industry. The Company generally fills orders within five working days of receipt. The Company had approximately $.43 million of backorders as of March 31, 2001.

SIGNIFICANT CUSTOMERS

    The Company's five largest customers accounted for approximately
33.2 percent of total sales in 2001, 29.3 percent in 2000, and 33.4 percent in 1999. The Company's largest customer accounted for 9.3 percent of total sales in 2001.

RENEGOTIATION OR TERMINATION OF GOVERNMENT CONTRACTS

    No material portion of the Company's business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the Government.

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COMPETITION

    DIALYSIS

    The Company's dialysis and dialyzer reprocessing products are sold in a highly competitive market, and the Company competes with many other firms. The dialysis market is dominated by a few firms, including Baxter Healthcare, Gambro AB, and Fresenius Medical Care AG. These firms have substantially greater financial and personnel resources than the Company and most of them produce and sell a more comprehensive line of dialysis equipment and supplies. The Company also faces competition from other international companies and several smaller companies that carry a limited line of products.

    In fiscal 1999, two of the Company's competitors (Fresenius Medical Care AG and HDC Medical, Inc.) introduced peracetic acid-based dialyzer reprocessing germicides, expanding a market previously dominated by the Company's Renalin-Registered Trademark- Cold Sterilant product. However, Renalin-Registered Trademark- remains the only reprocessing chemical that has been validated for use with the Renatron-Registered Trademark- dialyzer reprocessing system and cleared for marketing as such under section 510(k) of the Federal Food, Drug and Cosmetic Act. Renalin-Registered Trademark- is also the only dialyzer reprocessing germicide that carries a sterilization claim in the United States market. The Company has informed its Renatron-Registered Trademark- customers that it is unable to guarantee the integrity, reliability, and chemical interaction of alternative germicides with the Renatron-Registered Trademark- system. The Company believes that this validation, coupled with the Company's extensive dialyzer reprocessing education, administration, and technical support services, are strong competitive advantages for their product. However, the competitive price pressures introduced by these new germicides has impacted the Company's current dialyzer reprocessing chemical market share.

    There is a growing trend in the dialysis industry whereby manufacturers of supplies are acquiring chains of dialysis treatment centers. These manufacturers have a built-in customer base for their products. However, the Company currently views its manufacturer-only status as a competitive market advantage. The Company believes that many dialysis treatment providers do not want to purchase hemodialysis supplies from manufacturers who also provide dialysis services and are, in effect, their competitors.

    CARDIOSURGERY

    The Company does not engage in direct sales of its cardiosurgery products and product components. Substantially, all rights and assets related to the Company's oxygenator and cardioplegia system products were sold to LifeStream in October 1999. Minntech's hemofilter line is sold on an OEM basis to Baxter Healthcare International, and its Hemocor HPH-Registered Trademark-hemoconcentrator products are sold primarily through LifeStream under a non-exclusive, worldwide distribution agreement initiated in fiscal 2000; and through others (see "Cardiosurgery Products" above for more information).

    DEVELOPING BUSINESSES--FILTRATION AND SEPARATION

    Major competitors in the industry include Pall Corporation, Millipore Corporation, Sartorius AG, Cuno, Inc., Whatman, Inc., U.S. Filter (Filterite), and Osmonics, Inc. (see " Filtration and Separation" above for more information). There are a number of different mediums currently used in the manufacture of microfilters that compete with the Company's polysulfone fibers (e.g., PTFE, cellulose, polypropylene, nylon, PVDF).

MARKET CONDITIONS

    The health care industry in the United States operates under cost-containment pressures imposed by the federal government, employers, and health insurance carriers. One major influence is the Medicare Prospective Payment System, implemented in 1983, which provides for fixed payments to

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hospitals for care of Medicare patients based on diagnosis rather than actual hospital charges (the DRG system). In addition, the Company's end-user customers for its dialysis and reprocessing products are subject to fixed payments per treatment under separate Medicare regulations which have been in place for over 25 years.

    Health care providers, in general, have responded by shortening hospital stays through quicker clinical diagnoses and by employing less invasive medical procedures and more efficient therapies. In addition, hospitals and other health care providers have sought to lower their costs by reducing their purchased supplies costs and by improving their utilization of facilities and equipment. Dialysis centers, in particular, have also responded by reprocessing and reusing dialyzers and by shortening treatment times.

    Under the current cost containment environment, the competitive factors in the medical markets served by the Company are such that cost reduction is a prime consideration. While this may adversely affect some of the Company's supply products, cost containment pressures may be a positive factor for certain Company products, such as dialyzer reprocessing products and the Renapak 2-TM-Concentrate Manufacturing System.

RESEARCH AND PRODUCT DEVELOPMENT

    The Company strives to design and develop technologically advanced products that are customer driven, cost effective and, in the case of its medical products, improve the quality of patient care. The Company emphasizes product development rather than basic research. The ability of the Company to compete effectively depends upon its ability to anticipate changing market needs and successfully develop products to meet those needs.

    In April 1998 the Company entered into an agreement with ASP for the development of a next-generation automatic endoscope reprocessing machine and chemical sterilant. This multi-year joint development and licensing agreement called for $1.5 million in licensing fees to be paid to the Company upon the completion of certain milestone events. ASP has paid $1.1 million to date under the joint development and licensing agreement. Minntech is currently in negotiations with ASP regarding the future distribution of the product.

    The Company's other current research and development efforts are directed toward core technology development in dialyzer reprocessing applications, hemodialysis concentrate technologies, blood filtration technologies, sterilant/disinfectant applications, and filtration and separation technologies.

    As of March 31, 2001, twenty of the Company's employees were engaged in research and development. In addition to its own research activities, the Company, from time to time, obtains experimental and clinical research from outside investigators, consultants, and institutions.

    Over the past three years the Company has expended a total of $12.6 million in research and development as follows: fiscal 2001--$3.7 million; fiscal 2000--$4.5 million; and fiscal 1999--$4.4 million. Such costs represented
4.8 percent, 6.0 percent, and 5.8 percent of revenues, respectively, in each period.

GOVERNMENT REGULATION

    The medical products manufactured and marketed by the Company are subject to the Federal Food, Drug and Cosmetic Act and the Medical Device Amendments of 1976 (collectively, the FDCA). These laws give the FDA extensive regulatory authority over medical products developed, manufactured or marketed by the Company in the United States. The FDCA requires the Company to register with the FDA, provide updated device listings and submit a premarket notification to FDA when (i) a device is being introduced into the market for the first time;
(ii) the manufacturer makes a significant change or modification to an already marketed device that could affect safety or effectiveness; or (iii) there is a major change or modification in the intended use of the device. The FDCA also requires that the Company submit a premarket approval application for devices that are life supporting or sustaining, or present a potential unreasonable risk of injury or illness. In addition, the FDCA subjects the Company to Quality System Regulations (QSR) under which the FDA conducts periodic inspections to verify compliance. Further, the QSRs impose certain requirements regarding manufacturing procedures, distribution, advertising, labeling, and record keeping. The FDA also has the power to order suspension of manufacturing or marketing and to recall products that are not in compliance with law.

    Before introducing its products into the market, the Company must comply with the premarket approval and/or notification provisions of the FDCA. Data regarding the product's safety and effectiveness must be submitted to the FDA. In some instances, clinical studies may be necessary to obtain this data. In some cases, before commencing clinical trials, the Company must apply for an Investigational Device Exemption (IDE). Under an approved IDE, a device is exempt from certain FDA provisions including misbranding, registration, listing, premarket approval, records and reports and good manufacturing practices, thus enabling the applicant company to test a device clinically. Before an IDE is granted, sufficient nonclinical data must be submitted to demonstrate that the device is safe and effective. Significant time and expense may be associated with the collection of both clinical and nonclinical data, and there are no assurances that the necessary FDA premarket approvals or clearances will be granted.

    In January 1995, the Company received ISO 9001 certification for its Plymouth, Minnesota facilities, and in April 1999 Minntech B.V. received ISO 9002 certification for its facility in Herleen, The Netherlands. This certification allows the Company to self-certify its products for sale throughout the European community. In order to self-certify, the Company must maintain certain records and files, which are reviewed by a "notified body" organization on an annual basis. Many of the Company's products now display the CE mark.

    Certain products of the Company are also subject to registration with the Environmental Protection Agency (EPA). The registration process generally entails the collection and submission of data to support the products' label claims. Considerable time and cost may be involved with the collection of data to support these submissions, and there are no assurances that the necessary EPA approvals will be granted for the Company's new products.

    Compliance with federal, state, and local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, do not have a material adverse effect upon the capital expenditures, earnings, and competitive position of the Company.

EMPLOYEES

    As of March 31, 2001, the Company employed 369 full-time and 7 part-time employees, including 253 persons in manufacturing operations. An additional 39 people were contracted as temporary labor. None of these employees are covered by a collective bargaining agreement, and the Company believes that its employee relations are good.

GEOGRAPHIC AREA INFORMATION

    The major foreign markets for the Company's products are Europe and the Pacific Rim. Sales outside the United States for the fiscal years ended
March 31, 2001, 2000, and 1999 were approximately $11.4 million, $15.0 million, and $17.2 million, respectively. Sales outside the United States accounted for approximately 14.9 percent, 20 percent, and 23 percent of total sales, respectively, in each period.

ITEM 2. PROPERTIES

    UNITED STATES

    The Company owns three facilities located on adjacent sites, comprising a total of 16.5 acres of land in Plymouth, a western suburb of Minneapolis, Minnesota. One facility is a 65,000 square-foot building, occupied by the Company since 1977, which is used for manufacturing and warehousing operations. The second facility is a 110,000 square-foot building, purchased in 1990, representing the Company's headquarters, including executive, administrative and sales staffs, and research operations. This building is also used for manufacturing and warehousing. The third facility is a 43,100 square-foot building adjacent to the Company's headquarters and was purchased in February 2001. This building is used primarily for manufacturing and warehouse operations, and houses some administrative staff. The Company also owns a 2.3 acre parcel of undeveloped land adjacent to the Company's headquarters.

    The Company leases additional facilities to support its businesses. The Company ended its lease of a 14,300 square-foot concentrate and sterilant warehouse facility in Plymouth, Minnesota to move to a larger 21,000 square-foot leased warehouse in Plymouth in October 2000.

    In fiscal 2001 the Company leased six additional out-of-state properties, including three facilities for Minntech's Dialyzer Reprocessing Centers. These Centers include a 1,060 square-foot office space in Edgewood, Florida; a 3,469 square-foot facility in Boston, Massachusetts; and a 3,216 square-foot space in Atlanta, Georgia. The Company is currently in the process of adding an additional 1,270 square feet to the Edgewood, Florida facility, and expects renovations to be completed in fiscal 2002.

    The Company vacated a 24,311 square-foot building located in Camp Hill, Pennsylvania in October 2000 and moved operations into a 31,000 square-foot facility in Middletown, Pennsylvania. The Pennsylvania facility is a warehouse and distribution hub for the Company's dialysis concentrate business. The other two leased properties are also used as warehouse and distribution hubs for the Company's dialysis business. They include a 30,000 square-foot building in Columbia, South Carolina, and a 30,132 square-foot building in Jackson, Mississippi.

    EUROPE

    The Company owns a 21,000 square-foot building on a 4.4 acre site in Heerlen, The Netherlands. Occupancy commenced in April 1995. The facility serves as the Company's European headquarters and is being used as a sales office and warehouse. In fiscal 1998 the Company also began manufacturing activities at the Heerlen location.

    The Company believes its facilities are in good condition, being utilized for their intended purposes, and have sufficient capacity to meet its reasonably anticipated needs.

ITEM 3. LEGAL PROCEEDINGS

    The Company is not aware of any pending or threatened legal proceedings which it regards as likely to have a material adverse effect on its business.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    There were no matters submitted to a vote of security holders during the fourth quarter of the fiscal year ended March 31, 2001.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

    The Company's common stock is traded on The Nasdaq National Market(SM) under the symbol "MNTX." The prices below are the high and low transaction prices as reported in each quarter of the last two fiscal years.

                                                          YEARS ENDED MARCH 31

-----------------------------------------
                                                       2001
2000
                                                -------------------
-------------------
FISCAL QUARTER PRICES                             HIGH       LOW        HIGH
  LOW
---------------------                           --------   --------   --------
--------
First Quarter.................................   $8.50      $6.50      $16.75
 $11.00
Second Quarter................................   $8.50      $6.03      $14.63
 $ 9.75
Third Quarter.................................   $7.25      $6.00      $10.88
 $ 9.00
Fourth Quarter................................   $8.69      $6.53      $10.38
 $ 7.50

    As of June 18, 2001, the Company had more than 413 shareholders of record.

    The Company paid annual cash dividends of $0.10 per share on its common stock in September 2000 and September 1999. The Board of Directors will consider annually the payment of dividends. However, any future determination as to payment of cash dividends will depend upon the financial condition and results of operations of the Company and such other factors that are deemed relevant by the Board of Directors.

ITEM 6. SELECTED FINANCIAL DATA

                                                                 YEARS ENDED
MARCH 31

----------------------------------------------------
                                                   2001       2000       1999
   1998       1997
                                                 --------   --------   --------
 --------   --------
                                                  (IN THOUSANDS OF DOLLARS
EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA
Net sales--product.............................  $76,585    $77,112    $77,835
 $71,362    $67,729
Contract revenues..............................       --         60      1,040
      --         --
                                                 -------    -------    -------
 -------    -------
Total revenues.................................   76,585     77,172     78,875
  71,362     67,729
Cost of product sales..........................   49,315     45,222     44,351
  41,799     40,315
Research and development expenses..............    3,664      4,493      4,440
   2,862      3,424
Selling, general and administrative
  expenses(1)..................................   20,698     19,140     20,249
  19,154     17,404
Amortization of intangibles....................      316        589        848
     752        856
Restructuring and other unusual items(2).......       --         --         --
      --      9,569
                                                 -------    -------    -------
 -------    -------
Earnings (loss) from operations................    2,592      7,728      8,987
   6,795     (3,839)
Other income (expense), net(3).................      716      1,090      1,804
      33       (499)
                                                 -------    -------    -------
 -------    -------
Earnings (loss) before income taxes............    3,308      8,818     10,791
   6,828     (4,338)
Provision (benefit) for income taxes...........    1,030      2,877      3,647
   2,253       (700)
Minority interest..............................       --         --        (16)
    (110)      (266)
                                                 -------    -------    -------
 -------    -------
Net earnings (loss) before cumulative effect of
  change in accounting principle...............    2,278      5,941      7,160
   4,685     (3,372)
                                                 -------    -------    -------
 -------    -------
Cum. effect of change in accounting
  principle(4).................................     (136)        --         --
      --         --
                                                 =======    =======    =======
 =======    =======
Net earnings (loss)............................  $ 2,142    $ 5,941    $ 7,160
 $ 4,685    $(3,372)
                                                 =======    =======    =======
 =======    =======
Diluted earnings (loss) per share..............  $  0.32    $  0.86    $  1.05
 $  0.69    $ (0.50)
Diluted weighted average common shares.........    6,682      6,912      6,850
   6,833      6,722

BALANCE SHEET DATA
Cash, cash equivalents and marketable
  securities...................................  $15,344    $10,687    $ 9,171
 $ 7,236    $ 3,622
Working capital................................   34,258     33,161     31,904
  26,080     20,104
Property and equipment, net....................   17,410     15,359     15,021
  14,191     15,647
Total assets...................................   63,012     61,834     58,726
  51,550     48,594
Stockholders' equity...........................   53,421     52,308     48,518
  41,833     37,435
Book value per common share....................  $  8.00    $  7.82    $  7.16
 $  6.18    $  5.61

GENERAL DATA AND RATIOS
Earnings before interest, taxes, depreciation
  and amortization EBITDA(5)...................  $ 6,053    $11,168    $12,628
 $10,433    $ 1,061
Dividends per share............................  $   .10    $   .10    $   .10
 $   .10    $   .10
Current ratio..................................      4.9        4.9        4.4
     4.1        3.0
Gross margin on net product sales..............     35.6%      41.4%      43.0%
    41.4%      40.5%
Net earnings (loss) as a % of revenues.........      2.8%       7.7%       9.1%
     6.6%      (5.0%)
Return on average stockholders' equity.........      4.1%      11.8%      15.8%
    11.8%      (8.6%)

------------------------

(1) In fiscal 2001, selling, general and administrative expenses include an increase of approximately $1.9 million as compared to the prior year for employee severance costs and estimated state sales and use tax expenses, partially offset by a recovery of $234 in finite risk insurance premiums received after cancellation of the Company's policy.

(2) Includes a fiscal 1997 restructuring charge related to the discontinuation of the Company's Primus-Registered Trademark- Dialyzer and
    Cathetron-Registered Trademark- catheter reprocessing system.

(3) Includes for fiscal 2001 recovery of $155 in finite risk insurance premiums received after cancellation of the Company's policy. The Company recorded a $260 loss related to the resolution of certain business issues in connection with the sale of certain cardiosurgery assets to Life Stream in fiscal 2001. Includes for fiscal 2000 a gain of $176 from the sale of an unused parcel of land. Includes, for fiscal 1999 $1,481 related to the sale of two U.S. patents.

(4) Effect of the change in certain revenue recognition policies, as of April 1, 2001, has been reported as a cumulative effect of an accounting change in 2001 as a $136, net of tax, reduction to earnings.

(5) EBITDA is the sum of earnings before interest, taxes, cumulative effect, depreciation and amortization and is utilized as a performance measure within the medical device industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States and does not reflect all income and expenses of doing business (e.g. interest income, interest expense, taxes, depreciation, amortization, exchange gain/(loss), other income/(expense)). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    REVENUES

    Revenues in fiscal 2001 decreased $.6 million, or .8 percent from fiscal 2000 to $76.6 million from $77.2 million in the prior year. Fiscal 2001 product sales decreased by $.5 million or .7 percent due primarily to a decrease in sales of dialyzer reprocessing equipment, and hemoconcentrators, which are included in the cardiosurgery product group, combined with the unfavorable impact of foreign exchange rate movements on international product sales.

    Sales of dialysis products totaled $57.4 million in fiscal 2001, an increase of $.9 million or 1.6 percent from fiscal 2000. Dialysis concentrate product sales growth of 7.0 percent was partially offset by a 10.1 percent decline in dialyzer reprocessing equipment sales. Cardiosurgery product sales decreased $2.2 million or 17 percent from fiscal 2000, due primarily to a decline in hemoconcentrator sales, partially offset by increases in hemofilter and oxygenator product sales. Developing business sales increased $.8 million or
10.7 percent over the prior year. The increase is attributable to 8.5 percent growth in filtration and separation products combined with 17.6 percent growth in endoscope reprocessing. Foreign exchange rate movements had an unfavorable year-to-year impact on international product sales of $1.3 million in fiscal 2001.

    Revenues in fiscal 2000 decreased by $1.7 million, or 2.2 percent over fiscal 1999 revenues. Fiscal 2000 product sales decreased by $.7 million or
 .9 percent, due primarily to a decrease in sales of cardio and dialyzer reprocessing products combined with the unfavorable impact of foreign exchange rate movements on international product sales. Revenues for fiscal 2000 reflect contract revenues of $0.06 million for achieving milestone events in the Company's licensing and development agreement with ASP, which is down from $1.04 million in fiscal 1999.

    Sales of dialysis products totaled $56.5 million in fiscal 2000, an increase of $1.8 million or 3.3 percent from fiscal 1999. Dialysis concentrate product sales growth of 22.6 percent was partially offset by a 9.3 percent decline in dialyzer reprocessing sales. Sales of cardiosurgery products decreased
$3.4 million or 20.6 percent from fiscal 1999, due primarily to the sale of the oxygenator product line to LifeStream. Developing business sales in fiscal 2000 increased $0.9 million or 12.8 percent over the prior year. This increase is attributable to 35.0 percent growth in filtration and separation products partially offset by a 26.8 percent decline in endoscope reprocessing products. Foreign exchange rate movements had an unfavorable impact on international product sales of $.72 million in fiscal 2000.

    In the fourth quarter of 2001, the Company adopted the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs." The Company's previous practice was to record freight invoiced to customers as a reduction in cost of sales. Under EITF No. 00-10, freight invoiced to customers is recorded as revenue. The impact of this change was to increase revenues, with a corresponding increase in cost of sales, by $3.1 million in fiscal 2001, $2.8 million in fiscal 2000, and $2.6 million in fiscal 1999, respectively.

    The following table is a summary of sales and percent of total sales by business segment over the last three fiscal years:

                                                                          YEAR
ENDED MARCH 31

---------------------------------------------------------------------
                                                        2001
2000                     1999
                                                 -------------------
-------------------      -------------------
                                                                       (IN
THOUSANDS OF DOLLARS)
Dialysis products..............................  $57,397      75.0%
$56,513      73.3%       $54,718      70.3%
Cardiosurgery products.........................   10,821      14.1
13,038      16.9         16,413      21.1
Developing business products...................    8,367      10.9
7,561       9.8          6,704       8.6
                                                 -------
-------                  -------
Total Company Sales............................  $76,585     100.0%
$77,112     100.0%       $77,835     100.0%
                                                 =======
=======                  =======

    EARNINGS/LOSS FROM OPERATIONS BY BUSINESS SEGMENT

    Following is a summary of earnings/(loss) from operations before income taxes.

                                                                  YEAR ENDED
MARCH 31

---------------------------------------------------------------------
                                                      % OF                     %
OF                     % OF
                                                    SEGMENT
SEGMENT                  SEGMENT
                                           2001     REVENUES        2000
REVENUES        1999     REVENUES
                                         --------   --------      --------
--------      --------   --------
                                                               (IN THOUSANDS OF
DOLLARS)
Dialysis products......................  $ 11,863     20.7%       $ 15,590
27.6%       $ 17,062     31.2%
Cardiosurgery products.................     1,923     17.8           2,682
20.6           3,039     18.5
Other Developing business products.....     1,043     12.5            (291)
--            (153)      --
Corporate & Unallocated................   (12,237)      --         (10,253)
--         (10,961)      --
                                         --------                 --------
          --------
Total Company..........................  $  2,592      3.4%       $  7,728
10.0%       $  8,987     11.6%
                                         ========                 ========
          ========

    GROSS MARGIN, OPERATING EXPENSES, AND NET EARNINGS

    Following is a summary of gross margins on net product sales, key operating expenses and net earnings as a percent of total revenues:

                                                                   YEAR ENDED
MARCH 31

------------------------------
                                                                2001       2000
     1999
                                                              --------
--------   --------
Gross margin on net product sales...........................    35.6%      41.4%
     43.0%
Research and development....................................     4.8        5.8
      5.6
Selling, general, and administrative........................    27.0       24.8
     25.7
Net earnings................................................     2.8        7.7
      9.1

    Gross margin as a percent of product sales in fiscal 2001 decreased to
35.6 percent from 41.4 percent in fiscal 2000. The lower gross margins in fiscal 2001 are primarily the result of increased distribution costs, (primarily in concentrate products) combined with higher overhead costs resulting from lower sales volumes, and lower average selling prices in the hemoconcentrator product line. The hemoconcentrator average selling price decline is attributable to selling the product through a strategic OEM partnership as compared to the first half of fiscal 2000 when the Company sold the product direct. In fiscal 2000 gross margin as a percentage of product sales was 41.4 percent compared to
43.0 percent in fiscal 1999. The decrease in fiscal 2000 gross margin is attributable to a shift in product sales mix, which is related to growth in the dialysis concentrate product line; generally this product line has lower gross margins.

    Research and development expenses in fiscal 2001 were $3.7 million, or
4.8 percent of revenues, compared to $4.5 million, or 5.8 percent of revenues, in fiscal 2000, and $4.4 million, or 5.6 percent of revenues, in fiscal 1999. In fiscal 2001 research and development spending decreased due to transitioning major development projects to later stages of completion as compared to fiscal 2000. Research and development spending in fiscal 2000 was primarily related to the development of a second generation endoscope reprocessing machine and sterilant combined with increased spending for dialyzer reprocessing programs. The Company intends to continue investing a substantial portion of its revenue in new product development and expects that total research and development expenses in fiscal 2002 will approximate 4.5 to 5.0 percent of revenues.

    Selling, general, and administrative expenses as a percentage of total revenues were 27.0 percent in fiscal 2001, compared to 24.8 percent in fiscal 2000, and 25.7 percent in fiscal 1999. Fiscal 2001 selling, general, and administrative expenses reflect increased sales and use tax expenses and legal and consulting expenses to assess strategic alternatives for the Company. Fiscal 2001 also includes $.4 million in severance costs related to management changes during the year partially offset by a recovery of $.2 million in finite risk insurance premiums associated with a policy cancellation. Excluding these items, selling, general, and administrative expenses were comparable to fiscal 2000. Selling, general, and administrative expenses declined as a percentage of revenues in fiscal 2000 due to reduced cardiosurgery sales and marketing efforts. Fiscal 2000 selling, general, and administrative expenses include
$.2 million of severance costs.

    OTHER INCOME/(EXPENSE)

    Fiscal 2001 other income reflects $.93 million of interest income partially offset by a non-recurring $.26 million loss related to the sale of certain cardiosurgery assets to LifeStream. Fiscal 2001 other income also includes a $.2 million gain related to a cancelled finite risk insurance policy.

    Fiscal 2000 other income reflects a $.18 million gain related to the sale of a 5.5 acre parcel of land. This parcel was not included in any future development plans. Fiscal 2000 other income also includes service and transition fees related to the sale of the oxygenator product line to LifeStream and $.4 million of interest income.

    Fiscal 1999 other income reflects a $1.48 million gain related to the sale of two U.S. patents. The technology covered in the patents sold was not utilized in any of the Company's current products or future development plans.

    INCOME TAXES

    The income tax expense for fiscal 2001 was approximately $1.0 million, which represents an effective tax rate of 31.1 percent, compared to income tax expense of approximately $2.9 million or an effective tax rate of 32.6 percent in fiscal 2000. In fiscal 1999, the Company recorded income tax expense of $3.6 million or an effective tax rate of 33.8 percent. The Company expects the effective tax rate for fiscal 2002 to range between 34.0 percent and 36.0 percent.

    NET EARNINGS

    The Company reported net earnings of $2.1 million, or $.32 per share (basic and diluted), compared to net earnings of $5.9 million, or $.87 and $.86 per share (basic and diluted, respectively) in fiscal 2000. Fiscal 2001 net earnings were unfavorably impacted by the decline in gross margins combined with additional selling, general and administrative expenses during the year. The Company's fiscal 2000 net earnings were unfavorably impacted by a decrease in contract revenue combined with a shift in product sales mix resulting in lower gross margins, and $.24 million for expenses related to a cancer therapy acquisition which was canceled in October 1999.

    Fiscal 1999 net earnings reflect $.98 million for the sale of two U.S. patents. Excluding the patent sale, the Company's 1999 fiscal year net earnings totaled $6.2 million, or $.91 per share (basic and diluted). The Company's fiscal 1999 net earnings were favorably impacted by contract revenues.

    INFLATION

    Management believes inflation has not had a material effect on the Company's results of operations or on its financial condition.

LIQUIDITY AND CAPITAL RESOURCES

    The Company continues to maintain a strong balance sheet, as evidenced by the following liquidity trends:

                                                                         MARCH
31

------------------------------
                                                                2001       2000
     1999
                                                              --------
--------   --------
                                                                (IN THOUSANDS OF
DOLLARS)
Cash, cash equivalents and marketable securities............  $15,344    $10,687
   $ 9,171
Working capital.............................................   34,258     33,161
    31,904
Stockholders' equity........................................   53,421     52,308
    48,518
Cash flow from operations...................................    9,360      4,849
     5,174
Cash dividends paid.........................................      668        691
       679

    Cash and cash equivalents increased $4.7 million to $15.3 million as of March 31, 2001. The Company's current ratio at March 31, 2001 was 4.9 compared to 4.9 at March 31, 2000. Cash flows from operations in fiscal 2001 increased to $9.4 million from $4.8 million in the prior year. The increase in cash flow from operations is primarily attributable to a decrease in inventories and accounts receivable combined with an increase in accrued expenses.

    A total of $5.7 million was expended for plant improvements and equipment in fiscal 2001, compared to $4.1 million and $3.7 million in fiscal 2000 and 1999, respectively. The Company expended $2.3 million in fiscal 2001 to purchase and upgrade a third facility adjacent to the Company's headquarters in Plymouth, Minnesota. The Company plans to invest between $2.0 million and $4.0 million in capital equipment in fiscal 2002.

    The Company received $2.03 million of deferred purchase price and milestone payments in fiscal 2001 and $2.24 million in fiscal 2000 related to the sale of certain cardiosurgery product lines in fiscal 2000.

    During the past three years, proceeds from stock options exercised and common stock issued under the employee stock purchase plan provided a total of $2.9 million in equity capital as follows: fiscal 2001--$.1 million; fiscal 2000--$1.7 million; and fiscal 1999--$1.1 million. The Company initiated a stock repurchase program in August 1998. The Company spent $.2 million to repurchase 24,100 shares of common stock in fiscal 2001; $2.65 million to repurchase 262,800 shares of common stock in fiscal 2000; and $1.01 million to repurchase 101,200 shares of common stock in fiscal 1999. The Company has spent $3.85 million to repurchase a total of 388,100 shares to date under the program.

    In April 1998, the Company signed a finite risk insurance policy to cover potential future product liability and legal defense exposures. A total of $1.7 million in premium payments were made in fiscal 1999 and 2000. The Company cancelled the finite risk coverage in the second quarter of fiscal 2001 and recovered $1.3 million of premiums and interest. This recovery resulted in a gain of approximately $.2 million.

    The Company expects its cash balances, cash flow from operations, and line of credit to be adequate to meet its obligations and other anticipated operating cash needs, including planned capital expenditures, in its core business in fiscal 2002.

    On May 30, 2001, the Company entered into an Agreement and Plan of Merger with Cantel Medical Corporation and a newly formed, wholly owned subsidiary of Cantel. Under the merger agreement, the Company's ability to incur additional indebtedness without Cantel's consent is substantially limited. In addition, the merger agreement precludes the Company's issuance of debt or equity securities (except in connection with option exercises) without Cantel's consent.

EURO CONVERSION

    Effective January 1, 1999, the European Economic and Monetary Union created a single Eurocurrency (the euro) for its member countries. A transition period is in effect that began January 1, 1999, and goes through December 31, 2001, during which time transactions will be executed in both the euro and the member country currencies. Effective January 1, 2002, euro bank notes will be introduced and on July 1, 2002, the euro will be the sole legal tender of the European Economic and Monetary Union countries.

    In general, the adoption of a single currency for the participating countries is expected to result in greater transparency of pricing, making Europe a more competitive environment for businesses. However, conversion to the euro is expected to affect many financial systems and business applications.

    The Company switched all European business to the euro as the functional currency as of April 1, 2001. This conversion required minimal information system modifications. It is not anticipated at this time that the euro will have a material impact on our fundamental risk management philosophy. Any costs incurred associated with the adoption of the euro were expensed as incurred and were not material to the Company's results of operations, financial condition, or liquidity.

FOREIGN CURRENCY TRANSACTIONS

    Substantially all of the Company's United States-based export sales are invoiced and paid in United States dollars. The transactions of the Company's Netherlands-based subsidiary are invoiced and paid in several currencies, including U.S. dollars, euros and euro-linked currencies such as Dutch guilders and German marks. The Company does not currently hedge its foreign currency transactions. Accordingly, the Company is subject to risks associated with fluctuations in currency exchange rates.

RISK FACTORS

    Certain statements made in this Annual Report on Form 10-K are forward-looking statements that involve risks and uncertainties, and actual results may differ. Factors that could cause actual results to differ include those identified below.

                         RISKS RELATING TO THE COMPANY

    THE COMPANY OPERATES IN A HIGHLY REGULATED INDUSTRY, WHICH MAY DELAY THE INTRODUCTION OF NEW PRODUCTS, CAUSE WITHDRAWAL OF PRODUCTS FROM THE MARKET, AND HAVE OTHER ADVERSE CONSEQUENCES. In the United States, the Food and Drug Administration regulates the sale of medical supplies and devices as well as manufacturing procedures, labeling, and record keeping with respect to such products. The process of obtaining marketing clearances and approvals from the FDA for new products can be time consuming and expensive. There is no assurance that clearances or approvals will be granted or that FDA review will not involve delays that would adversely affect the Company's ability to commercialize its products. No assurance can be given that the Company will receive FDA approval for new products on a timely basis, or at all.

    Even if regulatory approvals for a product are obtained, these approvals may entail limitations on the indicated uses of the product. Product approvals by the FDA can also be withdrawn for failure to comply with regulatory requirements or unforeseen problems following initial approval. The FDA could also limit or prevent the manufacture or distribution of the Company's products and has the power to require the recall of such products. FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company.

    The FDA, various state agencies, and foreign regulatory bodies inspect the Company from time to time to determine whether the Company is in compliance with various regulations relating to manufacturing practices, validation, testing, quality control, and product labeling. For example, the United States Environmental Protection Agency regulates the chemical sterilants used in the Company's water filtration product line. A determination that the Company is in violation of these regulations could lead to imposition of civil penalties, including fines, product recall orders or product seizures, and, in extreme cases, criminal sanctions.

    International regulatory bodies often establish varying regulations governing products standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties, and tax requirements. As a result of the Company's sales in Europe, the Company was required to be certified as ISO 9001 compliant and to receive CE mark certification. Failure to maintain CE mark certification would have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

    THE COMPANY'S COMPETITORS MAY DEVELOP PRODUCTS THAT RENDER THE COMPANY'S PRODUCTS NONCOMPETITIVE OR OBSOLETE. The Company competes in markets that are highly competitive and are characterized by innovation and technological change. Its competitors often have capital resources, research and development staffs, facilities, experience in conducting clinical trials and obtaining regulatory approvals, and experience in manufacturing and marketing medical supplies and devices that are significantly greater than those of the Company. These competitors may develop technologies and products that are more effective than those being developed by the Company or that would render the Company's products obsolete or noncompetitive. In addition, the Company's competitors may achieve patent protection, regulatory approval, or product commercialization that would limit the Company's ability to compete with them.

    THE COMPANY'S INTELLECTUAL PROPERTY RIGHTS MAY NOT PROVIDE THE COMPETITIVE ADVANTAGE THEY ARE DESIGNED TO. The Company relies heavily on proprietary technology, which it protects primarily through licensing arrangements, patents, trade secrets, and proprietary know-how. There can be no assurance that any pending or future patent applications will be granted or that any current or future patents, regardless of whether the Company is an owner or a licensee of the patent, will not be challenged, rendered unenforceable, invalidated, or circumvented or that the rights will provide a competitive advantage to the Company. There can also be no assurance that the Company's trade secrets or non-disclosure agreements will provide meaningful protection of its proprietary information. There can also be no assurance that others will not independently develop similar technologies or duplicate any technology developed by the Company or that the Company's technology will not infringe upon patents or other rights owned by others.

    THE COMPANY PRODUCES INNOVATIVE PRODUCTS, WHICH REQUIRES MEDICAL PROFESSIONALS TO SWITCH FROM ESTABLISHED PRODUCTS. The Company's principal products are based upon innovative medical concepts. The Company believes that market acceptance of these products depends, in part, on the Company's ability to convince the medical community of the safety, efficacy, convenience, and cost effectiveness of these products as compared to existing ones. There can be no assurance that medical professionals will readily adopt new products or approaches, particularly when competitors may provide a more complete product mix than that offered by the Company.

    LIMITATIONS ON THIRD-PARTY REIMBURSEMENT OR OTHER COST-CUTTING MEASURES MAY ADVERSELY AFFECT THE COMPANY'S SALES AND REVENUES. The Company's ability to sell its products depends in part on the extent to which reimbursement for the cost of these products and related treatments are available to patients under domestic and foreign governmental health programs, private health insurance, managed care organizations, workers' compensation insurers, and other similar programs. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payors to curb these costs. In addition, certain health care providers are moving towards a managed care system in which the providers contract to provide comprehensive health care for a fixed cost per person. Moreover, hospitals and other health care providers have become increasingly price competitive and, in some instances, have put pressure on medical suppliers to lower their prices.

    PRODUCT LIABILITY LITIGATION CAN HAVE A MATERIAL ADVERSE EFFECT ON SUPPLIERS OF MEDICAL DEVICES AND SUPPLIES, SUCH AS THE COMPANY. The medical supply and device industry has been historically litigious and the Company faces an inherent business risk of financial exposure to product liability claims if the use of its products results in personal injury. Because the Company's principal products are designed to be used in connection with medical procedures on the human body, manufacturing errors or design defects could result in an unsafe condition, injury, or death to the patient, and could result in a recall of the Company's products and substantial monetary damages. Although the Company currently maintains liability insurance, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate.

    INDUSTRY CONSOLIDATION MAY RESULT IN THE COMPANY'S CUSTOMERS BEING ACQUIRED BY ITS COMPETITORS. A significant percentage of dialysis treatment centers nationwide are owned by competitors of the Company. More of these centers may be acquired by competitors in the future. Accordingly, the Company may face difficulty in selling its dialysis products to these centers.

    THE COMPANY DEPENDS ON SALES TO ITS DISTRIBUTORS, WHO ARE NOT BOUND TO CONTINUE TO DO BUSINESS WITH IT. Sales to distributors constitute a significant portion of the Company's business both in the United States and foreign markets. There can be no assurance that the Company will be able to maintain its relationship with distributors, or, if these relationships terminate, that new distributors will be found. The loss of a significant distributor could have a material adverse effect on the Company if a new distributor (or other suitable sales organization) could not be found on a timely basis.

    THE COMPANY HAS EXPERIENCED TEMPORARY SUPPLY SHORTAGES, WHICH MAY REOCCUR AT ANY TIME. High demand for polycarbonate products by various industries has at times caused temporary shortages of their supply. Any significant interruption in the supply of these products could have a material adverse effect on the Company.

    IN ITS BUSINESS, THE COMPANY USES SUBSTANCES REGULATED BY ENVIRONMENTAL AUTHORITIES, WHICH COULD IMPOSE LIABILITY ON THE COMPANY. In the ordinary course of its manufacturing process, the Company uses various chemical solvents and other regulated substances. Although the Company is not aware of any claim involving violation of environmental or occupational health and safety laws or regulations, there can be no assurance that such a claim may not arise in the future, which could have a material adverse effect on the Company.

    THE COMPANY DEPENDS ON A SMALL GROUP OF CUSTOMERS FOR A SIGNIFICANT PORTION OF ITS BUSINESS. The Company's five largest customers in fiscal 2001 accounted for 33% of its total revenues. The loss of one or more of these customers could have a material adverse effect on the Company.

    THE COMPANY FACES STRONG COMPETITION FOR SKILLED WORKERS. The Company's success depends in large part on its ability to attract and retain highly qualified scientific, technical, management, and marketing personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain the personnel necessary for the development and operation of its business.

    BECAUSE THE COMPANY CONDUCTS BUSINESS INTERNATIONALLY, IT IS SUBJECT TO CURRENCY RISKS. Approximately 15% of the Company's business is transacted in foreign markets. Long-term changes or short-term fluctuations in currency exchange rates could have a material adverse effect on the Company's results of operations.

    BECAUSE THE COMPANY OPERATES IN INTERNATIONAL MARKETS, IT IS SUBJECT TO POLITICAL AND ECONOMIC RISKS THAT IT DOES NOT FACE IN THE UNITED STATES. The Company and its subsidiaries operate in a global market. Global operations are subject to risks, including political and economic instability, general economic conditions, imposition of government controls, fluctuations of exchange rates, the need to comply with a wide variety of foreign and United States export laws, trade restrictions, and the greater difficulty of administering business overseas.

    THE COMPANY'S ANTI-TAKEOVER PROVISIONS COULD DELAY OR DISCOURAGE A TAKEOVER ATTEMPT THAT MAY BE IN A SHAREHOLDER'S BEST INTEREST. The Company's Articles of Incorporation and Bylaws contain provisions that may delay or discourage a takeover attempt that a shareholder might consider to be in the shareholder's best interest. These provisions, among other things,

    - classify the Company's Board of Directors into three classes, each of which serves for different three-year periods;

    - allow shareholders to only remove an incumbent director for cause;

    - require a vote of the holders of more than two-thirds of the shares entitled to vote in order to amend the foregoing or to approve certain extraordinary transactions not approved by the Board;

    - establish certain advance-notice procedures for nominations of candidates for election as directors and for shareholder proposals to be considered at shareholders' meetings; and

    - permit the Board of Directors, without further action of the shareholders, to issue and fix the terms of preferred stock, which may have rights senior to those of the common stock.

    In addition, as a Minnesota corporation, the Company is subject to certain anti-takeover provisions of the Minnesota Business Corporation Act. The Company has also adopted a Shareholders Rights Agreement, which is triggered, subject to certain exceptions, by any person or group acquiring 20% or more of the Company's common stock. These anti-takeover provisions could have the effect of delaying, deferring, or preventing a change in control of the Company, may discourage bids for the Company's common stock at a premium over the then-prevailing market price of the common stock, and may adversely effect the market price of, and the voting and other rights of the holders of, common stock.

                          RISKS RELATING TO THE MERGER

    FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT THE COMPANY'S STOCK PRICE AND FUTURE BUSINESS AND OPERATIONS. If the merger is not completed for any reason, the Company may be subject to the following risks:

    - if the merger is terminated and the Company's Board of Directors determines to seek another business combination, the Company may not be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid in the merger;

    - various costs related to the merger, including legal, accounting and financial advisor fees, must be paid by the Company even if the merger is not completed; and

    - the price of the Company's common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed.

    THE TERMINATION FEE AND RESTRICTIONS ON SOLICITATION CONTAINED IN THE MERGER AGREEMENT MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE THE
COMPANY. Until the completion of the merger, and with some exceptions, the Company is prohibited from entering into or soliciting any acquisition proposal or offer for a merger or other business combination transaction with a party other than Cantel. In addition, the Company has agreed to pay Cantel a termination fee of $2.5 million and reimbursement of expenses of up to $750,000, in specified circumstances, including where the Company's directors terminate the agreement with Cantel in order to effect a combination with a third party. These provisions could discourage other companies from trying to acquire the Company even though those other companies might be willing to offer greater value to the Company's shareholders than Cantel has offered in the merger.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    Market risk exposure of market risk sensitive instruments is not material.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The Financial Statements and the Report of Independent Accountants are contained on pages 37 through 54 of this report.

    QUARTERLY FINANCIAL DATA

    Quarterly financial data is disclosed in Note 13--Quarterly Data to the consolidated Financial Statements on Page 53 of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

    The directors and executive officers of the Company as of June 1, 2001, their ages, and the year they became directors and/or executive officers are listed below:


      FIRST ELECTED

       AS DIRECTOR
NAME                                         POSITION WITH COMPANY
AGE      AND/OR OFFICER
----                                  ------------------------------------
--------   --------------
William Hope(3)(4)..................  Chairman of the Board
67           1998

Norman Dann(1)(3)(4)................  Director
74           1995

George Heenan(1)(2)(4)..............  Director
61           1982

Amos Heilicher(2)(3)(4).............  Director
83           1982

Malcolm W. McDonald(1)(2)(4)........  Director
64           1998

Fred L. Shapiro, M.D.(2)............  Director
66           1982

R. James Danehy.....................  President, Chief Executive Officer
56           2000
                                      and Director

Barbara A. Wrigley..................  Executive Vice President and
49           1994
                                      Secretary

Paul E. Helms.......................  Senior Vice President Operations
55           1996

Andrew P. Cambell...................  Vice President Sales
42           2000

Jules L. Fisher.....................  Vice President Chief Financial
47           1996
                                      Officer

Robert W. Johnson...................  Vice President Regulatory Affairs
45           1994
                                      and Quality Assurance

Michael Petersen....................  Vice President Research and
45           2000
                                      Development

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Acquisition Committee.

(4) Member of the Nominating Committee.

    William Hope is a director of the Company and has been Chairman of the Board of the Company since June 2000. Mr. Hope served as interim Chief Executive Officer of the Company from June 2000 to November 2000. He was President and Chief Executive Officer of G&K Services, Inc., a supplier of uniforms and specialty garments throughout North America, from 1997 to January 1999, and President and Chief Operating Officer from 1993 to 1997. Mr. Hope is also a director of G&K Services.

    Norman Dann is a director of the Company. Mr. Dann has been an independent business consultant concentrating in the areas of venture capital, strategic planning, marketing, and product development from 1992 to present. He previously was a general partner of three Pathfinder Venture Capital funds and partnerships from 1980 to 1992, and Vice President of Sales and Marketing and Senior Vice President of Development with Medtronic, Inc., a medical technology company, from 1971 to 1977. Mr. Dann is also a director of Medwave, Inc. and several private companies.

    George Heenan is a director of the Company. Mr. Heenan has been an Executive Fellow and Director of the Institute of Strategic Management from July 1999 to present, and Executive Fellow and Director of the Institute of Venture Management at the University of St. Thomas from September 1994 to July 1999. He previously was President of Bissell Healthcare Corporation, North American Operations, a manufacturer and distributor of medical products, from February 1991 to August 1994, and Chairman of Clarus Medical
Systems, Inc., a manufacturer of diagnostic and interventional endoscopes, from May 1987 to February 1991. Mr. Heenan has also been a principal of Heenan Investments, Inc., a venture development and investment company, since
January 1986. He is also a director of Infinite Graphics Incorporated.

    Amos Heilicher is a director of the Company. Mr. Heilicher has been President of Advance-Carter, a venture capital company, and Advance Realty Co. for more than five years. Mr. Heilicher is the uncle by marriage of Dr. Fred L. Shapiro.

    Malcolm W. McDonald is a director of the Company. Mr. McDonald has been Director and Sr. Vice President of Space Center, Inc., an industrial real estate firm, and related entities from 1977 to present. Mr. McDonald is also a director of a private company and a director or trustee of several nonprofit organizations.

    Fred L. Shapiro, M.D., is a director of the Company. Dr. Shapiro has been a consultant to Hennepin Faculty Associates, a nonprofit organization involved in medical education, research and patient care, from 1995 to 1999, President of Hennepin Faculty Associates from 1984 to 1995, and Medical Director of the Regional Kidney Disease Program from 1966 to 1984. He has also been a Professor of Medicine at Hennepin County Medical Center and the University of Minnesota from 1976 to present. Dr. Shapiro is the nephew by marriage of Amos Heilicher.

    Mr. Danehy joined the Company in November 2000 as President, Chief Executive Officer and director. Prior to joining the Company, Mr. Danehy was founder and sole owner of JDMD Company LLC, a custom home developer, from January 1999 to November 2000. He served as President, Chief Executive Officer, and board member of Centocor Diagnostics of Pennsylvania, a medical device company, from July 1997 to December 1998. From 1994 through 1997, he served as President, Chief Executive Officer, and board member of Ventana Medical Systems, Inc., a manufacturer of medical instruments for clinical histology and drug discovery.

    Ms. Wrigley has served as Executive Vice President and Secretary from April 2000 to present, as Executive Vice President Corporate Development, General Counsel and Secretary from April 1999 to March 2000, and as Vice President, General Counsel and Secretary from March 1994 to March 1999.

    Mr. Helms joined the Company in August 1996 as Senior Vice President Operations, having previously been employed by Cabot Medical Corporation, a medical device company, from 1988 to 1996, most recently as Vice President of Operations from 1991 to 1996.

    Mr. Cambell has served as Vice President Sales from September 2000 to present, as President of Minntech's international operations from April 1998 to September 2000, and as Managing Director of Minntech's international operations from 1994 to 1998.

    Mr. Fisher joined the Company in November 1996 as Vice President Chief Financial Officer, having previously been employed by U.S. Surgical Corporation, a medical device manufacturer, as Director, Operations Accounting from 1991 to 1996.

    Mr. Johnson has served as Vice President Regulatory Affairs and Quality Assurance from March 1997 to present, as Vice President Quality Assurance from April 1994 to March 1997, and as Director, Quality Assurance from August 1992 through April 1994.

    Mr. Petersen joined the Company in May 2000 as Vice President Research and Development, having previously been employed by Medtronic Inc., a medical technology company, from 1995 to 2000, most recently as Director, Research and Development for Medtronic's perfusion system business.

    The Company's Restated Articles of Incorporation, as amended, provide that the number of directors constituting the Board of Directors will not be more than eleven nor less than three persons and will be determined from time to time by resolution of the Board. The Board of Directors has fixed the size of the Board at seven. The Articles of Incorporation also provide for the election of approximately one-third of the Board of Directors annually.

    Executive officers and officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during and with respect to the fiscal year ended
March 31, 2001, there were no failures in such fiscal year to file on a timely basis a report required under Section 16(a).

ITEM 11. EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended March 31, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to R. James Danehy, the Company's President and Chief Executive Officer, William Hope, the Company's interim Chief Executive Officer from June 2000 to November 2000, and Thomas J. McGoldrick, the Company's President and Chief Executive Officer from March 1997 to June 2000, and to each of the other four most highly compensated executive officers of the Company during fiscal 2001 (together, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


LONG-TERM
                                                     ANNUAL COMPENSATION
COMPENSATION
                                       FISCAL YEAR   -------------------
------------
                                          ENDED
STOCK        ALL OTHER
NAME AND POSITION                       MARCH 31      SALARY     BONUS
OPTIONS      COMPENSATION
-----------------                      -----------   --------   --------
------------   ------------
R. James Danehy .....................     2001       $112,154   $     --
333,964       $  7,801(1)
  President and Chief Executive           2000             --         --
  --             --
  Officer                                 1999             --         --
  --             --

William Hope ........................     2001       $195,000   $     --
25,000       $  2,160(2)
  Former Interim Chief Executive          2000             --         --
  --             --
  Officer                                 1999             --         --
  --             --

Thomas J. McGoldrick ................     2001       $ 74,554   $     --
  --       $207,639(3)
  Former President and Chief              2000        287,338         --
24,000         14,198
  Executive Officer                       1999        264,223    198,750
24,000         20,302

Barbara A. Wrigley ..................     2001       $216,727   $     --
  --       $ 16,298(4)
  Executive Vice President and            2000        211,864         --
10,000         10,961
  Secretary                               1999        182,337     91,260
12,000         12,043

Paul E. Helms .......................     2001       $207,122   $     --
  --       $  8,582(5)
  Sr. Vice President Operations           2000        195,805         --
12,000         10,142
                                          1999        172,510     86,346
12,000         11,208

Andrew P. Cambell ...................     2001       $178,251   $     --
  --       $ 27,922(6)
  Vice President Sales                    2000        162,012         --
11,500         13,594
                                          1999        170,844     75,366
12,000         15,630

Jules Fisher ........................     2001       $165,298   $     --
  --       $  6,749(7)
  Vice President Chief Financial          2000        167,900         --
10,000          8,383
  Officer                                 1999        151,974     76,063
12,000         10,686

------------------------

(1) Includes $468 of premium payments for life insurance and long-term disability insurance and $7,333 of payments for an apartment lease and furniture rental.

(2) Includes $2,160 of payments for attending certain Company meetings after Mr. Hope had finished serving as interim Chief Executive Officer.

(3) Includes $1,025 of 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan, $3,838 of matching contributions under the Company's Supplemental Executive Retirement Plan and $414 of premium payments for life insurance and long-term disability insurance. Also includes $202,362 of payments to Mr. McGoldrick in fiscal 2001 in connection with his separation from the Company effective July 7, 2000. In connection with his separation, the Company entered into an agreement with Mr. McGoldrick to pay him $276,917, less applicable taxes, to provide, at the Company's request, up to an average of 40 hours a month of consulting services to the Company as an independent contractor from July 8, 2000 to July 7, 2001. The Company also agreed to pay Mr. McGoldrick additional compensation for hours worked in excess of 40 hours a month and to reimburse him for expenses incurred in connection with his consulting work for the Company. See also "Certain Relationships and Related Transactions" in
    Item 13 below.

(4) Includes $9,547 of profit sharing contributions and/or 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan, $5,675 of matching contributions under the

    Company's Supplemental Executive Retirement Plan and $1,076 of premium payments for life insurance and long-term disability insurance.

(5) Includes $7,541 of profit sharing contributions and/or 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan and $1,041 of premium payments for life insurance and long-term disability insurance.

(6) Includes $12,872 of pension and savings fund contributions and $15,050 of payments for an apartment lease and furniture rental.

(7) Includes $5,828 of profit sharing contributions and/or 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan and $921 of premium payments for life insurance and long-term disability insurance.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1998 Stock Option Plan during fiscal 2001 to the Named Executives identified in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR


       POTENTIAL REALIZABLE VALUE
                                               % OF TOTAL
           AT ASSUMED RATES OF
                                             OPTIONS GRANTED
        STOCK PRICE APPRECIATION
                                NUMBER OF    TO EMPLOYEES IN
           FOR OPTION TERM(1)
                                 SHARES     FISCAL YEAR ENDED   EXERCISE
EXPIRATION   ---------------------------
NAME                             GRANTED     MARCH 31, 2001      PRICE
DATE           5%            10%
----                            ---------   -----------------   --------
----------   ------------   ------------
R. James Danehy(2)...........    333,964            91.8%       $6.3125
11/29/10     $1,325,670     $3,359,845
William Hope(3)..............     25,000             6.9         7.3750
5/31/10        115,952        293,846
Thomas J. McGoldrick.........         --              --             --
 --             --             --
Barbara A. Wrigley...........         --              --             --
 --             --             --
Paul E. Helms................         --              --             --
 --             --             --
Andrew P. Cambell............         --              --             --
 --             --             --
Jules L. Fisher..............         --              --             --
 --             --             --

------------------------

(1) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

(2) Mr. Danehy received a non-qualified stock option, of which 111,321 shares vest on November 29, 2001, 111,321 shares vest on November 29, 2002 and 111,322 shares vest on November 29, 2003.

(3) Mr. Hope received an incentive stock option for 13,559 shares of common stock, which is immediately exercisable. Mr. Hope also received a non-qualified stock option for 11,441 shares of common stock, which is immediately exercisable.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                          NUMBER OF
 VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS
IN-THE-MONEY OPTIONS AS OF
                                                      AT MARCH 31, 2001
   MARCH 31, 2001(2)
                                                 ---------------------------
---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE
EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------
-----------   -------------
R. James Danehy................................         --        333,964
$    --       $714,850
William Hope...................................     40,466             --
 28,597             --
Thomas J. McGoldrick...........................    217,000             --
  4,686             --
Barbara A. Wrigley.............................    113,500          9,250
  2,441          1,464
Paul E. Helms..................................     74,000         10,000
  2,929          1,757
Andrew P. Cambell..............................     48,875         19,625
  1,123          3,368
Jules L. Fisher................................     72,750          9,250
  2,441          1,464

------------------------

(1) No options were exercised by any Named Executives during the fiscal year ended March 31, 2001.

(2) Calculated on the basis of the fair market value of the underlying shares of common stock at March 30, 2001, the last trading day of the Company's fiscal year, as reported by The Nasdaq National Market of $8.453 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. On June 1, 2001, the closing sale price of a share of the common stock was $9.77.

EMPLOYMENT AGREEMENTS

    The Company has entered into management agreements with its executive officers, including the Named Executives, that provide for a lump sum cash severance payment equal to an amount of one dollar less than three times the executive's average annual compensation for the preceding five year period or, if less, the period of the executive's employment with the Company, plus fringe benefits, in the event of a "change of control" (as defined in the management agreements) of the Company. The maximum amounts currently payable to the Named Executives in the event of a change of control are as follows: Ms. Wrigley, $699,413, Mr. Helms, $633,169, and Mr. Fisher, $540,461. Mr. Danehy's change in control provision does not vest until November 29, 2001, at which time his maximum payout would be $1,079,999. The agreements automatically renew year to year on September 1st until notice of termination of the agreement is given by either party within 60 days prior to the expiration of the annual renewal period then in effect. If a change in control of the Company occurs when the agreement is in effect, the severance payments are due to any executive who either is involuntarily terminated by the Company or voluntarily terminates his or her employment after a reduction in his or her duties, compensation or fringe benefits which occurs within the 36-month period following the change of control. Under the agreement, each executive agrees to remain with the Company for 90 days following a change of control to assist the transition, after which time the executive may, during the next 90 days, voluntarily terminate his or her employment and receive 50% of such severance payment.

    The Company also entered into a separate employment agreement with Mr. Danehy, as President and Chief Executive Officer, on November 29, 2000. Under the employment agreement, Mr. Danehy receives a base salary of $360,000 per year. Beginning in fiscal 2002, Mr. Danehy is eligible to receive an annual bonus at the discretion of the Board of Directors. Mr. Danehy is also eligible to receive a transaction bonus at the discretion of the Board, if a "change in control" (as defined in the management agreement) occurs on or before November 29, 2001. In addition, the Company granted Mr. Danehy an option to purchase 333,964 shares of common stock, pursuant to the terms of a non-qualified stock option agreement. If a change in control occurs on or before November 29, 2001, this option will be immediately null and void. For a period up to twelve months, the Company will also reimburse Mr. Danehy for certain personal expenses related to housing and travel.

    Mr. Danehy's employment will end only upon termination by the Company with or without cause (as defined in the employment agreement), upon death or disability (as defined in the employment agreement), upon expiration of the employment term or upon resignation. The employment agreement expires on December 31, 2001, subject to an automatic one-year extension on each January 1, unless, no later than the October 31st proceeding such automatic extension, the Company gives written notice to Mr. Danehy that it elects not to extend his employment term. If Mr. Danehy's employment ends because of resignation, termination for cause, death or disability, the Company will pay him, or his beneficiary or estate, his base salary through the termination date. If his employment ends for reasons other than for cause, disability or the expiration of his employment term and he is not entitled to any payments under his management agreement, the Company will pay Mr. Danehy an amount equivalent to his base salary at the time of termination in twelve equal monthly installments and continue his health insurance benefits for twelve months. If Mr. Danehy's employment ends at the time of, or following, or in connection with, a change in control, his management agreement will solely determine his rights to any payments and benefits following his employment termination. The employment agreement also includes certain non-compete, confidentiality and non-solicitation provisions.

DIRECTOR COMPENSATION

    Effective July 1, 2000, the Board of Directors decreased the annual fee paid to all non-employee directors from $15,000 to $12,000 annually and increased the number of scheduled full meetings from six to twelve. All non-employee directors also received $1,000 for each full meeting attended and $750 for each committee meeting attended in fiscal 2001. Directors and their spouses are reimbursed for all travel expenses incurred in connection with attendance at meetings of the Board of Directors.

    Effective April 1, 1995, the Company adopted the Emeritus Director Consulting Plan (the "Plan"). The Plan has been adopted to enable the Company to continue to utilize the expertise of directors after retirement. Non-employee directors who have served on the Board of Directors for five full consecutive years are eligible for, and in the event of a change in control of the Company are, subject to certain exceptions, entitled to, participation in the Plan. An annual fee equal to the annual retainer in effect at the time of the director's retirement will be paid in consideration for consulting services to be provided to the Company following the director's retirement. Determination of eligibility and participation in the Plan will be made annually. The length of participation in the Plan will be limited to the number of years of service on the Board of Directors. There are presently no directors participating in the Plan.

    The Company's 1998 Stock Plan (the "1998 Plan") provides for the annual, automatic granting of a defined number of options to non-employee directors at the last regularly scheduled meeting of the Board of Directors during the fiscal year. Such options are granted to each director who is not and has never been an employee of the Company and who (i) is serving an unexpired term as a director, as of the date of the last regularly scheduled meeting of the Board of Directors during any fiscal year of the Company, and (ii) at the time of any such meeting, has served as a director for at least six months of the year preceding the date of such meeting. The 1998 Plan provides that each such director shall, as of the date of the applicable meeting, automatically receive a non-qualified option to purchase 7,030 shares of the Company's common stock, with the option price equal to the fair market value of the

Company's common stock on such date. The 1998 Plan was amended in September 1998 to provide that commencing April 1, 1998, no option may be granted under the 1998 Plan in any fiscal year if following such grant the number of shares purchasable pursuant to options granted under the 1998 Plan in such fiscal year would exceed 3% of the total number of outstanding shares of the Company as of the date of such grant. Because of this amendment, the Board unanimously agreed not to grant any options to the non-employee directors in fiscal 2001.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the common stock of the Company as of June 1, 2001 (except as otherwise noted) with respect to (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table in Item 11 above and (iv) all directors and executive officers as a group. The Company had 6,679,287 shares of common stock outstanding as of June 1, 2001.

                                                                 SHARES
                                                              BENEFICIALLY
PERCENTAGE OF
BENEFICIAL OWNER                                                OWNED(1)
OUTSTANDING SHARES
----------------                                              ------------
------------------
Heartland Advisors, Inc.(2) ................................    999,900
   15.0%
  789 North Water Street
  Milwaukee, Wisconsin 53202
T. Rowe Price Associates, Inc.(3) ..........................    655,000
    9.7
  100 East Pratt Street
  Baltimore, Maryland 21202
Dimensional Fund Advisors Inc.(4) ..........................    491,272
    7.3
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
Fleet Boston Financial Corporation(5) ......................    429,350
    6.4
  100 Federal Street
  Boston, Massachusetts 02110
Thomas J. McGoldrick(6).....................................    245,372
    3.6
Fred L. Shapiro, M.D........................................    163,454
    2.4
George Heenan...............................................    119,039
    1.8
Barbara A. Wrigley..........................................    113,500
    1.7
William Hope................................................     75,766
    1.1
Paul E. Helms...............................................     74,760
    1.1
Jules L. Fisher.............................................     73,976
    1.1
Amos Heilicher..............................................     62,453
      *
Andrew P. Cambell...........................................     50,839
      *
Norman Dann.................................................     32,526
      *
Malcolm W. McDonald.........................................     16,007
      *
R. James Danehy.............................................          0
      *
All directors and executive officers as a group
  (13 persons)..............................................    888,945
   12.1

------------------------

*   Less than one percent.

(1) Includes shares subject to options exercisable currently or within 60 days after June 1, 2001 as follows: Mr. McGoldrick, 187,000 shares; Dr. Fred Shapiro, 57,646 shares; Mr. Heenan, 60,993 shares; Ms. Wrigley, 113,500 shares; Mr. Hope, 40,466 shares; Mr. Helms, 74,000 shares; Mr. Fisher, 72,750 shares; Mr. Heilicher, 57,646 shares; Mr. Cambell, 48,875 shares; Mr. Dann, 29,526 shares; Mr. McDonald, 15,466 shares; and all directors and executive officers as a group, 675,993 shares.

(2) Heartland Advisors, Inc. ("Heartland Advisors") reported its beneficial ownership on a Schedule 13G filed with the SEC on January 23, 2001. The filing indicates Heartland Advisors has sole voting power for 481,000 shares and sole dispositive power for 999,900 shares. It has no shared voting power and no shared dispositive power. William J. Nasgovitz, President and principal shareholder of Heartland Advisors, joined in this filing. Of these 999,900 shares, 480,800 shares also may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act by Mr. Nasgovitz as a result of his position as an officer and director of Heartland
    Group, Inc. The reporting persons do not admit that they constitute a group.

(3) T. Rowe Price Associates, Inc. ("T. Rowe Price") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 9, 2001. The filing indicates that T. Rowe Price has sole dispositive power for 655,000 shares. It has no sole voting power, no shared voting power and no shared dispositive power. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns and has sole voting power for 650,000 shares, representing 9.6% of the outstanding shares), to which T. Rowe Price serves as investment adviser with power to direct investments. T. Rowe Price expressly disclaims beneficial ownership of such securities.

(4) Dimensional Fund Advisors Inc. ("Dimensional Fund") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 2, 2001. The filing indicates that Dimensional Fund has sole voting power for and sole dispositive power for 491,272 shares. It has no shared voting power and no shared dispositive power.

(5) Fleet Boston Financial Corporation ("Fleet Boston") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 14, 2001. The filing indicates that Fleet Boston has sole voting power for 309,350 shares and sole dispositive power for 429,350 shares. It has no shared voting power and no shared dispositive power.

(6) Mr. McGoldrick separated from the Company effective July 7, 2000. His share ownership of 58,372 shares is given as of this date. His 187,000 shares subject to options exercisable currently or within 60 days is given as of June 1, 2001. This represents all of Mr. McGoldrick's remaining stock options, which will expire on July 7, 2001.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended March 31, 2001, the Company had a loan outstanding to Mr. McGoldrick, its former President and Chief Executive Officer, who held office during a portion of that time period. The purpose of the loan was for the payment of taxes related to the exercise of options by Mr. McGoldrick in 1997. The highest amount outstanding of the loan during fiscal 2001 was $66,632. As of May 31, 2001, the outstanding balance of the loan was $21,701. During fiscal 2001, the loan bore interest at the rate of 6.49% per annum, compounded semi-annually.

    In connection with Mr. McGoldrick's separation from the Company effective July 7, 2000, the Company entered into an agreement with Mr. McGoldrick that accelerated the repayment terms of his loan. The Company entered into an agreement with Mr. McGoldrick to pay him $276,917, less applicable taxes, to provide, at the Company's request, up to 40 hours a month of consulting services to the Company as an independent contractor from July 8, 2000 to July 7, 2001. The Company and Mr. McGoldrick also agreed that when the remaining balance of consulting fees due to Mr. McGoldrick equaled approximately $64,000, he would be required to repay the outstanding loan balance on his promissory note with the Company. If Mr. McGoldrick did not repay the balance of the loan at that time, then the Company would have the right to offset against all remaining amounts owing to him under the terms of the agreement. The Company began exercising its right of offset in March 2001. The loan balance will be paid in full on July 6, 2001.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

    (a)  DOCUMENTS FILED AS PART OF REPORT

       1.  Financial statements

           The following consolidated financial statements of the Company and its subsidiaries are filed as part of this Form 10-K:

            (i) Consolidated Balance Sheet for the years ended March 31, 2001 and 2000

            (ii) Consolidated Statement of Earnings for the three years ended
                 March 31, 2001, 2000 and 1999

           (iii) Consolidated Statements of Stockholders' Equity and Comprehensive Income for the three years ended March 31, 2001, 2000, and 1999

            (iv) Consolidated Statement of Cash Flows for the three years ended
                 March 31, 2001, 2000 and 1999

            (v) Notes to Consolidated Financial Statements

            (vi) Report of Independent Accountants

       2.  Schedules filed as part of this Form 10-K: none

           All schedules are omitted because they are not applicable to the Company or because the information required is included in the consolidated financial statements and notes thereto.

       3.  Exhibits included herein:

                 2(a)   Agreement and Plan of Merger, dated as of May 30, 2001,
                          among Cantel Medical Corporation, Canopy Merger
                          Corporation, and the Company(1)

                 3(a)   Restated Articles of Incorporation, as amended(2)

                 3(b)   Restated Bylaws(3)

                 3(c)   Amendment to Bylaws(4)

                 4(a)   Form of Specimen Common Stock Certificate(5)

                 4(b)   Rights Agreement, dated as of July 1, 1999, between the
                          Company and Wells Fargo Bank Minnesota, N.A. (formerly
                          known as Norwest Bank Minnesota, N.A.)(6)

                 4(c)   First Amendment to Rights Agreement, dated as of May 30,
                          2001, between the Company and Wells Fargo Bank
Minnesota,
                          N.A.(7)

                10(a)   1989 Stock Plan, as amended(8)*

                10(b)   Amendment to 1989 Stock Plan effective February 25,
1998(9)*

                10(c)   Amendment to 1989 Stock Plan effective September 30,
                          1998(10)*

                10(d)   Employment Agreement with Barbara A. Wrigley dated
                          September 1, 1996(11)*

                10(e)   1990 Employee Stock Purchase Plan, as amended and
restated,
                          effective June 1, 1998(12)*

                10(f)   Employment Agreement with R. James Danehy dated
                          November 29, 2000(12)*

                10(g)   Management Agreement with R. James Danehy dated
                          November 29, 2000(12)*

                10(h)   Non-Qualified Stock Option Agreement with R. James
Danehy
                          dated November 29, 2000(12)*

                10(i)   Emeritus Director Consulting Plan(13)*

                10(j)   Amendment to Emeritus Director Consulting Plan effective
                          September 26, 1996(14)*

                10(k)   1998 Stock Option Plan, as amended(15)*

                10(l)   Separation and Consulting Agreement with Richard P.
                          Goldhaber dated February 18, 2000(16)*

                10(m)   Separation and Consulting Agreement with Thomas J.
                          McGoldrick dated July 17, 2000(11)*

                10(n)   Amendment to Separation and Consulting Agreement with
Thomas
                          J. McGoldrick dated August 1, 2000(11)*

                10(o)   Separation and Consulting Agreement with Daniel H.
Schyma
                          dated July 31, 2000(11)*

                10(p)   Amended and Restated Supplemental Executive Retirement
Plan
                          effective April 1, 2000(11)*

                10(q)   Employment Agreement with Robert W. Johnson dated
                          September 1, 1996, as amended April 1, 1997(11)*

                10(r)   Employment Agreement with Paul E. Helms dated September
1,
                          1996, as amended April 1, 1997(11)*

                10(s)   Employment Agreement with Jules L. Fisher dated
                          December 11, 1996, as amended April 1, 1997(11)*

                10(t)   First Amendment to Supplemental Executive Retirement
Plan
                          effective September 27, 2000(17)*

                10(u)   Employment Agreement with Michael P. Petersen dated May
26,
                          2000(17)*

                10(v)   Second Amendment to 1998 Stock Option Plan effective
                          March 28, 2001*

                10(w)   Amendment to 1990 Employee Stock Purchase Plan effective
                          July 26, 2000(18)*

                10(x)   Amendment to 1990 Employee Stock Purchase Plan effective
                          May 30, 2001*

                21      Subsidiaries of the Registrant(19)

                23      Consent of PricewaterhouseCoopers LLP

    (b)  REPORTS ON FORM 8-K

           No reports on Form 8-K were filed by the Company during the fourth quarter of fiscal 2001.

------------------------

   * Management contract, compensatory plan or arrangement required to be filed as an exhibit to this Form 10-K.

 (1) Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated May 30, 2001, File No. 0-11278.

 (2) Incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1999, File No. 0-11278.

 (3) Incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-11278.

 (4) Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Registration No. 333-70545.

 (5) Incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 0-11278.

 (6) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on July 12, 1999, File No. 0-11278.

 (7) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8A/A filed on June 7, 2001, File No. 0-11278.

 (8) Incorporated by reference to Exhibit 10(a) to the Company's Annual Report on Form 10-K for the year-ended March 31, 1997, File No. 0-11278.

 (9) Incorporated by reference to Exhibit 10(b) to the Company's Annual Report on Form 10-K for the year ended March 31, 1998, File No. 0-11278.

 (10) Incorporated by reference to Exhibit 10(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 0-11278.

 (11) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, File No. 0-11278.

 (12) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 2000, File No. 0-11278.

 (13) Incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 0-11278.

 (14) Incorporated by reference to Exhibit 10(b) filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 0-11278.

 (15) Incorporated by reference to Exhibit 10 to the Company's Registration Statement on Form S-8, Registration No. 333-70545.

 (16) Incorporated by reference to Exhibit 10(l) to the Company's Annual Report on Form 10-K for the year ended March 31, 2000, File No. 0-11278.

 (17) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-11278.

 (18) Incorporated by reference to Exhibit 10(f) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-11278.

 (19) Incorporated by reference to Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended March 31, 1999, File No. 0-11278.

                              MINNTECH CORPORATION

                           CONSOLIDATED BALANCE SHEET

           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   MARCH 31

-------------------
                                                                2001       2000
                                                              --------
--------
                                ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $15,344    $10,687
  Accounts receivable, less allowance for doubtful accounts
    of $364 and $422, respectively..........................   13,333     14,800
  Inventories...............................................   11,246     12,663
  Deferred taxes............................................    2,206      1,315
  Prepaid expenses and other current assets.................      925      2,115
                                                              -------    -------
    TOTAL CURRENT ASSETS....................................   43,054     41,580
                                                              -------    -------
PROPERTY AND EQUIPMENT, AT COST
  Land, buildings and improvements..........................   12,685     10,340
  Machinery and equipment...................................   24,538     22,338
  Office and sales equipment................................    4,608      4,301
                                                              -------    -------
  Total property and equipment..............................   41,831     36,979
  Less accumulated depreciation.............................  (24,421)
(21,620)
                                                              -------    -------
    NET PROPERTY AND EQUIPMENT..............................   17,410     15,359
OTHER ASSETS
  Intangible assets, net....................................      820      1,085
  Other.....................................................    1,728      3,810
                                                              -------    -------
TOTAL ASSETS................................................  $63,012    $61,834
                                                              =======    =======

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $ 3,717    $ 4,593
  Accrued salaries and wages................................      889      1,509
  Accrued profit sharing....................................      130        628
  Other accrued expenses....................................    3,789      1,211
  Income taxes payable......................................      271        478
                                                              -------    -------
    TOTAL CURRENT LIABILITIES...............................    8,796      8,419
DEFERRED INCOME TAXES.......................................       57        241
DEFERRED COMPENSATION.......................................      738        866
STOCKHOLDERS' EQUITY
  Preferred Stock--$.05 par value; 5,000,000 shares
    authorized, none outstanding
    Common Stock--$.05 par value; 20,000,000 shares
    authorized, 6,679,287 and 6,686,714 shares issued and
    outstanding, respectively...............................      334        334
  Additional paid-in capital................................   12,084     12,181
  Retained earnings.........................................   42,361     40,887
  Accumulated other comprehensive loss......................   (1,358)
(1,094)
                                                              -------    -------
  TOTAL STOCKHOLDERS' EQUITY................................   53,421     52,308
COMMITMENTS AND CONTINGENCIES
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $63,012    $61,834
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                              MINNTECH CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS

              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEARS ENDED
MARCH 31

------------------------------
                                                                2001       2000
     1999
                                                              --------
--------   --------
REVENUES
  Net sales--products.......................................  $76,585    $77,112
   $77,835
  Contract revenue..........................................       --         60
     1,040
                                                              -------    -------
   -------
    Total revenues..........................................   76,585     77,172
    78,875
                                                              -------    -------
   -------
OPERATING COSTS AND EXPENSES
  Cost of product sales.....................................   49,315     45,222
    44,351
  Research and development..................................    3,664      4,493
     4,440
  Selling, general, and administrative......................   20,698     19,140
    20,249
  Amortization of intangible assets.........................      316        589
       848
                                                              -------    -------
   -------
    Total operating costs and expenses......................   73,993     69,444
    69,888
                                                              -------    -------
   -------
EARNINGS FROM OPERATIONS....................................    2,592      7,728
     8,987
                                                              -------    -------
   -------
OTHER INCOME (EXPENSES)
  Interest expense..........................................      (76)
(38)      (112)
  Interest income and other, net............................      792      1,128
     1,916
                                                              -------    -------
   -------
                                                                  716      1,090
     1,804
                                                              -------    -------
   -------
EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST..........    3,308      8,818
    10,791
  Provision for income taxes................................    1,030      2,877
     3,647
  Minority interest.........................................       --         --
       (16)
                                                              -------    -------
   -------
NET EARNINGS BEFORE CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE......................................    2,278      5,941
     7,160
Cumulative effect of a change in accounting principle, net
  of tax....................................................     (136)        --
        --
                                                              -------    -------
   -------
NET EARNINGS................................................  $ 2,142    $ 5,941
   $ 7,160
                                                              =======    =======
   =======
Weighted Average Common Shares Outstanding -- Basic.........    6,680      6,821
     6,803
Earnings Per Share--Basic:
Earnings Before Cumulative Effect...........................  $  0.34    $  0.87
   $  1.05
Cumulative Effect...........................................    (0.02)        --
        --
                                                              -------    -------
   -------
Net Earnings................................................  $  0.32    $  0.87
   $  1.05
                                                              =======    =======
   =======
Weighted Average Common Shares Outstanding -- Diluted.......    6,682      6,912
     6,850
Earnings Per Share--Diluted:
Earnings Before Cumulative Effect...........................  $  0.34    $  0.86
   $  1.05
Cumulative Effect...........................................    (0.02)        --
        --
                                                              -------    -------
   -------
Net Earnings................................................  $  0.32    $  0.86
   $  1.05
                                                              =======    =======
   =======

   The accompanying notes are an integral part of these financial statements.

                              MINNTECH CORPORATION

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                             (DOLLARS IN THOUSANDS)

                                                    COMMON STOCK
                                         -----------------------------------
                                           SHARES
ACCUMULATED
                                           ISSUED       AMOUNT    ADDITIONAL
  OTHER
                                             AND          AT       PAID-IN
COMPREHENSIVE   RETAINED
                                         OUTSTANDING     PAR       CAPITAL
INCOME (LOSS)   EARNINGS    TOTAL
                                         -----------   --------   ----------
-------------   --------   --------
BALANCES AT MARCH 31, 1998.............   6,771,736      $339       $12,657
 $  (319)     $29,156    $41,833
                                          =========      ====       =======
 =======      =======    =======
Net earnings...........................
                7,160      7,160
Unrealized holding gain on securities
  (including taxes of $7)..............
      14                      14
Foreign currency translation
  adjustment...........................
     (42)                    (42)
                                          ---------      ----       -------
 -------      -------    -------
Comprehensive income...................
                           7,132
                                          ---------      ----       -------
 -------      -------    -------
Exercise of stock options..............      88,833         4           865
                             869
Repurchase of shares...................    (101,200)       (5)       (1,006)
                          (1,011)
Employee stock purchase plan...........      19,248         1           205
                             206
Tax benefit from exercise of stock
  options..............................                                 168
                             168
Dividend paid of $.10 per share........
                 (679)      (679)
                                          ---------      ----       -------
 -------      -------    -------
BALANCES AT MARCH 31, 1999.............   6,778,617      $339       $12,889
 $  (347)     $35,637    $48,518
                                          =========      ====       =======
 =======      =======    =======
Net earnings...........................
                5,941      5,941
Foreign currency translation
  adjustment...........................
    (747)                   (747)
                                          ---------      ----       -------
 -------      -------    -------
Comprehensive income...................
                           5,194
                                          ---------      ----       -------
 -------      -------    -------
Exercise of stock options..............     148,888         7         1,512
                           1,519
Repurchase of shares...................    (262,800)      (13)       (2,633)
                          (2,646)
Employee stock purchase plan...........      22,009         1           253
                             254
Tax benefit from exercise of stock
  options..............................                                 160
                             160
Dividend paid of $.10 per share........
                 (691)      (691)
                                          ---------      ----       -------
 -------      -------    -------
BALANCES AT MARCH 31, 2000.............   6,686,714      $334       $12,181
 $(1,094)     $40,887    $52,308
                                          =========      ====       =======
 =======      =======    =======
Net earnings...........................
                2,142      2,142
Foreign currency translation
  adjustment...........................
    (264)                   (264)
                                          ---------      ----       -------
 -------      -------    -------
Comprehensive income...................
                           1,878
                                          ---------      ----       -------
 -------      -------    -------
Exercise of stock options..............       1,271
Repurchase of shares...................     (24,100)       (1)         (192)
                            (193)
Employee stock purchase plan...........      15,402         1            95
                              96
Dividend paid of $.10 per share........
                 (668)      (668)
                                          ---------      ----       -------
 -------      -------    -------
BALANCES AT MARCH 31, 2001.............   6,679,287      $334       $12,084
 $(1,358)     $42,361    $53,421
                                          =========      ====       =======
 =======      =======    =======

   The accompanying notes are an integral part of these financial statements.

                              MINNTECH CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                   YEARS ENDED
MARCH 31

------------------------------
                                                                2001       2000
     1999
                                                              --------
--------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings................................................  $ 2,142    $ 5,941
   $ 7,160
  Adjustments to reconcile net earnings to net cash provided by operating activities
    Depreciation and amortization...........................    3,461      3,440
     3,625
    Tax benefit from stock option exercises.................       --        160
       168
    Foreign currency exchange gain..........................     (130)
(284)       (46)
    Deferred income taxes...................................   (1,076)
(317)      (220)
    Gain on sale of patents.................................       --         --
    (1,481)
    Loss on sale of assets to LifeStream....................      261         --
        --
    Gain on sale of land....................................       --
(176)        --
    Changes in assets and liabilities:
      Accounts receivable...................................    1,139
(62)    (2,966)
      Inventories...........................................    1,009
(3,034)    (1,041)
      Prepaid expenses......................................    1,257
(630)      (858)
      Accounts payable......................................     (786)       527
        84
      Accrued expenses......................................    2,049
(547)       420
      Income taxes payable..................................      (24)
(226)       233
    Other...................................................       58         57
        96
                                                              -------    -------
   -------
      Total adjustments.....................................    7,218
(1,092)    (1,986)
                                                              -------    -------
   -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................    9,360      4,849
     5,174
                                                              -------    -------
   -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................   (5,669)
(4,088)    (3,692)
  Patent application costs..................................     (147)
(408)      (237)
  Proceeds from sale of undeveloped land....................       --        710
        --
  Proceeds from sale of marketable securities...............       --         --
       445
  Proceeds from sale of patents.............................       --         --
     1,600
  Proceeds from product line disposition....................    2,029      2,239
        --
  Other.....................................................      194
(102)        95
                                                              -------    -------
   -------
NET CASH USED IN INVESTING ACTIVITIES.......................   (3,593)
(1,649)    (1,789)
                                                              -------    -------
   -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable................................       --         --
        27
  Payment of note payable...................................       --
(252)        --
  Proceeds from exercise of stock options...................       --      1,519
       869
  Proceeds from employee stock purchase plan................       96        254
       206
  Purchase of minority interest.............................       --         --
      (436)
  Stock repurchase..........................................     (193)
(2,646)    (1,011)
  Payment of cash dividends.................................     (668)
(691)      (679)
                                                              -------    -------
   -------
NET CASH USED IN FINANCING ACTIVITIES.......................     (765)
(1,816)    (1,024)
Effects of exchange rate changes on foreign currency cash
  balances..................................................     (345)       132
         5
                                                              -------    -------
   -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................    4,657      1,516
     2,366
Cash and cash equivalents at beginning of year..............   10,687      9,171
     6,805
                                                              -------    -------
   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $15,344    $10,687
   $ 9,171
                                                              =======    =======
   =======
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest......................................  $    --    $    --
   $     4
Cash paid for income taxes..................................  $   600    $ 2,696
   $ 3,409

   The accompanying notes are an integral part of these financial statements.

                              MINNTECH CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS DESCRIPTION

    Minntech Corporation is a leader in developing, manufacturing, and marketing medical devices, sterilants, and water filtration products. The Company's products are used in kidney dialysis, open-heart surgery, endoscopy, and in the preparation of pure water for medical, industrial, and laboratory use.

    CONSOLIDATION POLICY

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    The Company sells the majority of its products direct to the customer. Consequently, revenue is recognized when the risks and rewards of ownership and title have transferred to customers. This condition is normally met when the product has been delivered, or upon performance of services. Certain sales of equipment are deferred and recognized at the time of installation at the customer location, if required under the terms of the contract. Contract revenue derived from development and marketing agreements are recorded as earned based upon the performance requirements of the contract.

    Prior to 2001, the Company recognized revenue upon shipment of products and equipment to customers (refer to "Accounting Change").

    Provisions for sales allowances and returned products are estimated and recorded at the time of sale. The Company allows customers to return products for credit upon written authorization from the Company.

    The Company sells a wide range of products to a diversified base of customers around the world. The Company's five largest customers accounted for approximately 33.2% of total sales in 2001. The largest customer accounted for 9.3% of sales in 2001.

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consisted of:

                                                                YEAR ENDED
                                                                 MARCH 31
                                                            -------------------
                                                              2001       2000
                                                            --------   --------
Cash......................................................  $ 3,999    $ 4,590
Money market mutual funds.................................   11,345      6,097
                                                            -------    -------
Total cash and equivalents................................  $15,344    $10,687
                                                            =======    =======

    A substantial portion of the Company's cash balances are held in one financial institution.

    Money market mutual funds are stated at fair value, which approximates cost at March 31, 2001 and 2000.

    INVENTORIES

    Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out method.

    Inventories consisted of:

                                                                YEAR ENDED
                                                                 MARCH 31
                                                            -------------------
                                                              2001       2000
                                                            --------   --------
Finished goods............................................  $ 4,627    $ 5,095
Materials and work-in process.............................    6,619      7,568
                                                            -------    -------
Total inventory...........................................  $11,246    $12,663
                                                            =======    =======

    FORWARD CONTRACTS

    As of March 31, 2001 the Company had one forward contract to purchase euro's. This contract serves to offset the foreign currency fluctuations experienced by The Netherlands subsidiary (Minntech BV), which uses the euro as their local functional currency. Minntech BV has the majority of its cash balances and customer invoicing in U.S. dollars. The notional value of the contract is $3.0 million. As of March 31, 2001 the contract had a total unrealized loss of $.27 million. The settlement date of the contract is May 25, 2001. Each month a valuation is done and the contract is marked to market with any gain or loss reflected in the Company's income statement as a component of other income and expense.

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property and equipment are depreciated on a straight-line basis over their estimated service lives. Accelerated and straight-line methods are used for income tax reporting purposes.

                                                          ESTIMATED LIVES IN
YEARS

------------------------
Buildings...............................................       31.5
Building improvements...................................      5 - 20
Machinery & equipment...................................      3 - 10
Transportation equipment................................       3 - 5
Office equipment........................................      3 - 10

    INTANGIBLE ASSETS

    Intangible assets include patent application costs and goodwill. Patent application costs consist principally of legal and filing fees and are capitalized and amortized over five years. Goodwill represents the cost in excess of the fair value of net assets acquired and is amortized using the straight-line method over five to ten years. The Company periodically evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows of the related business unit.

    Accumulated amortization at March 31, 2001 was $4,421.

    RESEARCH AND DEVELOPMENT

    Research and development costs are charged to operations as incurred.

    INCOME TAXES

    The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

    FOREIGN CURRENCY TRANSLATION

    Assets and liabilities of the Company's foreign operations with a functional currency other than the U.S. dollar are translated to U.S. dollars at year-end exchange rates. Revenues and expenses are translated at rates that approximate those prevailing at the time of transactions. The resulting translation adjustments are reported as a component of accumulated other comprehensive income in stockholders' equity.

    ACCOUNTING CHANGE

    During the fourth quarter of 2001, the Company changed its revenue recognition policy for certain transactions. Essentially, the new policies recognize revenue for certain equipment sales at the time at which the equipment is installed at the customer location. In addition to this change in accounting, the Company has revised aspects of its accounting for certain product sales as the risks and rewards of ownership do not substantially transfer to customers until the product has been delivered. These new

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) policies are consistent with the guidance contained in SEC Staff Bulletin
No. 101. The effect of these changes in revenue recognition policies, as of April 1, 2000, has been reported as a cumulative effect of an accounting change in 2001 as a $136, net of tax, reduction to earnings. This did not have a significant effect on previously reported 2001 quarters or prior years, consequently pro forma information has not been provided.

    RECLASSIFICATIONS

    Certain reclassifications have been made to make the prior year financial statements comparable with the current year's presentation. These reclassifications had no effect on earnings or shareholders' equity as previously reported.

NOTE 2--ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board "FASB," issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement, which must be adopted by the Company for transactions entered into beginning April 1, 2001, establishes new standards for recognition and measurement of derivatives and hedging activities. The Company does not have a practice of using derivatives for hedging purposes and as a result the adoption of this statement will not be material.

    In the fourth quarter of 2001, the Company adopted the Financial Accounting Standards Board's Emerging Issues Task Force (EITF) No. 00-10, "Accounting for Shipping and Handling Fees and Costs." EITF No. 00-10 requires companies to classify as revenue all amounts billed to customers in a sales transaction, including those amounts related to shipping and handling. The adoption of EITF No. 00-10 has resulted in the reclassification of certain freight amounts invoiced from cost of goods sold to revenue. The effect on the Company's Consolidated Statement of Operations was to increase cost of sales and increase revenue by $3,128, $2,816, and $2,611 in 2001, 2000, and 1999, respectively.
These reclassifications had no effect on consolidated net earnings.

NOTE 3--LINE OF CREDIT

    At March 31, 2001, the Company had a line of credit with a commercial bank which allowed the Company to borrow up to $10,000 on an unsecured basis at the prime rate of interest (8.00 percent at March 31, 2001) or the indexed London Interbank Offered Rate (LIBOR). At March 31, 2001, the Company had no outstanding borrowings under the line of credit. This line of credit expires September 30, 2002.

NOTE 4--SEGMENT DATA AND SIGNIFICANT CUSTOMERS

    Revenues in prior periods have been reclassified to conform with the current year's presentation. During 2001 identifiable assets were restated to be consistent with fiscal year 2001 management reporting practices.

    The Company's businesses are organized, managed, and internally reported as three segments. These segments, which are based upon products, services and industry, are Dialysis Products, Cardiosurgery Products, and Other Developing Businesses. Management of these segments includes

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 4--SEGMENT DATA AND SIGNIFICANT CUSTOMERS (CONTINUED) responsibility for different product lines and services on a geographic basis, including accountability for revenues as well as sales and marketing costs.

    Research and development is managed at the corporate level. Resource decisions and performance assessment is managed by corporate officers. Research and development expenses are monitored by project and allocated to their respective segments. Corporate administration costs are not allocated to reportable segments. Therefore, management does not represent that these segments, if operated independently, would report the operating income and other financial information shown below. The table below presents information about the Company's reportable segments for the fiscal years ended March 31, 2001, 2000, and 1999:

BUSINESS SEGMENT INFORMATION

                                                                      OTHER
                                         DIALYSIS   CARDIOSURGERY   DEVELOPING
 CORPORATE &      TOTAL
                                         PRODUCTS     PRODUCTS      BUSINESSES
UNALLOCATED(1)   COMPANY
                                         --------   -------------   ----------
--------------   --------
REVENUES
2001...................................  $57,397       $10,821        $8,367
   $     --      $76,585
2000...................................   56,513        13,038         7,561
         60       77,172
1999...................................   54,719        16,412         6,704
      1,040       78,875

EARNINGS (LOSS) FROM OPERATIONS
2001...................................  $11,863       $ 1,923        $1,043
   $(12,237)     $ 2,592
2000...................................   15,590         2,682          (291)
    (10,253)       7,728
1999...................................   17,062         3,039          (153)
    (10,961)       8,987

IDENTIFIABLE ASSETS(2)
2001...................................  $29,273       $ 9,101        $5,079
   $ 19,559      $63,012
2000...................................   27,089        14,445         4,642
     15,658       61,834
1999...................................   25,658        14,215         4,922
     13,931       58,726

------------------------

(1) Loss from operations consists of unallocated corporate administrative expenses and amortization of intangibles.

(2) Identifiable segment assets include accounts receivable, property, plant and equipment inventories, and long term notes receivable. Additional assets included in corporate administration primarily include cash and short-term investments, capitalized patent costs, deferred income taxes, goodwill, land, and certain prepaid expenses.

    GEOGRAPHIC AREAS

    Information in the table below is presented on the basis which the Company uses it to manage the identifiable segments. Export sales amounted to 18 percent and 22 percent of revenues for the twelve month periods ended
March 31, 2001 and 2000, respectively. Substantially all of the Company's export sales are negotiated, invoiced, and paid in U.S. dollars.

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 4--SEGMENT DATA AND SIGNIFICANT CUSTOMERS (CONTINUED)
GEOGRAPHIC AREA INFORMATION


   INTERCOMPANY
                                         UNITED STATES   INTERNATIONAL
OTHER(1)     REVENUES      TOTAL
                                         -------------   -------------
--------   ------------   --------
REVENUES
2001...................................     $71,203         $15,685       $  --
     $(10,303)    $76,585
2000...................................      68,962          19,136          60
      (10,986)     77,172
1999...................................      69,803          20,575       1,040
      (12,543)     78,875

PROPERTY, PLANT & EQUIPMENT, NET
2001...................................     $15,333         $ 2,077          --
           --     $17,410
2000...................................      12,836           2,523          --
           --      15,359
1999...................................      12,149           2,872          --
           --      15,021

------------------------

(1) Contract revenue.

    SIGNIFICANT CUSTOMERS

    For the period ended March 31, 1999, one customer in the Company's dialysis products segment accounted for 10% of total consolidated sales.

NOTE 5--TAXES

    The provision for income taxes consisted of the following:

                                                            YEAR ENDED MARCH 31,

------------------------------
                                                       FEDERAL     STATE
TOTAL
                                                       --------   --------
--------
2001
Currently payable....................................   $1,991      $115
$2,106
Deferred.............................................     (930)     (146)
(1,076)
                                                        ------      ----
------
Total................................................   $1,061      $(31)
$1,030
                                                        ======      ====
======

2000
Currently payable....................................   $2,708      $486
$3,194
Deferred.............................................     (291)      (26)
(317)
                                                        ------      ----
------
Total................................................   $2,417      $460
$2,877
                                                        ======      ====
======

1999
Currently payable....................................   $3,195      $672
$3,867
Deferred.............................................     (202)      (18)
(220)
                                                        ------      ----
------
Total................................................   $2,993      $654
$3,647
                                                        ======      ====
======

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 5--TAXES (CONTINUED)
    The provision for income taxes differs from the statutory U.S. federal tax rate of 34 percent applied to earnings before income taxes as follows:

                                                                   YEAR ENDED
MARCH 31,

------------------------------
                                                                2001       2000
     1999
                                                              --------
--------   --------
Income tax expense at statutory federal income tax rates....   $1,119     $2,998
    $3,669
International operations....................................      126
(725)      (415)
State income taxes, net of federal benefit..................      (30)       113
       195
Exempt income attributable to foreign sales.................      (13)
(49)       (17)
Other, net..................................................     (172)       540
       215
                                                               ------     ------
    ------
Total provision.............................................   $1,030     $2,877
    $3,647
                                                               ======     ======
    ======

    The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                                                  YEAR ENDED
                                                                   MARCH 31

-------------------
                                                                2001       2000
                                                              --------
--------
Current deferred tax asset
  Foreign subsidiary net operating losses...................   $  799     $  558
  Inventories...............................................      810        716
  Accrued expenses..........................................    1,121        350
  Other, net................................................      275        249
                                                               ------     ------
  Gross current deferred tax asset..........................    3,005      1,873
  Valuation allowance.......................................     (799)
(558)
                                                               ------     ------
  Net current deferred tax asset............................   $2,206     $1,315
                                                               ======     ======
Non-current deferred tax asset
  Amortization of goodwill..................................   $  404     $  433
  Deferred compensation and severance.......................      292        121
  Other, net................................................      132         --
                                                               ------     ------
  Net non-current deferred tax asset........................      828        554

Non-current deferred tax liability
  Property, plant and equipment depreciation................      885        795
                                                               ------     ------
  Net non-current deferred tax liability....................   $  (57)    $
(241)
                                                               ======     ======

    The Company recorded valuation allowances related to foreign subsidiaries net operating losses which are not recognized until their ultimate realization is considered to be more likely than not. Cumulative net operating losses can be carried forward to offset income tax liability on income in certain foreign operations. These cumulative losses must be used during the 2002 - 2006 period.

    U.S. income taxes have not been provided on approximately $6,400 of undistributed earnings of non-U.S. subsidiaries. The Company plans to reinvest these undistributed earnings. If any portion were

                              MINNTECH CORPORATION

                             (DOLLARS IN THOUSANDS)

NOTE 5--TAXES (CONTINUED)
to be distributed, the related U.S. tax liability may be reduced by foreign income taxes paid on those earnings plus any available foreign tax credit carryovers. Determination of the unrecognized deferred tax liability related to these undistributed earnings is not practicable.

    During fiscal 2001 the Company expanded its business presence in several areas and became aware of additional exposure related to state sales and use taxes. The Company is in the process of negotiating with certain states involving numerous facts and circumstances. Based upon the most current information available to management, the Company recorded a charge during the fourth quarter of fiscal 2001 of approximately $1,537 as a result of a change in estimate of their sales and use tax liability. In 2000, the Company had recorded a liability of approximately $1,100 for estimated state sales and use taxes. As of March 31, 2001, the estimated state sales and use tax accrual of $2,021 has been recorded for amounts expected to be paid, and is included in other accrued liabilities on the consolidated balance sheet. Final resolution of these negotiations and payment of sales and use tax amounts could result in different amounts than those provided.

NOTE 6--COMMITMENTS

    OPERATING LEASES

    Total rental expense for operating leases for fiscal years 2001, 2000, and 1999 was approximately $869, $580, and $422, respectively. Operating leases are for warehouse space, reprocessing centers, and office equipment.

    Future minimum lease payments for operating leases, net of cancellation clauses, consist of the following at March 31, 2001:

FISCAL YEAR                                                    AMOUNT
-----------                                                   --------
2002........................................................   $  720
2003........................................................      542
2004........................................................      368
2005........................................................      316
2006........................................................       97
                                                               ------
                                                               $2,043
                                                               ======

    SEVERANCE AGREEMENTS

    The Company has management agreements with certain employees that provide severance pay benefits if there is a change in control of the Company. Under the agreements, these officers receive 100 percent of such severance benefits if they are involuntarily terminated and 50 percent of such severance benefits if they voluntarily terminate. The maximum contingent liability under these agreements at March 31, 2001, was approximately $3,025. On November 29, 2001 the total will increase to $4,105 due to additional vesting.

NOTE 7--STOCK OPTIONS

    At March 31, 2001, the Company has reserved 3,203,125 shares of common stock for issuance under its 1989 and 1998 Stock Plans. The plans provide for incentive stock options and non-qualified options to be granted to directors, officers, key employees, and consultants at an exercise price not less than fair market value of the common stock at the date of grant. The options vest over a three or four year period, or 50% immediately and 50% over 4 years, or over a 6 month period, depending upon the optionee. All options expire after ten years.

    Option transactions under these plans during the three years ended March 31, 2001, are summarized as follows:

                                                                      WEIGHTED-
                                                          NUMBER       AVERAGE
                                                        OF OPTIONS   OPTION
PRICE
                                                        ----------
------------
Outstanding at March 31, 1998.........................  2,066,640       $11.27
  Granted.............................................    255,936        12.71
  Exercised...........................................    (88,833)       10.07
  Cancelled...........................................    (29,568)       14.37
                                                        ---------       ------
Outstanding at March 31, 1999.........................  2,204,175        11.46
  Granted.............................................    200,701         8.06
  Exercised...........................................   (148,888)       10.21
  Cancelled...........................................    (78,340)       12.78
                                                        ---------       ------
Outstanding at March 31, 2000.........................  2,177,648        11.18
  Granted.............................................    363,964         6.40
  Exercised...........................................     (7,030)        5.89
  Cancelled...........................................   (361,941)       10.78
                                                        ---------       ------
Outstanding at March 31, 2001.........................  2,172,641       $10.46
                                                        =========       ======

    The following table summarizes stock options outstanding and exercisable at March 31, 2001.

                              OUTSTANDING
 EXERCISABLE
-----------------------------------------------------------------------
----------------------------
                                    WEIGHTED-AVERAGE
      EXERCISE                        CONTRACTUAL      WEIGHTED-AVERAGE
     WEIGHTED-AVERAGE
     PRICE RANGE         OPTIONS     LIFE REMAINING     EXERCISE PRICE
OPTIONS     EXERCISE PRICE
---------------------   ---------   ----------------   ----------------
---------   ----------------
6.1$6 - $10.25.....       792,790         7.5               $ 8.01
380,940        $ 9.48
10.$26 - $14.35....     1,285,114         3.6                11.47
1,189,678         11.39
14.$36 - $20.50....        94,737         3.5                17.41
94,737         17.41
                        ---------
---------
                        2,172,641         5.0               $10.46
1,665,355        $11.29
                        =========
=========

    The estimated weighted-average grant-date fair value of stock options granted during fiscal years 2001, 2000, and 1999 were $6.40, $8.06, and $5.70, per option, respectively. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option and purchase plans. Had the Company's stock option plans and its stock purchase plans compensation costs been determined based on the fair value at the option grant dates for awards consistent with the accounting provision of FAS 123 "Accounting for Stock Based Compensation," the

Company's net earnings per share for fiscal 2001, 2000, and 1999 would have been adjusted to the pro forma amounts indicated below:

                                                           YEAR ENDED MARCH 31

------------------------------
                                                        2001       2000
1999
                                                      --------   --------
--------
Net Earnings...........................  As reported   $2,142     $5,941
$7,160
                                           Pro-Forma   $  503     $4,019
$4,105
Basic Earnings per share...............  As reported   $ 0.32     $ 0.87     $
1.05
                                           Pro-Forma   $ 0.08     $ 0.59     $
0.61
Diluted Earnings per share.............  As reported   $ 0.32     $ 0.86     $
1.05
                                           Pro-Forma   $ 0.08     $ 0.58     $
0.60

    The fair value of options granted under the Company's fixed stock option plans during fiscal 2001, 2000 and 1999 was estimated on the dates of grant using the Black-Scholes options-pricing model. The assumptions for fiscal 2001, 2000, and 1999 were as follows:

                                                       YEAR ENDED MARCH 31

---------------------------------------
                                               2001           2000
1999
                                             ---------      ---------
---------
Risk free interest rates...................  5.4 - 6.4%     5.4 - 6.4%     5.4 -
6.2%
Expected life..............................  6.1 years      5.6 years      6.6
years
Expected volatility........................         59%            55%
 38%
Expected dividends.........................       1.18%          1.36%
 .75%

    Pro forma compensation cost related to shares purchased under the Employee Stock Purchase Plan, discussed below, is measured based on the discount from market value. The effects of applying FAS 123 in this pro forma disclosure are not indicative of future pro forma effects. FAS 123 does not apply to awards prior to fiscal 1996, and additional awards in future years are anticipated.

    The Company adopted an employee stock purchase plan on June 1, 1990. Under the plan, 562,500 shares of common stock were reserved for issuance to eligible employees. The plan allows employees to designate up to 10 percent of their base salaries for the purchase of shares of the Company's common stock at 85 percent of fair market value on the first day or last day of the plan period, whichever price is lower. The first plan period begins January 1, 2001 and ends on June 30, 2001. The second plan period begins July 1, 2001 and ends on December 31, 2001.

    At March 31, 2001, the Company held a total of $92 in payroll withholdings for the purchase of stock under the plan. A total of 162,581 shares have been issued under the plan since inception: 18,394 shares in 2001; 15,402 shares in 2000, and 22,009 shares in 1999.

NOTE 8--PROFIT SHARING AND RETIREMENT SAVINGS

    The Company has a 401(k) retirement savings and profit sharing plan under which eligible employees may contribute up to 10 percent of their salaries. The Company matches 50 percent of employee contributions to a maximum of 6 percent of compensation. The Company also makes annual profit sharing contributions to the plan at the discretion of the Board of Directors. The Company's contributions were as follows:

                                                               YEAR ENDED MARCH
31,

------------------------------
                                                            2001       2000
 1999
                                                          --------   --------
--------
Matching 401(k) contributions...........................    $370       $ 68
 $ 63
Matching SERP contributions.............................      10         --
   --
Profit sharing contributions............................     274        629
  624
                                                            ----       ----
 ----
Total Company contributions.............................    $654       $697
 $687
                                                            ====       ====
 ====

NOTE 9--PREFERRED STOCK

    The Company's Board of Directors is authorized to issue five million shares of no par value Preferred Stock in one or more series. The Board can determine voting, conversion, dividend and redemption rights, and other preferences of each series. No shares have been issued under this authorization.

    A share rights plan was announced by the Company on July 1, 1999. Under the plan the Board of Directors has declared a dividend distribution of one preferred share purchase right on each outstanding share of Minntech's common stock held by shareholder's of record as of the close of business on July 22, 1999. The rights will expire on July 22, 2009. Each right will entitle Minntech shareholders to buy one hundredth of a share of a newly created series of preferred stock at an exercise price of $65 (subject to adjustment). The rights will generally become exercisable after any person or group acquires beneficial ownership of 20 percent or more of Minntech's common stock.

NOTE 10--NET EARNINGS PER SHARE

    The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations for the years ended March 31, 2001, 2000, and 1999.

                                               BASIC EARNINGS   EFFECT OF
DILUTIVE   DILUTED EARNINGS
                                                 PER SHARE        STOCK OPTIONS
       PER SHARE
                                               --------------
------------------   ----------------
2001
Net earnings.................................      $2,142
         $2,142
Weighted-average-shares......................       6,680                  2
          6,682
Per share amount.............................      $ 0.32
         $ 0.32

2000
Net earnings.................................      $5,941
         $5,941
Weighted-average-shares......................       6,821                 91
          6,912
Per share amount.............................      $ 0.87
         $ 0.86

1999
Net earnings.................................      $7,160
         $7,160
Weighted-average-shares......................       6,803                 47
          6,850
Per share amount.............................      $ 1.05
         $ 1.05

    Outstanding stock options to purchase 545,000 shares, 308,000 shares, and 140,000 shares of common stock as of March 31, 2001, 2000, and 1999 respectively, were not included in the computation of diluted earnings per share because the options' exercise prices were greater than the average market price of the common stock during the period. Upon a change in control of the Company stock options to purchase 1,838,677 shares of common stock would accelerate and vest immediately.

NOTE 11--PRODUCT LINE DISPOSITION

    On October 6, 1999, the Company finalized the sale of all assets and rights related to its Biocor-TM- oxygenator and EnGUARD-TM- PHX cardioplegia systems components to LifeStream International LLC, a newly formed cardiopulmonary products company, in exchange for $7.2 million in cash and warrants. Under the terms of the agreement Minntech received $2.24 million in cash at closing. One payment of $.25 million was received when a product modification met specifications and another $.25 million was received when 510K approval was received on a new product. $1.25 million was received on the one year anniversary of the sale and $.28 million of inventory was purchased. The remaining amount to be collected is $1.45 million in deferred payments. In addition, LifeStream will purchase the remaining inventory balances for these product lines when the Company ceases the contract manufacturing arrangement.. As of March 31, 2001 the Company had $.5 million in related inventory for these products. Upon resolution of several issues related to the sale of certain assets, the Company recorded a $.26 million loss in the fourth quarter of fiscal 2001.

NOTE 12--SUBSEQUENT EVENT (UNAUDITED)

    On May 30, 2001, the Company entered into a definitive merger agreement with Cantel Medical Corporation, under which Cantel will acquire the Company. Under the terms of the agreement, each share of Minntech stock will be converted into the right to receive $10.50, consisting of $6.25 in cash, and a fraction of a share of common stock of Cantel having a value of $4.25, subject to possible adjustment.

    The transaction is subject to customary closing conditions, including the approval of the shareholders of the Company and Cantel. Under the merger agreement, the Company has the right to terminate the agreement if Cantel's average closing stock price during a defined period ending shortly before the merger is below $13.24, unless Cantel elects to provide the Company's shareholders additional consideration, in cash or Cantel shares, at Cantel's option, such that the total consideration is no less than $10.00 for each Minntech share.

    On May 30, 2001, the Company's Board of Directors amended the share rights plan (described in "Note 9--Preferred Stock" above) to exempt this transaction from its application. The Company recorded a charge for approximately
$.30 million of legal and consulting expenses incurred in connection with this transaction in the fourth quarter of fiscal 2001.

NOTE 13--QUARTERLY DATA (UNAUDITED)

                                        FIRST QUARTER (3)   SECOND QUARTER
THIRD QUARTER   FOURTH QUARTER
                                        -----------------   --------------
-------------   --------------
FISCAL YEAR ENDED MARCH 31, 2001:
Net Revenues(1).......................       $17,605            $18,975
$19,911         $20,094
Gross Profit..........................         5,984              6,534
 7,351           7,401
Operating Earnings / (Loss)...........          (141)             1,441
 1,705            (413)
Net Earnings / (Loss).................          (197)             1,344
 1,339            (344)
Basic Net Earnings / (Loss) Per
  Share(2)............................       $  (.03)           $   .20
$   .20         $  (.05)
Diluted Net Earnings / (Loss) Per
  Share(2)............................       $  (.03)           $   .20
$   .20         $  (.05)

                                           FIRST QUARTER   SECOND QUARTER
THIRD QUARTER   FOURTH QUARTER
                                           -------------   --------------
-------------   --------------
FISCAL YEAR ENDED MARCH 31, 2000:
Net Revenues(1)..........................      19,522           19,584
19,434          18,632
Gross Profit.............................       8,145            8,147
7,954           7,704
Operating Earnings.......................       1,542            1,511
2,328           2,347
Net Earnings.............................       1,167            1,238
1,691           1,845
Basic Net Earnings Per Share(2)..........     $   .17          $   .18         $
  .25         $   .27
Diluted Net Earnings Per Share(2)........     $   .17          $   .17         $
  .25         $   .27

------------------------

(1) All revenues shown were restated to include additional shipping and handling revenue billed to customers in accordance with FASB EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs," which the Company adopted in the fourth quarter of fiscal 2001. Prior to the Company's adoption of EITF No. 00-10, amounts billed to customers for shipping and handling were netted against the related costs of goods sold. See Note 2 to the consolidated financial statements.

(2) The summation of quarterly per share amounts may not equal the calculation for the full year, as each quarterly calculation is performed discretely.

(3) The results of the first quarter of the fiscal year ended March 31, 2001 have been reduced from the previously reported amount by a $136 net-of-tax charge to earnings for the cumulative effect of certain changes in the Company's revenue recognition policies. See "Accounting Change" in Note 1 to the consolidated financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Minntech Corporation

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of earnings, of stockholders' equity and comprehensive income, and of cash flows present fairly, in all material respects, the financial position of Minntech Corporation and its subsidiaries at March 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 16, 2001

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINNTECH CORPORATION
(Registrant)

By                    /s/ R. JAMES DANEHY
          -------------------------------------------
                        R. James Danehy
             President and Chief Executive Officer

Date: June 29, 2001

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

                  SIGNATURE                                     TITLE
           DATE
                  ---------                                     -----
           ----

             /s/ R. JAMES DANEHY               President, Chief Executive
Officer and   June 28, 2001
    ------------------------------------         Director (Principal Executive
               R. James Danehy                   Officer)

              /s/ WILLIAM HOPE                 Chairman
       June 28, 2001
    ------------------------------------
                William Hope

             /s/ JULES L. FISHER               Vice President Chief Financial
Officer   June 28, 2001
    ------------------------------------         (Principal Financial and
Accounting
               Jules L. Fisher                   Officer)

               /s/ NORMAN DANN                 Director
       June 28, 2001
    ------------------------------------
                 Norman Dann

              /s/ GEORGE HEENAN                Director
       June 28, 2001
    ------------------------------------
                George Heenan

             /s/ AMOS HEILICHER                Director
       June 28, 2001
    ------------------------------------
               Amos Heilicher

            /s/ MALCOLM MCDONALD               Director
       June 28, 2001
    ------------------------------------
              Malcolm McDonald

          /s/ FRED L. SHAPIRO, M.D.            Director
       June 28, 2001
    ------------------------------------
            Fred L. Shapiro, M.D.

                                 EXHIBIT INDEX

EXHIBIT NO.                                       EXHIBIT
        FORM OF FILING
-----------
------------------------------------------------------------
---------------------
         2(a)           Agreement and Plan of Merger, dated as of May 30, 2001,
                          among Cantel Medical Corporation, Canopy Merger
                          Corporation, and the Company(1)
         3(a)           Restated Articles of Incorporation, as amended(2)
         3(b)           Restated Bylaws(3)
         3(c)           Amendment to Bylaws(4)
         4(a)           Form of Specimen Common Stock Certificate(5)
         4(b)           Rights Agreement, dated as of July 1, 1999, between the
                          Company and Wells Fargo Bank Minnesota, N.A. (formerly
                          known as Norwest Bank Minnesota, N.A.)(6)
         4(c)           First Amendment to Rights Agreement, dated as of May 30,
                          2001, between the Company and Wells Fargo Bank
Minnesota,
                          N.A.(7)
        10(a)           1989 Stock Plan, as amended(8)*
        10(b)           Amendment to 1989 Stock Plan effective February 25,
1998(9)*
        10(c)           Amendment to 1989 Stock Plan effective September 30,
                          1998(10)*
        10(d)           Employment Agreement with Barbara A. Wrigley dated
                          September 1, 1996(11)*
        10(e)           1990 Employee Stock Purchase Plan, as amended and
restated,
                          effective June 1, 1998(12)*
        10(f)           Employment Agreement with R. James Danehy dated
                          November 29, 2000(12)*
        10(g)           Management Agreement with R. James Danehy dated
                          November 29, 2000(12)*
        10(h)           Non-Qualified Stock Option Agreement with R. James
Danehy
                          dated November 29, 2000(12)*
        10(i)           Emeritus Director Consulting Plan(13)*
        10(j)           Amendment to Emeritus Director Consulting Plan effective
                          September 26, 1996(14)*
        10(k)           1998 Stock Option Plan, as amended(15)*
        10(l)           Separation and Consulting Agreement with Richard P.
                          Goldhaber dated February 18, 2000(16)*
        10(m)           Separation and Consulting Agreement with Thomas J.
                          McGoldrick dated July 17, 2000(11)*
        10(n)           Amendment to Separation and Consulting Agreement with
                          Thomas J. McGoldrick dated August 1, 2000(11)*
        10(o)           Separation and Consulting Agreement with Daniel H.
Schyma
                          dated July 31, 2000(11)*
        10(p)           Amended and Restated Supplemental Executive Retirement
Plan
                          effective April 1, 2000(11)*
        10(q)           Employment Agreement with Robert W. Johnson dated
                          September 1, 1996, as amended April 1, 1997(11)*
        10(r)           Employment Agreement with Paul E. Helms dated September
1,
                          1996, as amended April 1, 1997(11)*

        10(s)           Employment Agreement with Jules L. Fisher dated
                          December 11, 1996, as amended April 1, 1997(11)*
        10(t)           First Amendment to Supplemental Executive Retirement
Plan
                          effective September 27, 2000(17)*
        10(u)           Employment Agreement with Michael P. Petersen dated May
26,
                          2000(17)*
        10(v)           Second Amendment to 1998 Stock Option Plan effective
                          March 28, 2001*
     Electronic Submission
        10(w)           Amendment to 1990 Employee Stock Purchase Plan effective
                          July 26, 2000(18)*
        10(x)           Amendment to 1990 Employee Stock Purchase Plan effective
                          May 30, 2001*
     Electronic Submission
        21              Subsidiaries of the Registrant(19)
        23              Consent of PricewaterhouseCoopers LLP
     Electronic Submission

------------------------

   * Management contract, compensatory plan or arrangement required to be filed as an exhibit to this Form 10-K.

 (1) Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated May 30, 2001, File No. 0-11278.

 (2) Incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended March 31, 1999, File No. 0-11278.

 (3) Incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-11278.

 (4) Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Registration No. 333-70545.

 (5) Incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 0-11278.

 (6) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on July 12, 1999, File No. 0-11278.

 (7) Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8A/A filed on June 7, 2001, File No. 0-11278.

 (8) Incorporated by reference to Exhibit 10(a) to the Company's Annual Report on Form 10-K for the year-ended March 31, 1997, File No. 0-11278.

 (9) Incorporated by reference to Exhibit 10(b) to the Company's Annual Report on Form 10-K for the year ended March 31, 1998, File No. 0-11278.

 (10) Incorporated by reference to Exhibit 10(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, File No. 0-11278.

 (11) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, File No. 0-11278.

 (12) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 2000, File No. 0-11278.

 (13) Incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 0-11278.

 (14) Incorporated by reference to Exhibit 10(b) filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 0-11278.

 (15) Incorporated by reference to Exhibit 10 to the Company's Registration Statement on Form S-8, Registration No. 333-70545.

 (16) Incorporated by reference to Exhibit 10(l) to the Company's Annual Report on Form 10-K for the year ended March 31, 2000, File No. 0-11278.

 (17) Incorporated by reference to the same-numbered exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-11278.

 (18) Incorporated by reference to Exhibit 10(f) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 0-11278.

 (19) Incorporated by reference to Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended March 31, 1999, File No. 0-11278.

                                                                         ANNEX J

                              CANTEL MEDICAL CORP.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                          (EFFECTIVE DECEMBER 8, 1999)

                            ------------------------

I.  PURPOSE

    The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

    1. Reviewing the financial reports and other financial and related information released by the Corporation to the public, or in certain circumstances governmental bodies;

    2. Reviewing the Corporation's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

    3. Reviewing the Corporation's accounting and financial reporting processes;

    4. Reviewing and appraising with management the performance of the Corporation's independent auditors;

    5. Providing an open avenue of communication between the independent auditors and the Board of Directors.

II. COMPOSITION

    The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have financial management expertise.

    The members of the Committee shall be elected or reappointed by the Board annually for a one year term. A Chairperson shall be appointed by the Board.

III. MEETINGS

    The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Audit Committee are (a) to review and approve the scope of the annual audit to be performed by the Corporation's independent auditors and (b) to review and discuss the results of the audit and the Company's 10-K report, before its filing. In addition, the Committee Chairperson should meet with the independent auditors and senior management periodically to review the Corporation's financial statements, 10-Q report and other relevant interim reports before release and/or filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    DOCUMENTS/REPORTS REVIEW

    1.  Review and update this Charter periodically, as conditions dictate.

    2.  Review and approve the Corporation's Business Conduct policies.

    3. Review the Corporation's annual financial statements and other reports and financial and related information released to the public, or certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

    4. Review with financial management and the independent auditors each quarterly earnings release and 10-Q prior to its filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

    5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

    6. Prepare the minutes of each meeting, distribute to all members of the Board of Directors and provide periodic summary reports to the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

    INDEPENDENT AUDITORS

    7. Review with management and recommend to the Board of Directors the selection of the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships, including non-audit services proposed or performed, the auditors have with the Corporation to determine the auditors' independence.

    8.  Review the fees, expenses and performance of the independent auditors.

    9. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

    FINANCIAL REPORTING PROCESS

    10. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting process, both internal and external.

    11. Review and consider the independent auditors' judgments about the appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    12. Review and consider major changes to the Corporation's accounting principles and practices as proposed by management or the independent auditors.

    PROCESS IMPROVEMENT

    13. Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management's preparation of the financial statements.

    14. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    15. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

    16. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

    ETHICAL AND LEGAL COMPLIANCE

    17. Review the Corporation's operations and determine whether management has established and maintains effective programs and processes to ensure compliance with its Business Conduct policies.

    18. Review management's programs and processes for risk management and protection of the Corporation's assets and business.

    19. Review management's monitoring of the Corporation's compliance with the above programs to ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

    20. Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.

    21. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

    22. Perform any other activities consistent with this Charter, the Corporation's By-laws and government law, as the Committee or the Board deems necessary or appropriate.

                                                                         ANNEX K

                        1997 EMPLOYEE STOCK OPTION PLAN
                                       OF
                            CANTEL INDUSTRIES, INC.

          (As adopted by the Board of Directors as of October 16, 1997 and amended on April 27, 1999 and March 28, 2000)

    1. THE PLAN. This 1997 Employee Stock Option Plan (the "Plan") is intended to encourage ownership of stock of Cantel Industries, Inc. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options, as defined by Section 422 of the Internal Revenue Code ("ISOs"), under the Plan (the "Options") shall be 700,000. Such shares of Stock may be in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") composed of two or more non-employee members of the Board which shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2), the option exercise price (the "Exercise Price") (subject to the provisions of Paragraph 7), the vesting schedule of each option and the other terms of each Option. The Board shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Board of any provisions of the Plan or of any Option granted thereunder shall be final and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder by the Committee.

    4. EMPLOYEES ELIGIBLE FOR OPTIONS. All employees of the Corporation or its subsidiaries shall be eligible for Options. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purpose of the Plan.

    5. TERM OF PLAN. The Plan shall terminate on, and no Options shall be granted after October 15, 2007 provided that the Committee may at any time terminate the Plan prior thereto.

    6. MAXIMUM OPTION GRANT. With respect to an Option granted to an individual that is intended to qualify as an ISO, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which such Option and all other ISOs granted to the individual (whether under this Plan or under any other stock option plan of the Corporation or any of its subsidiaries) are exercisable for the first time during a calendar year may not exceed $100,000.

    7. EXERCISE PRICE. Each Option shall state the Exercise Price, which shall be, in the case of ISOs, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Board and shall be (i) the closing price of the Stock on the date of the granting of the Option as reported by NASDAQ or any quotation reporting organizations, or (ii) if the Stock did not trade on such date, the mean between the high bid and low asked prices.

    8. TERM OF OPTIONS. The term of each Option granted under this Plan shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an ISO granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

    9. EXERCISE OF OPTIONS. An Option may be exercised from time to time as to any part or all of the Stock to which the Optionee shall then be entitled, provided, however, that an Option may not be exercised (a) as to less than 100 shares at any time (or for the remaining shares then purchasable under the Option, if less than 100 shares), (b) prior to the expiration of at least six months from the date of grant except in case of the death or disability of the Optionee and (c) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The Exercise Price shall be paid in full at the time of the exercise of an Option
(i) in cash or (ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

    10. NON-TRANSFERABILITY OF OPTIONS. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative. The Committee shall have discretionary authority to grant Options which will be transferable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option would be subject to all of the same terms and conditions as if such Option had not been transferred.

    11. FORM OF OPTION. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., an ISO) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

    12. TERMINATION OF EMPLOYMENT. In the event that the employment of an Optionee shall be terminated (otherwise by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon an Optionee any right to be continued as an employee of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of an Optionee's employment, provided, however, that a change in an Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or one of its subsidiaries.

    13. DEATH OF OPTIONEE. In the event of the death of an Optionee, any unexercised portion of such Optionee's Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death but not more than ten years (five years in the case of an ISO granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

    14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, splitups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder and the maximum number of shares as to which Options may be granted to an employee shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which shares are converted or exchanged shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

    15. STOCKHOLDER AND STOCK EXCHANGE APPROVAL. This Plan is subject to and no Options shall be exercisable hereunder until after the approval by the holders of a majority of the Stock of the Corporation voting at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

    16. AMENDMENT OF THE PLAN. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the outstanding Stock of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of stockholders owning stock representing a majority of the votes of the corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan (except as provided by Paragraph 14), (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Exercise Price, in the case of ISOs below 100% (110% in the case of an ISO granted to a 10% Holder) of the fair market value of the Stock issuable upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof, (iv) increase the maximum number of shares of Stock for which any employee may be granted Options under the Plan pursuant to Paragraph 6, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) amend the plan in any respect which would cause such options to no longer qualify for ISO treatment pursuant to the Internal Revenue Code. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

    17. TAXES. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

    18. CODE REFERENCES AND DEFINITIONS. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purposes of
Section 422 of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

    Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

    Article Fifteenth of Cantel's Amended Certificate of Incorporation states that no director of Cantel shall be liable to Cantel or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that Article Fifteenth does not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to Cantel or its stockholders, (ii) for acts or omissions not in good faith our which involve intentional misconduct or a knowing violation of law, (iii) under

Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

    Article Thirteenth of Cantel's Amended Certificate of Incorporation states that each director, officer or employee of Cantel and any director, officer or employee of any other company serving as such at the request of Cantel and of which Cantel is a stockholder or creditor, shall be indemnified by Cantel against all loss, cost, liability and expense actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party, or with which he may be threatened, by reason of his being or having been a director, officer or employee of Cantel or such other company, whether or not he continues to serve in such capacity at the time of incurring such expenses.

    The expenses covered by Article Thirteenth include, without limitation, counsel fees and disbursements and amounts of judgments, fines or penalties against such director, officer or employee and amounts payable or paid to Cantel. Article Thirteenth does not entitle any such director, officer or employee to claim indemnity (i) with respect to any matter as to which there has been a final adjudication that he is liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties, or (ii) with respect to any matter the subject of such action, suit or proceeding disposed of otherwise than by adjudication on the merits, unless in relation to such matter such director, officer or employee was not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties.

    Additionally, Article Thirteenth provides that the determination as to the right to indemnity of any director, officer or employee in respect of any settlement in which the existence of willful misfeasance, bad faith, negligence or misconduct in the performance of duties is not established, shall be made by the vote of two-thirds of the members of the board of directors not involved in such action, suit or proceeding if such directors constitute a majority of the board. In the event that a majority of the board of directors is involved in such action, suit or proceeding, Article Thirteenth provides that indemnification shall be made if independent legal counsel gives a written opinion to the effect that the person to be indemnified is not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his duties. Article Thirteenth also provides that the amount of such reimbursement payable by Cantel shall not exceed the costs and expenses such indemnified person would have reasonable incurred if the action, suit or proceeding had been litigated to a final conclusion. Reference is made to the Amended Certificate of Incorporation and Bylaws incorporated by reference into this Registration Statement as Exhibits 3.1 and 3.11.

    Furthermore, if the proposal to amend Cantel's Amended Certificate of Incorporation is approved, Article Thirteenth will be amended to provide that Cantel shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons it has the power to indemnify under Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145. The right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided by the amended Article Thirteenth will not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    Cantel maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws. In addition, Cantel has entered into Indemnification Agreements with each of its directors and certain of its officers which provide for indemnification from liability to the full extent permitted by the DGCL.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling Cantel pursuant to the foregoing provisions, Cantel has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, Cantel has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

    (a) Exhibits.


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger among the Registrant,
Canopy
                        Merger Corp. and Minntech Corporation dated as of May
30,
                        2001 (included in this joint proxy statement/prospectus
as
                        Annex A).

         3.1            Registrant's Restated Certificate of Incorporation dated
                        July 20, 1978 (incorporated herein by reference to Exhibit
                        3(a) to Registrant's 1981 Annual Report on Form 10-K).

         3.2 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on February 16, 1982 (incorporated herein by reference to Exhibit 3(b) to Registrant's 1982 Annual
                        Report on Form 10-K).

         3.3 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on May 4, 1984 (incorporated herein by reference to Exhibit 3(c) to Registrant's Quarterly
Report
                        on Form 10-Q for the quarter ended April 30, 1984).

         3.4 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on August 19, 1986 (incorporated herein by reference to Exhibit 3(d) of Registrant's 1986 Annual
Report
                        on Form 10-K).

         3.5 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on December 12, 1986 (incorporated herein by reference to Exhibit 3(e) of Registrant's 1987 Annual
                        Report on Form 10-K (the "1987 10-K")).

         3.6 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 3, 1987 (incorporated herein by reference to Exhibit 3(f) of Cantel's 1987 10-K).

         3.7            Certificate of Change of Registrant, filed on July 12,
1988
                        (incorporated herein by reference to Exhibit 3(g) of
                        Registrant's 1988 Annual Report on Form 10-K).

         3.8 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 17, 1989 (incorporated hereby by reference to Exhibit 3(h) to Registrant's 1989 Annual
Report
                        on Form 10-K).

         3.9 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on May 10, 1999 (incorporated herein by
                        reference to Exhibit 3(i) to Registrant's 2000 Annual
Report
                        on Form 10-K (the "2000 10-K")).

         3.10 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 5, 2000 (incorporated herein by reference to Exhibit 3(j) to Registrant's 2000 10-K).

         3.11 Registrant's By-Laws adopted June 1, 1976, as amended through the date of this Registration Statement
                        (incorporated herein by reference to Exhibit 3(d) to Registrant's 1985 Annual Report on Form 10-K).

         5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding the legality of the shares of common stock of Registrant being issued in connection with the merger.*

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         9.1            Voting Agreement among Minntech Corporation, Charles M.
                        Diker, Alan J. Hirschfield, James P. Reilly, Bruce
Slovin,
                        Valerie T. Diker, Ann M. Reilly, Trust for Patricia
Helen
                        Diker, Trust for Mark Norman Diker, and Trust for Bruce
                        Daniel Diker dated May 30, 2001 (included in this joint
                        proxy statement/prospectus as Annex B).

        10.1            Agreement between Carsen Group Inc. and Olympus America
                        Inc., dated April 1, 1994 (incorporated by reference to
                        Exhibit 10(g) to Registrant's 1994 Annual Report on
                        Form 10-K).

        10.2 MediVators' 1991 Stock Option and Compensation Plan as amended (incorporated by reference to Exhibit 10P to MediVators' Registration Statement on Form S-3, File
                        No. 33-79764).

        10.3 Stock Option Agreement, dated as of October 17, 1996, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(v) of Registrant's 1996 10-K).

        10.4            Registrant's 1997 Employee Stock Option Plan
(incorporated
                        by reference to Exhibit 10(s) of Registrant's 1997
Annual
                        Report on Form 10-K (the "1997 10-K")).

        10.5            Form of Incentive Stock Option Agreement under
Registrant's
                        1997 Employee Stock Option Plan (incorporated by reference to Exhibit 10(t) of the Registrant's 1997 10-K).

        10.6            First Amendment to Distribution Agreement between
Olympus
                        America Inc. and Carsen Group Inc., dated as of August
26,
                        1997, among Registrant and Olympus America Inc.
                        (incorporated by reference to Exhibit 10(y) of Registrant's
                        1997 10-K).

        10.7 Stock Option Agreement, dated as of October 16, 1997, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(x) of Registrant's 1998 10-K).

        10.8            Form of Non-Plan Stock Option Agreement between the
                        Registrant and Darwin C. Dornbush (incorporated by reference to Exhibit 10(y) of Registrant's 1998 10-K).

        10.9 Stock Option Agreement, dated as of October 5, 1998, between the Registrant and John W. Rowe (incorporated by reference to Exhibit 10(z) of Registrant's 1998 10-K).

        10.10 Employment Agreement, dated as of May 19, 1999, between the
                        Registrant and Roy K. Malkin (incorporated by reference to
                        Exhibit 10(z) of Registrant's 1999 Annual Report on Form
                        10-K (the "1999 10-K")).

        10.11 Employment Agreement, dated as of August 1, 1998, between the Registrant and James P. Reilly (incorporated by reference to Exhibit 10(aa) of Registrant's 1999 10-K).

        10.12           Distributor Agreement dated as of August 1, 1999, among
                        MediVators, Inc. and Olympus America Inc.--Endoscope
                        Division (incorporated by reference to Exhibit 10(ee) of Registrant's 1999 10-K).

        10.13 Stock Option Agreement, dated as of October 30, 1998, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(ff) of Registrant's 1999 10-K).

        10.14 Stock Option Agreement, dated as of March 10, 2000, between the Registrant and John W. Rowe (incorporated by reference to Exhibit 10(gg) of Registrant's 1999 10-K).

        10.15           Second Amendment to Distribution Agreement between
Olympus
                        America Inc. and Carsen Group Inc. dated as of October
6,
                        2000, among Carsen Group Inc. and Olympus America Inc.
                        (incorporated by reference to Exhibit (1) of Registrant's
                        Current Report on Form 8-K dated October 6, 2000 (the
"2000
                        8-K").

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        10.16           Registrant's 1998 Director's Stock Option Plan
(incorporated
                        herein by reference to Exhibit 10(gg) to Registrant's
2000
                        10-K).

        10.17           Form of Quarterly Stock Option Agreement under the
                        Registrant's 1998 Directors Stock Option Plan
(incorporated
                        herein by reference to Exhibit 10(hh) to Registrant's
2000
                        10-K).

        10.18           Form of Annual Stock Option Agreement under the
Registrant's
                        1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10(ii) to Registrant's 2000 10-K).

        10.19 Stock Option Agreement, dated as of October 10, 2000, between the Registrant and Joseph M. Cohen (incorporated herein by reference to Exhibit 10(jj) to Registrant's
                        2000 10-K).

        10.20 Stock Option Agreement, dated as of November 1, 2000, between the Registrant and Joseph L. Harris
(incorporated
                        herein by reference to Exhibit 4.12 of Registrant's Form
S-8
                        filed March 19, 2001).

        10.21 Asset Purchase Agreement dated on of March 16, 1998 by and among Registrant, Chris Lutz Medical, Inc., Christopher
C.
                        Lutz and Bonolyn L. Lutz (incorporated herein by reference to Exhibit 2(a) to Registrant's 1998 10-K)

        10.22           Asset Purchase Agreement between Carsen Group Inc. and
                        Olympus America Inc. dated as of October 6, 2000, among
                        Registrant, Carsen Group Inc. and Olympus America Inc.
                        (incorporated herein by reference to Exhibit (2) of Registrant's 2000 8-K)

        10.23           Commitment Letter, dated May 30, 2001, by and between
Fleet
                        Bank, N.A. and the Registrant (incorporated by reference to
                        Exhibit 10 of Registrant's Form 8-K filed on May 31,
2001).

        10.24           Revolving Credit Loan, Acquisition/Term Loan and F/X
Lind of
                        Credit Loan Agreement, dated as of February 23, 2001, among
                        Registrant, MediVators, Inc., Carsen Group Inc., Summit
                        Bank, Mellon Bank, N.A., Canada Branch, and Mellon Bank,
                        N.A. (incorporated by reference to Exhibit 10(b) to Registrant's Quarterly Report Form 10-Q for the quarter ended January 31, 2001).

        10.25 Employment Agreement, dated as of November 1, 2000, between the Registrant and Joseph Harris, (incorporated by reference to Exhibit 10(a) to Registrant's Quarterly Report Form
10-Q
                        for the quarter ended January 31, 2001).

        13.1 Registrant's 2000 10-K (included in the joint proxy statement/prospectus as Annex G).

        13.2 Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001 (included in the joint proxy statement/prospectus as Annex H).

        21 Subsidiaries of Registrant (incorporated by reference to Registrant's 2000 10-K).

        23.1            Consent of Ernst & Young LLP (independent auditors for
                        Registrant.).

        23.2 Consent of PricewaterhouseCoopers LLP (independent accountants for Minntech Corporation).

        23.3            Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in exhibit 5.1).*

        24              Power of Attorney (included on the signature page of
this
                        registration statement).*

        99.1 Form of proxy for the Special Meeting of Stockholders of Cantel Medical Corp.*

        99.2 Form of proxy for the Special Meeting of Shareholders of Minntech Corporation.*

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        99.3            Fairness Opinion of Dresdner Kleinwort Wasserstein, Inc.
                        (included in this joint proxy statement/prospectus as
Annex
                        C)

        99.4            Consent of Dresdner Kleinwort Wasserstein, Inc.*

        99.5            Fairness Opinion of U.S. Bancorp Piper Jaffray, Inc.
                        (included in this joint proxy statement/ prospectus as Annex
                        D)

        99.6            Consent of U.S. Bancorp Piper Jaffray, Inc.*


    (b) Financial Statement Schedule

       1. Incorporated by reference to the financial statement schedule included in Registrant's 2000 10-K.

------------------------


*   Previously filed


ITEM 22. UNDERTAKINGS.

    (A) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (C) The undersigned Registrant hereby undertakes:

       (1) That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (E) The undersigned Registrant hereby undertakes:

       (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (2) To supply by means of a post-effective amendment all information concerning the merger, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Security Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Falls, State of New Jersey on July 30, 2001.


                                                       CANTEL MEDICAL CORP.

                                                       By:  /s/ JAMES P. REILLY

-----------------------------------------
                                                            James P. Reilly
                                                            PRESIDENT AND CHIEF
EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 30, 2001.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ CHARLES M. DIKER
     -------------------------------------------       Chairman of the Board of
Directors
                  Charles M. Diker

                 /s/ JAMES P. REILLY                   President, Chief
Executive Officer and
     -------------------------------------------         Director (principal
executive officer and
                   James P. Reilly                       principal financial
officer)

                                    *
     -------------------------------------------       Vice President and
Controller
                  Craig A. Sheldon

                                    *
     -------------------------------------------       Director
                 Robert L. Barbanell

                                    *
     -------------------------------------------       Director
                   Joseph M. Cohen

                                    *
     -------------------------------------------       Director
                 Darwin C. Dornbush

                                    *
     -------------------------------------------       Vice Chairman of the
Board of Directors
                 Alan J. Hirschfield

                                    *
     -------------------------------------------       Director
                   Morris W. Offit

                                    *
     -------------------------------------------       Director
                    John W. Rowe

                                    *
     -------------------------------------------       Director
                    Bruce Slovin



*By:                  /s/ CHARLES M. DIKER
             --------------------------------------
                        Charles M. Diker
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger among the Registrant,
Canopy
                        Merger Corp. and Minntech Corporation dated as of May
30,
                        2001 (included in this joint proxy statement/prospectus
as
                        Annex A).

         3.1            Registrant's Restated Certificate of Incorporation dated
                        July 20, 1978 (incorporated herein by reference to Exhibit
                        3(a) to Registrant's 1981 Annual Report on Form 10-K).

         3.2 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on February 16, 1982 (incorporated herein by reference to Exhibit 3(b) to Registrant's 1982 Annual
                        Report on Form 10-K).

         3.3 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on May 4, 1984 (incorporated herein by reference to Exhibit 3(c) to Registrant's Quarterly
Report
                        on Form 10-Q for the quarter ended April 30, 1984).

         3.4 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on August 19, 1986 (incorporated herein by reference to Exhibit 3(d) of Registrant's 1986 Annual
Report
                        on Form 10-K).

         3.5 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on December 12, 1986 (incorporated herein by reference to Exhibit 3(e) of Registrant's 1987 Annual
                        Report on Form 10-K (the "1987 10-K")).

         3.6 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 3, 1987 (incorporated herein by reference to Exhibit 3(f) of Cantel's 1987 10-K).

         3.7            Certificate of Change of Registrant, filed on July 12,
1988
                        (incorporated herein by reference to Exhibit 3(g) of
                        Registrant's 1988 Annual Report on Form 10-K).

         3.8 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 17, 1989 (incorporated hereby by reference to Exhibit 3(h) to Registrant's 1989 Annual
Report
                        on Form 10-K).

         3.9 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on May 10, 1999 (incorporated herein by
                        reference to Exhibit 3(i) to Registrant's 2000 Annual
Report
                        on Form 10-K (the "2000 10-K")).

         3.10 Certificate of Amendment of Certificate of Incorporation of
                        Registrant, filed on April 5, 2000 (incorporated herein by reference to Exhibit 3(j) to Registrant's 2000 10-K).

         3.11 Registrant's By-Laws adopted June 1, 1976, as amended through the date of this Registration Statement
                        (incorporated herein by reference to Exhibit 3(d) to Registrant's 1985 Annual Report on Form 10-K).

         5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding the legality of the shares of common stock of Registrant being issued in connection with the merger.*

         9.1            Voting Agreement among Minntech Corporation, Charles M.
                        Diker, Alan J. Hirschfield, James P. Reilly, Bruce
Slovin,
                        Valerie T. Diker, Ann M. Reilly, Trust for Patricia
Helen
                        Diker, Trust for Mark Norman Diker, and Trust for Bruce
                        Daniel Diker dated May 30, 2001 (included in this joint proxy statement/prospectus as Annex B).

        10.1            Agreement between Carsen Group Inc. and Olympus America
                        Inc., dated April 1, 1994 (incorporated by reference to
                        Exhibit 10(g) to Registrant's 1994 Annual Report on
                        Form 10-K).

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        10.2            MediVators' 1991 Stock Option and Compensation Plan as
                        amended (incorporated by reference to Exhibit 10P to
                        MediVators' Registration Statement on Form S-3, File
                        No. 33-79764).

        10.3 Stock Option Agreement, dated as of October 17, 1996, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(v) of Registrant's 1996 10-K).

        10.4            Registrant's 1997 Employee Stock Option Plan
(incorporated
                        by reference to Exhibit 10(s) of Registrant's 1997
Annual
                        Report on Form 10-K (the "1997 10-K")).

        10.5            Form of Incentive Stock Option Agreement under
Registrant's
                        1997 Employee Stock Option Plan (incorporated by reference to Exhibit 10(t) of the Registrant's 1997 10-K).

        10.6            First Amendment to Distribution Agreement between
Olympus
                        America Inc. and Carsen Group Inc., dated as of August
26,
                        1997, among Registrant and Olympus America Inc.
                        (incorporated by reference to Exhibit 10(y) of Registrant's
                        1997 10-K).

        10.7 Stock Option Agreement, dated as of October 16, 1997, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(x) of Registrant's 1998 10-K).

        10.8            Form of Non-Plan Stock Option Agreement between the
                        Registrant and Darwin C. Dornbush (incorporated by reference to Exhibit 10(y) of Registrant's 1998 10-K).

        10.9 Stock Option Agreement, dated as of October 5, 1998, between the Registrant and John W. Rowe (incorporated by reference to Exhibit 10(z) of Registrant's 1998 10-K).

        10.10 Employment Agreement, dated as of May 19, 1999, between the
                        Registrant and Roy K. Malkin (incorporated by reference to
                        Exhibit 10(z) of Registrant's 1999 Annual Report on Form
                        10-K (the "1999 10-K")).

        10.11 Employment Agreement, dated as of August 1, 1998, between the Registrant and James P. Reilly (incorporated by reference to Exhibit 10(aa) of Registrant's 1999 10-K).

        10.12           Distributor Agreement dated as of August 1, 1999, among
                        MediVators, Inc. and Olympus America Inc.--Endoscope
                        Division (incorporated by reference to Exhibit 10(ee) of Registrant's 1999 10-K).

        10.13 Stock Option Agreement, dated as of October 30, 1998, between the Registrant and Charles M. Diker
(incorporated by
                        reference to Exhibit 10(ff) of Registrant's 1999 10-K).

        10.14 Stock Option Agreement, dated as of March 10, 2000, between the Registrant and John W. Rowe (incorporated by reference to Exhibit 10(gg) of Registrant's 1999 10-K).

        10.15           Second Amendment to Distribution Agreement between
Olympus
                        America Inc. and Carsen Group Inc. dated as of October
6,
                        2000, among Carsen Group Inc. and Olympus America Inc.
                        (incorporated by reference to Exhibit (1) of Registrant's
                        Current Report on Form 8-K dated October 6, 2000 (the
"2000
                        8-K").

        10.16           Registrant's 1998 Director's Stock Option Plan
(incorporated
                        herein by reference to Exhibit 10(gg) to Registrant's
2000
                        10-K).

        10.17           Form of Quarterly Stock Option Agreement under the
                        Registrant's 1998 Directors Stock Option Plan
(incorporated
                        herein by reference to Exhibit 10(hh) to Registrant's
2000
                        10-K).

        10.18           Form of Annual Stock Option Agreement under the
Registrant's
                        1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10(ii) to Registrant's 2000 10-K).

        10.19 Stock Option Agreement, dated as of October 10, 2000, between the Registrant and Joseph M. Cohen (incorporated herein by reference to Exhibit 10(jj) to Registrant's
                        2000 10-K).

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        10.20           Stock Option Agreement, dated as of November 1, 2000,
                        between the Registrant and Joseph L. Harris
(incorporated
                        herein by reference to Exhibit 4.12 of Registrant's Form
S-8
                        filed March 19, 2001).

        10.21 Asset Purchase Agreement dated on of March 16, 1998 by and among Registrant, Chris Lutz Medical, Inc., Christopher
C.
                        Lutz and Bonolyn L. Lutz (incorporated herein by reference to Exhibit 2(a) to Registrant's 1998 10-K)

        10.22           Asset Purchase Agreement between Carsen Group Inc. and
                        Olympus America Inc. dated as of October 6, 2000, among
                        Registrant, Carsen Group Inc. and Olympus America Inc.
                        (incorporated herein by reference to Exhibit (2) of Registrant's 2000 8-K)

        10.23           Commitment Letter, dated May 30, 2001, by and between
Fleet
                        Bank, N.A. and the Registrant (incorporated by reference to
                        Exhibit 10 of Registrant's Form 8-K filed on May 31,
2001).

        10.24           Revolving Credit Loan, Acquisition/Term Loan and F/X
Lind of
                        Credit Loan Agreement, dated as of February 23, 2001, among
                        Registrant, MediVators, Inc., Carsen Group Inc., Summit
                        Bank, Mellon Bank, N.A., Canada Branch, and Mellon Bank,
                        N.A. (incorporated by reference to Exhibit 10(b) to Registrant's Quarterly Report Form 10-Q for the quarter ended January 31, 2001).

        10.25 Employment Agreement, dated as of November 1, 2000, between the Registrant and Joseph Harris, (incorporated by reference to Exhibit 10(a) to Registrant's Quarterly Report Form
10-Q
                        for the quarter ended January 31, 2001).

        13.1 Registrant's 2000 10-K (included in the joint proxy statement/prospectus as Annex G).

        13.2 Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001 (included in the joint proxy statement/prospectus as Annex H).

        21 Subsidiaries of Registrant (incorporated by reference to Registrant's 2000 10-K).

        23.1            Consent of Ernst & Young LLP (independent auditors for
                        Registrant.).

        23.2 Consent of PricewaterhouseCoopers LLP (independent accountants for Minntech Corporation).

        23.3            Consent of Fried, Frank, Harris, Shriver & Jacobson
                        (included in exhibit 5.1).*

        24              Power of Attorney (included on the signature page of
this
                        registration statement).*

        99.1 Form of proxy for the Special Meeting of Stockholders of Cantel Medical Corp.*

        99.2 Form of proxy for the Special Meeting of Shareholders of Minntech Corporation.*

        99.3            Fairness Opinion of Dresdner Kleinwort Wasserstein, Inc.
                        (included in this joint proxy statement/prospectus as Annex
                        C)

        99.4            Consent of Dresdner Kleinwort Wasserstein, Inc.*

        99.5            Fairness Opinion of U.S. Bancorp Piper Jaffray, Inc.
                        (included in this joint proxy statement/ prospectus as Annex
                        D)

        99.6            Consent of U.S. Bancorp Piper Jaffray, Inc.*


------------------------


*   Previously filed